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INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. 1)

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Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12

QUINPARIO ACQUISITION CORP. 2
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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PRELIMINARY PROXY STATEMENT—SUBJECT TO COMPLETION
DATED MAY 5, 2017

QUINPARIO ACQUISITION CORP. 2
12935 N. Forty Drive
Suite 201
St. Louis, Missouri 63141

Dear Quinpario Acquisition Corp. 2 Stockholders:

        You are cordially invited to attend the 2017 annual meeting of the stockholders of Quinpario Acquisition Corp. 2 ("Quinpario" or the "Company") at            , Eastern time, on             , 2017, at            (the "Annual Meeting").

        At the Annual Meeting, you will be asked to consider and vote upon a proposal (the "Business Combination Proposal") to approve a business combination agreement (the "Business Combination Agreement") for the acquisition by us of Novitex Holdings, Inc. ("Novitex") and of SourceHOV Holdings, Inc. ("SourceHOV"). Pursuant to the Business Combination Agreement, (i) a wholly owned subsidiary of the Company will merge with and into Novitex, with Novitex surviving the merger, as a result of which Novitex's equity holders will be entitled to receive 30,600,000 shares of Quinpario Common Stock at the closing, and (ii) a wholly owned subsidiary of the Company will merge with and into SourceHOV, with SourceHOV surviving the merger, as a result of which SourceHOV's equity holders will be entitled to receive 80,600,000 shares of Quinpario Common Stock at the closing. As further discussed in the accompanying proxy statement, in connection with the Business Combination, the cash held in our Trust Account, the anticipated proceeds from the sale of shares of newly issued securities of Quinpario, which may consist of or be convertible into Quinpario Common Stock, in a private placement (the "PIPE Investment") and the proceeds of our debt financing will be used to refinance the existing debt of SourceHOV and Novitex, to pay fees and expenses related to the transaction and for general corporate purposes. We refer to the transactions contemplated by the Business Combination Agreement and the anticipated financing transactions collectively herein as the "Business Combination." A copy of the Business Combination Agreement is attached to the accompanying proxy statement as Annex A.

        It is a condition to closing under the Business Combination Agreement that the sum of (a) the amount in our Trust Account at closing and (b) the proceeds of the PIPE Investment be at least $275.0 million. As of February 28, 2017, there was approximately $201.0 million remaining in our Trust Account, and we anticipate raising a minimum of an additional $74.0 million in the PIPE Investment. Pursuant to the terms of our certificate of incorporation, holders of Quinpario Common Stock will have the right to redeem their shares for their pro rata portion of the Trust Account in connection with the completion of the Business Combination. Each redemption of shares of Quinpario Common Stock by our public stockholders will decrease the amount in our Trust Account, requiring us to raise additional PIPE Investment to meet the $275.0 million minimum condition. In no event, however, will we consummate an initial business combination if such transaction would cause our net tangible assets to be less than $5,000,001.

        Assuming that no Quinpario stockholders exercise their redemption rights and we issue exactly 7,400,000 shares of Quinpario Common Stock (or securities which may consist of or be convertible into 7,400,000 shares of Quinpario Common Stock) in the PIPE Investment, it is anticipated that, upon the closing of the Business Combination, the former equity holders of SourceHOV will own approximately 55.9%, the former equity holders of Novitex will own approximately 21.2%, current Quinpario stockholders (other than the Founders) will own approximately 13.9%, investors in the PIPE Investment will own approximately 5.1% and the Founders will own approximately 3.9% of the issued and outstanding shares of capital stock of the combined company.

        In addition to the Business Combination Proposal, you will also be asked to consider and vote upon proposals (a) to approve, for purposes of complying with applicable listing rules of The Nasdaq Stock Market ("Nasdaq"), the issuance of more than 20% of the issued and outstanding shares of

Quinpario Common Stock pursuant to the Business Combination and the PIPE Investment (the "Nasdaq Proposal"), (b) to approve and adopt five separate amendments to the Company's current certificate of incorporation to (i) increase the Company's authorized capital stock (the "Authorized Capital Stock Proposal"), (ii) provide that certain provisions of the certificate of incorporation of the Company are subject to the Director Nomination Agreements, (iii) change the Company's corporate name from "Quinpario Acquisition Corp. 2" to "Exela Technologies, Inc.", (iv) provide that certain transactions are not "corporate opportunities" and that certain persons, including the Sellers and their affiliates, are not subject to the doctrine of corporate opportunity (the "Corporate Opportunity Proposal") and (v) provide for certain additional changes our board of directors believes are necessary to adequately address the post-Business Combination needs of the Company (collectively, the "Certificate Proposals"), (c) to elect directors to serve on our board of directors (the "Director Election Proposal"), (d) to approve and adopt the 2017 Stock Incentive Plan, a copy of which is attached to the accompanying proxy statement as Annex     (the "Incentive Plan Proposal"), and (e) to adjourn the Annual Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Annual Meeting, there are not sufficient votes to approve the Business Combination Proposal, the Nasdaq Proposal and the Certificate Proposals. A copy of our proposed second amended and restated certificate of incorporation, assuming the Certificate Proposals are adopted, is attached to the accompanying proxy statement as Annex B. Upon consummation of the Business Combination, we will also adopt the amended and restated bylaws, attached to the accompany proxy statement as Annex C.

        Each of these proposals is more fully described in the accompanying proxy statement which each stockholder is encouraged to review carefully.

        APPROVAL OF THE BUSINESS COMBINATION, THE NASDAQ PROPOSAL, THE AUTHORIZED CAPITAL STOCK PROPOSAL AND THE CORPORATE OPPORTUNITY PROPOSAL ARE CONDITIONS TO CLOSING THE BUSINESS COMBINATION. THE BUSINESS COMBINATION WILL NOT BE CONSUMMATED UNLESS WE RECEIVE THE APPROVAL OF OUR STOCKHOLDERS FOR THESE PROPOSALS (OTHER THAN THE CORPORATE OPPORTUNITY PROPOSAL, WHICH MAY BE WAIVED AS A CONDITION BY THE PARTIES TO THE BUSINESS COMBINATION AGREEMENT IF NOT APPROVED).

        Our common stock, par value $0.0001 per share (the "Quinpario Common Stock"), units and warrants are currently listed on Nasdaq under the symbols "QPAC," "QPACU" and "QPACW," respectively. We have applied to continue the listing of our common stock on Nasdaq under the symbol "XELA" upon the closing of the Business Combination. Following the closing, we expect that our warrants will trade on Nasdaq under the symbol "XELAW"; our units may continue to trade on Nasdaq under the symbol "XELAU" or may be separated into the component securities and no longer trade as a separate security.

        Pursuant to our current certificate of incorporation, in connection with seeking approval of the Business Combination Proposal, we are providing our public stockholders with the opportunity to redeem their shares of Quinpario Common Stock for cash equal to their pro rata share of the aggregate amount on deposit in the Trust Account which holds the remaining proceeds of our initial public offering (our "IPO") as of two business days prior to the consummation of the Business Combination (less taxes payable and any accrued interest that we may withdraw for working capital) upon the consummation of the Business Combination. For illustrative purposes, based on funds in the Trust Account of approximately $201.0 million on February 28, 2017, the estimated per share redemption price would have been approximately $10.00. Public stockholders may elect to redeem their shares even if they vote for the Business Combination Proposal. Our current certificate of incorporation provides that a public stockholder, together with any of his, her or its affiliates or any other person with whom it is acting in concert or as a "group" (as defined under Section 13 of the Exchange Act), will be restricted from redeeming his, her or its shares with respect to more than an aggregate of 15% of the public shares. Holders of our outstanding public warrants do not have redemption rights in connection with the Business Combination. The holders of shares of Quinpario Common Stock issued prior to our IPO (the "Founder Shares") have agreed to waive their redemption rights with respect to their Founder Shares and any other shares they may hold in connection with the consummation of the Business Combination, and the Founder Shares will be excluded from the pro rata calculation used to determine the per-share redemption price. Currently, Quinpario Partners 2, LLC (our "Sponsor"), certain of its affiliates, a former partner of its affiliates, and our independent directors and officers own approximately 30.3% of the issued and outstanding shares of Quinpario Common Stock, consisting of all of the Founder Shares. Our Sponsor and other Founders have agreed to vote any shares of Quinpario Common Stock owned by them in favor of the Business Combination Proposal.

        We are providing this proxy statement and accompanying proxy card to our stockholders in connection with the solicitation of proxies to be voted at the Annual Meeting and at any adjournments or postponements of the Annual Meeting. Whether or not you plan to attend the Annual Meeting, we urge you to read this proxy statement (and any documents incorporated into this proxy statement by reference) carefully. Please pay particular attention to the section entitled "Risk Factors."

        After careful consideration, our board of directors has unanimously approved and adopted the Business Combination Agreement and unanimously recommends that our stockholders vote FOR all of the proposals presented to our stockholders. When you consider the board recommendation of these proposals, you should keep in mind that our directors and officers have interests in the Business Combination that may conflict with your interests as a stockholder. See the section entitled "Proposal No. 1—Approval of the Business Combination—Certain Interests of Quinpario's Directors and Officers and Others in the Business Combination."

        Approval of each of the Business Combination Proposal and the Adjournment Proposal requires the affirmative vote of holders of a majority of the outstanding shares of Quinpario Common Stock that are present and entitled to vote at the Annual Meeting. Approval of each of the Nasdaq Proposal and the Incentive Plan Proposal requires the affirmative vote of holders of a majority of the outstanding shares of Quinpario Common Stock that are present and entitled to vote and actually cast a vote thereon at the Annual Meeting. Approval of each of the Certificate Proposals requires the affirmative vote of holders of a majority of the outstanding shares of Quinpario Common Stock. Approval of the Director Election Proposal requires the affirmative vote of the holders of a plurality of the shares of Quinpario Common Stock represented in person or by proxy and entitled to vote thereon at the Annual Meeting. Our board of directors has already approved the Business Combination, the Nasdaq Proposal, each of the Certificate Proposals, the adoption of the 2017 Stock Incentive Plan, the nomination of the individuals to be elected to the board of directors in connection with the Director Election Proposal, and the other transactions contemplated by the foregoing.

        Your vote is very important. If you are a registered stockholder, please vote your shares as soon as possible using one of the following methods to ensure that your vote is counted, regardless of whether you expect to attend the Annual Meeting in person: (1) call the toll-free number specified on the enclosed proxy card and follow the instructions when prompted, (2) access the Internet website specified on the enclosed proxy card and follow the instructions provided to you, or (3) complete, sign, date and return the enclosed proxy card in the postage-paid envelope provided. If you hold your shares in "street name" through a bank, broker or other nominee, you will need to follow the instructions provided to you by your bank, broker or other nominee to ensure that your shares are represented and voted at the Annual Meeting. A failure to vote your shares is the equivalent of a vote "AGAINST" the Certificate Proposals but, assuming a quorum is otherwise validly established, will have no effect on the other proposals to be considered at the Annual Meeting. Unless waived by the parties to the Business Combination Agreement, the closing of the Business Combination is conditioned upon the adoption and approval of the Business Combination Proposal, the Nasdaq Proposal, the Authorized Capital Stock Proposal and the Corporate Opportunity Proposal.

        If you sign, date and return your proxy card without indicating how you wish to vote, your proxy will be voted in favor of each of the proposals presented at the Annual Meeting. If you fail to return your proxy card or fail to submit your proxy by telephone or over the internet, or fail to instruct your bank, broker or other nominee how to vote, and do not attend the Annual Meeting in person, the effect will be that your shares will not be counted for purposes of determining whether a quorum is present at the Annual Meeting and, if a quorum is present, will have the same effect as a vote against each of the Certificate Proposals but will have no effect on the other proposals. If you are a stockholder of record and you attend the Annual Meeting and wish to vote in person, you may withdraw your proxy and vote in person.

        TO EXERCISE YOUR REDEMPTION RIGHTS, YOU MUST (A) AFFIRMATIVELY VOTE EITHER FOR OR AGAINST THE BUSINESS COMBINATION PROPOSAL, (B) DEMAND THAT QUINPARIO REDEEM YOUR SHARES FOR A PRO RATA PORTION OF THE FUNDS HELD IN THE TRUST ACCOUNT NO LATER THAN THE CLOSE OF THE VOTE ON THE BUSINESS COMBINATION PROPOSAL AT THE ANNUAL MEETING, AND (C) TENDER YOUR SHARES TO QUINPARIO'S TRANSFER AGENT PRIOR TO THE VOTE AT SUCH MEETING. YOU MAY TENDER YOUR SHARES BY EITHER DELIVERING YOUR SHARE CERTIFICATE TO THE TRANSFER AGENT OR BY DELIVERING YOUR SHARES ELECTRONICALLY USING THE DEPOSITORY TRUST COMPANY'S DWAC (DEPOSIT WITHDRAWAL AT CUSTODIAN) SYSTEM. IF THE BUSINESS COMBINATION IS NOT COMPLETED, THEN THESE SHARES WILL NOT BE REDEEMED. IF YOU HOLD THE SHARES IN STREET NAME, YOU WILL NEED TO INSTRUCT THE ACCOUNT EXECUTIVE AT YOUR BANK OR BROKER TO WITHDRAW THE SHARES FROM YOUR ACCOUNT IN ORDER TO EXERCISE YOUR REDEMPTION RIGHTS.

        On behalf of our board of directors, I thank you for your support and look forward to the successful completion of the Business Combination.

Sincerely,
, 2017	D. John Srivisal President and Chief Executive Officer

        This proxy statement is dated                  , 2017, and is first being mailed to stockholders of the Company on or about                  , 2017.

        NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES REGULATORY AGENCY HAS APPROVED OR DISAPPROVED THE TRANSACTIONS DESCRIBED IN THIS PROXY STATEMENT OR ANY OF THE SECURITIES TO BE ISSUED IN THE BUSINESS COMBINATION, PASSED UPON THE MERITS OR FAIRNESS OF THE BUSINESS COMBINATION OR RELATED TRANSACTIONS OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THIS PROXY STATEMENT. ANY REPRESENTATION TO THE CONTRARY CONSTITUTES A CRIMINAL OFFENSE.

QUINPARIO ACQUISITION CORP. 2
12935 N. Forty Drive
Suite 201
St. Louis, Missouri 63141

NOTICE OF 2017 ANNUAL MEETING
OF STOCKHOLDERS OF QUINPARIO ACQUISITION CORP. 2

To Be Held On            , 2017

To the Stockholders of Quinpario Acquisition Corp. 2:

        NOTICE IS HEREBY GIVEN that the 2017 annual meeting of the stockholders (the "Annual Meeting") of Quinpario Acquisition Corp. 2, a Delaware corporation ("Quinpario" or the "Company"), will be held at            , Eastern time, on            , 2017, at the offices of Kirkland & Ellis LLP, located at 601 Lexington Avenue, New York, New York 10022. You are cordially invited to attend the Annual Meeting for the following purposes:

          (1)   The Business Combination Proposal—to consider and vote upon a proposal to approve and adopt the Business Combination Agreement, dated as of February 21, 2017, as it may be amended, by and among the Company, SourceHOV Merger Sub, Novitex Merger Sub, SourceHOV, Novitex and the Sellers (the "Business Combination Proposal");

          (2)   The Nasdaq Proposal—To consider and vote upon a proposal to approve, for purposes of complying with applicable Nasdaq listing rules, the issuance of more than 20% of the issued and outstanding shares of Quinpario Common Stock in connection with the Business Combination and the PIPE Investment (the "Nasdaq Proposal");

          (3)   The Certificate Proposals—to consider and vote upon five separate proposals to amend our current certificate of incorporation to (collectively, the "Certificate Proposals"):

    •
    increase the Company's authorized capital stock (the "Authorized Capital Stock Proposal");

    •
    provide that certain provisions of the certificate of incorporation of the Company are subject to the Director Nomination Agreements;

    •
    change the Company's corporate name from "Quinpario Acquisition Corp. 2" to "Exela Technologies, Inc.";

    •
    provide that certain transactions are not "corporate opportunities" and that certain persons, including the Sellers and their affiliates, are not subject to the doctrine of corporate opportunity (the "Corporate Opportunity Proposal"); and

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    provide for certain additional changes our board of directors believes are necessary to adequately address the post-Business Combination needs of the Company;

          (4)   The Director Election Proposal—to consider and vote upon a proposal to elect (i) two Class A directors, to serve on the board of directors until the 2018 annual meeting of stockholders, (ii) two Class B directors, to serve on the board of directors until the 2019 annual meeting of stockholders, and (iii) three Class C directors, to serve on the board of directors until the 2020 annual meeting of stockholders, and until their respective successors are duly elected and qualified (the "Director Election Proposal");

          (5)   The Incentive Plan Proposal—to consider and vote upon a proposal to approve and adopt the 2017 Stock Incentive Plan (the "Incentive Plan Proposal");

          (6)   The Adjournment Proposal—to consider and vote upon a proposal to adjourn the Annual Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Annual Meeting, there are not sufficient votes to approve one or more proposals presented to stockholders for vote (the "Adjournment Proposal"); and

          (7)   to consider and transact such other procedural matters as may properly come before the Annual Meeting or any adjournment or postponement thereof.

        Only holders of record of Quinpario Common Stock at the close of business on            , 2017 are entitled to notice of the Annual Meeting and to vote at the Annual Meeting and any adjournments or postponements of the Annual Meeting. A complete list of our stockholders of record entitled to vote at the Annual Meeting will be available for ten days before the Annual Meeting at our principal executive offices for inspection by stockholders during ordinary business hours for any purpose germane to the Annual Meeting.

        Pursuant to our amended and restated certificate of incorporation, we will provide our public stockholders with the opportunity to redeem their shares of Quinpario Common Stock for cash equal to their pro rata share of the aggregate amount on deposit in the Trust Account which holds the remaining proceeds of our IPO as of two business days prior to the consummation of the transactions contemplated by the Business Combination Agreement (less taxes payable and any accrued interest that we may withdraw for working capital) upon the closing of the transactions contemplated by the Business Combination Agreement. For illustrative purposes, based on funds in the Trust Account of approximately $201.0 million on February 28, 2017, the estimated per share redemption price would have been approximately $10.00. Public stockholders may elect to redeem their shares even if they vote for the Business Combination Proposal. Our current certificate of incorporation provides that a public stockholder, together with any of his, her or its affiliates or any other person with whom it is acting in concert or as a "group" (as defined under Section 13 of the Exchange Act), will be restricted from redeeming his, her or its shares with respect to more than an aggregate of 15% of the public shares. The holders of the Founder Shares have agreed to waive their redemption rights with respect to their Founder Shares and any other shares they may hold in connection with the consummation of the Business Combination, and the Founder Shares will be excluded from the pro rata calculation used to determine the per-share redemption price. Currently, Quinpario Partners 2, LLC, which we refer to as our "Sponsor," certain of its affiliates and a former partner of its affiliates and our independent directors and officers own approximately 30.3% of the issued and outstanding shares of Quinpario Common Stock, consisting of all of the Founder Shares. Our Sponsor and other Founders have agreed to vote any shares of Quinpario Common Stock owned by them in favor of the Business Combination Proposal.

        The transactions contemplated by the Business Combination Agreement will be consummated only if a majority of the outstanding shares of Quinpario Common Stock present and entitled to vote at the Annual Meeting are voted in favor of the Business Combination Proposal and the Nasdaq Proposal, the Authorized Capital Stock Proposal and the Corporate Opportunity Proposal are approved.

        Approval of each of the Business Combination Proposal and the Adjournment Proposal requires the affirmative vote of holders of a majority of the outstanding shares of Quinpario Common Stock that are present and entitled to vote at the Annual Meeting. Approval of each of the Nasdaq Proposal and the Incentive Plan Proposal requires the affirmative vote of holders of a majority of the outstanding shares of Quinpario Common Stock that are present and entitled to vote and actually cast a vote thereon at the Annual Meeting. Approval of each of the Certificate Proposals requires the affirmative vote of holders of a majority of the outstanding shares of Quinpario Common Stock. Approval of the Director Election Proposal requires the affirmative vote of the holders of a plurality of the shares of Quinpario Common Stock represented in person or by proxy and entitled to vote thereon at the Annual Meeting.

        It is a condition to closing under the Business Combination Agreement that the sum of (a) the amount in our Trust Account at closing and (b) the proceeds of the PIPE Investment be at least $275.0 million. As of February 28, 2017, there was approximately $201.0 million remaining in our Trust Account, and we anticipate raising a minimum of an additional $74.0 million in the PIPE Investment. Pursuant to the terms of our certificate of incorporation, holders of Quinpario Common Stock will have the right to redeem their shares for their pro rata portion of the Trust Account in connection with the completion of the Business Combination. Each redemption of shares of Quinpario Common Stock by our public stockholders will decrease the amount in our Trust Account, requiring us to raise additional PIPE Investment to meet the $275.0 million minimum condition. In no event, however, will we consummate an initial business combination if such transaction would cause our net tangible assets to be less than $5,000,001.

        Your attention is directed to the proxy statement accompanying this notice (including the annexes thereto) for a more complete description of the proposed business combination and related transactions and each of our proposals. We encourage you to read this proxy statement carefully. If you have any questions or need assistance voting your shares, please call us at (314) 548-6200.

By Order of the Board of Directors,
, 2017	D. John Srivisal President and Chief Executive Officer

Page
SUMMARY TERM SHEET	1
FREQUENTLY USED TERMS	6
TRADEMARKS, TRADE NAMES AND SERVICE MARKS	7
QUESTIONS AND ANSWERS ABOUT THE PROPOSALS FOR STOCKHOLDERS	8
SUMMARY OF THE PROXY STATEMENT	20
SELECTED HISTORICAL FINANCIAL INFORMATION OF QUINPARIO	40
SELECTED HISTORICAL FINANCIAL INFORMATION OF SOURCEHOV	41
SELECTED HISTORICAL FINANCIAL INFORMATION OF NOVITEX	45
SELECTED UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION	48
COMPARATIVE SHARE INFORMATION	50
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	51
RISK FACTORS	53
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION	95
2017 ANNUAL MEETING OF QUINPARIO STOCKHOLDERS	109
PROPOSAL NO. 1—APPROVAL OF THE BUSINESS COMBINATION	115
Vote Required for Approval	115
The Business Combination Agreement	115
The Registration Rights Agreement	138
The Director Nomination Agreements	138
The Forfeiture Agreement	139
Background of the Business Combination	139
Quinpario's Board of Directors' Reasons for the Approval of the Business Combination	148
Certain Interests of Quinpario's Directors and Officers and Others in the Business Combination	156
PIPE Investment	157
Debt Financing	157
Board of Directors of Quinpario Following the Business Combination	159
The Certificate Proposals; Bylaws	159
Name	160
Redemption Rights	160
Potential Purchases of Public Shares	160
Appraisal Rights	161
Accounting Treatment	161
Material U.S. Federal Income Tax Considerations for Stockholders Exercising Redemption Rights	161
Regulatory Matters	166
Recommendation of the Board of Directors	166
PROPOSAL NO. 2—APPROVAL OF THE ISSUANCE OF MORE THAN 20% OF THE ISSUED AND OUTSTANDING SHARES OF QUINPARIO COMMON STOCK PURSUANT TO THE BUSINESS COMBINATION AND THE PIPE INVESTMENT	167
Why the Company Needs Stockholder Approval	167
Effect of Proposal on Current Stockholders	167
Vote Required for Approval	168
Recommendation of the Board of Directors	168
PROPOSAL NO. 3—APPROVAL OF THE AMENDMENTS TO CURRENT CERTIFICATE OF INCORPORATION TO AUTHORIZE ADDITIONAL SHARES OF CAPITAL STOCK	169
Reasons for the Amendments	169
Comparison of Current Certificate of Incorporation to Proposed Certificate of Incorporation	169

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Page
Vote Required for Approval	170
Recommendation of the Board of Directors	170
PROPOSAL NO. 4—APPROVAL OF THE AMENDMENTS TO CURRENT CERTIFICATE OF INCORPORATION TO PROVIDE THAT CERTAIN PROVISIONS OF THE CERTIFICATE OF INCORPORATION ARE SUBJECT TO THE DIRECTOR NOMINATION AGREEMENTS	171
Reasons for the Amendments	172
Comparison of Current Certificate of Incorporation to Proposed Certificate of Incorporation	172
Vote Required for Approval	173
Recommendation of the Board of Directors	173
PROPOSAL NO. 5—APPROVAL OF THE AMENDMENT TO THE CURRENT CERTIFICATE OF INCORPORATION TO CHANGE THE NAME OF THE COMPANY	174
Reasons for the Amendments	174
Comparison of Current Certificate of Incorporation to Proposed Certificate of Incorporation	174
Vote Required for Approval	174
Recommendation of the Board of Directors	174
PROPOSAL NO. 6—APPROVAL OF AMENDMENTS TO THE CURRENT CERTIFICATE OF INCORPORATION TO PROVIDE THAT CERTAIN TRANSACTIONS ARE NOT 'CORPORATE OPPORTUNITIES'	175
Reasons for the Amendments	175
Comparison of Current Certificate of Incorporation to Proposed Certificate of Incorporation	175
Vote Required for Approval	178
Recommendation of the Board of Directors	178
PROPOSAL NO. 7—APPROVAL OF ADDITIONAL AMENDMENTS TO CURRENT CERTIFICATE OF INCORPORATION IN CONNECTION WITH THE BUSINESS COMBINATION	179
Reasons for the Amendments	179
Comparison of Current Certificate of Incorporation to Proposed Certificate of Incorporation	180
Vote Required for Approval	189
Recommendation of the Board of Directors	189
PROPOSAL NO. 8—ELECTION OF DIRECTORS TO THE BOARD	190
Overview	190
Vote Required for Approval	190
Recommendation of the Board of Directors	190
PROPOSAL NO. 9—APPROVAL AND ADOPTION OF THE 2017 STOCK INCENTIVE PLAN	191
Alignment of the 2017 Stock Incentive Plan with the Interests of the Company and Stockholders	191
Introduction	193
Certain U.S. Federal Income Tax Consequences	199
New Plan Benefits	200
Vote Required for Approval	201
Recommendation of the Board of Directors	201
PROPOSAL NO. 10—THE ADJOURNMENT PROPOSAL	202
Consequences if the Adjournment Proposal is Not Approved	202
Required Vote	202
Recommendation of the Board of Directors	202
INFORMATION ABOUT QUINPARIO	203
QUINPARIO MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	218
INFORMATION ABOUT SOURCEHOV	222

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SUMMARY TERM SHEET

        This Summary Term Sheet, together with the sections entitled "Questions and Answers About the Proposals for Stockholders" and "Summary of the Proxy Statement," summarize certain information contained in this proxy statement, but do not contain all of the information that is important to you. You should read carefully this entire proxy statement, including the attached annexes, for a more complete understanding of the matters to be considered at the Annual Meeting. In addition, for definitions of terms commonly used throughout this proxy statement, including this Summary Term Sheet, see the section entitled "Frequently Used Terms."

  •
  Quinpario is a blank check company formed on July 15, 2014 for the purpose of entering into a merger, stock exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities. There currently are 28,848,601 shares of Quinpario Common Stock issued and outstanding, consisting of 20,098,601 shares originally sold as part of units in Quinpario's IPO (excluding 14,901,399 shares previously redeemed by public stockholders) and 8,750,000 Founder Shares that were issued to the Sponsor prior to Quinpario's IPO (which excludes 1,312,500 shares that were forfeited by the Sponsor after Quinpario's IPO), of which 495,090 shares were subsequently transferred to Quinpario's independent directors and to a former partner of Quinpario Partners. Certain of the Founder Shares are subject to a Forfeiture Agreement described in more detail below. In addition, there currently are 53,000,000 warrants of Quinpario outstanding, consisting of 35,000,000 public warrants originally sold as part of units in Quinpario's IPO and 18,000,000 Private Placement Warrants sold to the Sponsor in a private placement simultaneously with the consummation of Quinpario's IPO. Each warrant entitles its holder to purchase one-half of one share of Quinpario Common Stock at an exercise price of $5.75 per half share. The public warrants will become exercisable 30 days after the completion of Quinpario's initial business combination and expire at 5:00 p.m., New York time, five years after the completion of Quinpario's initial business combination or earlier upon redemption or liquidation. For the purposes of the Company's amended and restated certificate of incorporation and the warrant agreement governing the Company's outstanding warrants, the Business Combination constitutes a "business combination." Once the warrants become exercisable, Quinpario may redeem the outstanding public warrants at a price of $0.01 per warrant, if the last sale price of Quinpario Common Stock equals or exceeds $24.00 per share for any 20 trading days within a 30 trading day period ending on the third business day before Quinpario sends the notice of redemption to the public warrant holders. The Private Placement Warrants, however, are non-redeemable so long as they are held by the Sponsor or its permitted transferees. For more information about Quinpario and its securities, see the sections entitled "Information About Quinpario," "Quinpario Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Description of Securities."

  •
  SourceHOV is a leading provider of platform-based enterprise information management ("EIM") and transaction processing solutions ("TPS") primarily for the healthcare, banking and financial services, commercial, public sector and legal industries. SourceHOV's business model uses a strategic mix of technology and services to provide industry solutions and proprietary technology which incorporate data aggregation, exception handling, decisioning, and business process automation. For more information about SourceHOV, see the sections entitled "Information About SourceHOV" and "SourceHOV Management's Discussion and Analysis of Financial Condition and Results of Operations."

  •
  Novitex is a North American provider of document management and digital business process services. Novitex enables businesses to streamline their internal and external communications and workflows by offering an integrated suite of services organized across two categories: Digital Services and Document Logistics. For more information about Novitex, see the sections entitled

    "Information About Novitex" and "Novitex Management's Discussion and Analysis of Financial Condition and Results of Operations."

  •
  Subject to the terms of the Business Combination Agreement, the Business Combination will be funded through a combination of $1.35 billion in new debt financing, cash from Quinpario, rollover equity and cash on hand at closing, including from the proposed PIPE Investment. Equity holders of SourceHOV and Novitex are rolling over 100% of their current equity. As a result of the transaction, equity holders of SourceHOV and Novitex will collectively hold a majority of the equity of the combined company. For more information about the Business Combination Agreement, please see the section entitled "Proposal No. 1—Approval of the Business Combination—The Business Combination Agreement."

  •
  In addition, in connection with the execution of the Business Combination Agreement, certain of the Founders have agreed pursuant to an agreement with the Sellers (the "Forfeiture Agreement") to forfeit certain shares of Quinpario Common Stock and Private Placement Warrants issued to such Founders at the time of the IPO. The number of shares of Quinpario Common Stock subject to such forfeiture at the closing of the Business Combination will be determined by such Founders and the Sellers at that time pursuant to a formula set forth in the agreement.

  •
  It is anticipated that, upon completion of the Business Combination: (i) the HGM Group will own approximately 55.9% of the combined company; (ii) Novitex Parent will own approximately 21.2% of the combined company; (iii) the Company's public stockholders (other than the PIPE Investors) will retain an ownership interest of approximately 13.9% in the combined company; (iv) the PIPE Investors will own approximately 5.1% of the combined company (such that public stockholders, including PIPE Investors, will own approximately 19.1% of the combined company); and (v) the Founders will own approximately 3.9% of the combined company, after giving effect to the cancellation of an estimated 3,137,500 Founder Shares pursuant to the Forfeiture Agreement. These levels of ownership interest (a) assume that no shares are elected to be redeemed and that we have sold exactly 7,400,000 shares of Quinpario Common Stock (or securities which may consist of or be convertible into 7,400,000 shares of Quinpario Common Stock), for approximately $74.0 million of gross proceeds, in the PIPE Investment; (b) are based upon certain estimates of Quinpario's management with respect to the number of shares of Quinpario Common Stock to be forfeited pursuant to the formula in the Forfeiture Agreement; and (c) do not take into account public warrants to purchase Quinpario Common Stock that will remain outstanding immediately following the Business Combination or the issuance of any shares upon completion of the Business Combination under the 2017 Stock Incentive Plan, a copy of which is attached to this proxy statement as Annex     . Under the Forfeiture Agreement, the Founders have agreed to cancel the aggregate 18,000,000 Private Placement Warrants held by them upon the consummation of the Business Combination. If the actual facts are different than these assumptions (which they are likely to be), the percentage ownership retained by the Company's existing stockholders in the combined company will be different. For more information, please see the sections entitled "Summary of the Proxy Statement—Impact of the Business Combination on the Company's Public Float" and "Unaudited Pro Forma Condensed Combined Financial Information."

  •
  Quinpario's management and board of directors considered various factors in determining whether to approve the Business Combination Agreement and the transactions contemplated thereby, including the Business Combination, including the strong financial profiles and management teams of SourceHOV and Novitex, the attractive entry valuation of the Business Combination and the continued roles of Apollo and HGM Group following the closing. For more information about the decision-making process, see the section entitled "Proposal No. 1—

    Approval of the Business Combination—Quinpario's Board of Directors' Reasons for the Approval of the Business Combination."

  •
  Pursuant to Quinpario's current certificate of incorporation, in connection with the Business Combination, holders of Quinpario public shares may elect to have their Quinpario Common Stock redeemed for cash at the applicable redemption price per share calculated in accordance with the current certificate of incorporation. As of February 28, 2017, this would have amounted to approximately $10.00 per share. If a holder exercises its redemption rights, then such holder will be exchanging its shares of the Quinpario Common Stock for cash and will no longer own shares of the combined company and will not participate in the future growth of the combined company, if any. Such a holder will be entitled to receive cash for its public shares only if it properly demands redemption and delivers its shares (either physically or electronically) to our transfer agent prior to the Annual Meeting. Please see the section entitled "2017 Annual Meeting of Quinpario's Stockholders—Redemption Rights."

  •
  In addition to voting on the proposal to adopt the Business Combination Agreement and approve the transactions contemplated thereunder, including the Business Combination, at the Annual Meeting, the stockholders of the Company will be asked to vote on:

  •
  a proposal to approve, for purposes of complying with applicable Nasdaq Listing Rules, the issuance of more than 20% of the issued and outstanding shares of Quinpario Common Stock in connection with the Business Combination and the PIPE Investment, which we refer to as the "Nasdaq Proposal" (Proposal No. 2);

  •
  five separate proposals to approve and adopt amendments to the Company's current certificate of incorporation:

  •
  authorize an additional 205,000,000 shares of Quinpario Common Stock and an additional 9,000,000 shares of preferred stock, which we refer to as the "Authorized Capital Stock Proposal" (Proposal No. 3);

  •
  provide that certain provisions of the certificate of incorporation of the Company are subject to the Director Nomination Agreements (Proposal No. 4);

  •
  change the Company's corporate name from "Quinpario Acquisition Corp. 2" to "Exela Technologies, Inc." (Proposal No. 5);

  •
  provide that certain transactions are not "corporate opportunities" and that certain persons, including the Sellers and their affiliates, are not subject to the doctrine of corporate opportunity, which we refer to as the "Corporate Opportunity Proposal" (Proposal No. 6); and

  •
  provide for certain additional changes, including eliminating certain provisions specific to our status as a blank check company, providing that our directors are not personally liable to the Company or our stockholders for monetary damages for a breach of fiduciary duty, and certain indemnification provisions our board of directors believes are necessary to adequately address the needs of the combined company, subject to approval by our stockholders at the Annual Meeting (Proposal No. 7);

  •
  a proposal to elect seven directors to serve staggered terms on our board of directors until the 2018, 2019 and 2020 annual meeting of stockholders, respectively, and until their respective successors are duly elected and qualified, which we refer to as the "Director Election Proposal" (Proposal No. 8);

  •
  a proposal to approve the 2017 Stock Incentive Plan, including the authorization of the initial share reserve under the 2017 Stock Incentive Plan and also for purposes of complying with Section 162(m) of the Code, which we collectively refer to as the "Incentive Plan Proposal" (Proposal No. 9); and

    •
    a proposal to adjourn the Annual Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Business Combination Proposal, the Nasdaq Proposal or the Certificate Proposals (Proposal No. 10).

    Please see the sections entitled "Proposal No. 1—Approval of the Business Combination," "Proposal No. 2—Approval of the Issuance of More than 20% of the Issued and Outstanding Shares of Quinpario Common Stock Pursuant to the Business Combination and the PIPE Investment," "Proposal No. 3—Approval of the Amendments to Current Certificate of Incorporation to Authorize Additional Shares of Capital Stock," "Proposal No. 4—Approval of the Amendments to Current Certificate of Incorporation to Provide that Certain Provisions of the Certificate of Incorporation are Subject to the Director Nomination Agreements," "Proposal No. 5—Approval of the Amendment to the Current Certificate of Incorporation to Change the Name of the Company," "Proposal No. 6—Approval of Amendments to the Current Certificate of Incorporation to Provide that Certain Transactions are not 'Corporate Opportunities,'" "Proposal No. 7—Approval of Additional Amendments to Current Certificate of Incorporation in Connection with the Business Combination," "Proposal No. 8—Election of Directors to the Board," "Proposal No. 9—Approval and Adoption of the 2017 Stock Incentive Plan" and "Proposal No. 10—The Adjournment Proposal." The Business Combination Proposal is conditioned on the approval of the Nasdaq Proposal, the Authorized Capital Stock Proposal and the Corporate Opportunity Proposal at the Annual Meeting. Each of the Nasdaq Proposal, the Certificate Proposals and the Incentive Plan Proposal is conditioned upon the approval of the Business Combination Proposal at the Annual Meeting. Each of the proposals other than the Business Combination Proposal, the Nasdaq Proposal, the Certificate Proposals and the Incentive Plan Proposal are not conditioned on the approval of any other proposal set forth in this proxy statement.

  •
  Upon the closing of the Business Combination, we anticipate that our current directors will resign, that we will increase the size of our board of directors from seven to eight directors, and that the individuals set forth in the section "Management After the Business Combination" will be appointed to the board of directors and as executive officers of the Company, as applicable. An information statement will be prepared, filed with the SEC and transmitted to Quinpario stockholders pursuant to Section 14(f) of the Exchange Act and Rule 14f-1 in connection with the change in composition of the board of directors of the combined company.

  •
  Upon the closing of the Business Combination, it is anticipated that the combined company will adopt the amended and restated bylaws attached to this proxy statement as Annex C.

  •
  Unless waived by the parties to the Business Combination Agreement, and subject to applicable law, the closing of the Business Combination is subject to a number of conditions set forth in the Business Combination Agreement including, among others, termination of the waiting period under the HSR Act and receipt of certain stockholder approvals contemplated by this proxy statement. For more information about the closing conditions to the Business Combination, please see the section entitled "Proposal No. 1—Approval of the Business Combination—The Business Combination Agreement—Conditions to Closing of the Business Combination."

  •
  The proposed Business Combination involves numerous risks. For more information about these risks, please see the section entitled "Risk Factors."

  •
  In considering the recommendation of our board of directors to vote for the proposals presented at the Annual Meeting, including the Business Combination Proposal, you should be aware that,

    aside from their interests as stockholders, the Sponsor and certain members of our board of directors and officers have interests in the Business Combination that are different from, or in addition to, the interests of our stockholders generally. Our board of directors was aware of and considered these interests, among other matters, in evaluating and negotiating the Business Combination and transaction agreements and in recommending to our stockholders that they vote in favor of the proposals presented at the Annual Meeting, including the Business Combination Proposal. Stockholders should take these interests into account in deciding whether to approve the proposals presented at the Annual Meeting, including the Business Combination Proposal. These interests include, among other things:

    •
    the fact that the Founders have agreed not to redeem any of the Founder Shares in connection with a stockholder vote to approve a proposed initial business combination;

    •
    the fact that the Sponsor paid an aggregate of $25,000 for the Founder Shares and such securities will have a significantly higher value at the time of the Business Combination, so that if unrestricted and freely tradable these shares would be valued at approximately $50.0 million to $71.1 million (valued at $10.00 per share and after giving effect to the cancellation of approximately 1,637,500 to 3,750,000 Founder Shares pursuant to the formula set forth in the Forfeiture Agreement) even though, given the restrictions on such shares, we believe such shares have less value;

    •
    the fact that the Founders have agreed to waive their rights to liquidating distributions from the Trust Account with respect to their Founder Shares if we fail to complete an initial business combination by July 24, 2017;

    •
    the fact that the Sponsor paid an aggregate of $9,000,000 for its 18,000,000 Private Placement Warrants to purchase shares of Quinpario Common Stock and that such Private Placement Warrants either (i) will be cancelled upon the consummation of the Business Combination pursuant to the Forfeiture Agreement or (ii) will expire worthless if a business combination is not consummated by July 24, 2017;

    •
    the continued right of the Sponsor to hold Quinpario Common Stock;

    •
    the fact that, at the option of the Sponsor, any amounts outstanding under any loan made by the Sponsor or an affiliate of the Sponsor to the Company in an aggregate amount up to $1,500,000, may be converted into warrants to purchase Quinpario Common Stock of the combined company;

    •
    if the Trust Account is liquidated, including in the event we are unable to complete an initial business combination within the required time period, Quinpario Partners and Jeffry N. Quinn, our former Chairman, each an affiliate of the Sponsor, have agreed to indemnify us to ensure that the proceeds in the Trust Account are not reduced below $10.00 per public share, or such lesser per public share amount as is in the Trust Account on the liquidation date, by the claims of prospective target businesses with which we have entered into an acquisition agreement or claims of any third party for services rendered or products sold to us, but only if such a vendor or target business has not executed a waiver of any and all rights to seek access to the Trust Account;

    •
    the continued indemnification of our existing directors and officers and the continuation of our directors' and officers' liability insurance after the Business Combination;

    •
    the fact that the Sponsor and our officers and directors will lose their entire investment in us and will not be reimbursed for any further out-of-pocket expenses if an initial business combination is not consummated by July 24, 2017; and

    •
    that, at the closing of the Business Combination we will enter into the Registration Rights Agreement with the Restricted Stockholders, which provides for registration rights to Restricted Stockholders and their permitted transferees.

 FREQUENTLY USED TERMS

        "2017 Stock Incentive Plan" means the Exela Technologies, Inc. 2017 Stock Incentive Plan.

        "Annual Meeting" means the 2017 annual meeting of the stockholders of the Company that is the subject of this proxy statement.

        "Apollo" means Apollo Global Management, LLC.

        "Authorized Capital Stock Proposal" means the proposal to amend the current certificate of incorporation to authorize an additional 205,000,000 shares of Quinpario Common Stock and an additional 9,000,000 shares of preferred stock.

        "Business Combination" means the transactions contemplated by the Business Combination Agreement, including (a) the mergers of (i) SourceHOV Merger Sub with and into SourceHOV, with SourceHOV surviving the merger; and (ii) Novitex Merger Sub with and into Novitex, with Novitex surviving the merger, and (b) the anticipated financing transactions in connection therewith.

        "Business Combination Agreement" means that certain Business Combination Agreement, dated as of February 21, 2017, by and among the Company, Novitex Merger Sub, SourceHOV Merger Sub, SourceHOV, Novitex, and the Sellers.

        "Certificate Proposals" means the proposal to approve and adopt five separate amendments to the current certificate of incorporation.

        "Code" means the Internal Revenue Code of 1986, as amended.

        "Company" or "Quinpario" means Quinpario Acquisition Corp. 2, a Delaware corporation.

        "Corporate Opportunity Proposal" means the proposal to amend the current certificate of incorporation to provide that certain transactions are not "corporate opportunities" and that certain persons, including the Sellers and their affiliates, are not subject to the doctrine of corporate opportunity.

        "current certificate of incorporation" means our amended and restated certificate of incorporation, dated January 15, 2015, as amended.

        "Debt Financing" means the debt financing to be arranged by the Company in connection with the Business Combination.

        "DGCL" means the General Corporation Law of the State of Delaware.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        "Founder Shares" means the aggregate 8,750,000 shares of Quinpario Common Stock that are currently owned by the Founders.

        "Founders" means the Sponsor, Quinpario's independent directors and a former partner of Quinpario Partners.

        "GAAP" means generally accepted accounting principles in the United States.

        "HGM Group" means, collectively, HOVS LLC and HandsOn Fund 4 I, LLC and certain of their respective affiliates.

        "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

        "IPO" means the initial public offering of the Company, which closed on January 22, 2015.

        "Morrow" means Morrow Sodali, proxy solicitor to the Company.

        "Nasdaq" means The Nasdaq Stock Market.

        "Novitex" means Novitex Holdings, Inc., a Delaware corporation, and its subsidiaries.

        "Novitex Merger Sub" means Quinpario Merger Sub II, Inc., a Delaware corporation.

        "Novitex Parent" means Novitex Parent, L.P., a Delaware limited partnership, which is owned and controlled by certain funds managed by affiliates of Apollo.

        "PIPE Investment" means the sale of share of newly issued securities of Quinpario, which may consist of or be convertible into Quinpario Common Stock, in a private placement in connection with the Business Combination.

        "PIPE Investors" means one or more purchasers of securities of Quinpario, which may consist of or be convertible into Quinpario Common Stock, in the PIPE Investment.

        "Private Placement Warrants" means the warrants held by the Sponsor that were issued to the Sponsor prior to our IPO, each of which is exercisable for one-half of one share of Quinpario Common Stock, in accordance with its terms.

        "public shares" means shares of Quinpario Common Stock included in the units issued in the Company's IPO.

        "public warrants" means the warrants included in the units issued in the Company's IPO, each of which is exercisable for one-half of one share of Quinpario Common Stock, in accordance with its terms.

        "Quinpario Common Stock" means the common stock of the Company, par value $0.0001 per share.

        "Quinpario Partners" means Quinpario Partners, LLC, the managing member of the Sponsor.

        "Restricted Stockholders" means the Founders and the Sellers.

        "SEC" means the United States Securities and Exchange Commission.

        "Securities Act" means the Securities Act of 1933, as amended.

        "Sellers" means Novitex Parent and the HGM Group.

        "SourceHOV Merger Sub" means Quinpario Merger Sub I, Inc., a Delaware corporation.

        "Sponsor" means Quinpario Partners 2, LLC.

        "SourceHOV" means SourceHOV Holdings, Inc., a Delaware corporation, and its subsidiaries.

        "Transfer Agent" means Continental Stock Transfer & Trust Company.

        "Trust Account" means the trust account of the Company that holds the proceeds from the Company's IPO.

TRADEMARKS, TRADE NAMES AND SERVICE MARKS

        This proxy statement includes certain trademarks, trade names and service marks which are protected under applicable intellectual property laws and are the property of SourceHOV or Novitex, as applicable. This proxy statement also contains trademarks, trade names and service marks of other companies, which are the property of their respective owners. Solely for convenience, trademarks and trade names referred to in this proxy statement may appear without the "®," "TM" or "SM" symbols, but such references are not intended to indicate, in any way, that SourceHOV or Novitex, as applicable, will not assert, to the fullest extent under applicable law, its rights or the right of the applicable licensor to these trademarks, trade names and service marks. The use or display of other parties' trademarks, trade names or service marks is not intended to imply, and such use or display should not be construed to imply, a relationship with, or endorsement or sponsorship of Quinpario, SourceHOV or Novitex by, these other parties.

QUESTIONS AND ANSWERS ABOUT THE PROPOSALS
FOR STOCKHOLDERS

        The following questions and answers briefly address some commonly asked questions about the proposals to be presented at the Annual Meeting, including with respect to the proposed Business Combination. The following questions and answers may not include all the information that is important to Quinpario stockholders. Quinpario urges stockholders to read carefully this entire proxy statement, including the annexes and the other documents referred to herein. Unless otherwise specified, all share calculations assume that no Quinpario stockholders exercise their redemption rights and that Quinpario issues exactly 7,400,000 shares of Quinpario Common Stock (or securities which may consist of or be convertible into 7,400,000 shares of Quinpario Common Stock) in connection with the PIPE Investment.

Q:
Why am I receiving this proxy statement?

A:
Quinpario stockholders are being asked to consider and vote upon a proposal to approve and adopt the Business Combination Agreement, among other proposals. Quinpario has entered into the Business Combination Agreement that provides that (i) a wholly owned subsidiary of Quinpario will merge with and into SourceHOV, with SourceHOV surviving the merger, as a result of which SourceHOV's equity holders will be entitled to receive 80,600,000 shares of Quinpario Common Stock at the closing, and (ii) a wholly owned subsidiary of Quinpario will merge with and into Novitex, with Novitex surviving the merger, as a result of which Novitex's equity holders will be entitled to receive 30,600,000 shares of Quinpario Common Stock at the closing. In connection with the Business Combination, the cash held in the Trust Account (after giving effect to any redemptions), the anticipated proceeds from the sale of shares of newly issued securities of Quinpario, which may consist of or be convertible into Quinpario Common Stock, in a private placement (the "PIPE Investment") and the proceeds of the Debt Financing will be used to refinance the existing debt of SourceHOV and Novitex, to pay fees and expenses related to the transaction and for general corporate purposes. The transactions contemplated by the Business Combination Agreement and the anticipated financing transactions collectively are referred to herein as the "Business Combination." A copy of the Business Combination Agreement is attached to the accompanying proxy statement as Annex A.

Quinpario Common Stock, units and warrants are currently listed on Nasdaq under the symbols "QPAC," "QPACU" and "QPACW," respectively. Quinpario has applied to continue the listing of Quinpario Common Stock on Nasdaq under the symbol "XELA" upon the closing of the Business Combination. Following the closing, it is expected that Quinpario warrants will trade on Nasdaq under the symbol "XELAW"; Quinpario units may continue to trade on Nasdaq under the symbol "XELAU" or may be separated into the component securities and no longer trade as a separate security.

This proxy statement and its annexes contain important information about the proposed Business Combination and the other matters to be acted upon at the Annual Meeting. You should read this proxy statement and its annexes carefully and in their entirety.

Your vote is important. You are encouraged to submit your proxy as soon as possible after carefully reviewing this proxy statement and its annexes.

Q:
What is being voted on?

A:
Below are proposals on which Quinpario stockholders are being asked to vote.

1.
To approve and adopt the Business Combination Agreement (the "Business Combination Proposal");

  2.
  To approve, for purposes of complying with applicable Nasdaq Listing Rules, the issuance of more than 20% of the issued and outstanding shares of Quinpario Common Stock in connection with the Business Combination and the PIPE Investment (the "Nasdaq Proposal");

  3.
  To consider and vote upon five separate proposals to amend Quinpario's amended and restated certificate of incorporation to (collectively, the "Certificate Proposals"):

  •
  authorize an additional 205,000,000 shares of Quinpario Common Stock and an additional 9,000,000 shares of preferred stock (the "Authorized Capital Stock Proposal");

  •
  provide that certain provisions of the certificate of incorporation of the combined company are subject to the Director Nomination Agreements;

  •
  change the Company's name to Exela Technologies, Inc.;

  •
  providing that certain transactions are not "corporate opportunities" and that certain persons, including the Sellers and their affiliates, are not subject to the doctrine of corporate opportunity (the "Corporate Opportunity Proposal"); and

  •
  to provide for certain additional changes the Quinpario board of directors believes are necessary to adequately address the post-Business Combination needs of the Company.

  4.
  To elect seven directors to the board of directors (the "Director Election Proposal");

  5.
  To approve and adopt the 2017 Stock Incentive Plan (the "Incentive Plan Proposal"); and

  6.
  To approve the adjournment of the Annual Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that, based upon the tabulated vote at the time of the Annual Meeting, there are not sufficient votes to approve one or more stockholder proposals presented at the Annual Meeting (the "Adjournment Proposal"). The Adjournment Proposal will only be presented at the Annual Meeting if there are not sufficient votes to approve one or more proposals presented to stockholders for vote.

Q:
Are the proposals conditioned on one another?

A:
The Business Combination Proposal is conditioned upon the approval of the Nasdaq Proposal, the Authorized Capital Stock Proposal and the Corporate Opportunity Proposal. The Nasdaq Proposal, the Certificate Proposals and the Incentive Plan Proposal are each conditioned on the approval of the Business Combination Proposal. The Director Election Proposal and Adjournment Proposal do not require the approval of any other proposal to be effective. It is important for you to note that in the event that any of the Business Combination Proposal, the Nasdaq Proposal, the Authorized Capital Stock Proposal or the Corporate Opportunity Proposal does not receive the requisite vote for approval, then Quinpario will, unless the relevant condition under the Business Combination Agreement is waived, not consummate the Business Combination. If Quinpario does not consummate the Business Combination and fails to complete an initial business combination by July 24, 2017, Quinpario's current certificate of incorporation requires it to dissolve and liquidate the Trust Account.

Q:
Why is Quinpario proposing the Business Combination Proposal?

A:
Under Quinpario's current certificate of incorporation, it must provide all holders of public shares with the opportunity to have their public shares redeemed upon the consummation of an initial business combination either in conjunction with a tender offer or in conjunction with a stockholder vote. For business and other reasons, Quinpario has elected to provide its stockholders with the opportunity to have their public shares redeemed in connection with a stockholder vote rather than a tender offer. Therefore, Quinpario is seeking to obtain the approval of the stockholders of the

  Business Combination Proposal in order to allow its public stockholders to effectuate redemptions of their public shares in connection with the closing of the Business Combination.

Q:
What will happen in the Business Combination?

A:
At the closing of the Business Combination, (i) a wholly owned subsidiary of the Company will merge with and into SourceHOV, with SourceHOV surviving the merger, as a result of which SourceHOV's equity holders will be entitled to receive 80,600,000 shares of Quinpario Common Stock at the closing, and (ii) a wholly owned subsidiary of the Company will merge with and into Novitex, with Novitex surviving the merger, as a result of which Novitex's equity holders will be entitled to receive 30,600,000 shares of Quinpario Common Stock at the closing. In connection with the Business Combination, the cash held in the Trust Account, the anticipated proceeds from the PIPE Investment and the proceeds of the Debt Financing will be used to refinance the existing debt of SourceHOV and Novitex, to pay fees and expenses related to the transaction and for general corporate purposes. A copy of the Business Combination Agreement is attached to the accompanying proxy statement as Annex A.

Q:
What equity stake will current Quinpario stockholders and former SourceHOV and Novitex stockholders hold in the Company after the closing of the Business Combination?

A:
It is anticipated that, upon completion of the Business Combination: (i) the HGM Group will own approximately 55.9% of the combined company; (ii) Novitex Parent will own approximately 21.2% of the combined company; (iii) the Company's public stockholders (other than the PIPE Investors) will retain an ownership interest of approximately 13.9% in the combined company; (iv) the PIPE Investors will own approximately 5.1% of the combined company (such that public stockholders, including PIPE Investors, will own approximately 19.1% of the combined company); and (v) the Founders will own approximately 3.9% of the combined company. These levels of ownership interest (a) assume that no shares are elected to be redeemed and that Quinpario has sold exactly 7,400,000 shares of Quinpario Common Stock (or securities which may consist of or be convertible into 7,400,000 shares of Quinpario Common Stock) in the PIPE Investment; (b) are based upon certain estimates of Quinpario's management with respect to the number of shares of Quinpario Common Stock to be forfeited pursuant to the formula in the Forfeiture Agreement; and (c) do not take into account public warrants to purchase Quinpario Common Stock that will remain outstanding immediately following the Business Combination or the issuance of any shares upon completion of the Business Combination under the 2017 Stock Incentive Plan, a copy of which is attached to this proxy statement as Annex   . Under the Forfeiture Agreement, the Founders have agreed to cancel the aggregate 18,000,000 Private Placement Warrants held by them upon the consummation of the Business Combination. If the actual facts are different than these assumptions (which they are likely to be), the percentage ownership retained by Quinpario's existing stockholders in Quinpario will be different. If any of Quinpario's public stockholders exercise their redemption rights, the ownership interest in the combined company of Quinpario's public stockholders will decrease and the ownership interest of the Sellers will increase; if Quinpario sells more than 7,400,000 shares of Quinpario Common Stock (or securities which may consist of or be convertible into 7,400,000 shares of Quinpario Common Stock) in the PIPE Investment, the ownership interest in the combined company of Quinpario's public stockholders will also decrease.

Q:
What conditions must be satisfied to complete the Business Combination?

A:
There are a number of closing conditions in the Business Combination Agreement, including that Quinpario stockholders have approved and adopted the Business Combination Agreement. For a summary of the conditions that must be satisfied or waived prior to completion of the Business Combination, see the section entitled "Proposal No. 1—Approval of the Business Combination."

Q:
Will Quinpario obtain new financing in connection with the Business Combination?

A:
Quinpario has obtained a commitment letter from a syndicate of lenders to provide debt financing to the combined company in the aggregate amount of approximately $1.35 billion (i) to repay certain existing indebtedness of SourceHOV and Novitex, (ii) to pay fees and expenses incurred in connection with the Business Combination, and (iii) for general corporate purposes. See the section entitled "Proposal No. 1—Approval of the Business Combination—Debt Financing."

Q:
Are there any arrangements to help ensure that the Company will have sufficient funds, together with the proceeds in its Trust Account and from the Debt Financing, to fund the total consideration for the Business Combination?

A:
Yes. It is anticipated that prior to the consummation of the Business Combination, the Company will enter into subscription agreements with one or more investors, pursuant to which the Company will issue securities of Quinpario, which may consist of or be convertible into Quinpario Common Stock, for at least $74.0 million in gross proceeds which will be used to consummate the Business Combination or for general corporate purposes, including, but not limited to, working capital for operations, capital expenditures and future acquisitions, which is referred to herein as the "PIPE Investment." The PIPE Investment is to be consummated simultaneously with the closing of the Business Combination. See the section entitled "Proposal No. 1—Approval of the Business Combination—PIPE Investment."

Q:
Why is Quinpario proposing the Nasdaq Proposal?

A:
Quinpario is proposing the Nasdaq Proposal in order to comply with Nasdaq Listing Rules 5635(a) and (d), which require stockholder approval of certain transactions that result in the issuance of 20% or more of the outstanding voting power or shares of common stock outstanding before the issuance of stock or securities.

In connection with the Business Combination, the Company expects to issue: (i) approximately 111,200,000 shares of Quinpario Common Stock in the Business Combination and (ii) approximately 7,400,000 shares of Quinpario Common Stock (or securities which may consist of or be convertible into 7,400,000 shares of Quinpario Common Stock) in the PIPE Investment. Because Quinpario may issue 20% or more of the outstanding Quinpario Common Stock when considering together the Business Combination and the PIPE Investment, it is required to obtain stockholder approval of such issuance pursuant to Nasdaq Listing Rules 5635(a) and (d). For more information, please see the section entitled "Proposal No. 2—Approval of the Issuance of More than 20% of the Issued and Outstanding Shares of Quinpario Common Stock Pursuant to the Business Combination and the PIPE Investment."

Q:
Why is Quinpario proposing the Certificate Proposals?

A:
The proposed certificate of incorporation that Quinpario is asking its stockholders to approve in connection with the Business Combination provides for an increase in the number of authorized shares of Quinpario Common Stock and certain additional changes the board of directors believes are necessary to adequately address the post-Business Combination needs of the Company. Approval of each of the Authorized Capital Stock Proposal and the Corporate Opportunity Proposal is a condition to consummation of the Business Combination pursuant to the Business Combination Agreement. A copy of the proposed amended and restated certificate of incorporation, assuming adoption of the Certificate Proposals, is attached to this proxy statement as Annex B. In addition, upon consummation of the Business Combination, it is anticipated that the combined company will adopt the amended and restated bylaws attached to this proxy statement as Annex C.

Q:
Why is Quinpario proposing the Director Election Proposal?

A:
Pursuant to Nasdaq listing rule 5620, Quinpario is required to hold an annual meeting at which its stockholders are afforded the opportunity to elect directors. Quinpario's board of directors believes it is in the best interests of the Company for the current members of the board of directors to be reelected. See the section entitled "Proposal No. 8—Election of Directors to the Board." Following the consummation of the Business Combination it is anticipated that the board of directors of the combined company will consist of eight members each having three year terms. See the section entitled "Management After the Business Combination" for additional information. An information statement will be prepared, filed with the SEC and transmitted to Quinpario stockholders pursuant to Section 14(f) of the Exchange Act and Rule 14f-1 in connection with the change in composition of the board of directors of the combined company.

Q:
Why is Quinpario proposing the Incentive Plan Proposal?

A:
The purpose of the 2017 Stock Incentive Plan is to enhance the profitability and value of Quinpario for the benefit of its stockholders by enabling it to offer eligible employees, directors and consultants cash and stock-based incentive awards in order to attract, retain and reward these individuals and strengthen the mutuality of interests between them and the stockholders. See the section entitled "Proposal No. 9—Approval and Adoption of the 2017 Stock Incentive Plan" for additional information. Approval of the Incentive Plan Proposal is conditioned upon approval of the Business Combination Proposal. A copy of the 2017 Stock Incentive Plan is attached to this proxy statement as Annex   .

Q:
What happens if I sell my shares of Quinpario Common Stock before the Annual Meeting?

A:
The record date for the Annual Meeting is earlier than the date of the Annual Meeting. If you transfer your shares of Quinpario Common Stock after the record date, but before the Annual Meeting, unless the transferee obtains from you a proxy to vote those shares, you will retain your right to vote at the Annual Meeting. However, you will not be able to seek redemption of your shares because you will no longer be able to deliver them for cancellation upon consummation of the Business Combination. If you transfer your shares of Quinpario Common Stock prior to the record date, you will have no right to vote those shares at the Annual Meeting or redeem those shares for a pro rata portion of the proceeds held in the Trust Account.

Q:
What vote is required to approve the proposals presented at the Annual Meeting?

A:
The approval of each of the Business Combination Proposal and the Adjournment Proposal requires the affirmative vote of holders of a majority of the shares of Quinpario Common Stock present and entitled to vote thereon at the Annual Meeting. Accordingly, a Quinpario stockholder's failure to vote by proxy or to vote in person at the Annual Meeting or the failure of a Quinpario stockholder who holds his or her shares in "street name" through a broker or other nominee to give voting instructions to such broker or other nominee (a "broker non-vote") will, assuming a valid quorum is established, have no effect on the outcome of any vote on the Business Combination Proposal or the Adjournment Proposal. Abstentions will have the same effect as a vote "AGAINST" the Business Combination Proposal and the Adjournment Proposal.

The approval of each of the Nasdaq Proposal and the Incentive Plan Proposal requires the affirmative vote of holders of a majority of the shares of Quinpario Common Stock present and entitled to vote and actually cast thereon at the Annual Meeting. Accordingly, a Quinpario stockholder's abstention, broker non-vote or failure to vote by proxy or to vote in person at the Annual Meeting will, assuming a valid quorum is established, have no effect on the outcome of any vote on the Nasdaq Proposal or the Incentive Plan Proposal.

  The approval of each of the Certificate Proposals requires the affirmative vote of the holders of a majority of the outstanding shares of Quinpario Common Stock. Accordingly, a Quinpario stockholder's failure to vote by proxy or to vote in person at the Annual Meeting, an abstention or a broker non-vote will have the same effect as a vote "AGAINST" the Certificate Proposals.

  Directors are elected by a plurality of all of the votes cast by holders of shares of Quinpario Common Stock represented in person or by proxy and entitled to vote thereon at the Annual Meeting. This means that the seven nominees will be elected if they receive more affirmative votes than any other nominee for the same position. Stockholders may not cumulate their votes with respect to the election of directors. Assuming a valid quorum is established, abstentions and broker non-votes will have no effect on the election of directors.

Q:
May Quinpario or the Sponsor, Quinpario's directors, officers, advisors or their respective affiliates purchase shares in connection with the Business Combination?

A:
In connection with the stockholder vote to approve the proposed Business Combination, the Sponsor, Quinpario's directors, officers, or advisors or their respective affiliates may privately negotiate transactions to purchase shares from stockholders who would have otherwise elected to have their shares redeemed in conjunction with a proxy solicitation pursuant to the proxy rules for a per share pro rata portion of the Trust Account. None of Quinpario's directors, officers or advisors or their respective affiliates will make any such purchases when they are in possession of any material non-public information not disclosed to the seller. Such a purchase would include a contractual acknowledgement that such stockholder, although still the holder of Quinpario Common Stock as of the record date, is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights, and could include a contractual provision that directs such stockholder to vote such shares in a manner directed by the purchaser. In the event that the Sponsor, Quinpario's directors, officers or advisors or their affiliates purchase shares in privately negotiated transactions from public stockholders who have already elected to exercise their redemption rights, such selling stockholders would be required to revoke their prior elections to redeem their shares. Any such privately negotiated purchases may be effected at purchase prices that are in excess of the per share pro rata portion of the Trust Account.

Q:
How many votes do I have?

A:
Quinpario stockholders are entitled to one vote at the Annual Meeting for each share of Quinpario Common Stock held of record as of the record date. As of the close of business on the record date, there were                outstanding shares of Quinpario Common Stock.

Q:
What constitutes a quorum?

A:
Holders of a majority in voting power of Quinpario Common Stock issued and outstanding and entitled to vote at the Annual Meeting, present in person or represented by proxy, constitute a quorum. In the absence of a quorum, a majority of the stockholders, present in person or represented by proxy, will have power to adjourn the Annual Meeting. As of the record date for the Annual Meeting,                shares of Quinpario Common Stock would be required to achieve a quorum.

Q:
How will Quinpario's directors and officers vote?

A:
In connection with the IPO, it entered into agreements with each of the Founders pursuant to which each agreed to vote any shares of Quinpario Common Stock owned by them in favor of the Business Combination Proposal. It is expected that the Founders will also vote in favor of the other Proposals to be voted on by Quinpario stockholders at the Annual Meeting. None of the Founders has purchased any shares in or after the IPO and neither Quinpario nor the Sponsor and Quinpario's directors or officers have entered into agreements, and are not currently in negotiations, to purchase shares. Currently, the Founders own approximately 30.3% of the issued and outstanding shares of Quinpario Common Stock.

Q:
What interests do Quinpario's current directors and officers have in the Business Combination?

A:
Quinpario's directors and officers may have interests in the Business Combination that are different from, or in addition to or in conflict with, yours. These interests include:

•
the fact that the Founders have agreed not to redeem any of the Founder Shares in connection with a stockholder vote to approve a proposed initial business combination;

•
the fact that the Sponsor paid an aggregate of $25,000 for the Founder Shares and such securities will have a significantly higher value at the time of the Business Combination, so that if unrestricted and freely tradable these shares would be valued at approximately $50.0 million to $71.1 million (valued at $10.00 per share and after giving effect to the cancellation of approximately 1,637,500 to 3,750,000 Founder Shares pursuant to the formula set forth in the Forfeiture Agreement) even though, given the restrictions on such shares, the Company believes such shares have less value;

•
the fact that the Founders have agreed to waive their rights to liquidating distributions from the Trust Account with respect to their Founder Shares if the Company fails to complete an initial business combination by July 24, 2017;

•
the fact that the Sponsor paid an aggregate of $9,000,000 for its 18,000,000 Private Placement Warrants to purchase shares of Quinpario Common Stock and that such Private Placement Warrants either (i) will be cancelled upon the consummation of the Business Combination pursuant to the Forfeiture Agreement or (ii) will expire worthless if a business combination is not consummated by July 24, 2017;

•
the continued right of the Sponsor to hold Quinpario Common Stock;

•
the fact that, at the option of the Sponsor, any amounts outstanding under any loan made by the Sponsor or an affiliate of the Sponsor to the Company in an aggregate amount up to $1,500,000, may be converted into warrants to purchase Quinpario Common Stock of the combined company;

•
if the Trust Account is liquidated, including in the event Quinpario is unable to complete an initial business combination within the required time period, Quinpario Partners and Jeffry N. Quinn, Quinpario's former Chairman, each an affiliate of the Sponsor, have agreed to indemnify Quinpario to ensure that the proceeds in the Trust Account are not reduced below $10.00 per public share, or such lesser per public share amount as is in the Trust Account on the liquidation date, by the claims of prospective target businesses with which Quinpario has entered into an acquisition agreement or claims of any third party for services rendered or products sold to it, but only if such a vendor or target business has not executed a waiver of any and all rights to seek access to the Trust Account;

•
the continued indemnification of Quinpario's existing directors and officers and the continuation of such directors' and officers' liability insurance after the Business Combination;

  •
  the fact that the Sponsor, officers and directors will lose their entire investment in Quinpario and will not be reimbursed for any further out-of-pocket expenses if an initial business combination is not consummated by July 24, 2017; and

  •
  that, at the closing of the Business Combination Quinpario will enter into the Registration Rights Agreement with the Restricted Stockholders, which provides for registration rights to Restricted Stockholders and their permitted transferees.

  These interests may influence Quinpario's directors in making their recommendation that you vote in favor of the approval of the Business Combination.

Q:
What happens if I vote against the Business Combination Proposal?

A:
If the Business Combination Proposal is not approved and Quinpario does not consummate a business combination by July 24, 2017, its current certificate of incorporation requires it to dissolve and liquidate the Trust Account.

Q:
Do I have redemption rights?

A:
If you are a holder of public shares, you may redeem your public shares for cash equal to a pro rata share of the aggregate amount on deposit in the Trust Account which holds the remaining proceeds of Quinpario's IPO as of two business days prior to the consummation of the Business Combination (less taxes payable and any accrued interest that Quinpario may withdraw for working capital) upon the consummation of the Business Combination. Quinpario's current certificate of incorporation provides that a public stockholder, together with any of his, her or its affiliates or any other person with whom it is acting in concert or as a "group" (as defined under Section 13 of the Securities Exchange Act of 1934, as amended), will be restricted from redeeming in the aggregate his, her or its shares or, if part of such a group, the group's shares, in excess of 15% of the outstanding public shares. The Founders have agreed to waive their redemption rights with respect to any shares of Quinpario Common Stock they may hold in connection with the consummation of the Business Combination, and the Founder Shares will be excluded from the pro rata calculation used to determine the per share redemption price. For illustrative purposes, based on funds in the Trust Account of approximately $201.0 million on February 28, 2017, the estimated per share redemption price would have been approximately $10.00. Additionally, shares properly tendered for redemption will only be redeemed if the Business Combination is consummated; otherwise holders of such shares will only be entitled to a pro rata portion of the Trust Account (including interest but net of taxes payable and dissolution expenses) in connection with the liquidation of the Trust Account.

Q:
Will how I vote affect my ability to exercise redemption rights?

A:
No, however you may only exercise your redemption rights if you affirmatively vote your shares of Quinpario Common Stock for or against the Business Combination Proposal. The Business Combination Agreement may be approved by stockholders who will redeem their shares and no longer remain stockholders, leaving stockholders who choose not to redeem their shares holding shares in a company with a less liquid trading market, fewer stockholders, less cash and the potential inability to meet the listing standards of Nasdaq. Additionally, shares properly tendered for redemption will only be redeemed if the Business Combination is consummated.

Q:
How do I exercise my redemption rights?

A:
In order to exercise your redemption rights, you must, (a) affirmatively vote your shares of Quinpario Common Stock either for or against the Business Combination Proposal and (b) prior to            , Eastern time, on                        , 2017 (the date of the Annual Meeting), (i) submit a

  written request to the Transfer Agent that Quinpario redeem your public shares for cash, and (ii) deliver your stock to the Transfer Agent physically or electronically through Depository Trust Company, or DTC. The address of Continental Stock Transfer & Trust Company, the Transfer Agent, is listed on page 19.

  Any demand for redemption, once made, may be withdrawn at any time until the vote is taken with respect to the Business Combination. If you delivered your shares for redemption to the Transfer Agent and decide within the required timeframe not to exercise your redemption rights, you may request that the Transfer Agent return the shares (physically or electronically). You may make such request by contacting the Transfer Agent at the phone number or address listed on page 19.

Q:
What are the federal income tax consequences of exercising my redemption rights?

A:
The U.S. federal income tax consequences of exercising your redemption rights depend on the particular facts and circumstances. See the section entitled "Proposal No. 1—Approval of the Business Combination—Material U.S. Federal Income Tax Considerations for Stockholders Exercising Redemption Rights." Quinpario urges you to consult your tax advisor regarding the tax consequences of exercising your redemption rights.

Q:
If I am a Quinpario warrantholder, can I exercise redemption rights with respect to my warrants?

A:
No. The holders of Quinpario warrants have no redemption rights with respect to the warrants.

Q:
Do I have appraisal rights if I object to the proposed Business Combination?

A:
No. There are no appraisal rights available to holders of Quinpario Common Stock in connection with the Business Combination.

Q:
What happens to the funds held in the Trust Account upon consummation of the Business Combination?

A:
If the Business Combination is consummated, the funds held in the Trust Account will be released to (i) pay off existing indebtedness of SourceHOV and Novitex, (ii) pay Quinpario stockholders who properly exercise their redemption rights, (iii) pay all fees, costs and expenses (including regulatory fees, legal fees, accounting fees, printer fees, and other professional fees) that were incurred by the Company, Novitex Merger Sub, SourceHOV Merger Sub, SourceHOV and Novitex in connection with the transactions contemplated by the Business Combination and (iv) pay unpaid taxes of the Company.

Q:
What happens if the Business Combination is not consummated or is terminated?

A:
There are certain circumstances under which the Business Combination Agreement may be terminated. See the section entitled "Proposal No. 1—Approval of the Business Combination—The Business Combination Agreement" for information regarding the parties' specific termination rights.

If, as a result of the termination of the Business Combination Agreement or otherwise, Quinpario is unable to complete the Business Combination or another business combination transaction by July 24, 2017, its current certificate of incorporation provides that it will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible, subject to lawfully available funds therefor, redeem 100% of the public shares in consideration of a per-share price, payable in cash, equal to the quotient obtained by dividing (A) the aggregate amount then on deposit in the Trust Account, including interest but net of taxes payable and dissolution expenses, by (B) the total number of then outstanding public shares, which redemption will completely extinguish rights of the public stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemptions, subject to the approval of the remaining stockholders and the board of directors in accordance with applicable law, dissolve and liquidate, subject (in the case of (ii) and (iii) above) to Quinpario's obligations under the DGCL to provide for claims of creditors and other requirements of applicable law.

  Quinpario expects that the amount of any distribution its public stockholders will be entitled to receive upon its dissolution will be approximately the same as the amount they would have received if they had redeemed their shares in connection with the Business Combination, subject in each case to Quinpario's obligations under the DGCL to provide for claims of creditors and other requirements of applicable law. Holders of Founder Shares have waived any right to any liquidation distribution with respect to those shares.

  In the event of liquidation, there will be no distribution with respect to Quinpario's outstanding warrants. Accordingly, the warrants will expire worthless.

Q:
When is the Business Combination expected to be completed?

A:
It is currently anticipated that the Business Combination will be consummated promptly following the Annual Meeting, provided that all other conditions to the consummation of the Business Combination have been satisfied or waived. In any event, Quinpario expects the closing of the Business Combination to occur during the second quarter of 2017 and prior to July 24, 2017.

For a description of the conditions to the completion of the Business Combination, see the section entitled "Proposal No. 1—Approval of the Business Combination."

Q:
What do I need to do now?

A:
You are urged to read carefully and consider the information contained in this proxy statement, including the annexes, and to consider how the Business Combination will affect you as a stockholder. You should then vote as soon as possible in accordance with the instructions provided in this proxy statement and on the enclosed proxy card or, if you hold your shares through a brokerage firm, bank or other nominee, on the voting instruction form provided by the broker, bank or nominee.

Q:
How do I vote?

A:
If you were a holder of record of Quinpario Common Stock on                        , 2017, the record date for the Annual Meeting, you may vote with respect to the applicable proposals in person at the Annual Meeting or by (1) calling the toll-free number specified on the enclosed proxy card and following the instructions when prompted, (2) accessing the Internet website specified on the enclosed proxy card and following the instructions provided to you, or (3) completing, signing, dating and returning the enclosed proxy card in the postage-paid envelope provided. If you hold your shares in "street name," which means your shares are held of record by a broker, bank or other nominee, you should contact your broker, bank or nominee to ensure that votes related to the shares you beneficially own are properly counted. In this regard, you must provide the record holder of your shares with instructions on how to vote your shares or, if you wish to attend the Annual Meeting and vote in person, obtain a proxy from your broker, bank or nominee.

Q:
What will happen if I abstain from voting or fail to vote at the Annual Meeting?

A:
A properly executed proxy marked "ABSTAIN" with respect to a particular proposal will count as present for purposes of determining whether a quorum is present. Abstentions will have the same effect as a vote "AGAINST" the Business Combination Proposal and the Adjournment Proposal. A failure to vote in person or by proxy or an abstention will have the same effect as a vote "AGAINST" the Certificate Proposals. Abstentions will have no effect on any of the Nasdaq Proposal, the Incentive Plan Proposal or the Director Election Proposal.

Q:
What will happen if I sign and return my proxy card without indicating how I wish to vote?

A:
Signed and dated proxies received by Quinpario without an indication of how the stockholder intends to vote on a proposal will be voted in favor of each proposal presented to the stockholders.

Q:
If I am not going to attend the Annual Meeting in person, should I return my proxy card instead?

A:
Yes. Whether you plan to attend the Annual Meeting or not, please read this entire proxy statement carefully, and vote your shares by one of the following methods: (1) call the toll-free number specified on the enclosed proxy card and follow the instructions when prompted, (2) access the Internet website specified on the enclosed proxy card and follow the instructions provided to you, or (3) complete, sign, date and return the enclosed proxy card in the postage-paid envelope provided.

Q:
If my shares are held in "street name," will my broker, bank or nominee automatically vote my shares for me?

A:
No. Under the rules of various national and regional securities exchanges, your broker, bank, or nominee cannot vote your shares with respect to non-discretionary matters unless you provide instructions on how to vote in accordance with the information and procedures provided to you by your broker, bank, or nominee. Quinpario believes the proposals presented to the stockholders will be considered non-discretionary and therefore your broker, bank, or nominee cannot vote your shares without your instruction. If you do not provide instructions with your proxy, your bank, broker, or other nominee may deliver a proxy card expressly indicating that it is NOT voting your shares; this indication that a bank, broker, or nominee is not voting your shares is referred to as a "broker non-vote." Broker non-votes will not be counted for the purpose of determining the existence of a quorum or for purposes of determining the number of votes cast at the Annual Meeting. Your bank, broker, or other nominee can vote your shares only if you provide instructions on how to vote. You should instruct your broker to vote your shares in accordance with directions you provide.

Q:
May I change my vote after I have mailed my signed proxy card?

A:
Yes. You may change your vote by sending a later-dated, signed proxy card to Quinpario's President and Chief Executive Officer at the address listed below so that it is received by Quinpario's President and Chief Executive Officer prior to the Annual Meeting, or attend the Annual Meeting in person and vote. You also may revoke your proxy by sending a notice of revocation to Quinpario's President and Chief Executive Officer, which must be received by Quinpario's President and Chief Executive Officer prior to the Annual Meeting.

Q:
What should I do if I receive more than one set of voting materials?

A:
You may receive more than one set of voting materials, including multiple copies of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a holder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive in order to cast your vote with respect to all of your shares.

Q:
Who will solicit and pay the cost of soliciting proxies for the Annual Meeting?

A:
The Company will pay the cost of soliciting proxies for the Annual Meeting. The Company has engaged Morrow to assist in the solicitation of proxies for the Annual Meeting. The Company has agreed to pay Morrow a fee of $22,500, plus disbursements, and will reimburse Morrow for its reasonable out-of-pocket expenses and indemnify Morrow and its affiliates against certain claims, liabilities, losses, damages and expenses. The Company will also reimburse banks, brokers and other custodians, nominees and fiduciaries representing beneficial owners of shares of Quinpario Common Stock for their expenses in forwarding soliciting materials to beneficial owners of Quinpario Common Stock and in obtaining voting instructions from those owners. Quinpario's directors and officers may also solicit proxies by telephone, by facsimile, by mail, on the Internet or in person. They will not be paid any additional amounts for soliciting proxies.

Q:
Who can help answer my questions?

A:
If you have questions about the proposals or if you need additional copies of the proxy statement or the enclosed proxy card you should contact:

D. John Srivisal, President and Chief Executive Officer
Quinpario Acquisition Corp. 2
12935 N. Forty Drive, Suite 201,
St. Louis, Missouri 63141
Tel: (314) 548-6200
Email: djsrivisal@quinpario.com

You may also contact the proxy solicitor at:

Morrow Sodali LLC
470 West Avenue
Stamford, Connecticut 06902
Individuals, please call toll-free: (800) 662-5200
Banks and brokerage, please call: (203) 658-9400
Email: QPAC.info@morrowsodali.com

To obtain timely delivery, Quinpario stockholders must request the materials no later than five business days prior to the Annual Meeting.

You may also obtain additional information about Quinpario from documents filed with the SEC by following the instructions in the section entitled "Where You Can Find More Information."

If you intend to seek redemption of your public shares, you will need to send a letter demanding redemption and deliver your stock (either physically or electronically) to the Transfer Agent prior to the Annual Meeting. If you have questions regarding the certification of your position or delivery of your stock, please contact:

Continental Stock Transfer & Trust Company
17 Battery Place
New York, New York 10004
Tel: (212) 845 3287
Attn: Mark Zimkind
E-mail: mzimkind@continentalstock.com

SUMMARY OF THE PROXY STATEMENT

        This summary highlights selected information from this proxy statement and may not contain all of the information that is important to you. To better understand the Business Combination and the proposals to be considered at the Annual Meeting, you should read this entire proxy statement carefully, including the annexes. See also the section entitled "Where You Can Find More Information."

        Unless otherwise specified, all share calculations (i) assume no exercise of redemption rights by the Company's public stockholders, (ii) do not include any shares of Quinpario Common Stock issuable upon the exercise of public warrants and (iii) assume an issuance of exactly 7,400,000 shares of Quinpario Common Stock (or securities which may consist of or be convertible into 7,400,000 shares of Quinpario Common Stock) in connection with the PIPE Investment.

        Unless otherwise indicated or the context otherwise requires, references in this Summary of the Proxy Statement to "Exela," the "combined company," "we," "our," "us" and other similar terms refer to Exela Technologies, Inc. (as Quinpario will be renamed) and its consolidated subsidiaries, including SourceHOV and Novitex and each of their respective subsidiaries, after giving effect to the Business Combination. Unless otherwise indicated or the context otherwise requires, references to "pro forma" information gives pro forma effect to the Business Combination as if they had occurred on December 31, 2016 in the case of balance sheet data and January 1, 2016 in the case of statement of operations data.

Combined Business Summary

Business Overview

        The strategic combination of SourceHOV and Novitex will form Exela Technologies, Inc. ("Exela"), which will be one of the largest global providers of information and transaction processing solutions based on revenues. As part of the broader business process outsourcing ("BPO") industry, Exela's technology-enabled solutions allow multi-national organizations to address critical challenges resulting from the massive amounts of data obtained and created through their daily global operations. That data, and the supporting technology architecture, have become increasingly complex to manage as the volume, velocity, and variety continue to increase, requiring aggregation and integration across disparate parts of our clients' organizations. To effectively execute transactions and manage mission-critical processes, decisions need to be executed accurately, with rapid turn-around time, and often subject to various regulatory and compliance requirements. We believe our process expertise, information technology capabilities and operational insights enable our clients' organizations to more efficiently and effectively execute transactions, make decisions, drive revenue and profitability, and communicate critical information to their employees, customers, partners, and vendors. We believe this value proposition positions Exela to be a core operations and technology partner to our clients.

        For the fiscal year ended December 31, 2016, we generated $1.3 billion of pro forma revenue, $(42.2) million of pro forma net loss, and $349.9 million of pro forma Adjusted EBITDA; of which approximately 90% of pro forma revenues are recurring in nature and supported by long-term client contracts. See "Selected Unaudited Pro Forma Condensed Combined Financial Information—Non-GAAP Measures."

        Our solutions address the life cycle of transaction processing and enterprise information management, from enabling payment gateways and data exchanges across multiple systems, to matching inputs against contracts and handling exceptions, to ultimately depositing payments and distributing communications. As a leader in complex information processing, we specialize in transactions that require multiple layers of validation, supporting documentation processing, and reconciliation. Our suite of offerings combine platform modules across information management, payments, finance & accounting, legal & loss prevention, and unified communication services to provide both industry specific solutions, and solutions which span across multiple industries. Our pro forma revenue by end market for the fiscal year ended December 31, 2016 can be broken down as follows:

(1)
Based on total assets as of 12/31/2016.

(2)
Based on total revenue as of 12/31/2016.

(3)
Based on total revenue for respective 2016 fiscal year end.

        At the foundation of our industry solution offerings, we use a combination of data-driven processes, technology, and human capital, delivered through integrated Enterprise Information Management ("EIM") and Transaction Processing Solutions ("TPS") platforms:

  •
  Exela's proprietary EIM platforms facilitate the exchange, consolidation, organization, and analysis of large amounts of structured and unstructured data that are crucial to an enterprise's ability to effectively manage decisions, and enable the presentment of critical information through our unified communication services. These platforms can be hosted on client premises, within Exela's data centers, and / or in a cloud hosting and computing environment.

  •
  Exela's TPS offerings then use the structured data output from our EIM platforms and apply industry and customer specific rules-based data validation, management of exceptions, business automation, and outcome resolutions to complete transactions, client interactions, and other operational processes.

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  Exela's model is to provide integrated EIM and TPS platforms as industry solutions, with reliable information workflows through data aggregation, seamless connectivity, and automated processes that significantly reduce cycle times and improve quality. As a result, we believe we can execute a wide range of business processes, across multiple industries that are deeply embedded in, and essential to, our clients' most critical organizational workflows.

        Exela seeks to develop long-term relationships with large, multi-national organizations that are information-intensive and require specialized processing or subject matter expertise. We offer solutions to highly attractive industries such as healthcare, banking and financial services, insurance, public sector, legal, and commercial. On a pro forma basis, we serve over 3,500 customers, including over 60% of the Fortune® 100.

        We believe that our global presence benefits our clients with a balance of proximity, service, and cost to meet their needs. Exela uses a global delivery model to serve multi-national customers in over 50 countries, where we provide services from a network of over 1,250 onsite client facilities and approximately 150 delivery centers, strategically located throughout the Americas, Europe, and Asia. We believe our global delivery model uniquely positions us to offer multi-lingual capabilities, optimize logistical requirements, have access to a large employee pool, and provide a flexible "right-shoring" solution for our clients.

Industry Overview

        Overall, corporations have an increased propensity to outsource day-to-day business processes as enterprises look for opportunities to accelerate performance and innovation, reduce costs, and streamline or standardize their business processes, allowing them to increase focus on growth. As advances in automation and ongoing technological innovation further drive demand for process outsourcing, we believe companies increasingly seek a higher degree of efficiency, customization, connectivity, quality, and partnership from BPO solution providers.

        We believe Exela is well positioned to capitalize on key secular trends driving growth in the BPO industry including (i) companies seeking to achieve industry-specific solutions and domain expertise to provide greater value, (ii) pressures on companies to enhance profitability and increase efficiency and reliability, (iii) outsourcing services seen as increasingly mission-critical as business processes become more complex, and (iv) high costs and risks associated with switching providers generally resulting in long-term strategic commitments from customers.

        According to NelsonHall, the current market for BPO is estimated to be over $400 billion and is expected to grow at approximately 6% compounded annual growth rate ("CAGR") over the next four years. The two largest markets that Exela is focused on, healthcare and financial services, are projected to grow at approximately 7% and 5% CAGR, respectively, over the next four years. Additionally, over 70% of related services are performed in-house by enterprises, translating to an outsourced penetration rate of approximately 30%, providing a large untapped opportunity for BPO providers.

Overview of Our Pro Forma Revenues

        Our business consists of the following three reportable segments:

        Information and Transaction Processing Solutions ("ITPS").    The ITPS segment is our largest segment, with $983 million of pro forma revenues for the fiscal year ended December 31, 2016, representing 74% of Exela's pro forma revenues. ITPS provides industry solutions for banking and financial services, including lending solutions for mortgages and auto loans, and banking solutions for clearing, Anti-Money Laundering, sanctions, and cross-border settlement; property and casualty insurance solutions for enrollments, claims processing, and communications; public sector solutions for income tax processing, benefits administration, and records management; multi-industry solutions for payment processing and reconciliation, integrated receivable and payables management, document logistics and location services, records management, and electronic storage of data / documents; and software, hardware, and maintenance related to information and transaction processing automation, among others. We generate ITPS revenues primarily from a transaction-based pricing model for the various types of volumes processed, licensing and maintenance fees for technology sales, and a mix of fixed management fee and transactional revenue for document logistics and location services. A representative example of our ITPS Business-to-Business accounts payable management solution, which connects suppliers, buyers, and consumers via web-based portals, mail, fax, and mobile applications, is described below:

        Healthcare Solutions ("HS").    The HS segment generated $248 million of pro forma revenues for the fiscal year ended December 31, 2016, representing 19% of Exela's pro forma revenues. Our HS offerings include revenue cycle solutions, integrated accounts payable and accounts receivable, and information management for both the healthcare payer and provider markets. Our payer service offerings include claims processing, claims adjudication and auditing services, enrollment processing and policy management, and scheduling and prescription management. Our provider service offerings include medical coding and insurance claim generation, underpayment audit and recovery, and medical records management. As a leader in complex claims processing, we specialize in transactions that require multiple layers of validation, supporting documentation processing, reconciliation, and management of exceptions. We generate HS revenues primarily from a transaction-based pricing model for the various types of volumes processed for healthcare payers and providers. A representative example of the HS solutions we offer to a leading healthcare insurance provider is noted in the following illustration:

        Legal & Loss Prevention Services ("LLPS").    The LLPS segment generated $102 million of pro forma revenues for the fiscal year ended December 31, 2016, representing 8% of Exela's pro forma revenues. Our LLPS solutions include processing of legal claims for class action and mass action settlement administrations, involving project management support, notification, and outreach to claimants; and collection, analysis, and distribution of settlement funds. Additionally, we provide data and analytical services in the context of litigation consulting, economic and statistical analysis, expert witness services, and revenue recovery services for delinquent accounts receivable. We generate LLPS revenues primarily based on time and materials pricing as well as through transactional services priced on a per item basis. A representative example of our LLPS solutions includes the claims management and distribution process that we facilitated as a part of the broader National Mortgage Settlement, a large joint state and federal consumer fraud settlement, the workflow of which is noted in the following illustration:

Transaction Rationale

        The combination of SourceHOV and Novitex is highly strategic, and we expect several resulting benefits, including the following:

        Unlocking new growth channels through enhanced scale and brand awareness.    We believe that as clients across the industry move increasingly toward outsourcing more processes to fewer vendors, our breadth of service offerings and depth of domain expertise, combined with a strong delivery footprint, will continue to be a differentiating factor. As a result of this strategic combination, we expect Exela will improve its position as a leading, global scale EIM and TPS provider, delivering mission-critical, technology-enabled services to many of the world's largest enterprises. We intend to leverage our global scale to pursue client opportunities that are larger and more comprehensive in scope and increase our opportunity for sustainable long-term revenue growth. We believe Exela's global delivery network provides clients with a balance of proximity, service, and lower cost. For example, the proximity of delivery centers to clients is often critical in winning business in regulated industries such as healthcare, banking and financial services, and the public sector, where processing facilities are required to be adjacent to customer operations, utilize a local workforce, and comply with stringent regulations such as HIPAA, PCI, and NARA, among others.

        We believe SourceHOV and Novitex have strong reputations in the market and that these will be further enhanced as we utilize best practices of each organization across sales, operations, technology, and human capital management to win and retain clients.

        Maximizing highly complementary solution offerings.    We believe the combination will transform Exela into a single-source global EIM and TPS company. Our combined scale and complementary services will position us to offer a comprehensive set of solutions across the EIM and TPS service continuum that will allow us to increase our client penetration and market share. SourceHOV has historically maintained industry leading solutions in both EIM and TPS, with particularly differentiated, industry-specific offerings in TPS that enable proprietary, scalable analytics to convert data into automated rules-based outcomes. Novitex has historically maintained industry leading, large scale infrastructure in the information acquisition and presentation phase of EIM. We intend to maximize each company's core competencies, for instance, targeting Novitex customers for which we can offer complementary add-on services expanding into SourceHOV's transaction processing solutions. For example, in areas where Novitex performs document logistics for insurance claims, invoices, customer interaction, and regulatory communications, we will aim to add SourceHOV's solutions for validation, decisioning, and payments to capture the full lifecycle of business processes.

        Reinforcing our leadership position in existing industries.    We believe the combination will give Exela a leading market position in EIM and TPS and expect to gain further market share within a highly attractive $400 billion market opportunity. Specifically, our focus on the healthcare and banking and financial services markets positions us well to benefit from a number of positive industry trends, including further outsourcing adoption as a means to drive efficiency and accelerate innovation, continued globalization and rapid industry and technological changes, and the need to provide a seamless and secure solution. Each of the companies have developed long track records with clients, and as a result, we believe we are deeply embedded in, and essential to, our clients' organizational workflows, creating strong customer loyalty. SourceHOV's and Novitex's track records of delivering high-quality, innovative solutions to clients will further improve our competitive position by combining their unique process expertise, information technology capabilities, and operational insights.

        We will continue to focus our efforts on an industry-specific model that will allow us to deliver tailored solutions that will utilize our combined best practices across sales, operations, technology, and human capital management. As an example, we believe that we will enhance our relationships to be an even more strategic partner to our insurance clients by having our platforms and operations integrated across multiple departments from customer communications to claims processing and from accounts payable to accounts receivable management, with delivery across the globe.

        Further diversifying across clients, end-markets and geographies.    We believe the combination reduces exposure to market risk and client concentration through diversification of client, end-markets and geographies. Exela will serve the top 10 U.S. banks and over 120 global banks, 9 of the top 10 U.S. insurance companies, the top 5 U.S. healthcare insurance payers and over 900 healthcare providers, 98% of the Am Law® 100, 4 of the top 5 world's largest retail chains, over 30 states and counties, and over 80 government entities. For the fiscal year ended December 31, 2016, SourceHOV's top 10 customers represented less than 25% of its revenues and the top customer represented less than 7% of revenues, and Novitex's top 10 customers represented less than 40% of its revenues and the top customer represented less than 8% of revenues. Pro forma for the combination, Exela will have over 210 clients contributing at least $1 million in annual Exela revenue. We will benefit from a global delivery model to serve customers in over 50 countries, where we provide services from a network of delivery centers strategically located throughout the Americas, Europe, and Asia.

        Increased revenue visibility, stronger margins and greater free cash flow generation.    We have highly visible and recurring revenues which are underpinned by our deep relationships across over 3,500 customers and long-term contracts. The companies achieved pro forma Adjusted EBITDA margins of 24% for the fiscal year ended December 31, 2016 and expect to further benefit from increased scale, operating enhancement, and synergy realization. Additionally, we have an asset-lite operating model that is highly cash-generative, which is evidenced by our capital expenditures as a percentage of revenues totaling 3% for the fiscal year ended December 31, 2016. SourceHOV and Novitex have experienced net losses in recent years and the combined company will have substantial indebtedness. Therefore, we cannot assure you that the combined company will achieve the expected benefits of the Business Combination.

Key Combined Business Strategies

        The key elements of our growth strategy are described below:

        Pursue meaningful revenue synergy opportunities:    We believe we have a number of meaningful revenue synergy opportunities, including expanding the scope of our existing client relationships, pursuing new client opportunities, and utilizing our combined platform to develop new process capabilities and industry expertise.

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  Expand relationships with existing clients.  We intend to aggressively pursue cross-sell and up-sell opportunities within our existing client base. With an installed base of over 3,500 customers, we believe we have meaningful opportunities to offer a bundled suite of services and be a "one-stop-shop" for our clients' information and transaction processing needs. The combined company sales force will continue to be organized on an industry basis and will be re-deployed to remove duplication, and utilize solutions and relationships to better serve our clients across all levels of their organizations. Our sales force will be incentivized to drive additional revenue opportunities across the combined client bases while also driving higher-margin bundled solutions. As an example, we plan to offer a full suite of healthcare-focused solutions by bundling enrollments, policy and plan management, claims processing, audit and recovery services, payment solutions, integrated accounts payable and receivable, medical records management, and unified communication services for payers and providers.

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  Pursue new client opportunities.  We plan to continue to develop new long-term, strategic client relationships, especially where we have an opportunity to deliver a wide range of our capabilities and have a meaningful impact on our clients' business outcomes. For example, we plan to dedicate resources within the legal industry in order to pursue opportunities in e-discovery and contract management services.

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  Develop additional process capabilities and industry expertise.  We will focus on developing additional process capabilities and market expertise for our core industries. We will continue to invest in technology and innovation that will accelerate the build-out of our portfolio of next-generation solutions, such as platform-based descriptive and predictive analytics services for processing flows of "Big Data" to help clients gain better insight into their processes and businesses. As an example, on behalf of our customers, we are deploying Big Data automation platforms to analyze individual consumer behavior and interaction patterns to identify opportunities for revenue enhancement and loss prevention, and configure optimal outreach campaigns to drive sales, loyalty, and profitability.

        Pursue meaningful cost synergy opportunities and accelerate long-term profitability.    We have identified significant cost synergies, the majority of which will be actionable within 9 months of closing the transaction. Due to similar operating infrastructures between SourceHOV and Novitex, we believe we have opportunities across information technology, operations, facilities, and corporate functions to achieve over $70.3 million in total run-rate cost savings executable over the course of 2 years. We believe these cost savings are in the following categories:

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  Information Technology.  We estimate cost savings of $10.5 million across consolidation of IT management, insourcing of third-party vendors, and savings related to consolidation of IT services and software license replacement with an in-house platform.

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  Operations.  We estimate cost savings of $25.2 million from data entry offshoring, regional management rationalization, and consolidation of spend.

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  Facilities.  We estimate $9.0 million of savings from lease and headcount savings resulting from facilities consolidation.

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  Corporate and Shared Services.  We estimate cost savings of $25.6 million primarily across shared services, including the finance, accounting, legal, and human resources departments, in addition to vendor savings from consolidation of costs such as audit & tax, insurance, and ERP.

        Additionally, we intend to further improve our margins through increased focus on operational best practices and cost efficiency through further process standardization, increasing use of automation, and increased focus on quality. Our strategy is that over time this will result in margin expansion and enhanced productivity. Although we believe we have opportunities to achieve over $70.3 million in total run-rate cost savings, we have conservatively assumed that $37.5 million are achieved.

        Capitalize on our enhanced scale and operating capacity.    We intend to utilize Exela's increased global scale and brand recognition to strengthen our ability to bid on new opportunities. We plan to dedicate more resources to pursue whitespace coverage to expand our range of service offerings and pursue additional cross-selling opportunities. We will also look to use our increased scale and operations expertise to improve utilization of our assets. As an example, Novitex recently made approximately $45 million of investments to create and equip two Tier-III document processing and outsourcing centers in Windsor, Connecticut, and Austin, Texas, which Novitex refers to as its MegaCenters. We will pursue a strategy of consolidating smaller regional document processing centers to the MegaCenters which will increase efficiency through economies of scale. By driving utilization up from the current levels of approximately 30% to 60%, Exela will benefit from high flow through margins from increased revenues with minimal incremental investment.

Parties to the Business Combination

Quinpario

        Quinpario is a Delaware special purpose acquisition company formed in July 2014 for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination involving Quinpario and one or more businesses.

        Quinpario's securities are traded on Nasdaq under the ticker symbols "QPAC," "QPACU" and "QPACW." We have applied to continue the listing of Quinpario Common Stock on Nasdaq under the symbol "XELA." Following the closing, we expect that our warrants will trade on Nasdaq under the symbol "XELAW"; our units may continue to trade on Nasdaq under the symbol "XELAU" or may be separated into the component securities and no longer trade as a separate security.

        The mailing address of Quinpario's principal executive office is 12935 N. Forty Drive, Suite 201, St. Louis, Missouri 63141.

SourceHOV Merger Sub

        SourceHOV Merger Sub, a Delaware corporation, is a wholly-owned subsidiary formed by us on February 17, 2017 to consummate the Business Combination. In the Business Combination, SourceHOV Merger Sub will merge with and into SourceHOV, with SourceHOV surviving the merger.

Novitex Merger Sub

        Novitex Merger Sub, a Delaware corporation, is a wholly-owned subsidiary formed by us on February 17, 2017 to consummate the Business Combination. In the Business Combination, Novitex Merger Sub will merge with and into Novitex, with Novitex surviving the merger.

SourceHOV

        SourceHOV is a leading provider of platform-based EIM and TPS primarily for the healthcare, banking and financial services, commercial, public sector, and legal industries. SourceHOV's business model uses a strategic mix of technology and services to provide industry solutions and proprietary technology which incorporate data aggregation, exception handling, decisioning, and business process automation.

        SourceHOV's EIM and TPS solutions are focused in areas where it can utilize the scale of its platforms and address the full life cycle of its clients' business functions. SourceHOV's offerings are delivered across three business segments:

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  Information and Transaction Processing Solutions ("ITPS") (56% of revenues).  Within its ITPS segment, SourceHOV provides industry solutions for banking and financial services, including lending solutions for mortgages and auto loans, and banking solutions for clearing, Anti-Money Laundering, sanctions, and cross-border settlement; property and casualty insurance solutions for enrollments, claims processing, and communications; public sector solutions for income tax processing, benefits administration, records management; multi-industry solutions for payment processing and reconciliation, integrated receivable and payables management, document logistics and location services, records management, and electronic storage of data / documents; and software, hardware, and maintenance related to information and transaction processing automation, among others.

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  Healthcare Solutions ("HS") (31% of revenues).  Within its HS segment, SourceHOV provides a number of solutions including revenue cycle solutions, integrated accounts payable and receivable, and information management for both the healthcare payer and provider markets. Its payer service offerings include claims processing, claims adjudication and audit services, enrollment processing and policy management, scheduling, and prescription management. Its provider service offerings include medical coding and insurance claim generation, underpayment audit and recovery, and medical records management. As a leader in complex claims processing, SourceHOV specializes in transactions that require multiple layers of validation, supporting documentation processing, reconciliation, and management of exceptions.

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  Legal & Loss Prevention Services ("LLPS") (13% of revenues).  Within its LLPS segment, SourceHOV provides a number of solutions including processing of legal claims for class action and mass action settlement administrations, involving project management support, notification, and outreach to claimants; and collection, analysis, and distribution of settlement funds. Additionally, it provides data and analytical services in the context of litigation consulting, economic and statistical analysis, expert witness services, and revenue recovery services for delinquent accounts receivable.

        SourceHOV solutions benefit leading organizations in information-intensive businesses that have frequent access and distribution requirements, and require data analytics, specialized processing, or subject matter expertise. SourceHOV provides services from a network of approximately 120 delivery centers to customers in over 50 countries with over 16,000 employees. Approximately 90% of SourceHOV's revenues are recurring in nature and supported by long-term client contracts. SourceHOV's largest client accounted for less than 7% of 2016 revenue, while its top 10 clients accounted for less than 25% of 2016 revenues with an average tenure of 13 years. SourceHOV generated $790 million in revenue, $(48) million in net loss, and $173 million in Adjusted EBITDA for the year ended December 31, 2016. Approximately 83% and 17% of 2016 revenues were generated in the Americas and Europe, respectively. See "Selected Historical Financial Information of SourceHOV—Reconciliation of GAAP to non-GAAP Measures."

Novitex

        Novitex is a North American provider of document management and digital business process services. Novitex enables businesses to streamline their internal and external communications and workflows by offering an integrated suite of services organized across two categories: Digital Services and Document Logistics.

        The Digital Services category combines technology-driven applications and platforms with Novitex's expertise and consists of the following:

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  Customer communications management ("CCM"): the strategic management and improvement of outbound communications, including the creation, delivery, storage, and retrieval of communications;

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  Outbound, recurring document processing:  repetitive production work, such as statements, invoices, insurance policies, and other informational documents that contain content unique to each recipient;

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  Production business recovery services:  backup transactional print and mail services supporting clients' operations when an internal breakdown or a natural disaster disrupts the primary functions of such operations;

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  Business process automation:  the automation of complex business processes, such as mortgage processing and claims processing, beyond conventional data manipulation and record-keeping activities; and

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  Managed print services ("MPS"): the optimization of clients' onsite document output to decrease costs, reduce paper waste, and increase employee efficiency.

        Novitex's Document Logistics services consist of delivery logistics, which includes presort services and shipping cost optimization, and staffing-based document management services, which includes mailroom management, document reproduction services ("reprographics") and hospitality solutions (such as staffing lobby hosts and providing hoteling support).

        Through its integrated suite of Digital Service and Document Logistics offerings, which Novitex refers to as the Integrated Document Life Cycle™ (the "IDLC"), Novitex connects its clients' inbound and outbound communications in both physical and digital forms. Before the introduction of the IDLC, multiple stakeholders within client businesses would outsource fragmented pieces of the document life cycle to separate vendors. With the IDLC, these multiple stakeholders can outsource their document processing needs to a single provider, Novitex, creating a more efficient model for document processing services.

        Novitex now provides many of its top clients with a combination of both Digital Services and Document Logistics as an integrated outsourced solution to their document-related needs. Novitex supports a large and diverse base of approximately 400 clients, consisting of Fortune® 500 companies, Am Law® 200 law firms and public sector organizations, with approximately 7,500 employees located across approximately 1,250 client sites and 32 offsite facilities as of December 31, 2016. In addition, Novitex benefits from a highly diversified client base that includes clients in highly regulated industries, such as banking, property and casualty insurance, healthcare, government, legal, technology, consumer, manufacturing, energy and universities. For the fiscal year ended December 31, 2016, Novitex generated $543 million in revenues, $(19) million in net loss, and $75 million in Adjusted EBITDA. See "Selected Historical Financial Information of Novitex—Reconciliation of GAAP to non-GAAP Measures."

Structure of the Business Combination

        The Business Combination Agreement provides for (i) the merger of SourceHOV Merger Sub with and into SourceHOV, as a result of which the separate corporate existence of SourceHOV Merger Sub will cease, with SourceHOV continuing as the surviving company and an indirect subsidiary of the Company, and (ii) the merger of Novitex Merger Sub with and into Novitex, as a result of which the separate corporate existence of Novitex Merger Sub will cease, with Novitex as the surviving company and an indirect subsidiary of the Company.

        The following diagrams illustrate the structure of the Business Combination and the structure of the combined company immediately following the Business Combination:

The Business Combination

After the Business Combination

Consideration to Selling Equityholders in the Business Combination

        Pursuant to the Business Combination Agreement, equity holders of SourceHOV and Novitex will receive shares of Quinpario Common Stock in exchange for their current equity in SourceHOV and Novitex. Each share of SourceHOV common stock will be converted into the right to receive a number of shares of Quinpario Common Stock equal to 80,600,000 divided by the number of shares of SourceHOV common stock outstanding immediately prior to the effective time of the Business Combination, assuming settlement in SourceHOV common stock of all SourceHOV RSU Awards then outstanding, whether vested or unvested. Each share of common stock of Novitex will be converted into the right to receive a number of shares of Quinpario Common Stock equal to 30,600,000 divided by the number of shares of Novitex common stock outstanding immediately prior to the effective time of the Business Combination. Cash will be paid in lieu of any fractional shares of Quinpario Common Stock.

Redemption Rights

        Pursuant to the current certificate of incorporation, holders of public shares may elect to have their shares redeemed for cash at the applicable redemption price per share calculated in accordance with the current certificate of incorporation. As of February 28, 2017, this would have amounted to approximately $10.00 per share. If a holder exercises its redemption rights, then such holder will be exchanging its shares of Quinpario Common Stock for cash and will no longer own shares of the Company. Such a holder will be entitled to receive cash for its public shares only if it (a) affirmatively votes its shares of Quinpario Common Stock for or against the Business Combination Proposal and (b) properly demands redemption and delivers its shares (either physically or electronically) to the Transfer Agent prior to the Annual Meeting. See the section entitled "2017 Annual Meeting of Quinpario Stockholders—Redemption Rights" for the procedures to be followed if you wish to redeem your shares for cash.

PIPE Investment

        In connection with the Business Combination, the Company expects to enter into subscription agreements with one or more investors to purchase securities of Quinpario, which may consist of or be convertible into Quinpario Common Stock, for an aggregate commitment amount of at least $74.0 million, subject to certain conditions, including the closing of the Business Combination.

        The securities of Quinpario, which may consist of or be convertible into Quinpario Common Stock, to be issued pursuant to the subscription agreements will not be registered under the Securities Act in reliance upon the exemption provided in Section 4(a)(2) of the Securities Act and/or Regulation D

promulgated thereunder. We anticipate that the subscription agreements will provide for customary registration rights for the PIPE Investors.

        The subscription agreements will be terminated, and be of no further force and effect, upon the earlier to occur of (i) the termination of the Business Combination Agreement in accordance with its terms, (ii) the mutual written agreement of the parties thereto or (iii) if any of the conditions to the closing are not satisfied on or prior to the closing and which make the consummation of the Business Combination fail to occur.

Debt Financing

        In connection with the entry into the Business Combination Agreement, Quinpario has entered into a commitment letter to provide for debt financing in an aggregate principal amount of up to $1.35 billion as well as a committed $100 million senior secured revolving facility, a portion of which will be available at closing (the "Debt Financing"). Quinpario has received firm commitments from a consortium of financial institutions to provide the Debt Financing, which includes the revolving credit facility. See the section of this proxy statement captioned "Proposal No. 1—Approval of the Business Combination—Debt Financing."

Impact of the Business Combination on the Company's Public Float

        It is anticipated that, upon completion of the Business Combination: (i) the HGM Group will own approximately 55.9% of the combined company; (ii) Novitex Parent will own approximately 21.2% of the combined company; (iii) the Company's public stockholders (other than the PIPE Investors) will retain an ownership interest of approximately 13.9% in the combined company; (iv) the PIPE Investors will own approximately 5.1% of the combined company (such that public stockholders, including PIPE Investors, will own approximately 19.1% of the combined company); and (v) the Founders will own approximately 3.9% of the combined company, after giving effect to the cancellation of an estimated 3,137,500 Founder Shares pursuant to the Forfeiture Agreement. These levels of ownership interest (a) assume that no shares are elected to be redeemed and that we have sold exactly 7,400,000 shares of Quinpario Common Stock (or securities which may consist of or be convertible into 7,400,000 shares of Quinpario Common Stock), for approximately $74.0 million of gross proceeds, in the PIPE Investment; (b) are based upon certain estimates of Quinpario's management with respect to the number of shares of Quinpario Common Stock to be forfeited pursuant to the formula in the Forfeiture Agreement; and (c) do not take into account public warrants to purchase Quinpario Common Stock that will remain outstanding immediately following the Business Combination or the issuance of any shares upon completion of the Business Combination under the 2017 Stock Incentive Plan, a copy of which is attached to this proxy statement as Annex    . Under the Forfeiture Agreement, the Founders have agreed to cancel the aggregate 18,000,000 Private Placement Warrants held by them upon the consummation of the Business Combination. If the actual facts are different than these assumptions (which they are likely to be), the percentage ownership retained by the Company's existing stockholders in the combined company will be different.

        The following table illustrates the share ownership in the combined company based on these assumptions:

Share Ownership in Combined Company(1)
The Company's public stockholders	13.9%
The PIPE Investors	5.1%
Founders	3.9%
Novitex Parent	21.2%
HGM Group	55.9%

100%

(1)
Assumes that no stockholders elect to redeem shares, and that Quinpario issues exactly 7,400,000 shares of Quinpario Common Stock (or securities which may consist of or be convertible into 7,400,000 shares of Quinpario Common Stock) in the PIPE Investment, the minimum number of shares that would be required to satisfy the condition to the Business Combination that the sum of (a) the amount in our Trust Account at closing and (b) the proceeds of the PIPE Investment, be at least $275.0 million.

Board of Directors of Quinpario Following the Business Combination

        Upon consummation of the Business Combination, we anticipate increasing the size of the combined company's board of directors from seven directors to eight directors, with each Class A director having a term that expires at the combined company's annual meeting of stockholders in 2018, each Class B director having a term that expires at the combined company's annual meeting of stockholders in 2019 and each Class C director having a term that expires at the combined company's annual meeting of stockholders in 2020, or in each case until their respective successors are duly elected and qualified, or until their earlier resignation, removal or death. Please see the section entitled "Management After the Business Combination" for additional information. An information statement will be prepared, filed with the SEC and transmitted to Quinpario stockholders pursuant to Section 14(f) of the Exchange Act and Rule 14f-1 in connection with the change in composition of the board of directors of the combined company.

The Certificate Proposals; Bylaws

        Upon the closing of the Business Combination, our current certificate of incorporation will be amended promptly to reflect the Certificate Proposals to:

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  authorize an additional 205,000,000 shares of Quinpario Common Stock and an additional 9,000,000 shares of preferred stock (Proposal No. 3);

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  provide that certain provisions of the certificate of incorporation of the Company are subject to the Director Nomination Agreements (Proposal No. 4);

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  change the Company's corporate name from "Quinpario Acquisition Corp. 2" to "Exela Technologies, Inc." (Proposal No. 5);

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  provide that certain transactions are not "corporate opportunities" and that certain persons, including the Sellers and their affiliates, are not subject to the doctrine of corporate opportunity (Proposal No. 6); and

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  provide for certain additional changes, including eliminating certain provisions specific to our status as a blank check company, providing that our directors are not personally liable to the

    Company or our stockholders for monetary damages for a breach of fiduciary duty, and certain indemnification provisions our board of directors believes are necessary to adequately address the needs of the combined company, subject to approval by our stockholders at the Annual Meeting (Proposal No. 7).

        In addition, upon the closing of the Business Combination, it is anticipated that the combined company will adopt the amended and restated bylaws attached to this proxy statement as Annex C.

Date, Time and Place of Annual Meeting

        The Annual Meeting will be held at                , Eastern time, on                , 2017, at the offices of Kirkland & Ellis LLP, located at 601 Lexington Avenue, New York, New York 10022, or at such other date, time and place to which such meeting may be adjourned or postponed, to consider and vote upon the proposals.

Voting Power; Record Date

        Only Quinpario stockholders of record at the close of business on                , 2017, the record date for the Annual Meeting, will be entitled to vote at the Annual Meeting. You are entitled to one vote for each share of Quinpario Common Stock that you owned as of the close of business on the record date. If your shares are held in "street name" or are in a margin or similar account, you should contact your broker, bank or other nominee to ensure that votes related to the shares you beneficially own are properly counted. On the record date, there were 28,848,601 shares of Quinpario Common Stock outstanding and entitled to vote, of which 8,750,000 are held by the Founders.

Proxy Solicitation

        Proxies may be solicited by mail. Quinpario has engaged Morrow to assist in the solicitation of proxies.

        If a stockholder grants a proxy, it may still vote its shares in person if it revokes its proxy before the Annual Meeting. A stockholder may also change its vote by submitting a later-dated proxy, as described in the section entitled "2017 Annual Meeting of Quinpario Stockholders—Revoking Your Proxy."

Accounting Treatment

        The business combination will be accounted for as a business combination for which SourceHOV has been determined to be the accounting acquirer based on the following predominate factors:

  •
  SourceHOV will have the largest portion of voting rights in the newly formed entity;

  •
  the largest minority shareholder of the combined entity is a current SourceHOV shareholder;

  •
  SourceHOV is the largest entity by revenue and by assets; and

  •
  the management of SourceHOV is expected to be primarily composed of the management of the newly formed entity, however specific roles have yet to be determined.

        Since SourceHOV is determined to be the accounting acquirer in the reverse merger with Quinpario, the accounting for the merger will be similar to that of a capital infusion, as the only pre-combination asset of the Company is cash held in trust. The assets and liabilities of the Company will be carried at historical cost and SourceHOV will not record any step-up in basis or any intangible assets or goodwill as a result of the merger with Quinpario. The acquisition of Novitex will be treated as a business combination under ASC 805 and will be accounted for using the acquisition method. SourceHOV will record the fair value of assets and liabilities acquired from Novitex.

Appraisal Rights

        Appraisal rights are not available to our stockholders in connection with the Business Combination.

Regulatory Matters

        Under the Hart Scott Rodino Antitrust Improvements Act of 1976, as amended ("HSR Act"), and the rules and regulations promulgated thereunder, certain transactions, including the Business Combination, may not be consummated until, among other things, pre-merger notifications have been made and certain information has been furnished to the Federal Trade Commission and the Antitrust Division of the Department of Justice, and certain waiting period requirements have expired or been terminated. All necessary pre-merger notifications under the HSR Act were made on March 24, 2017. See the section of this proxy statement captioned "Proposal No. 1—Approval of the Business Combination—Regulatory Matters" for additional information.

Quorum and Required Vote for Stockholder Proposals

        A quorum of Quinpario stockholders is necessary to hold a valid meeting. A quorum will be present at the Annual Meeting if a majority of Quinpario Common Stock outstanding and entitled to vote at the Annual Meeting is represented in person or by proxy. Abstentions will count as present for the purposes of establishing a quorum, but broker non-votes will not be counted for purposes of establishing a quorum.

        The approval of each of the Business Combination Proposal and the Adjournment Proposal requires the affirmative vote of holders of a majority of the shares of Quinpario Common Stock present and entitled to vote thereon at the Annual Meeting. Accordingly, a Quinpario stockholder's failure to vote by proxy or to vote in person at the Annual Meeting or the failure of a Quinpario stockholder who holds his or her shares in "street name" through a broker or other nominee to give voting instructions to such broker or other nominee (a "broker non-vote") will, assuming a valid quorum is established, have no effect on the outcome of any vote on the Business Combination Proposal or the Adjournment Proposal. Abstentions will have the same effect as a vote "AGAINST" the Business Combination Proposal and the Adjournment Proposal.

        The approval of each of the Nasdaq Proposal and the Incentive Plan Proposal requires the affirmative vote of holders of a majority of the shares of Quinpario Common Stock present and entitled to vote and actually cast a vote thereon at the Annual Meeting. Accordingly, a Quinpario stockholder's abstention, broker non-vote or failure to vote by proxy or to vote in person at the Annual Meeting will, assuming a valid quorum is established, have no effect on the outcome of any vote on the Nasdaq Proposal or the Incentive Plan Proposal.

        The approval of each of the Certificate Proposals requires the affirmative vote of the holders of a majority of the outstanding shares of Quinpario Common Stock. Accordingly, a Quinpario stockholder's failure to vote by proxy or to vote in person at the Annual Meeting, an abstention or a broker non-vote will have the same effect as a vote "AGAINST" the Certificate Proposals.

        Directors are elected by a plurality of all of the votes cast by holders of shares of Quinpario Common Stock represented in person or by proxy and entitled to vote thereon at the Annual Meeting. This means that the seven nominees will be elected if they receive more affirmative votes than any other nominee for the same position. Stockholders may not cumulate their votes with respect to the election of directors. Assuming a valid quorum is established, abstentions and broker non-votes will have no effect on the election of directors.

        The Business Combination Proposal is conditioned on the approval of each of the Nasdaq Proposal, the Authorized Capital Stock Proposal and the Corporate Opportunity Proposal. The Nasdaq

Proposal, each of the Certificate Proposals and the Incentive Plan Proposal are each conditioned on the approval of the Business Combination Proposal. The Director Election Proposal and Adjournment Proposal do not require the approval of any other proposal to be effective. It is important for you to note that in the event that the Business Combination Proposal, the Nasdaq Proposal, the Authorized Capital Stock Proposal or the Corporate Opportunity Proposal does not receive the requisite vote for approval, then we will, unless the relevant condition under the Business Combination Agreement is waived, not consummate the Business Combination. If we do not consummate the Business Combination and fail to complete an initial business combination by July 24, 2017, our current certificate of incorporation requires us to dissolve and liquidate our Trust Account.

Recommendation to Quinpario Stockholders

        Quinpario's board of directors believes that each of the Business Combination Proposal, the Nasdaq Proposal, each of the Certificate Proposals, the Director Election Proposal, the Incentive Plan Proposal and the Adjournment Proposal to be presented at the Annual Meeting is in the best interests of the Company and its stockholders and unanimously recommends that its stockholders vote "FOR" each of the proposals. In evaluating the Business Combination and making these determinations and this recommendation, the Quinpario board of directors consulted with Quinpario's senior management, Quinpario's financial and legal advisors and considered a number of factors. For more information see "Proposal No. 1—Approval of the Business Combination—Quinpario's Board of Directors' Reasons for the Approval of the Business Combination."

Certain Interests of Quinpario's Directors and Officers and Others in the Business Combination

        When you consider the recommendation of the Quinpario board of directors in favor of approval of these proposals, you should keep in mind that its directors and officers have interests in the Business Combination that are different from or in addition to (and which may conflict with) your interests as a stockholder. These interests include, among other things:

  •
  the fact that the Founders have agreed not to redeem any of the Founder Shares in connection with a stockholder vote to approve a proposed initial business combination;

  •
  the fact that the Sponsor paid an aggregate of $25,000 for the Founder Shares and such securities will have a significantly higher value at the time of the Business Combination, so that, if unrestricted and freely tradable, these shares would be valued at approximately $50.0 million to $71.1 million (valued at $10.00 per share and after giving effect to the cancellation of approximately 1,637,500 to 3,750,000 Founder Shares pursuant to the formula set forth in the Forfeiture Agreement) even though, given the restrictions on such shares, we believe such shares have less value;

  •
  the fact that the Founders have agreed to waive their rights to liquidating distributions from the Trust Account with respect to their Founder Shares if we fail to complete an initial business combination by July 24, 2017;

  •
  the fact that the Sponsor paid an aggregate of $9,000,000 for its 18,000,000 Private Placement Warrants to purchase shares of Quinpario Common Stock and that such Private Placement Warrants either (i) will be cancelled upon the consummation of the Business Combination pursuant to the Forfeiture Agreement or (ii) will expire worthless if a business combination is not consummated by July 24, 2017;

  •
  the continued right of the Sponsor to hold Quinpario Common Stock;

  •
  the fact that, at the option of the Sponsor, any amounts outstanding under any loan made by the Sponsor or an affiliate of the Sponsor to the Company in an aggregate amount up to $1,500,000,

    may be converted into warrants to purchase Quinpario Common Stock of the combined company;

  •
  if the Trust Account is liquidated, including in the event we are unable to complete an initial business combination within the required time period, Quinpario Partners and Jeffry N. Quinn, our former Chairman, each an affiliate of the Sponsor, have agreed to indemnify us to ensure that the proceeds in the Trust Account are not reduced below $10.00 per public share, or such lesser per public share amount as is in the Trust Account on the liquidation date, by the claims of prospective target businesses with which we have entered into an acquisition agreement or claims of any third party for services rendered or products sold to us, but only if such a vendor or target business has not executed a waiver of any and all rights to seek access to the Trust Account;

  •
  the continued indemnification of our existing directors and officers and the continuation of our directors' and officers' liability insurance after the Business Combination;

  •
  the fact that the Sponsor, officers and directors will lose their entire investment in us and will not be reimbursed for any further out-of-pocket expenses if an initial business combination is not consummated by July 24, 2017; and

  •
  that, at the closing of the Business Combination, we will enter into the Registration Rights Agreement with the Restricted Stockholders, which provides for registration rights to Restricted Stockholders and their permitted transferees.

Conditions to Closing of the Business Combination

        The obligations of each party to consummate the transactions contemplated by the Business Combination Agreement, including the Business Combination, are subject to the satisfaction, or written waiver of each of the following conditions:

  •
  All required waiting periods or approvals under the HSR Act and all applicable antitrust laws shall have expired, been received or terminated;

  •
  No applicable law or injunction enacted, entered, promulgated, enforced or issued by any governmental authority or other legal restraint or prohibition preventing the consummation of the Business Combination shall be in effect;

  •
  Both the SourceHOV Merger and the Novitex Merger shall have been consummated substantially simultaneously;

  •
  The approval of the Business Combination Proposal, the Nasdaq Proposal, the Authorized Capital Stock Proposal and the Corporate Opportunity Proposal shall have been obtained;

  •
  The HGM Consent and the Novitex Consent (each as defined in the Business Combination Agreement) shall have been obtained, which condition has since been satisfied; and

  •
  Quinpario shall have received financing on the terms provided for in the commitment letter between Quinpario, Royal Bank of Canada, RBC Capital Markets, LLC, Credit Suisse AG, Cayman Islands Branch, Credit Suisse Securities (USA) LLC, Natixis Securities Americas LLC, KKR Capital Markets LLC, and KKR Corporate Lending LLC.

        In addition, the obligations of Quinpario to effect the Business Combination are subject to fulfillment, on or prior to the closing date, of the following condition (which may be waived in writing by Quinpario):

  •
  Quinpario shall have at least $5,000,001 of net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Exchange Act) remaining after the closing.

        In addition, the obligations of the Sellers, SourceHOV and Novitex to effect the Business Combination are subject to the condition (which may be waived by each Seller) that, after giving effect to (i) the redemptions each holder of Quinpario Common Stock is entitled to pursuant to Quinpario's current certificate of incorporation and (ii) the PIPE Investments, the amount in the Trust Account plus the total proceeds from the PIPE Investments available to Quinpario equals no less than $275,000,000 in cash.

        For additional information regarding these and certain additional conditions to the completion of the Business Combination, see the section entitled "Proposal No. 1—Approval of the Business Combination."

Risk Factors

        In evaluating the proposals set forth in this proxy statement, you should carefully read this proxy statement, including the annexes, and especially consider the factors discussed in the section entitled "Risk Factors."

SELECTED HISTORICAL FINANCIAL INFORMATION OF QUINPARIO

        The following table sets forth selected historical financial information derived from Quinpario's audited financial statements included elsewhere in this proxy statement as of December 31, 2016 and 2015, and for the years ended December 31, 2016 and 2015, and for the period from July 15, 2014 (inception) to December 31, 2014. You should read the following selected financial information in conjunction with the section entitled "Quinpario Management's Discussion and Analysis of Financial Condition and Results of Operations" and Quinpario's financial statements and the related notes appearing elsewhere in this proxy statement.

	For the year ended December 31, 2016	For the year ended December 31, 2015	For the Period from July 15, 2014 (Inception) to December 31, 2014(a)
Statement of Operation Data:
Reimbursement of due diligence expenses	$—	$500,000	$—
General and administrative costs	(1,128,167)	(1,027,734)	(53,338)
Loss from operations	(1,128,167)	(527,734)	(53,338)
Interest income	1,185,130	155,807	—
Net income (loss) attributable to common shares outstanding	56,963	(371,927)	(53,338)
Net income (loss) per common share outstanding basic and diluted	0.01	(0.04)	(0.01)
Weighted average number of common shares outstanding basic and diluted	10,414,438	10,261,416	8,750,000

(a)
Quinpario was incorporated on July 15, 2014 and therefore is not presenting the information for any prior periods.

	As of December 31, 2016	As of December 31, 2015	As of December 31, 2014
Balance Sheet Data:
Cash	$120,382	$881,923	$1,273
Investments held in Trust Account	351,088,398	350,155,268	—
Total Assets	351,208,780	351,111,906	212,377
Total Liabilities	12,357,331	12,317,420	240,715
Common stock subject to possible redemption	333,851,446	333,794,485	—
Total stockholders' equity (deficit), net	5,000,003	5,000,001	(28,338)

 SELECTED HISTORICAL FINANCIAL INFORMATION OF SOURCEHOV

        The following table sets forth selected historical financial information derived from SourceHOV's (i) audited financial statements included elsewhere in this proxy statement as of December 31, 2016 and 2015 and for the years ended December 31, 2016, 2015 and 2014 and (ii) audited financial statements as of December 31, 2014, 2013 and 2012 and for the years ended December 31, 2013 and 2012 not included in this proxy statement. You should read the following selected financial information in conjunction with the section entitled "SourceHOV Management's Discussion and Analysis of Financial Condition and Results of Operations" and SourceHOV's financial statements and the related notes appearing elsewhere in this proxy statement.

	Year Ended December 31,
				2013
				Successor	Predecessor

				Period from May 1 to December 31	Period from January 1 to April 30
(in thousands, except share and per share data)	2016	2015	2014			2012

Statements of Operations Information:
Revenue	$789,926	$805,232	$650,918	$428,140	$216,536	$595,176
Cost of revenue (exclusive of depreciation and amortization)	519,121	559,846	451,539	305,891	152,943	399,609
Gross Profit	270,805	245,386	199,379	122,249	63,593	195,567
Selling, general and administrative expenses	130,437	120,691	131,864	63,360	44,810	94,392
Depreciation and amortization	79,639	75,408	65,227	39,217	15,357	42,033
Impairment of goodwill and other intangible assets	—	—	154,454	—	—	—
Related party expense	10,493	8,977	19,080
Operating Income (Loss)	50,236	40,310	(171,246)	19,672	3,426	59,142
Other expense (income), net:
Interest expense, net	109,414	108,779	48,045	24,659	17,428	53,586
Loss on extinguishment of debt	—	—	18,548		24,889	—
Sundry expense (income), net	712	3,247	(2,201)			—
Net (loss) income before income taxes	(59,890)	(71,716)	(235,638)	(4,987)	(38,891)	5,556
Income tax benefit (expense)	11,787	26,812	38,003	1,661	13,551	(2,145)
Net (loss) income	(48,103)	(44,904)	(197,635)	(3,326)	(25,340)	3,411
Income per share:
Basic	(333.13)	(310.97)	(1,368.67)	(60.87)	(2.41)	0.11
Diluted	(333.13)	(310.97)	(1,368.67)	(60.87)	(2.41)	0.11
Weighted average number of shares outstanding:
Basic	144,399	144,399	144,399	54,645	10,527,662	31,582,925
Diluted	144,399	144,399	144,399	54,645	10,527,662	31,582,925

(in thousands)	2016	2015	2014	2013	2012
	Successor				Predecessor

Balance Sheet Data:
Cash and cash equivalents	$8,361	$16,619	$22,667	$17,412	$9,017
Accounts receivable, net of allowance for doubtful accounts	138,421	145,162	157,853	147,186	132,092
Working capital	(41,404)	18,162	42,583	102,124	71,196
Total assets	969,486	960,048	1,009,797	1,046,184	625,305
Long-term debt, net of current maturities	983,502	975,142	952,071	501,962	536,647
Total liabilities	1,309,387	1,251,537	1,266,169	729,092	713,749
Total stockholders' (deficit) equity	(339,901)	(291,489)	(256,372)	317,092	(88,444)

Reconciliation of GAAP to non-GAAP Measures

        SourceHOV's board of directors, management and investors use EBITDA and Adjusted EBITDA to assess its financial performance because it allows them to compare SourceHOV's operating performance on a consistent basis across periods by removing the effects of its capital structure (such as varying levels of interest expense), asset base (such as depreciation and amortization), and items outside the control of its management team. SourceHOV presents EBITDA and Adjusted EBITDA because it believes they provide useful information regarding the factors and trends affecting its business in addition to measures calculated under GAAP. SourceHOV defines EBITDA as net income, plus taxes, interest expense, and depreciation and amortization. SourceHOV defines Adjusted EBITDA as EBITDA plus optimization and restructuring charges, including severance and retention expenses; transaction and integrations costs; other non-cash charges, including non-cash compensation, (gain) or loss from sale or disposal of assets, and impairment charges; and management fees and expenses.

        The following table presents a reconciliation of EBITDA and Adjusted EBITDA to SourceHOV's net income (loss) the most directly comparable GAAP measure for the periods presented:

				Successor	Predecessor
	2016	2015	2014	Period from May 1 to December 31, 2013	Period from January 1 to April 30, 2013	2012
Net (loss) income	(48,103)	(44,904)	(197,635)	(3,326)	(25,340)	3,411
Income Tax (benefit) expense	(11,787)	(26,812)	(38,003)	(1,661)	(13,551)	2,145
Interest expense, net	109,414	108,779	48,045	24,659	17,428	53,586
Depreciation and amortization	79,639	75,408	65,227	39,217	15,357	42,033

EBITDA	129,163	112,471	(122,366)	58,889	(6,106)	101,175

Optimization and restructuring expenses(1)	7,559	5,210	16,822	4,037	1,094	5,361
Transaction and integration costs(2)	18,848	18,466	35,606	750	11,317	4,175
Non-cash equity compensation(3)	7,085	8,122	6,104	6,000	458	438
Other non-cash charges(4)	471	1,881	1,420	1,436	—	—
Loss (gain) on sale of assets(5)	2,274	284	1,153	21	39	(87)
Loss on extinguishment of debt(6)	—	—	18,548	—	24,889
Impairment of intangible assets(7)	—	—	16,600	—	—
Impairment of goodwill(8)	—	—	137,854	—	—	—
Management board fees and expenses(9)	7,837	6,897	6,311	3,896	2,905	2,000

Adjusted EBITDA	$173,237	$153,331	$118,052	$75,029	$34,596	$113,062

(1)
Adjustment represents net salary and benefits associated with positions that were terminated, including severance, retention bonuses, and related fees and expenses. Additionally, the adjustment includes charges incurred by SourceHOV to terminate existing lease contracts as part of facility consolidation initiatives.

(2)
Represents one-time costs incurred related to transactions and integration. Integration costs were mainly for training employees for a revised set of coding standards, which relates to outsourced medical coding services provided by Lexicode, a division of SourceHOV. Additionally, the adjustment includes system conversion and integration-related expenses related to running parallel systems.

(3)
Represents the non-cash charges related to restricted stock units granted by SourceHOV that vested during the year.

(4)
Represents fair value adjustments to deferred revenue and deferred rent accounts established as part of purchase accounting.

(5)
Represents losses on disposal of assets.

(6)
Represents loss on the early extinguishment of debt as a result of the refinancing of SourceHOV's credit agreement.

(7)
Represents impairment charges recorded for indefinite lived intangible assets. See Note 2—Basis of Presentation and Summary of Significant Accounting Policies in the Notes to the SourceHOV Consolidated Financial Statements.

(8)
Represents impairment charges recorded for goodwill. See Note 2—Basis of Presentation and Summary of Significant Accounting Policies in the Notes to the SourceHOV Consolidated Financial Statements.

(9)
Amount represents management fees paid to HGM and TransCentra's prior owner, Board of Directors fees and corresponding travel, and other expenses (e.g., rating agency fees, chargebacks) which are not expected to continue on a go-forward basis.

SELECTED HISTORICAL FINANCIAL INFORMATION OF NOVITEX

        The following table sets forth selected historical financial information derived from Novitex's (i) audited financial statements included elsewhere in this proxy statement as of December 31, 2016 and 2015 and for the years ended December 31, 2016, 2015 and 2014 and (ii) audited financial statements as of December 31, 2014, 2013 and 2012 and for the years ended December 31, 2013 and 2012 not included in this proxy statement. You should read the following selected financial information in conjunction with the section entitled "Novitex Management's Discussion and Analysis of Financial Condition and Results of Operations" and Novitex's financial statements and the related notes appearing elsewhere in this proxy statement.

	Year ended December 31,
				2013(a)
(in thousands, except per share data)	2016	2015	2014	Successor Period from July 26 to December 31	Predecessor Nine Months Ended September 30		2012
Statement of Operations Data:
Revenues	$543,163	$575,744	$624,860	$187,522		$524,080		$731,170
Operating expenses:
Cost of revenues, exclusive of depreciation and amortization shown below	437,977	468,811	503,313	149,621		422,367		573,627
Selling, general and administrative, exclusive of depreciation and amortization shown below	49,771	56,638	62,508	25,967		37,918		53,629
Depreciation and amortization	40,588	39,505	32,427	8,273		13,118		18,582
Allocation of Costs from Pitney Bowes, Inc.	—	—	—	—		24,858		28,549
Restructuring	141	666	(948)	8,020		529		4,490
Affiliate Interest, net	—	—	—	—		—		47,781
Goodwill Impairment	—	—	—	—		236,910		—
Acquisition-related Costs	—	—	—	22,345		—		—

Total operating expenses	528,477	565,620	597,300	214,226		735,700		726,658
Operating Income (Loss)	14,686	10,124	27,560	(26,704)		(211,620)		4,512
Other Expense (Income):
Interest Expense, net	47,928	46,482	38,270	7,853		—		—
(Gain) loss on early extinguishment of debt	(2,307)	(2,636)	5,962	—		35,777		—

(Loss) Income Before Income Taxes	(30,935)	(33,722)	(16,672)	(34,557)		(247,397)		4,512
(Benefit from) Provision for Income Taxes	(11,805)	(12,321)	(2,306)	(10,474)		(38,936)		965

Net (Loss) Income	(19,130)	(21,401)	(14,366)	(24,083)		(208,461)		3,547
Foreign currency translation gain (loss)	1,125	(2,960)	(1,539)	(530)		(903)		896

Comprehensive (Loss) Income	$(18,005)	$(24,361)	$(15,905)	$(24,613)		$(209,364)		$4,443
Net (Loss) Per Share	$(1,417)	$(1,585)	$(1,064)	$(1,784)	$	(*)	$		(*)

(a)
Novitex was formed on July 26, 2013. On October 1, 2013, Novitex acquired Pitney Bowes Management Services ("PBMS") in exchange for aggregate cash consideration of approximately $392.3 million excluding transaction-related costs. The Financial Statements are presented for two periods: July 26, 2013 through December 31, 2013 ("Successor Period") and January 1, 2013 through September 30, 2013 ("Predecessor Period"). The Successor Period results of operations and cash flows, prior to the Acquisition on October 1, 2013, consist solely of acquisition-related costs.

(*)
Per share information not applicable to Predecessor Period.

	As of December 31,
	2016	2015	2014	2013	2012
	Successor				Predecessor
(in thousands)
Balance Sheet Data:
Cash and cash equivalents	$37,229	$28,118	$42,027	$72,702	$24,262
Accounts receivable, less allowance for doubtful accounts	87,143	106,008	105,764	133,324	148,897
Working Capital	28,732	47,168	87,320	104,069	106,022
Total assets	476,220	503,712	515,913	580,991	643,664
Long-term debt(*)	415,429	423,154	420,003	284,762	722,808
Total liabilities	562,943	573,029	561,356	484,212	858,507
Total stockholder's equity (deficit)	(86,723)	(69,317)	(45,443)	110,470	(214,843)

(*)
Information relating to deferred issuance costs of long term debt as of December 31, 2012 is not available.

Reconciliation of GAAP to non-GAAP Measures

        EBITDA and Adjusted EBITDA, which are used by Novitex's management to measure performance and assess compliance with financial covenants under debt instruments, are not presented in accordance with GAAP. Novitex believes that EBITDA is useful to investors, as it is commonly used in the industry as a means of evaluating operating performance. Novitex does not intend for these non-GAAP financial measures to be a substitute for any GAAP financial information. Readers of this proxy statement should use these non-GAAP financial measures only in conjunction with the comparable GAAP financial measures. Since other companies may calculate EBITDA and Adjusted EBITDA differently than Novitex does, EBITDA and Adjusted EBITDA, as presented herein, may not be comparable to similarly titled measures reported by other companies.

        Adjusted EBITDA is one of the primary measures management uses for planning and budgeting processes and to assess compliance with financial covenants under debt instruments, and to monitor and evaluate financial and operating results. In addition, Adjusted EBITDA is a factor in evaluating management's performance when determining incentive compensation.

        The following table reconciles net loss to EBITDA and Adjusted EBITDA for the periods presented:

	Year ended December 31,
(in thousands)	2016	2015	2014
GAAP Net loss	$(19,130)	$(21,401)	$(14,366)
Interest expense, net	47,928	46,482	38,270
Depreciation and amortization	40,588	39,505	32,427
Benefit from income taxes	(11,805)	(12,321)	(2,306)

Reported EBITDA	$57,581	$52,265	$54,025

EBITDA Adjustments:
Gain (loss) on early extinguishment of debt(1)	(2,307)	(2,636)	5,962
Completed restructuring and cost reduction initiatives(2)	12,832	19,928	11,463
Non-cash stock compensation and management fees(3)	1,861	1,373	1,410
New contract setup(4)	5,289	2,582	2,690

Adjusted EBITDA	$75,256	$73,512	$75,550

(1)
During 2016 and 2015, Novitex recognized a gain on the forgiveness of its Connecticut State Assistance Loan. During 2014, Novitex recognized a loss on the early extinguishment of debt as a result of the refinancing of its credit agreement. See Note 9—Long-Term Debt in the Notes to the Novitex Consolidated Financial Statements.

(2)
Various costs incurred primarily for consolidation of nine regional document servicing centers into two MegaCenters, restructuring initiatives, and establishment of new technology platforms.

(3)
Represents stock-based compensation expense (see Note 11—Stock-Based Compensation Plans in the Notes to the Novitex Consolidated Financial Statements), management fees and board of directors fees associated with company oversight.

(4)
Costs incurred during new contract and customer onboarding such as direct payroll, customer incentives, equipment set-up and other operating expenses.

The tax impact of the taxable adjustments for the year ended December 31, 2016 is $6.9 million and is based on the U.S. blended tax rate of 40.3%. The tax impact of the taxable adjustments for the year ended December 31, 2015 is $8.3 million and is based on the U.S. blended tax rate of 40.0%. The tax impact of the taxable adjustments for the year ended December 31, 2014 is $8.4 million and is based on the U.S. blended tax rate of 40.2%. See Note 9—Long-Term Debt in the Notes to the Novitex Consolidated Financial Statements regarding debt covenants and compliance.

 SELECTED UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

        The following selected unaudited pro forma condensed combined financial data (the "selected pro forma data") gives effect to the transactions contemplated by the Business Combination and the other transactions described in the section entitled "Unaudited Pro Forma Condensed Combined Financial Information." The acquisition of SourceHOV and Novitex will be accounted for as a business combination using the acquisition method of accounting under the provisions of Accounting Standards Codification 805, "Business Combinations" ("ASC 805"). The selected unaudited pro forma condensed combined balance sheet data as of December 31, 2016 gives effect to the Business Combination as if it had occurred on December 31, 2016. The selected unaudited pro forma condensed combined statement of operations data for the year ended December 31, 2016 gives effect to the Business Combination as if it had occurred on January 1, 2016.

        The selected pro forma data have been derived from, and should be read in conjunction with, the more detailed unaudited pro forma condensed combined financial information (the "pro forma financial statements") of the combined company appearing elsewhere in this proxy statement and the accompanying notes to the pro forma financial statements. In addition, the pro forma financial statements were based on, and should be read in conjunction with, the historical consolidated financial statements and related notes of each of SourceHOV, Novitex and Quinpario for the applicable periods included in this proxy statement. The selected pro forma data have been presented for informational purposes only and are not necessarily indicative of what the combined company's financial position or results of operations actually would have been had the Business Combination been completed as of the dates indicated. In addition, the selected pro forma data do not purport to project the future financial position or operating results of the combined company. Also, as explained in more detail in the accompanying notes to the unaudited pro forma condensed combined financial statements, the preliminary fair values of assets acquired and liabilities assumed reflected in the selected pro forma data are subject to adjustment and may vary significantly from the fair values that will be recorded upon completion of the Business Combination.

Pro Forma Combined
Selected Unaudited Pro Forma Condensed Combined Statement of Operations
Year Ended December 31, 2016 (in thousands, except share and per share information)
Revenue	$1,333,089
Net income per share—basic and diluted	$(0.29)
Weighted-average shares outstanding—basic and diluted	144,312,500
Selected Unaudited Pro Forma Combined Balance Sheet Data at December 31, 2016 (in thousands)
Total assets	$1,997,540
Total liabilities	$1,852,959
Total equity	$144,581

Non-GAAP Measures

        Pro forma EBITDA and pro forma Adjusted EBITDA, which are important metrics used to measure performance of the combined company and which will be used by management of the combined company to measure performance in the future, are not presented in accordance with GAAP. We believe that pro forma EBITDA is useful to investors, as it is commonly used in the industry as a means of evaluating operating performance and reflects the EBITDA of SourceHOV and Novitex on a combined basis. We do not intend for these non-GAAP financial measures to be a substitute for any GAAP financial information. Readers of this proxy statement should use these non-GAAP financial measures only in conjunction with the comparable GAAP financial measures. Since other companies may calculate EBITDA and Adjusted EBITDA differently than we do, pro forma EBITDA and pro forma Adjusted EBITDA, as presented herein, may not be comparable to similarly titled measures reported by other companies.

        We believe these non-GAAP financial measures:

  •
  reflect the ongoing business of the combined companies in a manner that allows for meaningful period-to-period comparison and analysis of trends in its business, as they exclude income and expense that are not reflective of ongoing operating results;

  •
  provide useful information in understanding and evaluating the combined business' operating results and comparing financial results across periods; and

  •
  provide a normalized view of the operating performance of the combined business by excluding items that are either noncash or infrequently occurring in nature.

        Pro forma Adjusted EBITDA is one of the primary measures management of the combined company will use for planning and budgeting processes, and to monitor and evaluate financial and operating results. In addition, Adjusted EBITDA will be a factor in evaluating management's performance when determining incentive compensation.

        Pro forma Adjusted EBITDA gives effect to historical acquisitions of SourceHOV, as if they had been included in the financial information of SourceHOV from the beginning of each period presented in the table below. See Note 3—Business Combinations to the Notes to the SourceHOV Consolidated Financial Statements.

	Year ended December 31,
($ in millions)	2016	2015	2014
Adjusted EBITDA(1)	$248.4	$226.9	$193.7
Pro forma Adjusted EBITDA(2)	$349.9

(1)
The reconciliation of Adjusted EBITDA to Net Income may be found in "SourceHOV Management's Discussion and Analysis of Financial Condition and Results of Operations—Other Financial Information (Non-GAAP Financial Measures)" and "Novitex Management's Discussion and Analysis of Financial Condition and Results of Operations—Other Financial Information (Non-GAAP Financial Measures)."

(2)
The reconciliation of pro forma Net (loss) to pro forma Adjusted EBITDA includes:

($ in millions)	FY16
Pro forma Net (loss)	$(42.2)
Interest expense, net	115.7
Income tax benefit	(8.7)
Depreciation and amortization expense	132.8
Other EBITDA adjustments	50.8

Adjusted EBITDA (see note 1 above)	248.4

Acquisition adjustments	1.8
SourceHOV actioned and in process restructuring	49.2
Novitex actioned restructuring	13.0
Combined company synergies(a)	37.5

Pro forma Adjusted EBITDA	$349.9

(a)
Combined company synergies are discussed in greater detail in the section entitled "Summary of the Proxy Statement—Key Combined Business Strategies."

COMPARATIVE SHARE INFORMATION

        The following table sets forth historical comparative share information for Quinpario, SourceHOV and Novitex and unaudited pro forma combined share information after giving effect to the Business Combination, assuming that no holders of public shares exercise their redemption rights and we issue exactly 7,400,000 shares of Quinpario Common Stock (or securities which may consist of or be convertible into 7,400,000 shares of Quinpario Common Stock) in the PIPE Investment.

        The historical information should be read in conjunction with "Selected Historical Financial Information of Quinpario," "Selected Historical Financial Information of SourceHOV" and "Selected Historical Financial Information of Novitex" included elsewhere in this proxy statement and the historical financial statements of Quinpario, SourceHOV and Novitex included elsewhere in this proxy statement. The unaudited pro forma combined share information is derived from, and should be read in conjunction with, the unaudited pro forma condensed combined financial information and related notes included elsewhere in this proxy statement. The unaudited pro forma combined share information does not purport to represent what the actual results of operations of Quinpario, SourceHOV and Novitex would have been had the Business Combination been completed or to project Quinpario, SourceHOV and Novitex's results of operations that may be achieved after the Business Combination. The unaudited pro forma book value per share information below does not purport to represent what the value of Quinpario, SourceHOV and Novitex would have been had the Business Combination been completed nor the book value per share for any future date or period.

	Historical
	Quinpario 12 Months Ended 12/31/16		Novitex 12 Months Ended 12/31/16	SourceHOV 12 Months Ended 12/31/16	Pro Forma Combined
Book value per share(1)	$0.11		$(6,423.93)	$(2,353.90)	$1.00
Number of shares outstanding	43,750,000	(2)	13,500	144,399	144,312,500 (3)
Basic net income (loss) per share	$0.01		$(1,417.04)	$(333.13)	$(0.29)
Diluted net income (loss) per share	$0.01		$(1,417.04)	$(333.13)	$(0.29)
Cash dividends per share	$—		$—	$—	$—

(1)
Book value per share = (Total Shareholders' Equity excluding Preferred Equity)/Total Outstanding Shares).

(2)
The number of shares outstanding includes shares subject to possible redemption.

(3)
Includes securities convertible into Quinpario Common Stock that may be issued in the PIPE Investment.

Sources and Uses for the Business Combination

        The following table summarizes the sources and uses for funding the Business Combination (all numbers in millions):

Sources & Uses

Sources		Uses
Committed Debt Financing	$1,350	Refinanced Debt	$1,497
Cash from Trust Account	201	Capital Lease and Other	65
PIPE Investment	74	SourceHOV Existing Equity Value	806
Capital Lease and Other	65	Novitex Existing Equity Value	306
SourceHOV Existing Equity Value	806	Financing and Advisory Fees	90
Novitex Existing Equity Value	306	New Cash to Balance Sheet	38

Total Sources	$2,802	Total Uses	$2,802

 CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

        We make forward-looking statements in this proxy statement. These forward-looking statements relate to outlooks or expectations for earnings, revenues, expenses or other future financial or business performance, strategies or expectations, or the impact of legal or regulatory matters on business, results of operations or financial condition. Specifically, forward-looking statements may include statements relating to:

  •
  the benefits of the Business Combination;

  •
  the future financial performance of the Company following the Business Combination;

  •
  changes in the market for Novitex or SourceHOV products and services;

  •
  expansion plans and opportunities; and

  •
  other statements preceded by, followed by or that include the words "estimate," "plan," "project," "forecast," "intend," "expect," "anticipate," "believe," "seek," "target" or similar expressions.

        These forward-looking statements are based on information available to as of the date of this proxy statement, and current expectations, forecasts and assumptions, and involve a number of risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing Quinpario's views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

        You should not place undue reliance on these forward-looking statements in deciding how to grant your proxy or instruct how your vote should be cast or vote your shares on the proposals set forth in this proxy statement. As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include:

  •
  the occurrence of any event, change or other circumstances that could give rise to the termination of the Business Combination Agreement;

  •
  the outcome of any legal proceedings that may be instituted against the Company, Novitex or SourceHOV following announcement of the proposed Business Combination and transactions contemplated thereby;

  •
  the inability to complete the transactions contemplated by the proposed Business Combination due to the failure to obtain approval of the stockholders of the Company, the failure to obtain approval of the stockholders of Novitex, the failure to obtain approval of the stockholders of SourceHOV or other conditions to closing in the Business Combination Agreement;

  •
  the ability to obtain or maintain the listing of Quinpario Common Stock on Nasdaq following the Business Combination;

  •
  delays in obtaining, adverse conditions contained in, or the inability to obtain necessary regulatory approvals or complete regulatory reviews required to complete the transactions contemplated by the Business Combination Agreement;

  •
  the risk that the proposed Business Combination disrupts current plans and operations as a result of the announcement and consummation of the transactions described herein;

  •
  the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition, the ability to integrate the SourceHOV and

    Novitex businesses, and the ability of the combined business to grow and manage growth profitably;

  •
  costs related to the Business Combination;

  •
  changes in applicable laws or regulations;

  •
  the possibility that the Company, Novitex or SourceHOV may be adversely affected by other economic, business, and/or competitive factors; and

  •
  other risks and uncertainties indicated in this proxy statement, including those under "Risk Factors."

 RISK FACTORS

        In addition to the other information contained in this proxy statement, the following risks impact the business and operations of each of SourceHOV, Novitex and Quinpario. These risk factors are not exhaustive and all investors are encouraged to perform their own investigation with respect to the business, financial condition and prospects of each of SourceHOV, Novitex and Quinpario. Unless otherwise indicated or the context otherwise requires, references in this "Risk Factors" section to "Exela," the "combined company," "we," "our," "us" and other similar terms refer to Exela Technologies, Inc. and its consolidated subsidiaries, including SourceHOV and Novitex and each of their respective subsidiaries, after giving effect to the Business Combination.

Risks Related to SourceHOV's Business

SourceHOV's results of operations could be adversely affected by economic and political conditions, creating complex risks, many of which are beyond SourceHOV's control.

        SourceHOV's business depends on the continued demand for its services, and, if current global economic conditions continue or worsen, its business could be adversely affected by its clients' financial condition and the levels of business activity in those industries. SourceHOV and its customers are subject to global political, economic and market conditions, including inflation, interest rates, energy costs, the impact of natural disasters, military action and the threat of terrorism. In particular, SourceHOV currently derives, and is likely to continue to derive, a significant portion of its revenues from clients located in the United States. Any future decreases in the general level of economic activity, such as decreases in business and consumer spending and continued high unemployment rates, could result in a decrease in demand for its services, thus reducing its revenue. For example, SourceHOV's clients may decide to reduce or postpone their spending on the services it provides, and it may be forced to lower its prices. Other developments in response to economic events, such as consolidations, restructurings or reorganizations, particularly involving its clients, could also cause the demand for its services to decline, negatively affecting the amount of business that it is able to obtain. SourceHOV may not be able to predict the impact such conditions will have on the industries it serves and may be unable to plan effectively for or respond to such impact. In response to economic and market conditions, from time to time SourceHOV has undertaken initiatives to reduce its cost structure where appropriate, such as consolidation of resources to provide functional region-wide support to its EMEA subsidiaries in a centralized fashion. These initiatives, as well as any future workforce and facilities reductions, may not be sufficient to meet current and future changes in economic and market conditions and allow SourceHOV to continue to achieve the growth rates expected. In addition, costs actually incurred in connection with SourceHOV's restructuring actions may be higher than its estimates of such costs and/or may not lead to the anticipated cost savings.

        Any future disruptions or turbulence in the global credit markets may adversely affect SourceHOV's liquidity and financial condition, and the liquidity and financial condition of its clients. Such disruptions may limit its ability to access financing, increase the cost of financing needed to meet liquidity needs and affect the ability of its clients to use credit to purchase its services or to make timely payments to it, adversely affecting its financial condition and results of operations.

SourceHOV's industry may be adversely impacted by a negative public reaction in the United States and elsewhere to providing certain of SourceHOV's services from outside the United States and recently proposed related legislation.

        SourceHOV has based its strategy of future growth on certain assumptions regarding its industry and future demand in the market for the provision of business process solutions in part using offshore resources. However, providing services from offshore locations is a politically sensitive topic in the United States and elsewhere, and many organizations and public figures have publicly expressed concern about a perceived association between offshore service providers and the loss of jobs in their home countries. In addition, there has been limited publicity about the negative experience of certain companies that provide their services offshore, particularly in India. The trend of providing business process solutions offshore may not continue and could reverse if companies elect to develop and perform their business processes internally or are discouraged from transferring these services to offshore service providers. Any slowdown or reversal of existing industry trends could negatively affect the amount of business that it is able to obtain or retain. See "—The business process solutions industry is characterized by rapid technological change and SourceHOV may not be successful in addressing these changes."

        A variety of U.S. federal and state legislation has been proposed that, if enacted, could restrict or discourage U.S. companies from providing their services from outside the United States, including recently introduced proposals for providing tax and other economic incentives for companies that create jobs in the United States by reducing their reliance on offshore locations. Other state bills have proposed requiring offshore service providers to disclose their geographic locations, requiring notice to individuals whose personal information is disclosed to non-U.S. affiliates or subcontractors, requiring disclosures of companies' foreign outsourcing practices or restricting U.S. private sector companies that have government contracts, grants or guaranteed loan programs from providing their services. Because most of SourceHOV's clients are located in the United States, any expansion of existing laws or the enactment of new legislation that constrains SourceHOV's ability to provide its solutions from offshore or otherwise makes using its services unappealing or impractical for its clients could have a material and adverse effect on its business, results of operations, financial condition and cash flows. See also "—Restrictions on entry visas may affect SourceHOV's ability to compete for and provide services to clients in the United States, which could have a material adverse effect on future revenues."

The services SourceHOV provides to clients in its public sector vertical may be subject to additional restrictions or limitations.

        SourceHOV's engagements with entities in the public sector, including educational institutions, may be subject to compliance with additional legislative or regulatory requirements. Certain state and local governments and agencies have adopted, or may in the future adopt, legislation or rules imposing additional requirements on services provided to the public sector, including restrictions as to where certain services can be performed or where certain data can be stored, even within the United States. Additionally, SourceHOV's employees who are staffed on certain public sector engagements may be subject to strict background checks or other certifications. These additional requirements may make it more difficult to staff large public sector engagements, require SourceHOV to turn down new engagements, affect SourceHOV's ability meet client expectations, deadlines or other specifications and otherwise increase SourceHOV's costs or decrease SourceHOV's revenues. Further, there can be no assurances that a public sector entity will not reallocate funding for SourceHOV's services or face funding shortages, either prior to or after SourceHOV has begun to perform its services, which could impact whether SourceHOV is fully compensated for its services and could have a material adverse effect on its business, results of operations, financial condition and cash flows.

SourceHOV's government contracts are subject to termination rights, audits and investigations, which, if exercised, could negatively impact SourceHOV's reputation and reduce its ability to compete for new contracts.

        A significant portion of SourceHOV's revenues is derived from contracts with the U.S. federal government and its agencies and from contracts with foreign governments and their agencies. SourceHOV numbers over 80 government entities among its customers. Government entities typically finance projects through appropriated funds. While these projects are often planned and executed as multi-year projects, government entities usually reserve the right to change the scope of or terminate these projects for lack of approved funding and/or at their convenience. Changes in government or political developments, including budget deficits, shortfalls or uncertainties, government spending reductions (e.g., Congressional sequestration of funds under the Budget Control Act of 2016) or other debt or funding constraints, such as those recently experienced in the United States and Europe, could result in lower governmental sales and in SourceHOV's projects being reduced in price or scope or terminated altogether, which also could limit SourceHOV's recovery of incurred costs, reimbursable expenses and profits on work completed prior to the termination. Additionally, if the government discovers improper or illegal activities or contractual non-compliance (including improper billing), it may be subject to various civil and criminal penalties and administrative sanctions, which may include termination of contracts, forfeiture of profits, suspension of payments, fines and suspensions or debarment from doing business with the government. Any resulting penalties or sanctions could materially adversely affect SourceHOV's results of operations and financial condition. Moreover, government contracts are generally subject to audits and investigations by government agencies. If the government finds that it inappropriately charged any costs to a contract, the costs are not reimbursable or, if already reimbursed, the cost must be refunded to the government. Further, the negative publicity that could arise from any such penalties, sanctions or findings in such audits or investigations could have an adverse effect on SourceHOV's reputation in the industry and reduce SourceHOV's ability to compete for new contracts and could materially adversely affect SourceHOV's results of operations and financial condition.

Events such as acts of war or terrorism, natural disasters, changes in law, or large losses could adversely affect SourceHOV's insurance coverage and insurance expense, resulting in an adverse effect on its profitability and financial condition.

        SourceHOV insures for certain property and casualty risks consisting primarily of comprehensive general liability, and auto liability. Insurance coverage is obtained for catastrophic property and casualty exposures as well as those risks required to be insured by law or contract. Although SourceHOV believes that its insurance coverage is reasonable, significant events such as acts of war and terrorism, economic conditions, judicial decisions, legislation, natural disasters and large losses could materially affect its insurance obligations and future expense.

SourceHOV's executives, senior management team and other key personnel are critical to its continued success and the loss of such personnel could harm its business.

        SourceHOV's future success substantially depends on the continued service and performance of its executives, senior management team, as well as other key individuals in senior leadership positions. These personnel possess business and technical capabilities that are difficult to replace. SourceHOV does not maintain "key person" insurance covering any member of its executives or other personnel, and the employment contracts, non-competition and non-solicitation agreements it has entered into with some of these individuals may provide insufficient protection in the event of disputes. The loss of any of its key personnel, particularly to competitors, may adversely affect its ability to effectively manage its current operations or meet ongoing and future business challenges.

If more stringent labor laws become applicable to SourceHOV or if a significant number of its employees unionize, its profitability may be adversely affected.

        India has stringent labor legislation that protects employee interests, including legislation that sets forth detailed procedures for dispute resolution and employee removal and legislation that imposes financial obligations on employers upon downsizing. Although it is currently exempt from some of these more burdensome labor laws under certain exceptions for providers of information technology-based business processes, there can be no assurance that such laws will not become applicable to SourceHOV in the future.

        Currently, a de minimis number of SourceHOV's employees belong to unions. However, this number may increase or its employees may in the future form unions. If an increased number of its employees at any of its operations centers join unions, SourceHOV may be required to raise wage levels or grant other benefits that could result in an increase in its compensation expenses, in which case its profitability may be adversely affected.

SourceHOV's European employees are represented by unions or workers' councils or are employed subject to local laws that are less favorable to employers than the laws of the United States.

        As of December 31, 2016, SourceHOV had approximately 10,000 employees located in Europe and Asia. SourceHOV has workers' councils representing the employees of SourceHOV's France, Germany, Ireland and Sweden operations. Most of these European employees are employed in countries in which employment laws provide greater bargaining or other rights to employees than the laws of the U.S. Such employment rights require SourceHOV to work collaboratively with the legal representatives of the employees to effect any changes to labor arrangements. For example, most of SourceHOV's employees in Europe are represented by unions or workers' councils that must approve certain changes in conditions of employment, including salaries and benefits and staff changes, and may impede efforts to restructure SourceHOV's workforce. Although SourceHOV believes that it has a good working relationship with its employees, a strike, work stoppage or slowdown by its employees or significant dispute with its employees could result in a significant disruption of SourceHOV's operations or higher ongoing labor costs.

SourceHOV's business process solutions often require long selling cycles and long implementation periods that may result in significant upfront expenses that may not be recovered.

        SourceHOV often faces long selling cycles to secure new contracts for its business process solutions. If it is successful in obtaining an engagement, the selling cycle is generally followed by a long implementation period during which SourceHOV plans its services in detail and demonstrates to the client its ability to successfully integrate its solutions with the client's internal operations. SourceHOV's clients may experience delays in obtaining internal approvals or delays associated with technology or system implementations which can further length the selling cycle or implementation period, and certain engagements may also require a ramping up period after implementation before it can commence providing its services. Even if SourceHOV succeeds in developing a relationship with a potential client and begin to discuss the services in detail, the potential client may choose a competitor or decide to retain the work in-house prior to the time a contract is signed. In addition, once a contract is signed, SourceHOV would not begin to receive revenue until completion of the implementation period and its solution is operational. The extended lengths of its selling cycles and implementation periods can result in the incurrence of significant upfront expenses that may never result in profits or may result in profits only after a significant period of time has elapsed, which may negatively impact its financial performance. For example, SourceHOV generally hires new employees to provide services in connection with certain large engagements once a new contract is signed. Accordingly, it may incur significant costs associated with these hires before it collects corresponding revenues. SourceHOV's inability to obtain contractual commitments after a selling cycle, maintain contractual commitments after the implementation period or limit expenses prior to the receipt of corresponding revenue may have a material adverse effect on its business, results of operations and financial condition.

SourceHOV's business is dependent on continued interest in outsourcing.

        SourceHOV's business and growth depend in large part on continued interest in outsourced business process services. Outsourcing means that an entity contracts with a third party, such as SourceHOV, to provide business process services rather than perform such services in-house. There can be no assurance that this interest will continue, as organizations may elect to perform such services themselves and/or the business process outsourcing industry could move to an as-a-service model, thereby eliminating traditional business process outsourcing tasks. A significant change in this interest in outsourcing could materially adversely affect its results of operations and financial condition. Additionally, there can be no assurance that its cross-selling efforts will cause clients to purchase additional services from it or adopt a single-source outsourcing approach.

SourceHOV's client contracts contain certain termination provisions that could have an adverse effect on its business, results of operations and financial condition.

        Most of SourceHOV's client contracts may be terminated by its clients without cause and without any fee or penalty, with only limited notice. Any failure to meet a client's expectations, as well as factors beyond its control, including a client's financial condition, strategic priorities, mergers and acquisitions, could result in a cancellation or non-renewal of a contract or a decrease in business provided to it and cause its actual results to differ from its forecasts. SourceHOV may not be able to replace any client that elects to terminate or not renew its contract with SourceHOV, which would reduce its revenues.

The business process solutions industry is characterized by rapid technological change and SourceHOV may not be successful in addressing these changes.

        The business process solutions industry is characterized by rapid technological change, evolving industry standards and changing client preferences. The success of its business depends, in part, upon its ability to develop technology and solutions that keep pace with changes in its industry and the industries of its clients. Although it has made, and will continue to make, significant investments in the research, design and development of new technology and its platforms-driven solutions, it may not be successful in addressing these changes on a timely basis or in marketing the changes it implements. In addition, products or technologies developed by others may render its services uncompetitive or obsolete. Failure to address these developments could have a material adverse effect on its business, results of operations and financial condition.

        In addition, existing and potential clients are actively shifting their businesses away from paper-based environments to electronic environments with reduced needs for physical document management and processing. This shift may result in decreased demand for the physical document management services SourceHOV provides such that its business and revenues may become more reliant on technology-based services in electronic environments, which are typically provided at lower prices compared to physical document management services. Though it has solutions for clients seeking to make these types of transitions, a significant shift by its clients away from physical documents to non-paper based technologies, whether now existing or developed in the future, could adversely affect its business, results of operation and financial condition.

Cybersecurity issues, vulnerabilities, and criminal activity resulting in a data or security breach could result in risks to SourceHOV's systems, networks, products, solutions and services resulting in liability or reputational damage.

        SourceHOV collects and retains large volumes of internal and customer data, including personally identifiable information, for business purposes, and its various information technology systems enter, process, summarize and report such data. SourceHOV also maintains personally identifiable information about its employees. Safeguarding customer, employee and SourceHOV data is a key priority for SourceHOV and its customers and employees have come to rely on SourceHOV for the protection of their personal information. Augmented vulnerabilities, threats and more sophisticated and targeted cyber-related attacks pose a risk to the security of SourceHOV and SourceHOV customers, partners, suppliers and third-party service providers, and to the confidentiality, availability and integrity of data owned by SourceHOV or its customers. SourceHOV uses its platforms and its related information technology networks and systems to process, transmit and store electronic information and, in providing its services, it also often manages, utilizes and stores sensitive or confidential client data both physically and electronically. Despite SourceHOV's efforts to protect sensitive, confidential or personal data or information, it may be vulnerable to material security breaches, theft, misplaced or lost data, programming errors, employee errors and/or malfeasance that could potentially lead to the compromising of sensitive, confidential or personal data or information, improper use of SourceHOV's systems, software solutions or networks, unauthorized access, use, disclosure, modification or destruction of information, defective products, production downtimes and operational disruptions. Despite protective measures, SourceHOV may not be successful in preventing security breaches which compromise the confidentiality and integrity of this data. While an attempt is made to mitigate these risks by employing a number of measures, including employee training, monitoring and testing, and maintenance of protective systems and contingency plans, SourceHOV is vulnerable to such threats. SourceHOV has access to sensitive, confidential or personal data or information in certain of its businesses that is subject to privacy and security laws, regulations or customer-imposed controls. The regulatory environment, as well as the requirements imposed on SourceHOV by the banking industry governing information, security and privacy laws is increasingly demanding. Maintaining compliance with applicable security and privacy regulations may increase SourceHOV's operating costs and/or adversely impact its ability to provide services to its customers. Furthermore, a compromised data system or the intentional, inadvertent or negligent release or disclosure of data could result in theft, loss, fraudulent or unlawful use of customer, employee or SourceHOV data which could harm SourceHOV's reputation or result in remedial and other costs, fines or lawsuits. In addition, a cyber-related attack could result in other negative consequences, including damage to SourceHOV's reputation or competitiveness, remediation or increased protection costs, litigation or regulatory action. Fraud, employee negligence, unauthorized access, including without limitation malfunctions, viruses and other events beyond its control, may lead to the misappropriation or unauthorized disclosure of sensitive or confidential information SourceHOV processes, stores and transmit large amounts of data, including personal information, for its customers, failure to prevent or mitigate data loss or other security breaches, including breaches of its vendors' technology and systems, could expose SourceHOV or its customers to a risk of loss or misuse of such information, adversely affect its operating results, result in litigation or potential liability for SourceHOV and otherwise harm its business. As a result, it may be subject to monetary damages, regulatory enforcement actions or fines under federal legislation, such as, the Gramm-Leach-Bliley Act and the Health Insurance Portability and Accountability Act, as amended, as well as various states laws. Similarly, regulations such as the Health Information Technology for Economic and Clinical Health Act provisions of the American Recovery and Reinvestment Act of 2009 expand the obligations of "covered entities" and their business associates, including certain mandatory breach notification requirements. In addition to any legal liability, data or security breaches may lead to negative publicity, reputational damage and otherwise adversely affect its results of operations.

SourceHOV relies, in some cases, on third-party hardware and software, which could cause errors or failures of its services.

        Although SourceHOV developed its platform-driven solutions internally, it relies, in some cases, on third-party hardware and software in connection with its service offerings which it either purchases or leases from national vendors. It is generally able to select from a number of competing hardware and software applications, but the complexity and unique specifications of the hardware or software makes design defects and software errors difficult to detect. Any errors or defects in third-party hardware or software incorporated into its service offerings, may result in a delay or loss of revenue, diversion of resources, damage to its reputation, the loss of the affected client, loss of future business, increased service costs or potential litigation claims against SourceHOV.

Some of the work SourceHOV does involves greater risks than other types of claims processing or document management engagements.

        SourceHOV provides certain business process solutions for clients that, for financial, legal or other reasons, may present higher risks compared to other types of claims processing or document management engagements. Examples of higher risk engagements include, but are not limited to:

  •
  class action and other legal distributions involving significant sums of money;

  •
  economic analysis and expert testimony in high stakes legal matters; and

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  engagements where SourceHOV receives or processes sensitive data, including personal consumer or private health information.

        While SourceHOV attempts to identify higher risk engagements and clients and mitigate its exposure by taking certain preventive measures and, where necessary, turning down certain engagements, these efforts may be ineffective and an actual or alleged error or omission on its part, the part of its client or other third parties or possible fraudulent activity in one or more of these higher-risk engagements could result in the diversion of management resources, damage to its reputation, increased service costs or impaired market acceptance of its services, any of which could negatively impact its business and its financial condition.

SourceHOV encounters professional conflicts of interest.

        SourceHOV encounters professional conflicts of interest, particularly in its provision of expert witness testimony in certain of its legal engagements. Although it has systems and procedures to identify potential conflicts of interest prior to accepting a new engagement, there is no guarantee that all potential conflicts of interest will be identified, and undetected conflicts may result in damage to its reputation and result in professional liability, which may adversely impact its business and results of operations. If it is unable to accept new engagements for any reason, including business and legal conflicts, SourceHOV's professionals may become underutilized or discontented, which may adversely affect its future revenues and results of operations, as well as its ability to retain these professionals.

SourceHOV faces significant competition from U.S.-based and non-U.S.-based companies and from its clients who may elect to perform their business processes in-house.

        SourceHOV's industry is highly competitive, fragmented and subject to rapid change. It competes primarily against large multi-national information technology companies, focused BPO companies based in offshore locations, BPO divisions of information technology companies located in India, other BPO and consulting providers that focus on the legal sector and the in-house capabilities of its clients and potential clients. These competitors may include entrants from adjacent industries or entrants in geographic locations with lower costs than those in which it operates. SourceHOV believes that the principal competitive factors in its markets are breadth and depth of process expertise, knowledge of industries served, service quality, scalability of solutions, the ability to attract, train and retain qualified people, compliance rigor, global delivery capabilities, outcome-based pricing and sales and client management capabilities. Some of its competitors have greater financial, marketing, technological or other resources, larger client bases and more established reputations or brand awareness than it does. In addition, some of its competitors who do not have, or have limited, global delivery capabilities may expand their delivery centers to the countries in which it operates or increase their capacity in lower cost geographies, which could result in increased competition. Some of its competitors may also enter into strategic or commercial relationships among themselves or with larger, more established companies in order to benefit from increased scale and enhanced scope capabilities or enter into similar arrangements with potential clients. Further, SourceHOV expects competition to intensify in the future as more companies enter its markets and clients consolidate the services they require among fewer vendors. Increased competition, its inability to compete successfully against competitors, pricing pressures or loss of market share could result in reduced operating margins, which could adversely affect its business, results of operations and financial condition.

New, more stringent privacy and data security regulations may have a negative impact on SourceHOV's business.

        Any inability to adequately address privacy and security concerns could result in expenses and liability, and adverse impact on SourceHOV. Every country in which SourceHOV provides services has established its own data security and privacy legal framework and in many jurisdictions, enforcement actions and consequences for noncompliance are also rising. In Europe, for example, the Data Protection Directive, with each country enacting data protection legislation in accordance with European Union guidelines. Some of these countries, such as Canada, limit the transfer of information of their residents outside of the country, which may impact the way SourceHOV provides services in those locations. Other countries, such as China, limit the kind of information that may be processed inside the country. Personal privacy and data security are increasingly the focus of expanded regulation in Europe, and many other jurisdictions where SourceHOV provides services to its customers.

        Industry groups impose self-regulatory standards that bind SourceHOV by its incorporation into the contracts SourceHOV execute. The Payment Card Industry Data Security Standard, or PCI DSS, as an example, should SourceHOV fail to be compliant with the PCI DSS, SourceHOV may be subject to fines and other penalties.

SourceHOV's business could be materially and adversely affected if it does not protect its intellectual property or if its services are found to infringe on the intellectual property of others.

        SourceHOV's success depends in part on certain methodologies and practices it utilizes in developing and implementing applications and other proprietary intellectual property rights. In order to protect such rights, it relies upon a combination of nondisclosure and other contractual arrangements, as well as trade secret, copyright, trademark and patent laws. It also generally enters into confidentiality agreements with its employees, clients and potential clients and limit access to and distribution of its proprietary information. There can be no assurance that the laws, rules, regulations and treaties in effect in the United States, India and the other jurisdictions in which it operates and the contractual and other protective measures it takes, are adequate to protect it from misappropriation or unauthorized use of its intellectual property, or that such laws will not change. There can be no assurance that the resources invested by SourceHOV to protect its intellectual property will be sufficient or that its intellectual property portfolio will adequately deter misappropriation or improper use of its technology, and its intellectual property rights may not prevent competitors from independently developing or selling products and services similar to or duplicative of ours. SourceHOV may not be able to detect unauthorized use and take appropriate steps to enforce its rights, and any such steps may be costly and unsuccessful. Infringement by others of its intellectual property, including the costs of enforcing its intellectual property rights, may have a material adverse effect on its business, results of operations and financial condition. SourceHOV could also face competition in some countries where it has not invested in an intellectual property portfolio. If SourceHOV is not able to protect its intellectual property, the value of SourceHOV's brand and other intangible assets may be diminished, and SourceHOV's business may be adversely affected. Further, although SourceHOV believes that it is not infringing on the intellectual property rights of others, claims may nonetheless be successfully asserted against it in the future, and SourceHOV may be the target of enforcement of patents by third parties, including aggressive and opportunistic enforcement claims by non-practicing entities. Regardless of the merit of such claims, responding to infringement claims can be expensive and time-consuming. If SourceHOV is found to infringe any third-party rights, SourceHOV could be required to pay substantial damages or SourceHOV could be enjoined from offering some of its products and services.

The costs of defending any such claims could be significant, and any successful claim may require it to modify its services. The value of, or SourceHOV's ability to use, SourceHOV's intellectual property may also be negatively impacted by dependencies on third parties, such as SourceHOV's ability to obtain or renew on reasonable terms licenses that SourceHOV needs in the future, or SourceHOV's ability to secure or retain ownership or rights to use data in certain software analytics or services offerings. Any such circumstances may have a material adverse effect on its business, results of operations and financial condition.

SourceHOV's services may be impacted by natural disasters and other disruptions.

        SourceHOV's ability to provide services may be impacted or disrupted as a result of natural disasters, technical disruptions, man-made events, and global health risks or pandemics, as well as the threat or perceived threat of any of these events in the United States or any of the locations in which it operates. A significant portion of its employees and key operations centers are located in India and the Philippines, with, particularly in India, limited diversification or redundancy. India and the Philippines are particularly susceptible to natural disasters, including typhoons, tsunamis, floods and earthquakes, and the Philippines is additionally susceptible to volcanic eruptions. Its operations in these locations, as well as certain other countries outside of the United States, are also at greater risk of disruptions in electricity, other public utilities or network services due to substandard infrastructure. Although all of its operations centers have disaster management plans, certain disaster management facilities, particularly in India, may not be adequate to protect against potential disruptions due to natural or other disasters. Damage, destruction or disruptions could make it difficult or impossible for employees to reach its business locations or otherwise interrupt its ability to provide its services. Sustained periods of interruption in its services could adversely affect its reputation and its relationships with its clients, cause it to incur substantial expenses and expose it to liability. Its insurance coverage may not be sufficient to cover all of its potential losses and its business, results of operation and financial condition could be adversely affected.

        Any disruption related to SourceHOV's U.S. data centers due to any of the foregoing events may cause significant disruptions in its ability to provide its services to its clients and result in a material adverse effect on its reputation, results of operations and financial condition and its business, results of operations and financial condition could be adversely affected.

SourceHOV generates a significant portion of its revenues from a small number of clients, and any loss of business from these clients could materially reduce its revenues.

        SourceHOV has derived, and believes that in the foreseeable future it will continue to derive, a significant portion of its revenues from a small number of clients. While it has no one client that accounts for more than 7% of its revenue, for each of the years ended December 31, 2016 and 2015, its ten largest clients accounted for less than 25% of its revenues.

        SourceHOV's ability to maintain close relationships with these and other major clients is essential to the growth and profitability of its business. However, the volume of work performed for a specific client is likely to vary from year to year. A major client in one year may not provide the same level of revenues for it in any subsequent year and there can be no assurance that any client will extend or renew its contract with SourceHOV. The business process solutions it provides to its clients, and the revenues and net income from those services, may decline or vary as the type and quantity of services it provides change over time. Furthermore, its reliance on any individual client for a significant portion of its revenues may give that client a certain degree of pricing leverage against it when negotiating contracts and terms of service.

        In addition, a number of factors other than SourceHOV's performance could cause the loss of or reduction in business or revenues from a client, and these factors are not predictable. For example, a client may decide to reduce spending on business process solutions from it due to a challenging economic environment or other factors, both internal and external, relating to its business. These factors may include corporate restructuring, pricing pressure, changes to its outsourcing strategy, switching to another BPO provider or returning work in-house or other changes in a client's prospects or profitability. The loss of any of its major clients, or a significant decrease in the volume of work they give to it or the price at which SourceHOV is able to provide its services to them, could materially adversely affect its revenues and thus its results of operations.

SourceHOV's revenues are highly dependent on a limited number of industries, and any decrease in demand for business process solutions in these industries could reduce its revenues and adversely affect its results of operations.

        A substantial portion of SourceHOV's revenues are derived from three specific industry-based verticals: ITPS, HS, and LLPS. Clients in ITPS accounted for 56% and 52% of its revenues in 2016 and 2015, respectively. Clients in HS accounted for 31% and 31% of its revenues in 2016 and 2015, respectively. Clients in LLPS accounted for 13% and 17% of its revenues in 2016 and 2015, respectively.

        SourceHOV's success largely depends on continued demand for its services from clients in these verticals, and a downturn or reversal of the demand for business process solutions in any of these verticals, or the introduction of regulations that restrict or discourage companies from engaging its services, could materially adversely affect its business, financial condition and results of operations. For example, consolidation in any of these industries or combinations or mergers, particularly involving its clients, may decrease the potential number of clients for its services. SourceHOV has been affected by the worsening of economic conditions and significant consolidation in the financial services industry, and continuation of this trend may negatively affect its revenues and profitability.

SourceHOV has a significant amount of intangible assets that could be materially impacted.

        Goodwill and other intangible assets that have indefinite useful lives are not amortized but rather are evaluated annually for impairment and more frequently if a triggering event occurs. The valuation of goodwill for impairment involves a high degree of judgment. Based on SourceHOV's estimates and assumptions underlying the valuation, impairment is determined by estimating the fair value of a reporting unit and comparing that value to the reporting unit's book value. If economic events occur that cause it to revise its estimates and assumptions used in determining the fair value of its goodwill, such revisions could result in an impairment charge that could have a material adverse impact on its financial statements during the period incurred.

Material weaknesses have been identified in SourceHOV's internal control over financial reporting.

        In connection with the preparation of SourceHOV's financial statements for the year ended December 31, 2016, material weaknesses were identified in SourceHOV's internal controls over financial reporting that remain unremediated with respect to (i) deficiencies in the financial statement close process, including appropriate levels of review and (ii) the lack of formal policies and procedures and related controls related to the evaluation of goodwill for impairment and the supervision of specialists engaged to assist management in making the necessary fair value estimates involved in the impairment analysis.

        If the material weaknesses are not remediated prior to the closing of the Business Combination or if additional material weaknesses are identified in the future, a material weakness may exist in internal control over financial reporting of SourceHOV subsequent to the closing of the Business Combination.

        SourceHOV has begun taking measures and plans to take additional measures to remediate the underlying causes of the material weaknesses. SourceHOV plans to complete this remediation process as quickly as possible. However, SourceHOV cannot at this time estimate whether this remediation process will be complete prior to the closing of the Business Combination. If SourceHOV is unable to successfully remediate these material weaknesses prior to the closing of the Business Combination, SourceHOV could be unable to produce accurate and timely financial statements. Any failure to timely provide required financial information could materially and adversely impact SourceHOV.

SourceHOV derives significant revenue and profit from commercial and government contracts awarded through competitive bidding processes, including renewals, which can impose substantial costs on it, and it will not achieve revenue and profit objectives if it fails to accurately and effectively bid on such projects.

        Many of these contracts are extremely complex and require the investment of significant resources in order to prepare accurate bids and proposals. Competitive bidding imposes substantial costs and presents a number of risks, including: (i) the substantial cost and managerial time and effort that it spends to prepare bids and proposals for contracts that may or may not be awarded to SourceHOV; (ii) the need to estimate accurately the resources and costs that will be required to implement and service any contracts it is awarded, sometimes in advance of the final determination of their full scope and design; (iii) the expense and delay that may arise if its competitors protest or challenge awards made to it pursuant to competitive bidding and the risk that such protests or challenges could result in the requirement to resubmit bids and in the termination, reduction or modification of the awarded contracts; and (iv) the opportunity cost of not bidding on and winning other contracts it might otherwise pursue. If its competitors protest or challenge an award made to it on a government contract, the costs to defend such an award may be significant and could involve subsequent litigation that could take years to resolve.

SourceHOV's profitability is dependent upon its ability to obtain adequate pricing for its services and to improve its cost structure.

        SourceHOV's success depends on its ability to obtain adequate pricing for its services. Depending on competitive market factors, future prices it obtains for its services may decline from previous levels. If it is unable to obtain adequate pricing for its services, it could materially adversely affect its results of operations and financial condition. In addition, its contracts are increasingly requiring tighter timelines for implementation as well as more stringent service level metrics. This makes the bidding process for new contracts much more difficult and requires it to adequately consider these requirements in the pricing of its services.

        SourceHOV regularly reviews its operations with a view towards reducing its cost structure, including, without limitation, reducing its employee base, exiting certain businesses, improving process and system efficiencies and outsourcing some internal functions. SourceHOV from time to time engages in restructuring actions to reduce its cost structure. If it is unable to continue to maintain its cost base at or below the current level and maintain process and systems changes resulting from prior restructuring actions or to realize the expected cost reductions in the ongoing strategic transformation program, it could materially adversely affect its results of operations and financial condition.

        In addition, in order to meet the service requirements of its customers, which often includes 24/7 service, and to optimize its employee cost base, including its back-office support, SourceHOV often locates its delivery service and back-office support centers in lower-cost locations, including several developing countries. Concentrating its centers in these locations presents a number of operational risks, many of which are beyond its control, including the risks of political instability, natural disasters, safety and security risks, labor disruptions, excessive employee turnover and rising labor rates. Additionally, a change in the political environment in the United States or the adoption and enforcement of legislation and regulations curbing the use of such centers outside of the United States could materially adversely affect its results of operations and financial condition. These risks could impair its ability to effectively provide services to its customers and keep its costs aligned to its associated revenues and market requirements.

        SourceHOV's ability to sustain and improve profit margins is dependent on a number of factors, including its ability to continue to improve the cost efficiency of its operations through such programs as robotic process automation, to absorb the level of pricing pressures on its services through cost improvements and to successfully complete information technology initiatives. If any of these factors adversely materialize or if it is unable to achieve and maintain productivity improvements through restructuring actions or information technology initiatives, its ability to offset labor cost inflation and competitive price pressures would be impaired, each of which could materially adversely affect its results of operations and financial condition.

SourceHOV is subject to regular customer and third-party security reviews and failure to pass these may have an adverse impact on its operations.

        Many of SourceHOV's client contracts require that it maintain certain physical and/or information security standards, and, in certain cases, SourceHOV permits a client to audit its compliance with these contractual standards. Any failure to meet such standards or pass such audits may have a material adverse impact on its business. Further, clients from time to time may require stricter physical and/or information security than they negotiated in their contracts, and may condition continued volumes and business on the satisfaction of such additional requirements. Some of these requirements may be expensive to implement or maintain, and may not be factored into its contract pricing. Further, on an annual basis SourceHOV obtains third-party audits of certain of its locations in accordance with Statement on Standards for Attestation Engagements no. 16 (SSAE 16) put forth by the Auditing Standards Board (ASB) of the American Institute of Certified Public Accountants (AICPA). SSAE 16 is the current standard for reporting on controls at service organizations, and many of its clients expect that it will perform an annual SSAE 16 audit, and report to them the results. Negative findings in such an audit and/or the failure to adequately remediate in a timely fashion such negative findings may cause clients to terminate their contracts or otherwise have a material adverse effect on its reputation, results of operation and financial condition.

Failure to adhere to the regulations that govern SourceHOV's business could have an adverse impact on its operations.

        SourceHOV's clients are often subject to regulations that may require that it comply with certain rules and regulations in performing services for them that would not otherwise apply to SourceHOV. U.S. federal laws and regulations that apply to certain portions of its business include the Gramm-Leach-Bliley Act, the Health Insurance Portability and Accountability Act of 1996, and the HITECH Act of 2009. It must also comply with applicable regulations relating to healthcare and other personal information that it processes as part of its services. Due to its global delivery model, SourceHOV is also subject to the burden and expense of complying with the laws and regulations of various jurisdictions and changes thereto which are beyond its control. In addition, its contracts with some of its clients require it to remain knowledgeable about and comply with a number of additional relevant consumer protection laws and other regulatory requirements. Failure to perform its services in a manner that complies with any such requirement could result in breaches of contracts with its clients. SourceHOV's failure to comply with any applicable laws and regulations could subject it to civil fines and criminal penalties.

A significant portion of SourceHOV's assets and operations are located in India, the Philippines, China and Mexico, and it is subject to regulatory, economic and political uncertainties in those locations.

        A significant number of SourceHOV's operations centers are located in India, the Philippines and China and a majority of its assets and its professionals are located in those locations. SourceHOV intends to continue to develop and expand its facilities in these areas. Its financial performance may be adversely affected by general economic conditions and economic and fiscal policy in these countries, including changes in exchange rates and controls, interest rates and taxation policies, as well as social stability and political, economic or diplomatic developments affecting those countries in the future. These countries have experienced significant economic growth over the last several years, but face major challenges in sustaining that growth in the years ahead. These challenges include the need for substantial infrastructure development and improving access to healthcare and education. SourceHOV's ability to recruit, train and retain qualified employees, develop and operate its operations centers, and attract and retain clients could be adversely affected if these countries do not successfully meet these challenges.

        In the early 1990s, India experienced significant inflation, low growth in gross domestic product and shortages of foreign currency reserves. The Indian government, however, has exercised and continues to exercise significant influence over many aspects of the Indian economy. India's government has provided significant tax incentives and relaxed certain regulatory restrictions in order to encourage foreign investment in specified sectors of the economy, including the BPO industry. Certain of those programs, which have benefited SourceHOV, include tax holidays, liberalized import and export duties and preferential rules on foreign investment and repatriation. SourceHOV cannot assure you that liberalization policies will continue. Various factors, such as changes in the current federal government, could trigger significant changes in India's economic liberalization and deregulation policies and disrupt business and economic conditions in India generally and its business in particular.

        The Philippines has experienced significant inflation, currency declines and shortages of foreign exchange. In addition, the Philippines has experienced and may continue to experience civil unrest, terrorism and political turmoil, resulting in temporary work stoppages and technology outages. These instabilities and any adverse changes in the political environment in the Philippines could increase its operational costs, increase its exposure to legal and business risks and make it more difficult for it to operate its business in the Philippines.

        SourceHOV's business operations in China may be adversely affected by its current and future political environment. The Chinese government can exert substantial influence and control over the manner in which companies in China conduct business. Under the current government leadership, the government of China has been pursuing economic reform policies that encourage private economic activity and greater economic decentralization. There is no assurance, however, that the government of China will continue to pursue these policies, or that it will not significantly alter these policies from time to time without notice.

        SourceHOV's ability to efficiently conduct its business activities in Mexico is subject to changes in government policy or shifts in political attitudes that are beyond its control. Government policy may change to discourage foreign investment, nationalization of industries may occur or other government limitations, restrictions or requirements not currently foreseen may be implemented. In addition, Mexico may experience political instability, which may result in outbreaks of civil unrest, drug-related violence, terrorist attacks or threats or acts of war in the affected areas, any of which could materially and adversely affect its business, prospects, financial condition and results of operations.

Introduction of tax legislation and disputes with tax authorities may have an adverse effect on SourceHOV's operations and its overall tax rate.

        Governments in countries in which SourceHOV operates or provides services could enact new tax legislation that could have a material adverse effect on its overall effective tax rate. In addition, its ability to repatriate surplus earnings, if any, from its operations centers in a tax-efficient manner is dependent upon interpretations of local laws, possible changes in such laws and the renegotiation of existing double tax avoidance treaties. Changes to any of these may adversely affect its overall tax rate, which could have a material adverse effect on its business, results of operations and financial condition.

        In addition, the transfer pricing regulations of the United States and certain foreign jurisdictions, including India, require that any cross-border transaction involving related parties be at an arm's-length price. Accordingly, SourceHOV bases its pricing between its foreign subsidiaries and related parties on a functional and economic analysis involving benchmarking against transactions among entities that are not related. However, the tax authorities have jurisdiction to review its transfer-pricing policy. If they conclude the policy was not applied appropriately, it may incur additional tax liability, including accrued interest and penalties. It has recently received an adverse order from the Indian Tax Tribunal over the application of some of its transfer pricing policies for the fiscal year ending March 31, 2007. This decision may be overturned only by appeal to India's Supreme Court. However, it is highly uncertain the matter would ultimately be decided in its favor. Based on the adverse Indian tax tribunal's decision, advice from its tax advisors, and the noted trend of Indian tax authorities aggressively pursuing higher transfer prices from multi-national companies, SourceHOV believes it is probable that it may experience future assessments of tax, penalty and interest in connection with its Indian transfer-pricing policy. Accordingly, reserves have been established on its balance sheet. However, these reserves may not be sufficient. As SourceHOV continues to expand its operations, it may be subject to similar liability/exposure in additional geographies/jurisdictions.

Sales tax laws in the United States may change resulting in service providers having to collect sales taxes in states where the current laws do not require SourceHOV to do so. This could result in substantial tax liabilities.

        SourceHOV's United States subsidiaries collect and remit sales tax in states in which the subsidiaries have physical presence or in which SourceHOV believes sufficient nexus exists which obligates SourceHOV to collect sales tax. Other states may, from time to time, claim that SourceHOV has state-related activities constituting physical nexus to require such collection. Additionally, many other states seek to impose sales tax collection or reporting obligations on companies that sell goods to customers in their state, or directly to the state and its political subdivisions, regardless of physical presence. Such efforts by states have increased recently, as states seek to raise revenues without increasing the income tax burden on residents. SourceHOV relies on United States Supreme Court decisions which hold that, without Congressional authority, a state may not enforce a sales tax collection obligation on a company that has no physical presence in the state. SourceHOV cannot predict whether the nature or level of contacts it has with a particular state will be deemed enough to require SourceHOV to collect sales tax in that state nor can SourceHOV be assured that Congress or individual states will not approve legislation authorizing states to impose tax collection or reporting obligations on SourceHOV's activities. A successful assertion by one or more states that SourceHOV should collect sales tax could result in substantial tax liabilities related to past sales and would result in considerable administrative burdens and costs for SourceHOV.

Restrictions on entry visas may affect SourceHOV's ability to compete for and provide services to clients in the United States, which could have a material adverse effect on future revenues.

        A significant number of SourceHOV's employees are foreign nationals, including from India, the Philippines and China. Certain members of its development team based in India travel to the United States on a regular basis to facilitate new project development, including the implementation of new contracts and to meet its U.S. clients. The ability of these employees to travel to the United States and other countries in which it does business depends on their ability to obtain the necessary visas and entry permits.

        In response to political forces, terrorist attacks, the global economic downturn, public sentiments about the high unemployment rates in the United States and other events, U.S. immigration authorities have increased the level of scrutiny in granting visas and applicable immigration laws may be subject to legislative change and varying standards of application and enforcement. It cannot predict the political or economic events that could affect immigration laws or any restrictive impact those events could have on obtaining or monitoring entry visas for its professionals.

Investors may have difficulty effecting service of process or enforcing judgments obtained in the United States against SourceHOV's non-U.S. subsidiaries.

        SourceHOV's significant operating subsidiaries are organized outside the United States. A portion of its assets are located in India, the Philippines, China, Mexico, and Canada. As a result, you may be unable to effect service of process upon its affiliates who reside in these jurisdictions. In addition, you may be unable to enforce against these persons outside the jurisdiction of their residence judgments obtained in U.S. courts, including judgments predicated solely upon U.S. federal securities laws.

Currency fluctuations among the Euro, British Pound, Indian rupee, the Philippine Peso, the Mexican Peso, the Canadian Dollar, the Chinese Yuan and the U.S. Dollar could have a material adverse effect on SourceHOV's results of operations.

        SourceHOV operates internationally and as a result, is subject to risks associated with doing business globally, such as risks related to the differing legal, political and regulatory requirements and economic conditions of many jurisdictions. Risks inherent to operating internationally include changes in a country's economic or political conditions, in foreign currency exchange rates, regulatory requirements and enforcement of intellectual property rights.

        The functional currencies of SourceHOV's businesses outside of the U.S. are the local currencies. Changes in exchange rates between these foreign currencies and the U.S. Dollar will affect the recorded levels of SourceHOV's assets, liabilities, net sales, cost of goods sold and operating margins and could result in exchange gains or losses. The primary foreign currencies to which SourceHOV has exposure are the European Union Euro, Swedish Krona, British Pound Sterling, and Indian rupees. Exchange rates between these currencies and the U.S. Dollar in recent years have fluctuated significantly and may do so in the future. The operating results and profitability may be affected by any volatility in currency exchange rates and the SourceHOV's ability to manage effectively currency transaction and translation risks. To the extent the U.S. dollar strengthens against foreign currencies, SourceHOV's foreign revenues and profits will be reduced when translated into U.S. dollars.

        Although the vast majority of SourceHOV's revenues are denominated in U.S. dollars, a significant portion of its expenses are incurred and paid in Euros, British Pound Sterling, Swedish Krona, Indian rupees, and to a lesser extent in other currencies, including the Philippine Peso, the Mexican Peso, the Canadian dollar and the Chinese Yuan. SourceHOV reports its financial results in U.S. dollars. The exchange rate between the Indian rupee and the U.S. dollar has changed substantially in recent years and may fluctuate substantially in the future. Its results of operations may be adversely affected if such fluctuations continue, or increase, or other currencies fluctuate significantly against the U.S. dollar.

        Although SourceHOV does not currently take steps to hedge its foreign currency exposures, should it choose in the future to implement a hedging strategy, there can be no assurance that its hedging strategy will be successful or that the hedging markets would have sufficient liquidity or depth to allow it to implement such a hedging strategy in a cost-effective manner. Further, the success of any potential hedging strategy could be impacted by any failure by the hedging counterparties to meet their contractual obligations.

Damage to SourceHOV's facilities could impact its operations or financial condition.

        The performance of SourceHOV's services also depends upon facilities that house central computer operations or operating centers or in which it processes information, images, bills or statements. Significant damage to any of SourceHOV's operating facilities could interrupt the operations at those facilities and interfere with its ability to serve customers.

Risks Related to Novitex's Business

Novitex faces significant competition and its failure to compete successfully could adversely affect its results of operations and financial condition.

        Novitex operates in an environment of significant competition, driven by rapid technological developments, changes in industry standards, and demands of customers to become more efficient. Novitex's competitors range from large international companies to relatively small firms. Some of the large international companies have significant financial resources and compete with Novitex to provide document processing services and/or business process services. Novitex competes primarily on the basis of technology, performance, price, quality, reliability, brand, distribution and customer service and support. Novitex's success in future performance is largely dependent upon its ability to compete successfully, to promptly and effectively react to changing technologies and customer expectations and to expand into additional market segments. To remain competitive, Novitex must develop services and applications; periodically enhance its existing offerings; remain cost efficient; and attract and retain key personnel and management. If Novitex is unable to compete successfully, Novitex could lose market share and important customers to its competitors and that could materially adversely affect its results of operations and financial condition.

Decreasing demand for traditional printed and mailed communications may continue to adversely affect Novitex's business, depending on the extent to which its clients' and their customers' acceptance of electronic alternatives continues to grow.

        To the extent customers of Novitex's clients select electronic presentment and delivery of communications, the demand for Novitex's services for production and distribution of printed documents has decreased and could continue to decrease. Novitex provides electronic presentment and delivery solutions, but they are priced differently and require different capabilities than print-mail solutions. Clients may choose to perform electronic hosting and distribution of communications to customers internally or select electronic solution providers other than Novitex. Any of these developments could adversely affect Novitex's business and operating results.

Trends or events affecting Novitex's clients or their industries could decrease the demand for Novitex's services and the loss of, reduction of business with, or less favorable terms with any of its significant customers could materially harm Novitex's business and results of operations.

        Novitex derives its revenues from the delivery of services to clients in the financial services, healthcare, legal, consumer and manufacturing, technology and energy, government and education and other industries. Demand for Novitex's services among companies in those industries could decline for many reasons. If demand for Novitex's services decreases or any of the industries it serves decline or fail or consolidate, reducing the number of potential clients, Novitex's business and operating results could be adversely affected.

        Events that adversely affect Novitex's clients' businesses, rates of growth or numbers of customers they serve could decrease demand for Novitex's services and the number of transactions it processes. Events that could adversely affect Novitex's clients' businesses include decreased demand for its customers' products and services, adverse conditions in its customers' markets or adverse economic conditions generally. Novitex may be unsuccessful in predicting the needs of changing industries and whether potential customers will accept its services. Novitex also may invest in technology or infrastructure for specific customers and not realize additional revenue from such investments. If trends or events do not occur as it expects, Novitex's business could be negatively impacted.

A significant portion of Novitex's revenue is derived from a relatively limited number of large clients and any loss of, or decrease in sales to, these clients could harm Novitex's results of operations.

        A significant portion of Novitex's revenue is derived from a relatively limited number of large clients. Revenue from Novitex's top twenty clients accounted for approximately 50%, 44% and 41% of its revenue during the years ended December 31, 2016, 2015 and 2014, respectively.

        Novitex's largest client accounted for approximately 7%, 4% and 4% of its revenue in 2016, 2015 and 2014, respectively. Novitex is likely to continue to experience ongoing client concentration, particularly if Novitex is successful in attracting large enterprise clients. Moreover, there may be a loss or reduction in business from one or more of Novitex's large clients. It is also possible that revenue from these clients, either individually or as a group, may not reach or exceed historical levels in any future period. The loss or significant reduction of business from Novitex's major clients would adversely affect its results of operations.

If Novitex fails to successfully develop new service offerings, Novitex may be unable to retain current customers and gain new customers and its revenues would decline.

        The process of developing new services and solutions is inherently complex and uncertain. It requires accurate anticipation of customers' changing needs and emerging technological trends. Novitex must make long-term investments and commit significant resources before knowing whether these investments will eventually result in services that achieve customer acceptance and generate the revenues required to provide desired returns. If Novitex fails to accurately anticipate and meet its customers' needs through the development of new technologies and service offerings or if its new services are not widely accepted, Novitex could lose market share and customers to its competitors and that could materially adversely affect its results of operations and financial condition.

Novitex's business could be adversely affected if Novitex is unsuccessful in managing the start-up of new contracts.

        In order for Novitex's business to continue its growth, Novitex must successfully manage the start-up of services related to new contracts. If a client is not satisfied with the quality of work performed by Novitex or a subcontractor, or with the type of services or solutions delivered, then Novitex could incur additional costs to address the situation, the profitability of that work might be impaired and the client's dissatisfaction with Novitex's services could damage its ability to obtain additional work from that client or obtain new work from other potential clients. In particular, clients who are not satisfied might seek to terminate existing contracts prior to their scheduled expiration date, which may result in Novitex's inability to fully recover is up-front investments. In addition, clients could direct future business to Novitex's competitors. Novitex could also trigger contractual credits to clients or a contractual default. Failure to properly transition new clients, properly budget transition costs or accurately estimate new contract operational costs could result in delays in Novitex's contract performance, trigger service level penalties, or result in contract profit margins that do not meet Novitex's expectations or its historical profit margins.

Novitex's business depends substantially on customers renewing their existing service agreements and/or expanding their use of its services. Any decline in Novitex's customer renewals and expansions or terminations would harm its future operating results.

        Novitex enters into service agreements with many of its customers that are generally one to five years in length. As a result, maintaining the renewal rate of its customer agreements is critical to Novitex's future success. Novitex cannot assure you that any of its customer agreements will be renewed as its customers have no obligation to renew their agreements for Novitex's services after the expiration of the initial term. Novitex cannot unilaterally extend the terms of its client contracts when they expire. Contracts can terminate during the term of agreement for various reasons, including through "termination for convenience" clauses in some contracts that enable clients to cancel by written notice. The loss of any customers that individually or collectively account for a significant amount of Novitex's revenues would have a material adverse effect on its results of operations or financial condition. If Novitex's renewal rates are lower than anticipated or decline for any reason, or if customers renew on terms less favorable to Novitex, Novitex's revenue may decrease and its profitability and gross margin may be harmed, which would have a material adverse effect on Novitex's business, results of operations and financial condition.

If Novitex is unable to expand its enterprise client base, Novitex's revenue growth rate may be negatively impacted.

        As part of its growth strategy, Novitex seeks to attract new enterprise clients and expand relationships with existing enterprise and transactional clients. If Novitex is unable to attract new enterprise clients or expand its relationships with its existing enterprise and transactional clients, Novitex's ability to grow its business will be hindered.

Consolidation in or among Novitex's customers and potential customers could result in a reduction of customers or reduction in use of Novitex's services.

        Mergers or acquisitions of or consolidations among Novitex's customers or between its customers and other entities could reduce the number of Novitex's customers and potential customers and result in the discontinuation or reduction in use of Novitex's services. This could adversely affect Novitex's revenues even if these events do not reduce the aggregate number of customers or the activities of the consolidated entities. Any of these developments could materially and adversely affect Novitex's business, financial condition, operating results and cash flows.

A failure to adapt to technological changes to address the changing demands of customers may adversely impact Novitex's business.

        In order to grow and remain competitive, Novitex will need to continue to adapt to future changes in technology, enhance Novitex's existing offerings and introduce new offerings to address the changing demands of customers. If Novitex is unable to continue to exploit new and existing technologies to distinguish its services from those of its competitors or adapt to new distribution methods, Novitex's business may be adversely affected.

        Technological developments and changing demands of customers may require additional investment in new equipment and technologies. Novitex must monitor changes in its customers' markets and develop new solutions to meet customers' needs. The development of such solutions may be costly and there is no assurance that these solutions will be accepted by customers. If Novitex is unable to adapt to technological changes on a timely basis or at an acceptable cost, customers' demand for Novitex's services may be adversely affected.

The quality of Novitex's support and services offerings is important to its customers and, if Novitex fails to offer high quality support and services, customers may not buy Novitex's solutions and its revenue may decline.

        Novitex's customers generally depend on its service organization to resolve issues relating to the use of its solutions. A high level of support is critical for the successful marketing and sale of Novitex's solutions. If Novitex is unable to provide a level of support and service to meet or exceed the expectations of its customers, Novitex could experience:

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  loss of customers and market share;

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  a failure to attract new customers; and

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  increased service and support costs and a diversion of resources.

        Any of the above results would likely have a material adverse impact on Novitex's business, revenue, results of operations, financial condition and reputation.

Operational errors in the performance of Novitex's services or contractual obligations could lead to liability for claims, client loss and result in reputational damage.

        The failure to properly perform Novitex's services or contractual obligations could result in its clients and/or certain of its subsidiaries being subjected to losses including fines or other sanctions by applicable regulatory authorities, and Novitex could be liable to parties who are financially harmed by those errors. In addition, such errors could cause Novitex to lose revenues, lose clients or damage its reputation.

Novitex has substantial leverage, and future leverage could adversely affect the ability to raise capital or access other financing to fund Novitex's business operations and limit Novitex's ability to react to changes in the economy or its industry.

        Novitex has had a significant amount of indebtedness and following the completion of the business combination Novitex's operations will continue to have substantial leverage. Having a significant amount of leverage may have important consequences, including:

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  requiring a substantial portion of cash flow from operations to be dedicated to the payment of principal and interest on indebtedness, thereby reducing the ability to use cash flow from Novitex's operations to fund operations, capital expenditures, and future business opportunities;

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  limiting the ability to obtain additional financing for working capital, capital expenditures, product and service development, debt service requirements, acquisitions, and general corporate or other purposes including equipment financing at reasonable rates, which is vital to Novitex's business;

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  increasing vulnerability to general economic and industry conditions;

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  restricting the ability to make strategic acquisitions or requiring non-strategic divestitures;

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  subjecting Novitex's operations to restrictive covenants that may limit operating flexibility; and

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  placing Novitex's operations at a competitive disadvantage compared to competitors that are less highly leveraged.

Despite Novitex's significant leverage, the combined business may be able to incur significant additional amounts of debt, which could further exacerbate the risks associated with its significant leverage.

Novitex's profitability is dependent upon its ability to obtain adequate pricing for its services and to improve its cost structure.

        Novitex's success depends on its ability to obtain adequate pricing for its services. Depending on competitive market factors, future prices Novitex obtains for its services may decline from previous levels. The average sales price for Novitex's solutions may decline for a variety of reasons, including competitive pricing pressures, discounts Novitex offers, new pricing models, a change in the mix of Novitex's solutions, anticipation of the introduction of new solutions or promotional programs. If Novitex is unable to obtain adequate pricing for its services, or effectively manage its costs in providing the services, it could materially adversely affect Novitex's results of operations and financial condition. In addition, Novitex's services contracts are increasingly requiring tighter timelines for implementation as well as more stringent service level metrics and measurable long term savings. This makes the bidding process for new contracts much more difficult and requires Novitex to adequately consider these requirements in the pricing of its services.

        Novitex continually reviews its operations with a view towards reducing its cost structure, including reducing its employee base, improving process and system efficiencies and outsourcing some internal functions. Novitex from time to time engages in restructuring actions to reduce its cost structure. If Novitex is unable to continue to maintain its cost base at or below the current level and maintain process and systems changes resulting from prior restructuring actions, it could materially adversely affect Novitex's results of operations and financial condition.

        Novitex's ability to sustain and improve profit margins is dependent on a number of factors, including its ability to continue to improve the cost efficiency of its operations through such programs as Lean Six Sigma, the level of pricing pressures on its services, the trend in post-sale revenue growth and Novitex's ability to successfully complete information technology initiatives. If any of these factors adversely materialize or if Novitex is unable to achieve and maintain productivity improvements through design efficiency, supplier cost improvements and information technology initiatives, Novitex's ability to offset labor cost inflation, potential materials cost increases and competitive price pressures would be impaired, all of which could materially adversely affect Novitex's results of operations and financial condition.

Fluctuations in the costs of paper, ink, energy, by-products and other raw materials may adversely impact Novitex.

        Purchases of paper, ink, energy and other raw materials represent a large portion of Novitex's costs. Increases in the costs of these inputs may increase Novitex's costs and Novitex may not be able to pass these costs on to customers through higher prices. In addition, Novitex may not be able to resell waste paper and other print-related by-products or may be adversely impacted by decreases in the prices for these by-products. Increases in the cost of materials may adversely impact customers' demand for Novitex's printing and related services.

Novitex is subject to government regulations concerning its hourly and other employees, including minimum wage, overtime, and health care laws.

        Novitex is subject to applicable rules and regulations relating to its relationship with its employees, including minimum wage and break requirements, health benefits, unemployment and sales taxes, overtime, and working conditions and immigration status. Legislated increases in the federal minimum wage and increases in additional labor cost components, such as employee benefit costs, workers' compensation insurance rates, compliance costs and fines, as well as the cost of litigation in connection with these regulations, would increase Novitex's labor costs. Unionizing and collective bargaining efforts have received increased attention nationwide in recent periods. Should Novitex's employees become represented by unions, Novitex would be obligated to bargain with those unions with respect to wages, hours, and other terms and conditions of employment, which is likely to increase its labor costs. Moreover, as part of the process of union organizing and collective bargaining, strikes and other work stoppages may occur, which would cause disruption to Novitex's business. Similarly, many employers nationally in similar environments have been subject to actions brought by governmental agencies and private individuals under wage-hour laws on a variety of claims, such as improper classification of workers as exempt from overtime pay requirements and failure to pay overtime wages properly, with such actions sometimes brought as class actions. These actions can result in material liabilities and expenses. Should Novitex be subject to employment litigation, such as actions involving wage-hour, overtime, break, and working time, it may distract Novitex's management from business matters and result in increased labor costs. If costs of labor increase significantly, Novitex's business, results of operations, and financial condition may be adversely affected.

Employee healthcare costs continue to increase.

        Novitex maintains a self-insured healthcare plan under which it generally shares the cost of health care with certain of its employees. Employee healthcare is a significant operating cost for Novitex, and these costs have been escalating well in excess of other inflationary trends over the past decade. If healthcare costs continue to increase, Novitex may not be willing or able to pass those costs on to employees.

Novitex self-insures health benefits and may be adversely impacted by unfavorable claims experience.

        Novitex is self-insured for its health benefits. If the number or severity of claims increases, or Novitex is required to accrue or pay additional amounts because the claims prove to be more severe than its original assessment, its operating results would be adversely affected. Novitex's future claims expense might exceed historical levels, which could reduce earnings. Novitex expects to periodically assess its self-insurance strategy. Novitex is required to periodically evaluate and adjust its claims reserves to reflect its experience. However, ultimate results may differ from Novitex's estimates, which could result in losses over its reserved amounts.

Novitex is exposed to risks related to potential adverse changes in currency exchange rates.

        Novitex is exposed to market risks resulting from changes in the currency exchange rates of the currencies in the countries in which it does business, primarily related to Novitex's Canadian operations. Although operating in local currencies may limit the impact of currency rate fluctuations on the operating results of Novitex's non-U.S. subsidiaries, fluctuations in such rates may affect the translation of these results into Novitex's consolidated financial statements. To the extent borrowings, sales, purchases, revenues and expenses or other transactions are not in the applicable local currency, Novitex may enter into foreign currency spot and forward contracts to hedge the currency risk. Management cannot be sure, however, that Novitex's efforts at hedging will be successful, and such efforts could, in certain circumstances, lead to losses.

Various events may cause Novitex's financial results to fluctuate from quarter-to-quarter or year-to-year. The nature of these events might inhibit Novitex's ability to anticipate and act in advance to counter them.

        Novitex may be unsuccessful in determining or controlling when and whether events occur that could cause varying financial results. Unfavorable results may occur that Novitex did not anticipate or take advance action to address. Novitex incurs significant costs to develop solutions used to service Novitex's existing and potential client operations. The timing of these expenses may fluctuate as new client contracts are signed or existing client contracts are renewed, causing Novitex's results to vary accordingly. Factors contributing to the variability of Novitex's results include increased costs of supplies, increased costs relating to existing and potential client operations, and hiring staff to develop new and existing solutions. The timing of Novitex's fees associated with new and existing client contracts, including changes in recognition as a result of changes in accounting principles, may also cause results to vary from period to period.

Novitex's future profitability is uncertain.

        Novitex's future profitability depends on, among other things, Novitex's ability to generate revenue in excess of its expenses. However, Novitex has significant and continuing fixed costs relating to the maintenance of its assets and business, including Novitex's substantial debt service requirements, which Novitex may not be able to reduce adequately to sustain its profitability if its revenue decreases. Novitex's profitability also may be impacted by non-cash charges such as stock-based compensation charges and potential impairment of goodwill, which will negatively affect Novitex's reported financial results. Even if Novitex achieves profitability on an annual basis, Novitex may not be able to achieve profitability on a quarterly basis. You should not consider prior revenue growth as indicative of Novitex's future performance. In fact, in future quarters Novitex may not have any revenue growth or Novitex's revenue could decline. Novitex may continue to incur significant losses in the future for a number of reasons, including the other risks described elsewhere in this proxy statement, and Novitex may encounter unforeseen expenses, difficulties, complications, delays and other unknown events.

Novitex may be unable to sustain positive cash flow.

        Novitex's ability to continue to generate positive cash flow depends on its ability to generate collections from sales in excess of its cash expenditures. Novitex's ability to generate and collect on sales can be negatively affected by many factors, including but not limited to:

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  Novitex's inability to convince new customers to use its services or existing customers to renew their contracts or use additional services;

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  the lengthening of Novitex's sales cycle;

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  changes in Novitex's customer mix;

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  a decision by any of Novitex's existing customers to cease or reduce using its services;

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  failure of customers to pay Novitex's invoices on a timely basis or at all;

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  a failure in the performance of Novitex's solutions or its internal controls that adversely affects its reputation or results in loss of business;

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  the loss of market share to existing or new competitors;

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  the failure to enter or succeed in new markets;

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  regional or global economic conditions or regulations affecting perceived need for or value of Novitex's services; or

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  Novitex's inability to develop new offerings, expand its offerings or drive adoption of its new offerings on a timely basis and thus potentially not meeting evolving market needs.

        Novitex anticipates that it will incur increased sales and marketing and general and administrative expenses as it continues to diversify its business into new industries and geographic markets. Novitex's business will also require significant amounts of working capital to support its growth. Novitex may not achieve collections from sales to offset these anticipated expenditures sufficient to maintain positive future cash flow. In addition, Novitex may encounter unforeseen expenses, difficulties, complications, delays and other unknown events that cause Novitex's costs to exceed its expectations. An inability to generate positive cash flow may decrease Novitex's long-term viability.

A decline in expected profitability of Novitex could result in the impairment of assets, including goodwill, other long-lived assets and deferred tax assets.

        Novitex holds material amounts of goodwill, other long-lived assets and deferred tax assets on its balance sheet. A decline in expected profitability, particularly if there is a decline in the global economy, could call into question the recoverability of Novitex's related goodwill, other long-lived tangible and intangible assets or deferred tax assets and require the write down or write off these assets or, in the case of deferred tax assets, recognition of a valuation allowance through a charge to income. Such an occurrence could a material adverse effect on Novitex's consolidated results of operations, financial position and cash flows.

Changes in the rules and regulations to which customers are subject may impact demand for Novitex's services.

        Many of Novitex's customers are subject to rules and regulations requiring certain printed or electronic communications, governing the form of such communications and protecting the privacy of consumers. Changes in these regulations may impact customers' business practices and could reduce demand for Novitex's services. Changes in such regulations could eliminate the need for certain types of communications altogether or such changes may impact the quantity or format of such communications.

If Novitex is unable to collect for unbilled services, Novitex's results of operations, financial condition and cash flows could be adversely affected.

        The profitability of Novitex's large services contracts depends on Novitex's ability to successfully obtain payment from its clients of the amounts they owe it for work performed. Actual losses on client balances could differ from current estimates and, as a result, may require adjustment of Novitex's receivables for unbilled services. Macroeconomic conditions could result in financial difficulties, including limited access to the credit markets, insolvency or bankruptcy, for Novitex's clients and, as a result, could cause clients to delay payments to Novitex, request modifications to their payment arrangements that could increase Novitex's receivables balance, or default on their payment obligations to Novitex. Timely collection of client balances also depends on Novitex's ability to complete its contractual commitments (for example, achieve specified milestones in percentage-of-completion contracts) and bill and collect its contracted revenues. If Novitex is unable to meet its contractual requirements, Novitex might experience delays in collection of and/or be unable to collect its client balances, and if this occurs, Novitex's results of operations and cash flows could be adversely affected. In addition, if Novitex experiences an increase in the time to bill and collect for its services, Novitex's cash flows could be adversely affected.

Because Novitex recognizes revenue for its services ratably over the term of its customer agreements, downturns or upturns in the value of signed contracts will not be fully and immediately reflected in Novitex's operating results.

        Novitex offers its services primarily through fixed commitment contracts and recognizes revenue ratably over the related service period, which typically ranges from three to five years. As a result, some portion of the revenue Novitex reports in each quarter is revenue from contracts entered into during prior quarters. Consequently, a decline in signed contracts in any quarter will not be fully and immediately reflected in the revenue for that quarter, but will instead negatively affect Novitex's revenue in future quarters. In addition, Novitex may be unable to adjust its cost structure to offset this reduced revenue. Similarly, revenue attributable to an increase in contracts signed in a particular quarter will not be fully and immediately recognized, as revenue from new or renewed contracts is recognized ratably over the applicable service period. Because Novitex incurs sales commissions at the time of sale, Novitex may not recognize revenues from some customers despite incurring considerable expense related to Novitex's sales processes. Timing differences of this nature could cause Novitex's margins and profitability to fluctuate significantly from quarter to quarter.

Novitex's ability to utilize income tax net operating loss carryforwards may be limited, which could adversely impact Novitex's results of operations.

        Novitex has substantial deferred tax assets related to net operating losses ("NOLs") for United States federal and state income tax purposes, which Novitex expects are available to offset future taxable income. However, Novitex's ability to utilize or realize the current carrying value of the NOLs may be impacted by certain events, such as changes in tax legislation or the interpretation thereof; insufficient future taxable income prior to expiration of the NOLs; annual limits imposed under Section 382 of the Code, or by state law; or as a result of a change in control. A change in control is generally defined as a cumulative change of 50% or more in the ownership positions of certain stockholders during a rolling three year period. It is presently anticipated that the proposed Business Combination will result in an ownership change of Novitex for purposes of Section 382 of the Code. The amount of the annual limitation on the amount of NOLs that may be used to offset future taxable income generally is equal to the value of the stock of the corporation immediately prior to the ownership change multiplied by the adjusted federal tax-exempt rate, set by the Internal Revenue Service. Limitations imposed on the ability to use NOLs to offset future taxable income could cause U.S. federal income taxes to be paid earlier than otherwise would be paid if such limitations were not in effect and could cause such NOLs to expire unused, in each case reducing or eliminating the benefit of such NOLs. Similar rules and limitations may apply for state income tax purposes. Additionally, uncertainty exists with respect to tax reform that could potentially be enacted by the new U.S. presidential administration and Congress that could have an impact on the Novitex's NOL. Any of these events or developments could limit Novitex's ability to utilize or realize the current carrying value of the NOLs and may adversely impact Novitex's results of operations.

Changes in financial accounting standards or practices may cause adverse, unexpected financial reporting fluctuations and affect Novitex's reported financial results.

        A change in accounting standards or practices can have a significant effect on Novitex's reported results and may even affect its reporting of transactions completed before the change is effective. New accounting pronouncements and varying interpretations of existing accounting pronouncements have occurred and will occur in the future. Changes to existing rules or the questioning of current practices may adversely affect Novitex's reported financial results or the way in which it conduct its business.

If Novitex is unable to maintain or expand its direct sales capabilities, it may not be able to generate anticipated revenues.

        Novitex's success depends in large part on its ability to attract, motivate and retain highly qualified personnel. Novitex relies primarily on its direct sales force to sell its services to new customers. Novitex's services and solutions require a sophisticated sales effort targeted at the senior management of its prospective customers. Novitex may not have the required processes, systems and discipline to execute on its sales and growth strategies. Novitex must expand its sales efforts to generate increased revenue from new customers. Failure to hire or retain qualified sales personnel will preclude Novitex from expanding its business and generating anticipated revenue. Competition for talented sales personnel is intense and there can be no assurance that Novitex will be able to retain its existing sales personnel or attract, assimilate or retain enough highly qualified sales personnel. Many of the companies with which Novitex competes for experienced personnel have greater resources than Novitex has. If any of Novitex's sales representatives or sales management personnel were to leave Novitex and join one of its competitors, Novitex may be unable to prevent those sales representatives from helping its competitors solicit business from Novitex's existing customers, which could adversely affect Novitex's revenue.

If Novitex fails to develop its brand cost-effectively, Novitex's business may suffer.

        Novitex believes that developing and maintaining awareness of the Novitex brand in a cost-effective manner is critical to achieving widespread acceptance of Novitex's existing and future services and is an important element in attracting new customers. Successful promotion of Novitex's brand will depend largely on the effectiveness of Novitex's marketing efforts and is ability to provide reliable and useful services at competitive prices. If Novitex fails to successfully promote and maintain its brand, or incur substantial expenses in unsuccessful attempts to promote and maintain its brand, Novitex may fail to attract enough new customers or retain its existing customers to the extent necessary to realize a sufficient return on its brand-building efforts, and Novitex's business could suffer.

Security and privacy breaches may damage client relations and impact Novitex's business.

        The secure and uninterrupted operation of Novitex's information technology systems is critical to its business. Novitex's services and systems may involve the storage, processing and transmission of sensitive data, including valuable intellectual property, other proprietary or confidential data, regulated data, and personal information of employees, customers and others. In the current environment there are numerous and evolving risks to cybersecurity and privacy, including criminal hackers, hacktivists, state-sponsored intrusions, industrial espionage, employee malfeasance, and human or technological error. Computer hackers and others routinely attempt to breach the security of technology products, services, and systems. The risk of such attacks to Novitex includes attempted breaches not only of its own services and systems, but also those of customers, contractors, business partners, vendors and other third parties. Successful breaches could result in, for example, unauthorized access to, disclosure, modification, misuse, loss, or destruction of company, customer, or other third-party data or systems; theft of sensitive, regulated, or confidential data including personal information and intellectual property; and system disruptions or denial of service. If Novitex is the victim of a significant data security breach, or if Novitex's clients perceive that it is unable to protect the security of their confidential information, Novitex could suffer harm to its reputation with clients, be exposed to liability, and incur significant remediation costs, which could have a material adverse effect on Novitex's business, financial position, and results of operations.

Novitex relies on third-party software and hardware to support its system and services and Novitex's business and reputation could suffer if these third-party services fail to perform properly or are no longer available.

        Novitex relies on hardware purchased or leased and software licensed from third parties to support its service offerings. This hardware and software may not continue to be available on commercially reasonable terms or at all. Any loss of the right to use any of this hardware or software could result in delays in the provisioning of Novitex's services, which could negatively affect its business until equivalent technology is either developed by Novitex or, if available, is identified, obtained and integrated. In addition, it is possible that Novitex's hardware vendors or the licensors of third-party software could increase the prices they charge, which could have a material adverse impact on Novitex's results of operations. Further, changing hardware vendors or software licensors could detract from management's ability to focus on the ongoing operations of Novitex's business or could cause delays in the operations of its business.

Uncertain government budgets and shifting government priorities could delay contract awards and funding and adversely affect Novitex's ability to continue work under its government contracts. Additionally, federal procurement directives could result in Novitex's loss of work on current programs to small business set-asides and large multiple award contracts.

        Novitex's government business is subject to funding delays, terminations (including at the government's convenience), reductions, in-sourcing, extensions, and moratoriums associated with the government's budgeting and contracting process. The federal procurement environment is unpredictable and could adversely affect Novitex's ability to perform work under new and existing contracts. Novitex has experienced delays in contract awards and funding on its contracts in recent years that have adversely affected its ability to continue existing work and to replace expiring work. Additionally, Novitex's government business is subject to the risk that one or more of its potential contracts or contract extensions may be diverted by the contracting agency to a small or disadvantaged or minority-owned business pursuant to set-aside programs administered by the Small Business Administration, or may be bundled into large multiple award contracts for very large businesses. These risks can potentially have an adverse effect on Novitex's revenue growth and profit margins.

If Novitex is unable to attract, engage, retain and integrate its executives and other key employees, Novitex may not be able to implement its business strategy.

        Novitex's success depends, in large part, on its ability to attract, engage, retain and integrate qualified executives and other key employees throughout all areas of its business. Identifying, developing internally or hiring externally, training and retaining highly-skilled managerial, technical, sales and services, finance and marketing personnel are critical to Novitex's future. Competition for experienced and qualified employees can be intense. In order to attract and retain executives and other key employees in a competitive marketplace, Novitex must continue to be able to provide a competitive compensation package with an attractive mix of cash, benefits and incentive compensation. In addition, Novitex may be unable to attract and retain key personnel on acceptable terms given the competition among companies for experienced management personnel. Failure to successfully hire executives and key employees or the loss of any executives and key employees could have a significant impact on Novitex's operations.

Novitex may not be able to develop or implement new systems, procedures and controls that are required to support the continued growth in its operations.

        To manage its growth, Novitex must implement and maintain proper operational and financial controls and systems. Further, Novitex will need to manage its relationships with various clients and suppliers. Novitex cannot give any assurance that it will be able to develop and implement, on a timely basis, the systems, procedures and controls required to support the growth in Novitex's operations or effectively manage its relationships with various clients and suppliers. If Novitex is unable to manage its growth, its business, operating results and financial condition could be adversely affected.

Catastrophic events may disrupt Novitex's business.

        A natural disaster, telecommunications failure, power outage, cyber-attack, war, terrorist attack, or other catastrophic event could cause Novitex to suffer system interruptions, reputational harm, delays in solution development, breaches of data security and loss of critical data. An event of this nature could also prevent Novitex from fulfilling customer orders or maintaining certain service level requirements. While Novitex has developed certain disaster recovery plans and maintain backup systems to reduce the potentially adverse effect of these types of events, a catastrophic event that results in the destruction or disruption of both of Novitex's MegaCenters or its critical business or information technology systems could severely affect Novitex's ability to conduct normal business operations and, as a result, Novitex's business, operating results and financial condition could be adversely affected.

Damage to Novitex's facilities, including the MegaCenters, could impact Novitex's operations or financial condition.

        The performance of Novitex's services depends upon facilities that house central computer operations or operating centers or in which Novitex processes information, images, bills or statements. Significant damage to any of Novitex's operating facilities, including the MegaCenters, could interrupt the operations at those facilities and interfere with Novitex's ability to serve customers.

Risks Related to Quinpario and the Business Combination

Following the consummation of the Business Combination, the combined company's only significant asset will be ownership of 100% of Novitex and 100% of SourceHOV and such ownership may not be sufficient to pay dividends or make distributions or loans to enable the combined company to pay any dividends on Quinpario Common Stock or satisfy the combined company's other financial obligations.

        Following the consummation of the Business Combination, the combined company will have no direct operations and no significant assets other than the ownership of 100% of Novitex and 100% of SourceHOV. The combined company will depend on SourceHOV and Novitex for distributions, loans and other payments to generate the funds necessary to meet its financial obligations, including its expenses as a publicly traded company, and to pay any dividends with respect to Quinpario Common Stock. Legal and contractual restrictions in agreements governing the Debt Financing and future indebtedness of SourceHOV and Novitex, as well as the financial condition and operating requirements of SourceHOV and Novitex, may limit the combined company's ability to obtain cash from SourceHOV and Novitex. The earnings from, or other available assets of, SourceHOV and Novitex may not be sufficient to pay dividends or make distributions or loans to enable the combined company to pay any dividends on Quinpario Common Stock or satisfy its other financial obligations.

The combined company may not be able to timely and effectively implement controls and procedures required by Section 404 of the Sarbanes-Oxley Act of 2002 that will be applicable to it after the Business Combination.

        Neither Novitex nor SourceHOV is currently subject to Section 404 of the Sarbanes-Oxley Act of 2002. However, following the Business Combination, the combined company will be required to provide management's attestation on internal controls commencing with the its annual report for the year ending December 31, 2017. The standards required for a public company under Section 404 of the Sarbanes-Oxley Act of 2002 are significantly more stringent than those required of either Novitex or SourceHOV as a privately-held company. Management may not be able to effectively and timely implement controls and procedures that adequately respond to the increased regulatory compliance and reporting requirements that will be applicable to the combined company after the Business Combination. If the combined company is not able to implement the additional requirements of Section 404 in a timely manner or with adequate compliance, it may not be able to assess whether its internal controls over financial reporting are effective, which may subject it to adverse regulatory consequences and could harm investor confidence and the market price of Quinpario Common Stock.

Subsequent to the consummation of the Business Combination, the combined company may be required to take writedowns or write-offs, restructuring and impairment or other charges that could have a significant negative effect on its financial condition, results of operations and stock price, which could cause you to lose some or all of your investment.

        Although Quinpario has conducted due diligence on SourceHOV and Novitex, Quinpario cannot assure you that this diligence revealed all material issues that may be present in Novitex's and SourceHOV's businesses, that it would be possible to uncover all material issues through a customary amount of due diligence, or that factors outside of Quinpario's and each of Novitex's and SourceHOV's control will not later arise. As a result, the combined company may be forced to later write down or write off assets, restructure its operations, or incur impairment or other charges that could result in losses. Even if Quinpario's due diligence successfully identifies certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with its preliminary risk analysis. Even though these charges may be non-cash items and may not have an immediate impact on the combined company's liquidity, the fact that the combined company reports charges of this nature could contribute to negative market perceptions about the combined company or its securities. In addition, charges of this nature may cause the combined company to be unable to obtain future financing on favorable terms or at all.

The Founders have agreed to vote in favor of the Business Combination, regardless of how Quinpario's public stockholders vote.

        The Founders have agreed to vote any shares of Quinpario Common Stock owned by them in favor of the Business Combination Proposal. As of the date hereof, the Founders own shares of Quinpario Common Stock equal to approximately 30.3% of the issued and outstanding shares of Quinpario Common Stock. Accordingly, it is more likely that the necessary stockholder approval will be received for the Business Combination than would be the case if the Founders agreed to vote any shares of Quinpario Common Stock owned by them in accordance with the majority of the votes cast by Quinpario's public stockholders.

Quinpario will incur significant transaction and transition costs in connection with the Business Combination.

        Quinpario has and expects to incur significant, non-recurring costs in connection with consummating the Business Combination and operating as a public company following the consummation of the Business Combination. All expenses incurred in connection with the Business Combination Agreement and the transactions contemplated thereby (including the Business Combination), including all legal, accounting, consulting, investment banking and other fees, expenses and costs, will be for the account of the party incurring such fees, expenses and costs.

        Quinpario's transaction expenses as a result of the Business Combination are currently estimated to be approximately $90 million.

The unaudited pro forma condensed combined financial information included in this document may not be indicative of what our actual financial position or results of operations would have been.

        The unaudited pro forma condensed combined financial information in this proxy statement is presented for illustrative purposes only and is not necessarily indicative of what the combined company's actual financial position or results of operations would have been had the Business Combination been completed on the dates indicated. See the section entitled "Unaudited Pro Forma Condensed Combined Financial Information" for more information.

The financial statements of Quinpario included in this proxy statement do not take into account the consequences to Quinpario of a failure to complete a business combination by July 24, 2017.

        The financial statements of Quinpario included in this proxy statement have been prepared assuming that it would continue as a going concern. Quinpario is required to complete the Business Combination by July 24, 2017, unless it further amends its certificate of incorporation to extend the life of the company and certain other agreements it has entered into. The possibility of the Business Combination not being consummated raises doubt as to Quinpario's ability to complete an initial business combination prior to July 24, 2017, the date on which the Company is required to liquidate.

Quinpario may waive one or more of the conditions to the Business Combination.

        Quinpario may agree to waive, in whole or in part, one or more of the conditions to its obligations to complete the Business Combination, to the extent permitted by its current certificate of incorporation and bylaws and applicable laws. For example, it is a condition to Quinpario's obligations to close the Business Combination that there be no breach of either Novitex's or SourceHOV's representations and warranties as of the closing date. However, if Quinpario's board of directors determines that any such breach is not material to the business of Novitex or SourceHOV, as applicable, then it may elect to waive that condition and close the Business Combination. In deciding to waive one or more conditions to the Business Combination, Quinpario's directors have interests in and arising from the Business Combination that are different from or in addition to (and which may conflict with) the interests of the public stockholders. See "—The Sponsor and Quinpario's directors and officers have interests which may be different from or in addition to (and which may conflict with) the interests of the public stockholders." Quinpario is not able to waive the condition that its stockholders approve the Business Combination and the Business Combination will not be consummated if it causes Quinpario to have net tangible assets of less than $5,000,001.

If Quinpario is unable to complete an initial business combination, its public stockholders may receive only approximately $10.00 per share on the liquidation of the Trust Account (or less than $10.00 per share in certain circumstances where a third party brings a claim against Quinpario that Quinpario Partners and Jeffry N. Quinn are unable to indemnify), and its warrants will expire worthless.

        If Quinpario is unable to complete an initial business combination, its public stockholders may receive only approximately $10.00 per share on the liquidation of the Trust Account (or less than $10.00 per share in certain circumstances where a third party brings a claim against Quinpario that

Quinpario Partners and Jeffry N. Quinn, our former Chairman, each an affiliate of the Sponsor, are unable to indemnify (as described below)), and its warrants will expire worthless.

The HGM Group will have significant influence over the combined company after completion of the Business Combination.

        Upon completion of the Business Combination, the HGM Group will beneficially own approximately 55.9% of Quinpario Common Stock. As long as the HGM Group owns or controls a significant percentage of outstanding voting power, it will have the ability to strongly influence all corporate actions requiring stockholder approval, including the election and removal of directors and the size of our board of directors, any amendment of our certificate of incorporation or bylaws, or the approval of any merger or other significant corporate transaction, including a sale of substantially all of our assets. In addition, pursuant to the terms of the Director Nomination Agreement, the HGM Group (as well as Novitex Parent) will have certain nomination rights with respect to the combined company's board of directors and consent rights over certain corporate actions of the combined company. See "Proposal No. 1—Approval of the Business Combination—The Director Nomination Agreements."

        Additionally, the HGM Group's interests may not align with the interests of the combined company's other stockholders. The HGM Group is in the business of making investments in companies and may acquire and hold interests in businesses that compete directly or indirectly with the combined company. The HGM Group may also pursue acquisition opportunities that may be complementary to the combined company's business, and, as a result, those acquisition opportunities may not be available to the combined company. In addition, upon approval of the Corporate Opportunity Proposal, the combined company's certificate of incorporation will provide that it renounces any interest or expectancy in the business opportunities of the HGM Group and it shall not have any obligation to offer the combined company those opportunities unless presented to one of the combined company's directors or officers in his or her capacity as a director or officer. See the section entitled "Proposal No. 6—Approval of Amendments to the Current Certificate of Incorporation to Provide that Certain Transactions are not 'Corporate Opportunities'" for additional information.

If third parties bring claims against Quinpario, the proceeds held in our Trust Account could be reduced and the per-share redemption amount received by stockholders may be less than $10.00 per share.

        Quinpario's placing of funds in the Trust Account may not protect those funds from third-party claims against Quinpario. Although Quinpario will seek to have all vendors, service providers (other than its independent auditors), prospective target businesses or other entities with which it does business execute agreements with it waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account for the benefit of its public stockholders, such parties may not execute such agreements, or even if they execute such agreements they may not be prevented from bringing claims against the Trust Account, including, but not limited to, fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain advantage with respect to a claim against Quinpario's assets, including the funds held in the Trust Account. If any third party refuses to execute an agreement waiving such claims to the monies held in the Trust Account, Quinpario's management will perform an analysis of the alternatives available to it and will only enter into an agreement with a third party that has not executed a waiver if management believes that such third party's engagement would be significantly more beneficial to Quinpario than any alternative.

        Examples of possible instances where Quinpario may engage a third party that refuses to execute a waiver include the engagement of a third-party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a service provider willing to execute a waiver. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with Quinpario and will not seek recourse against the Trust Account for any reason. Upon redemption of the public shares, if we are unable to complete the Business Combination within the prescribed timeframe, or upon the exercise of a redemption right in connection with the Business Combination, Quinpario will be required to provide for payment of claims of creditors that were not waived that may be brought against it within the ten years following redemption. Accordingly, the per-share redemption amount received by public stockholders could be less than the $10.00 per share initially held in the Trust Account, due to claims of such creditors. Quinpario Partners and Jeffry N. Quinn have agreed that they will be liable to Quinpario if and to the extent any claims by a vendor for services rendered or products sold to it, or a prospective target business with which Quinpario has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below (i) $10.00 per public share or (ii) such lesser amount per public share held in the Trust Account as of the date of the liquidation of the Trust Account due to reductions in the value of the trust assets, in each case net of the interest which may be withdrawn to pay taxes and for working capital, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account and except as to any claims under Quinpario's indemnity of the underwriters of the IPO against certain liabilities, including liabilities under the Securities Act. Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, Quinpario Partners and Jeffry N. Quinn will not be responsible to the extent of any liability for such third-party claims. Quinpario has not independently verified whether Quinpario Partners and Jeffry N. Quinn have sufficient funds to satisfy the indemnity obligations as we have not required them to retain any assets to provide for their indemnification obligations, nor have we taken any further steps to ensure that they will be able to satisfy any indemnification obligations that arise.

If, after Quinpario distributes the proceeds in the Trust Account to the public stockholders, Quinpario files a bankruptcy petition or an involuntary bankruptcy petition is filed against it that is not dismissed, a bankruptcy court may seek to recover such proceeds, and the members of Quinpario's board of directors may be viewed as having breached their fiduciary duties to its creditors, thereby exposing the members of Quinpario's board of directors and Quinpario to claims of punitive damages.

        If, after Quinpario distributes the proceeds in the Trust Account to the public stockholders, it files a bankruptcy petition or an involuntary bankruptcy petition is filed against it that is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a "preferential transfer" or a "fraudulent conveyance." As a result, a bankruptcy court could seek to recover all amounts received by the public stockholders. In addition, Quinpario's board of directors may be viewed as having breached its fiduciary duty to Quinpario's creditors and/or having acted in bad faith, thereby exposing itself and Quinpario to claims of punitive damages, by paying public stockholders from the Trust Account prior to addressing the claims of creditors.

If, before distributing the proceeds in the Trust Account to the public stockholders, Quinpario files a bankruptcy petition or an involuntary bankruptcy petition is filed against it that is not dismissed, the claims of creditors in such proceeding may have priority over the claims of the public stockholders and the per-share amount that would otherwise be received by the public stockholders in connection with Quinpario's liquidation may be reduced.

        If, before distributing the proceeds in the Trust Account to the public stockholders, Quinpario files a bankruptcy petition or an involuntary bankruptcy petition is filed against it that is not dismissed, the proceeds held in the Trust Account could be subject to applicable bankruptcy law, and may be included in Quinpario's bankruptcy estate and subject to the claims of third parties with priority over the claims of the public stockholders. To the extent any bankruptcy claims deplete the Trust Account, the per-share amount that would otherwise be received by the public stockholders in connection with Quinpario's liquidation may be reduced.

Even if Quinpario consummates the Business Combination, there is no guarantee that the public warrants will ever be in the money, and they may expire worthless and the terms of the warrants may be amended.

        The exercise price for the warrants is $5.75 per half share of Quinpario Common Stock. There is no guarantee that the public warrants will ever be in the money prior to their expiration, and as such, the warrants may expire worthless.

        In addition, the warrants were issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and Quinpario. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 65% of the then outstanding public warrants to make any change that adversely affects the interests of the registered holders. Accordingly, Quinpario may amend the terms of the warrants in a manner adverse to a holder if holders of at least 65% of the then outstanding public warrants approve of such amendment. Although Quinpario's ability to amend the terms of the warrants with the consent of at least 65% of the then outstanding public warrants is unlimited, examples of such amendments could be amendments to, among other things, increase the exercise price of the warrants, shorten the exercise period or decrease the number of shares of Quinpario Common Stock purchasable upon exercise of a warrant.

The Sponsor and Quinpario's directors and officers have interests which may be different from or in addition to (and which may conflict with) the interests of the public stockholders.

        The Sponsor and Quinpario's directors and officers and their respective affiliates and associates have interests in and arising from the Business Combination that are different from or in addition to (and which may conflict with) the interests of the public stockholders, which may result in a conflict of interest. These interests include:

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  the fact that the Founders have agreed not to redeem any of the Founder Shares in connection with a stockholder vote to approve a proposed initial business combination;

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  the fact that the Sponsor paid an aggregate of $25,000 for the Founder Shares and such securities will have a significantly higher value at the time of the Business Combination, so that if unrestricted and freely tradable these shares would be valued at approximately $50.0 million to $71.1 million (valued at $10.00 per share and after giving effect to the cancellation of approximately 1,637,500 to 3,750,000 Founder Shares pursuant to the formula set forth in the Forfeiture Agreement) even though, given the restrictions on such shares, we believe such shares have less value;

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  the fact that the Founders have agreed to waive their rights to liquidating distributions from the Trust Account with respect to their Founder Shares if Quinpario fails to complete an initial business combination by July 24, 2017;

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  the fact that the Sponsor paid an aggregate of $9,000,000 for its 18,000,000 Private Placement Warrants to purchase shares of Quinpario Common Stock and that such Private Placement Warrants either (i) will be cancelled upon the consummation of the Business Combination pursuant to the Forfeiture Agreement or (ii) will expire worthless if a business combination is not consummated by July 24, 2017;

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  the continued right of the Sponsor to hold Quinpario Common Stock;

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  the fact that, at the option of the Sponsor, any amounts outstanding under any loan made by the Sponsor or an affiliate of the Sponsor to the Company in an aggregate amount up to $1,500,000, may be converted into warrants to purchase Quinpario Common Stock of the combined company;

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  if the Trust Account is liquidated, including in the event we are unable to complete an initial business combination within the required time period, Quinpario Partners and Jeffry N. Quinn, our former Chairman, each an affiliate of the Sponsor, have agreed to indemnify Quinpario to ensure that the proceeds in the Trust Account are not reduced below $10.00 per public share, or such lesser per public share amount as is in the Trust Account on the liquidation date, by the claims of prospective target businesses with which Quinpario has entered into an acquisition agreement or claims of any third party for services rendered or products sold to Quinpario, but only if such a vendor or target business has not executed a waiver of any and all rights to seek access to the Trust Account;

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  the continued indemnification of Quinpario's existing directors and officers and the continuation of our directors' and officers' liability insurance after the Business Combination;

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  the fact that the Sponsor, and Quinpario's officers and directors will lose their entire investment in us and will not be reimbursed for any further out-of-pocket expenses if an initial business combination is not consummated by July 24, 2017; and

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  that, at the closing of the Business Combination Quinpario will enter into the Registration Rights Agreement with the Restricted Stockholders, which provides for registration rights to Restricted Stockholders and their permitted transferees.

The Sponsor and Quinpario's directors and officers have a conflict of interest in determining to pursue the Business Combination, since they will not be eligible to be reimbursed for additional out-of-pocket expenses if the Business Combination is not completed.

        At the closing of a business combination (including the Business Combination), the Sponsor and Quinpario's directors and officers and their respective affiliates and associates, will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. These financial interests of the Sponsor and Quinpario's directors and officers may influence their motivation in identifying and selecting a target business combination and completing an initial business combination.

A market for Quinpario's securities may not continue, which would adversely affect the liquidity and price of its securities.

        Following the Business Combination, the price of Quinpario's securities may fluctuate significantly due to the market's reaction to the Business Combination and general market and economic conditions. An active trading market for Quinpario's securities following the Business Combination may never develop or, if developed, it may not be sustained. In addition, the price of Quinpario's securities after the Business Combination can vary due to general economic conditions and forecasts, the combined company's general business condition and the release of its financial reports. Additionally, if Quinpario's securities are not listed on, or become delisted from, Nasdaq for any reason, and are quoted on the OTC Bulletin Board, an inter-dealer automated quotation system for equity securities that is not a national securities exchange, the liquidity and price of its securities may be more limited than if they were quoted or listed on Nasdaq or another national securities exchange. You may be unable to sell your securities unless a market can be established or sustained.

Quinpario may not be able to comply with the continued listing standards of Nasdaq.

        Quinpario Common Stock, and Quinpario's units and warrants are currently listed on Nasdaq. Our continued eligibility for listing may depend on the number of Quinpario's shares that are redeemed. If, after the Business Combination, Nasdaq delists Quinpario Common Stock from trading on its exchange for failure to meet the listing standards, the combined company and its stockholders could face significant material adverse consequences including:

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  a limited availability of market quotations for the combined company's securities;

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  a determination that Quinpario Common Stock is a "penny stock" which will require brokers trading in Quinpario Common Stock to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for Quinpario Common Stock;

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  a limited amount of analyst coverage; and

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  a decreased ability to issue additional securities or obtain additional financing in the future.

Quinpario is not required to obtain and has not obtained an opinion from an independent investment banking or accounting firm, and no independent source has opined that the price Quinpario is paying for SourceHOV and Novitex is fair to Quinpario from a financial point of view.

        Quinpario is not required to obtain an opinion from an independent investment banking or accounting firm that the price it is paying to acquire SourceHOV and Novitex is fair to Quinpario from a financial point of view. In addition, the Sponsor does not have experience in acquiring companies in the management services industry. Quinpario's board of directors did not obtain a third-party valuation or fairness opinion in connection with their determination to approve the Business Combination with SourceHOV and Novitex. In analyzing the Business Combination, Quinpario's board of directors and management conducted due diligence on SourceHOV and Novitex and researched the industry in which each of SourceHOV and Novitex operates and concluded that the Business Combination was in the best interest of Quinpario's stockholders. Accordingly, investors will be relying solely on the judgment of Quinpario's board of directors in valuing each of Novitex's and SourceHOV's business, and Quinpario's board of directors may not have properly valued such businesses. The lack of a third-party valuation or fairness opinion may also lead an increased number of public stockholders to vote against the Business Combination or demand redemption of their shares, which could potentially impact Quinpario's ability to consummate the Business Combination. For more information about Quinpario's decision-making process, see the section entitled "Proposal No. 1—Approval of the Business Combination—Quinpario's Board of Directors' Reasons for the Approval of the Business Combination."

If the Business Combination's benefits do not meet the expectations of investors, stockholders or financial analysts, the market price of Quinpario's securities may decline.

        If the benefits of the Business Combination do not meet the expectations of investors or securities analysts, the market price of Quinpario's securities prior to the closing of the Business Combination may decline. The market value of Quinpario's securities at the time of the Business Combination may vary significantly from their prices on the date the Business Combination Agreement was executed, the date of this proxy statement, or the date on which the public stockholders vote on the Business Combination.

        In addition, following the Business Combination, fluctuations in the price of Quinpario's securities could contribute to the loss of all or part of your investment. Prior to the Business Combination, there has not been a public market for Novitex's or SourceHOV's stock and trading in the shares of Quinpario Common Stock has not been active. Accordingly, the valuation ascribed to Novitex's, SourceHOV's and Quinpario's common stock in the Business Combination may not be indicative of the price that will prevail in the trading market following the Business Combination. If an active market for the combined company's securities develops and continues, the trading price of the combined company's securities following the Business Combination could be volatile and subject to wide fluctuations in response to various factors, some of which are beyond the combined company's control. Any of the factors listed below could have a material adverse effect on your investment in Quinpario's securities and Quinpario's securities may trade at prices significantly below the price you paid for them. In such circumstances, the trading price of Quinpario's securities may not recover and may experience a further decline.

        Factors affecting the trading price of the combined company's securities following the Business Combination may include:

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  actual or anticipated fluctuations in its quarterly financial results or the quarterly financial results of companies perceived to be similar to it;

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  changes in the market's expectations about its operating results;

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  success of competitors;

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  its operating results failing to meet the expectation of securities analysts or investors in a particular period;

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  changes in financial estimates and recommendations by securities analysts concerning the combined company or the market in general;

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  operating and stock price performance of other companies that investors deem comparable to the combined company;

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  its ability to market new and enhanced products on a timely basis;

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  changes in laws and regulations affecting its business;

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  commencement of, or involvement in, litigation involving the combined company;

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  changes in the combined company's capital structure, such as future issuances of securities or the incurrence of additional debt;

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  the volume of shares of Quinpario Common Stock available for public sale;

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  any major change in the combined company's board of directors or management;

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  sales of substantial amounts of Quinpario Common Stock by the combined company's directors, officers or significant stockholders or the perception that such sales could occur; and

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  general economic and political conditions such as recessions, interest rates, fuel prices, international currency fluctuations and acts of war or terrorism.

        Broad market and industry factors may materially harm the market price of the combined company's securities irrespective of its operating performance. The stock market in general and Nasdaq have experienced price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of the particular companies affected. The trading prices and valuations of these stocks, and of the combined company's securities, may not be predictable. A loss of investor confidence in the market for retail stocks or the stocks of other companies which investors perceive to be similar to the combined company could depress its stock price regardless of its business, prospects, financial conditions or results of operations. A decline in the market price of the combined company's securities also could adversely affect its ability to issue additional securities and its ability to obtain additional financing in the future.

Following the Business Combination, if securities or industry analysts do not publish or cease publishing research or reports about the combined company, its business, or its market, or if they change their recommendations regarding Quinpario Common Stock adversely, the price and trading volume of Quinpario Common Stock could decline.

        The trading market for Quinpario Common Stock will be influenced by the research and reports that industry or securities analysts may publish about the combined company, its business, its market, or its competitors. Securities and industry analysts do not currently publish research on Quinpario, and may never publish research on the combined company. If no securities or industry analysts commence coverage of the combined company, its stock price and trading volume would likely be negatively impacted. If any of the analysts who may cover the combined company change their recommendation regarding its stock adversely, or provide more favorable relative recommendations about its competitors, the price of Quinpario Common Stock would likely decline. If any analyst who may cover the combined company were to cease coverage of the combined company or fail to regularly publish reports on it, we could lose visibility in the financial markets, which could cause the combined company's stock price or trading volume to decline.

Quinpario has not registered the shares of Quinpario Common Stock issuable upon exercise of the warrants under the Securities Act or states securities laws at this time, and such registration may not be in place when an investor desires to exercise warrants, thus precluding such investor from being able to exercise its warrants and causing such warrants to expire worthless.

        Quinpario has not registered the public shares issuable upon exercise of the warrants under the Securities Act or any state securities laws at this time. However, under the terms of the warrant agreement, Quinpario has agreed, as soon as practicable, but in no event later than the closing of an initial business combination, to use best efforts to file a post-effective amendment to Quinpario's registration statement on Form S-1 (No. 333-198988), or a new registration statement, under the Securities Act covering such shares and to cause such registration statement to be effective within 90 days of an initial business combination, and to maintain a current prospectus relating to the shares issuable upon exercise of the warrants, until the expiration of the warrants in accordance with the provisions of the warrant agreement. It is not certain that it will be possible to register the Quinpario Common Stock if, for example, any facts or events arise which represent a fundamental change in the information set forth in the registration statement or prospectus, the financial statements contained or incorporated by reference therein are not current or correct or the SEC issues a stop order. Beginning on the 91st day after the closing of the initial business combination, if the shares issuable upon exercise of the warrants are not registered, or Quinpario has failed to maintain the effectiveness of such registration statement under the Securities Act, Quinpario would be required to permit holders to exercise their warrants on a cashless basis. However, no public warrant will be exercisable for cash, and Quinpario will not be obligated to issue any shares to holders seeking to exercise their warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of the exercising holder, unless an exemption is available. In no event will Quinpario be required to net cash settle any warrant. If the shares issuable upon exercise of the warrants are not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside, the warrants may be deprived of any value, the market for the warrants may be limited and they may expire worthless if they cannot be sold. In such event, holders who acquired their warrants as part of a purchase of units will have paid the full unit purchase price solely for the shares of Quinpario Common Stock included in the units.

A significant portion of our total outstanding shares are restricted from immediate resale but may be sold into the market in the near future. This could cause the market price of Quinpario Common Stock to drop significantly, even if the combined company's business is doing well.

        Sales of a substantial number of shares of Quinpario Common Stock in the public market could occur at any time. These sales, or the perception in the market that the holders of a large number of shares intend to sell shares, could reduce the market price of Quinpario Common Stock. After the Business Combination, the Founders will hold approximately 3.9% of the capital stock of the combined company. While the registration rights agreement restricts holders of Quinpario Common Stock from transferring any of such holder's Quinpario Common Stock until six months following the date of the consummation of the Business Combination without the Sponsor's prior written consent (except in certain circumstances), these shares may be sold after the expiration of the lock-up. In addition, 20% of Quinpario Common Stock held by the Founders after giving effect to the Forfeiture Agreement are exempt from the lock-up period and may be sold immediately upon consummation of the Business Combination. Quinpario intends to file a registration statement prior to the closing of the Business Combination to provide for the resale of such shares from time to time. No later than 45 days following the Business Combination, the combined company is also required to file a registration statement relating to the resale of all shares of Quinpario Common Stock held by the parties to a registration rights agreement to be entered into in connection with the closing of the Business Combination. As restrictions on resale end, the market price of Quinpario Common Stock could decline if the holders of currently restricted shares sell them or are perceived by the market as intending to sell them. See the section entitled "Proposal No. 1—Approval of the Business Combination—The Registration Rights Agreement" for additional information.

Warrants will become exercisable for Quinpario Common Stock, which would increase the number of shares eligible for future resale in the public market and result in dilution to the public stockholders.

        Quinpario issued 35,000,000 warrants to purchase shares of Quinpario Common Stock as part of the IPO and simultaneously with the commencement of the IPO on January 22, 2015, Quinpario also issued an aggregate of 18,000,000 private placement warrants to the Sponsor, each warrant exercisable to purchase one-half of one share of Quinpario Common Stock at $5.75 per half share. In addition, prior to consummating an initial business combination, nothing prevents Quinpario from issuing additional securities in a private placement so long as it does not issue any securities which participate in or are otherwise entitled in any manner to any of the proceeds in the Trust Account. To the extent such warrants are exercised, additional shares of Quinpario Common Stock will be issued, which will result in dilution to the then existing holders of Quinpario Common Stock and increase the number of shares eligible for resale in the public market. Sales of substantial numbers of such shares in the public market could adversely affect the market price of Quinpario Common Stock.

        The Private Placement Warrants are identical to the warrants sold as part of the units issued in the IPO except that, so long as they are held by the Sponsor or its permitted transferees, (i) they will not be redeemable by Quinpario and (ii) they may, at the holder's option, be exercised by the holders on a cashless basis. The Sponsor also agreed not to transfer, assign or sell the Private Placement Warrants or the Quinpario Common Stock issuable upon exercise of such warrants (subject to certain exceptions) until 30 days after the completion of an initial business combination. Under the Forfeiture Agreement, the Founders have agreed to cancel the aggregate 18,000,000 Private Placement Warrants held by them upon the consummation of the Business Combination.

The public stockholders may experience dilution as a consequence of, among other transactions, the issuance of Quinpario Common Stock (or securities which may consist of or be convertible into shares of Quinpario Common Stock) in connection with the PIPE Investment. Having a minority share position may reduce the influence that our current stockholders have on the management of the combined company.

        It is anticipated that, upon completion of the Business Combination: (i) the HGM Group will own approximately 55.9% of the combined company; (ii) Novitex Parent will own approximately 21.2% of the combined company; (iii) the Company's public stockholders (other than the PIPE Investors) will retain an ownership interest of approximately 13.9% in the combined company; (iv) the PIPE Investors will own approximately 5.1% of the combined company (such that public stockholders, including PIPE Investors, will own approximately 19.1% of the combined company); and (v) the Founders will own approximately 3.9% of the combined company, after giving effect to the cancellation of an estimated 3,137,500 Founder Shares pursuant to the Forfeiture Agreement. These levels of ownership interest (a) assume that no shares are elected to be redeemed and that Quinpario has sold exactly 7,400,000 shares of Quinpario Common Stock (or securities which may consist of or be convertible into 7,400,000 shares of Quinpario Common Stock), for approximately $74.0 million of gross proceeds, in the PIPE Investment; (b) are based upon certain estimates of Quinpario's management with respect to the number of shares of Quinpario Common Stock to be forfeited pursuant to the formula in the Forfeiture Agreement; and (c) do not take into account public warrants to purchase Quinpario Common Stock that will remain outstanding immediately following the Business Combination or the issuance of any shares upon completion of the Business Combination under the 2017 Stock Incentive Plan, a copy of which is attached to this proxy statement as Annex     . Under the Forfeiture Agreement, the Founders have agreed to cancel the aggregate 18,000,000 Private Placement Warrants held by them upon the consummation of the Business Combination. If the actual facts are different than these assumptions (which they are likely to be), the percentage ownership retained by the Company's existing stockholders in the combined company will be different. Please see the section entitled "Unaudited Pro Forma Condensed Combined Financial Information" for further information. To the extent that any additional shares of Quinpario Common Stock (or securities which may consist of or be convertible into shares of Quinpario Common Stock) are issued (a) in the PIPE Investment, (b) upon the exercise of public warrants or (c) pursuant to the 2017 Stock Incentive Plan, current stockholders may experience substantial dilution. Such dilution could, among other things, limit the ability of the current stockholders to influence management of the combined company through the election of directors following the Business Combination.

        The nature or amount of the securities to be issued by Quinpario in the PIPE Investment may not be available to the Company at the time the definitive proxy statement is mailed to Quinpario's stockholders, and, as such, it may not may be available to Quinpario's stockholders at the time they decide whether to redeem their shares of Quinpario Common Stock or vote on the Business Combination.

Quinpario may redeem the unexpired warrants prior to their exercise at a time that is disadvantageous to warrant holders, thereby making their warrants worthless.

        Quinpario has the ability to redeem, in whole and not in part, the outstanding warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per warrant, provided that (i) there is provided 30 days' prior written notice of redemption, (ii) the last reported sales price of Quinpario Common Stock equals or exceeds $24.00 per share for any 20 trading days within a 30 trading-day period ending on the third trading day prior to the date Quinpario sends the notice of redemption to the warrant holders and (iii) there is a current registration statement in effect with respect to the shares of common stock underlying such warrants commencing five business days prior to the 30-day trading period and continuing each day thereafter until the date of redemption.. Redemption of the outstanding warrants could force holders (i) to exercise their warrants and pay the exercise price therefor at a time when it may be disadvantageous for them to do so, (ii) to sell the warrants at the then-current market price when holders might otherwise wish to continue to hold their warrants or (iii) to accept the nominal redemption price which, at the time the outstanding warrants are called for redemption, is likely to be substantially less than the market value of the warrants. None of the Private Placement Warrants will be redeemable by Quinpario so long as they are held by their initial purchasers or their permitted transferees.

Anti-takeover provisions contained in Quinpario's certificate of incorporation and bylaws, as well as provisions of Delaware law, could impair a takeover attempt.

        Quinpario's current certificate of incorporation and bylaws contain, and if the Certificate Proposals are approved, will continue to contain, provisions that may discourage unsolicited takeover proposals that stockholders may consider to be in their best interests. Quinpario is also subject to anti-takeover provisions under Delaware law, which could delay or prevent a change of control. Together these provisions may make more difficult the removal of management and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for Quinpario's securities. These provisions include:

  •
  a staggered board of directors providing for three classes of directors, which limits the ability of a stockholder or group to gain control of Quinpario's board of directors;

  •
  no cumulative voting in the election of directors, which limits the ability of minority stockholders to elect director candidates;

  •
  the right of Quinpario's board of directors to elect a director to fill any newly created directorship on the board of directors that results from an increase in the number of directors and any vacancy occurring in the board of directors, which prevents stockholders from being able to fill vacancies on Quinpario's board of directors;

  •
  the ability of Quinpario's board of directors to determine whether to issue shares of preferred stock and to determine the price and other terms of those shares, including preferences and voting rights, without stockholder approval, which could be used to significantly dilute the ownership of a hostile acquirer;

  •
  the requirement that a meeting of stockholders may only be called by a majority of the entire board of directors, the president, the chairman, or by the secretary at the request in writing of stockholders owning a majority in amount of the entire capital stock of Quinpario issued and outstanding and entitled to vote, which may delay the ability of the public stockholders to force consideration of a proposal or to take action, including the removal of directors;

  •
  providing that directors may be removed prior to the expiration of their terms by stockholders only for cause and upon the affirmative vote of a majority of the voting power of all outstanding shares of Quinpario Common Stock;

  •
  a requirement that changes or amendments to the certificate of incorporation or the bylaws that adversely affect the rights of a Seller under the Director Nomination Agreements or has a disproportionate impact on the interests of such Seller must be approved by such Seller; and

  •
  advance notice procedures that public stockholders must comply with in order to nominate candidates to Quinpario's board of directors or to propose matters to be acted upon at a stockholders' meeting, which may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer's own slate of directors or otherwise attempting to obtain control of Quinpario.

Activities taken by affiliates of Quinpario to purchase, directly or indirectly, public shares of Quinpario Common Stock will increase the likelihood of approval of the Business Combination Proposal and other proposals and may affect the market price of Quinpario's securities.

        The Sponsor, Quinpario's directors, officers and advisors or their respective affiliates may purchase shares of Quinpario Common Stock in privately negotiated transactions either prior to or following the consummation of the Business Combination. None of the Sponsor, Quinpario's directors, officers and advisors or their respective affiliates will make any such purchases when such parties are in possession of any material non-public information not disclosed to the seller or during a restricted period under Regulation M under the Exchange Act. Although none of the Sponsor, Quinpario's directors, officers and advisors or their respective affiliates currently anticipate paying any premium purchase price for such public shares, in the event such parties do, the payment of a premium may not be in the best interest of those stockholders not receiving any such additional consideration. There is no limit on the number of shares that could be acquired by the Sponsor, Quinpario's directors, officers and advisors or their respective affiliates, or the price such parties may pay.

        If such transactions are effected, the consequence could be to cause the Business Combination to be approved in circumstances where such approval could not otherwise be obtained. Purchases of shares by the persons described above would allow them to exert more influence over the approval of the Business Combination Proposal and other proposals and would likely increase the chances that such proposals would be approved. If the market does not view the Business Combination positively, purchases of public shares may have the effect of counteracting the market's view, which would otherwise be reflected in a decline in the market price of Quinpario's securities. In addition, the termination of the support provided by these purchases may materially adversely affect the market price of Quinpario's securities.

        As of the date of this proxy statement, no agreements with respect to the private purchase of public shares by Quinpario or the persons described above have been entered into with any such investor or holder. We will file a Current Report on Form 8-K with the SEC to disclose private arrangements entered into or significant private purchases made by any of the aforementioned persons that would affect the vote on the Business Combination Proposal or other proposals.

Changes in laws or regulations, or a failure to comply with any laws and regulations, may adversely affect Quinpario's business, investments and results of operations.

        Quinpario is subject to laws, regulations and rules enacted by national, regional and local governments and Nasdaq. In particular, Quinpario is required to comply with certain SEC, Nasdaq and other legal or regulatory requirements. Compliance with, and monitoring of, applicable laws, regulations and rules may be difficult, time consuming and costly. Those laws, regulations and rules and their interpretation and application may also change from time to time and those changes could have a material adverse effect on Quinpario's business, investments and results of operations. In addition, a failure to comply with applicable laws, regulations and rules, as interpreted and applied, could have a material adverse effect on Quinpario's business and results of operations.

The combined company may increase the range of solutions that it provides to its clients and its business and future prospects are difficult to evaluate.

        As part of its growth strategy, SourceHOV and Novitex each seek to enhance and update its respective service offerings on a continuing basis. In addition, each of SourceHOV and Novitex is exploring providing solutions outside the scope of its current service offerings. Should either decide to expand its service offerings, its results of operations may be negatively affected during any transition or growth period before such offerings achieve profitability or sufficient expertise in such offering. For example, it may need to expand its training of its existing employees or recruit new, specially-trained employees to provide these services, which could increase its costs of revenues disproportionately to the revenues generated by such services. Other challenges it may face include the diversion of its management's attention, attracting and retaining clients for such services, integrating any new services into its current suite of services and platforms and managing any resulting growth in its operations.

The combined company may be subject to a variety of additional risks that may negatively impact our operations because SourceHOV has operations and opportunities outside of the United States.

        If Quinpario effects the Business Combination with SourceHOV, which has operations and opportunities outside of the United States, the combined company may be subject to special considerations and risks associated with companies operating in an international setting, including any of the following:

  •
  costs and difficulties inherent in managing cross-border business operations;

  •
  rules and regulations regarding currency redemption;

  •
  complex corporate withholding taxes on individuals;

  •
  tariffs and trade barriers;

  •
  longer payment cycles;

  •
  tax issues, such as tax law changes and variations in tax laws as compared to the United States;

  •
  currency fluctuations and exchange controls;

  •
  rates of inflation;

  •
  challenges in collecting accounts receivable;

  •
  cultural and language differences;

  •
  employment regulations;

  •
  crime, strikes, riots, civil disturbances, terrorist attacks and wars; and

  •
  deterioration of political relations with the United States.

        The combined company may not be able to adequately address these additional risks. If it is unable to do so, its operations might suffer, which may adversely impact its results of operations and financial condition.

Risks Related to the Redemption

Pursuant to the Business Combination Agreement, Quinpario may not be able to consummate the Business Combination in the event redemptions exceed approximately $184.0 million.

        Quinpario's current certificate of incorporation does not provide a specified maximum redemption threshold, except that in no event will Quinpario consummate an initial business combination if such transaction would cause its net tangible assets to be less than $5,000,001 (such that we are not subject to the SEC's "penny stock" rules) or any greater net tangible asset or cash requirement which may be contained in the agreement relating to our initial business combination. As a result, Quinpario may be able to complete the Business Combination even though a substantial majority of our public stockholders do not agree with the transaction and have redeemed their shares or have entered into privately negotiated agreements to sell their shares to the Sponsor, Quinpario's directors, officers and advisors or their respective affiliates.

If you or a "group" of stockholders of which you are a part are deemed to hold an aggregate of more than 15% of the Quinpario Common Stock issued in the IPO, you (or, if a member of such a group, all of the members of such group in the aggregate) will lose the ability to redeem all such shares in excess of 15% of the Quinpario Common Stock issued in the IPO.

        Our current certificate of incorporation provides that a public stockholder, together with any of his, her or its affiliates or any other person with whom it is acting in concert or as a "group" (as defined under Section 13 of the Exchange Act), will be restricted from redeeming in the aggregate his, her or its shares or, if part of such a group, the group's shares, in excess of 15% of the shares of Quinpario Common Stock included in the units sold in the IPO. We refer to such shares in excess of an aggregation of 15% or more of the shares sold in the IPO as "Unredeemable Shares." In order to determine whether a stockholder is acting in concert or as a group with another stockholder, Quinpario will require each public stockholder seeking to exercise redemption rights to certify to Quinpario whether such stockholder is acting in concert or as a group with any other stockholder. Such certifications, together with other public information relating to stock ownership available to Quinpario at that time, such as Section 13D, Section 13G and Section 16 filings under the Exchange Act, will be the sole basis on which Quinpario makes the above-referenced determination. Your inability to redeem any Unredeemable Shares will reduce your influence over Quinpario's ability to consummate the Business Combination and you could suffer a material loss on your investment in Quinpario if you sell Unredeemable Shares in open market transactions. Additionally, you will not receive redemption distributions with respect to the Unredeemable Shares if Quinpario consummates the Business Combination. As a result, you will continue to hold that number of shares aggregating to more than 15.0% of the shares sold in the IPO and, in order to dispose of such shares, would be required to sell your Quinpario Common Stock in open market transactions, potentially at a loss. Notwithstanding the foregoing, stockholders may challenge Quinpario's determination as to whether a stockholder is acting in concert or as a group with another stockholder in a court of competent jurisdiction.

There is no guarantee that a stockholder's decision whether to redeem their shares for a pro rata portion of the Trust Account will put the stockholder in a better future economic position.

        Quinpario can give no assurance as to the price at which a stockholder may be able to sell its public shares in the future following the completion of the Business Combination or any alternative business combination. Certain events following the consummation of any initial business combination, including the Business Combination, may cause an increase in the share price of Quinpario Common Stock, and may result in a lower value realized now than a stockholder of Quinpario might realize in the future had the stockholder redeemed their shares. Similarly, if a stockholder does not redeem their shares, the stockholder will bear the risk of ownership of the public shares after the consummation of any initial business combination, and there can be no assurance that a stockholder can sell its shares in the future for a greater amount than the redemption price set forth in this proxy statement. A stockholder should consult the stockholder's tax and/or financial advisor for assistance on how this may affect his, her or its individual situation.

If Quinpario's stockholders fail to comply with the redemption requirements specified in this proxy statement, they will not be entitled to redeem their shares of Quinpario Common Stock for a pro rata portion of the funds held in the Trust Account.

        In order to exercise their redemption rights, Quinpario's public stockholders are required to (a) affirmatively vote their shares of Quinpario Common Stock for or against the Business Combination Proposal and (b) submit a request in writing and deliver their stock (either physically or electronically) to the Transfer Agent at least two (2) business days prior to the Annual Meeting. Stockholders electing to redeem their shares will receive their pro rata portion of the Trust Account less franchise and income taxes payable, calculated as of two (2) business days prior to the anticipated consummation of the Business Combination. See the section entitled "2017 Annual Meeting of Quinpario Stockholders—Redemption Rights" for additional information on how to exercise your redemption rights.

Stockholders of Quinpario who wish to redeem their shares for a pro rata portion of the Trust Account must comply with specific requirements for redemption that may make it more difficult for them to exercise their redemption rights prior to the deadline.

        Public stockholders who wish to redeem their shares for a pro rata portion of the Trust Account must, among other things as fully described in the section entitled "2017 Annual Meeting of Quinpario Stockholders—Redemption Rights," tender their certificates to the Transfer Agent or deliver their shares to the Transfer Agent electronically through the DTC prior to              . In order to obtain a physical stock certificate, a stockholder's broker and/or clearing broker, DTC and the Transfer Agent will need to act to facilitate this request. It is Quinpario's understanding that stockholders should generally allot at least two weeks to obtain physical certificates from the Transfer Agent. However, because Quinpario does not have any control over this process or over the brokers, which we refer to as "DTC," it may take significantly longer than two weeks to obtain a physical stock certificate. If it takes longer than anticipated to obtain a physical certificate, stockholders who wish to redeem their shares may be unable to obtain physical certificates by the deadline for exercising their redemption rights and thus will be unable to redeem their shares.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

        The unaudited pro forma condensed combined financial information is prepared in accordance with Article 11 of Regulation S-X. The following unaudited pro forma condensed combined financial information presents the pro forma effects of the following transactions:

  •
  The reverse acquisition between SourceHOV and Quinpario;

  •
  The acquisition of Novitex;

  •
  The issuance of securities of Quinpario, which may consist of or be convertible into Quinpario Common Stock, in the PIPE Investment; and

  •
  The Debt Financing and extinguishment of existing debt ("Refinancing").

        Quinpario ("the Company") was formed on July 15, 2014, and completed its initial public offering in January 2015 raising approximately $350,000,000. On January 19, 2017, Quinpario held a special meeting of its stockholders to vote on an amendment to Quinpario's amended and restated certificate of incorporation to extend the date by which Quinpario must consummate its initial business combination to July 24, 2017 (the "Extension Amendment"). At the meeting, Quinpario's stockholders approved the Extension Amendment, which extended the date by which Quinpario had to consummate an initial business combination to July 24, 2017. In connection with the extension, holders of 14,901,399 shares of Quinpario Common Stock exercised their right to convert such shares into a pro rata portion of the Trust Account as of January 19, 2017. As a result, following such redemptions, $201,543,292 remained in the Trust Account. As a special purpose acquisition company ("SPAC"), the Company's purpose entails efforts to acquire one or more businesses through a merger, capital stock exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities. Effective February 21, 2017, Quinpario, SourceHOV, and Novitex ("Companies"), entered into an agreement pursuant to which Quinpario intends to issue shares in exchange for the equity and/or assets of the two aforementioned entities (the "Business Combination").

        The following describes the two operating entities:

  •
  SourceHOV is a global TPS and EIM leader, providing services and solutions for high-volume, mission-critical processes to over 3,000 customers and operates approximately 120 delivery centers across the Americas, Europe, and Asia, offering scalable technology platforms, hosted on premise and / or in a cloud hosting and computing environment, to a wide range of industries including financial services, healthcare, public sector, insurance, and legal.

  •
  Novitex is a technology-based, managed services provider that offers a range of mail, print, communications and back office solutions. With a suite of offerings, Novitex manages and connects a document's full life cycle, breaking down operational silos to create more efficient, cost-effective workflows.

        The Business Combination will be accounted for as a reverse merger for which SourceHOV has been determined to be the accounting acquirer based on the following predominate factors:

  •
  SourceHOV will have the largest portion of voting rights in the newly formed entity;

  •
  The largest minority shareholder of the combined entity is a current SourceHOV shareholder;

  •
  The Board will have more individuals coming from SourceHOV than either the Company or Novitex; and

  •
  SourceHOV is the largest entity by revenue and by assets.

        Other factors were considered but they were either indeterminate currently, for instance management composition, or would not change the preponderance of factors indicating that SourceHOV was the accounting acquirer.

        Since SourceHOV is determined to be the accounting acquirer in the reverse merger with Quinpario, the accounting for the merger will be similar to that of a capital infusion as the only pre-combination asset of the Company is cash held in the Trust Account. The assets and liabilities of the Company will be carried at historical cost and SourceHOV will not record any step-up in basis or any intangible assets or goodwill as a result of the merger with Quinpario. The acquisition of Novitex will be treated as a business combination under ASC 805 and will be accounted for using the acquisition method. SourceHOV will record the fair value of assets and liabilities acquired from Novitex.

        Pursuant to the Business Combination agreement, Quinpario shall acquire SourceHOV in exchange for 80,600,000 shares of common stock priced at $10.00 per share and Novitex in exchange for 30,600,000 shares of common stock priced at $10.00 per share.

        Quinpario has not defined a maximum redemption threshold, however in no event will the Company redeem public shares in an amount that would cause net tangible assets to be less than $5,000,001 (such that the Company is not subject to the SEC's "penny stock" rules) or any greater net tangible asset or cash requirement which may be contained in the agreement relating to our initial business combination. However, the Business Combination Agreement stipulates that the acquired funds to consummate the merger must be no less than $275 million in cash.

        The presentation below assumes that no additional Quinpario stockholders exercise redemption rights with respect to their public shares for a pro rata portion of the trust account; and assumes that Quinpario does not issue any additional shares of capital stock (this represents the minimum redemption). The pro forma financial information presented below regarding the total funds contributed by the Company to be $275 million, has been determined to be the most likely cash contribution at the close of the Business Combination. This is the only scenario reflected as the Business Combination Agreement mandates that the acquired funds to consummate the merger must be no less than $275 million in cash (in the event redemptions are made, the shortfall of cash required to consummate the Business Combination will be raised via the PIPE Investment, ensuring that the total cash on hand equals $275 million; in a maximum redemption scenario this would result in Quinpario Stockholders owning 1.7 million shares of Quinpario Common Stock and the PIPE Investors owning 25.8 million shares of Quinpario Common Stock (or securities which may consist of or be convertible into shares of Quinpario Common Stock). The Company will issue approximately 7.4 million shares of Quinpario Common Stock (or securities which may consist of or be convertible into shares of Quinpario Common Stock) through the PIPE Investment which is anticipated to raise approximately $74.0 million, excluding transaction costs that will be paid separately.

        The following summarizes the merger consideration issuable in the Business Combination and Quinpario's common stock ownership subsequent to the Business Combination:

Merger Consideration	Amounts	%
Share consideration—SourceHOV	$806,000,000	72%
Share consideration—Novitex	306,000,000	28%

Total Merger Consideration	$1,112,000,000	100%

	Amounts	%
Closing merger shares—issuable to SourceHOV equity holders	80,600,000	56%
Closing merger shares—issuable to Novitex equity holders	30,600,000	21%

Closing total merger Shares—issuable to SourceHOV and Novitex equity holders	111,200,000
Founder Shares	8,750,000
Less Founders Shares forfeited	(3,137,500)

Net Founders Shares	5,612,500	4%
Shares held by current Quinpario Stockholders	20,098,601	14%

Total Quinpario shares	25,711,101

Shares prior to PIPE Investment	136,911,101
PIPE Investors Shares(1)	7,401,399	5%

Total shares	144,312,500	100%

(1)
Includes securities convertible into Quinpario Common Stock that may be issued in the PIPE Investment.

Quinpario Acquisition Corp 2
Unaudited Pro Forma Condensed Combined Balance Sheet
as of December 31, 2016
(in thousands)

	As of December 31, 2016													As of December 31, 2016
		Quinpario Acquisition Corp. 2 (Historical)
	SourceHOV (Historical)		Novitex (Historical)	Adjustments to Trust Account		Reclassifications (R)	Combined	Pro Forma Adjustments*		PIPE Investment		Refinancing		Combined Pro Forma
ASSETS
Current assets:
Cash and equivalents	$8,361	$120	$37,229	$604	T(A)	$—	$46,386	200,986	PR(A)	$74,014	PI(A)	$1,304,938	RF(A)	$76,977
				$72	T(B)			(12,250)	PR(B)			$(1,077,386)	RF(B)
								(7,748)	PR(C)			$(424,275)	RF(C)
								(27,688)	PR(D)
Restricted Cash	25,892	—	—			—	25,892	—						25,892
Accounts receivable, net of allowances	138,421	—	87,143			—	225,564	—						225,564
Deferred income tax assets	—	—	—			—	—	—						—
Inventories, net	11,195	—	—			1,447	12,642	—						12,642
Prepaid expenses and other current assets	12,202	—	18,958			(1,447)	29,713	(510)	PR(M)					29,203

Total current assets	196,071	120	143,330	676		—	340,197	152,790		74,014		(196,723)		370,278
Property and equipment, net	81,600	—	65,456			—	147,056	—						147,056
Intangible assets, net	298,739	—	118,664			—	417,403	298,686	PR(E)					716,089
Goodwill	373,291	—	144,830			—	518,121	(299,526)	PR(E)					738,106
								107,132	PR(F)
								86,723	PR(G)
								306,000	PR(H)
								7,748	PR(C)
								11,398	PR(I)
								510	PR(M)
Cash and investments held in Trust Account	—	351,088	—	(149,426)	T(C)	—	200,986	(200,986)	PR(A)					—
				(604)	T(A)
				(72)	T(B)
Deferred income tax assets	9,654						9,654							9,654
Deferred charges and other assets	—	—	3,940			(3,940)	—	—						—
Other non-current assets	10,131	—	—			3,940	14,071	(964)	PR(I)			3,250	RF(A)	16,357

Total assets	$969,486	$351,208	$476,220	$(149,426)		$—	$1,647,488	$469,511		$74,014		$(193,473)		$1,977,540

LIABILITIES AND EQUITY
Current Liabilities
Accounts payable	42,212	—	42,208			—	84,420	—						84,420
Accounts payable and accrued expenses	—	107				(107)	—	—						—
Related Party payable	9,344	—	—			—	9,344	—						9,344
Income tax payable	1,031	—	—			—	1,031	—						1,031
Accrued liabilities	29,492	—	41,706			(15,522)	55,676	—						55,676
Accrued compensation and benefits	31,200	—				15,629	46,829	—						46,829
Customer deposits	18,729	—	—			11,043	29,772	(840)	PR(E)					28,932
Deferred revenue	17,235	—	—			—	17,235	—						17,235
Obligation for claim payment	25,892	—	—			—	25,892	—						25,892
Current portion of capital lease obligations	6,507	—	—			9,848	16,355	—						16,355
Current portion of long-term debt	55,833	—	—			19,641	65,626	—				5,250	RF(A)	13,251
						(9,848)						(50,000)	RF(B)
												(7,625)	RF(C)
Short-term borrowings and current portion of long-term debt	—	—	19,641			(19,641)	—	—						—
Advanced billings and customer deposits	—	—	11,043			(11,043)	—	—						—

Total current liabilities	237,475	107	114,598	—		—	352,180	(840)		—		(52,375)		298,965
Long-term debt, net of current maturities	983,502	—	415,429			(10,304)	1,388,627	10,434	PR(I)			1,302,938	RF(A)	1,315,232
												(977,726)	RF(B)
												(409,041)	RF(C)

Quinpario Acquisition Corp 2
Unaudited Pro Forma Condensed Combined Balance Sheet (Continued)
as of December 31, 2016
(in thousands)

	As of December 31, 2016													As of December 31, 2016
		Quinpario Acquisition Corp. 2 (Historical)
	SourceHOV (Historical)		Novitex (Historical)	Adjustments to Trust Account		Reclassifications (R)	Combined	Pro Forma Adjustments*		PIPE Investment		Refinancing		Combined Pro Forma
Capital lease obligations, net of current maturities	18,439		—			10,304	28,743	—						28,743
Pension liability	28,712	—	—			—	28,712	—						28,712
Deferred income tax liabilities	26,223	—	28,710			—	54,933	107,132	PR(F)					162,065
Long-term income tax liability	3,063	—	—			—	3,063	—						3,063
Deferred underwriters' fees	—	12,250	—			—	12,250	(12,250)	PR(B)					—
Other long-term liability	11,973	—	4,206			—	16,179	—						16,179

Total liabilities	1,309,387	12,357	562,943	—		—	1,884,687	104,476		—		(136,204)		1,852,959

Common stock subject to possible redemption:	—	333,851	—	(149,426)	T(C)	—	184,425	(184,425)	PR(J)					—
Stockholders' equity
Common stock	—	1	—	—		—	1	8	PR(K)	1	PI(A)			15
								2	PR(J)
								3	PR(H)
Additional paid in capital	(57,389)	5,367	1,185	—		—	(50,837)	(8)	PR(K)	74,013	PI(A)			512,035
								184,423	PR(J)
								305,997	PR(H)
								(1,185)	PR(G)
								(368)	PR(L)
Deferred equity compensation	27,342	—	—			—	27,342	—						27,342
Accumulated deficit	(293,968)	(368)	(84,004)			—	(378,340)	84,004	PR(G)			(49,660)	RF(B)	(378,925)
								(27,688)	PR(D)			(7,609)	RF(C)
								368	PR(L)
Accumulated other comprehensive loss:
Foreign currency translation adjustment	(3,547)	—	(3,904)			—	(7,451)	3,904	PR(G)					(3,547)
Unrealized pension actuarial losses, net of tax	(12,339)	—	—			—	(12,339)	—						(12,339)

Total accumulated other comprehensive loss	(15,886)	—	(3,904)	—		—	(19,790)	3,904		—		—		(15,886)

Total stockholders' (deficit) equity	(339,901)	5,000	(86,723)	—		—	(421,624)	549,460		74,014		(57,269)		144,581

Total liabilities and stockholders' (deficit) equity	$969,486	$351,208	$476,220	$(149,426)		$—	$1,647,488	$469,511		$74,014		$(193,473)		$1,997,540

Quinpario Acquisition Corp 2
Unaudited Pro Forma Condensed Combined Statement of Operations
for the Year Ended December 31, 2016
(in thousands except share and per share data)

	Fiscal Year Ended December 31, 2016	Fiscal Year Ended December 31, 2016	Fiscal Year Ended December 31, 2016									Fiscal Year Ended December 31, 2016
	SourceHOV (Historical)	Quinpario (Historical)	Novitex (Historical)	Reclassifications (R)	Combined	Pro Forma Adjustments			Refinancing			Combined Pro Forma
Revenues	$789,926	$—	$543,163	$—	$1,333,089	$—			$—			$1,333,089
Cost of sales and services (exclusive of depreciation and amortization)	519,121	—	437,977		957,098	(5,289)	PR(A	)	—			951,809

Gross profit	270,805	—	105,186		375,991	5,289			—			381,280
Selling, general and administrative expenses	130,437	1,128	49,771	(750)	180,586				—			180,586
Depreciation and amortization expense	79,639	—	40,588	—	120,227	12,608	PR(B	)				132,835
Related party expense	10,493	—	—		11,243	(750)	PR(C	)				4,493
				750		(6,000)	PR(D	)
Restructuring	—	—	141	—	141	—			—			141

Operating income (loss)	50,236	(1,128)	14,686	—	63,794	(569)			—			63,225
Other (income) expense
Interest expense, net	109,414	(1,185)	47,928	—	156,157	—			(108,866)	RF(A	)	115,680
									(45,294)	RF(B	)
									113,683	RF(C	)
Loss (gain) on extinguishment of debt	—	—	(2,307)	—	(2,307)	—			—			(2,307)
Sundry, net	712	—	—	—	712	—			—			712

Net income (loss) income before income taxes	(59,890)	57	(30,935)	—	(90,768)	(569)			40,477			(50,860)
Income tax benefit	11,787	—	11,805	—	23,592	213	PR(E	)	(15,139)	RF(D	)	8,666

Net income (loss) income	$(48,103)	$57	$(19,130)	$—	$(67,176)	$(356)			$25,338			$(42,194)

Net loss per ordinary share—basic and diluted												$(0.29)
Weighted average shares outstanding—basic and diluted												144,312,500

1.     Basis of Presentation

        The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2016 gives pro forma effect to the Business Combination and the related proposed financing transactions as if they had occurred on January 1, 2016. The unaudited pro forma condensed combined balance sheet as of December 31, 2016 assumes that the Business Combination and the related proposed financing transactions were completed on December 31, 2016.

        The unaudited pro forma condensed combined balance sheet as of December 31, 2016 has been prepared using the following:

  •
  Quinpario's audited balance sheet;

  •
  SourceHOV's audited consolidated balance sheet;

  •
  Novitex's audited consolidated balance sheet;

        The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2016 has been prepared using the following:

  •
  Quinpario's audited statement of operations;

  •
  SourceHOV's audited consolidated statement of operations;

  •
  Novitex's audited consolidated statement of operations;

        Since SourceHOV is determined to be the accounting acquirer in the merger with Novitex, the accounting for the this acquisitions is considered a business combination under Financial Accounting

Standards Board's Accounting Standard Codification 805, "Business Combinations," ("ASC 805"), and will be accounted for using the acquisition method.

        Under the acquisition method, the acquisition-date fair value of the gross consideration transferred to effect the Novitex business combination, as described in Note 5, is allocated to the assets acquired and liabilities assumed based on their estimated fair values. The Company has made significant estimates and assumptions in determining the preliminary allocation of the gross consideration transferred in the unaudited pro forma condensed combined financial statements. As the unaudited pro forma condensed combined financial statements have been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

        Under ASC 805, acquisition-related costs such as advisory, legal, valuation, other professional fees in connection with the business combination are expensed. The Company expects to incur total acquisition-related costs of $90.0 million, which includes debt issuance costs of $45.1 million, deferred underwriters fees of $12.3 million, prepayment penalty on SourceHOV debt of $5.0 million and transaction costs of $27.6 million. The unaudited pro forma condensed combined financial statements do not give effect to any anticipated synergies, operating efficiencies or cost savings that may be associated with the business combination. Certain reclassification adjustments have been made in the unaudited pro forma condensed combined financial statements to conform the Novitex and Quinpario historical basis of presentation to that of SourceHOV's, where applicable.

        The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2016 exclude the following estimated amounts that are expected to have a one-time impact on the pro forma combined net income (loss) in the twelve months following the Business Combination:

(dollars in millions)
Costs associated with the extinguishment of SourceHOV debt of $1,072 million	$49.7
Transaction costs	27.6
Total	$77.3

        The pro forma adjustments reflecting the consummation of the business combination are based on certain estimates and assumptions. The unaudited condensed pro forma adjustments may be revised as additional information becomes available. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the difference may be material. Quinpario believes that assumptions made provide a reasonable basis form presenting all of the significant effects of the business combination contemplated based on information available to Quinpario at the time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the pro forma financial information.

        The unaudited pro forma condensed combined financial statements are not necessarily indicative of what the actual results of operations would have been had the business combination taken place on the date indicated, nor are they indicative of the future consolidated results of operations of the combined company. They should be read in conjunction with the historical consolidated financial statements and notes thereto of the Companies.

        The historical consolidated financial statements have been adjusted in the unaudited pro forma condensed combined financial information to give effect to pro forma events that are (1) directly attributable to the business combination, (2) factually supportable, and (3) with respect to the statement of operations, expected to have a continuing impact on the results of the combined company.

        There were no significant intercompany balances or transactions between the Companies as of the date and for the period of these unaudited pro forma combined financial statements.

        The pro forma combined consolidated provision for income taxes does not necessarily reflect the amounts that would have resulted had the Companies filed consolidated income tax returns during the period presented.

        The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined consolidated statements of operations are based upon the number of the Quinpario's shares outstanding, assuming the transaction occurred on January 1, 2016.

2.     Accounting Policies

        Upon consummation of the Business Combination, SourceHOV will perform a comprehensive review of Novitex's accounting policies. As a result of the review, SourceHOV may identify differences between the accounting policies of the companies which, when conformed, could have a material impact on the combined financial statements. Based on its initial analysis, SourceHOV identified differences that would have an impact on the unaudited pro forma condensed combined financial information and recorded the necessary adjustments.

3.     Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet (dollars in thousands, except shares)

        The pro forma adjustments included in the unaudited pro forma condensed combined balance sheet as of December 31, 2016 are as follows:

Adjustments to Trust Account (T)

  A.
  Represents a reduction in the account for monies used for working capital needs to better reflect cash outstanding at acquisition date based on activity subsequent to December 31, 2016.

  B.
  Represents a reduction in account for monies used for tax payments.

  C.
  Represents the redemption of 14.9 million Quinpario shares that occurred subsequent to the balance sheet date. These shares will not be available upon consummation of the Business Combination.

Reclassifications (R)

        Represents reclassifications to conform the financial statement presentation of the Companies.

Pro Forma Adjustments (PR)

  A.
  Reflects the reclassification of $200.9 million of cash and cash equivalents held in the Quinpario trust account that become available for transaction consideration, transaction expenses, redemption of public shares and the operating activities of the Company following the Business Combination.

  B.
  Reflects the settlement of $12.3 million of deferred underwriters' fees.

  C.
  Represents cash of $7.7 million not contributed by Novitex to the Business Combination.

  D.
  Represents estimated transaction costs in consummating the Business Combination. There were no material merger related costs included in SourceHOV or Novitex's historical results of operations that require pro forma adjustment for the year ended December 31, 2016.

  E.
  Represents the fair value adjustment to Novitex intangible assets of $298.7 million and adjustment to advanced billings and customer deposits of $0.8 million.

  F.
  Represents the change in deferred taxes due to change in the fair value of assets and liabilities of Novitex. The tax rate of 37.4% is based upon a statutory tax rate which is SourceHOV's federal and state blended deferred tax rate.

  G.
  To eliminate Novitex's historical equity.

  H.
  Represents consideration transferred of 30.6 million closing merger shares issuable to Novitex equity holders.

  I.
  Reflects the fair value adjustment to Novitex historical debt and revolver, the basis of which is the December 31, 2016 Novitex footnote 10 fair value of financial instruments.

  J.
  Reflects the reclassification of Common stock subject to possible redemption.

  K.
  Represents the re-capitalization of common stock of SourceHOV.

  L.
  Elimination of Quinpario accumulated deficit.

  M.
  Represents receivable of $0.5 million not contributed by Novitex Parent to the Business Combination.

PIPE Investment (PI)

  A.
  In connection with the closing of the Business Combination, represents Quinpario issuance of securities of Quinpario, which may consist of or be convertible into Quinpario Common Stock, in the PIPE Investment, for an aggregate of $74.0 million. Any transaction costs associated with the issuance of the PIPE Investment will be paid separately.

Refinancing (RF)

  A.
  Reflects the new debt facilities comprised of a senior secured term facility of $525.0 million, a senior secured bridge facility of $525.0 million and a senior unsecured bridge facility of $300.0 million net of debt issuance costs of $45.1 million. The revolving credit facility of $100.0 million will not be drawn upon until the consummation of the Business Combination.

	Principal Outstanding	Effective Interest Rate	Deferred Financing Cost	Net Proceeds	Term	Current Portion of Long-Term Debt	Long-Term Debt
	(in thousands, except for interest rate and term)
Senior Secured Term Facility	$525,000	7.36%	$17,063	$507,938	6 years	$5,250		$519,750
Revolving Credit Facility	$0	0.00%	$3,250	$(3,250)	5 years	$0	$
Senior Secured Bridge Security	$525,000	8.31%	$15,750	$509,250	6 years	$0		$525,000
Senior Unsecured Bridge Facility	$300,000	11.29%	$9,000	$291,000	7 years	$0		$300,000

	1,350,000		45,063	1,304,938		5,250		1,344,750

        Stated interest rates related to the new debt financing, subject to a LIBOR Floor of 1.0%, are as follows:

Stated Interest Rate:
Senior Secured Term Facility	LIBOR + 5.5%
Revolving Credit Facility	LIBOR + 5.5%
Senior Secured Bridge Security	LIBOR + 6.5%
Senior Unsecured Bridge Facility	LIBOR + 9.5%

        For the Revolving Credit Facility, there is a fee of 0.5% on the unused portion.

  B.
  Reflects the payment of $1,072.4 million of SourceHOV debt, write off of unamortized deferred financing costs and OID costs of $44.7 million, and a prepayment penalty of $5.0 million.

  C.
  Reflects the payment of $424.3 million of Novitex debt.

4.     Adjustments to Unaudited Pro Forma Condensed Combined Statement of Operations (dollars in thousands, except shares)

        The pro forma adjustments included in the unaudited pro forma condensed statement of operations for the year ended December 31, 2016 are as follows:

Reclassifications (R)

        Represents reclassifications to conform the financial statement presentation of the Companies.

Pro Forma Adjustments (PR)

  A.
  Reflects elimination of expenses related to Novitex costs that would have been capitalized under SourceHOV's accounting policy. Capitalized costs were considered in the valuation of customer relationships and the corresponding amortization has been reflected in the intangible amortization adjustment.

  B.
  Reflects the elimination of Novitex historical intangibles amortization of $16.3 million as well as the amortization of Novitex identified intangibles of $28.9 million.

  C.
  Represents the adjustment related to Novitex management fees which will no longer be incurred after the consummation of the Business Combination.

  D.
  Represents the adjustment related to SourceHOV management fees which will no longer be incurred after the consummation of the Business Combination.

  E.
  Reflects adjustment for tax provision at a SourceHOV statutory rate of 37.4% related to the pro forma adjustments.

Refinancing (RF)

  A.
  Reflects the elimination of SourceHOV historical interest expense.

  B.
  Reflects the elimination of Novitex historical interest expense.

  C.
  Represents interest expense net of amortized deferred financing costs and OID to be incurred related to the Refinancing.

        For pro forma purposes, the interest expense adjustments have been calculated using the assumed weighted average interest rates. A sensitivity analysis on interest expense for the year ended December 31, 2016 has been performed to assess the effect of a change of 0.125% of the hypothetical interest rate would have on the new senior secured term facilities and the new senior secured bridge facilities. The increase or decrease in interest expense following the hypothetical change in the interest rate of 0.125% for the pro forma condensed combined statements of operations for the twelve months ended December 31, 2016 would be approximately $1.3 million.

Interest expense assuming	Pro Forma Year Ended December 31, 2016
Increase of 0.125%	$114,982
Decrease of 0.125%	112,385

        The Company may incur debt under the new senior unsecured bridge facility up to $300 million. For every decrease of $10 million on the facility would change the financing structure resulting in a decrease in debt liabilities of $10 million, a decrease in the deferred financing costs of $300 thousand and the interest expense would decrease by approximately $887 thousand for the period.

  D.
  Reflects adjustment for tax provision adjustment at a statutory rate of 37.4% related to the Refinancing.

        Earnings Per Share—Pro forma earnings per common share are based on historical SourceHOV weighted average shares outstanding, adjusted to assume the shares estimated to be issued by SourceHOV for the Business Combination with Novitex were outstanding for the entire periods presented.

Pro Forma Weighted Average Shares (Basic and Diluted)
Closing merger shares—issuable to SourceHOV equity holders	80,600,000
Closing merger shares—issuable to Novitex equity holders	30,600,000
Net Founder Shares	5,612,500
Shares held by current Quinpario Stockholders	20,098,601
PIPE Investor Shares(1)	7,401,399

Pro Forma Weighted Average Shares (Basic and Diluted)(1)	144,312,500

(1)
Includes securities convertible into Quinpario Common Stock that may be issued in the PIPE Investment.

Pro Forma Basic Earnings (Loss) Per Share (in thousands)	Fiscal Year Ended December 31, 2016
Pro Forma Net Loss	(42,194)
Basic Weighted Average Shares Outstanding	144,313

Pro Forma Basic and Diluted Loss Per Share	(0.29)

5.     Preliminary Purchase Price Allocation of the Novitex Merger

        Under the acquisition method of accounting, the identifiable assets acquired and liabilities assumed of Novitex are recorded at the acquisition date fair values and added to those of the Company. The pro forma adjustments are preliminary and based on estimates of the fair value and useful lives of the assets acquired and liabilities assumed and have been prepared to illustrate the estimated effect of the Business Combination. For everything other than 1) identified intangible assets, 2) goodwill, 3) advanced billings and customer deposits and 4) debt, the carrying value was assumed to equal fair value. The final determination of the purchase price allocation upon the closing of the Business Combination will be based on Novitex's net assets acquired as of that date and will depend on a number of factors, which cannot be predicted with any certainty at this time. The purchase price allocation may change materially based on the receipt of more detailed information. Therefore, the actual allocations will differ from the pro forma adjustments presented. The allocation is dependent upon certain valuation and other studies that have not yet been completed. Accordingly, the pro forma purchase price allocation is subject to further adjustment as additional information becomes available and as additional analyses and final valuations are completed. There can be no assurances that these additional analyses and final valuations will not result in significant changes to the estimates of fair value set forth below.

        The following table sets forth a preliminary allocation of the estimated Novitex Merger Consideration to the identifiable tangible and intangible assets acquired and liabilities assumed of Novitex based on Novitex's December 31, 2016 balance sheet, with the excess recorded as goodwill:

(dollars in thousands)
Cash and cash equivalents	$29,481
Accounts receivable	87,143
Prepaid expenses and other current assets	18,448

Total current assets	135,072
Property, plant and equipment	65,456
Identifiable intangible assets	417,350
Deferred charges and other assets	2,976

Total assets	620,854
Accounts payable	(42,208)
Accrued liabilities	(41,706)
Current portion of capital lease obligations	(9,848)
Short-term borrowings and current portion of long-term debt	(19,641)
Advanced billings and customer deposits	(10,203)

Total current liabilities	(123,606)
Long-term debt	(405,711)
Capital lease obligations, net of current maturities	(10,304)
Deferred taxes	(135,842)
Other noncurrent liabilities	(4,206)

Total liabilities	(679,669)

Net assets acquired (a)	(58,815)

Estimated purchase consideration (b)	306,000

Estimated goodwill (b)–(a)	$364,815

        The table below indicates the estimated fair value of each of the identifiable intangible assets and the related estimated useful life:

	Preliminary Estimated Asset Fair Value	Weighted Average Useful Life (Years)	Estimated Amortization Expense for Year Ended December 31, 2016
	(in thousands, except for useful life)
Customer relationships	$393,000	14 - 18	$24,563
Trademarks	14,000	8 - 9	1,647
Non-compete agreements	9,000	2 - 5	2,571
Internally developed software	1,350	5 - 10	180

	417,350		$28,961

Less: Net intangible assets reported on Novitex's historical financial statements	118,664

Pro forma adjustment	$298,686

        Preliminary identifiable intangible assets consist of anticipated intangibles derived from existing customer relationships, trademarks, non-compete agreements and internally developed software. The following summarizes the valuation methods used to estimate the fair value of the identifiable intangible assets:

Customer relationships	Income Approach—Multi Period Excess Earnings Method
Trademarks	Income Approach—Relief from Royalty Method
Non-compete agreements	Income Approach—With and Without Method
Internally developed software	Cost Approach—Replacement Cost Method

        The amortization related to these amortizable identifiable intangible assets is reflected as a pro forma adjustment in the unaudited pro forma condensed combined statements of operations, as further described below. The identifiable intangible assets and related amortization are preliminary and are based on management's estimates after consideration of similar transactions. As discussed above, the amount that will ultimately be allocated to identifiable intangible assets and liabilities, and the related amount of amortization, may differ materially from this preliminary allocation. In addition, the periods the amortization impacts will ultimately be based upon the periods in which the associated economic benefits or detriments are expected to be derived or, where appropriate, based on the use of a straight-line method. Therefore, the amount of amortization following the closing of the Business Combination may differ significantly between periods based upon the final value assigned and amortization methodology used for each identifiable intangible asset.

        The historical deferred financing fees and original issue discount costs of $19.0 million were not recognized as part of purchase accounting and therefore written off. The present fair value of Debt is consistent with the fair value within the historical financial statements of Novitex.

        The following table summarizes the adjustments to deferred tax assets and liabilities resulting from pro forma fair value adjustments of acquired assets and assumed liabilities, based upon a global statutory tax rate of 37.4% which is SourceHOV's federal and state blended deferred tax rate. This estimate of deferred income tax assets and liabilities is preliminary and is subject to change based upon Novitex's final determination of the fair value of assets acquired and liabilities assumed by jurisdiction.

Adjustments to Deferred Tax Assets
Fair value adjustment to advanced billings and customer deposits	$(314)
Write off of historical debt issuance costs and OID costs	(4,263)

Adjustments to Deferred Tax Liabilities
Adjustment due to the fair value of intangible assets	$111,709

        Goodwill—Approximately $364.8 million has been allocated to goodwill. Goodwill represents the excess of the gross consideration transferred over the fair value of the underlying net tangible and identifiable definite-lived intangible assets acquired.

        In accordance with ASC Topic 350, Goodwill and Other Intangible Assets, goodwill will not be amortized, but instead will be tested for impairment at least annually or more frequently if certain indicators are present. In the event management determines that the value of goodwill has become impaired, an accounting charge for the amount of impairment during the quarter in which the determination is made may be recognized. Goodwill recognized is not expected to be deductible for tax purposes.

2017 ANNUAL MEETING OF QUINPARIO STOCKHOLDERS

General

        We are furnishing this proxy statement to our stockholders as part of the solicitation of proxies by our board of directors for use at the Annual Meeting to be held on                        , 2017, and at any adjournment or postponement thereof. This proxy statement is first being furnished to our stockholders on or about                        , 2017. This proxy statement provides you with information you need to know to be able to vote or instruct your vote to be cast at the Annual Meeting, as applicable.

Date, Time and Place of Annual Meeting

        The Annual Meeting of Quinpario will be held at                Eastern time, on                        , 2017, at the offices of Kirkland & Ellis LLP, located at 601 Lexington Avenue, New York, New York 10022, or such other date, time and place to which such meeting may be adjourned or postponed, to consider and vote upon the proposals.

Voting Power; Record Date

        You will be entitled to vote or direct votes to be cast at the Annual Meeting if you owned shares of Quinpario Common Stock at the close of business on                        , 2017, which is the record date for the Annual Meeting. You are entitled to one vote for each share of Quinpario Common Stock that you owned as of the close of business on the record date. If your shares are held in "street name" or are in a margin or similar account, you should contact your broker, bank or other nominee to ensure that votes related to the shares you beneficially own are properly counted. Quinpario warrants do not have voting rights. On the record date, there were            shares of Quinpario Common Stock outstanding, of which             are public shares and            are Founder Shares held by the Sponsor, independent directors and officers, which were acquired prior to our IPO.

Vote of the Founders

        As of the record date for the Annual Meeting, the Sponsor, independent directors, officers and a former partner of the managing member of the Sponsor owned an aggregate of approximately 30.3% of the outstanding shares of Quinpario Common Stock, consisting of 8,750,000 shares which were purchased prior to our IPO (excluding 1,312,500 shares that were forfeited by the Sponsor after the IPO). The Founders have not purchased any shares during or after the IPO.

        The Founders have waived any redemption rights, including with respect to shares of Quinpario Common Stock purchased in the IPO or in the aftermarket, in connection with Business Combination. The Founder Shares have no redemption rights upon our liquidation and will be worthless if no business combination is effected by us prior to July 24, 2017. However, the Founders are entitled to redemption rights upon our liquidation distributions with respect to any public shares they may own.

        In connection with the IPO, Quinpario and Deutsche Bank Securities Inc. and Cantor Fitzgerald & Co., the representative of the underwriters of the IPO, entered into agreements with each of the Founders pursuant to which the Founders agreed vote any shares of Quinpario Common Stock owned by them in favor of the Business Combination Proposal.

Quorum and Required Vote for Stockholder Proposals

        A quorum of our stockholders is necessary to hold a valid meeting. A quorum will be present at the Annual Meeting if a majority of Quinpario Common Stock outstanding and entitled to vote at the Annual Meeting is represented in person or by proxy. Abstentions will count as present for the purposes of establishing a quorum, but broker non-votes will not count as present for the purposes of establishing a quorum.

        The approval of each of the Business Combination Proposal and the Adjournment Proposal requires the affirmative vote of the holders of a majority of the shares of Quinpario Common Stock present and entitled to vote at the Annual Meeting. Accordingly, a Quinpario stockholder's failure to vote by proxy or to vote in person at the Annual Meeting or the failure of a Quinpario stockholder who holds his or her shares in "street name" through a broker or other nominee to give voting instructions to such broker or nominee (a broker non-vote) will, assuming a valid quorum is established, have no effect on the outcome of any vote on the Business Combination Proposal or the Adjournment Proposal. An abstention will have the same effect as a vote "AGAINST" the Business Combination Proposal and the Adjournment Proposal.

        The approval of each of the Nasdaq Proposal and the Incentive Plan Proposal requires the affirmative vote of holders of a majority of the shares of Quinpario Common Stock present and entitled to vote and actually cast a vote thereon at the Annual Meeting. Accordingly, a Quinpario stockholder's abstention, broker non-vote or failure to vote by proxy or to vote in person at the Annual Meeting will, assuming a valid quorum is established, have no effect on the outcome of any vote on the Nasdaq Proposal or the Incentive Plan Proposal.

        The approval of each of the Certificate Proposals requires the affirmative vote of the holders of a majority of the outstanding shares of Quinpario Common Stock. Accordingly, a Quinpario stockholder's failure to vote by proxy or to vote in person at the Annual Meeting, an abstention or a broker non-vote will have the same effect as a vote "AGAINST" the Certificate Proposals.

        The approval of the Director Election Proposal requires the affirmative vote of the holders of a plurality of the shares of Quinpario Common Stock represented in person or by proxy and entitled to vote thereon at the Annual Meeting. Accordingly, a Quinpario stockholder's failure to vote by proxy or to vote in person at the Annual Meeting, an abstention or a broker non-vote will have no effect on the outcome of any vote on the Director Election Proposal.

        No vote of the holders of any warrants issued by Company is necessary to approve the Business Combination Proposal, and we are not asking the warrant holders to vote on the Business Combination Proposal or any other proposal being considered at the Annual Meeting.

Recommendation to Quinpario Stockholders

        Our board of directors believes that each of the Business Combination Proposal, the Nasdaq Proposal, each of the Certificate Proposals, the Director Election Proposal, the Incentive Plan Proposal and the Adjournment Proposal to be presented at the Annual Meeting is in the best interests of, the Company and our stockholders and unanimously recommends that its stockholders vote "FOR" each of the proposals.

Certain Interests of Quinpario's Directors and Officers and Others in the Business Combination

        When you consider the recommendation of our board of directors in favor of approval of the Business Combination Proposal, you should keep in mind that our directors and officers have interests in the Business Combination that are different from, or in addition to, your interests as a stockholder. These interests include, among other things:

  •
  the fact that the Founders have agreed not to redeem any of the Founder Shares in connection with a stockholder vote to approve a proposed initial business combination;

  •
  the fact that the Sponsor paid an aggregate of $25,000 for the Founder Shares and such securities will have a significantly higher value at the time of the Business Combination, so that if unrestricted and freely tradable these shares would be valued at approximately $50.0 million to $71.1 million (valued at $10.00 per share and after giving effect to the cancellation of approximately 1,637,500 to 3,750,000 Founder Shares pursuant to the formula set forth in the

    Forfeiture Agreement) even though, given the restrictions on such shares, we believe such shares have less value;

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  the fact that the Founders have agreed to waive their rights to liquidating distributions from the Trust Account with respect to their Founder Shares if we fail to complete an initial business combination by July 24, 2017;

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  the fact that the Sponsor paid an aggregate of $9,000,000 for its 18,000,000 Private Placement Warrants to purchase shares of Quinpario Common Stock and that such Private Placement Warrants either (i) will be cancelled upon the consummation of the Business Combination pursuant to the Forfeiture Agreement or (ii) will expire worthless if a business combination is not consummated by July 24, 2017;

  •
  the continued right of the Sponsor to hold Quinpario Common Stock;

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  the fact that, at the option of the Sponsor, any amounts outstanding under any loan made by the Sponsor or an affiliate of the Sponsor to the Company in an aggregate amount up to $1,500,000, may be converted into warrants to purchase Quinpario Common Stock of the combined company;

  •
  if the Trust Account is liquidated, including in the event we are unable to complete an initial business combination within the required time period, Quinpario Partners and Jeffry N. Quinn, our former Chairman, each an affiliate of the Sponsor, have agreed to indemnify us to ensure that the proceeds in the Trust Account are not reduced below $10.00 per public share, or such lesser per public share amount as is in the Trust Account on the liquidation date, by the claims of prospective target businesses with which we have entered into an acquisition agreement or claims of any third party for services rendered or products sold to us, but only if such a vendor or target business has not executed a waiver of any and all rights to seek access to the Trust Account;

  •
  the continued indemnification of our existing directors and officers and the continuation of our directors' and officers' liability insurance after the Business Combination;

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  the fact that the Sponsor, officers and directors will lose their entire investment in us and will not be reimbursed for any further out-of-pocket expenses if an initial business combination is not consummated by July 24, 2017; and

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  that, at the closing of the Business Combination we will enter into the Registration Rights Agreement with the Restricted Stockholders, which provides for registration rights to Restricted Stockholders and their permitted transferees.

Broker Non-Votes and Abstentions

        Under the rules of various national and regional securities exchanges your broker, bank or nominee cannot vote your shares or warrants with respect to non-discretionary matters unless you provide instructions on how to vote in accordance with the information and procedures provided to you by your broker, bank or nominee. We believe the proposals presented to our stockholders will be considered non-discretionary and therefore your broker, bank or nominee cannot vote your shares without your instruction. If you do not provide instructions with your proxy, your bank, broker or other nominee may deliver a proxy card expressly indicating that it is NOT voting your shares; this indication that a bank, broker or nominee is not voting your shares is referred to as a "broker non-vote."

        Abstentions are considered present for the purposes of establishing a quorum but will have the same effect as a vote "AGAINST" the Business Combination Proposal and the Adjournment Proposal. Broker non-votes are not considered present for the purposes of establishing a quorum and will have no effect on the Business Combination Proposal, the Director Election Proposal, the Nasdaq Proposal,

Incentive Plan Proposal and the Adjournment Proposal. Broker non-votes will have the same effect as a vote "AGAINST" the Certificate Proposals.

Voting Your Shares

        Each share of Quinpario Common Stock that you own in your name entitles you to one vote on each of the proposals. Your one or more proxy cards show the number of shares of Quinpario Common Stock that you own. There are several ways to vote your shares of Quinpario Common Stock:

  •
  You can vote your shares by one of the following methods: (1) call the toll-free number specified on the enclosed proxy card and follow the instructions when prompted, (2) access the internet website specified on the enclosed proxy card and follow the instructions provided to you, or (3) complete, sign, date and return the enclosed proxy card in the postage-paid envelope provided. If you hold your shares in "street name" through a bank, broker or other nominee, you will need to follow the instructions provided to you by your bank, broker or other nominee to ensure that your shares are represented and voted at the Annual Meeting. If you vote by proxy card, your "proxy," whose name is listed on the proxy card, will vote your shares as you instruct on the proxy card. If you sign and return the proxy card but do not give instructions on how to vote your shares, your shares of Quinpario Common Stock will be voted, as recommended by our board of directors: "FOR" the Business Combination Proposal, "FOR" the Nasdaq Proposal, "FOR" each of the Certificate Proposals, "FOR" the Director Election Proposal, "FOR" the Incentive Plan Proposal and "FOR" the Adjournment Proposal.

  •
  You can attend the Annual Meeting and vote in person. You will be given a ballot when you arrive. However, if your shares of Quinpario Common Stock are held in the name of your broker, bank or other nominee, you must get a proxy from the broker, bank or other nominee. That is the only way we can be sure that the broker, bank or nominee has not already voted your shares of Quinpario Common Stock.

Revoking Your Proxy

        If you give a proxy, you may revoke it at any time before the Annual Meeting, or at such meeting by doing any one of the following:

  •
  you may send another proxy card with a later date;

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  you may notify D. John Srivisal, President and Chief Executive Officer by telephone at (314) 548-6200, by email at djsrivisal@quinpario.com, or by writing to c/o Quinpario Acquisition Corp. 2, 12935 N. Forty Drive, Suite 201, St. Louis, Missouri 63141 before the Annual Meeting that you have revoked your proxy; or

  •
  you may attend the Annual Meeting, revoke your proxy, and vote in person, as indicated above.

No Additional Matters May Be Presented at the Annual Meeting

        The Annual Meeting has been called only to consider the approval of the Business Combination Proposal, the Nasdaq Proposal, the Certificate Proposals, the Director Election Proposal, the Incentive Plan Proposal and the Adjournment Proposal. Under our bylaws, other than procedural matters incident to the conduct of the meeting, no other matters may be considered at the Annual Meeting if they are not included in the notice of the Annual Meeting.

Who Can Answer Your Questions About Voting Your Shares

        If you have any questions about how to vote or direct a vote in respect of your shares of Quinpario Common Stock, you may call Morrow, our proxy solicitor, at (800) 662-5200 (toll free), or banks and brokerage firms, please call collect: (203) 658-9400.

Redemption Rights

        Pursuant to our current certificate of incorporation, any holders of our public shares may demand that such shares be redeemed into a pro rata portion of the Trust Account (less taxes payable and any accrued interest that we may withdraw for working capital) calculated as of two business days prior to the consummation of the Business Combination. If demand is properly made and the Business Combination is consummated, these shares, immediately prior to Business Combination, will cease to be outstanding and will represent only the right to receive a pro rata share of the aggregate amount on deposit in the Trust Account which holds the remaining proceeds of our IPO as of two business days prior to the consummation of the Business Combination (less taxes payable and any accrued interest that we may withdraw for working capital) upon the consummation of the Business Combination. For illustrative purposes, based on funds in the Trust Account of approximately $201.0 million on February 28, 2017, the estimated per share redemption price would have been approximately $10.00.

        In order to exercise your redemption rights, you must, (a) affirmatively vote your shares of Quinpario Common Stock for or against the Business Combination Proposal and (b) prior to the Annual Meeting, both:

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  Submit a request in writing that we redeem your public shares for cash to Continental Stock Transfer & Trust Company, our transfer agent, at the following address:

Continental Stock Transfer & Trust Company
17 Battery Place
New York, New York 10004
Tel: (212) 845 3287
Attn: Mark Zimkind
E-mail: mzimkind@continentalstock.com

and

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  Deliver your public shares either physically or electronically through DTC to our transfer agent. Stockholders seeking to exercise their redemption rights and opting to deliver physical certificates should allot sufficient time to obtain physical certificates from the transfer agent. It is our understanding that stockholders should generally allot at least two weeks to obtain physical certificates from the transfer agent. However, we do not have any control over this process and it may take longer than two weeks. Stockholders who hold their shares in street name will have to coordinate with their bank, broker or other nominee to have the shares certificated or delivered electronically. If you do not submit a written request and deliver your public shares as described above, your shares will not be redeemed.

        Any demand for redemption, once made, may be withdrawn until the Annual Meeting. If you delivered your shares for redemption to our transfer agent and decide within the required time frame not to exercise your redemption rights, you may request that our transfer agent return the shares (physically or electronically). You may make such request by contacting our transfer agent at the phone number or address listed above.

        Prior to exercising redemption rights, stockholders should verify the market price of Quinpario Common Stock as they may receive higher proceeds from the sale of their Quinpario Common Stock in the public market than from exercising their redemption rights if the market price per share is higher than the redemption price. We cannot assure you that you will be able to sell your shares of Quinpario Common Stock in the open market, even if the market price per share is higher than the redemption price stated above, as there may not be sufficient liquidity in the Quinpario Common Stock when you wish to sell your shares.

        If you exercise your redemption rights, your shares of Quinpario Common Stock will cease to be outstanding immediately prior to the Business Combination and will only represent the right to receive a pro rata share of the Trust Account. You will no longer own those shares. You will be entitled to receive cash for these shares only if you properly demand redemption.

        If the Business Combination is not approved and we do not consummate an initial business combination by July 24, 2017, our current certificate of incorporation requires us to dissolve and liquidate and our warrants will expire worthless.

Appraisal Rights

        Appraisal rights are not available to holders of shares of Quinpario Common Stock in connection with the Business Combination.

Proxy Solicitation Costs

        The Company is soliciting proxies on behalf of its board of directors. This proxy solicitation is being made by mail, but also may be made by telephone or in person. The Company has engaged Morrow to assist in the solicitation of proxies for the Annual Meeting. The Company and its directors and officers may also solicit proxies in person. The Company will ask banks, brokers and other institutions, nominees and fiduciaries to forward the proxy materials to their principals and to obtain their authority to execute proxies and voting instructions.

        The Company will bear the entire cost of the proxy solicitation, including the preparation, assembly, printing, mailing and distribution of the proxy materials. The Company will pay Morrow a fee of $22,500, plus disbursements, reimburse Morrow for its reasonable out-of-pocket expenses and indemnify Morrow and its affiliates against certain claims, liabilities, losses, damages and expenses for their services as our proxy solicitor. The Company will reimburse brokerage firms and other custodians for their reasonable out-of-pocket expenses for forwarding the proxy materials to our stockholders. Directors and officers of the Company who solicit proxies will not be paid any additional compensation for soliciting proxies.

PROPOSAL NO. 1—APPROVAL OF THE BUSINESS COMBINATION

        We are asking our stockholders to approve and adopt the Business Combination Agreement. Our stockholders should read carefully this proxy statement in its entirety for more detailed information concerning the Business Combination Agreement, which is attached to this proxy statement as Annex A. You are urged to read carefully the Business Combination Agreement in its entirety before voting on this proposal.

        Because we are holding a stockholder vote on the Business Combination, our current certificate of incorporation provides that we may consummate the Business Combination only if it is approved by the affirmative vote of the holders of a majority of the shares of Quinpario Common Stock that are entitled to vote at the Annual Meeting.

        Approval of this proposal is a condition to the completion of the Business Combination. If the proposal is not approved, the Business Combination will not occur.

Vote Required for Approval

        The Business Combination Agreement will be approved and adopted if the holders of at least a majority of the outstanding shares of Quinpario Common Stock present and entitled to vote at the Annual Meeting vote "FOR" the Business Combination Proposal. Abstentions will have the same effect as a vote "AGAINST" the Business Combination Proposal. Broker non-votes or a failure to vote by proxy or in person at the Annual Meeting will have no effect on the approval of this proposal. The Business Combination Proposal is conditioned on the approval of each of the Nasdaq Proposal, the Authorized Capital Stock Proposal and the Corporate Opportunity Proposal. If the Nasdaq Proposal, the Authorized Capital Stock Proposal and the Corporate Opportunity Proposal are not approved, this proposal will have no effect, even if approved by our stockholders.

        As of the record date, the Founders beneficially owned 8,750,000 shares of Quinpario Common Stock entitled to vote at the Annual Meeting. This represents approximately 30.3% of the total votes entitled to be cast at the Annual Meeting. The Founders have agreed to vote any shares of Quinpario Common Stock owned by them in favor of the Business Combination Proposal. The Founders have not purchased any public shares.

The Business Combination Agreement

        This subsection of the proxy statement describes the material provisions of the Business Combination Agreement, but does not purport to describe all of the terms of the Business Combination Agreement. The following summary is qualified in its entirety by reference to the complete text of the Business Combination Agreement, which is attached to this proxy statement as Annex A. You are urged to read the Business Combination Agreement in its entirety because it is the primary legal document that governs the Business Combination.

        The Business Combination Agreement contains representations, warranties and covenants that the respective parties made to each other as of the date of the Business Combination Agreement or other specific dates. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating the Business Combination Agreement. The representations, warranties and covenants in the Business Combination Agreement are also modified in important part by the underlying disclosure schedules of the various parties which are not filed publicly and which are subject to a contractual standard of materiality different from that generally applicable to stockholders and were used for the purpose of allocating risk among the parties rather than establishing matters as facts.

General Description of the Business Combination Agreement

        On February 21, 2017, Quinpario entered into the Business Combination Agreement with SourceHOV Merger Sub, Novitex Merger Sub, SourceHOV, Novitex, HOVS LLC, HandsOn Fund 4 I, LLC and Novitex Parent.

        Subject to the terms of the Business Combination Agreement, the consideration for the Business Combination will be funded through a combination of $1.35 billion in new debt financing, cash from Quinpario, rollover equity and cash on hand at closing, including from the proposed PIPE Investment. Equity holders of SourceHOV and Novitex are rolling 100% of their current equity. As a result of the transaction, equity holders of SourceHOV and Novitex will collectively hold a majority of the equity of the combined company.

        Pursuant to Quinpario's amended and restated certificate of incorporation, Quinpario will provide its stockholders with the opportunity to redeem their shares in conjunction with a stockholder vote on the transaction contemplated by the Business Combination Agreement, including the Business Combination.

Structure of the Business Combination

        The Business Combination Agreement provides for (i) the merger of SourceHOV Merger Sub with and into SourceHOV (the "SourceHOV Merger"), as a result of which the separate corporate existence of SourceHOV Merger Sub will cease, with SourceHOV continuing as the surviving company and an indirect subsidiary of the Company (the "SourceHOV Surviving Company"), and (ii) the merger of Novitex Merger Sub with and into Novitex, (the "Novitex Surviving Company") (the "Novitex Merger," and together with the SourceHOV Merger, the "Mergers"), as a result of which the separate corporate existence of Novitex Merger Sub will cease, with Novitex as the surviving company and an indirect subsidiary of the Company

Consideration to Selling Equityholders in the Business Combination

        Equityholders of SourceHOV and Novitex are converting 100% of their current equity in SourceHOV and Novitex into shares of Quinpario Common Stock. The shares of common stock, par value $0.01 per share, in SourceHOV Merger Sub shall be converted into 100% of the fully paid and nonassessable shares of common stock, par value $0.01 per share of the SourceHOV Surviving Company. Each share of common stock of SourceHOV (other than any dissenting shares, shares held as treasury stock and shares held by Quinpario) shall be converted into the right to receive the SourceHOV Merger Consideration of a number of shares of Quinpario Common Stock equal to the quotient obtained by dividing 80,600,000 by the number of shares of SourceHOV common stock outstanding immediately prior to the effective time of the SourceHOV merger, assuming the settlement (in shares of SourceHOV common stock) of all SourceHOV RSU Awards outstanding, whether vested or unvested, immediately prior to the Effective Time of the SourceHOV Merger. The common stock of SourceHOV, when so converted, will no longer be outstanding and will automatically be canceled and shall cease to exist, and each holder of the common stock of SourceHOV immediately prior to the effective time of the SourceHOV Merger will cease to have any rights with respect thereto, except the right to receive the SourceHOV Merger Consideration and any cash in lieu of fractional shares of Quinpario Common Stock to be issued or paid in consideration therefor and any dividends or other distributions to which holders become entitled upon the delivery of a letter of transmittal as required in the Business Combination Agreement, and including all certificates representing shares of common stock of SourceHOV, without interest. The shares of common stock, par value $0.01 per share, in Novitex Merger Sub shall be converted into 100% of fully paid and nonassessable shares of common stock, par value $0.01 per share of the Novitex Surviving Company. Each share of common stock of Novitex (other than any shares held as treasury stock and shares held by Quinpario) will be converted into the right to receive the Novitex Merger Consideration of a number of shares of Quinpario Common Stock equal to the quotient obtained by dividing 30,600,000 by the number of shares of Novitex common stock outstanding immediately prior to the effective time of the Novitex Merger. The Novitex common stock, when so converted, will no longer be outstanding and will automatically be canceled and will cease to exist, and each holder of Novitex common stock immediately prior to the effective time of the Novitex Merger will cease to have any rights with respect thereto, except the right to receive the Novitex Merger Consideration and any cash in lieu of fractional shares of Quinpario Common Stock to be issued or paid in consideration therefor, without interest.

        In addition, the Founders have agreed to forfeit an estimated 3,750,000 shares of Quinpario Common Stock in the aggregate pursuant to the Forfeiture Agreement in connection with the Business Combination. See "—The Forfeiture Agreement"

Material Adverse Effect

        Under the Business Combination Agreement, certain representations and warranties of SourceHOV and Novitex are qualified in whole or in part by a material adverse effect standard for purposes of determining whether a breach of such representations and warranties has occurred. Pursuant to the Business Combination Agreement, a "Material Adverse Effect" means any event, change, development or effect that, individually or in the aggregate with all other events, changes, developments or effects, has had, or would reasonably be expected to have, a material adverse effect upon (a) the assets, liabilities, condition (financial or otherwise), the business or results of operations of SourceHOV and Novitex, taken as a whole, or (b) the ability of the Company to consummate the transactions contemplated hereunder in accordance with the terms and subject to the conditions set forth herein; provided that the following shall not be taken into account in determining whether a "Material Adverse Effect" shall have occurred: (i) any national, international or any foreign or domestic regional economic, financial, social or political conditions (including changes therein) or events in general, including the results of any primary or general elections, (ii) changes in any financial, debt, credit, capital or banking markets or conditions (including any disruption thereof), (iii) changes in interest, currency or exchange rates or the price of any commodity, security or market index, (iv) changes in legal or regulatory conditions, including changes or proposed changes in law, GAAP or other accounting principles or requirements, or standards, interpretations or enforcement thereof, (v) changes that are generally applicable to the industries in which Novitex or SourceHOV operate or seasonal fluctuations in the businesses of SourceHOV and Novitex, (vi) any change in the market price or trading volume of any securities or indebtedness of either Novitex or SourceHOV or any of their respective affiliates, (it being understood that the underlying causes of such change may, if they are not otherwise excluded from the definition of Material Adverse Effect, be taken into account in determining whether a Material Adverse Effect has occurred), (vii) any change in, or failure of Novitex or SourceHOV to meet, or the publication of any report regarding, any internal or public projections, forecasts, budgets or estimates of or relating to Novitex or SourceHOV for any period, including with respect to revenue, earnings, cash flow or cash position (it being understood that the underlying causes of such decline or failure may, if they are not otherwise excluded from the definition of Material Adverse Effect, be taken into account in determining whether a Material Adverse Effect has occurred), (viii) the occurrence, escalation, outbreak or worsening of any hostilities, war, police action, acts of terrorism or military conflicts, whether or not pursuant to the declaration of an emergency or war, (ix) the existence, occurrence or continuation of any force majeure events, including any earthquakes, floods, hurricanes, tropical storms, fires or other natural disasters or any national, international or regional calamity, (x) any action arising from or relating to the Business Combination Agreement or the transactions contemplated by the Business Combination Agreement, (xi) the execution, announcement, performance or existence of the Business Combination Agreement, the identity of the parties thereto or any of their respective affiliates, representatives or financing sources, the taking or not taking of any action to the extent required by the Business Combination Agreement or the pendency or contemplated consummation of the transactions contemplated by the Business Combination Agreement, including any actual or potential loss or impairment after the date of the Business Combination Agreement of any contract or any customer, supplier, landlord, partner, employee or other business relation due to any of the foregoing in this clause (it being understood that the factors giving rise to or contributing to any such adverse change under clause (xi) that are not otherwise excluded from the definition of "Material Adverse Effect" may be deemed to constitute, or be taken into account in determining whether there has been or would be reasonably likely to have been, a Material Adverse Effect), (xii) compliance by SourceHOV and Novitex with the terms of the Business Combination Agreement, including the failure to take any action restricted by the Business Combination Agreement (but excluding effects resulting from the closing), (xiii) any actions taken, or not taken, with the consent, waiver or at the request of Quinpario, Novitex Merger Sub or SourceHOV Merger Sub or any action taken to the extent expressly permitted by the Business Combination Agreement, (xiv) any actions taken by Quinpario, Novitex Merger Sub, SourceHOV Merger Sub or any of their respective affiliates or any of their respective representatives or financing sources after the date of the Business Combination Agreement, (xv) any matters disclosed in the disclosure schedules of SourceHOV and Novitex (the "Disclosure Schedules"), disclosed to Quinpario, Novitex Merger Sub or SourceHOV Merger Sub or any of their respective affiliates or representatives; provided, however, that with respect to each of clauses (i) through (v), any event, development, occurrence, fact, condition, or change referred to above shall be taken into account in determining whether a Material Adverse Effect has occurred or would reasonably be expected to occur to the extent that such event, development, occurrence, fact, condition, or change has a disproportionate effect on Novitex or SourceHOV compared to other participants in the industries in which they primarily conducts their businesses.

Closing and Effective Time of the Business Combination

        The closing of the Business Combination is expected to take place at the offices of Akin Gump Strauss Hauer & Feld LLP on a date that is no later than the third business day following the satisfaction or waiver of the conditions described below under the subsection entitled "—Conditions to Closing of the Business Combination" or at such other time, date and place as may be mutually agreed upon in writing by the parties to the Business Combination Agreement. At the Closing, the Company shall repay, or cause to be repaid, on behalf of SourceHOV and Novitex, all obligations in respect of all funded indebtedness (with certain scheduled exceptions) of SourceHOV and Novitex.

Conditions to Closing of the Business Combination

Conditions to Each Party's Obligations

        The respective obligations of each party to consummate the transactions contemplated by the Business Combination Agreement, including the Business Combination, are subject to the satisfaction, or written waiver of each of the following conditions at or prior to the Closing:

  •
  All required waiting periods or approvals under the HSR Act and all applicable antitrust laws shall have expired, been received or terminated;

  •
  No applicable law or injunction enacted, entered, promulgated, enforced or issued by any governmental authority or other legal restraint or prohibition preventing the consummation of the Business Combination shall be in effect;

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  Both the SourceHOV Merger and the Novitex Merger shall have been consummated substantially simultaneously;

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  The approval of the Business Combination Proposal, the Nasdaq Proposal, the Authorized Capital Stock Proposal and the Corporate Opportunity Proposal shall have been obtained;

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  The HGM Consent and the Novitex Consent (each as defined in the Business Combination Agreement) shall have been obtained, which condition has since been satisfied; and

  •
  Quinpario shall have received financing on the terms provided for in the commitment letter between Quinpario, Royal Bank of Canada, RBC Capital Markets, LLC, Credit Suisse AG, Cayman Islands Branch, Credit Suisse Securities (USA) LLC, Natixis, New York Branch, Natixis Securities Americas LLC, KKR Capital Markets LLC, and KKR Corporate Lending LLC (the "Commitment Letter").

Conditions to Quinpario's Obligations

        The obligations of Quinpario, Novitex Merger Sub and SourceHOV Merger Sub to effect the Business Combination are subject to the satisfaction, or written waiver of each of the following conditions at or prior to the Closing:

  •
  Certain of the representations and warranties of each Seller shall be true and correct in all respects as of the closing date as though made on and as of the closing date (other than any representation or warranty that expressly relates to a specific date, which representation and warranty shall be so true and correct on the date so specified) and (ii) the other representations and warranties of each of SourceHOV and Novitex shall be true and correct (without giving effect to any limitation as to "materiality" or "Material Adverse Effect" or similar qualifier) as of the closing date as though made on and as of the closing date (other than any representation or warranty that expressly relates to a specific date, which representation and warranty shall be so true and correct on the date so specified), except in the case of this clause (ii), where the failure of such representations and warranties to be so true and correct would not, individually or in the aggregate, have a Material Adverse Effect;

  •
  The "Fundamental Representations" of each of SourceHOV and Novitex shall be true and correct in all respects (except in respect of certain representations and warranties, for errors which are de minimis in aggregate) as of the closing date as though made on and as of the closing date (other than any representation or warranty that expressly relates to a specific date, which representation and warranty shall be so true and correct on the date so specified) and (ii) the other representations and warranties of each Company shall be true and correct (without giving effect to any limitation as to "materiality" or "Material Adverse Effect" or similar qualifier) as of the closing date as though made on and as of the closing date (other than any representation or warranty that expressly relates to a specific date, which representation and warranty shall be so true and correct on the date so specified), except in the case of this clause (ii), where the failure of such representations and warranties to be so true and correct would not, individually or in the aggregate, have a Material Adverse Effect;

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  Each of SourceHOV and Novitex and each Seller shall have performed or complied in all material respects with all obligations and covenants required to be performed or complied with by such company or Seller prior to or at the time of the closing;

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  From the date of the Business Combination Agreement, there shall not have occurred any Material Adverse Effect, nor shall any event, circumstance, change, development or effect have occurred that, individually or in the aggregate, with or without the lapse of time, would reasonably be expected to result in a Material Adverse Effect; and

  •
  Quinpario shall have at least $5,000,001 of net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Exchange Act) remaining after the closing.

Conditions to the Sellers' and SourceHOV's and Novitex's Obligations

        The obligations of the Sellers and SourceHOV and Novitex to effect the Business Combination are subject to the satisfaction, or written waiver of each of the following conditions at or prior to the Closing:

  •
  (i) Certain of the representations and warranties of Quinpario, Novitex Merger Sub and SourceHOV Merger Sub shall be true and correct in all respects (except in respect of the representations and warranties set forth in one of the representations and warranties, for errors which are de minimis in aggregate) as of the closing date as though made on and as of the closing date (other than any representation or warranty that expressly relates to a specific date, which representation and warranty shall be so true and correct on the date so specified) and (ii) the other representations and warranties of Quinpario, Novitex Merger Sub and SourceHOV Merger Sub shall be true and correct (without giving effect to any limitation as to "materiality" or similar qualifier) as of the closing date as though made on and as of the closing date (other than any representation or warranty that expressly relates to a specific date, which representation and warranty shall be so true and correct on the date so specified), except in the case of this clause (ii), where the failure of such representations and warranties to be so true and correct would not have a material adverse effect on Quinpario, Novitex Merger Sub or SourceHOV Merger Sub;

  •
  Each of Quinpario, Novitex Merger Sub and SourceHOV Merger Sub shall have performed or complied in all respects with all obligations and covenants required to be performed or complied with by it prior to or at the time of the closing; and

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  At the closing date, after giving effect to (i) the redemptions each holder of Quinpario Common Stock is entitled to pursuant to Quinpario's amended and restated certificate of incorporation and bylaws and (ii) the PIPE Investment, the Trust Account plus the total proceeds from the PIPE Investment available to Quinpario shall equal in the aggregate no less than $275,000,000 in cash.

Conditions to the HGM Group's and SourceHOV's Obligations

        The obligations of the HGM Group and SourceHOV to effect the Business Combination are subject to fulfillment, on or prior to the closing date, of each of the following conditions (any or all of which may be waived by the HGM Group or SourceHOV):

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  Certain of the representations and warranties of Novitex Parent shall be true and correct in all respects as of the closing date as though made on and as of the closing date (other than any representation or warranty that expressly relates to a specific date, which representation and warranty shall be so true and correct on the date so specified);

  •
  (i) Certain of the representations and warranties of Novitex as of the closing date as though made on and as of the closing date (other than any representation or warranty that expressly relates to a specific date, which representation and warranty shall be so true and correct on the date so specified) and (ii) the other representations and warranties of Novitex shall be true and correct (without giving effect to any limitation as to "materiality" or "Material Adverse Effect" or similar qualifier) as of the closing date as though made on and as of the closing date (other than any representation or warranty that expressly relates to a specific date, which representation and warranty shall be so true and correct on the date so specified), except in the case of this clause (ii), where the failure of such representations and warranties to be so true and correct would not, individually or in the aggregate, have a Material Adverse Effect solely with respect to Novitex;

  •
  Novitex and Novitex Parent shall have performed or complied in all material respects with all obligations and covenants required to be performed or complied with by each prior to or at the time of the closing; and

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  From the date of the Business Combination Agreement, there shall not have occurred any Material Adverse Effect with respect to Novitex, nor shall any event, circumstance, change, development or effect have occurred that, individually or in the aggregate, with or without the lapse of time, would reasonably be expected to result in a Material Adverse Effect solely with respect to Novitex.

Conditions to Novitex's and Novitex Parent's Obligations

        The obligations of Novitex and Novitex Parent to effect the Business Combination are subject to the satisfaction, or written waiver of each of the following conditions at or prior to the Closing:

  •
  Certain of the representations and warranties of the HGM Group shall be true and correct in all respects as of the closing date as though made on and as of the closing date (other than any representation or warranty that expressly relates to a specific date, which representation and warranty shall be so true and correct on the date so specified);

  •
  (i) Certain of the representations and warranties of SourceHOV shall be true and correct in all respects as of the closing date as though made on and as of the closing date (other than any representation or warranty that expressly relates to a specific date, which representation and warranty shall be so true and correct on the date so specified) and (ii) the other representations and warranties of SourceHOV shall be true and correct (without giving effect to any limitation as to "materiality" or "Material Adverse Effect" or similar qualifier) as of the closing date as though made on and as of the closing date (other than any representation or warranty that expressly relates to a specific date, which representation and warranty shall be so true and correct on the date so specified), except in the case of this clause (ii), where the failure of such representations and warranties to be so true and correct would not, individually or in the aggregate, have a Material Adverse Effect solely with respect to SourceHOV;

  •
  The HGM Group and SourceHOV shall have performed or complied in all material respects with all obligations and covenants required to be performed or complied with by each prior to or at the time of the closing; and

  •
  From the date of the Business Combination Agreement, there shall not have occurred any Material Adverse Effect, nor shall any event, circumstance, change, development or effect have occurred that, individually or in the aggregate, with or without the lapse of time, would reasonably be expected to result in a Material Adverse Effect.

Representations and Warranties

        Under the Business Combination Agreement, the Sellers made customary representations and warranties relating to: standing, qualification and power; ownership; authority, execution and delivery, and enforceability; brokers' and finders' fees; no conflicts or consents; and litigation.

        Under the Business Combination Agreement, each of Novitex and SourceHOV made customary representations and warranties about itself, respectively, relating to: standing, qualification and power; capitalization of the company and company's subsidiaries; authority, execution and delivery and enforceability; no conflict and consents; financial statements; absence of certain changes; compliance with law, permits; litigation; no undisclosed liabilities; taxes; intellectual property, privacy and cybersecurity; employee and employee benefits; labor; environmental matters; material contracts; related person transactions; real and personal property; insurance; brokers' and finders' fees; customers and suppliers; and company information; and no additional representations.

        Under the Business Combination Agreement, Quinpario, Novitex Merger Sub and SourceHOV Merger Sub made customary representations and warranties relating to: standing, qualification and power; capitalization; authority, execution and delivery, and enforceability; no conflict and consents; litigation; SEC documents and financial statements; information supplied; Nasdaq stock market quotation; board approval and stockholder vote; investment company act; Trust Account; title to assets; securities laws matters; Quinpario's business investigation; disclaimer regarding projections and no knowledge of misrepresentation; financing; solvency; operations of Novitex Merger Sub and SourceHOV Merger Sub; brokers' and finders' fees; taxes; and no additional representations.

Covenants of the Parties

Covenants of SourceHOV and Novitex

        SourceHOV and Novitex each made certain covenants under the Business Combination Agreement, including, among others, the following:

  •
  Subject to the written consent of all other parties to the Business Combination Agreement (which consent shall not be unreasonably withheld, conditioned or delayed), as set forth in the applicable Disclosure Schedule, as expressly contemplated or permitted in the Business Combination Agreement or as required by applicable law or contract (in existence on the date of the Business Combination Agreement), SourceHOV and Novitex have each agreed to, prior to the earlier of (i) the effective time of the Business Combination or (ii) the termination of the Business Combination Agreement in accordance with its terms, conduct its business in the ordinary course and to use its reasonable best efforts to preserve its material organization and material permits, retain its current officers and key employees, and preserve its relationships with its key customers and suppliers;

  •
  Subject to the written consent of all other parties to the Business Combination Agreement (which consent shall not be unreasonably withheld, conditioned or delayed), as set forth in the applicable Disclosure Schedule, as expressly contemplated or permitted in the Business Combination Agreement or as required by applicable law or contract (in existence on the date of the Business Combination Agreement), prior to the earlier of (i) the effective time of the Business Combination or (ii) the termination of the Business Combination Agreement in accordance with its terms, SourceHOV and Novitex will not, and will not permit their respective subsidiaries (each of SourceHOV and Novitex and their respective subsidiaries, a "Company Group"), to:

  •
  except as required by changes in GAAP, change any member of the Company Group's methods of accounting in any manner that would have material impact on the Company Group respectively;

  •
  transfer, issue, sell or otherwise dispose of any shares of capital stock or any other equity interest of any member of the Company Group, grant options, warrants, calls or other rights to purchase or repurchase, redeem or otherwise acquire, or offer to repurchase, redeem or otherwise acquire, any shares of the capital stock or other equity interests of any member of the Company Group;

  •
  effect any recapitalization, reclassification, stock split, stock combination, or like change in the capitalization of the Company Group;

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  make, set aside, declare or pay any dividend or distribution payable in cash, stock, property or otherwise with respect to any of its capital stock or other equity interest in the Company Group, other than dividends and distributions by any member of the Company Group to another member of the Company Group;

    •
    (A) incur, create or assume any indebtedness or guarantee any indebtedness of another person, issue or sell any debt securities (or warrants or other rights to acquire any debt securities) of any member of the Company Group (other than incurrence of Indebtedness under any of the Company Group's respective credit facilities entered into prior to the date of the Business Combination Agreement, including draws on the Company Group's revolving credit facility and other than loans, advances or capital contributions made by one member of the Company Group to another member of the Company Group) in excess of $500,000 individually or $5,000,000 in the aggregate (in each case, in excess of indebtedness paid off after the date of the Business Combination Agreement) other than indebtedness required to be incurred under any contract in existence on the date hereof or incurred in the ordinary course of business, or (B) make any loans, advances or capital contributions to, or investments in, any other person (other than loans, advances or capital contributions made by one member of the Company Group to another member of the Company Group);

    •
    amend the certificate of incorporation or bylaws (or other comparable governing documents) of any member of the Company Group;

    •
    grant any material encumbrances on any property or assets (whether tangible or intangible) of any member of the Company Group having an aggregate value in excess of $2,500,000, other than provided in the Business Combination Agreement;

    •
    except in the ordinary course of the Company Group's business, (A) adopt, enter into, terminate or amend any benefit plan other than as required by applicable law or pursuant to the terms of any benefit plan in effect as of the date of the Business Combination Agreement, (B) recognize any union or employee representative for purposes of collective bargaining or negotiate or enter into any collective bargaining agreement, works council agreement, labor union contract, trade union agreement or other similar agreement or understanding with any union, works council, trade union or other labor organization other than as required by applicable law, (C) waive any restrictive covenant obligation of any director, officer, service provider or employee of any member of the Company Group, (D) pay or agree to pay to any director, officer or employee, consultant, agent or individual independent contractor, whether past or present, any pension, retirement allowance or other employee benefit not required by any existing benefit plan (or any arrangement that would be a benefit plan if in effect as of the date hereof), or (E) take any action to accelerate the vesting, funding or payment of any compensation or benefits under any benefit plans;

    •
    (A) grant any increase in the compensation, incentives or benefits payable or to become payable to any person who is a director or executive officer of any member of the Company Group as of the date of the Business Combination Agreement, or (B) enter into any new, or materially amend any existing material employment or severance or termination agreement with any director or executive officer other than with respect to new hires;

    •
    make, change or revoke any material tax election; file any material amendment to any income tax return; adopt or change any accounting method in respect of taxes; change any annual tax accounting period; enter into any material tax allocation agreement, tax sharing agreement or tax indemnity agreement, other than commercial contracts entered into in the ordinary course of business a primary purpose of which is not related to taxes with vendors, customers or landlords; enter into any closing agreement with respect to any tax; settle or compromise any claim, notice, audit report or assessment in respect of material taxes; apply for or enter into any ruling from any tax authority with respect to taxes; surrender any right to claim a material tax refund; or consent to any extension or waiver of the statute of limitations period applicable to any material tax claim or assessment;

    •
    except in the ordinary course of the Company Group's business, transfer, sell, lease or license to a third party, abandon, permit to lapse or expire, dedicate to the public, or otherwise dispose of, or agree to transfer, sell, lease or license to a third party, abandon, permit to lapse or expire, dedicate to public, or otherwise dispose of, any portion of the property or assets of any member of the Company Group, other than any sale, lease or disposition in the ordinary course of business or pursuant to agreements existing on the date of the Business Combination Agreement and set forth in the applicable Disclosure Schedule;

    •
    (a) merge, consolidate, combine or amalgamate with any person, (b) purchase or otherwise acquire (whether by merging or consolidating with, purchasing any equity interest in or a substantial portion of the assets of, or by any other manner) any business or any corporation, partnership, association or other business organization or division thereof, or (c) purchase or otherwise acquire, or lease or license, any property or assets, other than (i) acquisitions of equipment or inventory in the ordinary course of business or (ii) transactions as to which the aggregate consideration paid or payable (A) in any individual transaction is not in excess of $2,500,000 or (B) in the aggregate is not in excess of $10,000,000;

    •
    except in the ordinary course of the Company Group's business, enter into any joint venture with a third party;

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    authorize, recommend, propose or announce an intention to adopt a plan of complete or partial liquidation or dissolution;

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    enter into, renew, modify or revise any contract with any related person of any member of the Company Group, other than contracts among members of the Company Group, or with any former or present director or officer of any member of the Company Group or with any affiliates of the foregoing persons (including the Company Group) or any other person covered under Item 404 of Regulation S-K under the Securities Act;

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    except in the ordinary course of the Company Group's business, use its reasonable best efforts to maintain with financially responsible insurance companies insurance at least in such amounts and against at least such risk and losses as are consistent in all material respects with such entities' past practices;

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    waive, release, assign, settle or compromise any action pending or threatened against any member of the Company Group or any of their respective directors or officers other than in the case of actions or claims either (A) (i) for an amount not greater than $500,000 individually (including any single or aggregated claims arising out of the same or similar facts, events or circumstances) or $1,000,000 in the aggregate (determined in each case net of insurance proceeds) and (ii) would not prohibit or materially restrict any member of the Company Group from operating its business substantially as currently conducted or anticipated to be conducted, except in the ordinary course of the Company Group's business, or (B) if the loss resulting from such waiver, release, assignment settlement or compromise is reimbursed or shall be reimbursed to any member of the Company Group by an insurance policy or pursuant to any other kind of contractual indemnification set forth in any other contract, in each case without the imposition of equitable relief on, or the admission of wrongdoing by any member of the Company Group or any of its officers or directors;

    •
    except in the ordinary course of the Company Group's business, amend or modify in any manner materially adverse to any member of the Company Group any material contracts;

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    except in the ordinary course of the Company Group's business, make or enter into any contract to make any capital expenditures in excess of $1,000,000 other than capital expenditures made in the ordinary course of the Company Group business if such capital expenditures are made to acquire equipment to satisfy requirements in contracts with customers;

    •
    except in the ordinary course of the Company Group's business, manage its working capital (including the timing of collection of accounts receivable and of the payment of accounts payable and the management of inventory);

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    engage in any activity that would result in a violation of certain laws related to international trade matters;

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    conduct a mass termination or engage in any other activity that would trigger notice obligations or liability under the Worker Adjustment and Retraining Notification Act or any similar applicable law; or

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    authorize, or commit or agree to take, any of the foregoing.

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  From and after the date of the Business Combination Agreement until the earlier of the closing and the termination of the Business Combination Agreement in accordance with its terms, Novitex and SourceHOV shall, and shall cause their respective subsidiaries to, afford to the other parties to the Business Combination Agreement and their representatives reasonable access, upon reasonable advance notice, during normal business hours to all the senior management, properties, books, contracts, commitments, tax returns and records and, during such period, shall furnish as promptly as practicable to the other parties to the Business Combination Agreement any information concerning such company as the other parties to the Business Combination Agreement may reasonably request.

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  SourceHOV and Novitex will promptly provide Quinpario with all information concerning each member of the Company Group and the management, operations and financial condition of each member of the Company Group, in each case, as reasonably requested by the Company for inclusion in this proxy statement and cause the officers and employees of each member of the Company Group to be reasonably available to the Company and its counsel in connection with drafting this proxy statement and responding in a timely manner to comments on this proxy statement from the SEC.

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  As soon as reasonably practicable following the date of the Business Combination Agreement, but in no event later than 5 business days prior to the closing, Novitex will use commercially reasonable efforts to obtain waivers of any "parachute payments" (within the meaning of Section 280G of the Code and the regulations promulgated thereunder). Following the execution of the waivers, Novitex will solicit the approval of the stockholders of Novitex to the extent required under Section 280G(b)(5)(B) of the Code and will deliver to the Company and SourceHOV evidence of the solicitation of the vote.

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  Effective upon and following the closing, the HGM Group, on its own behalf and on behalf of SourceHOV and each of their respective affiliates and representatives, will generally, irrevocably, unconditionally and completely release and forever discharge Novitex Parent, Novitex and each of their respective affiliates and each of their and their respective affiliates' respective related parties, and each of their respective successors and assigns and each of their respective related parties from all disputes, claims, losses, controversies, demands, rights, liabilities, actions and causes of action of every kind and nature, whether known or unknown, arising from any matter concerning any of Novitex Parent or Novitex occurring prior to the closing of the Business Combination, except as otherwise contemplated by the Business Combination Agreement, including for controlling equityholder liability or breach of any fiduciary duty relating to any pre-closing actions or failures to act by the aforementioned released parties.

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  Effective upon and following the closing, Novitex Parent, on its own behalf and on behalf of Novitex and each of their respective affiliates and representatives, will generally, irrevocably, unconditionally and completely release and forever discharge the HGM Group, SourceHOV and each of their respective affiliates and each of their and their respective affiliates' respective related parties, and each of their respective successors and assigns and each of their respective related parties from all disputes, claims, losses, controversies, demands, rights, liabilities, actions and causes of action of every kind and nature, whether known or unknown, arising from any matter concerning any of the HGM Group or SourceHOV occurring prior to the closing of the Business Combination, except as otherwise contemplated by the Business Combination Agreement, including for controlling equityholder liability or breach of any fiduciary duty relating to any pre-closing actions or failures to act by the aforementioned released parties.

Covenants of Quinpario, the SourceHOV Surviving Company and the Novitex Surviving Company

        Quinpario made certain covenants under the Business Combination Agreement, including, among others, the following:

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  Subject to the written consent of all parties to the Business Combination Agreement (which consent shall not be unreasonably withheld, conditioned or delayed), as set forth in the applicable Disclosure Schedules, as expressly contemplated or permitted in the Business Combination Agreement or as required by applicable law or contract (in existence on the date of the Business Combination Agreement), prior to the earlier of (i) the effective time of the Business Combination and (ii) the termination of the Business Combination Agreement in accordance with its terms, Quinpario will not, and will not permit any subsidiary, to:

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  form any subsidiary;

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  issue any shares of capital stock or other equity interests or grant options, warrants, calls or other rights to purchase or otherwise acquire shares of the capital stock or other equity interests of Quinpario;

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  effect any recapitalization, reclassification, stock split or like change in the capitalization of the Quinpario or any subsidiary;

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  make, set aside, declare or pay any dividend or distribution payable in cash, stock, property or otherwise with respect to any of its capital stock;

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  except for any indebtedness incurred in connection with the Debt Financing, incur any indebtedness or guarantee any indebtedness of another person, issue or sell any debt securities (or warrants or other rights to acquire any debt securities);

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  make any loans, advances or capital contributions to any other person;

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  amend its certificate of incorporation or bylaws (or other comparable governing documents);

  •
  grant any material encumbrances on any property or assets (whether tangible or intangible) of Quinpario;

  •
  (A) adopt, enter into, terminate or amend any benefit plan other than as required by applicable law or pursuant to the terms of any benefit plan in effect as of the date of the Business Combination Agreement or (B) increase the compensation of any person who is a director or executive officer of Quinpario;

    •
    except as required by changes in GAAP, change any of its methods of accounting in any manner;

    •
    make, change or revoke any material tax election; file any material amendment to any income tax return; adopt or change any accounting method in respect of taxes; change any annual tax accounting period; enter into any material tax allocation agreement, tax sharing agreement or tax indemnity agreement, other than commercial contracts entered into in the ordinary course of business a primary purpose of which is not related to taxes with vendors, customers or landlords; enter into any closing agreement with respect to any tax; settle or compromise any claim, notice, audit report or assessment in respect of material taxes; apply for or enter into any ruling from any tax authority with respect to taxes; surrender any right to claim a material tax refund; or consent to any extension or waiver of the statute of limitations period applicable to any material tax claim or assessment;

    •
    purchase or otherwise acquire (whether by merger or otherwise), or lease or license, any property or assets;

    •
    enter into any joint venture with a third party;

    •
    except in the ordinary course of Quinpario's operations or as is reasonably necessary in connection with the transactions contemplated by the Business Combination Agreement, enter into, renew, modify or revise any contract;

    •
    enter into any transactions with any of its affiliates;

    •
    waive, release, assign, settle or compromise any material action pending or threatened against the Company or any of its directors or officers other than in the case of actions or claims either (i) for an amount not greater than $500,000 individually (including any single or aggregated claims arising out of the same or similar facts, events or circumstances) or $1,000,000 in the aggregate (determined in each case net of insurance proceeds) or (ii) if the loss resulting from such waiver, release, assignment settlement or compromise is reimbursed to Quinpario or one of its subsidiaries by an insurance policy, in each case without the imposition of equitable relief on, or the admission of wrongdoing by Quinpario or such subsidiary or any of its officers or directors;

    •
    engage in any activity that would result in a violation of international trade control laws; or

    •
    authorize or commit or agree to take, any of the foregoing.

  •
  As of the closing date, Quinpario will, and will cause one of its subsidiaries to, continue to employ each person employed by SourceHOV, Novitex or any of their respective subsidiaries as of the closing date, including those on vacation, sick leave, maternity leave, military service, lay-off, disability or other approved leave of absence, and will provide such employees, from closing and until December 31, 2017, with compensation and benefits that are, at Quinpario's discretion, substantially similar in the aggregate to either (x) those provided to the employees immediately prior to the closing date, or (y) those provided to similarly situated employees of Quinpario and its subsidiaries from time to time after the closing. Quinpario will, and will cause one of its subsidiaries to, use commercially reasonable efforts to provide that each employee shall be immediately eligible to participate, without any waiting time, and service accrued by the employees during employment with any member of each Company Group or their predecessors prior to closing date shall be recognized for all purposes, except to the extent necessary to prevent duplication of benefits.

  •
  Quinpario will not, and will cause their respective representatives not to, directly or indirectly, (i) enter into, solicit, initiate or continue any discussions or negotiations with, or knowingly encourage or respond to any inquiries or proposals by, or participate in any negotiations with, or provide any information to, or otherwise cooperate in any way with, any person or other entity or group, concerning any business combination proposal, (ii) enter into any agreement regarding, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or cooperate in any way that would otherwise reasonably be expected to lead to, any business combination proposal or (iii) commence, continue or renew any due diligence investigation regarding any business combination proposal. Quinpario will, and will cause each of its affiliates and their respective representatives to, immediately cease any and all existing discussions or negotiations with any person conducted heretofore with respect to any business combination proposal. If Quinpario, its affiliates or any of their respective representatives receives any inquiry or proposal with respect to a business combination proposal at any time prior to the closing, then Quinpario will promptly (and in no event later than 24 hours after it becomes aware of such inquiry or proposal) (A) advise the Sellers' representative orally and in writing of such inquiry or proposal (including the identity of the person making such inquiry or submitting such proposal, and the terms thereof) and (B) provide the Sellers' representative a copy of such inquiry or proposal, if in writing.

  •
  Upon satisfaction or waiver of the conditions to closing and upon notice to the trustee of the Trust Account, Quinpario will (i) cause the documents, opinions and notices required to be delivered to the trustee of the Trust Account pursuant to the trust agreement governing the Trust Account to be so delivered and (ii) use its commercially reasonable efforts to cause such trustee to, and such trustee shall thereupon be obligated to (A) pay all amounts due and payable to redeeming Quinpario stockholders and (B) immediately thereafter, pay all remaining amounts then available in the Trust Account to Quinpario, subject to the Business Combination Agreement and the trust agreement, after which the Trust Account will be terminated, except as otherwise provided in the Business Combination Agreement.

  •
  Quinpario will, as soon as reasonably practicable, duly call, give notice of, convene and hold the a stockholders meeting for the sole purpose of seeking the Parent Stockholder Approvals (as defined in the Business Combination Agreement). Quinpario shall use its reasonable best efforts to (i) cause this proxy statement to be mailed to its stockholders and to hold the stockholders meeting as soon as reasonably practicable after the earlier of (A) clearance by the SEC of this proxy statement and (B) the conclusion of any SEC review of this proxy statement (including the conclusion of the 10-day review period for preliminary proxy statements under Rule 14a-6(a) under the Exchange Act without receipt of any SEC comments) and (ii) solicit the Parent Stockholder Approvals. Quinpario shall, through its board of directors, recommend to its stockholders that they give the Parent Stockholder Approvals and shall include such recommendation in this proxy statement. However, if on a date for which the stockholders meeting is scheduled, Quinpario has not received proxies representing a sufficient number of shares of the Quinpario Common Stock to obtain the Parent Stockholder Approvals, whether or not a quorum is present, Quinpario shall have the right to make one or more successive postponements or adjournments of the stockholders meeting, provided that (excluding any adjournments or postponements required by applicable law) the stockholders meeting is not postponed or adjourned to a date that is more than 30 days after the date for which the stockholders meeting was originally scheduled (excluding any adjournments or postponements required by applicable law).

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  Quinpario, as sole stockholder of Novitex Merger Sub and SourceHOV Merger Sub, will approve the Business Combination Agreement.

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  Quinpario will take any other action (other than qualifying to do business in any jurisdiction in which it is not now so qualified) required to be taken under the Securities Act, the Exchange Act, any applicable state securities or "blue sky" laws and the rules and regulations thereunder in connection with the transactions contemplated by the Business Combination Agreement. In connection with this proxy statement, Quinpario will also file with the SEC financial and other information about the transactions contemplated by the Business Combination Agreement in accordance with applicable proxy solicitation rules set forth in Quinpario's certificate of incorporation and bylaws and the rules and regulations of the SEC and Nasdaq.

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  Prior to closing, Quinpario will obtain irrevocable resignations from all current directors on the board of directors of Quinpario and will appoint the nominees, in any case effective as of closing.

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  Quinpario will use its reasonable best efforts to cause the shares of Quinpario Common Stock constituting the consideration for the SourceHOV Merger and the Novitex Merger to be approved for listing on Nasdaq as promptly as practicable following the issuance thereof, subject to official notice of issuance, prior to the closing. From the date of the Business Combination Agreement through the closing, Quinpario will keep current and timely file all of its public filings with the SEC and otherwise comply in all material respects with applicable securities laws, and, if Quinpario receives any written or, to the knowledge of Quinpario, oral notice from Nasdaq that Quinpario has failed, or would reasonably be expected to fail, to meet the Nasdaq listing requirements as of the closing or within six months thereafter for any reason, then Quinpario shall give prompt written notice of such Nasdaq notice to Novitex or SourceHOV, including a copy of any written notice received from Nasdaq or a summary of any oral notice received from Nasdaq.

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  Prior to the closing, the Quinpario board of directors, or an appropriate committee of non-employee directors thereof, will adopt a resolution consistent with the interpretive guidance of the SEC so that the acquisition of Quinpario Common Stock, in each case, pursuant to the Business Combination Agreement and the other transaction documents by any officer, director or shareholder (by reason of "director by deputization") of Novitex or SourceHOV or their subsidiaries who is expected to become a "covered person" of Quinpario for purposes of Section 16 of the Exchange Act and the rules and regulations thereunder will be an exempt transaction for purposes of Section 16 of the Exchange Act.

  •
  Effective upon and following the closing, Quinpario, on its own behalf and on behalf of SourceHOV and Novitex and each of their respective affiliates and representatives, will generally, irrevocably, unconditionally and completely release and forever discharge each Seller, each of their respective affiliates and each of their and their respective affiliates' respective related parties, and each of their respective successors and assigns and each of their respective related parties from all disputes, claims, losses, controversies, demands, rights, liabilities, actions and causes of action of every kind and nature, whether known or unknown, arising from any matter concerning any of Novitex or SourceHOV occurring prior to the closing of the Business Combination, except as otherwise contemplated by the Business Combination Agreement, including for controlling equityholder liability or breach of any fiduciary duty relating to any pre-closing actions or failures to act by the aforementioned released parties.

  •
  Prior to the Closing Date, Quinpario shall (i) form a new Delaware limited liability company that will be a wholly-owned Subsidiary ("Intermediate Co"), (ii) form a new Delaware corporation that will be a wholly-owned Subsidiary ("Co-Issuer"), (iii) contribute 100% of the equity interests of Co-Issuer to Intermediate Co, (iv) form a new Delaware limited liability company that will be a wholly-owned Subsidiary ("Parent LLC"), (v) contribute 100% of the equity interests of Intermediate Co to Parent LLC, (vi) contribute 100% of the equity interests of Novitex Merger Sub and SourceHOV Merger Sub to Intermediate Co, (vii) cause Intermediate Co (or any applicable board of directors or other governing body or committee of Intermediate Co, if necessary) to adopt and approve the Business Combination Agreement, the SourceHOV Merger, the Novitex Merger and the other transactions contemplated in the Business Combination Agreement as the sole shareholder of Novitex Merger Sub and SourceHOV Merger Sub, as of the Closing Date (the "Intermediate Co Consent") within 24 hours of the formation of Intermediate Co and (viii) not permit Intermediate Co to engage in any business, incur any liabilities, acquire any assets or properties or enter into any contract other than the transactions contemplated by the Business Combination Agreement, including the transactions related to the Debt Financing.

  •
  The HGM Group shall deliver the HGM Consent (as defined in the Business Combination Agreement) to Quinpario and Novitex Parent within two hours after the execution and delivery of the Business Combination Agreement. Novitex Parent shall deliver the Novitex Consent to Quinpario and the HGM Group within two hours after the execution and delivery of the Business Combination Agreement. Quinpario shall deliver the Novitex Parent Consent and the SourceHOV Parent Consent to Sellers and the Companies within two hours after the execution and delivery of the Business Combination Agreement; the actions required by this covenant took place in accordance with the Business Combination Agreement prior to the date of this proxy statement.

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  Quinpario will use commercially reasonable efforts to take, or cause to be taken, all actions and do, or cause to be done, all things necessary, proper or advisable to enter into one or more subscription agreements on terms and conditions no less favorable those set forth in Exhibit E of the Business Combination Agreement and any material terms not provided for in Exhibit E of the Business Combination Agreement shall be subject to the approval of each of the Sellers, such approval not to be unreasonably withheld, conditioned or delayed. SourceHOV, Novitex and the Sellers shall cooperate and provide assistance and information as reasonably requested by Quinpario in connection with soliciting interest in, negotiating and entering into any subscription agreements. Quinpario will provide each Seller with a reasonable opportunity to review and comment on each subscription agreement prior to entering into such subscription agreement. Once any subscription agreement has been executed, Quinpario shall use commercially reasonable efforts to (i) satisfy in all material respects on a timely basis all conditions and covenants applicable to Quinpario in such subscription agreement and otherwise comply with its obligations thereunder, (ii) in the event that all conditions in such subscription agreement has been satisfied, consummate the transactions contemplated by such subscription agreement at or prior to closing and (iii) enforce its rights under such subscription agreement in the event that all conditions in such subscription agreement has been satisfied, to cause the applicable PIPE Investor(s) to contribute to Quinpario the applicable portion of the PIPE Investment set forth in such subscription agreements at or prior to the closing. Without limiting the generality of the foregoing, Quinpario shall give the Sellers prompt written notice: (A) of any breach or default (or any event or circumstance that, with or without notice, lapse of time or both, could give rise to any breach or default) by Quinpario and, to the knowledge of Quinpario, any counterparty to any subscription agreement; (B) of the receipt of any written notice or other written communication from any party to any subscription agreement with respect to any actual, potential or claimed expiration, lapse, withdrawal, breach, default, termination or repudiation by any party to any subscription agreement or any provisions of any subscription agreement and (C) if the Company concludes that it does not expect to receive all or any portion of the PIPE Investment on the terms, in the manner or from the sources contemplated by the subscription agreements. The subscription agreements shall contain all of the conditions precedent to the obligations of the PIPE Investors to contribute to Quinpario the applicable portion of the PIPE Investment set forth in the subscription agreements on the terms therein. Quinpario will not enter into any amendments, supplements, side letters, contracts or any other arrangement with respect to the PIPE Investment without the prior written consent of each Seller.

Covenants of the Sellers

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  As soon as practicable after the date of the Business Combination Agreement, the Sellers will cause SourceHOV and Novitex, as applicable, to submit to the United States Defense Security

    Service ("DSS") and, to the extent applicable, any other governmental authority, a notification of the transfer of ownership contemplated hereby, in accordance with the National Industrial Security Program Operating Manual (DoD 5220.22-M) ("NISPOM"), and any other applicable national or industrial security regulations (the "DSS Notification").

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  Prior to the earlier of (i) the closing of the Business Combination and (ii) the termination of the Business Combination Agreement, the Sellers will not, and will cause SourceHOV and Novitex and their respective representatives not to, directly or indirectly, (i) enter into, solicit, initiate or continue any discussions or negotiations with, or encourage or respond to any inquiries or proposals by, or participate in any negotiations with, or provide any information to, or otherwise cooperate in any way with, any person or other entity or group, concerning any sale of any material assets of Novitex or SourceHOV or any of the outstanding SourceHOV and Novitex securities or any conversion, consolidation, liquidation, dissolution or similar transaction involving SourceHOV and Novitex, other than with Quinpario and its representatives, (ii) enter into any agreement regarding, continue or otherwise participate in any discussions regarding, or furnish to any person any information with respect to, or cooperate in any way that would otherwise reasonably be expected to lead to, any such alternative transaction or (iii) commence, continue or renew any due diligence investigation regarding any such alternative transaction. The Sellers will, and will cause their representatives, to immediately cease any and all existing discussions or negotiations with any person conducted heretofore with respect to any alternative transaction. If the Sellers, Novitex or SourceHOV, or any of their respective representatives receives any inquiry or proposal with respect to an alternative transaction at any time prior to the closing, then the Sellers shall promptly (and in no event later than 24 hours after the Sellers become aware of such inquiry or proposal) notify such person in writing that Sellers are subject to an exclusivity agreement with respect to the sale of SourceHOV and Novitex that prohibits them from considering such inquiry or proposal.

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  At the closing, Apollo Novitex Holdings, L.P. will cause all agreements between it or any of its affiliates and any member of the Novitex Company Group, including the Apollo Consulting Agreement (as defined in the Business Combination Agreement), to be terminated without any further liability except that any fees and expenses which were accrued and unpaid pursuant to the terms of the Apollo Consulting Agreement through the closing date and the rights to indemnification set forth therein shall survive any such termination in accordance with their terms, except as set forth in the Disclosure Schedules or entered into in compliance with the Business Combination Agreement prior to the closing.

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  At the closing, the HGM Group shall cause the SourceHOV Consulting Agreement (as defined in the Business Combination Agreement) and any other agreements between any member of the HGM Group or any affiliate of any member of the HGM Group other than certain contracts to be terminated without any further liability except that the party designated in writing by the HGM Group at least two business days prior to the closing shall be entitled to a $10,000,000 payment, any accrued and unpaid management fees and expenses and the rights to indemnification set forth therein.

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  At the closing, the members of the HGM Group shall cause the Restated Stockholder Agreement, dated as of April 30, 2013, as amended, among SourceHOV and the equity holders of SourceHOV to be terminated without any further liability or obligation in accordance with the terms hereof.

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  Effective upon and following the closing, each Seller, on its own behalf and on behalf of each of their respective affiliates and representatives, will generally, irrevocably, unconditionally and completely release and forever discharge Quinpario, SourceHOV and Novitex, each of their respective affiliates and each of their and their respective affiliates' respective related parties, and each of their respective successors and assigns and each of their respective related parties from any disputes, claims, losses, controversies, demands, rights, liabilities, actions and causes of action of every kind and nature, whether known or unknown, arising from any matter concerning any of Novitex or SourceHOV occurring prior to the closing of the Business Combination, except as otherwise contemplated by the Business Combination Agreement.

Mutual Covenants

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  Quinpario, SourceHOV and Novitex will reasonably cooperate in matters regarding the publicity of the Business Combination and the creation and implementation of a communications plans.

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  From the date of the Business Combination Agreement until closing, Quinpario, SourceHOV and Novitex will be subject to the terms and conditions of confidentiality agreements, and will remain subject to certain continuing obligations of confidentiality regarding disclosure and use of confidential information not related to Novitex or SourceHOV or their respective businesses.

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  Each of the parties to the Business Combination Agreement and their respective affiliates will use all reasonable best efforts to take, or cause to be taken, all appropriate action to do, or cause to be done, all things necessary, proper or advisable under applicable law or otherwise to consummate and make effective the transactions contemplated by the Business Combination Agreement as promptly as practicable, including to obtain from any governmental authority with regulatory jurisdiction over enforcement of any applicable antitrust laws, all authorizations, consents, notifications, certifications, registrations, declarations and filings as are necessary for the consummation of the transactions contemplated by the Business Combination Agreement.

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  All costs and expenses incurred in connection with the Business Combination Agreement and the Related Documents (as defined in the Business Combination Agreement) and the transactions contemplated therein shall be paid (i) in the case of SourceHOV and the HGM Group, by SourceHOV and (ii) in the case of Novitex and Apollo, by Novitex and (iii) in the case of Quinpario, by Quinpario other than as provided for below. Quinpario shall pay any and all filing fees required by governmental authorities, including with respect to permits required in connection with the execution and delivery of the Business Combination Agreement, the performance of the obligations thereunder, including filing, printer, mailing and printing fees in connection with this proxy statement or any other SEC filings and filings under the HSR Act or other antitrust laws or any filing, printer, mailing and printing fees as required in connection with the Financing (all of the foregoing, collectively, the "Transaction Costs"), in an aggregate amount not to exceed $250,000 (the "Cap"). SourceHOV, Novitex and Quinpario shall each be responsible for one-third of any Transaction Costs in excess of the Cap until Quinpario shall have paid in the aggregate $450,000 of Transaction Costs and from and after such time, SourceHOV and Novitex shall each be responsible for one-half of any remaining Transaction Costs incurred by Quinpario. To the extent Quinpario needs to remit payment in connection with any of the Transaction Costs for which the other parties are also responsible, SourceHOV and Novitex shall as promptly as practicable (but in no case more than five business days) following receipt of evidence of payment, reimburse Quinpario for their allocable share.

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  The Company, the SourceHOV Surviving Company and the Novitex Surviving Company will, and will cause the members of each Company Group, to the fullest extent permitted under applicable law, indemnify and hold harmless (and advance funds in respect of each of the foregoing, following receipt of any undertakings required by applicable Law) each of the indemnified persons (as identified in the Business Combination Agreement to include directors and officers) against any liabilities, losses, penalties, fines, claims, damages, reasonable out-of-pocket costs or expenses in connection with any actual or threatened, in writing, action, arising out of, relating to or in connection with any action or omission occurring or alleged to have occurred in such indemnified person's capacity as a director or officer of any member of the Company Group, or in such indemnified person's capacity as a director, officer, member, trustee or fiduciary of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise at the request or for the benefit of any member of the Company Group, before the closing date, and will reasonably cooperate with the indemnified person in the defense of any such action.

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  The Company will cause the SourceHOV Surviving Company and the Novitex Surviving Company, for a period of six years from the closing date, maintain and fully pay for directors' and officers' liability insurance covering (as direct beneficiaries) all indemnified persons, in each case of the type and with the amount of coverage no less favorable than those of the directors' and officers' liability insurance maintained as of the date of the Business Combination Agreement by, or for the benefit of, the Company Group, and with such other terms as are no less favorable than those in such policies, subject to the limitations provided in the Business Combination Agreement.

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  The parties to the Business Combination Agreement will use their reasonable best efforts to make all pre-merger notification filings required under the HSR Act by March 28, 2017. Subject to the confidentiality agreements, the parties to the Business Combination Agreement will coordinate and cooperate fully with each other and shall furnish to the other such necessary information and reasonable assistance as the other may reasonably request in connection with its preparation of any filings under the HSR Act. The parties to the Business Combination Agreement will each use its reasonable best efforts to respond to and comply with any request for information from any antitrust authority, including the Antitrust Division of the U.S. Department of Justice and the U.S. Federal Trade Commission and will use its reasonable best efforts to prevent the entry in any legal proceeding brought by an antitrust authority or any other governmental entity of an order that would prohibit, make unlawful or delay the consummation of the Business Combination. Notwithstanding the foregoing, no party nor any of its affiliates shall be required to (i) divest or hold separate, or enter into any licensing or similar arrangement with respect to, any assets or any portion of the business of any party or to otherwise propose, proffer or agree to any other requirement, obligation, condition or restriction on the conduct of the business of any party, or (ii) to litigate any suit, claim, action, investigation or proceeding challenging or seeking to restrain or prohibit the consummation of the transaction.

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  SourceHOV and Novitex, and the Sellers will fully cooperate with Quinpario in preparing the DSS Notification, any other submissions to the United States Defense Security Service required by the National Industrial Security Program Operating Manual, and negotiating a Foreign Ownership Control or Influence mitigation arrangement with the United States Defense Security Service for the continuation of all necessary U.S. government facility security clearances. SourceHOV and Novitex, the Sellers and Quinpario shall use their commercially reasonable efforts to obtain such approvals, as promptly as practicable.

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  Quinpario, SourceHOV and Novitex will use their commercially reasonable best efforts to take, or cause to be taken, all actions and do, or cause to be done, all things reasonably necessary, proper or advisable to arrange and obtain the Debt Financing on the terms and conditions described in the Commitment Letter and any related fee letter, subject to the limitations provided in the Business Combination Agreement.

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  If the Commitment Letter shall be terminated for any reason, or if any portion of the Debt Financing becomes unavailable on the terms and conditions (including any "flex" provisions) contemplated in the Commitment Letter, each of Quinpario, SourceHOV and Novitex will use their commercially reasonable best efforts to arrange for Quinpario to obtain alternative financing from alternative sources on terms and conditions not less favorable to Quinpario, or Novitex or SourceHOV than those set forth in the Commitment Letter and the related fee letter (including any "flex" provisions) and in an amount at least equal to the Debt Financing or such unavailable portion thereof, as the case may be, and to obtain a new financing commitment letter with respect to such alternate financing, which shall replace the existing Commitment Letter, a true and complete copy of which (together with any related fee or other letter) will be promptly provided to SourceHOV and Novitex.

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  Quinpario, SourceHOV and Novitex will use their commercially reasonable best efforts to provide such cooperation as customary for financings of the type contemplated by the Commitment Letter, except as otherwise contemplated by the Business Combination Agreement.

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  Quinpario, SourceHOV and Novitex will, and will cause its respective subsidiaries to, use commercially reasonable efforts to periodically update any information required to be provided in connection with the Debt Financing as may be necessary so that such required information is compliant. Quinpario agrees to (i) file all reports on Form 10-K and Form 10-Q and Form 8-K, to the extent required to include financial information pursuant to Item 9.01 thereof, and (ii) use commercially reasonable efforts to file all other Forms 8-K, in each case, required to be filed with the SEC pursuant to the Exchange Act prior to the closing in accordance with the time periods required by the Exchange Act. In addition, if, in connection with a marketing effort contemplated by the Debt Financing, Novitex or SourceHOV reasonably requests Quinpario to file a current report on Form 8-K pursuant to the Exchange Act that contains material non-public information with respect to Quinpario and its subsidiaries, which Novitex or SourceHOV reasonably determines to include in a customary offering memorandum for the Debt Financing, then, upon Quinpario's review of and reasonable satisfaction with such filing, Quinpario will file such current report on Form 8-K.

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  Quinpario, SourceHOV and Novitex, SourceHOV Merger Sub and Novitex Merger Sub will use their reasonable best efforts to cause each of the Mergers to qualify as a "reorganization" under Section 368(a) of the Code and will not take any tax reporting position inconsistent with the treatment of each of the Mergers as such.

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  Each Quinpario, SourceHOV and Novitex will use their commercially reasonable efforts to cause the lenders and any other persons providing the Debt Financing to fund on the closing date the Debt Financing required to consummate the transactions contemplated by the Business Combination Agreement and the other transactions contemplated by the Commitment Letter.

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  Quinpario, SourceHOV and Novitex will use reasonable best efforts to jointly prepare and cause to be filed with the SEC as promptly as reasonably practicable a preliminary proxy statement and Quinpario, SourceHOV and Novitex will use their respective reasonable best efforts to file a definitive proxy statement to be sent to the stockholders of Quinpario, and Quinpario, SourceHOV and Novitex shall use their respective reasonable best efforts to have the proxy statement mailed to stockholders of Quinpario as promptly as reasonably practicable after such filing. Each of SourceHOV, Novitex and Quinpario will furnish all information concerning such person and its affiliates to the other, and provide such other assistance, as may be reasonably requested in connection with the preparation, filing and distribution of the proxy statement or any registration statement, and the proxy statement and any registration statement shall include all information reasonably requested by such other party to be included therein. Each of SourceHOV, Novitex and Quinpario will promptly notify the other upon the receipt of any comments from the SEC or any request from the SEC for amendments or supplements to the proxy statement and shall provide the other with copies of all correspondence between it and its representatives, on the one hand, and the SEC, on the other hand. Each of SourceHOV, Novitex and Quinpario will use its reasonable best efforts to respond as promptly as reasonably practicable to any comments from the SEC with respect to the proxy statement. Prior to filing or mailing the proxy statement (or any amendment or supplement thereto) or responding to any comments of the SEC with respect thereto, each of SourceHOV, Novitex and Quinpario (i) shall provide the other an opportunity to review and comment on such document or response

    (including the proposed final version of such document or response), (ii) shall include in such document or response all comments reasonably proposed by the other and (iii) shall not file or mail such document or respond to the SEC prior to receiving the approval of the other, which approval shall not be unreasonably withheld, conditioned or delayed.

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  If prior to the closing, any event occurs with respect to Quinpario, or any change occurs with respect to other information supplied by Quinpario for inclusion in the proxy statement, which is required to be described in an amendment of, or a supplement to, the proxy statement, Quinpario shall promptly notify SourceHOV and Novitex of such event, and SourceHOV, Novitex and Quinpario shall cooperate in the prompt filing with the SEC of any necessary amendment or supplement to the proxy statement and, as required by law, in disseminating the information contained in such amendment or supplement to the Quinpario's stockholders, and Novitex's and SourceHOV's stockholders.

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  If prior to the closing, any event occurs with respect to SourceHOV and Novitex, or any change occurs with respect to other information supplied by Novitex or SourceHOV for inclusion in the proxy statement, which is required to be described in an amendment of, or a supplement to, the proxy statement, Novitex or SourceHOV will promptly notify Quinpario of such event, and SourceHOV, Novitex and Quinpario will cooperate in the prompt filing with the SEC of any necessary amendment or supplement to the proxy statement and, as required by law, in disseminating the information contained in such amendment or supplement to Quinpario's stockholders and Novitex's and SourceHOV's equity holders.

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  Immediately following the date of the Business Combination Agreement, the equity holders of Novitex Parent and the HGM Group and Quinpario will all cooperate in good faith to identify three independent directors for inclusion in the proxy statement. If the parties cannot agree on all or any of the nominees prior to the filing of the preliminary proxy statement, the equity holders of Novitex Parent and the HGM Group shall jointly select the nominees and provide to Quinpario the names and biographies of such nominees for inclusion in the proxy statement.

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  SourceHOV, Novitex and the Sellers acknowledge that they have read the final prospectus of the Company, dated January 15, 2015, and understand that Quinpario has established the Trust Account for the benefit of its public stockholders and that it may disburse monies from the Trust Account only (a) to its public stockholders in the event they elect to have their shares redeemed in accordance with Quinpario's governing documents and/or the liquidation of Quinpario, (b) to Quinpario after, or concurrently with, the consummation of a Business Combination, (c) to Quinpario in limited amounts for its operating expenses and tax obligations incurred in the ordinary course of business, (d) as repayment of loans and reimbursement of expenses to directors, officers and founding stockholders of Quinpario and (e) to third parties (e.g., professionals, printers, etc.) who have rendered services to Quinpario in connection with its operations and efforts to effect a Business Combination. All liabilities and obligations of Quinpario due and owing or incurred at or prior to the closing will be paid as and when due, including all amounts payable (x) to Quinpario's public stockholders in the event they elect to have their shares redeemed in accordance with Quinpario's governing documents and/or the liquidation of Quinpario, (y) to Quinpario after, or concurrently with, the consummation of a Business Combination, and (z) to Quinpario in limited amounts for its operating expenses and tax obligations incurred in the ordinary course of business. SourceHOV, Novitex and Sellers further acknowledge that, if the transactions contemplated by the Business Combination Agreement (or, upon termination of the Business Combination Agreement, another business combination) are not consummated by July 24, 2017, Quinpario will be obligated to return to its stockholders the amounts being held in the Trust Account, unless such date is otherwise extended. Upon the closing, Quinpario shall cause the Trust Account to be disbursed to it and as otherwise contemplated by the Business Combination Agreement. Accordingly, SourceHOV, Novitex and Sellers, for each of themselves and their respective subsidiaries, affiliated entities, directors, officers, employees, stockholders, representatives, advisors and all other associates and affiliates, hereby waive all rights, title, interest or claim of any kind to collect from the Trust Account any monies that may be owed to them by Quinpario for any reason whatsoever, including to a breach of the Business Combination Agreement by Quinpario or any negotiations, agreements or understandings with Quinpario (whether in the past, present or future), and will not seek recourse against the Trust Account at any time for any reason whatsoever, in each case except as expressly contemplated by the Business Combination Agreement.

Survival of Representations and Warranties; Indemnification

        The representations and warranties of the parties contained in the Business Combination Agreement do not survive the closing, except:

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  Novitex's and SourceHOV's representations and warranties regarding no additional representations will survive indefinitely; and

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  Quinpario's representations and warranties regarding no additional representations will survive indefinitely.

        The covenants and agreements contained in the Business Combination Agreement that by their terms do not contemplate performance after the closing shall not survive the closing.

Termination

        The Business Combination Agreement may be terminated and the Business Combination may be abandoned any time prior to the closing, as follows:

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  by mutual written consent of the Sellers, SourceHOV, Novitex and Quinpario;

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  by either Seller, SourceHOV, Novitex or Quinpario, if the closing has not occurred prior to July 24, 2017 (other than as a result of the terminating party's failure to comply with its obligations under the Business Combination Agreement such that certain closing conditions are not satisfied);

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  by Quinpario, upon written notice to each Seller and Novitex and SourceHOV, if either Novitex or SourceHOV breaches or fails to perform in any material respect any of its representations, warranties or covenants set forth in the Business Combination Agreement and such breach or failure to perform (i) would give rise to the failure of a condition to each party's obligations or to Quinpario's obligations to complete the Business Combination, (ii) cannot be or has not been cured within 30 days following delivery by Quinpario of written notice to Novitex or SourceHOV or the applicable Seller, as applicable of such breach or failure to perform and (iii) has not been waived by Quinpario;

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  by either Seller, upon written notice to Quinpario and the other Seller, if Quinpario breaches or fails to perform in any respect any of its representations, warranties or covenants set forth in the Business Combination Agreement and such breach or failure to perform (i) would give rise to the failure of a condition to each party's obligations or to the Seller's obligations to complete the Business Combination, (ii) cannot be or has not been cured within 30 days following delivery by Novitex or SourceHOV or the applicable Seller, as applicable, of written notice to Quinpario of such breach or failure to perform and (iii) has not been waived by each Seller;

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  by the HGM Group, upon written notice to Quinpario and Novitex Parent, if Novitex Parent or Novitex breaches or fails to perform in any respect any of its representations, warranties or covenants set forth in the Business Combination Agreement and such breach or failure to perform (i) would give rise to the failure of a condition to each party's obligations or to the HGM Group's obligations to complete the Business Combination, (ii) cannot be or has not been cured within 30 days following delivery by the HGM Group of written notice to Quinpario and Novitex Parent of such breach or failure to perform and (iii) has not been waived by Sellers;

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  by Novitex Parent, upon written notice to Quinpario and the HGM Group, if the HGM Group or SourceHOV breaches or fails to perform in any respect any of its representations, warranties or covenants set forth in the Business Combination Agreement and such breach or failure to perform (i) would give rise to the failure of a condition to each party's obligations or to Novitex Parent's obligations to complete the Business Combination, (ii) cannot be or has not been cured within 30 days following delivery by Novitex Parent of written notice to Quinpario and the HGM Group of such breach or failure to perform and (iii) has not been waived by each Seller;

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  by either Seller, Novitex or SourceHOV, upon written notice to the other parties, if the Intermediate Co Consent is not delivered to them within 24 hours after the formation of Intermediate Co;

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  by either Seller, Novitex, SourceHOV or Quinpario, upon written notice to the other parties, if the Quinpario stockholders do not approve the Business Combination Proposal, the Nasdaq Proposal, the Authorized Capital Stock Proposal and the Corporate Opportunity Proposal at the Quinpario stockholders meeting; or

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  by either Quinpario or either Seller if there shall be in effect a final non-appealable law or injunction preventing the consummation of the transactions contemplated by the Business Combination Agreement; provided that neither Quinpario nor Sellers shall have the right to terminate the Business Combination pursuant to this provision if any action of such party or failure of such party to perform or comply with its obligations under the Business Combination Agreement shall have caused such law or injunction and such action or failure to perform constitutes a breach of the Business Combination Agreement.

        In the event of termination of the Business Combination Agreement, the Business Combination Agreement will become null and void and of no further force and effect, except for obligations relating to (i) brokers and finders fees, (ii) confidentiality, (iii) certain financing related provisions, (iv) certain expense related provisions, (v) publicity, (vi) exclusivity, (vii) no claim against the trust amount and (viii) miscellaneous provisions of the Business Combination Agreement, including those related to governing law. However, no such termination will relieve any party to the Business Combination Agreement from any liability resulting from any intentional breach of the Business Combination Agreement.

Specific Performance

        The parties have agreed that irreparable damage would occur in the event that any of the provisions of the Business Combination Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of the Business Combination Agreement and the Related Documents and to enforce specifically the terms and provisions of the Business Combination Agreement and the Related Documents. The Sellers, SourceHOV and Novitex are entitled to seek specific performance of Quinpario's obligation to comply with certain obligations relating to the Debt Financing, but in no event shall the Sellers, Novitex or SourceHOV be entitled to seek specific performance of Quinpario's obligations to consummate the transactions contemplated by the Business Combination Agreement in the event that the lenders under the Commitment Letter have declined to fund the Debt Financing (or if alternate financing is being used, pursuant to a new commitment letter) at the closing.

Limitation on Damages

        No party will be liable for any consequential damages, including loss of revenue, income or profits, loss in value of assets, punitive, speculative, treble, remote, special or indirect damages, or loss of business reputation or opportunity relating to the breach of the Business Combination Agreement (except, in each case, to the extent asserted against a party (other than a source of the Debt Financing) by a third party).

Amendments

        The Business Combination Agreement may be amended by the parties at any time before the closing, by an instrument in writing signed on behalf of each party other than the members of the HGM Group and holders of a majority of the shares of SourceHOV common stock held by the members of the HGM Group. Certain amendments may not be made if the impact is adverse to any financing source of the Debt Financing without the consent of such financing source.

The Registration Rights Agreement

        At the closing of the Business Combination, the Company will enter into the Registration Rights Agreement, substantially in the form attached to this proxy statement as Annex E, with the Restricted Stockholders. Pursuant to the terms of the Registration Rights Agreement, the Restricted Stockholders will be bound by customary restrictions on the transfer of their Restricted Stock, including a restriction on transfer until six months following the date of the Registration Rights Agreement, except for transfers: (i) as a bona fide gift; (ii) to any trust or entity wholly owned by one or more trusts for the direct or indirect benefit of (A) the Restricted Stockholder or its stockholders, partners, members or beneficiaries or (B) of any individual related to such Restricted Stockholder or to the stockholders, partners, members or beneficiaries of such Restricted Stockholder, by blood, marriage or adoption and not more remote than first cousin; (iii) if a Restricted Stockholder is a corporation, limited liability company, partnership or trust, such Restricted Stockholder may Transfer Restricted Shares to any wholly-owned subsidiary thereof, or to the affiliates, stockholders, partners, members or beneficiaries of such Restricted Stockholder; (iv) pursuant to any take-over bid, acquisition, sale or merger involving the Company; or (v) with the prior written consent of the Company and each other Restricted Stockholder; provided that in the case of clauses (i) through (v) such distributes or transferees agree to be bound by the same restrictions on transfer. The transfer restrictions in the Registration Rights Agreement do not apply to 20% of the Founder Shares to be retained upon consummation of the Business Combination in accordance with the Forfeiture Agreement, which Founder Shares shall be freely tradable pursuant to a registration statement providing for the resale thereof to be filed by Quinpario prior to the closing date of the Business Combination.

        Upon the consummation of the Business Combination, the Restricted Stockholders and their permitted transferees will be entitled to certain registration rights described in the Registration Rights Agreement. Among other things, pursuant to the Registration Rights Agreement, the Sellers will each be entitled to participate in five demand registrations, and all Restricted Stockholders will also have certain "piggyback" registration rights with respect to registration statements filed subsequent to the Business Combination. We will bear the expenses incurred in connection with the filing of any such registration statements, other than underwriting discounts and selling commissions.

The Director Nomination Agreements

        At the closing of the Business Combination, the Company will enter into a Director Nomination Agreement with each of the Sellers, substantially in the form attached to this proxy statement as Annex D, which will remain in effect for so long as the applicable Seller (or Seller's affiliate) continues to beneficially own at least 5% of the then outstanding shares of Quinpario Common Stock (without giving effect to the exercise of any outstanding warrants to purchase Quinpario Common Stock). The

Director Nomination Agreements will require that the individuals nominated for election as directors by our board of directors shall include a number of individuals selected by each of the Sellers such that, upon the election of each such individual, and each other individual nominated by or at the direction of our board of directors or a duly-authorized committee of the board, as a director of our company, the individuals selected by each Seller (or Seller's affiliate) shall be: for so long as the applicable Seller beneficially owns at least 35% of the then outstanding shares of Quinpario Common Stock (without giving effect to the exercise of any outstanding warrants to purchase Quinpario Common Stock), three directors; for so long as the applicable Seller beneficially owns at least 15%, but less than 35%, of the then outstanding shares of Quinpario Common Stock (without giving effect to the exercise of any outstanding warrants to purchase Quinpario Common Stock), two directors; and for so long as the applicable Seller (or Seller's affiliate) beneficially owns at least 5%, but less than 15%, of the then outstanding shares of Quinpario Common Stock (without giving effect to the exercise of any outstanding warrants to purchase Quinpario Common Stock), one director. In the case of a vacancy on our board of directors created by the removal or resignation of an individual selected for nomination by a Seller (or Seller's affiliate), the Director Nomination Agreements will require us to appoint another individual selected by the applicable Seller. The Director Nomination Agreement also provides for observation rights for each Seller (or Seller's Affiliate) to the extent that it has a right of nomination that it does not utilize. See "—Board of Directors of Quinpario Following the Business Combination."

        In addition, the Director Nomination Agreements will provide that for so long as a Seller continues to beneficially own at least 15% of the then outstanding shares of Quinpario Common Stock (without giving effect to the exercise of any outstanding warrants to purchase Quinpario Common Stock), we cannot, without the consent of such Seller, engage in certain related party transactions, adopt an equity incentive plan or amend the same to increase the number of securities that may be granted thereunder, issue certain equity securities, including with a fair market value of more than $100 million, amend our certificate of incorporation or bylaws in a manner that adversely affects such Seller's rights under the Director Nomination Agreement or has a disproportionate impact on the interests of such Seller, enter into certain new lines of business, or increase or decrease the size of the board of directors or change the classes on which the members of the board of directors serve. See "Description of Securities—Consent Rights."

The Forfeiture Agreement

        In connection with the execution of the Business Combination Agreement, certain of the Founders entered into the Forfeiture Agreement with the Sellers and have agreed to forfeit certain Founder Shares and Private Placement Warrants pursuant thereto. The number of shares of Quinpario Common Stock subject to such forfeiture at the closing of the Business Combination will be determined by such Founders and the Sellers at that time pursuant to a formula set forth in the Forfeiture Agreement. It is expected that the number of Founder Shares to be forfeited is between 1,637,500 to 3,750,000 shares and the number of Private Placement Warrants to be forfeited is 18,000,000.

Background of the Business Combination

        Quinpario is a blank check company formed on July 15, 2014 for the purpose of entering into a merger, stock exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities. The Business Combination was the result of an extensive search for a potential transaction utilizing the global network and investing and operating experience of Quinpario's management team and board of directors. The terms of the Business Combination were the result of extensive negotiations between the representatives of Quinpario, SourceHOV, Novitex, the HGM Group and Novitex Parent. Conversations on behalf of Novitex Parent were conducted with representatives of Apollo, a majority shareholder of Novitex Parent.

        On January 22, 2015, Quinpario completed its IPO of 35 million units, with each unit consisting of one share of Quinpario Common Stock and one warrant entitling the holder to purchase one-half of one share of Quinpario Common Stock at a price of $5.75 per half share commencing 30 days after the completion of an initial business combination. Simultaneous with the consummation of the IPO, Quinpario consummated the private placement of 18,000,000 warrants at a price of $0.50 per Private Placement Warrant, generating total proceeds of $9 million, which were purchased by the Sponsor.

        From the date of the IPO through the execution of the Business Combination Agreement on February 21, 2017, Quinpario considered a number of potential target companies and potential merger parties with the objective of consummating an acquisition. Representatives of Quinpario and Quinpario Partners, contacted and were contacted by a number of individuals and entities who offered to present ideas for acquisition opportunities, including financial advisors and companies within the specialty chemicals, performance materials, and other industries. Quinpario compiled and periodically updated a list of high priority potential target companies.

        During that period, representatives of Quinpario:

  •
  considered and conducted analysis of over 100 potential acquisition targets;

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  participated in in-person or telephonic discussions with representatives of approximately 45 potential acquisition targets (other than SourceHOV and Novitex);

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  entered into non-disclosure agreements with approximately 32 potential acquisition targets (other than SourceHOV and Novitex) or their representatives; and

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  submitted indications of interest, letters of intent or conducted diligence with respect to approximately 29 potential acquisition targets (other than SourceHOV and Novitex).

        Also during that period, Quinpario's board of directors held at least 12 meetings to discuss Quinpario's efforts to find a business combination transaction, among other matters. In addition, the board members regularly received status updates on information related to potential acquisition targets from Quinpario's senior management.

        The efforts of Quinpario to find a business combination transaction progressed to the point that beginning in January 2015 and continuing until July 2016, Quinpario was engaged in detailed discussions, due diligence and negotiations with a small subset of target businesses, most of which were in the specialty chemicals and performance materials industries. These targets included: (i) a manufacture of adhesives and sealants ("Company A"); (ii) a building products company ("Company B"); (iii) a European-based company with a portfolio of various specialty chemical, performance materials and commodity companies ("Company C"); (iv) a manufacturer of acrylics and styrenics ("Company D"); and (v) a resins and chemicals division of a public company ("Company E").

        After conducting detailed diligence and engaging in extensive negotiations with the target over the course of three months in early 2015 as part of an auction process, Company A decided to pursue a transaction with an alternative bidder. Quinpario submitted a bid for Company B as part of an auction process; however, in November 2015, a key stockholder of Company B determined that it was not willing to sell to Quinpario due to issues involved in completing a deal with a special purpose acquisition company. In February 2016, after making a bid to purchase Company C, Quinpario ended its discussions with Company C because the proposed valuation reflected in the bid was not acceptable to the seller. Quinpario terminated discussions with Company D in April 2016 because of fundamental disagreements with respect to the valuation of Company D and corporate governance issues. Quinpario submitted a bid for Company E in June 2016, but Company E did not accept the bid because of its alternative options and its concerns regarding certainty and timing of closing.

        While Quinpario initially planned to seek an acquisition in the specialty chemicals and performance materials industries, it was not precluded from pursuing a business combination outside of these industries. Because of Quinpario's perception that sellers' valuation expectations in the specialty chemicals and performance materials industries were inflated and not supported by the public market and because the January 2017 deadline for consummating its initial business combination was approaching, beginning in July 2016, Quinpario began to pursue a number of targets in other industries that it considered to be highly interesting. Other than SourceHOV and Novitex, these targets included: (i) a grouping of several high-end shopping malls ("Company F"); (ii) a provider of specialty chemicals and value-added technical services ("Company G"); (iii) the combination of three separate oilfield services companies ("Company H"); and (iv) a grouping of approximately 150 suburban office buildings ("Company I").

        After spending six months in discussions regarding Company F, Quinpario terminated the discussions in November 2016 concluding that a transaction with Company F was not likely to materialize. In late December 2016, Company G ended its discussions with Quinpario about a potential transaction in order to pursue its alternative options. Also in late December 2016, Company H informed Quinpario that it wanted to delay discussions with Quinpario until Quinpario extended the deadline in its certificate of incorporation to complete an initial business combination. Around the same time, Company I decided to pursue a standalone initial public offering rather than pursuing a transaction with Quinpario.

        While it was evaluating the opportunities with Companies G, H and I, Quinpario had extensive conversations with its advisors with respect to the strategy and feasibility of obtaining an extension for the deadline to complete its initial business combination. Based on those discussions, Quinpario decided to seek a six-month extension for the deadline to complete its business combination.

        On December 18, 2016, Quinpario's board of directors held a special telephonic meeting at which a representative of Graubard Miller, Quinpario's legal counsel on matters related to its status as a special purpose acquisition company, was present. The board of directors discussed with Quinpario's management and advisors an overview of the potential transactions with Companies G, H and I and the benefit of a six-month extension to consider additional business combination transactions. After an extensive discussion, the board of directors unanimously determined that it was in the best interests of Quinpario and its stockholders to extend the deadline to complete an initial business combination to July 24, 2017 (the "Extension"), to be effected by an amendment to its amended and restated certificate of incorporation to extend the date by which Quinpario must consummate its initial business combination to such date (the "Extension Amendment"), and to recommend to Quinpario's stockholders that they vote to adopt the Extension Amendment.

        On December 19, 2016, Quinpario filed a preliminary proxy statement with the SEC, seeking stockholder approval of the Extension Amendment. After waiting the requisite period of time and having not received any comments from the SEC, Quinpario filed its definite proxy statement with the SEC with respect to the Extension Amendment on December 30, 2016.

        On December 19, 2016, a representative of S&E Partners LLC, an entity whose principals had previously invested in business ventures involving affiliates of the Sponsor ("S&E"), called Mr. Quinn about introducing Quinpario to a target that was interested in a transaction with Quinpario. The representative informed Mr. Quinn that he would provide additional details about the potential transaction after Quinpario entered into a non-circumvention agreement with S&E. The non-circumvention agreement provided that, in exchange for the introduction by S&E, Quinpario would enter into the transaction with the proposed target company only if it involved S&E. Following negotiation, S&E and Quinpario executed the non-circumvention agreement on December 20, 2016. In addition, over the course of the following two weeks, representatives of the Sponsor and S&E and their respective counsel negotiated a finder's agreement, which was executed on January 5, 2017, which provided that an affiliate of S&E, Game Boy Partners, LLC ("Game Boy") would receive 2,500,000 Founder Shares from the Sponsor upon consummation of the Business Combination, and would be entitled to a portion of an additional 2,500,000 Founder Shares, unless such additional Founder Shares are forfeited pursuant to the Forfeiture Agreement. The terms of the finder's agreement are further reflected in the Forfeiture Agreement. For additional information on the Forfeiture Agreement, please see "—The Forfeiture Agreement." Neither S&E nor Game Boy (i) is or has been an affiliate (as defined in Rule 405 of the Securities Act) of any of SourceHOV, the HGM Group, Novitex or Novitex Parent or (ii) will have a role in the combined company other than as a stockholder.

        On January 3, 2017, Messrs. Quinn and Srivisal had a telephone conference with representatives of Game Boy and Mainstreet Global Advisors Ltd. ("Mainstreet") to discuss the proposed transaction. The representatives of Game Boy explained that the opportunity was a three-party transaction for Quinpario to simultaneously acquire SourceHOV from the HGM Group and Novitex from Novitex Parent. The representatives of Game Boy informed Messrs. Quinn and Srivisal that Apollo, the largest shareholder of Novitex Parent, and the HGM Group had previously considered and held discussions about combining SourceHOV and Novitex by an all-cash acquisition of Novitex by SourceHOV and both the HGM Group and Apollo had recognized the industrial logic and opportunities created by the combination of the companies. However, at the time they had determined that a cash acquisition of Novitex would require a significant additional equity infusion. As a result, a transaction with Quinpario was compelling to both Apollo and the HGM Group. Additionally, because Quinpario's stock was listed on Nasdaq, the combined company would expect benefits over a private company resulting from greater liquidity and access public markets for any further financing requirements. As a result, the representatives of Game Boy explained that the proposed transaction would combine the companies with stock consideration, with the equity holders of both SourceHOV and Novitex rolling all of their equity interests into equity of Quinpario, and allow the cash of Quinpario to further delever the combined company as compared to prior transactions.

        Beginning later that day and continuing through the execution of the Business Combination Agreement, Quinpario began to receive information about SourceHOV, Novitex and the proposed transaction from Rothschild Inc., financial advisor to SourceHOV ("Rothschild"). In addition, during this period, Quinpario began to conduct preliminary diligence reviews of SourceHOV and Novitex, the industries in which they operate and comparable companies in the same sectors from publicly available sources and research companies.

        On January 4, 2017, Mr. Quinn provided Quinpario's board of directors a summary on the potential transaction with SourceHOV and Novitex. From that time until the execution of the Business Combination Agreement, members of Quinpario's senior management team provided regular updates to Quinpario's board of directors and spoke with several of the directors informally about the proposed transaction.

        On January 5, 2017, Messrs. Quinn and Srivisal had an introductory telephone conversation with a representative of Novitex Parent to discuss the proposed transaction. During that discussion, they agreed that Quinpario, SourceHOV and Novitex should enter into confidentiality agreements to facilitate the exchange of confidential information between the parties.

        On January 6, 2017, Quinpario entered into confidentiality agreements with SourceHOV and Novitex. After the confidentiality agreements were executed, SourceHOV and Novitex began providing Quinpario with confidential information related to their businesses and the proposed combination of those businesses.

        Between the signing of the confidentiality agreements and continuing through the execution of the Business Combination Agreement, Quinpario received confidential information about SourceHOV, Novitex and the proposed transaction and conducted business, financial, legal and accounting diligence of SourceHOV and Novitex. This included a review of information on each company's business operations, customer base, financial information, assets, liabilities and material contracts. Quinpario also received information on the rationale for combining SourceHOV and Novitex, provided information on pro forma financials and cost synergies and gave an overview of the combined company's business operations. Confidential information was made available to Quinpario by an online virtual data room.

        In addition, during this period, Quinpario sent written materials to Novitex Parent, the HGM Group, SourceHOV and Novitex and their representatives explaining the process of a business acquisition conducted by a special purpose acquisition company such as Quinpario and detailing the timing and the requirements for such a transaction.

        On January 9, 2017, the respective management teams of Quinpario, SourceHOV and Novitex met to make presentations to each other and each party's representatives in New York City at the offices of Kirkland & Ellis LLP, Quinpario's legal counsel ("Kirkland"). At the meeting, each management teams provided general background information about their company. In attendance on behalf of Quinpario were Messrs. Quinn and Srivisal, Paul J. Berra III, Chairman of the Board of Quinpario and a partner in the Sponsor, and A. Craig Ivey, Vice President—Operations of Quinpario and a partner in the Sponsor, other members of senior management of Quinpario and representatives of Moelis & Co., financial advisor to Quinpario ("Moelis"), Game Boy and Mainstreet, Quinpario's underwriters from its IPO, Deutsche Bank Securities Inc. and Cantor Fitzgerald & Co., and Kirkland. In attendance on behalf of Novitex were John Visentin, Executive Chairman and Chief Executive Officer of Novitex, other members of senior management of Novitex, representatives of Novitex Parent, Credit Suisse, financial advisor to Novitex ("Credit Suisse"), and Akin Gump Strauss Hauer & Feld LLP, legal counsel to Novitex ("Akin Gump"). In attendance on behalf of SourceHOV were Ron Cogburn, Chief Executive Officer of SourceHOV, other members of senior management of SourceHOV, representatives of the HGM Group, Rothschild, Morgan Stanley & Co. LLC, financial advisor to SourceHOV, and Willkie Farr & Gallagher LLP, legal counsel to SourceHOV ("Willkie"). The parties discussed the businesses, operations and financial conditions of the companies as well as the growth prospects and financial synergies for a combined company and the proposed transaction.

        At the management meeting, the parties discussed the Extension and the benefits for the proposed transaction if information about the proposed transaction could be disclosed to Quinpario's stockholders prior to the vote on the Extension Amendment. In light of the preliminary nature of the transaction negotiations, the parties discussed what information about the proposed transaction could be disclosed. The parties decided to work together to seek to enter into a non-binding letter of intent providing for terms of the proposed transaction within the next several days if they could agree on financial terms of the transaction.

        Based on Quinpario's review of the materials it had been provided to date and the management meeting, Quinpario concluded that the combination of SourceHOV and Novitex had the potential for being a highly attractive target given the financial profile of the businesses, the current industry consolidation climate, the potential acquisition opportunities, the benefits of using Quinpario's available cash to reduce the combined company's debt leverage as compared to the combined company on a stand-alone basis and an array of cost saving opportunities that would result from the combination. As a result, Quinpario decided to submit a non-binding letter of intent to acquire both companies from Novitex Parent and the HGM Group.

        On January 10, 2017, Quinpario sent a draft letter of intent to SourceHOV and Novitex that outlined the basic terms for a potential transaction. The letter of intent contained Quinpario's preliminary purchase price of $2.542 billion for both SourceHOV and Novitex, subject to Quinpario's continuing due diligence reviews and other customary conditions. The draft letter of intent also required that Novitex Parent and the HGM Group would agree to negotiate exclusively with Quinpario regarding any sales of Novitex or SourceHOV, respectively. Shortly thereafter, Mr. Berra sent

Quinpario's board of directors a summary on the potential transaction, the letter of intent and the proposed process for the negotiation of the letter of intent.

        Also on January 10, 2017, representatives of Quinpario, Novitex Parent, the HGM Group, SourceHOV, Novitex and Game Boy had a telephonic meeting in which they discussed the general process on how to proceed towards executing a letter of intent by the end of that week, the announcement of the letter of intent in advance of the vote on the Extension Amendment, high level diligence requests and the expectation of Quinpario's board of directors that they would meet the management teams of SourceHOV and Novitex prior to the board's final evaluation of the Business Combination.

        On January 11, 2017, Credit Suisse sent Quinpario a revised letter of intent on behalf of SourceHOV and Novitex. The revised letter of intent contemplated a proposed total enterprise value of $3.1 billion on a fully-distributed basis and before an IPO discount of approximately 25%, or approximately $2.7 billion after such discount for both SourceHOV and Novitex. The revised letter of intent further provided that a condition to closing of the proposed transaction would provide that Quinpario would have at least $225 million available to Quinpario, net of redemptions and any additional equity financing raised by Quinpario. In addition, the revised letter of intent required that Quinpario would not have any continuing right to indemnity or claims for breaches of representations, warranties or covenants of the parties following the closing, akin to the lack of survival of remedies for public company acquisition targets. The revised letter of intent further provided for a list of key transactions involving Quinpario in which Quinpario would not be permitted to engage after the closing without the consent of Novitex Parent and the HGM Group, including acquisitions, divestitures, financing transactions and certain governance changes. The revised letter of intent further reduced the Founder equity interests that would be retained by Quinpario Partners and Game Boy. Finally, the draft letter of intent also required that Quinpario would agree to negotiate exclusively with the HGM Group and Novitex Parent related to proposed business combination transactions.

        Over the course of the next several days, representatives of Quinpario, SourceHOV, Novitex, Novitex Parent and the HGM Group continued to negotiate the terms of a potential business combination and the terms of the letter of intent. These negotiations addressed the valuations of the companies, the post-closing survival of remedies, the amount of Founder equity interests to be retained, the exclusivity obligations of the parties, the transactions to be subject to approval of the HGM Group and Novitex Parent, the public disclosure of the non-binding letter of intent and the other items raised by the HGM Group and Novitex Parent in the revised letter of intent provided on January 11, 2017. In particular, management of Quinpario believed that it was important for Quinpario's stockholders to have as much information as possible about options available to Quinpario in advance of the vote by Quinpario's stockholders on the Extension Amendment, which they believed would also increase the possibility that Quinpario would be able to execute a definitive agreement providing for a business combination to be presented to Quinpario's stockholders for consideration by them.

        On January 13, 2017, following extensive negotiations among the parties and consultation with outside financial and legal advisors, Quinpario, Novitex, Novitex Parent, SourceHOV, the HGM Group and Quinpario Partners entered into a non-binding letter of intent providing for the terms contemplated by the Business Combination Agreement. The executed letter of intent provided for a total enterprise value of $3.1 billion on a fully-distributed basis and before an IPO discount of approximately 25%, or approximately $2.7 billion after such discount. In conjunction with the execution of the letter of intent, Novitex Parent delivered letters from Credit Suisse Securities (USA) LLC and Deutsche Bank Securities LLC in which they stated that they were highly confident that they would be able to assist Quinpario in raising the level of debt required to fund the transaction. Shortly thereafter, Mr. Berra sent Quinpario's board of directors an update on the execution of the letter of intent and the proposed schedule for announcement thereof.

        Also on January 13, 2017, Quinpario, Quinpario Partners and the Sponsor entered into an agreement with Game Boy in which the parties agreed to the allocation of any Founder Shares the Sponsor retains under the terms of the letter of intent with SourceHOV and Novitex, the terms of which are reflected in the Forfeiture Agreement.

        Later on January 13, 2017, Quinpario issued a press release announcing the execution of the non-binding letter of intent. The press release provided extensive information about the industry of the targets, without naming them or their sponsors, pro forma financial information, the proposed purchase price, the status of the financing for the transaction and the conditions for the completion of the transaction. In the press release, in light of the time needed to complete any transaction, in light of the Extension, Quinpario also announced that it would file proxy materials to seek stockholder approval to dissolve and liquidate Quinpario if it was unable to enter into a definitive agreement for an initial business combination by March 31, 2017. A similar press release was issued by Quinpario on January 17, 2017.

        Later on January 13, 2017, Quinpario's board of directors received an update on the status of the proposed transaction, including the execution of the non-binding letter of intent, and the Extension.

        Following the execution of the letter of intent, the parties continued to conduct due diligence reviews of the companies, including sending follow-up requests for additional information.

        On January 18, 2017, representatives of Quinpario, SourceHOV, Novitex, Novitex Parent and the HGM Group had a telephonic meeting to discuss the process for conducting further due diligence, securing financing and negotiating and drafting the definitive transaction agreements. On the call, they agreed that counsel to Novitex would prepare the first draft of the definitive transaction agreements providing for the terms of the transaction consistent with the letter of intent.

        On January 19, 2017, Quinpario held a special meeting of its stockholders to vote on the Extension Amendment. At the meeting, Quinpario's stockholders approved the Extension Amendment, which extended the date by which Quinpario had to consummate an initial business combination to July 24, 2017. In connection with the Extension, holders of 14,901,399 shares of Quinpario Common Stock exercised their right to redeem their shares for a pro rata portion of the Trust Account. As a result, following such redemptions, $201,543,292 remained in the Trust Account. Later on that day, Quinpario issued a press release announcing the approval of the Extension Amendment and the results of the redemptions.

        Following the special meeting of Quinpario's stockholders and the related redemptions, Quinpario and its representatives began to contact numerous potential investors to gauge their interest in making an equity investment in Quinpario in connection with the proposed transaction. Quinpario, SourceHOV and Novitex determined that it would be preferable to get additional information on the terms of possible definitive commitments to provide additional equity investments in Quinpario prior to entering into the definitive agreements providing for the transaction to reduce uncertainty related to the terms or completion of the equity investment or the consummation of the transaction. Representatives of Quinpario, SourceHOV and Novitex participated in various discussions with potential investors.

        In addition, the parties continued to seek to obtain definitive commitments to obtain debt financing for Quinpario in connection with the proposed transaction. On January 30, 2017, management of Quinpario participated in a webinar presentation that representatives of SourceHOV and Novitex made to several potential debt financing sources regarding SourceHOV, Novitex and the potential business combination. During this discussion, SourceHOV and Novitex provided summary information on their businesses, customers, historical and projected operating and financial metrics and general terms for a proposed transaction.

        On January 23, 2017, representatives of Kirkland, Akin Gump and Willkie held a teleconference to discuss the terms of the definitive transaction agreements providing for the Business Combination that were being prepared. In particular, they discussed the structure of the proposed acquisition of SourceHOV and Novitex, the tax effects of the transaction, provisions required by Quinpario as a result of it being a special purpose acquisition company and the method by which governance arrangements would be determined.

        On February 1, 2017, representatives of Quinpario, SourceHOV and Novitex and their counsel at Kirkland, Akin Gump and Willkie held a teleconference to discuss the process for drafting the proxy statement that would need to be filed in connection with the approvals for the Business Combination and the goal of expediting preparation of the proxy statement. In particular, the parties discussed the financial statements that would be required for the proxy statements and the process and timing for preparing the financial statements. These parties had regular teleconferences on the status of the preparation of the proxy statement on several other occasions prior to the execution of the Business Combination Agreement.

        On February 2, 2017, representatives of Akin Gump and Willkie sent to representatives of Kirkland an initial draft of the Business Combination Agreement intending to incorporate the terms of the non-binding letter of intent. While the draft agreement was consistent with the letter of intent, certain provisions required further discussion and negotiation that were not fully addressed in the letter of intent. In particular, the draft agreement contemplated that Quinpario would have responsibility for obtaining the debt financing for the transaction rather than having such responsibility be shared. The draft agreement also contemplated that each party would bear its own transaction expenses to be incurred on a pre-closing basis in connection with the transaction. The draft agreement did not provide for the method by which Quinpario could obtain additional equity investments.

        Also on February 2, 2017, management of Quinpario provided an update to Quinpario's board of directors regarding the status of Quinpario's various work streams with respect to the proposed transaction, including due diligence, debt and equity financing and drafting of the definitive transaction agreements. The board of directors received an update on the reports from external professionals that were being obtained by Quinpario and the business due diligence sessions that were scheduled to take place with senior management from each of the two target companies.

        On February 10, 2017, following discussion of the draft agreements between the parties, representatives of Kirkland sent to representatives of Akin Gump and Willkie a revised version of the Business Combination Agreement. Among other changes, the revised version of the agreement sought to allocate responsibility for obtaining the debt financing among all parties, limit the amount of pre-closing transaction expenses that were required to be incurred by Quinpario and require SourceHOV and Novitex to agree to certain divestitures or other actions if necessary to obtain antitrust approvals for the transaction. In addition, the revised version of the agreement sought to preserve for Quinpario limited rights to post-closing remedies for breaches of certain fundamental representations.

        On February 12, 2017, representatives of Kirkland, Akin Gump and Willkie held a teleconference to discuss certain key issues in the Business Combination Agreement, in particular the items referenced above, and methods to seek to resolve those items.

        Following that teleconference and continuing until the evening of February 21, 2017 and culminating in the execution of the Business Combination Agreement on that evening, the parties and their respective counsel exchanged several drafts of the Business Combination Agreement and related definitive documentation and disclosure schedules and engaged in several negotiations of these documents. The outcome of these negotiations is reflected in the terms of the definitive agreements referenced herein.

        On February 17, 2017, representatives of Quinpario, Novitex Parent and the HGM Group, together with their financial and legal advisors, held a teleconference to discuss the results of the preliminary meetings with potential equity investors. On the teleconference, the parties discussed that there were several potential investors that had expressed interest in participating in an equity financing transaction for the proposed transaction and were willing to perform more detailed due diligence on SourceHOV and Novitex and the proposed transaction. However, none of the potentially interested investors expressed an ability to complete their due diligence review and enter into definitive agreements providing for the equity financing within a period of time less than two weeks, to meet the parties' timing goals. The parties discussed that they expected to obtain debt financing commitments within the next week and expected to be able to finalize the negotiations of the definitive transaction agreements within approximately that time. Following separate discussion among the parties, they agreed to proceed with the transaction by planning to execute the Business Combination Agreement without definitive equity commitments for additional equity financing for the transaction in place at the time of signing. By doing so, they would be able to sign and announce the Business Combination Agreement and the definitive debt commitments more quickly and could seek to raise the equity financing after additional information about the companies and the proposed transaction was available in the proxy statement.

        On February 18, 2017, representatives of Kirkland, Akin Gump and Willkie held a teleconference to discuss the key issues in the definitive transaction agreements that remained unresolved. In particular, during the discussion, they sought to negotiate the terms on which Quinpario could agree to terms of equity financing for the proposal transactions, the obligations of the respective parties to obtain the debt financing for the proposal transaction, the maximum amount of pre-closing transaction expenses that were required to be incurred by Quinpario, the method for selecting the directors of Quinpario following the closing and the events for which Novitex Parent and the HGM Group would be entitled to a consent right in a nomination agreement. During the discussion, they identified potential solutions for open items. Resolution for these items was reached in all material respects on a call the following day between Messrs. Quinn and Chadha.

        On February 19, 2017, Quinpario's board of directors held a special meeting by teleconference. Representatives of each of Moelis and Kirkland attended the meeting. At the meeting, the senior management of Quinpario provided an update to Quinpario's board of directors regarding the final negotiations of the terms of the proposed transaction. For each item for which there was not final resolution, the potential alternative solutions were presented to the board of directors. A representative of Kirkland made a presentation on the fiduciary duties of the directors in the context of considering the proposed transaction. At the request of the board of directors, Messrs. Chadha and Cogburn made a presentation to the board of directors about SourceHOV and the benefits to SourceHOV of combining with Novitex through the proposed transaction. They were only in attendance during their presentation. Representatives of Moelis made a presentation of financial analyses of the consideration to be paid in the transaction. Quinpario's board of directors and its advisors also discussed the proposed transaction, the two target companies, the potential benefits of the proposal transaction, several reasons for entering into the proposed transaction, risks related to the proposed transaction, the absence of any alternative transactions that were known to Quinpario's board of directors and the proposed timeline for finalizing and announcing the proposed transaction. See "—Quinpario's Board of Directors' Reasons for the Approval of the Business Combination" for additional information related to the factors considered by Quinpario's board of directors in approving the Business Combination, subject to approval by Mr. Srivisal of any final changes to the agreement on the terms as described to the board of directors, and recommending that stockholders vote "FOR" the proposals to approve the Business Combination. Following discussion, Quinpario's board of directors unanimously determined that the Business Combination Proposal is in the best interests of Quinpario and its stockholders and recommended that its stockholders vote "FOR" the proposal.

        On February 20, 2017, the parties continued to finalize the documentation providing for the transaction and the communications related to the announcement of the transaction.

        On February 21, 2017, Quinpario, SourceHOV, Novitex and related parties executed the Business Combination Agreement and the related agreements.

        Later in the day on February 21, 2017, Quinpario, SourceHOV and Novitex issued a press release announcing the execution of the Business Combination Agreement. On the morning of February 22, 2017, Quinpario filed a Current Report on Form 8-K with an investor presentation providing information on SourceHOV and Novitex and the proposed transaction.

Quinpario's Board of Directors' Reasons for the Approval of the Business Combination

        The Quinpario board of directors (i) approved the Business Combination Agreement and related transaction agreements and the transactions contemplated thereby, (ii) determined that the Business Combination is in the best interests of Quinpario and its stockholders, and (iii) recommended that its stockholders approve and adopt the Business Combination.

        In evaluating the Business Combination and making these determinations and this recommendation, the Quinpario board of directors consulted with Quinpario's senior management, Quinpario's financial and legal advisors and considered a number of factors.

        The Quinpario board of directors and management also considered the general criteria and guidelines that Quinpario believed would be important in evaluating prospective target businesses as described in the prospectus for its IPO. The board of directors also considered that they could enter into a business combination with a target business that does not meet the criteria and guidelines. In the prospectus for its IPO, Quinpario stated that it intended to focus primarily on acquiring companies valued between $700 million and $2 billion of enterprise value and with the following criteria in relevant part:

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  Opportunities for Platform Growth:  We will seek to acquire one or more businesses or assets that we can grow both organically and through acquisitions.

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  History of and Potential for Strong Free Cash Flow Generation:  We will seek to acquire one or more businesses that have the potential to generate strong free cash flow (i.e., companies that typically generate cash in excess of that required to maintain or expand the business's asset base). We will focus on one or more businesses that have recurring revenue streams, low working capital and capital expenditure requirements.

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  Established Companies with Proven Track Records:  We will seek to acquire established companies. We will typically focus on companies with a history of strong operating and financial results.

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  Experienced and Motivated Management Teams:  We intend to seek to acquire businesses that have strong, experienced management teams with a substantial personal economic stake in the performance of the acquired business. We intend to focus on management teams with a proven track record of driving revenue growth, enhancing profitability and generating strong free cash flow.

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  Strong Competitive Industry Position:  We will seek to acquire businesses focused on the specialty chemicals and performance materials industries that have strong fundamentals, although we will consider a business combination outside these industries if a business combination candidate is presented to us and we determine that such candidate encompasses strong fundamentals. The factors we will consider include growth prospects, competitive dynamics and position, level of consolidation, need for capital investment, potential for improvement and barriers to entry. We will focus on companies that have a leading or niche market position. We will analyze the strengths and weaknesses of target businesses relative to their competitors, focusing on technology, global positioning, product quality and services, customer loyalty, cost impediments associated with customers switching to competitors, intellectual property protection and brand positioning. We will seek to acquire one or more businesses that demonstrate advantages or have the potential to become advantaged when compared to their competitors, which may help to protect their market position and profitability.

        In considering the Business Combination, the Quinpario board of directors determined that the Business Combination was an attractive business opportunity that met the vast majority of the criteria and guidelines above, although not weighted or in any order of significance.

        In particular, the Quinpario board of directors considered the following factors:

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  The Target Companies and the Business Combination.  The Quinpario board of directors reviewed SourceHOV and Novitex and the proposed combination of the two companies and the desirability of an acquisition of the combined businesses. In particular, the Quinpario board of directors considered the following factors related to the target companies and the Business Combination:

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  Combination of SourceHOV and Novitex.    The strategic combination of SourceHOV and Novitex will form Exela, one of the largest global providers of information and transaction processing solutions. Exela's technology-enabled solutions will allow multi-national organizations to address critical challenges resulting from the massive amounts of data obtained and created through their daily global operations. The combined company will have process expertise, information technology capabilities and operational insights, enable our clients' organization to more efficiently and effectively create, control, analyze and communicate critical information with customers, employees, partners, and vendors. This value proposition will allow the combined company to become a core operations and technology partner to its clients.

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  Meaningful Opportunity for Synergies.    The combined company will have a number of meaningful revenue synergy opportunities, including expanding the scope of existing client relationships, pursuing new client opportunities and leveraging its combined platform to develop new process capabilities and vertical market expertise. The combined company has also identified significant cost synergies that are expected to be actionable immediately upon closing of the transaction. Due to similar operating infrastructures between SourceHOV and Novitex, the board considered that the combined company will have opportunities to achieve $70.3 million in cost savings through business process consolidation, corporate optimization and improving utilization rates across the combined asset base.

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  Strong Revenue Growth Potential:    Exela has a strong market position and global scale within information and transaction processing services, with over 3,500 customers, including over 60% of Fortune® 100 companies. By leveraging its global delivery network of over 1,250 onsite client facilities and approximately 150 delivery centers located in 50 countries, Exela enjoys significant growth opportunities from expanding relationships with current clients, pursuing new client opportunities and developing additional process capabilities and vertical market expertise. Continued investments in new technology and innovation will accelerate the build out of its portfolio of next-generation solutions, such as platform-based descriptive and predictive analytics services for processing flows of "Big Data" to help clients better understand their processes and their businesses.

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  Experienced and Motivated Management Teams:    Both SourceHOV and Novitex management teams have a demonstrated track record of innovating client-centric technological solutions, growing revenues, realizing cost savings, improving margins and integrating strategic acquisitions. Key executives at the combined company have significant experience in the technology, financial services and transaction processing services industries. Moreover, these executives have worked cohesively for over a decade towards creating value for investors.

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    Attractive Industry and Strong Competitive Position:    Overall, there is an increased propensity to outsource business processes as enterprises are looking for opportunities to reduce costs and to streamline or standardize their business processes. Secular trends driving business process outsourcing growth include (i) companies seeking to processes and focus resources on core competencies, (ii) pressures to cut costs and turnaround time, (iii) advent of new technologies that are enabling outsourcing and (iv) prior customer experience from business process outsourcing. According to IDC, the current market for BPO is estimated to be over $180 billion and is expected to grow at ~5% CAGR over the next five years. Exela enjoys a competitive industry position as evidenced by its blue-chip customer base and profit margins among the highest within relevant peer groups.

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    Opportunities for Platform Growth:    As clients across the industry move increasingly toward outsourcing more processes to fewer vendors, Exela is well positioned to be a platform consolidator within a fragmented industry. Breadth of service offerings, depth of domain expertise, and a strong delivery footprint will continue to be Exela's differentiating factors and will offer the company a competitive advantage as it continues to acquire attractive businesses within the industry.

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    Financial Profile and Cash Generation:    Exela's financial profile is characterized by highly visible, recurring revenues, long-term contracts and demonstrated margin expansion in recent years. Exela's stable customer base, high cash generation, high cash flow conversion and asset-light operating model provide the company the ability efficiently grow and manage the business across the economic cycle.

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  Review of Financial Terms of Transaction; Attractive Entry Valuation.  The Quinpario board of directors considered that the implied purchase price multiple of SourceHOV and Novitex in the aggregate represented an attractive valuation for Quinpario stockholders as compared to comparable companies. In particular, the board of directors considered that, based on a synergy assumption of $37.5 million and not including revenue synergies, the acquisition of SourceHOV and Novitex on the terms set forth in the Business Combination represents a purchase price multiple of 7.2x fiscal year 2017 pro forma estimated Adjusted EBITDA. In connection with preliminary financial analyses presented by Moelis based on publicly available information, this implied valuation is below the mean (11.2x 2017 estimated Adjusted EBITDA) and median (11.9x 2017 estimated Adjusted EBITDA) of 22 selected publicly traded companies selected by the financial advisor to be comparable in certain respects to the combined company following the closing of the Business Combination and in the range of the low and high of the selected companies of 6.0x 2017 estimated Adjusted EBITDA and 16.5x 2017 estimated Adjusted EBITDA. Furthermore, the pro forma financial profile of Exela compared favorably to the financial profiles of the selected comparable companies; Exela's projected 2017E revenue growth of 4.7% is higher than the peer median revenue growth of 3.8% and peer mean of 4.1% (the low and high are –4.1% and 17.4%), while Exela's projected 2017 estimated pro forma Adjusted EBITDA margin of 25.2% is higher than the peer median of 23.9% and peer mean of 24.5% (the low and high are 7.6% and 47.5%). Financial and market data information on the selected comparable companies was obtained from Capital IQ as of February 17, 2017, and financial information on Exela was from management of SourceHOV and Novitex. None of the selected comparable companies has a business mix directly comparable to Exela. The selected comparable companies, from transaction processing and corporate services, financial services technology and processing, multi-shore business process outsourcing, healthcare processing and services industries, were Cognizant Technology Solutions Corporation, Fidelity National Information Services, Inc., Fiserv, Inc., Wipro Limited, First Data Corporation, Vantiv Inc., Open Text Corporation, Broadridge Financial Solutions, Inc., Jack Henry & Associates Inc., Black Knight Financial Services Inc., Computershare Limited, Genpact Limited, Capita plc, DST

    Systems, Inc., CoreLogic Inc., Conduent Inc., ExlService Holdings, Inc., HMS Holdings Corp., WNS (Holdings) Limited, R.R. Donnelley & Sons Company, Equiniti Group plc and Solium Capital Inc. As a result, the Quinpario board of directors considered that the Business Combination presented excellent near-term value creation opportunity for Quinpario's stockholders.

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  Results of Review of Transactions; Lack of More Favorable Transaction Alternatives.  The Quinpario board of directors considered that it was not aware of any alternative transactions that would be reasonably likely to be more favorable to the Quinpario stockholders than the terms of the Business Combination. In particular, since the IPO, representatives of Quinpario had considered and conducted analysis of over 100 potential acquisition targets, participated in in-person or telephonic discussions with representatives of approximately 45 potential acquisition targets (other than SourceHOV and Novitex), entered into non-disclosure agreements with approximately 32 potential acquisition targets (other than SourceHOV and Novitex) or their representatives, and submitted indications of interest, letters of intent or conducted diligence with respect to approximately 29 potential acquisition targets (other than SourceHOV and Novitex). Despite these efforts, the board of directors was not aware of any transaction available to Quinpario that was more favorable than the Business Combination. In addition, the board of directors considered that the terms of the Business Combination had been negotiated on an arm's-length basis in light of each party's judgment about its ability to negotiate different or better terms. Based on the negotiations to date, the board of directors considered that it believed that the terms of the Business Combination Agreement and related agreements were the best terms to which SourceHOV and Novitex were reasonably likely to agree. See "—Background of the Business Combination" for more information on Quinpario's consideration of other transactions and the negotiations of the terms of the Business Combination. The Quinpario board of directors considered that, based on the terms of the letter of intent executed in connection with considering the Business Combination, the public commitment made by Quinpario to seek a vote on the redemption and liquidation of the company if a business combination agreement was not signed by March 31, 2017 and the terms of the Business Combination Agreement, Quinpario would not be able to present any business combination transaction to its stockholders for consideration other than the Business Combination. The Quinpario board of directors also considered that Quinpario could decide not to consummate an initial business combination and return to its stockholders their pro rata portion of the Trust Account, however, the Quinpario board of directors determined that, in light of the other factors considered by the board noted in this section, the Business Combination was more beneficial to Quinpario's stockholders than not consummating an initial business combination.

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  Continued Role by Apollo and HGM Group.  The Quinpario board of directors considered that neither Apollo nor the HGM Group would be receiving any material cash consideration in connection with the proposed transaction and, instead, would be receiving consideration in the form of Quinpario Common Stock. The Quinpario board of directors recognized this as a sign of confidence in the combined company following the transaction and the benefits to be realized by each company as a result of the transaction. In addition, the Quinpario board of directors considered that the combined company was expected to get considerable attention and expertise from both Apollo and the HGM Group, each of which was expected to hold a significant amount of shares of Quinpario Common Stock following the transaction and have representation on the board of directors following the closing, which would serve to benefit holders of Quinpario Common Stock after the closing.

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  Results of Due Diligence.  The Quinpario board of directors considered the scope of the due diligence investigation conducted by Quinpario's senior management and outside advisors and evaluated the results thereof and information available to it related to SourceHOV and Novitex, including:

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    research on comparable companies and transactions within the transaction processing & corporate services, financial services technology and processing, multi-shore business process outsourcing, healthcare processing and services industries;

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    multiple meetings and calls with Novitex's management team regarding its operations and projections and the proposed transaction;

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    multiple meetings and calls with SourceHOV's management team regarding its operations and projections and the proposed transaction;

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    in-person visits to Novitex's site in Windsor, Connecticut, SourceHOV's site in Irving, Texas and a recently acquired TransCentra site in Irving, Texas;

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    review of materials related to SourceHOV and Novitex made available by each company, including material contracts, benefit plans, insurance policies, litigation information, financial statement, environmental matters, risk mitigation materials, and other legal diligence;

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    review of financial due diligence materials prepared by professional advisors, including quality of earnings reports and tax due diligence reports;

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    other financial, tax, legal, environmental and accounting diligence; and

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    review of possible synergies resulting from the potential transaction.

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  Terms of the Merger Agreement.  The Quinpario board of directors reviewed and considered the terms of the Business Combination Agreement and the related agreements, including the parties' respective representations, warranties and covenants, the conditions to their respective obligations to complete the transaction and their ability to terminate the agreement. See "—The Business Combination Agreement," "—The Registration Rights Agreement" and "—The Director Nomination Agreements" for detailed discussions of the terms and conditions of these agreements. In particular, the Quinpario board of directors considered the following:

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  Conditions to the Completion; Likelihood of Closing.    The Quinpario board of directors considered the reasonable likelihood of the completion of the Business Combination, including the parties' obligations to complete the transaction, the absence of significant required regulatory approvals (other than antitrust approvals) and the likelihood that the merger will be approved by requisite regulatory authorities and holders of Quinpario Common Stock.

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  Shareholder Approval and Redemption.    The Quinpario board of directors considered that, consistent with the terms of Quinpario's organizational materials and applicable law, Quinpario stockholders had the right under the agreement to consider and vote on the Business Combination and that the transaction would not be consummated if not approved by the Quinpario stockholders. In addition, the Quinpario board of directors considered that, consistent with the terms of Quinpario's organizational documents, each holder of Quinpario Common Stock would be entitled to exercise redemption rights in connection with considering the Business Combination, as a result being entitled to independently require a return of their initial investment. The Quinpario board of directors further considered that the transaction did not require the approval of either the holders of Novitex equity securities or the holders of SourceHOV equity securities.

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  Terms of Proposed Financing.    The Quinpario board of directors considered that the parties would be required to use commercially reasonable efforts to obtain the proceeds of its financing for the Business Combination. The Quinpario board of directors also considered the terms of the financing commitments Quinpario was obtaining in connection with the Business Combination. For additional information on the financing, see "—Debt Financing" and "—PIPE Investment."

        The Quinpario board of directors also identified and considered a number of countervailing factors and risks to Quinpario and its stockholders relating to the Business Combination, including the following:

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  Fixed Consideration; Possibility of Adverse Effects on Novitex or SourceHOV's Business.  The Quinpario board of directors considered that the consideration to be paid to the holders of equity securities of SourceHOV and Novitex is a fixed number of shares of Quinpario Common Stock, Quinpario stockholders could be adversely affected by a decrease in the financial performance or prospects of Novitex or SourceHOV prior to the closing without any ability to reduce the number of shares to be issued in the Business Combination and solely with the right to elect to not close the Business Combination if a material adverse effect occurs with respect to Novitex or SourceHOV. The Quinpario board of directors determined that this structure was appropriate and customary, in light of the fact that Quinpario stockholders would benefit from an increase in the financial performance or prospects of Novitex or SourceHOV during the pendency of the transaction without any increase in the number of shares of Quinpario Common Stock to be issued.

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  No Survival of Remedies for Breach of Representations, Warranties or Covenants of Novitex or SourceHOV.  The Quinpario board of directors considered that the terms of the Business Combination Agreement provide that Quinpario will not have any surviving remedies after the closing to recover for losses as a result of any inaccuracies or breaches of Novitex or SourceHOV's representations, warranties or covenants set forth in the agreement. As a result, Quinpario stockholders could be adversely affected by a decrease in the financial performance or worsening of financial condition of Novitex or SourceHOV prior to the closing, whether determined before or after the closing, without any ability to reduce the number of shares to be issued in the Business Combination or recover for the amount of any damages. The Quinpario board of directors determined that this structure was appropriate and customary, in light of the fact that several transactions include similar terms and the owners of SourceHOV and Novitex would continue to be equity holders in the combined company.

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  Potential Inability to Complete the Merger.  The Quinpario board of directors considered the possibility that the Business Combination may not be completed and the potential adverse consequences to Quinpario if the Business Combination is not completed, in particular the expenditure of time and resources in pursuit of the Business Combination and the loss of the opportunity to participate in the transaction. In particular, they considered the uncertainty related to the closing of the Business Combination primarily outside of the control of the parties to the transaction, including the need for antitrust approvals and the following:

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  Proposed Debt Financing Transactions in Connection with the Business Combination.    The Quinpario board of directors considered that the Business Combination Agreement includes a financing condition so that the parties would be required to, or able to, complete the transaction if the funds from the Debt Financing are not available. We may not be able to complete the proposed financing transaction in connection with the Business Combination on terms that are acceptable to us, or at all. If the parties do not complete the proposed financing transaction described in this proxy statement, we will be required to obtain alternative financing in order to fund a portion of the cash consideration for the Business Combination. If we are unable do so on terms that are acceptable to us, or at all, we may not be able to complete the Business Combination, as completing the proposed acquisition financing is a condition to the Business Combination under the Business Combination Agreement. The Quinpario board of directors considered the Debt Financing commitments that had been obtained as a mitigating factor, as they had no reason to believe that the financing contemplated thereby would be not able to be completed. For additional information on the financing, see "—Debt Financing."

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    Proposed Equity Financing Transactions and Possible Redemptions in Connection with the Business Combination.    The Quinpario board of directors considered that the Business Combination Agreement includes a condition that, after giving effect to redemptions by holders of Quinpario Common Stock in connection with the Business Combination and the proceeds to be raised by the PIPE Investment, Quinpario's trust account plus the total proceeds from the PIPE Investment shall equal in the aggregate no less than $275 million in cash. As of the date hereof, without giving effect to any redemptions that may occur, the trust account has approximately $201 million. The Quinpario board of directors considered the risk that some of the current public stockholders would decide to exercise their redemption rights, thereby depleting the amount of cash available in the trust account. Regardless of the amount of the redemptions, in order to satisfy this minimum cash condition, Quinpario will need to raise equity financing in an amount necessary. As of the date of the Business Combination Agreement, Quinpario had held several meetings with potential equity investors in the company but had not obtained any definitive agreements to provide the PIPE Investment. The board of directors concluded, however, that this risk was substantially mitigated because the board of directors believes the combined company will be able to obtain proceeds from the proposed acquisition financing.

    •
    Need for Shareholder Approval for Business Combination Proposal.    The Quinpario board of directors considered the risk that some of the current public stockholders would vote against the Business Combination. The board of directors also considered the fact that public stockholders may vote for the Business Combination Proposal while also exercising their redemption rights mitigates any incentive for a public stockholder to vote against the Business Combination Proposal, especially to the extent that they hold public warrants which would be worthless if the Business Combination is not completed.

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  SourceHOV and Novitex Business Risks.  The Quinpario board of directors considered that Quinpario stockholders would be subject to the execution risks associated with the combined company if they retained their shares of Quinpario Common Stock following the closing of the Business Combination, which were different from the risks related to holding shares of Quinpario Common Stock prior to the closing. In this regard, the Quinpario board of directors considered that there were risks associated with successful implementation of the combined company's long term business plan and strategy, the combined company realizing the anticipated benefits of the Business Combination on the timeline expected or at all and integration of SourceHOV and Novitex's businesses in an efficient manner. The Quinpario board of directors considered that the failure of any of these activities to be completed successfully may decrease the actual benefits of the Business Combination and that Quinpario stockholders would not fully realize these benefits to the extent that they expected to retain the shares of Quinpario Common Stock received following the completion of the Business Combination. For additional description of these risks, please see "Risk Factors."

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  Post-Business Combination Corporate Governance; Terms of the Director Nomination Agreements.  The Quinpario board of directors considered the corporate governance provisions of the Business Combination Agreement, the Director Nomination Agreements and the post-closing certificate of incorporation and bylaws of Quinpario and the effect of those provisions on the governance of the company following the closing. In particular, they considered that each of Apollo and the HGM Group will have the right to designate directors to the board of directors of the combined company for as long as it holds a substantial amount of shares of the company and will have a right to approve or reject certain transactions involving the combined company. They also considered that the amended and restated bylaws will give the directors designated by Apollo and the HGM Group certain quorum rights with respect to director meetings. The Quinpario board of directors was aware that these rights are not generally available to stockholders of Quinpario, including stockholders that may hold a large number of shares, or directors of Quinpario, respectively, and are transferrable in certain cases by Apollo and the HGM Group. See "—The Business Combination Agreement" and "—The Director Nomination Agreements" for detailed discussions of the terms and conditions of these agreements.

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  Limitations of Review.  The Quinpario board of directors considered that they were not obtaining an opinion from an independent investment banking or accounting firm that the price Quinpario is paying to acquire SourceHOV and Novitex is fair to the company or its stockholders from a financial point of view. In addition, the senior management does not have experience in acquiring companies in the management services industry and reviewed only certain materials in connection with its due diligence review of SourceHOV and Novitex. Accordingly, the Quinpario board of directors considered that Quinpario may not have properly valued such business.

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  Interests of Quinpario's Directors and Executive Officers.  The Quinpario board of directors considered the potential additional or different interests of Quinpario's directors and executive officers, as described in the section entitled "—Certain Interests of Quinpario's Directors and Officers in the Business Combination." However, Quinpario's board of directors concluded that the potentially disparate interests would be mitigated because (i) these interests were disclosed in the IPO prospectus and are included in this proxy statement, (ii) these disparate interests would exist with respect to a business combination with any target company and (iii) the minimum available cash condition of the Business Combination was structured so that the Business Combination may be completed even if public stockholders redeem a substantial portion of Quinpario Common Stock.

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  Other Risks.  The Quinpario board of directors considered the types and nature of the risks described under the section entitled "Risk Factors."

        Based on its review of the forgoing considerations, the Quinpario board of directors concluded that the potentially negative factors associated with the Business Combination were outweighed by the potential benefits that it expected Quinpario stockholders would receive as a result of the Business Combination.

        The preceding discussion of the information and factors considered by the Quinpario board of directors is not intended to be exhaustive but includes the material factors considered by the Quinpario board of directors. In view of the complexity and wide variety of factors considered by the Quinpario board of directors in connection with its evaluation of the Business Combination, the Quinpario board of directors did not consider it practical to, nor did it attempt to, quantify, rank or otherwise assign relative weights to the different factors that it considered in reaching its decision. In addition, in considering the factors described above, individual members of the Quinpario board of directors may have given different weight to different factors. The Quinpario board of directors considered this information as a whole and overall considered the information and factors to be favorable to, and in support of, its determinations and recommendations.

        This explanation of the Quinpario board of directors' reasons for the board of directors' approval of the Business Combination, and all other information presented in this section, is forward-looking in nature and, therefore, should be read in light of the factors discussed under "Cautionary Note Regarding Forward-Looking Statements."

Certain Interests of Quinpario's Directors and Officers and Others in the Business Combination

        In considering the recommendation of our board of directors to vote for the Business Combination Proposal, you should be aware that aside from their interests as stockholders, the Sponsor and certain members of our board of directors and officers have interests in the Business Combination that are different from, or in addition to, the interests of our stockholders generally. Our board of directors was aware of and considered these interests, among other matters, in evaluating and negotiating the Business Combination and transaction agreements and in recommending to our stockholders that they vote in favor of the proposals presented at the Annual Meeting, including the Business Combination Proposal. Stockholders should take these interests into account in deciding whether to approve the proposals presented at the Annual Meeting, including the Business Combination Proposal. These interests include, among other things:

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  the fact that the Founders have agreed not to redeem any of the Founder Shares in connection with a stockholder vote to approve a proposed initial business combination;

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  the fact that the Sponsor paid an aggregate of $25,000 for the Founder Shares and such securities will have a significantly higher value at the time of the Business Combination, so that if unrestricted and freely tradable these shares would be valued at approximately $50.0 million to $71.1 million (valued at $10.00 per share and after giving effect to the cancellation of approximately 1,637,500 to 3,750,000 Founder Shares pursuant to the formula set forth in the Forfeiture Agreement) even though, given the restrictions on such shares, we believe such shares have less value;

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  the fact that the Founders have agreed to waive their rights to liquidating distributions from the Trust Account with respect to their Founder Shares if we fail to complete an initial business combination by July 24, 2017;

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  the fact that the Sponsor paid an aggregate of $9,000,000 for its 18,000,000 Private Placement Warrants to purchase shares of Quinpario Common Stock and that such Private Placement Warrants either (i) will be cancelled upon the consummation of the Business Combination pursuant to the Forfeiture Agreement or (ii) will expire worthless if a business combination is not consummated by July 24, 2017;

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  the continued right of the Sponsor to hold Quinpario Common Stock;

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  the fact that, at the option of the Sponsor, any amounts outstanding under any loan made by the Sponsor or an affiliate of the Sponsor to the Company in an aggregate amount up to $1,500,000, may be converted into warrants to purchase Quinpario Common Stock of the combined company;

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  if the Trust Account is liquidated, including in the event we are unable to complete an initial business combination within the required time period, Quinpario Partners and Jeffry N. Quinn, our former Chairman, each an affiliate of the Sponsor, have agreed to indemnify us to ensure that the proceeds in the Trust Account are not reduced below $10.00 per public share, or such lesser per public share amount as is in the Trust Account on the liquidation date, by the claims of prospective target businesses with which we have entered into an acquisition agreement or claims of any third party for services rendered or products sold to us, but only if such a vendor or target business has not executed a waiver of any and all rights to seek access to the Trust Account;

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  the continued indemnification of our existing directors and officers and the continuation of our directors' and officers' liability insurance after the Business Combination;

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  the fact that the Sponsor, officers and directors will lose their entire investment in us and will not be reimbursed for any further out-of-pocket expenses if an initial business combination is not consummated by July 24, 2017; and

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  that, at the closing of the Business Combination we will enter into the Registration Rights Agreement with the Restricted Stockholders, which provides for registration rights to Restricted Stockholders and their permitted transferees.

PIPE Investment

        In connection with the Business Combination, the Company expects to enter into the subscription agreements with one or more investors to purchase securities of Quinpario, which may consist of or be convertible into Quinpario Common Stock, for an aggregate commitment amount of at least $74.0 million, subject to certain conditions, including the closing of the Business Combination.

        The securities of Quinpario, which may consist of or be convertible into Quinpario Common Stock, to be issued pursuant to the subscription agreements will not be registered under the Securities Act in reliance upon the exemption provided in Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder. We anticipate that the subscription agreements will provide for customary registration rights for the PIPE Investors. The PIPE Investors have not yet been identified.

        The subscription agreements will be terminated, and be of no further force and effect, upon the earlier to occur of (i) the termination of the Business Combination Agreement in accordance with its terms, (ii) the mutual written agreement of the parties thereto or (iii) if any of the conditions to the closing are not satisfied on or prior to the closing and which make the consummation of the Business Combination fail to occur.

Debt Financing

        In connection with the entry into the Business Combination Agreement, Quinpario has entered into a commitment letter, as amended or modified from time to time, which we refer to as the "debt commitment letter," with Royal Bank of Canada, RBC Capital Markets, LLC, Credit Suisse AG, Cayman Islands Branch, Credit Suisse Securities (USA) LLC, Natixis, New York Branch, Natixis Securities Americas LLC, KKR Capital Markets LLC and KKR Corporate Lending LLC to provide a wholly-owned subsidiary of Quinpario (the "Borrower"), severally but not jointly, upon the terms and subject to the conditions set forth in the debt commitment letter, in the aggregate up to $1.35 billion in debt financing as well as a $100 million senior secured revolving facility (only a portion of which is available to be drawn at the closing of the Business Combination), consisting of the following:

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  up to a $525 million senior secured term facility;

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  a $100 million senior secured revolving facility;

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  up to a $525 million senior secured bridge facility (less the amount of any senior secured notes issued as described below); and

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  up to a $300 million senior unsecured bridge facility (less the amount of any senior unsecured notes issued as described below).

        The debt commitment letter contemplates the following indicative interest rates for borrowings under the senior secured term facility and senior secured revolving facility: at the Borrower's option, either (1) an adjusted LIBOR, subject to a 1.00% floor in the case of term loans, or (2) a base rate, in each case plus an applicable margin. The indicative applicable margin contemplated by the debt commitment letter is 5.50% with respect to LIBOR borrowings and 4.50% with respect to base rate borrowings. The applicable margin for borrowings under the senior secured revolving credit facility may be subject to one or more step-downs based on leverage ratios to be agreed. The indicative interest rates for the bridge facilities contemplated in the debt commitment letter are (1) an adjusted LIBOR plus 6.50% for the senior secured bridge facility and (2) an adjusted LIBOR plus 9.50% for the senior unsecured bridge facility, in each case subject to a 1.00% LIBOR floor.

        The debt commitment letter contemplates that the Borrower will, at its option, either (1) issue senior secured notes in a Rule 144A or other private placement yielding up to $525 million in aggregate gross cash proceeds and/or (2) if any or all of the senior secured notes are not issued on or prior to the closing date of the Business Combination and the proceeds thereof made available to the Borrower on the closing date of the Business Combination, borrow up to such unissued amount in the form of senior secured bridge loans under the senior secured bridge facility.

        The debt commitment letter also contemplates that the Borrower will, at its option, either (1) issue senior unsecured notes in a Rule 144A or other private placement yielding up to $300 million in aggregate gross cash proceeds and/or (2) if any or all of the senior unsecured notes are not issued on or prior to the closing date of the Business Combination and the proceeds thereof made available to the Borrower on the closing date of the Business Combination, borrow up to such unissued amount in the form of senior unsecured bridge loans under the senior unsecured bridge facility.

        The proceeds of the Debt Financing will be used (1) to repay certain existing indebtedness of SourceHOV and Novitex; (2) to pay fees and expenses incurred in connection with the Business Combination; and (3) for general corporate purposes.

        The obligations of the debt commitment parties to provide the Debt Financing under the debt commitment letter are subject to a number of conditions, including (1) the execution and delivery of definitive documentation consistent with the terms of the debt commitment letter; (2) the simultaneous or substantially concurrent completion of the Business Combination in accordance with the Business Combination Agreement (without giving effect to any amendment, waiver, consent or other modification thereof by Quinpario that is materially adverse to the interests of the lenders (in their capacities as such) unless it is approved by the debt commitment parties); (3) the consummation of the equity contribution, prior to, or substantially simultaneously or concurrently with, the initial borrowings under the debt facilities; (4) since February 21, 2017, no Material Adverse Effect (as defined under the section of this proxy statement captioned "Proposal No. 1—Approval of the Business Combination—The Business Combination Agreement"); (5) delivery of certain audited, unaudited and pro forma financial statements; (6) as a condition to the availability of the senior secured bridge facility, the Borrower having used commercially reasonable efforts to afford the investment banks a marketing period of 15 consecutive calendar days (subject to certain blackout dates) following receipt of a preliminary prospectus, preliminary offering memorandum or preliminary private placement memorandum, which includes certain financial statements; (7) as a condition to the availability of the senior unsecured bridge facility, the Borrower having used commercially reasonable efforts to afford the investment banks a marketing period of 15 consecutive calendar days (subject to certain blackout dates) following receipt of a preliminary prospectus, preliminary offering memorandum or preliminary private placement memorandum, which includes certain financial statements; (8) as a condition to the availability of the senior secured term loan facility and the senior secured revolving facility, the Borrower having used commercially reasonable efforts to afford the arrangers a marketing period of 15 consecutive calendar days (subject to certain blackout dates) following receipt of a customary confidential information memorandum; (9) payment of all applicable invoiced fees and expenses; (10) the repayment of certain outstanding debt of SourceHOV and Novitex; (11) the receipt of documentation and other information about the borrower and guarantors required by regulatory authorities under applicable "know your customer" and Anti-Money Laundering rules and regulations (including the PATRIOT Act); (12) the execution and delivery of guarantees by certain guarantors and the taking of certain actions necessary to establish and perfect a security interest in specified items of collateral; (13) the accuracy in all material respects of specified representations and warranties in the loan documents under which the

Debt Financing will be provided and of certain representations and warranties in the Business Combination Agreement; and (14) delivery of certain customary closing documents.

        The obligations of the debt commitment parties to provide the Debt Financing under the debt commitment letter will terminate at the earlier of (1) July 24, 2017; (2) the termination of the Business Combination Agreement without the consummation of the Business Combination having occurred; and (3) the consummation of the Business Combination without the use of the applicable debt financing.

        Quinpario, SourceHOV and Novitex are required under the Business Combination Agreement to use their respective commercially reasonable efforts to take (or cause to be taken) all actions and do (or cause to be done) all things reasonably necessary, proper or advisable to arrange and obtain the financing on the terms and conditions contemplated by the debt commitment letter and any related fee letter. In the event the debt commitment letter is terminated or any portion of the Debt Financing becomes unavailable on the terms and conditions contemplated in the debt commitment letter and the related fee letter for any reason, Quinpario, SourceHOV and Novitex are required under the Business Combination Agreement to use their commercially reasonable efforts to arrange for Quinpario to obtain alternative financing from alternative sources on terms and conditions that are not less favorable to Quinpario, SourceHOV and Novitex than those set forth in the debt commitment letter and the related fee letter and in an amount at least equal to the Debt Financing or such unavailable portion thereof. As of the last practicable date before the printing of this proxy statement, the debt commitment letter remains in effect. Except as described in this proxy statement, there is no plan or arrangement regarding the refinancing or repayment of the Debt Financing. The documentation governing the Debt Financing contemplated by the debt commitment letter has not been finalized and, accordingly, the actual terms of the Debt Financing may differ from those described in this proxy statement.

Board of Directors of Quinpario Following the Business Combination

        Upon consummation of the Business Combination, our board of directors anticipates increasing its initial size from seven directors to eight directors, with each Class A director having a term that expires at the combined company's annual meeting of stockholders in 2018, each Class B director having a term that expires at the combined company's annual meeting of stockholders in 2019 and each Class C director having a term that expires at the combined company's annual meeting of stockholders in 2020, or in each case until their respective successors are duly elected and qualified, or until their earlier resignation, removal or death. Please see the sections entitled "Management After the Business Combination" for additional information. An information statement will be prepared, filed with the SEC and transmitted to Quinpario stockholders pursuant to Section 14(f) of the Exchange Act and Rule 14f-1 in connection with the change in composition of the board of directors of the combined company.

The Certificate Proposals; Bylaws

        Upon the closing of the Business Combination, our current certificate of incorporation will be amended promptly to reflect the Certificate Proposals to:

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  authorize an additional 205,000,000 shares of Quinpario Common Stock and an additional 9,000,000 shares of preferred stock;

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  provide that certain provisions of the certificate of incorporation of the Company are subject to the Director Nomination Agreements;

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  change the Company's corporate name from "Quinpario Acquisition Corp. 2" to "Exela Technologies, Inc.";

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  provide that certain transactions are not "corporate opportunities" and that certain persons, including the Sellers and their affiliates, are not subject to the doctrine of corporate opportunity; and

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  provide for certain additional changes, including eliminating certain provisions specific to our status as a blank check company, providing that our directors are not personally liable to the Company or our stockholders for monetary damages for a breach of fiduciary duty, and certain indemnification provisions our board of directors believes are necessary to adequately address the needs of the combined company, subject to approval by our stockholders at the Annual Meeting.

        In addition, upon the closing of the Business Combination, it is anticipated that the combined company will adopt the amended and restated bylaws attached to this proxy statement as Annex C.

Name

        The name of the combined company after the Business Combination will be Exela Technologies, Inc.

Redemption Rights

        Pursuant to our current certificate of incorporation, holders of public shares may elect to have their shares redeemed for cash at the applicable redemption price per share calculated in accordance with our amended and restated certificate of incorporation. As of February 28, 2017, this would have amounted to approximately $10.00 per share. If a holder exercises his or her redemption rights, then such holder will be exchanging its shares of Quinpario Common Stock for cash and will no longer own shares of Quinpario. Such a holder will be entitled to receive cash for its public shares only if it (a) affirmatively votes its shares of Quinpario Common Stock for or against the Business Combination Proposal and (b) properly demands redemption and delivers its shares (either physically or electronically) to the Transfer Agent prior to the Annual Meeting. Additionally, shares properly tendered for redemption will only be redeemed if the Business Combination is consummated. See the section entitled "2017 Annual Meeting of Quinpario Stockholders—Redemption Rights" for the procedures to be followed if you wish to redeem your shares for cash.

Potential Purchases of Public Shares

        In connection with the stockholder vote to approve the proposed Business Combination, the Sponsor and Quinpario's directors or officers or their respective affiliates may privately negotiate transactions to purchase shares from stockholders who would have otherwise elected to have their shares redeemed in conjunction with a proxy solicitation pursuant to the proxy rules for a per-share pro rata portion of the Trust Account. None of our directors or officers or their respective affiliates will make any such purchases when they are in possession of any material non-public information not disclosed to the seller or during a restricted period under Regulation M under the Exchange Act. Such a purchase would include a contractual acknowledgement that such stockholder, although still the record holder of our shares, is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights, and would include a contractual provision that directs such stockholder to vote such shares in a manner directed by the purchaser. In the event that the Sponsor or Quinpario's directors or officers or their respective affiliates purchase shares in privately negotiated transactions from public stockholders who have already elected to exercise their redemption rights, such selling stockholders would be required to revoke their prior elections to redeem their shares. Any such privately negotiated purchases may be effected at purchase prices that are in excess of the per-share pro rata portion of the Trust Account. The purpose of such purchases would be to increase the likelihood of obtaining stockholder approval of the Business Combination.

Appraisal Rights

        There are no appraisal rights available to our stockholders in connection with the Business Combination.

Accounting Treatment

        The business combination will be accounted for as a business combination for which SourceHOV has been determined to be the accounting acquirer based on the following predominate factors:

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  SourceHOV will have the largest portion of voting rights in the newly formed entity;

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  The largest minority shareholder of the combined entity is a current SourceHOV shareholder;

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  SourceHOV is the largest entity by revenue and by assets; and

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  The management of SourceHOV is expected to be primarily composed of the management of the newly formed entity, however specific roles have yet to be determined.

        Since SourceHOV is determined to be the accounting acquirer in the reverse merger with Quinpario, the accounting for the merger will be similar to that of a capital infusion as the only pre-combination asset of the Company is cash held in trust. The assets and liabilities of the Company will be carried at historical cost and SourceHOV will not record any step-up in basis or any intangible assets or goodwill as a result of the merger with Quinpario. The acquisition of Novitex will be treated as a business combination under ASC 805 and will be accounted for using the acquisition method. SourceHOV will record the fair value of assets and liabilities acquired from Novitex.

Material U.S. Federal Income Tax Considerations for Stockholders Exercising Redemption Rights

        The following discussion is a summary of United States federal income tax considerations for beneficial owners of Quinpario Common Stock that elect to have their Quinpario Common Stock redeemed for cash if the acquisition is completed. This summary is based upon the Internal Revenue Code of 1986, as amended, which we refer to as the "Code," the regulations promulgated by the U.S. Treasury Department, current administrative interpretations and practices of the U.S. Internal Revenue Service, which we refer to as the "IRS," and judicial decisions, all as currently in effect and all of which are subject to differing interpretations or to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain a position contrary to any of the tax considerations described below. This summary does not discuss all aspects of United States federal income taxation that may be relevant to particular investors in light of their particular circumstances, such as investors subject to special tax rules (e.g., financial institutions, insurance companies, mutual funds, pension plans, S corporations, broker-dealers, traders in securities that elect mark-to-market treatment, regulated investment companies, real estate investment trusts, trusts and estates, partnerships and their partners, and tax-exempt organizations (including private foundations)) and investors that hold Quinpario Common Stock as part of a "straddle," "hedge," "conversion," "synthetic security," "constructive ownership transaction," "constructive sale," or other integrated transaction for United States federal income tax purposes, investors subject to the alternative minimum tax provisions of the Code, U.S. Holders (as defined below) that have a functional currency other than the United States dollar, U.S. expatriates, investors that actually or constructively own 5 percent or more of Quinpario Common Stock, and Non-U.S. Holders (as defined below, and except as otherwise discussed below), all of whom may be subject to tax rules that differ materially from those summarized below. In addition, this summary does not discuss any state, local, or non-United States tax considerations, any non-income tax (such as gift or estate tax) considerations, alternative minimum tax or the Medicare tax. In addition, this summary is limited to investors that hold Quinpario Common Stock as "capital assets" (generally, property held for investment) under the Code.

        If a partnership (including an entity or arrangement treated as a partnership for United States federal income tax purposes) holds Quinpario Common Stock, the tax treatment of a partner in such partnership will generally depend upon the status of the partner, the activities of the partnership and the partner and certain determinations made at the partner level. If you are a partner of a partnership holding Quinpario Common Stock, you are urged to consult your tax advisor regarding the tax consequences of a redemption.

        While the issue is not free from doubt, the following discussion assumes that each share of Quinpario Common Stock and a warrant that compose a unit will be treated for U.S. federal income tax purposes as separate instruments and the unit itself will not be treated as an integrated instrument. No assurance can be given, however, that the IRS would not assert, or that a court would not sustain a contrary position. You are urged to consult your tax advisor concerning the U.S. federal, state, local and any foreign tax consequences of an investment in a unit (including alternative characterizations of a unit).

        WE URGE HOLDERS OF QUINPARIO COMMON STOCK CONTEMPLATING EXERCISE OF THEIR REDEMPTION RIGHTS TO CONSULT THEIR TAX ADVISORS CONCERNING THE UNITED STATES FEDERAL, STATE, LOCAL, AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES THEREOF.

U.S. Federal Income Tax Considerations to U.S. Holders

        This section is addressed to U.S. holders of Quinpario Common Stock that elect to have their Quinpario Common Stock redeemed for cash as described in the sections entitled "—Redemption Rights" and "2017 Annual Meeting of Quinpario Stockholders—Redemption Rights." For purposes of this discussion, a "U.S. Holder" is a beneficial owner of Quinpario Common Stock that so redeems its Quinpario Common Stock and is:

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  an individual who is a United States citizen or resident of the United States;

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  a corporation (including an entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

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  an estate the income of which is includible in gross income for United States federal income tax purposes regardless of its source; or

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  a trust (A) the administration of which is subject to the primary supervision of a United States court and which has one or more United States persons (within the meaning of the Code) who have the authority to control all substantial decisions of the trust or (B) that has in effect a valid election under applicable Treasury regulations to be treated as a United States person.

Redemption of Quinpario Common Stock

        In the event that a U.S. Holder's Quinpario Common Stock is redeemed pursuant to the redemption provisions described in the sections entitled "—Redemption Rights" and "2017 Annual Meeting of Quinpario Stockholders—Redemption Rights," the treatment of the transaction for U.S. federal income tax purposes will depend on whether the redemption qualifies as sale of the Quinpario Common Stock under Section 302 of the Code. Generally, whether the redemption qualifies for sale treatment will depend largely on the total number of shares of our stock treated as held by the U.S. Holder (including any stock constructively owned by the U.S. Holder as a result of owning warrants) relative to all of our shares treated as held by the U.S. Holder both before and after the redemption. The redemption of Quinpario Common Stock generally will be treated as a sale of the Quinpario Common Stock (rather than as a distribution) if the redemption (i) is "substantially disproportionate"

with respect to the U.S. Holder, (ii) results in a "complete termination" of the U.S. Holder's interest in us or (iii) is "not essentially equivalent to a dividend" with respect to the U.S. Holder.

        In determining whether any of the foregoing tests are satisfied, a U.S. Holder generally takes into account not only stock actually owned by the U.S. Holder, but also shares of our stock that are constructively owned by it. A U.S. Holder may constructively own, in addition to stock owned directly, stock owned by certain related individuals and entities in which the U.S. Holder has an interest or that have an interest in such U.S. Holder, as well as any stock the U.S. Holder has a right to acquire by exercise of an option, which would generally include Quinpario Common Stock which could be acquired pursuant to the exercise of the warrants. In order to meet the substantially disproportionate test, the percentage of our outstanding voting stock actually and constructively owned by the U.S. Holder immediately following the redemption of Quinpario Common Stock must, among other requirements, be less than 80% of the Quinpario Common Stock actually and constructively owned by the U.S. Holder immediately before the redemption. There will be a complete termination of a U.S. Holder's interest if either (i) all of the shares of our stock actually and constructively owned by the U.S. Holder are redeemed or (ii) all of the shares of our stock actually owned by the U.S. Holder are redeemed and the U.S. Holder is eligible to waive, and effectively waives in accordance with specific rules, the attribution of stock owned by certain family members and the U.S. Holder does not constructively own any other stock and certain other requirements are met. The redemption of the Quinpario Common Stock will not be essentially equivalent to a dividend if a U.S. Holder's conversion results in a "meaningful reduction" of the U.S. Holder's proportionate interest in us. Whether the redemption will result in a meaningful reduction in a U.S. Holder's proportionate interest in us will depend on the particular facts and circumstances. The IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority stockholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a "meaningful reduction."

        If none of the foregoing tests are satisfied, then the redemption will be treated as a distribution and the tax effects will be as described below under "—U.S. Federal Income Tax Considerations to U.S. Holders—Taxation of Distributions."

        U.S. Holders of Quinpario Common Stock considering exercising their redemption rights are urged to consult their tax advisors to determine whether the redemption of their Quinpario Common Stock would be treated as a sale or as a distribution under the Code.

Gain or Loss on Sale, Taxable Exchange, or Other Taxable Disposition of Quinpario Common Stock

        If the redemption qualifies as a sale of Quinpario Common Stock, a U.S. Holder must treat any gain or loss recognized upon a sale, taxable exchange or other taxable disposition of Quinpario Common Stock as capital gain or loss. Any such capital gain or loss will be long-term capital gain or loss if the U.S. Holder's holding period for the Quinpario Common Stock so disposed of exceeds one year. Generally, a U.S. Holder will recognize gain or loss in an amount equal to the difference between (i) the sum of cash and the fair market value of any property received in such disposition (or, if the Quinpario Common Stock is held as part of a unit at the time of the disposition, the portion of the amount realized on such disposition that is allocated to the Quinpario Common Stock based upon the then fair market values of the Quinpario Common Stock and the warrant included in the unit) and (ii) the U.S. Holder's adjusted tax basis in its Quinpario Common Stock so disposed of. A U.S. Holder's adjusted tax basis in its Quinpario Common Stock generally will equal the U.S. Holder's acquisition cost of the Quinpario Common Stock (which, if the Quinpario Common Stock was acquired as part of a unit, is the portion of the purchase price of the unit allocated to the share of Quinpario Common Stock or, or, if the Quinpario Common Stock was received upon exercise of a warrant the initial basis of the Quinpario Common Stock upon exercise of the warrant) less any prior distributions treated as a return of capital. Long-term capital gain realized by a non-corporate U.S. Holder generally will be taxable at a reduced rate. The deduction of capital losses is subject to limitations.

Taxation of Distributions

        If the redemption does not qualify as a sale of Quinpario Common Stock, the U.S. Holder will be treated as receiving a distribution. In general, any distributions to U.S. Holders generally will constitute dividends for United States federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under United States federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. Holder's adjusted tax basis in the Quinpario Common Stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the Quinpario Common Stock and will be treated as described above under "—U.S. Federal Income Tax Considerations to U.S. Holders—Gain or Loss on Sale, Taxable Exchange, or Other Taxable Disposition of Quinpario Common Stock." Dividends we pay to a U.S. Holder that is a taxable corporation generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions, and provided certain holding period requirements are met, dividends we pay to a non-corporate U.S. Holder generally will constitute "qualified dividends" that will be taxable at a reduced rate.

U.S. Federal Income Tax Considerations to Non-U.S. Holders

        This section is addressed to Non-U.S. holders (as defined below) of Quinpario Common Stock that elect to have their Quinpario Common Stock redeemed for cash as described in the sections entitled "—Redemption Rights" and "2017 Annual Meeting of Quinpario Stockholders—Redemption Rights." For purposes of this discussion, a "Non-U.S. Holder" is a beneficial owner of Quinpario Common Stock that so redeems its Quinpario Common Stock and is not a U.S. Holder.

Redemption of Quinpario Common Stock

        The characterization for United States federal income tax purposes of the redemption of a Non-U.S. Holder's Quinpario Common Stock pursuant to the redemption provisions described in the sections entitled "—Redemption Rights" and "2017 Annual Meeting of Quinpario Stockholders—Redemption Rights" generally will correspond to the United States federal income tax characterization of such a redemption of a U.S. Holder's Quinpario Common Stock, as described under "—U.S. Federal Income Tax Considerations to U.S. Holders."

        Non-U.S. Holders of Quinpario Common Stock considering exercising their redemption rights should consult their tax advisors as to whether the redemption of their Quinpario Common Stock will be treated as a sale or as a distribution under the Code.

Gain on Sale, Taxable Exchange or Other Taxable Disposition of Quinpario Common Stock

        Subject to the discussion below under "—Taxation of Quinpario Common Stock Held Through Foreign Accounts," if the redemption qualifies as a sale of Quinpario Common Stock, a Non-U.S. Holder generally will not be subject to United States federal income or withholding tax in respect of gain recognized on a sale of its Quinpario Common Stock, unless:

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  the gain is effectively connected with the conduct of a trade or business by the Non-U.S. Holder within the United States (and, under certain income tax treaties, is attributable to a United States permanent establishment or fixed base maintained by the Non-U.S. Holder), in which case the Non-U.S. Holder will generally be subject to the same treatment as a U.S. Holder with respect to the redemption, and a corporate Non-U.S. Holder may be subject to the branch profits tax at a 30% rate (or lower rate as may be specified by an applicable income tax treaty);

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  the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year in which the redemption takes place and certain other conditions are met, in which case the Non-U.S. Holder will be subject to a 30% tax on the individual's net capital gain for the year; or

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  we are or have been a "U.S. real property holding corporation" for United States federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the Non-U.S. Holder held the Quinpario Common Stock, and, in the case where shares of Quinpario Common Stock are regularly traded on an established securities market, the Non-U.S. Holder has owned, directly or constructively, more than 5% of Quinpario Common Stock at any time within the shorter of the five-year period preceding the disposition or such Non-U.S. Holder's holding period for the shares of Quinpario Common Stock.

        With respect to the third bullet point above, there can be no assurance that Quinpario Common Stock will be treated as regularly traded on an established securities market. Quinpario Acquisition Corp. 2 does not believe that it will be a "United States real property holding corporation" for U.S. federal income tax purposes.

Taxation of Distributions

        If the redemption does not qualify as a sale of Quinpario Common Stock, the Non-U.S. Holder will be treated as receiving a distribution. Subject to the discussion below under "—Taxation of Quinpario Common Stock Held Through Foreign Accounts," in general, any distributions we make to a Non-U.S. Holder on shares of Quinpario Common Stock, to the extent paid out of our current or accumulated earnings and profits (as determined under United States federal income tax principles), will constitute dividends for U.S. federal income tax purposes and, provided such dividends are not effectively connected with the Non-U.S. Holder's conduct of a trade or business within the United States, the applicable withholding agent will be required to withhold tax from the gross amount of the dividend at a rate of 30%, unless such Non-U.S. Holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate. Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the Non-U.S. Holder's adjusted tax basis in its shares of Quinpario Common Stock (and, subject to the discussion below under "—Taxation of Quinpario Common Stock Held Through Foreign Accounts," and the third bullet point above under "U.S. Federal Income Tax Considerations to Non-U.S. Holders—Gain on Sale, Taxable Exchange or Other Taxable Disposition of Quinpario Common Stock," to the extent such distribution does not exceed the adjusted tax basis such amount will generally not be subject to withholding) and, to the extent such distribution exceeds the Non-U.S. Holder's adjusted tax basis, as gain realized from the sale or other disposition of Quinpario Common Stock, which will be treated as described above under "U.S. Federal Income Tax Considerations to Non-U.S. Holders—Gain on Sale, Taxable Exchange or Other Taxable Disposition of Quinpario Common Stock." Dividends we pay to a Non-U.S. Holder that are effectively connected with such Non-U.S. Holder's conduct of a trade or business within the United States generally will not be subject to United States withholding tax, provided such Non-U.S. Holder complies with certain certification and disclosure requirements. Instead, such dividends generally will be subject to United States federal income tax, net of certain deductions, at the same graduated individual or corporate rates applicable to U.S. Holders (subject to an exemption or reduction in such tax as may be provided by an applicable income tax treaty). If the Non-U.S. Holder is a corporation, dividends that are effectively connected income may also be subject to a "branch profits tax" at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty).

Taxation of Quinpario Common Stock Held Through Foreign Accounts

        A 30% withholding tax applies with respect to certain payments on, and, after December 31, 2018, gross proceeds from a sale or disposition of, Quinpario Common Stock, in each case if paid to a foreign financial institution or a non-financial foreign entity (including, in some cases, when such foreign financial institution or entity is acting as an intermediary), unless (i) in the case of a foreign financial institution, such institution enters into an agreement with the U.S. government to withhold on certain payments, and to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners), (ii) in the case of a non-financial foreign entity, such entity certifies that it does not have any substantial U.S. owners or provides the withholding agent with a certification identifying the direct and indirect substantial U.S. owners of the entity, or (iii) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. Under certain circumstances, a holder might be eligible for refunds or credits of such taxes. An intergovernmental agreement between the United States and an applicable foreign country or future Treasury Regulations may modify these requirements. U.S. Holders and Non-U.S. Holders are encouraged to consult their tax advisors regarding the possible implications of such withholding tax.

Regulatory Matters

        Under the Hart Scott Rodino Antitrust Improvements Act of 1976, as amended ("HSR Act"), and the rules and regulations promulgated thereunder, certain transactions, including the Business Combination, may not be consummated until, among other things, pre-merger notifications have been made and certain information has been furnished to the Federal Trade Commission ("FTC") and the Antitrust Division of the Department of Justice ("Antitrust Division"), and certain waiting period requirements have expired or been terminated. All necessary pre-merger notifications under the HSR Act were made on March 24, 2017.

        At any time before or after consummation of the Business Combination, notwithstanding termination of the waiting period under the HSR Act, the applicable competition authorities could take such action under applicable antitrust laws as each deems necessary or desirable in the public interest, including seeking to enjoin the consummation of the Business Combination. Private parties may also seek to take legal action under the antitrust laws under certain circumstances. We cannot assure you that the Antitrust Division, the FTC, any state attorney general, or any other government authority will not attempt to challenge the Business Combination on antitrust grounds, and, if such a challenge is made, we cannot assure you as to its result. None of the parties to the Business Combination are aware of any material regulatory approvals or actions that are required for completion of the Business Combination other than with respect to the HSR Act. Under the Business Combination Agreement, any additional regulatory approvals or actions that are required will be promptly sought. There can be no assurance, however, that any additional approvals or actions will be obtained.

Recommendation of the Board of Directors

QUINPARIO'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE "FOR" THE BUSINESS COMBINATION PROPOSAL.

PROPOSAL NO. 2—APPROVAL OF THE ISSUANCE OF MORE THAN 20% OF THE ISSUED AND
OUTSTANDING SHARES OF QUINPARIO COMMON STOCK PURSUANT TO THE BUSINESS
COMBINATION AND THE PIPE INVESTMENT

        Assuming the Business Combination Proposal is approved, the consideration to be paid by Quinpario in connection with the Business Combination will consist of: (i) 80,600,000 shares of Quinpario Common Stock to be issued to the HGM Group and (ii) 30,600,000 shares of Quinpario Common Stock to be issued to Novitex Parent. In addition, Quinpario intends to issue an anticipated 7,400,000 shares of Quinpario Common Stock (or securities which may consist of or be convertible into 7,400,000 shares of Quinpario Common Stock) in the PIPE Investment.

        In connection with the Business Combination, the Company also intends to reserve for issuance approximately            shares of Quinpario Common Stock for potential future issuances under the 2017 Stock Incentive Plan.

        The terms of the Business Combination, the PIPE Investment and the 2017 Stock Incentive Plan are complex and only briefly summarized above. For further information, please see the full text of the Business Combination Agreement, which is attached to this proxy statement as Annex A. A copy of the 2017 Stock Incentive Plan is attached to this proxy statement as Annex   . The discussion herein is qualified in its entirety by reference to such documents.

Why the Company Needs Stockholder Approval

        We are seeking stockholder approval in order to comply with Nasdaq Listing Rules 5635(a) and (d).

        Under Nasdaq Listing Rule 5635(a), stockholder approval is required prior to the issuance of securities in connection with the acquisition of another company if such securities are not issued in a public offering and (A) have, or will have upon issuance, voting power equal to or in excess of 20% of the voting power outstanding before the issuance of Quinpario Common Stock (or securities convertible into or exercisable for Quinpario Common Stock); or (B) the number of shares of Quinpario Common Stock to be issued is or will be equal to or in excess of 20% of the number of shares of Quinpario Common Stock outstanding before the issuance of the stock or securities. Collectively, the Company may issue 20% or more of our outstanding Quinpario Common Stock or 20% or more of the voting power, in each case outstanding before the issuance, pursuant to the issuance of Quinpario Common Stock in connection with the Business Combination and the PIPE Investment. In addition, the Company intends to reserve for issuance shares of Quinpario Common Stock for potential future issuance under the 2017 Stock Incentive Plan.

        Under Nasdaq Listing Rule 5635(d), stockholder approval is required for a transaction other than a public offering involving the sale, issuance or potential issuance by an issuer of Quinpario Common Stock (or securities convertible into or exercisable for Quinpario Common Stock) at a price that is less than the greater of book or market value of the stock if the number of shares of Common Stock to be issued is or may be equal to 20% or more of the Quinpario Common Stock, or 20% or more of the voting power, outstanding before the issuance.

Effect of Proposal on Current Stockholders

        If the Nasdaq Proposal is adopted and the Business Combination is consummated, (i) 111,200,000 shares of Quinpario Common Stock will be issued in connection with the Business Combination and (ii) we anticipate that 7,400,000 shares of Quinpario Common Stock (or securities which may consist of or be convertible into 7,400,000 shares of Quinpario Common Stock) will be issued in the PIPE Investment, which collectively represents approximately 411% of the 28,848,601 shares of Quinpario Common Stock outstanding on the date hereof. The issuance of such shares would result in significant dilution to our stockholders, and would afford our stockholders a smaller percentage interest in the voting power, liquidation value and aggregate book value of the Company.

Vote Required for Approval

        The approval of the Nasdaq Proposal requires the affirmative vote of holders of a majority of the shares of Quinpario Common Stock present and entitled to vote and actually cast a vote thereon at the Annual Meeting. Abstentions, broker non-votes and the failure to vote by proxy or in person at the Annual Meeting will have no effect on the approval of this proposal. This proposal is conditioned upon the approval of the Business Combination Proposal, the Authorized Capital Stock Proposal and the Corporate Opportunity Proposal. If the Business Combination Proposal, the Authorized Capital Stock Proposal and the Corporate Opportunity Proposal are not approved, this proposal will have no effect, even if approved by our stockholders.

Recommendation of the Board of Directors

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE "FOR" THE ISSUANCE OF MORE THAN 20% OF THE ISSUED AND OUTSTANDING SHARES OF QUINPARIO COMMON STOCK PURSUANT TO THE BUSINESS COMBINATION AND THE PIPE INVESTMENT.

 PROPOSAL NO. 3—APPROVAL OF THE AMENDMENTS TO CURRENT CERTIFICATE OF
INCORPORATION TO AUTHORIZE ADDITIONAL SHARES OF CAPITAL STOCK

        Assuming the Business Combination Proposal is approved, our stockholders are also being asked to approve an amendment to our current certificate of incorporation, which is, in the judgment of our board of directors, necessary to consummate the Business Combination and adequately address the needs of the combined company.

        There currently are 28,848,601 shares of Quinpario Common Stock issued and outstanding, consisting of 20,098,601 shares originally sold as part of the units issued in our IPO and 8,750,000 Founder Shares that were issued to the Sponsor prior to our IPO and which are currently held by the Founders (which excludes 1,312,500 shares forfeited following the consummation of the IPO). There are currently no shares of Company preferred stock issued and outstanding. In connection with the Business Combination, Quinpario expects to issue: (i) an aggregate of 111,200,000 newly issued shares of Quinpario Common Stock to the equityholders of SourceHOV and Novitex and (ii) approximately 7,400,000 shares of newly issued Quinpario Common Stock (or securities which may consist of or be convertible into 7,400,000 shares of Quinpario Common Stock) in the PIPE Investment.

        Following the closing of the Business Combination, the Sponsor has agreed to the cancellation of an estimated 1,637,500 to 3,750,000 of the Founder Shares held by it pursuant to the Forfeiture Agreement. In addition, following the Business Combination, there will be 35,000,000 public warrants outstanding originally sold as part of units in our IPO, which are convertible into shares of Quinpario Common Stock after expiration of any applicable lock-up period. Simultaneously with the closing of the Business Combination, we also intend to reserve for issuance up to                 shares of Quinpario Common Stock under the 2017 Stock Incentive Plan, subject to adjustment to prevent dilution or enlargement of the rights granted to, or available for, participants under the 2017 Stock Incentive Plan. For more information about shares of Common Stock which may be issued in the Business Combination, please see the section entitled "Proposal No. 1—Approval of the Business Combination" and for more information about our Common Stock, warrants and Founder Shares, please see the section entitled "Description of Securities."

        The amendment would increase our total number of authorized shares of all classes of capital stock from 136,000,000 shares to 350,000,000 shares, which would consist of (i) 340,000,000 shares of Quinpario Common Stock and (ii) 10,000,000 shares of preferred stock.

Reasons for the Amendments

        The amendment is intended to provide adequate authorized share capital to: (i) accommodate the issuance of shares of Quinpario Common Stock (or securities which may consist of or be convertible into shares of Quinpario Common Stock) in the Business Combination and the sale of Quinpario Common Stock in the PIPE Investment to be consummated in connection with the Business Combination, as well as reserving for issuance shares of Quinpario Common Stock pursuant to the future conversion of outstanding warrants into shares of Quinpario Common Stock and the issuance of shares of Quinpario Common Stock (or derivative securities thereof) pursuant to the 2017 Stock Incentive Plan; and (ii) to provide flexibility for future issuances of Quinpario Common Stock and preferred stock if determined by our board of directors to be in the best interests of the combined company without incurring the risk, delay and potential expense incident to obtaining stockholder approval for a particular issuance.

Comparison of Current Certificate of Incorporation to Proposed Certificate of Incorporation

        The following table sets forth a summary of the change proposed to be made between our current certificate of incorporation and the proposed certificate of incorporation. This summary is qualified by reference to the complete text of the proposed certificate of incorporation, a copy of which is attached to this proxy statement as Annex B. All stockholders are encouraged to read the proposed certificate of incorporation in its entirety for a more complete description of its terms.

	Current Certificate	Proposed Certificate
ARTICLE FOURTH	The current certificate of incorporation provides as follows:	This section shall be revised and restated in its entirety as follows:

The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 136,000,000 of which 135,000,000 shares shall be Common Stock of the par value of $.0001 per share and 1,000,000 shares shall be Preferred Stock of the par value of $.0001 per share.
The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 350,000,000 of which 340,000,000 shares shall be Common Stock of the par value of $.0001 per share and 10,000,000 shares shall be Preferred Stock of the par value of $.0001 per share.

        Approval of this proposal is a condition to the completion of the Business Combination. If the proposal is not approved, the Business Combination will not occur. This proposal is conditioned upon the approval and completion of the Business Combination, the Nasdaq Proposal and the Corporate Opportunity Proposal; if the Business Combination Proposal, the Nasdaq Proposal or the Corporate Opportunity Proposal are not approved, this proposal will have no effect, even if approved by Quinpario's stockholders.

Vote Required for Approval

        The affirmative vote of holders of a majority of the outstanding shares of Quinpario Common Stock is required to approve the amendments to our current certificate of incorporation. Broker non-votes, abstentions or the failure to vote by proxy or in person at the Annual Meeting will have the same effect as a vote "AGAINST" this proposal.

Recommendation of the Board of Directors

QUINPARIO'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE "FOR" THE APPROVAL OF THE AMENDMENTS TO CURRENT CERTIFICATE OF INCORPORATION TO AUTHORIZE ADDITIONAL SHARES OF CAPITAL STOCK.

 PROPOSAL NO. 4—APPROVAL OF THE AMENDMENTS TO CURRENT CERTIFICATE OF
INCORPORATION TO PROVIDE THAT CERTAIN PROVISIONS OF THE CERTIFICATE OF
INCORPORATION ARE SUBJECT TO THE DIRECTOR NOMINATION AGREEMENTS

        Assuming the Business Combination Proposal is approved, our stockholders are also being asked to approve an amendment to our current certificate of incorporation, which is, in the judgment of our board of directors, necessary to consummate the Business Combination and adequately address the needs of the combined company.

        At the closing of the Business Combination, the combined company will enter into Director Nomination Agreements with each of Novitex Parent and the HGM Group, substantially in the form attached to this proxy statement as Annex D, which will remain in effect for so long as the applicable Seller continues to beneficially own at least 5% of the then outstanding shares of Quinpario Common Stock (without giving effect to the exercise of any outstanding warrants to purchase Quinpario Common Stock). The Director Nomination Agreements will require that the individuals nominated for election as directors by our board of directors shall include a number of individuals selected by each of the Sellers such that, upon the election of each such individual, and each other individual nominated by or at the direction of our board of directors or a duly-authorized committee of the board, as a director of our company, the individuals selected by each Seller shall be: for so long as the applicable Seller beneficially owns at least 35% of the then outstanding shares of Quinpario Common Stock (without giving effect to the exercise of any outstanding warrants to purchase Quinpario Common Stock), three directors; for so long as the applicable Seller beneficially owns at least 15%, but less than 35%, of the then outstanding shares of Quinpario Common Stock (without giving effect to the exercise of any outstanding warrants to purchase Quinpario Common Stock), two directors; and for so long as the applicable Seller beneficially owns at least 5%, but less than 15%, of the then outstanding shares of Quinpario Common Stock (without giving effect to the exercise of any outstanding warrants to purchase Quinpario Common Stock), one director. In the case of a vacancy on our board of directors created by the removal or resignation of an individual selected for nomination by a Seller, the Director Nomination Agreements will require us to appoint another individual selected by the applicable Seller. See "Proposal No. 1—Approval of the Business Combination—Board of Directors of Quinpario Following the Business Combination."

        In addition, the Director Nomination Agreements will provide that for so long as a Seller continues to beneficially own at least 15% of the then outstanding shares of Quinpario Common Stock (without giving effect to the exercise of any outstanding warrants to purchase Quinpario Common Stock), we cannot, without the consent of such Seller, engage in certain related party transactions, adopt an equity incentive plan or amend the same to increase the number of securities that may be granted thereunder, issue certain equity securities, including with a fair market value of more than $100 million, amend our certificate of incorporation or bylaws in a manner that adversely affects such Seller's rights under the Director Nomination Agreement or has a disproportionate impact on the interests of such Seller, enter into certain new lines of business, or increase or decrease the size of the board of directors or change the classes on which the members of the board of directors serve. The Director Nomination Agreement also provides for observation rights for each Seller (or Seller's Affiliate) to the extent that it has a right of nomination that it does not utilize. See "Description of Securities—Consent Rights."

        This amendment would indicate that the terms of the combined company's certificate of incorporation are subject to the terms of each Director Nomination Agreement when such terms are in conflict.

Reasons for the Amendments

        The amendment is intended to provide that in the event that the terms of the combined company's certificate of incorporation conflict with the rights granted to the Sellers in the Director Nomination Agreement.

Comparison of Current Certificate of Incorporation to Proposed Certificate of Incorporation

        The following table sets forth a summary of the change proposed to be made between our current certificate of incorporation and the proposed certificate of incorporation. This summary is qualified by reference to the complete text of the proposed certificate of incorporation, a copy of which is attached to this proxy statement as Annex B. All stockholders are encouraged to read the proposed certificate of incorporation in its entirety for a more complete description of its terms.

	Current Certificate	Proposed Certificate
ARTICLE ELEVENTH	The current certificate of incorporation provides as follows:	This section shall be revised and restated in its entirety as follows:
There is no applicable language in the current certificate of incorporation.
The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Second Amended and Restated Certificate (including any Preferred Stock Designation), in the manner now or hereafter prescribed by this Second Amended and Restated Certificate and the GCL; and, except as set forth in this Article ELEVENTH, all rights, preferences and privileges herein conferred upon stockholders, directors or any other persons by and pursuant to this Second Amended and Restated Certificate in its present form or as hereafter amended are granted subject to the right reserved in this Article ELEVENTH. In the event that the provisions of this Second Amended and Restated Certificate and the nomination agreement between the Corporation and Apollo Novitex Holdings, L.P. and the nomination agreement between the Corporation and HOVS LLC, HOVS Capital II LLC, Stern Capital LLC, Sunraj LLC, Pidgin Associates LLC, HandsOn Fund 4 I, LLC, and Sonino LLC conflict, the provisions of such nomination agreements shall take precedence over this Second Amended and Restated Certificate.

        This proposal is conditioned upon the approval and completion of the Business Combination, the Nasdaq Proposal, the Authorized Capital Stock Proposal and the Corporate Opportunity Proposal; if the Business Combination Proposal, the Nasdaq Proposal, the Authorized Capital Stock Proposal and the Corporate Opportunity Proposal are not approved, this proposal will have no effect, even if approved by Quinpario's stockholders. This proposal is not a condition to the closing of the Business Combination, and the Business Combination may be consummated even if this proposal is not approved.

Vote Required for Approval

        The affirmative vote of holders of a majority of the outstanding shares of Quinpario Common Stock is required to approve the amendments to our current certificate of incorporation. Broker non-votes, abstentions or the failure to vote by proxy or in person at the Annual Meeting will have the same effect as a vote "AGAINST" this proposal.

Recommendation of the Board of Directors

QUINPARIO'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE "FOR" THE APPROVAL OF THE AMENDMENTS TO CURRENT CERTIFICATE OF INCORPORATION TO PROVIDE THAT CERTAIN PROVISIONS OF THE CERTIFICATE OF INCORPORATION OF THE COMPANY ARE SUBJECT TO THE DIRECTOR NOMINATION AGREEMENTS.

 PROPOSAL NO. 5—APPROVAL OF THE AMENDMENT TO THE CURRENT CERTIFICATE OF
INCORPORATION TO CHANGE THE NAME OF THE COMPANY

        Assuming the Business Combination Proposal is approved, our stockholders are also being asked to approve an amendment to our current certificate of incorporation, which is, in the judgment of our board of directors, necessary to consummate the Business Combination and adequately address the needs of the combined company.

        This amendment would change the name of the combined company to Exela Technologies, Inc.

Reasons for the Amendments

        Prior to the Business Combination, the Company's name is Quinpario Acquisition Corp. 2. The board of directors believes the name of the combined company should reflect the operating business the combined company intends to undertake.

Comparison of Current Certificate of Incorporation to Proposed Certificate of Incorporation

        The following table sets forth a summary of the change proposed to be made between our current certificate of incorporation and the proposed certificate of incorporation. This summary is qualified by reference to the complete text of the proposed certificate of incorporation, a copy of which is attached to this proxy statement as Annex B. All stockholders are encouraged to read the proposed certificate of incorporation in its entirety for a more complete description of its terms.

	Current Certificate	Proposed Certificate
RECITALS	The current certificate of incorporation provides as follows:	This section shall be revised and restated in its entirety as follows:
	1. The name of the Corporation is "Quinpario Acquisition Corp. 2."	1. The name of the Corporation is "Exela Technologies, Inc."

        This proposal is conditioned upon the approval and completion of the Business Combination, the Nasdaq Proposal, the Authorized Capital Stock Proposal and the Corporate Opportunity Proposal; if the Business Combination Proposal, the Nasdaq Proposal, the Authorized Capital Stock Proposal and the Corporate Opportunity Proposal are not approved, this proposal will have no effect, even if approved by Quinpario's stockholders. This proposal is not a condition to the closing of the Business Combination, and the Business Combination may be consummated even if this proposal is not approved.

Vote Required for Approval

        The affirmative vote of holders of a majority of the outstanding shares of Quinpario Common Stock is required to approve the amendments to our current certificate of incorporation. Broker non-votes, abstentions or the failure to vote by proxy or in person at the Annual Meeting will have the same effect as a vote "AGAINST" this proposal.

Recommendation of the Board of Directors

QUINPARIO'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE "FOR" THE APPROVAL OF THE AMENDMENT TO THE CURRENT CERTIFICATE OF INCORPORATION TO CHANGE THE NAME OF THE COMPANY.

PROPOSAL NO. 6—APPROVAL OF AMENDMENTS TO THE CURRENT CERTIFICATE OF
INCORPORATION TO PROVIDE THAT CERTAIN TRANSACTIONS ARE NOT 'CORPORATE
OPPORTUNITIES'

        Assuming the Business Combination Proposal is approved, our stockholders are also being asked to approve an amendment to our current certificate of incorporation, which is, in the judgment of our board of directors, necessary to consummate the Business Combination and adequately address the needs of the combined company.

        This amendment provides that certain transactions are not "corporate opportunities" and that certain persons, including the directors of the combined company, the Sellers and their affiliates, are not subject to the doctrine of corporate opportunity.

Reasons for the Amendments

        The new Article TENTH of the proposed certificate of incorporation provides that certain transactions are not "corporate opportunities" and that certain persons, including the directors of the combined company, the Sellers and their affiliates, are not subject to the doctrine of corporate opportunity and do not have any fiduciary duty to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as the combined company or any of its subsidiaries. The board of directors believes that this change is appropriate because the combined company could not undertake certain opportunities (such as those it is not financially, contractually or legally able to undertake) in any case, and neither the Sellers nor their affiliates should be restricted from investing in or operating similar businesses because the Sellers would be unwilling or unable to enter into the Business Combination without such assurances due to their activities as investors in a wide range of companies.

Comparison of Current Certificate of Incorporation to Proposed Certificate of Incorporation

        The following table sets forth a summary of the change proposed to be made between our current certificate of incorporation and the proposed certificate of incorporation. This summary is qualified by reference to the complete text of the proposed certificate of incorporation, a copy of which is attached to this proxy statement as Annex B. All stockholders are encouraged to read the proposed certificate of incorporation in its entirety for a more complete description of its terms.

	Current Certificate	Proposed Certificate
ARTICLE TENTH	The current certificate of incorporation provides as follows:	This section shall be revised and restated in its entirety as follows:
There is no applicable language in the current certificate of incorporation.
A. The doctrine of corporate opportunity, or any other analogous doctrine, shall not apply with respect to the Corporation or any of its officers or directors in circumstances where the application of any such doctrine to a corporate opportunity would conflict with any fiduciary duties or contractual obligations they may have as of the date of this Second Amended and Restated Certificate or in the future. In addition to the foregoing, the doctrine of corporate opportunity shall not apply to any other corporate opportunity with respect to any of the directors or officers of the Corporation unless such corporate opportunity is offered to such person solely in his or her capacity as a director or officer of the Corporation and such opportunity is one the Corporation is legally and contractually permitted to undertake and would otherwise be reasonable for the Corporation to pursue.

B. Without limiting the foregoing, to the extent permitted by applicable law, each of the stockholders and directors of the Corporation, their respective affiliates and all of their respective partners, principals, directors, officers, members, managers, equity holders and/or employees, including any of the foregoing who serve as officers or directors of the Corporation (other than the Corporation and its subsidiaries and other than directors that are employees of the Corporation or any of its subsidiaries) (each, an "Exempted Person") shall not have any fiduciary duty to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as the Corporation or any of its subsidiaries, except as otherwise expressly provided in any agreement entered into between the Corporation and such Exempted Person. To the fullest extent permitted by applicable law, the Corporation, on behalf of itself and its subsidiaries, renounces any interest or expectancy of the Corporation and its subsidiaries in, or in being offered an opportunity to participate in, business opportunities that are from time to time available to the Exempted Persons, even if the opportunity is one that the Corporation or its subsidiaries might reasonably be deemed to have pursued or had the ability or desire to pursue if granted the opportunity to do so, and each such Exempted Person shall have no duty to communicate or offer such business

Current Certificate	Proposed Certificate
opportunity to the Corporation (and there shall be no restriction on the Exempted Persons using the general knowledge and understanding of the industry in which the Corporation operates which it has gained as an Exempted Person in considering and pursuing such opportunities or in making investment, voting, monitoring, governance or other decisions relating to other entities or securities) and, to the fullest extent permitted by applicable law, shall not be liable to the Corporation or any of its subsidiaries or stockholders for breach of any fiduciary or other duty, as a director or officer or otherwise, by reason of the fact that such Exempted Person pursues or acquires such business opportunity, directs such business opportunity to another person or fails to present such business opportunity, or information regarding such business opportunity, to the Corporation or its subsidiaries, or uses such knowledge and understanding in the manner described herein, in each case, except as otherwise expressly provided in any agreement entered into between the Company and such Exempted Person. In addition to and notwithstanding the foregoing, a corporate opportunity shall not be deemed to belong to the Corporation if it is a business opportunity that the Corporation is not financially able or contractually permitted or legally able to undertake, or that is, from its nature, not in the line of the Corporation's business or is of no practical advantage to it or that is one in which the Corporation has no interest or reasonable expectancy. Any person or entity purchasing or otherwise acquiring any interest in any shares of stock of the Corporation shall be deemed to have notice of the provisions of this Article TENTH.

C. Neither the alteration, amendment, addition to or repeal of this Article TENTH, nor the adoption of any provision of this Second Amended and Restated Certificate (including any Preferred Stock Designation) inconsistent with this Article TENTH, shall eliminate or reduce the effect of this Article TENTH in respect of any business opportunity first identified or any other matter occurring, or any cause of action, suit or claim that, but for this Article TENTH, would accrue or arise, prior to such alteration, amendment, addition, repeal or adoption. This Article TENTH shall not limit any protections or defenses available to, or indemnification or advancement rights of, any director or officer of the Corporation under this Second Amended and Restated Certificate, the Bylaws or applicable law

        Approval of this proposal is a condition to the completion of the Business Combination. If the proposal is not approved, the Business Combination will not occur. This proposal is conditioned upon the approval and completion of the Business Combination, the Nasdaq Proposal and the Authorized Capital Stock Proposal; if the Business Combination Proposal, the Nasdaq Proposal or the Authorized Capital Stock Proposal are not approved, this proposal will have no effect, even if approved by Quinpario's stockholders.

Vote Required for Approval

        The affirmative vote of holders of a majority of the outstanding shares of Quinpario Common Stock is required to approve the amendments to our current certificate of incorporation. Broker non-votes, abstentions or the failure to vote by proxy or in person at the Annual Meeting will have the same effect as a vote "AGAINST" this proposal.

Recommendation of the Board of Directors

QUINPARIO'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE "FOR" THE APPROVAL OF AMENDMENTS TO THE CURRENT CERTIFICATE OF INCORPORATION TO PROVIDE THAT CERTAIN TRANSACTIONS ARE NOT 'CORPORATE OPPORTUNITIES'.

PROPOSAL NO. 7—APPROVAL OF ADDITIONAL AMENDMENTS TO CURRENT CERTIFICATE OF INCORPORATION IN CONNECTION WITH THE BUSINESS COMBINATION

        Assuming the Business Combination Proposal is approved, our stockholders are also being asked to approve certain amendments to our current certificate of incorporation, which are, in the judgment of our board of directors, necessary to adequately address the needs of the combined company.

        The additional amendments affect the following:

  •
  Clarify that each share of common stock of the combined company shall be entitled vote for each such share on each matter properly submitted to the stockholders on which the holders of Common Stock are entitled to vote;

  •
  Delete the reference to the incorporator of the company;

  •
  Delete the provisions under the current ARTICLE SIXTH pertaining to matters of the company prior to an initial business combination;

  •
  Provide that each director's liability to the combined company and its stockholders for monetary damages for breaches of fiduciary duties is limited in all instances to the extent permitted under the DGCL, including for (a) breaches of the duty of loyalty to the combined company, (b) for acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law, (c) for unlawful payments of dividends or unlawful stock purchases or redemptions and (d) for any transaction from which the director derived an improper personal benefit, in each case, to the extent permitted by law;

  •
  Provide that the rights to indemnification and advancement of expenses under current ARTICLE EIGHTH, paragraph B are contractual rights and inure to the benefit of the heirs, executors and administrators of each person indemnified thereunder, and clarifying changes to the paragraph;

  •
  Provide that the combined company will be the indemnitor of first resort to those persons who are entitled to indemnification under the proposed certificate of incorporation; and

  •
  Provide that any repeal or amendment to the amended indemnification provisions shall be prospective only;

Reasons for the Amendments

        These additional amendments to the certificate of incorporation of the combined company and the reasons for each of them are:

  •
  Amending Article FOURTH, paragraph B to clarify the intent of the current certificate of incorporation to state that the holders of common stock of the combined company will be entitled to one vote for each share of common stock held by such holder on all matters on which holders of common stock are entitled to vote.

  •
  Delete current Article FIFTH to remove references to the sole incorporator as such provision is no longer operative.

  •
  Delete current Article SIXTH to eliminate provisions specific to our status as a blank check company. This deletion is desirable because these provisions will serve no purpose following the Business Combination. For example, these proposed amendments remove the requirement to dissolve the Company and allow it to continue as a corporate entity with perpetual existence following consummation of the Business Combination. Perpetual existence is the usual period of existence for corporations, and the board of directors believes it is the most appropriate period for the combined company following the Business Combination. In addition, certain other provisions in Article SIXTH of our current certificate of incorporation require that proceeds from the Company's IPO be held in the Trust Account until a business combination or liquidation of the Company has occurred. These provisions would restrict our ability to pursue the Business Combination with SourceHOV and Novitex and the related financings, among other things.

  •
  Provide for changes to current Article EIGHTH to clarify the indemnification provisions in the current certificate of incorporation. The board of directors believes that these measures will help to ensure that the combined company will be able to attract and retain qualified directors, officers, employees and agents.

Comparison of Current Certificate of Incorporation to Proposed Certificate of Incorporation

        The following table sets forth a summary of the change proposed to be made between our current certificate of incorporation and the proposed certificate of incorporation. This summary is qualified by reference to the complete text of the proposed certificate of incorporation, a copy of which is attached to this proxy statement as Annex B. All stockholders are encouraged to read the proposed certificate of incorporation in its entirety for a more complete description of its terms.

	Current Certificate		Proposed Certificate
ARTICLE FOURTH	The current certificate of incorporation provides as follows:		This section shall be revised and restated in its entirety as follows:

B. Common Stock. Except as otherwise required by law or as otherwise provided in any Preferred Stock Designation, the holders of the Common Stock shall exclusively possess all voting power and each share of Common Stock shall have one vote.

B. Common Stock. Except as otherwise required by law or as otherwise provided in any Preferred Stock Designation, the holders of the Common Stock shall exclusively possess all voting power and each share of Common Stock shall have one vote for each such share on each matter properly submitted to the stockholders on which the holders of Common Stock are entitled to vote.

ARTICLE FIFTH	The current certificate of incorporation provides as follows:		This section shall be deleted in its entirety.
The name and mailing address of the sole incorporator of the Corporation are as follows:
	Name	Address
	Jeffrey M. Gallant	Graubard Miller The Chrysler Building 405 Lexington Avenue New York, New York 10174

	Current Certificate	Proposed Certificate
ARTICLE SIXTH	The current certificate of incorporation provides as follows:	This section shall be deleted in its entirety.

The introduction and the following provisions (A) through (H) of this Article Sixth shall apply during the period commencing upon the filing of this Certificate of Incorporation and terminating upon the consummation of any "Business Combination" and may not be amended prior to the consummation of a Business Combination unless holders of at least 65% of the then outstanding Common Stock approve such amendment. If the Corporation seeks to amend such provisions prior to the consummation of a Business Combination, the Corporation will provide holders of IPO Shares (defined below) who do not approve of such amendment the opportunity to convert their IPO Shares into cash at the Conversion/Redemption Price (defined below); provided, however, that the calculation of such price shall be made as of the date which is two days prior to the record date for the meeting called in connection with any such vote.

A "Business Combination" shall mean any merger, capital stock exchange, asset, stock purchase, reorganization or other similar business combination involving the Corporation and one or more businesses or entities ("Target Business"). The "Target Business Acquisition Period" shall mean the period from the effectiveness of the registration statement on Form S-1 ("Registration Statement") filed with the Securities and Exchange Commission ("Commission") in connection with the Corporation's initial public offering ("IPO") up to and including the first to occur of (a) a Business Combination or (b) July 24, 2017 (the "Termination Date").

Current Certificate	Proposed Certificate

A. Prior to the consummation of any Business Combination, the Corporation shall either (i) submit such Business Combination to its stockholders for approval ("Proxy Solicitation") pursuant to the proxy rules promulgated under the Securities Exchange Act of 1934, as amended ("Exchange Act") or (ii) provide all holders of its Common Stock with the opportunity to sell their shares to the Corporation, effective upon consummation of such Business Combination, for cash through a tender offer ("Tender Offer") pursuant to the tender offer rules promulgated under the Exchange Act.

B. If the Corporation engages in a Proxy Solicitation in connection with any proposed Business Combination, the Corporation will consummate such Business Combination only if a majority of the then outstanding shares of Common Stock present and entitled to vote at the meeting to approve the Business Combination are voted for the approval of such Business Combination.

Current Certificate	Proposed Certificate

C. In the event that a Business Combination is approved in accordance with the above paragraph (B) and is consummated by the Corporation, any holder of IPO Shares who voted on the proposal to approve such Business Combination, whether such holder voted in favor or against such Business Combination, may, contemporaneously with such vote, demand that the Corporation convert his IPO Shares into cash. If so demanded, the Corporation shall, promptly after consummation of the Business Combination, convert such shares into cash at a per share price equal to the quotient determined by dividing (i) the amount then held in the Trust Fund (as defined below) less any income taxes owed on such funds but not yet paid, calculated as of two business days prior to the consummation of the Business Combination, by (ii) the total number of IPO Shares then outstanding (such price being referred to as the "Conversion/Repurchase Price"). Notwithstanding the foregoing, a holder of IPO Shares, together with any affiliate of his or any other person with whom he is acting in concert or as a "group" (within the meaning of Section 13 (d)(3) of the Exchange Act) ("Group") with, will be restricted from demanding conversion with respect to more than 15% of the IPO Shares without the prior consent of the Corporation. Accordingly, all IPO Shares beneficially owned by such holder or any other person with whom such holder is acting in concert or as a Group with in excess of 15% or more of the IPO Shares will remain outstanding following consummation of such Business Combination in the name of the stockholder and not be converted. "Trust Fund" shall mean the trust account established by the Corporation at the consummation of its IPO and into which a certain amount of the net proceeds of the IPO and a simultaneous private placement is deposited, all as described in the Registration Statement.

Current Certificate	Proposed Certificate

D. If the Corporation engages in a Tender Offer, the Corporation shall file tender offer documents with the Commission which will contain substantially the same financial and other information about the Business Combination as is required under the proxy rules promulgated under the Exchange Act and that would have been included in any proxy statement filed with the Commission in connection with a Proxy Solicitation, even if such information is not required under the tender offer rules promulgated under the Exchange Act. The per-share price at which the Corporation will repurchase the IPO Shares in any such Tender Offer shall be equal to the Conversion/Repurchase Price. The Corporation shall not purchase any shares of Common Stock other than IPO Shares in any such Tender Offer.

E. The Corporation will not consummate any Business Combination unless it has net tangible assets of at least $5,000,001 upon consummation of such Business Combination.

Current Certificate	Proposed Certificate

F. In the event that the Corporation does not consummate a Business Combination by the Termination Date, the Corporation shall (i) cease all operations except for the purposes of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter redeem 100% of the IPO Shares for cash at a redemption price per share equal to the amount then held in the Trust Account, including the interest earned thereon, less taxes payable, divided by the total number of IPO Shares then outstanding (which redemption will completely extinguish such holders' rights as stockholders, including the right to receive further liquidation distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to approval of the Corporation's then stockholders and subject to the requirements of the GCL, including the adoption of a resolution by the Board pursuant to Section 275(a) of the GCL finding the dissolution of the Corporation advisable and the provision of such notices as are required by said Section 275(a) of the GCL, dissolve and liquidate the balance of the Corporation's net assets to its remaining stockholders, as part of the Corporation's plan of dissolution and liquidation, subject in cases of (ii) and (iii) above to the Corporation's obligations under the GCL to provide for claims of creditors and other requirements of applicable law.

G. A holder of IPO Shares shall be entitled to receive distributions from the Trust Fund only in the event (i) he demands conversion of his shares in accordance with paragraph C above in connection with any Proxy Solicitation, (ii) he sells his shares to the Corporation in accordance with paragraph D above in connection with any Tender Offer, (iii) that the Corporation has not consummated a Business Combination by the Termination Date or (iv) the Corporation seeks to amend the provisions of this Article Sixth prior to the consummation of a Business Combination. In no other circumstances shall a holder of IPO Shares have any right or interest of any kind in or to the Trust Fund.

Current Certificate	Proposed Certificate

H. Prior to a Business Combination, the Board of Directors may not issue (i) any shares of Common Stock or any securities convertible into Common Stock; or (ii) any securities which participate in or are otherwise entitled in any manner to any of the proceeds in the Trust Fund or which vote as a class with the Common Stock on a Business Combination.

	Current Certificate	Proposed Certificate
ARTICLE EIGHTH	The current certificate of incorporation provides as follows:	This section shall be revised and restated in its entirety as follows:

A. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the GCL, or (iv) for any transaction from which the director derived an improper personal benefit. If the GCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the GCL, as so amended. Any repeal or modification of this paragraph A by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation with respect to events occurring prior to the time of such repeal or modification.

B. The Corporation, to the full extent permitted by Section 145 of the GCL, as amended from time to time, shall indemnify all persons whom it may indemnify pursuant thereto. Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding for which such officer or director may be entitled to indemnification hereunder shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized hereby.

A. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the GCL as the same exists or may hereafter be amended. If the GCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the GCL, as so amended. Any repeal or modification of this paragraph A by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation with respect to events occurring prior to the time of such repeal or modification.

B. The Corporation, to the full extent permitted by Delaware law, as the same exists or may hereafter be amended from time to time, shall indemnify and hold harmless each person whom it may indemnify pursuant thereto. Expenses (including attorneys' fees) incurred by any such indemnified person in defending any civil, criminal, administrative, or investigative action, suit or proceeding for which such person may be entitled to indemnification hereunder shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized hereby. The rights to indemnification and advancement of expenses conferred by this paragraph B shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent of the Corporation and shall inure to the benefit of his or her heirs, executors and administrators.

Current Certificate	Proposed Certificate

C. The Corporation hereby acknowledges that an indemnitee may have certain rights to other indemnification, advancement of expenses and/or insurance (collectively, the "Other Indemnitors"). The Corporation hereby agrees that with respect to any and all losses arising by reason of the fact that such indemnitee is or was a director, officer, employee or agent of the Corporation or any subsidiary thereof, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, (i) that the Corporation is the indemnitor of first resort (i.e., its obligations to an indemnitee are primary and any obligation of the Other Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by such indemnitee are secondary), (ii) that the Corporation shall be required to advance the full amount of expenses incurred by an indemnitee in accordance with this paragraph C and shall be liable for the full amount of all losses to the extent legally permitted and as required by the terms of this Second Amended and Restated Certificate of Incorporation (or any other agreement between the Corporation and an indemnitee), without regard to any rights an indemnitee may have against the Other Indemnitors, and, (iii) that the Corporation irrevocably waives, relinquishes and releases the Other Indemnitors from any and all claims against the Other Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof. The Corporation further agrees that no advancement or payment by the Other Indemnitors on behalf of an indemnitee with respect to any claim for which such indemnitee has sought indemnification from the Corporation shall affect the foregoing and the Other Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of such indemnitee against the Corporation. The Corporation and each indemnitee agree that the Other Indemnitors are express third party beneficiaries of the terms of this paragraph C.

Current Certificate	Proposed Certificate

D. Any repeal or amendment of this Article SIXTH by the stockholders of the Corporation or by changes in law, or the adoption of any other provision of this Second Amended and Restated Certificate inconsistent with this Article SIXTH, shall, unless otherwise required by law, be prospective only (except to the extent such amendment or change in law permits the Corporation to provide broader indemnification rights on a retroactive basis than permitted prior thereto), and shall not in any way diminish or adversely affect any right or protection existing at the time of such repeal or amendment or adoption of such inconsistent provision in respect of any proceeding (regardless of when such proceeding is first threatened, commenced or completed) arising out of or related to any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.

        This proposal is conditioned upon the approval and completion of the Business Combination, the Nasdaq Proposal, the Authorized Capital Stock Proposal and the Corporate Opportunity Proposal; if the Business Combination Proposal, the Nasdaq Proposal, the Authorized Capital Stock Proposal and the Corporate Opportunity Proposal are not approved, this proposal will have no effect, even if approved by Quinpario's stockholders. This proposal is not a condition to the closing of the Business Combination, and the Business Combination may be consummated even if this proposal is not approved.

Vote Required for Approval

        The affirmative vote of holders of a majority of the outstanding shares of Quinpario Common Stock is required to approve the amendments to our current certificate of incorporation. Broker non-votes, abstentions or the failure to vote by proxy or in person at the Annual Meeting will have the same effect as a vote "AGAINST" this proposal.

Recommendation of the Board of Directors

QUINPARIO'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE "FOR" THE APPROVAL OF ADDITIONAL AMENDMENTS TO CURRENT CERTIFICATE OF INCORPORATION IN CONNECTION WITH THE BUSINESS COMBINATION.

PROPOSAL NO. 8—ELECTION OF DIRECTORS TO THE BOARD

Overview

        The Company's board of directors is currently divided into three classes, Class A, Class B and Class C, with only one class of directors being elected in each year and each class serving a three year term (except for those directors appointed prior to our first annual meeting of stockholders). Since we have not held a meeting of stockholders since our IPO, the members of each class of our board of directors are up for election at the Annual Meeting and our stockholders are being asked to elect seven directors to our board of directors, with each Class A director having a term that expires at the Company's annual meeting of stockholders in 2018, each Class B director having a term that expires at the Company's annual meeting of stockholders in 2019 and each Class C director having a term that expires at the Company's annual meeting of stockholders in 2020, or in each case until their respective successors are duly elected and qualified, or until their earlier resignation, removal or death. The election of these directors is not a condition to the completion of the Business Combination.

        Our board of directors has nominated each of Messrs. Paul J. Berra III, Edgar G. Hotard, W. Thomas Jagodinski, Ilan Kaufthal, Roberto Mendoza and Shlomo Yanai and Dr. John Rutledge to serve as directors of Quinpario until their earlier resignation, removal or death, with Mr. Yanai and Dr. Rutledge to serve as Class A directors, Messrs. Jagodinski and Kaufthal to serve as Class B directors and Messrs. Berra III, Hotard and Mendoza to serve as Class C directors. Information regarding each nominee is set forth under "Information About Quinpario—Management—Directors and Executive Officers."

        Upon the closing of the Business Combination, and pursuant to the Director Nomination Agreements, we anticipate that the current members of the Quinpario board of directors will resign, that the Company will increase the size of the board of directors from seven to eight directors, and that the individuals set forth under "Management After the Business Combination" will be appointed to the board of directors. An information statement will be prepared, filed with the SEC and transmitted to Quinpario stockholders pursuant to Section 14(f) of the Exchange Act and Rule 14f-1 in connection with the change in composition of the board of directors of the combined company.

Vote Required for Approval

        If a quorum is present, directors are elected by a plurality of the votes cast, in person or by proxy. This means that the seven nominees will be elected if they receive more affirmative votes than any other nominee for the same position. Votes marked "FOR" a nominee will be counted in favor of that nominee. Proxies will have full discretion to cast votes for other persons in the event any nominee is unable to serve. Our board of directors has no reason to believe that any nominee will be unable to serve if elected. Failure to vote by proxy or to vote in person at the Annual Meeting, an abstention or a broker non-vote will have no effect on the vote since a plurality of the votes cast is required for the election of each nominee. Adoption of the Election Director Proposal is not conditioned upon the adoption of any of the other proposals.

Recommendation of the Board of Directors

QUINPARIO'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE "FOR" THE ELECTION OF EACH OF THE SEVEN NOMINEES TO THE BOARD OF DIRECTORS.

 PROPOSAL NO. 9—APPROVAL AND ADOPTION OF THE 2017 STOCK INCENTIVE PLAN

        Our board of directors has unanimously approved and adopted the 2017 Stock Incentive Plan, and our board of directors has unanimously approved and recommended that our stockholders approve and adopt the 2017 Stock Incentive Plan. Set forth below is a description of the 2017 Stock Incentive Plan. Our stockholders should read carefully the entire 2017 Stock Incentive Plan, which is attached to this proxy statement as Annex   , before voting on this proposal.

        Approval of this proposal is not a condition to the completion of the Business Combination.

        The 2017 Stock Incentive Plan will allow us to make future stock- and cash-based awards to eligible participants deemed critical for attracting, motivating, rewarding and retaining a talented team who will contribute to our successes. Stockholder approval of the 2017 Stock Incentive Plan will also provide the compensation committee with flexibility to grant cash incentive and share awards intended to qualify as performance-based compensation under Section 162(m) of the Code and incentive stock options under Section 422 of the Code, assuming applicable regulatory requirements have been satisfied. No awards will be granted pursuant to the 2017 Stock Incentive Plan until it is approved by the Company's stockholders.

        Under the 2017 Stock Incentive Plan, we will be authorized to issue up to            shares of common stock. The shares of common stock our board of directors has reserved for issuance under the 2017 Stock Incentive Plan represent approximately        % of our outstanding shares of common stock and        % of our fully diluted shares of common stock as of the record date,                        , 2017. Our board of directors believes that compensation of the type available for grant under the 2017 Stock Incentive Plan, a cash- and stock-based incentive plan, furthers our goal of creating long-term value for our stockholders by fostering an ownership culture that encourages a focus on long-term performance, retention, and stockholder value-creation, and exposes participants to economic diminishment if our share performance lags.

Alignment of the 2017 Stock Incentive Plan with the Interests of the Company and Stockholders

        Our board of directors believes that using long-term incentive compensation, including equity compensation, to retain and motivate our key employees is critical to the achievement of our long-term goals and it considered the following factors, among other things, when adopting the 2017 Stock Incentive Plan:

  •
  our belief that the 2017 Stock Incentive Plan will serve a critical role in attracting, retaining and motivating high caliber employees, officers, directors and other service providers essential to our success and in motivating these individuals to enhance our growth and profitability;

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  our belief that share ownership by employees, consultants and non-employee directors provides performance incentives and fosters long-term commitment to our benefit and to the benefit of our Stockholders;

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  our belief that equity compensation, by its very nature, is performance-based compensation, and that the 2017 Stock Incentive Plan reflects our pay-for-performance philosophy and motivates our employees, consultants and non-employee directors to enhance our growth and profitability; and

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  our belief that enabling the Company to grant performance-based equity and cash-based awards that are intended to be fully deductible under Section 162(m) of the Code is in the best interests of the Company and its Stockholders.

Key Features of the 2017 Stock Incentive Plan

        The 2017 Stock Incentive Plan and our related governance practices and policies include many features that are designed to protect stockholder interests. A summary of these features follows, and a more detailed description of the features is included under the heading "Summary of the 2017 Stock Incentive Plan" below. The summaries in this proposal do not provide a complete description of all the provisions of the 2017 Stock Incentive Plan and are qualified in their entirety by reference to the full text of the 2017 Stock Incentive Plan, which is attached to this proxy statement as Annex   .

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  Fixed Reserve of Shares.  The number of shares of common stock available for grant under the 2017 Stock Incentive Plan is fixed and will not automatically increase because of an "evergreen" feature—meaning, stockholder approval is required to increase the share reserve under the 2017 Stock Incentive Plan, allowing our stockholders to have direct input on our equity compensation program.

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  No Repricing.  The 2017 Stock Incentive Plan prohibits the repricing of awards without stockholder approval.

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  No Discounted Stock Options or Stock Appreciation Rights.  Except with respect to substitute awards granted in connection with a corporate transaction, all stock options and stock appreciation rights must have an exercise price or base price equal to or greater than the fair market value of the underlying shares of common stock on the date of grant.

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  Limitation on Term of Stock Options and Stock Appreciation Rights.  The maximum term of a stock option or stock appreciation right under the 2017 Stock Incentive Plan is 10 years.

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  No Dividends or Dividend Equivalents on Unearned Awards.  Generally, any cash dividends and share dividends paid on shares of restricted stock will be withheld by the Company and will be subject to vesting and forfeiture to the same degree as the shares of restricted stock to which such dividends relate. The 2017 Stock Incentive Plan also prohibits the current payment of dividends or dividend equivalent rights on unvested or unearned performance awards.

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  Clawback.  Awards granted under the 2017 Stock Incentive Plan will be subject to the Company's clawback and/or recoupment policies in effect from time to time or as otherwise required by applicable law.

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  No Automatic Grants.  The 2017 Stock Incentive Plan does not provide for automatic grants to any participant.

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  Independent Compensation Committee.  The 2017 Stock Incentive Plan will be administered by a committee of our board of directors or a subcommittee thereof, comprised entirely of independent directors.

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  No Tax Gross-Ups.  The 2017 Stock Incentive Plan does not provide for any tax gross-ups.

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  Minimum Vesting Period.  Awards under the 2017 Stock Incentive Plan generally must vest over a period of not less than one year from the date of grant, subject to certain exceptions as set forth in the 2017 Stock Incentive Plan.

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  Double-Trigger Vesting.  Pursuant to the 2017 Stock Incentive Plan, except as provided in any agreement between the Participant and the Company, the vesting of awards that are assumed or substituted in connection with a change in control only accelerates as a result of the change in control if a participant experiences a qualifying termination within two years following the change in control.

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  Performance Awards.  The compensation committee may grant qualified performance-based awards intended to be fully deductible under Section 162(m) of the Code as well as other performance-based awards.

(a)
Summary of the 2017 Stock Incentive Plan

        The following is a summary of certain material features of the 2017 Stock Incentive Plan.

Introduction

        On                        , 2017, our board of directors adopted the 2017 Stock Incentive Plan, subject to approval by our stockholders. The 2017 Stock Incentive Plan will authorize the grant of stock options, restricted stock awards, restricted stock units, stock appreciation rights, performance awards and other awards that may be settled in or based upon our common stock. The 2017 Stock Incentive Plan will become effective immediately upon adoption by our stockholders.

        Purpose.    The purpose of the 2017 Stock Incentive Plan is to give us the ability to attract, retain, motivate and reward certain officers, employees, directors and consultants and to provide a means whereby officers, employees, directors and/or consultants can acquire and maintain ownership of our common stock or be paid incentive compensation measured by reference to the value of our common stock, thereby strengthening their commitment to our welfare and that of our affiliates and promoting an identity of interest between our stockholders and these persons and encouraging such eligible persons to expend maximum effort in the creation of stockholder value.

        The following summary is not a complete description of all provisions of the 2017 Stock Incentive Plan and is qualified in its entirety by reference to the 2017 Stock Incentive Plan, the final version of which is attached to this proxy statement as Annex   .

        Plan Administration.    The 2017 Stock Incentive Plan will be administered by our compensation committee. Our compensation committee will have the authority, among other things, to select participants, grant awards, determine types of awards and terms and conditions of awards for participants, prescribe rules and regulations for the administration of the plan and make all decisions and determinations as deemed necessary or advisable for the administration of the 2017 Stock Incentive Plan. Our compensation committee may delegate certain of its authority as it deems appropriate, pursuant to the terms of the 2017 Stock Incentive Plan and to the extent permitted by applicable law, to our officers or employees, although any award granted to any person who is not our employee, who is subject to Section 16 of the Exchange Act, or who is granted an award that is intended to qualify as performance-based compensation under Section 162(m) of the Code must be expressly approved by the compensation committee. Our compensation committee's actions will be final, conclusive and binding.

        Authorized Stock.    A total of            shares of common stock will be reserved and available for issuance under the 2017 Stock Incentive Plan, subject to adjustment in accordance with the terms of the 2017 Stock Incentive Plan. The number of shares of common stock reserved and available for issuance under the 2017 Stock Incentive Plan is subject to adjustment, as described below. The maximum number of shares of common stock that may be issued in respect of incentive stock options will be            . Common stock issued under the 2017 Stock Incentive Plan may consist of authorized but unissued stock or previously issued common stock. Common stock underlying awards that are settled in cash, expire or are canceled, forfeited, or otherwise terminated without delivery to a participant will again be available for issuance under the 2017 Stock Incentive Plan. Common stock withheld or surrendered in connection with the payment of an exercise price of an award or to satisfy tax withholding will again become available for issuance under the 2017 Stock Incentive Plan.

        Individual Limits.    At all times that we are subject to Section 162(m) of the Code, the maximum number of shares of common stock subject to stock options, stock appreciation rights or performance-

based awards intended to qualify as "qualified performance-based compensation" (within the meaning of Section 162(m) of the Code), in each case, that may be granted to any individual in any one calendar year is            , subject to adjustment, as described below. The maximum value of performance-based awards intended to qualify as "qualified performance-based compensation" (within the meaning of Section 162(m) of the Code) that is valued in dollars that an individual may receive in respect of any annual performance period is $            , and for any performance period in excess of one year, such amount multiplied by a fraction, the numerator of which is the number of months in the performance period and denominator of which is 12. The maximum value of any awards granted to any non-employee director in any one calendar year, taken together with any cash fees paid to such non-employee director during such calendar year, may not exceed $            .

        Types of Awards.    The types of awards that may be available under the 2017 Stock Incentive Plan are described below. All of the awards described below will be subject to the terms and conditions determined by our compensation committee in its sole discretion, subject to certain limitations provided in the 2017 Stock Incentive Plan. Each award granted under the 2017 Stock Incentive Plan will be evidenced by an award agreement, which will govern that award's terms and conditions.

        Minimum Vesting Period.    Except as provided below, no award granted under the 2017 Stock Incentive Plan (other than any cash-based performance award) may vest over a period that is less than one year from the date of grant. The foregoing minimum vesting period will not apply: (i) to awards granted in payment of or exchange for an equivalent amount of salary, bonus or other earned cash compensation (including performance shares); (ii) to a substitute award that does not reduce the vesting period of the award being replaced or assumed; (iii) to awards involving an aggregate number of common shares not in excess of 5% of the aggregate number of common shares that may be delivered in connection with awards under the 2017 Stock Incentive Plan (subject to adjustment as described below under "—Adjustments"); or (iv) in connection with certain qualifying terminations that result in accelerated vesting of an Award in accordance with the terms of any grant or other similar agreement.

        Non-qualified Stock Options.    A non-qualified stock option is an option that is not intended to meet the qualifications of an incentive stock option, as described below. An award of a non-qualified stock option grants a participant the right to purchase a certain number of shares of our common stock during a specified term in the future, or upon the achievement of performance or other conditions, at an exercise price set by our compensation committee on the grant date. The term of a non-qualified stock option will be set by our compensation committee but may not exceed 10 years from the grant date. The exercise price may be paid using any of the following payment methods: (i) immediately available funds in U.S. dollars or by certified or bank cashier's check, (ii) by delivery of stock having a value equal to the exercise price, (iii) a broker assisted cashless exercise, or (iv) by any other means approved by our compensation committee. The 2017 Stock Incentive Plan provides that unless otherwise specifically determined by the compensation committee, vesting of non-qualified stock options will be suspended during the period of any approved leave of absence by a participant following which the participant has a right to reinstatement and will resume upon such participant's return to employment. The 2017 Stock Incentive Plan also provides that participants terminated for "cause" (as such term is defined in the 2017 Stock Incentive Plan) will forfeit all of their non-qualified stock options, whether or not vested. Participants terminated for any other reason will forfeit their unvested non-qualified stock options, retain their vested non-qualified stock options, and will have one year (in the case of a termination by reason of death or disability) or 90 days (in all other cases) following their termination date to exercise their vested non-qualified stock options, unless such non-qualified stock option expires sooner. The 2017 Stock Incentive Plan authorizes our compensation committee to provide for different treatment of non-qualified stock options upon termination than that described above, as determined in its discretion.

        Incentive Stock Options.    An incentive stock option is a stock option that meets the requirements of Section 422 of the Code. Incentive stock options may be granted only to our employees or employees of certain of our subsidiaries and must have an exercise price of no less than 100% of the fair market value (or 110% with respect to a 10% shareholder) of a share of common stock on the grant date and a term of no more than 10 years (or 5 years with respect to a 10% shareholder). The aggregate fair market value, determined at the time of grant, of our common stock subject to incentive stock options that are exercisable for the first time by a participant during any calendar year may not exceed $100,000. The 2017 Stock Incentive Plan provides that unless otherwise specifically determined by the compensation committee, vesting of incentive stock options will be suspended during the period of any approved leave of absence by a participant following which the participant has a right to reinstatement and will resume upon such participant's return to employment. The 2017 Stock Incentive Plan also provides that participants terminated for "cause" will forfeit all of their incentive stock options, whether or not vested. Participants terminated for any other reason will forfeit their unvested incentive stock options, retain their vested incentive stock options, and will have one year (in the case of a termination by reason of death or disability) or 90 days (in all other cases) following their termination date to exercise their vested incentive stock options, unless such incentive stock option expires sooner. The 2017 Stock Incentive Plan authorizes our compensation committee to provide for different treatment of incentive stock options upon termination than that described above, as determined in its discretion.

        Stock Appreciation Rights.    A stock appreciation right entitles the participant to receive an amount equal to the difference between the fair market value of our common stock on the exercise date and the base price of the stock appreciation right that is set by our compensation committee on the grant date, multiplied by the number of shares of common stock subject to the stock appreciation right. The term of a stock appreciation right will be set by our compensation committee but may not exceed 10 years from the grant date. Payment to a participant upon the exercise of a stock appreciation right may be either in cash, stock or property as specified in the award agreement or as determined by our compensation committee. The 2017 Stock Incentive Plan provides that unless otherwise specifically determined by the compensation committee, vesting of stock appreciation rights will be suspended during the period of any approved leave of absence by a participant following which the participant has a right to reinstatement and will resume upon such participant's return to employment. The 2017 Stock Incentive Plan also provides that participants terminated for "cause" will forfeit all of their stock appreciation rights, whether or not vested. Participants terminated for any other reason will forfeit their unvested stock appreciation rights, retain their vested stock appreciation rights, and will have one year (in the case of a termination by reason of death or disability) or 90 days (in all other cases) following their termination date to exercise their vested stock appreciation rights, unless such appreciation right expires sooner. The 2017 Stock Incentive Plan authorizes our compensation committee to provide for different treatment of stock appreciation rights upon termination than that described above, as determined in its discretion.

        Restricted Stock.    A restricted stock award is an award of restricted common stock that does not vest until a specified period of time has elapsed, and/or upon the achievement of performance or other conditions determined by our compensation committee, and which will be forfeited if the conditions to vesting are not met. During the period that any restrictions apply, transfer of the restricted common stock is generally prohibited. Unless otherwise specified in their award agreement, participants generally have all of the rights of a stockholder as to the restricted common stock, including the right to vote such common stock, provided, that any cash or stock dividends with respect to the restricted common stock will be withheld by us and will be subject to forfeiture to the same degree as the restricted common stock to which such dividends relate. The 2017 Stock Incentive Plan provides that unless otherwise specifically determined by the compensation committee, vesting of restricted stock awards will be suspended during the period of any approved leave of absence by a participant following which the participant has a right to reinstatement and will resume upon such participant's return to employment. Except as otherwise provided by our compensation committee, in the event a participant is terminated for any reason, the vesting with respect to the participant's restricted stock will cease, and as soon as practicable following the termination, we will repurchase all of such participant's unvested restricted stock at a purchase price equal to the original purchase price paid for the restricted stock, or if the original purchase price is equal to $0, the unvested restricted stock will be forfeited by the participant to us for no consideration.

        Restricted Stock Units.    A restricted stock unit is an unfunded and unsecured obligation to issue common stock (or an equivalent cash amount) to the participant in the future. Restricted stock units become payable on terms and conditions determined by our compensation committee and will vest and be settled at such times in cash, common stock, or other specified property, as determined by our compensation committee. Participants have no rights of a stockholder as to the restricted stock units, including no voting rights or rights to dividends, until the underlying common stock is issued or becomes payable to the participant. The 2017 Stock Incentive Plan provides that unless otherwise specifically determined by the compensation committee, vesting of restricted stock units will be suspended during the period of any approved leave of absence by a participant following which the participant has a right to reinstatement and will resume upon such participant's return to employment. Except as otherwise provided by our compensation committee, in the event a participant is terminated for any reason, the vesting with respect to the participant's restricted stock units will cease, each of the participant's outstanding unvested restricted stock units will be forfeited for no consideration as of the date of such termination, and any stock remaining undelivered with respect to the participant's vested restricted stock units will be delivered on the delivery date specified in the applicable award agreement.

        Performance Awards.    Performance awards (which may be classified as performance stock, performance units or cash awards) represent the right to receive certain amounts based on the achievement of pre-determined performance goals during a designated performance period. The terms of each performance award will be set forth in the applicable award agreement. Our compensation committee will be responsible for setting the applicable performance goals, which will be limited to specific levels of or increases in one or more of the following business criteria (alone or in combination with any other criterion, whether gross or net, before or after taxes, and/or before or after other adjustments, as determined by our compensation committee): (i) earnings, including net earnings, total earnings, operating earnings, earnings growth, operating income, earnings before or after taxes, earnings before or after interest, depreciation, amortization, or unusual, non-recurring or special items or book value per share (which may exclude nonrecurring items), tangible book value or growth in tangible book value per share; (ii) pre-tax income or after tax income; (iii) earnings per share (basic or diluted); (iv) operating profit; (v) revenue, revenue growth, or rate of revenue growth; (vi) return on assets (gross or net), return on investment, return on capital, return on equity, financial return ratios, or internal rates of return; (vii) returns on sales or revenues; (viii) operating expenses; (ix) stock price appreciation; (x) cash flow (including, but not limited to, operating cash flow and free cash flow), cash flow return on investment (discounted or otherwise), net cash provided by operations or cash flow in excess of cost of capital, or working capital turnover; (xi) implementation or completion of critical projects or processes; (xii) economic value created; (xiii) balance sheet measurements; (xiv) cumulative earnings per share growth; (xv) operating margin, profit margin, or gross margin; (xvi) stock price or total stockholder return; (xvii) cost or expense targets, reductions and savings, productivity and efficiencies; (xviii) sales or sales growth; (xix) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, market share, geographic business expansion, customer satisfaction, employee satisfaction, human resources management, supervision of litigation, information technology, and goals relating to acquisitions, divestitures, joint ventures, and similar transactions, and budget comparisons; (xx) personal professional objectives, including any of the foregoing performance goals, the implementation of policies and plans, the negotiation of transactions, the development of long term business goals, the formation of joint ventures, research or development collaborations, and the completion of other corporate transactions; (xxi) billings, billings growth, or rate of billings growth; (xxii) underwriting income or profit; (xxiii) loss ratio or combined ratio; and (xxiv) for any period of time in which Section 162(m) of the Code is not applicable to us, or in the case of persons whose compensation is not subject to Section 162(m) of the Code, such other criteria as may be determined by our compensation committee. The business criteria may be combined with cost of capital, assets, invested capital and stockholder equity to form an appropriate measure of performance and will have any reasonable definitions that our compensation committee may specify.

        Performance goals may be established on a company-wide basis, project or geographical basis or, as the context permits, with respect to one or more our business units, divisions, lines of business or business segments, subsidiaries, products, regions, or other operational units or administrative departments (or in combination thereof) or may be related to the performance of an individual participant and may be expressed in absolute terms, or relative or comparative to (i) current internal targets or budgets, (ii) our past performance (including the performance of one or more of our subsidiaries, divisions, or operating units), (iii) the performance of one or more similarly situated companies, (iv) the performance of an index covering multiple companies, or (v) other external measures of the selected performance criteria. Performance goals may be in either absolute terms or relative to the performance of one or more comparable companies or an index covering multiple companies.

        Our compensation committee will make appropriate adjustments in the method of calculating the attainment of applicable performance goals to provide for objectively determinable adjustments, modifications or amendments, as determined in accordance with GAAP, to any of the business criteria described above for one or more of the following items of gain, loss, profit or expense: (i) determined to be items of an unusual nature or of infrequency of occurrence or non-recurring items; (ii) related to changes in accounting principles under GAAP or tax laws; (iii) related to currency fluctuations; (iv) related to financing activities (e.g., effect on earnings per share of issuing convertible debt securities); (v) related to restructuring, divestitures, productivity initiatives or new business initiatives; (vi) related to discontinued operations that do not qualify as a segment of business under GAAP; (vii) attributable to the business operations of any entity acquired by us during the fiscal year; (viii) non-operating items; and (ix) acquisition or divestiture expenses.

        Performance awards which have been earned as a result of the relevant performance goals being achieved may be paid in the form of cash, common stock or other awards under the 2017 Stock Incentive Plan (or some combination thereof). The 2017 Stock Incentive Plan provides that unless otherwise specifically determined by the compensation committee, a participant will only be eligible to earn a performance award while the participant is employed or rendering services, and that vesting of performance awards will be suspended during the period of any approved leave of absence by a participant following which the participant has a right to reinstatement and will resume upon such participant's return to employment. Except as otherwise provided by the compensation committee, if a participant is terminated for any reason, the participant will forfeit all performance awards held by such participant.

        Other Stock-Based Compensation.    Under the 2017 Stock Incentive Plan, our compensation committee may grant other types of equity-based awards subject to such terms and conditions that our compensation committee may determine. Such awards may include the grant of dividend equivalents, which generally entitle the participant to receive amounts equal to the dividends that are paid on the stock underlying the award.

        Adjustments.    The aggregate number of shares of common stock reserved and available for issuance under the 2017 Stock Incentive Plan, the individual limitations, the number of shares of common stock covered by each outstanding award, and the price per share of common stock underlying each outstanding award will be equitably and proportionally adjusted or substituted, as determined by our compensation committee in its sole discretion, as to the number, price or kind of stock or other consideration subject to such awards in connection with stock dividends, extraordinary cash dividends, stock splits, reverse stock splits, recapitalizations, reorganizations, mergers, amalgamations, consolidations, combinations, exchanges, or other relevant changes in our capitalization affecting our common stock or our capital structure which occurs after the date of grant of any award, in connection with any extraordinary dividend declared and paid in respect of stock or in the event of any change in applicable law or circumstances that results in or could result in, as determined by the compensation committee in its sole discretion, any substantial dilution or enlargement of the rights intended to be granted to, or available for, participants in the 2017 Stock Incentive Plan.

        Corporate Events.    In the event of a merger, amalgamation, or consolidation involving us in which we are not the surviving corporation or in which we are the surviving corporation but the holders of our common stock receive securities of another corporation or other property or cash, a "change in control" (as defined in the 2017 Stock Incentive Plan), or a reorganization, dissolution, or liquidation of us, our compensation committee may, in its discretion, provide for the assumption or substitution of outstanding awards, accelerate the vesting of outstanding awards, cash-out outstanding awards or replace outstanding awards with a cash incentive program that preserves the value of the awards so replaced. With respect to any award that is assumed or substituted in connection with a "change in control," except as provided in any agreement between the Participant and Company, the vesting, payment, purchase or distribution of such award will not be accelerated by reason of the "change in control" for any participant unless the participant's employment is involuntarily terminated as a result of the "change in control" during the two-year period commencing on the "change in control."

        Transferability.    Awards under the 2017 Stock Incentive Plan may not be sold, transferred, pledged, or assigned other than by will or by the applicable laws of descent and distribution, unless (for awards other than incentive stock options) otherwise provided in an award agreement or determined by our compensation committee.

        Amendment.    Our board of directors or our compensation committee may amend the 2017 Stock Incentive Plan or outstanding awards at any time. Our stockholders must approve any amendment if their approval is required pursuant to applicable law or the applicable rules of each national securities exchange on which our common stock is traded. No amendment to the 2017 Stock Incentive Plan or outstanding awards which materially impairs the right of a participant is permitted unless the participant consents in writing.

        Termination.    The 2017 Stock Incentive Plan will terminate on the day before the tenth anniversary of the date our stockholders approve the 2017 Stock Incentive Plan, although incentive stock options may not be granted following the earlier of the tenth anniversary of (i) the date the 2017 Stock Incentive Plan is adopted by our board of directors and (ii) the date our stockholders approve the 2017 Stock Incentive Plan. In addition, our board of directors or our compensation committee may suspend or terminate the 2017 Stock Incentive Plan at any time. Following any such suspension or termination, the 2017 Stock Incentive Plan will remain in effect to govern any then outstanding awards until such awards are forfeited, terminated or otherwise canceled or earned, exercised, settled or otherwise paid out, in accordance with their terms.

        Clawback; Sub-Plans.    All awards under the 2017 Stock Incentive Plan will be subject to any incentive compensation clawback or recoupment policy currently in effect, or as may be adopted by our board of directors (or any committee or subcommittee thereof) and, in each case, as may be amended from time to time. In addition, our compensation committee may adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the 2017 Stock Incentive Plan by individuals who are non-U.S. nationals or are primarily employed or providing services outside the U.S., and may modify the terms of any awards granted to such participants in a manner deemed by our compensation committee to be necessary or appropriate in order that such awards conform with the laws of the country or countries where such participants are located.

        No-Repricing of Awards.    No awards under the 2017 Stock Incentive Plan may be repriced without stockholder approval. For purposes of the 2017 Stock Incentive Plan, "repricing" means any of the following (or any other action that has the same effect as any of the following): (i) changing the terms of the award to lower its exercise price or base price (other than on account of capital adjustments resulting from stock splits), (ii) any other action that is treated as a repricing under GAAP, and (iii) repurchasing for cash or canceling an award in exchange for another award at a time when its exercise price or base price is greater than the fair market value of the underlying stock.

Certain U.S. Federal Income Tax Consequences

        The following is a brief discussion of certain U.S. federal income tax consequences for awards granted under the 2017 Stock Incentive Plan. The 2017 Stock Incentive Plan is not subject to the requirements of the Employee Retirement Income Security Act of 1974, as amended, and it is not, nor is it intended to be, qualified under Section 401(a) of the Code. This discussion is based on current law, is not intended to constitute tax advice, and does not address all aspects of U.S. federal income taxation that may be relevant to a particular participant in light of his or her personal circumstances and does not describe foreign, state, or local tax consequences, which may be substantially different. Holders of awards under the 2017 Stock Incentive Plan are encouraged to consult with their own tax advisors.

        Non-Qualified Stock Options and Stock Appreciation Rights.    With respect to non-qualified stock options and stock appreciation rights, (i) no income is realized by a participant at the time the award is granted; (ii) generally, at exercise, ordinary income is realized by the participant in an amount equal to the difference between the exercise or base price paid for the shares and the fair market value of the shares on the date of exercise (or, in the case of a cash-settled stock appreciation right, the cash received), and the participant's employer is generally entitled to a tax deduction in the same amount subject to applicable tax withholding requirements; and (iii) upon a subsequent sale of the stock received on exercise, appreciation (or depreciation) after the date of exercise is treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held, and no deduction will be allowed to such participant's employer.

        Incentive Stock Options.    No income is realized by a participant upon the grant or exercise of an incentive stock option, however, such participant will generally be required to include the excess of the fair market value of the shares at exercise over the exercise price in his or her alternative minimum taxable income. If shares are issued to a participant pursuant to the exercise of an incentive stock option, and if no disqualifying disposition of such shares is made by such participant within two years after the date of grant or within one year after the transfer of such shares to such participant, then (i) upon sale of such shares, any amount realized in excess of the exercise price will be taxed to such participant as a long-term capital gain, and any loss sustained will be a long-term capital loss, and (ii) no deduction will be allowed to the participant's employer for federal income tax purposes.

        If shares acquired upon the exercise of an incentive stock option are disposed of prior to the expiration of either holding period described above, generally (i) the participant will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of such shares at exercise (or, if less, the amount realized on the disposition of such shares) over the exercise price paid for such shares and (ii) the participant's employer will generally be entitled to deduct such amount for federal income tax purposes. Any further gain (or loss) realized by the participant will be taxed as short-term or long-term capital gain (or loss), as the case may be, and will not result in any deduction by the employer.

        Subject to certain exceptions for disability or death, if an incentive stock option is exercised more than three months following termination of employment, the exercise of the stock option will generally be taxed as the exercise of a non-qualified stock option.

        Other Stock-Based Awards.    The tax effects related to other stock-based awards under the 2017 Stock Incentive Plan are dependent upon the structure of the particular award.

        Withholding.    At the time a participant is required to recognize ordinary compensation income resulting from an award, such income will be subject to federal (including, except as described below, Social Security and Medicare tax) and applicable state and local income tax and applicable tax withholding requirements. If such participant's year-to-date compensation on the date of exercise exceeds the Social Security wage base limit for such year ($127,200 in 2017), such participant will not have to pay Social Security taxes on such amounts. The Company is required to report to the appropriate taxing authorities the ordinary income received by the participant, together with the amount of taxes withheld to the Internal Revenue Service and the appropriate state and local taxing authorities.

        Section 162(m).    In general, Section 162(m) of the Code denies a publicly held corporation a deduction for federal income tax purposes for compensation in excess of $1 million per year paid per person paid to its chief executive officer and the three other highest-paid executive officers (other than the chief financial officer) employed at the end of that company's fiscal year, subject to certain exceptions (including an exception for performance-based compensation). The 2017 Stock Incentive Plan is designed so that stock options and stock appreciation rights qualify for this exception and it permits the compensation committee to grant other awards designed to qualify for this exemption, subject to the satisfaction of applicable regulatory requirements. The compensation committee is also authorized to grant awards that are not qualified under Section 162(m) of the Code.

        Section 409A.    Certain awards under the 2017 Stock Incentive Plan may be subject to Section 409A of the Code, which regulates "nonqualified deferred compensation" (as defined in Section 409A of the Code). If an award under the 2017 Stock Incentive Plan (or any other Company plan) that is subject to Section 409A of the Code is not administered in compliance with Section 409A of the Code, then all compensation under the 2017 Stock Incentive Plan that is considered "nonqualified deferred compensation" (and awards under any other Company plan that are required pursuant to Section 409A of the Code to be aggregated with the award under the 2017 Stock Incentive Plan) will be taxable to the participant as ordinary income in the year of the violation, or if later, the year in which the compensation subject to the award is no longer subject to a substantial risk of forfeiture. In addition, the participant will be subject to an additional tax equal to 20% of the compensation that is required to be included in income as a result of the violation, plus interest from the date that the compensation subject to the award was required to be included in taxable income.

        Certain Rules Applicable to "Insiders."    As a result of the rules under Section 16(b) of the Exchange Act, depending upon the particular exemption from the provisions of Section 16(b) utilized, "insiders" (as defined in Section 16(b)) may not receive the same tax treatment as set forth above with respect to the grant and/or exercise or settlement of awards. Generally, insiders will not be subject to taxation until the expiration of any period during which they are subject to the liability provisions of Section 16(b) with respect to any particular award. Insiders should check with their own tax advisors to ascertain the appropriate tax treatment for any particular award.

New Plan Benefits

        Because awards to be granted in the future under the 2017 Stock Incentive Plan are at the discretion of the compensation committee, it is not possible to determine the benefits or the amounts that have been or will be received by eligible participants under the 2017 Stock Incentive Plan.

Vote Required for Approval

        The approval of the 2017 Stock Incentive Plan requires the affirmative vote of holders of a majority of the shares of Quinpario Common Stock present and entitled to vote and actually cast a vote thereon at the Annual Meeting. Abstentions, broker non-votes and the failure to vote by proxy or in person at the Annual Meeting will have no effect on the approval of this proposal. This proposal is conditioned upon the approval of the Business Combination Proposal. If the Business Combination Proposal is not approved, this proposal will have no effect, even if approved by our stockholders.

Recommendation of the Board of Directors

QUINPARIO'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT OUR STOCKHOLDERS VOTE "FOR" THE APPROVAL AND ADOPTION OF THE 2017 STOCK INCENTIVE PLAN.

 PROPOSAL NO. 10—THE ADJOURNMENT PROPOSAL

        The Adjournment Proposal, if adopted, will allow our board of directors to adjourn the Annual Meeting to a later date or dates to permit further solicitation of proxies. The Adjournment Proposal will only be presented to our stockholders in the event, based on the tabulated votes, there are not sufficient votes at the time of the Annual Meeting to approve one or more of the proposals presented at the Annual Meeting. In no event will our board of directors adjourn the Annual Meeting or consummate the Business Combination beyond the date by which it may properly do so under our current certificate of incorporation and Delaware law.

Consequences if the Adjournment Proposal is Not Approved

        If the Adjournment Proposal is not approved by our stockholders, our board of directors may not be able to adjourn the Annual Meeting to a later date in the event, based on the tabulated votes, there are not sufficient votes at the time of the Annual Meeting to approve the Business Combination Proposal or the Incentive Plan Proposal.

Required Vote

        Adoption of the Adjournment Proposal requires the affirmative vote of a majority of the issued and outstanding shares of Quinpario Common Stock as of the record date represented in person or by proxy at the Annual Meeting and entitled to vote thereon. Adoption of the Adjournment Proposal is not conditioned upon the adoption of any of the other proposals. Abstentions will have the same effect as a vote "AGAINST" this proposal. Broker non-votes or a failure to vote by proxy or in person at the Annual Meeting will have no effect on the approval of this proposal.

Recommendation of the Board of Directors

QUINPARIO'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE APPROVAL OF THE ADJOURNMENT PROPOSAL.

INFORMATION ABOUT QUINPARIO

References in this section to the "Company," "us" or "we" refer to Quinpario Acquisition Corp. 2.

General

        We are a blank check company formed on July 15, 2014 for the purpose of entering into a merger, stock exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities. On January 22, 2015, we closed our IPO of 35,000,000 units, with each unit consisting of one share of Quinpario Common Stock, par value $.0001 per share, and one warrant entitling the holder to purchase one-half of one share of common stock at a price of $5.75 per half share commencing 30 days after the completion of an initial business combination. Simultaneous with the consummation of the IPO, we consummated the private placement of 18,000,000 warrants at a price of $0.50 per warrant, generating total proceeds of $9,000,000. The Private Placement Warrants were purchased by the Sponsor, Quinpario Partners 2, LLC.

        In January 2017, we held a special meeting of stockholders. At the meeting, our stockholders approved an amendment to our Amended and Restated Certificate of Incorporation to extend the date by which we had to consummate an initial business combination to July 24, 2017. In connection with the Extension, holders of 14,901,399 public shares exercised their right to convert such public shares into a pro rata portion of the Trust Account established in connection with our initial public offering. As a result, $201,543,292 remained in our Trust Account as of January 19, 2017.

Effecting Our Initial Business Combination

Fair Market Value of Target Business

        Pursuant to Nasdaq listing rules, the target business or businesses that we acquire must collectively have a fair market value equal to at least 80% of the balance of the funds in the Trust Account (excluding deferred underwriting fees and taxes payable on the income earned on the Trust Account) at the time of the execution of a definitive agreement for our initial business combination, although we may acquire a target business whose fair market value significantly exceeds 80% of the Trust Account balance. Our board of directors determined that this test was met in connection with the proposed business combination with SourceHOV and Novitex.

Stockholder Approval of Initial Business Combination

        We are seeking stockholder approval of the Business Combination at the Annual Meeting, at which stockholders may seek to convert their shares, regardless of whether they vote for or against the Business Combination, into their pro rata share of the aggregate amount then on deposit in the Trust Account (net of taxes payable). We will consummate the Business Combination only if we have net tangible assets of at least $5,000,001 upon such consummation and a majority of the outstanding shares of Quinpario Common Stock voted are voted in favor of the Business Combination.

        The Sponsor and our officers and directors have agreed (1) to vote any shares of Quinpario Common Stock owned by them in favor of the Business Combination and (2) not to convert any shares of Quinpario Common Stock in connection with the stockholder vote to approve the Business Combination.

        None of our officers, directors, Sponsor or their respective affiliates has indicated any intention to purchase units or shares of Quinpario Common Stock from persons in the open market or in private transactions. However, if a significant number of stockholders vote, or indicate an intention to vote, against the Business Combination, our officers, directors, Sponsor or their respective affiliates could make such purchases in the open market or in private transactions in order to influence the vote. Notwithstanding the foregoing, our officers, directors, Sponsor and their respective affiliates will not make purchases of shares of Quinpario Common Stock if the purchases would violate Section 9(a)(2) or Rule 10b-5 of the Exchange Act, which are rules designed to stop potential manipulation of a company's stock.

Redemption Rights for Holders of Public Shares

        At the Annual Meeting, any public stockholder, whether voting for or against the Business Combination, will be entitled to demand that his shares of Quinpario Common Stock be converted for a full pro rata portion of the amount then in the Trust Account (initially $10.00 per share, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to us to pay our taxes or for working capital). As of February 28, 2017, this would have amounted to approximately $10.00 per share. If a holder exercises his or her redemption rights, then such holder will be exchanging its shares of Quinpario Common Stock for cash and will no longer own shares of Quinpario. Such a holder will be entitled to receive cash for its public shares only if it (a) affirmatively votes its shares of Quinpario Common Stock for or against the Business Combination Proposal and (b) properly demands redemption and delivers its shares (either physically or electronically) to the Transfer Agent prior to the Annual Meeting. Additionally, shares properly tendered for redemption will only be redeemed if the Business Combination is consummated. See the section entitled "2017 Annual Meeting of Quinpario Stockholders—Redemption Rights" for the procedures to be followed if you wish to redeem your shares for cash.

        The Sponsor, as well as our officers and directors, will not have redemption rights with respect to any shares of Quinpario Common Stock owned by them, directly or indirectly.

Liquidation If No Business Combination

        Our current certificate of incorporation provides that if we do not complete a business combination by July 24, 2017, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the outstanding public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including any interest but net of franchise taxes and income taxes payable with respect to interest earned on the Trust Account, divided by the number of then outstanding public shares, and (iii) as promptly as reasonably possible following such redemption as part of a single integrated transaction, dissolve and liquidate, subject to the approval of our remaining stockholders and our board of directors (who have contractually agreed to take such actions to effectuate such dissolution and liquidation), subject (in the case of (ii) and (iii) above) to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.

        Under the Delaware General Corporation Law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. The pro rata portion of our Trust Account distributed to our public stockholders upon the redemption of 100% of our outstanding public shares in the event we do not complete our initial business combination within the required time period may be considered a liquidation distribution under Delaware law. If the corporation complies with certain procedures set forth in Section 280 of the Delaware General Corporation Law intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder's pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution.

        Furthermore, if the pro rata portion of our Trust Account distributed to our public stockholders upon the redemption of 100% of our public shares in the event we do not complete our initial business combination within the required time period is not considered a liquidation distribution under Delaware law and such redemption distribution is deemed to be unlawful, then pursuant to Section 174 of the Delaware General Corporation Law, the statute of limitations for claims of creditors could then be six years after the unlawful redemption distribution, instead of three years, as in the case of a liquidation distribution. If we are unable to complete a business combination within the prescribed time frame, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the outstanding public shares which redemption will completely extinguish public stockholders' rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject (in the case of (ii) and (iii) above) to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. Accordingly, it is our intention to redeem our public shares as soon as reasonably possible once we determine to liquidate and, therefore, we do not intend to comply with those procedures. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of our stockholders may extend well beyond the third anniversary of such date.

        Because we will not be complying with Section 280 of the Delaware General Corporation Law, Section 281(b) of the Delaware General Corporation Law requires us to adopt a plan, based on facts known to us at such time that will provide for our payment of all existing and pending claims or claims that may be potentially brought against us within the subsequent 10 years. However, because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from our vendors (such as lawyers, investment bankers, etc.) or prospective target businesses.

        We will seek to have all third parties (including any vendors or other entities we engage after our initial public offering) and any prospective target businesses enter into valid and enforceable agreements with us waiving any right, title, interest or claim of any kind they may have in or to any monies held in the Trust Account. As a result, the claims that could be made against us will be limited, thereby lessening the likelihood that any claim would result in any liability extending to the trust. We therefore believe that any necessary provision for creditors will be reduced and should not have a significant impact on our ability to distribute the funds in the Trust Account to our public stockholders. Nevertheless, there is no guarantee that vendors, service providers and prospective target businesses will execute such agreements. In the event that a potential contracted party was to refuse to execute such a waiver, we will execute an agreement with that entity only if our management first determines that we would be unable to obtain, on a reasonable basis, substantially similar services or opportunities from another entity willing to execute such a waiver. Examples of instances where we may engage a third party that refused to execute a waiver would be the engagement of a third-party consultant who cannot sign such an agreement due to regulatory restrictions, such as our auditors who are unable to sign due to independence requirements, or whose particular expertise or skills are believed by management to be superior to those of other consultants that would agree to execute a waiver or a situation in which management does not believe it would be able to find a provider of required services willing to provide the waiver. There is also no guarantee that, even if they execute such agreements with us, they will not seek recourse against the Trust Account. Quinpario Partners and Jeffry N. Quinn have agreed that they will be liable to pay debts and obligations to target businesses or vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us. However, they may not be able to satisfy their indemnification obligations if they are required to so as we have not required them to retain any assets to provide for their indemnification obligations, nor have we taken any further steps to ensure that they will be able to satisfy any indemnification obligations that arise. Additionally, the agreement entered into by Quinpario Partners and Mr. Quinn specifically provides that they will have no liability as to any claimed amounts owed to a target business or vendor or other entity who has executed an agreement with us waiving any right, title, interest or claim of any kind they may have in or to any monies held in the Trust Account. Moreover, they will not be liable to our public stockholders and instead will only have liability to us. As a result, if we liquidate, the per-share distribution from the Trust Account could be less than $10.00 due to claims or potential claims of creditors. We will distribute to all of our public stockholders, in proportion to their respective equity interests, an aggregate sum equal to the amount then held in the Trust Account, inclusive of any interest not previously released to us, plus any remaining net assets (subject to our obligations under Delaware law to provide for claims of creditors as described below).

        We anticipate notifying the trustee of the Trust Account to begin liquidating such assets promptly after such date and anticipate it will take no more than 10 business days to effectuate such distribution. The Founders have waived their rights to participate in any liquidation distribution with respect to their Founder Shares. We will pay the costs of any subsequent liquidation from our remaining assets outside of the Trust Account. If such funds are insufficient, Quinpario Partners has agreed to pay the funds necessary to complete such liquidation (currently anticipated to be no more than approximately $15,000) and has agreed not to seek repayment of such expenses.

        Our public stockholders shall be entitled to receive funds from the Trust Account only in the event of our failure to complete our initial business combination in the required time period or if the stockholders seek to have us redeem their respective shares of Quinpario Common Stock upon a business combination which is actually completed by us or upon an amendment to our current certificate of incorporation relating to stockholders' rights or pre-business combination activity (including the time within which we have to complete a business combination). In no other circumstances shall a stockholder have any right or interest of any kind to or in the Trust Account.

        If we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the proceeds held in the Trust Account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the Trust Account, we may not be able to return to our public stockholders at least $10.00 per share.

        If we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a "preferential transfer" or a "fraudulent conveyance." As a result, a bankruptcy court could seek to recover all amounts received by our stockholders. Furthermore, liquidating the Trust Account may be viewed or interpreted as giving preference to our public stockholders over any potential creditors with respect to access to or distributions from our assets. Furthermore, our board may be viewed as having breached their fiduciary duties to our creditors and/or may have acted in bad faith, and thereby exposing itself and our company to claims of punitive damages, by paying public stockholders from the Trust Account prior to addressing the claims of creditors. Claims may be brought against us for these reasons.

Limitation on Redemption Rights

        A public stockholder, together with any affiliate of his or any other person with whom he is acting in concert or as a "group" (as defined in Section 13(d)(3) of the Exchange Act) will be restricted from seeking redemption rights with respect to 15% or more of the shares of Quinpario Common Stock sold in our IPO. Accordingly, if you own more than 15% of the shares of Quinpario Common Stock sold in the IPO and the Business Combination is approved, you will not be able to seek redemption rights with respect to the full amount of your shares and may be forced to hold such additional shares of Quinpario Common Stock or sell them in the open market. Such a public stockholder would still be entitled to vote against the Business Combination with respect to all shares of Quinpario Common Stock owned by him or his affiliates. We believe this restriction has had the effect of preventing stockholders from accumulating large blocks of shares before the Annual Meeting and attempt to use the redemption right as a means to force us or our management to purchase their shares at a substantial premium to the then current market price.

Competition

        If we succeed in effecting a business combination with SourceHOV and Novitex, there will be, in all likelihood, significant competition from their competitors. We cannot assure you that, subsequent to a business combination, we will have the resources or ability to compete effectively. Information regarding Novitex's and SourceHOV's competition will be set forth in the sections entitled "Information About Novitex—Competition" and "Information About SourceHOV—Competition," respectively, herein.

Employees

        We have two executive officers, none of whom is paid a salary by us. These individuals are not obligated to devote any specific number of hours to our matters and intend to devote only as much time as they deem necessary to our affairs. We do not intend to have any full time employees prior to the consummation of our initial business combination.

Property

        We currently maintain our principal executive offices at 12935 N. Forty Drive, Suite 201, St. Louis, Missouri 63141. The cost for this space is included in the $10,000 per-month fee Quinpario Partners, an affiliate of the Sponsor, charges us for general and administrative services. We believe, based on rents and fees for similar services in St. Louis, Missouri, that the fee charged by Quinpario Partners is at least as favorable as we could have obtained from an unaffiliated person. Upon consummation of the Business Combination, this arrangement would cease.

        We consider our current office space, combined with the other office space otherwise available to our executive officers, adequate for our current operations.

Legal Proceedings

        None.

Management

Directors and Executive Officers

        Our current directors and executive officers are as follows:

Name	Age	Position
Paul J. Berra III	48	Chairman of the Board
D. John Srivisal	38	President and Chief Executive Officer
A. Craig Ivey	59	Vice President—Operations
Edgar G. Hotard	73	Director
W. Thomas Jagodinski	60	Director
Ilan Kaufthal	69	Director
Roberto Mendoza	71	Director
Dr. John Rutledge	68	Director
Shlomo Yanai	64	Director

        Paul J. Berra III is our Chairman of the Board and is also a partner in the Company's sponsor, Quinpario Partners 2 LLC, and in Quinpario Partners LLC, a privately owned investment and operating company focused on the specialty chemicals and performance materials sector, and serves as Chief Administrative Officer. He has served in such roles since July 2014 and July 2012, respectively. He is also a partner and Executive Vice President and General Counsel of The Quinn Group and has served in those roles since July 2012. Mr. Berra was previously Vice President, General Counsel and Secretary of Quinpario Acquisition Corp., ("Quinpario 1"), a former blank check company which raised $172.5 million in its initial public offering in August 2013 and consummated its initial business combination with Jason Partners Holdings Inc. in June 2014 in a transaction valued at approximately $670 million, and served in such positions from its inception in May 2013 until June 2014. Mr. Berra served as Senior Vice President, Legal and Governmental Affairs and General Counsel for Solutia Inc. from December 2009 until July 2012 when Solutia was sold to Eastman Chemical. Mr. Berra had global responsibility for the legal and governmental affair functions of Solutia. While serving as general counsel, Mr. Berra played an important role in the company's equity and debt offerings as well as several refinancings. Additionally, Mr. Berra provided the legal leadership and direction for several divestitures, acquisitions and business unit closures that were instrumental in reshaping Solutia's portfolio. Prior to December 2009, Mr. Berra also served as Solutia's Chief Administrative Officer where he had the additional global responsibility for human resources. During the economic downturn of 2008 and early 2009, Mr. Berra led a successful global reduction in force that significantly reduced costs. During Solutia's Chapter 11 reorganization, Mr. Berra served as the lead negotiator with the company's unionized workforce and the court appointed retiree committee wherein the parties agreed to a reduction of overall retiree post-employment benefits that reduced Solutia's OPEB liabilities by $115 million. Additionally, Mr. Berra led negotiations with the active unionized workforce whereby the unions agreed to benefit reductions that saved the company approximately $10 million annually. He served as Solutia's Vice President of Communications and Government Affairs beginning in 2006. Mr. Berra joined Solutia in June 2003 as Assistant General Counsel, Human Resources, and added government affairs responsibilities the following year. Prior to joining Solutia, Mr. Berra was Corporate Counsel at Premcor Inc., an independent oil refiner, where he handled all labor, employment and litigation matters and contributed to cost-saving initiatives that included a significant reduction-in-force. He also played a role in Premcor's acquisition and integration of the former Williams Company refinery in Memphis, Tennessee. Earlier, Mr. Berra practiced law with Lewis, Rice and Fingersh, a large regional general practice law firm, and at a small, boutique firm practicing exclusively in the areas of labor and employment law. Mr. Berra received a Bachelor of Arts degree in Political Science and Business Administration from Webster University and a Juris Doctor degree from the Saint Louis University School of Law

        Mr. Berra is well qualified to serve as Chairman of our board of directors due to his background in analyzing, reviewing and managing investments in companies in a variety of industries, as well as his experience in public company governance.

        D. John Srivisal is our President and Chief Executive Officer, and has served in such roles since September 2014. He is also a partner in the Sponsor and in Quinpario Partners LLC, and has served in such roles since July 2014 and July 2012, respectively. Mr. Srivisal was previously Vice President and Chief Financial Officer of Quinpario 1 and served in such positions from its inception in May 2013 until its business combination with Jason Industries, Inc. in June 2014. From January 2009 to July 2012, Mr. Srivisal was Vice President, Transaction Execution for Solutia Inc. In that role Mr. Srivisal had global responsibility for merger, acquisition, divestiture and joint venture transactions. Mr. Srivisal served as the lead strategist, negotiator and decision-maker responsible for completing over 20 transactions that were critical to the transformation and reshaping of Solutia's portfolio of businesses. Before being named to this position in January 2009, Mr. Srivisal served as Solutia's Director of Planning and Coordination from June 2004. In this role, Mr. Srivisal had chief of staff responsibilities for Mr. Quinn and played a leading role in managing the company's reorganization process and securing a global settlement with Solutia's various constituents that resulted in Solutia's emergence from bankruptcy. During his tenure at Solutia from June 2004 to July 2012, Mr. Srivisal also played a key role in Solutia's financing transactions, including Solutia's exit financing and relisting on the NYSE following its emergence from bankruptcy, various acquisition-related financings, and several equity and debt offerings and refinancings. Mr. Srivisal has over seventeen years of transaction experience that includes acting on behalf of Solutia as well as advising companies, creditors, financial sponsors and government entities in a variety of industries on recapitalizations, restructurings, financings, leveraged buyouts, mergers, acquisitions, divestitures and joint ventures. Before joining Solutia, Mr. Srivisal was a restructuring investment banker at Rothschild Inc. where he executed numerous in-court and out-of-court restructuring, financing and M&A transactions. He began his career in the mergers and acquisitions group at Peter J. Solomon Company. Mr. Srivisal graduated magna cum laude with a Bachelor of Science degree in Economics (concentration in Finance) and a minor in Mathematics from the Wharton School of the University of Pennsylvania.

        A. Craig Ivey is our Vice President—Operations, and has served in such role since inception in July 2014. He is also a partner in the Sponsor and in Quinpario Partners LLC, and has served in such roles since July 2014 and July 2012, respectively. Mr. Ivey was previously Vice President—Operations of Quinpario 1 and served in such position from its inception in May 2013 until its business combination with Jason Industries, Inc. in June 2014. Mr. Ivey served as interim Chief Operating Officer for Jason Industries, Inc. from January 2016 to April 2016. Mr. Ivey was previously President and General Manager of the Performance Films Division for Solutia Inc. from August 2011 to July 2012. The Performance Films division is a leader in aftermarket window film with annual revenues of $300 million and operations in Europe, Asia and the Americas. As President and General Manager, Mr. Ivey had responsibility for all commercial, manufacturing, technology, and strategic aspects of the business. During his tenure at Performance Films, the division completed an acquisition of Southwall Technologies Inc. This synergistic acquisition was foundational in expanding the business' global manufacturing footprint and securing a world class technology base. Mr. Ivey joined Solutia at the company's inception in 1997 and possesses over 35 years of manufacturing, supply chain, business and leadership expertise. From March 2011, prior to being named as President and General Manager for Performance Films in August 2011, Mr. Ivey served as Vice President—Photovoltaics in Solutia's Advanced Interlayers division, in addition to his role (beginning in January 2010) as Vice President of Business Operations—Asia Pacific Region, based in Shanghai, where he was instrumental in growing Solutia's presence across Asian markets. While in Asia, he led the consolidation of regional headquarters and operations to Shanghai, providing the skills and staff to support a 20% year on year (2009-2011) increase in revenue and establishing the foundation for future growth. From January 2008 to January 2010 he served as Vice President—Supply Chain of the Nylon Division. In this role, Mr. Ivey led the development of a global supply chain network, establishing operations and providing service across four continents. Mr. Ivey also has an operations background and served as Plant Manager and Manufacturing Director for Solutia's largest production facility in Pensacola, Florida. While in this role, he led the transformation of the facility from a traditional fiber-based operation to an engineered resins platform, successfully implementing both process and cultural changes. The conversion of the manufacturing footprint to an engineered resin platform was fundamental in allowing Solutia's Nylon business to compete on a global scale. Mr. Ivey also has significant business integration experience, having led a number integration and divesture activities while at Solutia. Prior to joining Solutia, he served in various engineering and operations roles with Monsanto Company, Chevron Corporation and Olin Corporation. Mr. Ivey earned his Bachelor of Science degree in Chemical Engineering from Auburn University.

        Edgar G. Hotard has served as a director since November 2014. Since June 2002, Mr. Hotard has also served as a Venture Partner at ARCH Venture Partners, a provider of seed / early stage venture capital for technology firms in life sciences, physical sciences and advanced materials. He also serves as a Senior Consultant to Warburg Pincus, a global private equity firm, a position he has held since

August 2013. Previously, Mr. Hotard served as an Operating Partner at HAO Capital, a private equity firm based in Beijing and Hong Kong, from November 2010 to December 2013, and as an advisor to the Asia practice of Monitor Group, a global strategy-consulting firm and as non-executive Chairman of Monitor Group (China), from June 2000 to November 2010. Prior to that, Mr. Hotard served as President and Chief Operating Officer of Praxair, Inc. ("Praxair") (NYSE:PX), a worldwide provider of industrial gases, including atmospheric, process and specialty gases, from July 1992 until his retirement in January 1999. In 1992, he co-led the spin-off of Praxair from Union Carbide Corporation (formerly NYSE:UK), a commodity and specialty chemical and polymers company, where he served as Corporate Vice President from July 1990 to July 1992. Since November 2006, Mr. Hotard has served as a member of the Board of Directors of Albany International Corp. (NYSE:AIN), a global advanced materials processing company serving the paper and aerospace industries, where he currently serves as Chairman of the Audit Committee and as a member of the Governance Committee. Mr. Hotard has also served as a member of the Board of Directors of Baosteel Metals, Ltd., a subsidiary of Baosteel Group Co. Ltd., since January 2013, and as a member of the Board of Directors of Jason Industries Inc., a global industrial manufacturing company operating in the agricultural, construction and industrial manufacturing sectors, since August 2013. Previously, he served as a member of the Board of Directors of various public companies, including: Global Industries Inc. (formerly NASDAQ:GLBL), a global offshore oil and gas engineering and construction service company, from 1999 to September 2011; Solutia Inc. (formerly NYSE:SOA), a performance materials specialty chemical manufacturer with global operations, from February 2011 to July 2012; and Shona Energy Company, Inc. (formerly TSX-V:SHO), an oil and natural gas exploration, development and production company, from July 2011 to December 2012. In addition, Mr. Hotard was a founding sponsor of the China Economic and Technology Alliance and a joint MBA program between Renmin University, Beijing, China, and the School of Management of the State University of Buffalo, New York.

        Mr. Hotard is well qualified to serve as an independent director due to his background in the advanced materials processing and energy industries, his experience in public and private company governance and private equity, as well as his prior experience with Quinpario 1.

        W. Thomas Jagodinski has served as a director since November 2014. Mr. Jagodinski has been a private investor since September 2007. Mr. Jagodinski has served as a member of the Board of Directors of Lindsay Corporation (NYSE:LNN), a global company focused on providing irrigation and infrastructure solutions, since July 2008 and currently serves as Chairman of the Audit Committee. He has also served as a member of the Board of Directors and as Audit Committee Chair of Centrus Energy Corp. (formerly known as USEC prior to its emergence from bankruptcy) (NYSE MKT:LEU), a supplier of enriched uranium fuel for international and domestic commercial nuclear power plants, since September 2014. Previously, Mr. Jagodinski was a member of the Board of Directors of Phosphate Holdings, Inc., a U.S. producer and marketer of DAP, the most common form of phosphate fertilizer, from May 2009 until June 2014, where he served as Chairman of Board. Additionally, from August 2013 through June 2014, he served as a member of the Board of Directors of Quinpario 1. Previously, Mr. Jagodinski served as a member of the Board of Directors of Solutia Inc. from March 2008 until July 2012. Prior to that, Mr. Jagodinski was President, Chief Executive Officer and Director of Delta and Pine Land Company ("D&PL") (formerly NYSE:DLP), a leader in the cotton seed industry, from September 2002 until the company was acquired in June 2007. From June 2002 until August 2002, he served as D&PL's Executive Vice President and from September 2000 until June 2002, he served as Senior Vice President, Chief Financial Officer, Treasurer and Assistant Secretary. Mr. Jagodinski was also D&PL's Vice President-Finance, Treasurer and Assistant Secretary from February 1993 until September 2000 and held various other financial positions at D&PL, from October 1991, when he joined the company, until February 1993. Prior to D&PL, Mr. Jagodinski held various positions in the audit division at Arthur Andersen from 1983 to 1991 and Senior Accountant at Price Waterhouse from 1978 to 1983. Mr. Jagodinski is a licensed Certified Public Accountant and a member of the AICPA, TSCPA and was MSCPA. Mr. Jagodinski received a Bachelor of Business Administration degree (Accounting) from the University of Mississippi.

        Mr. Jagodinski is well qualified to serve as an independent director due to his background in specialty chemicals and fertilizers, his experience in public and private company governance and accounting, including his service on an audit committee and a compensation committee, as well as his prior experience with Quinpario 1.

        Ilan Kaufthal has served as a director since November 2014. Mr. Kaufthal is Chairman of East Wind Advisors, a specialized investment banking firm serving companies in the media, education, consumer/retail and information industries, and has held such position since May 2011. From July 2008 to July 2013, Mr. Kaufthal served as Senior Advisor at Irving Place Capital. Earlier in his career, he was Vice Chairman of Investment Banking at Bear Stearns & Co. from May 2000 to July 2008, Vice Chairman and Head of Mergers and Acquisitions at Schroder & Co. from February 1987 to May 2000, and SVP and CFO at NL Industries from May 1971 to February 1987. Mr. Kaufthal serves on the board of directors of the following public companies: Cambrex Corporation (NYSE:CBM), a supplier to the pharmaceutical industries, and Tronox Limited (NYSE:TROX), a fully integrated producer and marketer of titanium ore and titanium dioxide pigment. He previously served as a director of Quinpario 1. Mr. Kaufthal is a graduate of Columbia University and the New York University Graduate School of Business Administration.

        Mr. Kaufthal is well qualified to serve as an independent director due to his background and his experience in public and private company governance and investment banking, as well as his prior experience with Quinpario 1.

        Roberto Mendoza has served as a director since November 2014. Mr. Mendoza has served as a Senior Managing Director of Atlas Advisors LLC, an independent global investment banking firm, since March 2010. Previously, Mr. Mendoza co-founded Deming Mendoza & Co., LLC, a corporate finance advisory firm, and served as one of its partners from February 2009 to March 2010. Mr. Mendoza served as Non-Executive Chairman of Trinsum Group from February 2007 to November 2008. In January 2007, Trinsum Group was formed as a result of a merger of Marakon Associates and Integrated Finance Limited, a financial advisory company which Mr. Mendoza co-founded and of which he served as Chairman of the Board and Managing Director from 2002 to February 2007. He also served as Managing Director of Goldman Sachs from September 2000 to February 2001. From 1967 to 2000, Mr. Mendoza held positions at J.P. Morgan & Co. Inc., serving from 1990 to 2000 as director and Vice Chairman of the Board. Mr. Mendoza served as Chairman of Egg plc from May 2000 to February 2006, and as a director of Prudential plc from May 2000 to May 2007, of PartnerRe Ltd. from October 2009 to July 2016 and of PARIS RE Holdings Limited from January 2007 to September 2009. He currently serves as a director of Rocco Forte & Family Limited, Manpower Inc., BaoSteel Metal Co., Ltd. and The Western Union Company. Mr. Mendoza is a member of the Council on Foreign Relations. Mr. Mendoza holds a Bachelor of Arts degree from Yale and an Master of Business Administration degree (Baker Scholar) from the Harvard Business School.

        Mr. Mendoza is well qualified to serve as an independent director due to his substantial experience in investment banking and financial services, as well as his international business experience and service on other public company boards.

        Dr. John Rutledge has served as a director since November 2014. Dr. Rutledge is the founder of Rutledge Capital, a private equity investment firm that invests in U.S. middle market manufacturing, distribution, and service companies, and has served as its Chairman since 1990. Dr. Rutledge is also Chief Investment Strategist for Safanad SA Inc., an investment firm based in New York, since its inception in 2008. He also serves as Senior Research Professor at Claremont Graduate University since 2010, where he teaches economics and finance. Dr. Rutledge also serves as a CNBC Contributor since 2009. In addition, Dr. Rutledge is an Honorary Professor at the Chinese Academy of Sciences in

Beijing and Chief Advisor for Finance and Investment to the Governor of the Haidian District in Beijing and has served in those capacities since 2007 and 2008, respectively. He is a senior fellow at the Pacific Research Institute and the Heartland Institute. In addition to his many advisory and board roles, Dr. Rutledge wrote the Forbes' Business Strategy column from 1992 to 2002 and writes for Forbes.com and TheStreet.com. He also founded Claremont Economics Institute, an economic advisory business, in 1978 and served as its Chairman from January 1979 to 1991. Dr. Rutledge currently serves as a member of the Board of Directors of Jason Industries, Inc. (NASDAQ:JASN), a global industrial manufacturing company operating in the agricultural, construction and industrial manufacturing sectors, since August 2013. Dr. Rutledge has served as the director of a number of other companies, including: American Standard (formerly NYSE:ASD), a manufacturer of plumbing, air conditioning, and automotive products; Earle M. Jorgensen Company (formerly NYSE:JOR), the largest independent distributor of metal products in North America; Lazard Freres Funds, a mutual fund; CROM Corporation, a designer and manufacturer of pre-stressed concrete tanks; AdobeAir, a manufacturer of heating and cooling products; StairMaster, a manufacturer of fitness products; Fluidrive, a manufacturer of steerable, hydraulic axles for the agricultural and trucking industries; CST, a manufacturer of paper office products; Ellis Communications, an operator of television and radio companies; General Medical, a supplier of medical products; United Refrigeration, an operator of cold storage warehouses for the food industry; and Framed Picture Enterprise, a retailer in the framed art business. Dr. Rutledge was one of the principal architects of the Reagan economic plan in 1981 and was an adviser to the Bush White House on tax policy from 2001 to 2004. Dr. Rutledge began his career as a professor of economics at Tulane University and Claremont McKenna College. He holds a Bachelor of Arts degree from Lake Forest College and a Ph.D. from the University of Virginia.

        Dr. Rutledge is well qualified to serve as an independent director due to his academic background as well as his experience in public and private company governance, as well as his prior experience with Quinpario 1.

        Shlomo Yanai has served as a director since November 2014. Mr. Yanai is the Chairman of the Board of Directors of Protalix BioTherapeutics, Inc. since July 2014 and the Chairman of the Board of Cambrex Corporation (NYSE:CBM). Mr. Yanai served as President and Chief Executive Officer of Teva Pharmaceuticals from March 2007 until May 2012 and, prior to joining Teva, Mr. Yanai was President and Chief Executive Officer of Makhteshim-Agan Industries Ltd. from 2003 until 2006. Before that, he was a Major General in the Israel Defense Forces, where he served for 32 years, in various positions, the last two positions being Commanding Officer of the Southern Command and Head of the Division of Strategic Planning. Mr. Yanai was the head of the Israeli security delegation to the peace talks at Camp David, Shepherdstown and Wye River. He currently serves as a member of the Board of Governors of the Technion—Israel Institute of Technology of Haifa, Israel, as well as an honorary member of the Board of the Institute for Policy and Strategy of the Interdisciplinary Center (IDC), Herzliya, Israel. Mr. Yanai holds a bachelor's degree in political science and economics from Tel Aviv University, a master's degree in national resources management from George Washington University, and is a graduate of the Advanced Management Program of Harvard Business School and U.S. National War College (NDU). Mr. Yanai was the recipient of the Max Perlman Award for Excellence in Global Business Management from Tel Aviv University, Israel in 2005 and was awarded an honorary doctorate by Bar-Ilan University, Israel in 2012.

        Mr. Yanai is well qualified to serve as an independent director due to his global operating experience in the life-science and pharmaceutical and agro-chemicals industry. He also brings a global perspective to the Board, incorporating his industry and Board leadership experience and his distinguished military service.

Director Independence

        Nasdaq listing standards require that a majority of our board of directors be independent. An "independent director" is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship which in the opinion of our board of directors, would interfere with the director's exercise of independent judgment in carrying out the responsibilities of a director.

        We currently have six "independent directors" as defined in the Nasdaq listing standards and applicable SEC rules, Messrs. Hotard, Jagodinski, Kaufthal, Mendoza and Yanai and Dr. Rutledge.

Committees of the Board of Directors

        Quinpario currently has audit, nominating, and compensation committees. The composition and responsibilities of these committees are described below.

Audit Committee

        Effective January 22, 2015, we established an audit committee of the board of directors, which consists of W. Thomas Jagodinski, Edgar G. Hotard and Dr. John Rutledge, each of whom is an independent director under the Nasdaq's listing standards. The audit committee's duties, which are specified in our Audit Committee Charter, include, but are not limited to:

  •
  reviewing and discussing with management and the independent auditor the annual audited financial statements, and recommend to the board whether the audited financial statements should be included in our Form 10-K;

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  reviewing and discussing with management and the independent auditor the quarterly financial statements prior to the filing of our Form 10-Qs, including the results of the independent auditor's review of the quarterly financial statements;

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  discussing with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of our financial statements;

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  discussing with management major risk assessment and risk management policies;

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  monitoring the independence of the independent auditor;

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  verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;

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  reviewing and approving all related-party transactions;

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  inquiring and discussing with management our compliance with applicable laws and regulations;

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  pre-approving all audit services and permitted non-audit services to be performed by our independent auditor, including the fees and terms of the services to be performed;

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  appointing or replacing the independent auditor;

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  determining the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work;

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  establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or reports which raise material issues regarding our financial statements or accounting policies; and

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  approving reimbursement of expenses incurred by our management team in identifying potential target businesses.

        The audit committee will at all times be composed exclusively of "independent directors" who are "financially literate" as defined under Nasdaq listing standards. Nasdaq listing standards define "financially literate" as being able to read and understand fundamental financial statements, including a company's balance sheet, income statement and cash flow statement.

        In addition, we must certify to Nasdaq that the committee has, and will continue to have, at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual's financial sophistication. The board of directors has determined that W. Thomas Jagodinski qualifies as an "audit committee financial expert," as defined under rules and regulations of the SEC.

Nominating Committee

        Effective January 22, 2015, we have established a nominating committee of the board of directors, which consists of Edgar G. Hotard, Roberto Mendoza and Dr. John Rutledge, each of whom is an independent director under Nasdaq's listing standards. The nominating committee is responsible for overseeing the selection of persons to be nominated to serve on our board of directors. The nominating committee considers persons identified by its members, management, stockholders, investment bankers and others.

Guidelines for selecting director nominees

        The guidelines for selecting nominees, which are specified in the Nominating Committee Charter, generally provide that the persons to be nominated:

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  should have demonstrated notable or significant achievements in business, education or public service;

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  should possess the requisite intelligence, education and experience to make a significant contribution to the board of directors and bring a range of skills, diverse perspectives and backgrounds to its deliberations; and

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  should have the highest ethical standards, a strong sense of professionalism and intense dedication to serving the interests of the stockholders.

        The nominating committee will consider a number of qualifications relating to management and leadership experience, background and integrity and professionalism in evaluating a person's candidacy for membership on the board of directors. The nominating committee may require certain skills or attributes, such as financial or accounting experience, to meet specific board needs that arise from time to time and will also consider the overall experience and makeup of its members to obtain a broad and diverse mix of board members. The nominating committee does not distinguish among nominees recommended by stockholders and other persons.

Compensation Committee

        Effective as of January 22, 2015, we established a compensation committee of the board of directors, which consists of W. Thomas Jagodinski, Shlomo Yanai and Ilan Kaufthal, each of whom is an independent director under Nasdaq's listing standards. The compensation committee's duties, which are specified in our Compensation Committee Charter, include, but are not limited to:

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  reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer's compensation, evaluating our Chief Executive Officer's performance in light of such goals and objectives and determining and approving the remuneration (if any) of our Chief Executive Officer's based on such evaluation;

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  reviewing and approving the compensation of all of our other executive officers;

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  reviewing our executive compensation policies and plans;

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  implementing and administering our incentive compensation equity-based remuneration plans;

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  assisting management in complying with our proxy statement and annual report disclosure requirements;

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  approving all special perquisites, special cash payments and other special compensation and benefit arrangements for our executive officers and employees;

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  if required, producing a report on executive compensation to be included in our annual proxy statement; and

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  reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

        Notwithstanding the foregoing, as indicated below, no compensation of any kind, including finders, consulting or other similar fees, will be paid to the Sponsor or officers or directors, or any of their respective affiliates, prior to, or in connection with the consummation of an initial business combination. Accordingly, it is likely that prior to the consummation of an initial business combination, the compensation committee will only be responsible for the review and recommendation of any compensation arrangements to be entered into in connection with such initial business combination.

Code of Ethics and Committee Charters

        On January 22, 2015, our board of directors adopted a code of ethics that applies to our executive officers, directors and employees. The code of ethics codifies the business and ethical principles that governs aspects of our business.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires our officers, directors and persons who own more than ten percent of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC. Officers, directors and ten percent stockholders are required by regulation to furnish us with copies of all Section 16(a) forms they file. Based solely on copies of such forms received or written representations from certain reporting persons that no Form 5s were required for those persons, we believe that, during the fiscal year ended December 31, 2016, all filing requirements applicable to our officers, directors and greater than ten percent beneficial owners were complied with.

Committee Membership, Meetings and Attendance

        Each of the audit committee, nominating committee and compensation committee of our board of directors is comprised entirely of independent directors.

        From during the year ended December 31, 2016 our audit committee held three meetings, at which all members of the audit committee were present. Our nominating committee and compensation committee did not hold any meetings during this time. Our board of directors or a committee thereof acted by written consent four times in fiscal year 2016.

        We encourage all of our directors to attend our annual meetings of stockholders. This Annual Meeting will be our first annual meeting, and we held a special meeting of stockholders on January 19, 2017.

Limitation on Liability and Indemnification of Officers and Directors

        Our current amended and restated certificate of incorporation provides that our officers and directors will be indemnified by us to the fullest extent authorized by Delaware law, as it now exists or may in the future be amended. In addition, our current certificate of incorporation provides that our directors will not be personally liable for monetary damages to us for breaches of their fiduciary duty as directors, except for liability (i) for any breach of the director's duty of loyalty to us or our stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Delaware law, or (iv) for any transaction from which the director derived an improper personal benefit.

        These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against officers and directors, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder's investment may be adversely affected to the extent we pay the costs of settlement and damage awards against officers and directors pursuant to these indemnification provisions.

        We believe that these provisions are necessary to attract and retain talented and experienced officers and directors.

Executive Compensation

        No executive officer has received any cash compensation for services rendered to us. Commencing on the date of our initial public offering through the acquisition of a target business, we will pay Quinpario Partners, an affiliate of the Sponsor, a fee of $10,000 per month for providing us with office space and certain office and secretarial services. However, this arrangement is solely for our benefit and is not intended to provide the Sponsor compensation. Other than the $10,000 per month administrative fee, no compensation of any kind, including finders, consulting or other similar fees, will be paid to sponsor or officers or directors, or any of their respective affiliates, prior to, or for any services they render in order to effectuate, the consummation of a business combination. However, such individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. There is no limit on the amount of these out-of-pocket expenses and there will be no review of the reasonableness of the expenses by anyone other than our board of directors and audit committee, which includes persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged.

Compensation Committee Interlocks and Insider Participation

        None of our officers currently serves, and in the past year has not served, as a member of the board of directors or compensation committee of an entity that has one or more executive directors serving on our board of directors.

Audit Committee Report

        The Company's audit committee reviewed with management and representatives of Marcum LLP ("Marcum"), our independent public accountants, the draft of the Annual Report on Form 10-K audited financial statements for the year ended December 31, 2016. The audit committee reviewed the requirements of the Audit Committee Charter previously adopted and the reports required to be disclosed to the audit committee. The audit committee also received the written disclosures and the letter from Marcum mandated by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the audit committee concerning independence, and discussed with Marcum its independence

        Based on its review of all of the above and on discussions with management and the external auditor, the audit committee recommended to the board of directors that Quinpario's audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2016 for filing with the SEC.

Respectfully submitted,

W. Thomas Jagodinski
Edgar G. Hotard
Dr. John Rutledge

Fees and Services

        The firm of Marcum LLP acts as our independent registered public accounting firm. The following is a summary of fees paid to Marcum LLP for services rendered.

Audit Fees

        During the fiscal years ended December 31, 2016 and 2015, audit fees for our independent registered public accounting firm were $55,379 and $49,440, respectively.

Audit-Related Fees

        During the fiscal years ended December 31, 2016 and 2015, audit-related fees for our independent registered public accounting firm were $0 and $0, respectively.

Tax Fees

        During the fiscal years ended December 31, 2016 and 2015, fees for tax services for our independent registered public accounting firm were $2,369 and $2,060, respectively.

All Other Fees

        During the fiscal years ended December 31, 2016 and 2015, fees for other services were $0 and $24,540, respectively.

Audit Committee Approval

        Since our audit committee was not formed until January 22, 2015, the audit committee did not pre-approve all of the foregoing services although any services rendered prior to the formation of our audit committee were approved by our board of directors. However, in accordance with Section 10A(i) of the Exchange Act, before we engage our independent accountant to render audit or non-audit services on a going-forward basis, the engagement will be approved by our audit committee.

QUINPARIO MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

        The following discussion and analysis should be read in conjunction with the consolidated financial statements and related notes of Quinpario included elsewhere in this report. This discussion contains forward-looking statements reflecting our current expectations, estimates and assumptions concerning events and financial trends that may affect our future operating results or financial position. Actual results and the timing of events may differ materially from those contained in these forward-looking statements due to a number of factors, including those discussed in the sections entitled "Risk Factors" and "Cautionary Note Regarding Forward-Looking Statements."

        References to the "Company," "us" or "we" refer to Quinpario Acquisition Corp. 2. The following discussion and analysis of the Company's financial condition and results of operations should be read in conjunction with the condensed financial statements and the notes thereto contained elsewhere in this proxy statement. Certain information contained in the discussion and analysis set forth below includes forward-looking statements that involve risks and uncertainties.

Overview

        We are a blank check company formed on July 15, 2014 for the purpose of entering into a merger, stock exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities. On January 22, 2015, we closed our IPO of 35,000,000 units, with each unit consisting of one share of common stock, par value $.0001 per share, and one warrant entitling the holder to purchase one-half of one share of Quinpario Common Stock at a price of $5.75 per half share commencing 30 days after the completion of an initial business combination. Simultaneous with the consummation of the IPO, we consummated the private placement of 18,000,000 warrants at a price of $0.50 per warrant, generating total proceeds of $9,000,000. The Private Placement Warrants were purchased by the Sponsor, Quinpario Partners 2, LLC.

        In January 2017, we held a special meeting of stockholders. At the meeting, our stockholders approved an amendment to our Amended and Restated Certificate of Incorporation to extend the date by which we had to consummate an initial business combination to July 24, 2017. In connection with the Extension, holders of 14,901,399 public shares exercised their right to convert such public shares into a pro rata portion of the Trust Account established in connection with our IPO. As a result, $201,543,292 remained in the Trust Account as of January 19, 2017.

Results of Operations

        We have not generated any revenues to date. Our entire activity from inception to the closing of the IPO on January 22, 2015 was in preparation for that event. Subsequent to the IPO, our activity has been limited to the evaluation of business combination candidates, and we will not be generating any operating revenues until the closing and completion of an initial business combination. We have, and expect to continue to generate small amounts of non-operating income in the form of interest income on cash and cash equivalents. Interest income is not expected to be significant in view of current low interest rates on risk-free investments (treasury securities). We expect to incur increased expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses.

        Our net income for the twelve months ended December 31, 2016 was $56,963, which consisted of operating costs, offset by interest income of $1,185,130 on the funds held in the Trust Account.

        Our net loss for the twelve months ended December 31, 2015 was $371,927, which consisted of operating costs, offset by interest income of $155,807 on the funds held in the Trust Account and $500,000 for the reimbursement of due diligence expenses that we incurred in connection with evaluating a potential business combination that did not materialize. For the period of July 15, 2014 (inception) through December 31, 2014, we had a net loss of $53,338. Our operating expenses principally consisted of expenses related to our public filings and listing and to general operating expenses including printing, insurance and office expenses. Until we consummate a business combination, we will have no operating revenues.

Liquidity and Capital Resources

        Through December 31, 2016, our liquidity needs have been satisfied through receipt of $25,000 from the sale of shares to the Sponsor, loans and advances from Quinpario Partners, an affiliate of the Sponsor, totaling $325,370 and $1,380,830 of cash from the gross proceeds of the IPO and $252,000 of interest income from the Trust Account withdrawn to pay taxes. As of the date of this filing, all loans and advances have been repaid to Quinpario Partners from the net proceeds of the IPO.

        On January 22, 2015, we consummated our IPO of 35,000,000 units at a price of $10.00 per unit. Simultaneously with the consummation of our IPO, we consummated the private placement of 18,000,000 warrants to the Sponsor for $9,000,000. We received net proceeds from our IPO and the sale of the warrants to the Sponsor of $351,380,830, net of the non-deferred portion of the underwriting commissions of $7,000,000, offering costs of $555,250 and other expenses of $63,920.

        In January 2017, we held a special meeting of stockholders. At the meeting, our stockholders approved an amendment to our Amended and Restated Certificate of Incorporation to extend the date by which we had to consummate an initial business combination to July 24, 2017. For the 19,997,082 public shares that voted in favor of the amendment, such vote also constituted their consent for the Company to amend the Investment Management Trust Agreement to withdraw from the Trust Account any interest earned on the funds held in the Trust Account related to those shares, net of taxes payable, for the Company's working capital requirements. In connection with the Extension, holders of 14,901,399 public shares exercised their right to convert such public shares into a pro rata portion of the Trust Account established in connection with our IPO. As a result, $201,543,292 remained in the Trust Account as of January 19, 2017. In addition, 101,519 public shares were not voted and, for that reason, the Company cannot use the interest earned on those shares for the Company's working capital requirements. As a result, $1,018,002 of the funds that remain in the Trust Account are for the benefit of those public stockholders who did not vote on the Extension Amendment and will disburse such amount to such public stockholders if and when they present their shares for conversion.

        We believe the $120,382 in our working capital account on December 31, 2016, plus the $812,000, in total, of interest income that we withdrew from the Trust Account on January 6, 2017 and February 17, 2017, plus any additional interest earned on the funds held in the Trust Account will be sufficient to meet our working capital needs, to pay any taxes that we may owe and to complete our initial business combination. The amounts in the Trust Account may be invested only in U.S. government treasury securities with a maturity of 180 days or less or in money market funds investing solely in U.S. Treasuries and meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act. The current low interest rate environment has made it more difficult for such investments to generate sufficient funds. As a result, we may need to seek additional capital to continue our operations. If additional capital is required, we intend to borrow sufficient funds from Quinpario Partners or the management team to operate until we close our initial business combination. Neither Quinpario Partners nor our management team is under any obligation to advance funds to us. Any loan would be evidenced by a non-interest bearing promissory note. Up to $1,500,000 of such notes may be convertible into additional warrants at a price of $0.50 per warrant of the post-business combination entity. Any such loans would be repaid only from funds held outside the Trust Account or from funds released to us upon completion of our initial business combination. If we are unable to complete our initial business combination because we do not have sufficient funds available to us, we will be forced to cease operations and liquidate the Trust Account.

Off-Balance Sheet Arrangements

        As of December 31, 2016, we have no obligations, assets or liabilities which would be considered off-balance sheet arrangements. We do not participate in transactions that create relationships with unconsolidated entities or financial partnerships, often referred to as variable interest entities, which would have been established for the purpose of facilitating off-balance sheet arrangements.

Contractual obligations

        We do not have any long-term debt, capital lease obligations, operating lease obligations or long-term liabilities other than a monthly fee of $10,000 payable to Quinpario Partners for office space, administrative services and secretarial support.

        We began incurring these fees on January 15, 2015, the date our securities were first listed on Nasdaq and will terminate upon the earlier of (i) the consummation of a business combination or (ii) our liquidation.

Critical Accounting Policies and Estimates

        The preparation of financial statements and related disclosures in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and revenue and expenses during the periods reported. Actual results could materially differ from those estimates. We have identified the following as our critical accounting policies:

Redeemable common stock

        All of the 35,000,000 shares of Quinpario Common Stock sold as part of the units in the IPO contained a redemption feature which allows for the redemption of such shares per our liquidation or tender offer / stockholder approval provisions. In accordance with ASC 480, redemption provisions not solely within the control of the Company require the security to be classified outside of permanent equity. Ordinary liquidation events, which involve the redemption and liquidation of all of the entity's equity instruments, are excluded from the provisions of ASC 480. Although the Company does not specify a maximum redemption threshold, the current certificate of incorporation provides that in no event will the Company consummated an initial business combination if such transaction would cause its net tangible assets (stockholders' equity) to be less than $5,000,001.

        We recognize changes in redemption value immediately as they occur and will adjust the carrying value of the security to equal the redemption value at the end of each reporting period. Increases or decreases in the carrying amount of redeemable Quinpario Common Stock shall be affected by charges against paid-in capital.

        Accordingly, at December 31, 2016, 33,281,648 of the 35,000,000 shares sold as part of the units in the IPO are classified outside of permanent equity at their redemption value. We expect the redemption price to be $10.00 per share of Quinpario Common Stock, without taking into account any interest earned on such funds. However, we may not be able to distribute such amounts as a result of claims of creditors which may take priority over the claims of public stockholders. On January 19, 2017, Quinpario held a special meeting of its stockholders to vote on the Extension Amendment. At the meeting, Quinpario's stockholders approved the Extension Amendment, which extended the date by which Quinpario had to consummate an initial business combination to July 24, 2017. In connection with the Extension, holders of 14,901,399 shares of Quinpario Common Stock exercised their right to convert such shares into a pro rata portion of the Trust Account. As a result, following such redemptions, $201,543,292 remained in the Trust Account.

Recent accounting pronouncements

        Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the Company's financial statements.

Quantitative and Qualitative Disclosures About Market Risk

        Market risk is the sensitivity of income to changes in interest rates, foreign exchanges, commodity prices, equity prices and other market driven rates or prices. We are a blank check company incorporated on July 15, 2014 as a Delaware corporation and formed for the purpose of effecting a business combination with one or more businesses or entities. We are not presently engaged in and, if we do not consummate a suitable business combination prior to the prescribed liquidation date of the Trust Account, we may not engage in, any substantive commercial business. Accordingly, we are not and, until such time as we consummate a business combination, we will not be, exposed to significant risks associated with foreign exchange rates, commodity prices, equity prices or other market driven rates or prices. The net proceeds of our IPO held in the Trust Account may be invested by the trustee only in U.S. government treasury bills, notes or bonds with a maturity of 180 days or less or in money market funds investing solely in U.S. Treasuries and meeting certain conditions under Rule 2a-7 under the Investment Company Act. Given our limited risk in our exposure to government securities and money market funds, we do not view the interest rate risk to be significant.

 INFORMATION ABOUT SOURCEHOV

        The following section describes the business and operations of SourceHOV.

Company Overview

        SourceHOV is a leading provider of platform-based enterprise information management ("EIM") and transaction processing solutions ("TPS") primarily for the healthcare, financial services, commercial, public sector, and legal industries. Within the broader business process outsourcing ("BPO") industry, SourceHOV's technology-enabled solutions allow multi-national organizations to globally address critical challenges resulting from the massive amounts of data obtained or created through their daily operations. These solutions address the life cycle of transaction processing and enterprise information management, from enabling payment gateways and data exchanges across multiple systems, to matching against contracts and handling exceptions, to ultimately depositing payments and distributing communications. As a leader in complex information processing, SourceHOV specializes in transactions that require multiple layers of validation, supporting documentation processing, and reconciliation. SourceHOV's suite of offerings combine platform modules across information management, payments, finance & accounting, legal & loss prevention, and unified communication services to provide both industry specific solutions, and solutions which span across multiple industries. A summary list of SourceHOV's industry solutions includes:

  •
  Healthcare:  Revenue cycle solutions, integrated accounts payable and receivable, and information management for both the healthcare payer and provider markets. Payer service offerings include claims processing, claims adjudication and auditing services, enrollment processing, policy management, and scheduling and prescription management. Provider service offerings include medical coding and insurance claim generation, underpayment audit and recovery, and medical records management.

  •
  Banking & Financial Services:  Payment processing and reconciliation, multi-network payment gateways, cross-border clearing and settlements, handling of sanctions, Know Your Customer ("KYC"), Anti-Money Laundering ("AML") and fraud detection, integrated accounts payable and receivable, and lending solutions for mortgages and auto loans.

  •
  P&C Insurance:  Insurance services including enrollments, claims processing, communications, policy management, integrated accounts payable and receivable, and audit services.

  •
  Public Sector:  Income tax return processing; benefits administration and records management along with fraud, waste, and abuse detection.

  •
  Legal:  Processing of legal claims for class action and mass action settlement administration, involving project management support, notification and outreach to claimants; and collection, analysis, and distribution of settlement funds.

  •
  Multi-Industry:  Finance and accounting ("F&A") and payment solutions for automation of integrated accounts payable and receivable, contract management and establishment of suppliers and buyers; eContent management, customer interaction management; and Big Data automation services for revenue enhancement and loss prevention, including targeted marketing and loyalty programs, incentive and pricing optimization modeling, and automated customized engagements for customer outreach.

        At the foundation of its industry solution offerings, SourceHOV uses a combination of data-driven processes, technology, and human capital, delivered through integrated EIM and TPS platforms. SourceHOV's proprietary EIM platforms facilitate the exchange, consolidation, organization, and analysis of large amounts of structured and unstructured data generated by an enterprise that are crucial to its ability to effectively manage decisions, and enable presentment of critical information through unified communication services. These platforms can be hosted on client premises, within SourceHOV's data centers, and / or in a cloud hosting and computing environment. SourceHOV's TPS offerings then use the structured data output from its EIM platforms and apply industry and customer specific rules-based data validation, management of exceptions, business automation, and outcome resolutions to complete transactions, client interactions, and other operational processes. Through integrated EIM and TPS platforms, SourceHOV enables reliable information workflows through data aggregation, seamless connectivity, and automated processes that significantly reduce cycle times and improve quality. As a result, SourceHOV believes it can execute a wide range of the most critical business processes, across multiple industries that are deeply embedded in, and essential to, its clients' organizational workflows.

Solutions and Segment Overview

        SourceHOV's offerings are delivered across three business segments: ITPS, HS, and LLPS.

2016 Revenue by Segment

Information and Transaction Processing Solutions ($440 million of revenue in FY 2016)

        The ITPS segment provides a broad range of solutions and services designed to aid business in data aggregation, processing, decisioning, and distribution to customers primarily in the financial services, public sector, manufacturing, telecom, publishing, and retail industries. The ITPS segment provides the following solutions:

Enterprise information management	• Data capture and classification (accounts payable and receivable, contracts, enrollments, communications, regulatory, tax, customer interactions, etc.) • Workflow routing to relevant departments and ERP systems • Archival / retrieval, dashboards, summarization
Origination, claim processing & servicing	• Loan origination, application processing & servicing • Property & casualty claims processing • Benefits administration
Revenue enhancement & loss prevention	• Incentive and pricing optimization modeling • Targeted marketing & loyalty programs • Automated customized engagements for customer outreach
Payment processing	• Payment gateways • Retail and wholesale remittance • Card, check, and mobile deposit • Currency and cross-border conversion
Expense management	• Accounts payable processing and purchase requisition • Travel & expense approvals • Cash mapping, forecasting and management
Tax processing	• Tax return processing (State Department of Revenue) • LIFO inventory accounting • Research and development tax credits • §179D sustainability deductions cost segregation
Unified communication services	• Electronic presentment, print & mail • Billing and statements, regulatory notifications • Secure messaging, voice, and chat

        In addition, ITPS sells proprietary software licenses and hardware technology along with information automation solutions. Software platforms offered include payment gateways, mortgage origination, electronic repository, exception processing, and workflow applications for banking and financial services, public sector, and other industries. Hardware solutions include a family of products supporting data aggregation and electronic presentment platforms, including high-speed, high-volume, multi-application document processing.

        SourceHOV's ITPS solutions are focused on the following primary end-market verticals:

        Banking Solutions.    Solutions provided include loan origination and servicing, cross-border clearing and settlements, sanctions, KYC, AML and fraud detection, mobile banking platforms, and multi-network gateways.

        Financial services companies are under intense pressure to constantly innovate their products and services in order to compete on a global stage that is subject to increasingly heavy regulation. As a result, financial services companies have turned to providers with the capacity to deliver full life cycle solutions across their front, middle, and back offices throughout the world. SourceHOV's ITPS offering enables financial services companies to increase availability of working capital, reduce turnaround times for application processes, increase regulatory compliance, and enhance consumer engagement.

        An example of a representative solution that SourceHOV provides for its financial services clients involves the loan application process. At the beginning of the application and enrollment life cycles, SourceHOV's EIM platforms combine and classify documents from different sources and in multiple media into a single, navigable structured data package that is then integrated into the wide variety of internal systems used by SourceHOV's clients. These platforms enable SourceHOV to efficiently and effectively manage multiple sources, varied input types and diverse structured data outputs at various locations and formats to accelerate the application and enrollment processes for its clients. Subsequently, SourceHOV's TPS solutions provide value-added, analytical and judgment-based processing to facilitate outcomes, including in the areas of mortgage and auto loan processing, accounts payable and receivable management, tax return processing, card and check processing, records management, and insurance policy enrollments. In the later stages of the application and enrollment life cycle, SourceHOV's TPS platform also provides communication services between its clients and their customers ranging from printing and mailing standard correspondence to the production, assembly, and distribution of larger informational and regulatory materials, as well as 24/7 live customer support. SourceHOV's primary proprietary application used for loan processing is Zuma™, a highly configurable loan origination and servicing solution that provides a managed environment to automate the complete mortgage life cycle, as detailed below:

        SourceHOV serves major banking, insurance, automotive, and home mortgage clients in the financial services industry, including 9 of the top 10 U.S. banks and 7 of the top 10 U.S. insurance companies.

        F&A Solutions.    Solutions provided include integrated accounts payable and receivable, expense management, supplier / buyer management, contract management, and journaling and reconciliation.

        Companies around the world are faced with complex inter-company contracted relationships that span the entire organization. Many times, legacy technology systems and workflows may prohibit the efficient processing of orders within and outside an organization. SourceHOV's set of automation solutions provide the tools companies need to effectively manage their working capital cycles and improve the ease of communication across buyers, suppliers, and consumers.

        A representative example of SourceHOV's Business-to-Business accounts payable management solution, provided to a manufacturing client, involves the creation of a vendor portal to streamline their accounting function. Through its proprietary BancPay platform, SourceHOV created a customized solution that enables invoice submission and seamless connectivity with the client's existing SAP accounting system to automate portions of the accounts payable processing life cycle, from ingestion to authorization. SourceHOV facilitates the transitional period by supporting general ledger coding, invoice matching, account reconciliation, and other related processes. The enhanced reporting and tracking functionality of this solution provides full transparency to management at each step of the process. The solution, which connects suppliers, buyers, and consumers via a self-service, web-based portal, is illustrated below:

        SourceHOV serves clients across multiple industries to efficiently solve their back-office needs, including 4 of the world's largest retail chains and over 50% of Fortune® 100 companies.

        Payment Solutions.    Solutions provided include retail and wholesale remittance processing, electronic bill payment and presentment, remote, mobile and paper payments, payment gateways and exception handling, and liquidity solutions.

        Continued globalization and rapid industry and technology changes have revolutionized the payment industry. Companies from multiple industries are increasingly in need of innovative solutions that can seamlessly and securely solve their payment needs around the world with rapid turn-around-time. Driven by trends including mobile and remote data capture technologies and recent regulatory changes which eliminated the physical check requirement for settlement, a spotlight has been placed on the payment industry to provide solutions outside of the traditional banking world.

        SourceHOV's proprietary solutions enable it to directly serve corporations with multi-channel payment gateways bypassing the need for clearing within banks. SourceHOV is able to provide a suite of technology-based solutions including remote data capture, which enables the ingestion of disparate feeds in addition to, but not limited to, the traditional physical lockbox and check consolidation, agile architecture to quickly incorporate new payment methods as they emerge (ex. PayPal, Apple Pay, credit card virtualization, phone pay), and handling / settling multiple payment standards (ACH, SEPA, GIRO, SWIFT, etc.) by regulated and unregulated entities. Through its financial services offerings, SourceHOV is able to add value for its clients through improved pricing as a payment solution provider with corporate clients and agency banks, increasing exception processing, capturing full stream of all payment methods, and serving as a single vendor solution for global delivery across multi-national corporations. Below are selected descriptions of payment solutions SourceHOV provides:

        SourceHOV serves clients across multiple industries to solve their payment needs, including 5 of the top U.S. telecom companies and over 40 utility companies.

        Public Sector Solutions.    Solutions provided for the public sector include tax return processing, benefits administration, fraud, waste and abuse detection, Big Data mining and analytics, and records management.

        SourceHOV's public sector clients are facing increasing pressure to function more efficiently, so that they may serve their constituencies more quickly and at lower cost through web and mobile based applications. To address these challenges, public sector entities are turning to business process solutions providers for innovative, tech-enabled, outcome-based solutions to make their interactions with their constituents more efficient, faster, and more cost-effective. These business outcomes include digital transformation initiatives, improving turnaround times and accuracy of applications and filings, heightening constituent engagement, and reducing fraud, waste and abuse in benefit-based programs, among others.

        An example of a representative solution that SourceHOV provides for its public sector clients includes tax return processing solutions for a State Department of Revenue. SourceHOV manages the front-end tax processing operation, which includes an online tax submission portal, physical and electronic mailroom, document preparation, data capture, rule validation, fraud, waste & abuse detection, non-filer detection, payment deposit, and tax-payer support. By leveraging its proprietary BoxOffice™ EIM platform, SourceHOV developed a tailored solution that significantly automated the processing of both tax returns and corresponding payments. As part of this solution, SourceHOV's analytics platform maintains thousands of business rules to validate the integrity of the tax filing, and the composition tool maintains all variations of tax forms to efficiently process any kind of filing. This approach transformed the department's tax return process, reducing processing time from 21 days to 4 days. Additionally, SourceHOV provides unified communication services to support management of inbound and outbound tax filing-related queries with support and automated chat responses.

        SourceHOV has become a critical partner to its client and continues to pursue expansion opportunities. Below are selected descriptions of public sector solutions SourceHOV provides.

        SourceHOV provides ITPS solutions to over 30 states and counties and over 80 government entities as well as educational institutions.

Healthcare Solutions ($248 million of revenue in FY 2016)

        As a leader in complex claims processing, SourceHOV specializes in transactions that require multiple layers of validation, supporting documentation processing, reconciliation, and management of exceptions.

        The healthcare industry remains under pressure to reduce overhead, address shortages in specialized skill sets, improve its services in terms of scope and delivery, and tackle numerous other challenges in the face of rising claim volumes, escalating costs, and changing regulatory environments. Healthcare organizations are looking for business process solutions to help address these challenges and allow them to focus on the task of providing high quality health services in a cost-effective manner.

        The Healthcare Solutions segment provides the following solutions:

        An example of a representative solution that SourceHOV provides for its healthcare clients involves the full life cycle integration of back office processes of both healthcare payers and providers. SourceHOV's life cycle solutions begin with patient and provider enrollment in the payer's health plan. During this origination of the provider-payer relationship, SourceHOV offers EIM solutions for the complex process management and verification of identities, entitlements, and qualifications. SourceHOV's EIM platform receives both physical and electronic claims and supporting documents, and enables providers to submit claims and documents directly to reduce the time and resources spent getting claims paid accurately. After claims are submitted, SourceHOV's EIM platform further classifies and verifies the data in compliance with the standards of the Health Insurance Portability and Accountability Act ("HIPAA"), and applies the provider-specific business rules that govern the workflow from an internal, growing library of rules. Subsequently, the deep integration of SourceHOV's TPS platforms embedded within healthcare clients' businesses allows SourceHOV to adjudicate claims and determine which claimants should be paid and in what amount. SourceHOV can also apply its analytics services to identify over- and under-payments and detect patterns of fraud on a proactive modeling, pre-payment or post-payment basis. At the conclusion of the life cycle, SourceHOV's TPS platform solutions offer final communications, payment processing, and medical records management. Serving both healthcare providers and payers results in a comprehensive view of their interactions that helps SourceHOV provide solutions that reduce the cost and complexity of those interactions by improving communications, eliminating paper and mail, and reducing turnaround times. The following illustration summarizes the full life cycle solution SourceHOV provides:

        SourceHOV's client base includes leading healthcare providers, health insurance companies, and government entities, including the top 5 healthcare insurance payers and deployments in over 900 healthcare providers.

Legal & Loss Prevention Services ($102 million of revenue in FY 2016)

        The Legal & Loss Prevention Services segment provides processing of legal claim settlement for class action and mass action lawsuits, including project management support, notification and outreach to claimants; collection and analysis of claimant information; administration and adjudication, and distribution of settlement funds. Through Kinsella Media, LLPS also offers specialty notification programs in consumer finance, antitrust, consumer fraud, and product liability litigation, as well as data and analytical services in the context of litigation consulting, economic and statistical analysis, and expert witness services.

        SourceHOV's legal claims administration services are provided through two brands, RUST Consulting ("RUST") and Kinsella Media ("Kinsella"). These brands have market leadership with experience in winning large and complex cases (such as the National Mortgage Settlement, a large joint state and federal consumer fraud settlement) with more than 5,600 projects and $20 billion in settlement assets distributed to date. RUST leverages its deep domain expertise to provide administration services around class action settlement as a neutral third party to distribute settlement funds to the affected class members. Kinsella provides advertising and media placement for notification of claimant eligibility. Upon the court directing the settlement administration, RUST creates multiple channels for claim form submission, including websites, call centers, and physical mail. SourceHOV's common platforms and delivery centers are leveraged to ingest claim forms and extract key data to process and adjudicate submissions in order to distribute settlement funds. SourceHOV platforms also provide plaintiffs and class members with current information and efficient, accurate, and auditable claims management. At each step, SourceHOV ensures that the administration of claims meets judicial requirements and industry best practices. The flexibility of platforms allows SourceHOV to promptly satisfy the requirements of judges and attorneys general, or respond to comments raised by the press and public opinion.

        A representative example of SourceHOV's LLPS solutions includes the claims management and distribution process it facilitated as part of the broader National Mortgage Settlement, the workflow of which is noted in the following illustration:

SourceHOV Ecosystem of Applications

        SourceHOV offers a broad range of proprietary, web- and mobile-based, modular platform applications that are paired with its industry-specific solutions to automate and extract business intelligence, execute transactions, enable decisioning, and accelerate its clients' digital transformation strategies.

Transaction Processing Solutions

        Delivering innovative industry solutions and specialized technology which incorporate data validation, exception management, business automation, and outcome resolutions pch™
CLAIMS PROCESSING

BancPay®
INTELLIGENT CLOUD INVOICING

spring™
INSURANCE MANAGEMENT

ZUMA™
LOAN ORIGINATION & LIQUIDITY SOLUTION PLATFORM

EON™
AUTOMATED ADJUDICATION

zaru™
PURCHASE REQUISITION

teletype™
SECURE MESSAGING

BANCHUB™
PAYMENT GATEWAY

View2™
PRESENTMENT PORTAL

iTMS™
REMITTANCE PROCESSING

iCRM™
AI VIRTUAL AGENT

BancMate™
MOBILE BANKING

SpeakOut™
VOICE & FORUM

Rewardio™
CARD LINKED MARKETING

talento
TALENT MANAGEMENT

PERI™
EXPENSE MANAGEMENT

IntelliScan® XDS
DIGITIZATION & CLASSIFICATION

plexus®
INTEGRATED WORKFLOW

CourtQ™
CASE MONITORING

SourceSHIELD™
DATA BREACH REMEDIATION

JET™
NATURAL LANGUAGE PROCESSING

Xela™
CHANGE REQUEST PLATFORM

RULE14®
BIG DATA AUTOMATION

eris™
ASSET TRACKING

BOXOFFICE™
MASTER DATA MANAGEMENT

ATHENA™
BUSINESS INTELLIGENCE

beats
COLLABORATIVE PROJECT MANAGEMENT

Enterprise Information Management

        Providing proprietary analytic solutions to seamlessly aggregate, process, categorize, analyze, and present various sources of structured and unstructured data

Enterprise Information Management Overview

        SourceHOV's EIM platforms provide the means to aggregate, enhance, summarize, and route its clients' data and documents for real-time business intelligence and secure archival and retrieval. The illustration below details selected EIM solutions:

Unified Communication Services Overview

        SourceHOV's unified communication services provide intelligent communication and presentment for automated engagement and response through any media channel (SMS, Chat, Voice, Print, Email, and Mobile), including secure channels. The illustration below details selected solutions that that are integrated into SourceHOV's EIM platforms:

Industry Overview

        Overall, corporations have an increased propensity to outsource day-to-day business processes as enterprises look for opportunities to accelerate performance and innovation, reduce costs, and streamline or standardize their business processes, allowing them to increase focus on growth. As advances in automation and ongoing technological innovation further drive demand for process outsourcing, SourceHOV believes companies increasingly seek a higher degree of efficiency, customization, connectivity, quality, and partnership from BPO solution providers.

        SourceHOV believes it is well positioned to capitalize on key secular trends driving growth in the BPO industry including (i) companies seeking to achieve industry-specific solutions and domain expertise to provide greater value, (ii) pressures on companies to enhance profitability and increase efficiency and reliability, (iii) outsourcing services seen as increasingly mission-critical as business processes become more complex, and (iv) high costs and risks associated with switching providers generally resulting in long-term strategic commitment from customers.

        According to NelsonHall, the current market for BPO is estimated to be over $400 billion and is expected to grow at approximately 6% CAGR over the next four years. At present, as the industry verticals and markets served by BPO change, there is a greater willingness on the part of clients to shift a broader array of business processes, including more critical and complex processes such as TPS and EIM, to BPO providers. Currently, over 70% of related services are performed in-house by enterprises, translating to an outsourced penetration rate of approximately 30%, providing a large untapped opportunity for BPO providers. The global BPO market is generally divided into multiple end market segments including Financial Services, Healthcare, Manufacturing, Communication & Media, Public Sector, Retail, Travel, and Transportation. SourceHOV maintains leadership positions in the high-growth Financial Services and Healthcare end-markets, and believes it is well positioned to provide an increased number of solutions to multiple other industries including Commercial, Public Sector, and Legal. According to NelsonHall, Financial Services BPO and Healthcare BPO are expected to grow at approximately 5% CAGR and 7% CAGR, respectively, over the next four years.

Company History

        SourceHOV has developed extensive industry specific knowledge through its experience developing solutions for its clients and building innovative industry solutions serving the world's largest enterprises. SourceHOV's transformation to a global multi-industry solution provider started in 2007 with the acquisition of Lason by HGM, becoming a leader in the information and transaction processing services industry. Subsequently, the combination with SourceCorp added significant scale and service offerings, and the acquisitions of BancTec and TransCentra added banking and payment services and expanded its international presence. SourceHOV's global delivery network, providing clients with a balance of proximity, service, and lower cost, coupled with a broad range of industry leading solutions, has enabled SourceHOV to become a critical partner to its clients. The acquisition of TransCentra would have contributed $102 million in revenue, $(1) million of net loss, and $4 million of capital expenditures to SourceHOV if it had been included in the financial information for the year ended December 31, 2016.

Technology

        SourceHOV provides technology-enabled services to its customers by leveraging its scalable and modular technology platforms. SourceHOV's platforms aim to enhance information management and workflow processes through automation and process optimization to minimize labor requirements. SourceHOV's decisioning engines have been built with years of deep domain expertise, incorporating hundreds of thousands of customer and industry specific rules which enable the most efficient and lowest cost preparation and decisioning of transactions.

        SourceHOV's platform modules deliver innovative, full-cycle TPS and EIM solutions transforming data from information into outcomes. Its TPS offerings incorporate data validation, exception management, and outcome resolutions. The EIM platform provides the core data analytics and document management solutions needed for high-volume, mission-critical processes across the world's largest private and public organizations. The platforms incorporate both machine learning and rules-based analytics to facilitate processing, adjudication, and outcome generation, among other services. The technology platform's modular nature allows for customization of specific customer needs at a lower cost and over a shorter ramp time, and also enables SourceHOV to quickly and easily replicate these deployments for other customers, both strong competitive advantages relative to the competition. By leveraging its platforms, SourceHOV is able to reduce costs and turnaround time, while achieving higher levels of accuracy, thereby impacting its clients' operating margin and its ability to win and retain new business.

        SourceHOV's technology platforms create the following competitive advantages:

        Replaces labor with technology in business processes.    SourceHOV's technology platform strategy is designed to enable process improvement by significantly reducing the use of labor. By automating recognition and developing decision trees based upon learned outcomes, repetitive manual labor is reduced, enabling increased focus on new exception handling with highly skilled knowledge experts. By relying on technology instead of manpower, costs are reduced, turnaround time is improved, and accuracy is enhanced by limiting manual touch points and human error.

        Highly modular nature of platforms enables ease of customization.    The features of SourceHOV's technology platforms are highly modular, allowing for superior deployment capabilities and quick customization. The modular characteristic of the platforms also allows for easy interfaces, and interactions with clients' in-house or third-party products, or SourceHOV's own platforms.

        Highly scalable proprietary technology platforms.    SourceHOV's ability to scale by leveraging its technology platforms has proven to be a key driver of value. SourceHOV systems process over 100 million images per month, and have electronically archived over 1.5 petabytes of digital data to over 40 million online accounts. The modular nature of the platforms and infrastructure configuration facilitates the ability to increase scale with minimal investment.

        High level of integration with customer's technology systems and workflow processes.    The breadth of integration with customer workflow processes makes the customer relationship extremely sticky as evidenced by SourceHOV's 97% renewal rate. Replacing either one or all of SourceHOV's modules is not only disruptive for the client's business through a transition period, which may take over a year, but also increases the risk of losing the process know-how embedded in the platforms which could be harmful to a client due to the mission-critical nature of the processes and the strict accuracy requirements surrounding payments, turn-around times, and federal regulation.

        Platforms' flexibility facilitates use of solutions across different industries.    The technology platforms allow proven solutions for one customer to be used and adapted to new customers—even new industries—with little incremental investment and customization. The modularity of the platforms allows services to be provided more cost-effectively than discrete solutions built from scratch.

        Comprehensive depth and breadth of services.    The integrated information and transaction processing nature of the technology platforms is a high value-add for SourceHOV's clients. With comprehensive industry solutions across different steps of the workflow process, clients can use SourceHOV to provide integrated services with global delivery as opposed to using multiple vendors throughout regional silos.

Process Quality Assurance

        SourceHOV's process and quality assurance compliance capabilities are critical aspects of its operational success as it delivers service level agreements with accuracy requirements as high as 99.9999%. SourceHOV has an independent quality assurance team that monitors, analyzes, provides feedback, and reports on SourceHOV's process performance and compliance. Its quality assurance organization also focuses on managing its clients' business processes on an ongoing basis, spanning functions such as process management, customer quality, compliance monitoring and calibration, continual improvement programs, quality intelligence, and quality reporting. SourceHOV uses Six Sigma and LEAN methodologies to improve its quality across all of its standardized processes as well as statistical sampling and quality assurance methods for ongoing improvement of related processes maintained by SourceHOV's clients.

Clients

        SourceHOV services over 3,000 customers across a variety of industries, including over 50% of the Fortune® 100. SourceHOV believes its clients are among the leading players in their respective industries, and many of them are recurring clients that have maintained long-term relationships with SourceHOV.

        SourceHOV has successfully leveraged its relationships with clients to offer extended value chain services, creating stickier customer relationships and increasing overall margins. Large clients are increasingly turning to SourceHOV due to a demonstrated ability to work on large-scale projects, past performance and record of delivery, and deep domain expertise accumulated from years of experience in key verticals. As a result, SourceHOV's stable base of clients and sticky, long-term relationships lead to highly predictable revenues.

Client and Industry Highlights

        SourceHOV maintains a strong mix of diversified clients with low customer concentration. No client accounts for more than 7% of 2016 revenue. SourceHOV's top 10 clients accounted for less than 25% of 2016 revenue and have been clients for an average of approximately 13 years, demonstrating both its excellent client service capabilities and its opportunity to increase existing client revenues through cross-sell and up-sell capabilities. In 2016, SourceHOV had 117 clients who contributed more than $1 million annually in SourceHOV revenue. Client renewal rate was 97% in 2016.

        The diversity of SourceHOV's client base has contributed to the stability and predictability of its revenue streams and cash flows. SourceHOV has been able to effectively balance its client mix and reduce dependency on any single customer or vertical by penetrating a diverse set of end markets.

Sales and Marketing

        SourceHOV's sales efforts are conducted through both nationally- and regionally-based sales teams with an industry focus. This focuses SourceHOV's sales team to better understand the prospective client's business needs and offer appropriate industry-specific solutions. SourceHOV's sales team consists of approximately 120 people based in the Americas, 39 people based in Europe, and 4 people based elsewhere around the world. SourceHOV focuses on acquiring new clients as well as increasing revenue from its current client base through increasing its scope of services, selling additional services to existing and new clients, and piloting new service offering content. SourceHOV has a rigorous cross-selling program to leverage capabilities across all of its functions.

        The SourceHOV sales group works actively with its implementation team as the sales process moves closer to the prospective client's selection of a partner. The account manager or sales executive works with the service delivery team to define the scope, services, assumptions, and execution strategies for a proposed engagement, and to develop pricing with the finance team to incorporate into a sales proposal. The selling cycle varies depending on the industry and type of service required and generally ranges from six months to over a year.

        As SourceHOV's relationship with a client grows, it becomes more knowledgeable about a client's business and processes, and consequently, its ability to identify opportunities to create value for the client typically increases. In particular, productivity benefits and greater business impact can often be achieved by focusing on processes that are upstream or downstream from the processes SourceHOV initially handles, or by applying its analytical and IT capabilities to re-engineer processes. In addition, clients often become more willing over time to turn over more complex and critical processes to SourceHOV as it successfully demonstrates these capabilities.

Intellectual Property

        SourceHOV uses a combination of internally-developed proprietary platforms and applications as well as generally available third-party licensed software in connection with the business. Its intellectual property consists primarily of proprietary platforms and applications and the know-how of management and employees. SourceHOV considers its business processes and implementation methodologies to be confidential and proprietary and includes trade secrets that are important to its business. SourceHOV owns a variety of trademarks, which are either registered or applied for. SourceHOV regularly enters into nondisclosure agreements with clients, business partners, employees, and contractors that require confidential treatment of its information to establish, maintain, and enforce its intellectual property rights.

Competition

        SourceHOV believes that the principal competitive factors in providing EIM and TPS solutions include proprietary platforms, industry specific knowledge, quality, reliability and security of service, and price. SourceHOV is uniquely positioned given its scale of operations, reputation as a trusted partner with deep domain expertise, innovative solutions, and highly integrated technology platforms that provide clients with end-to-end services addressing many aspects of their mission-critical operational processes. SourceHOV continues to integrate best practice delivery processes into its service-delivery capabilities to improve its quality and service levels and to increase operational efficiencies. The markets in which SourceHOV serves are competitive with both large and small businesses, as well as multi-national companies:

  •
  Multi-national companies that provide EIM and TPS services, such as Fiserv, Jack Henry, First Data, FIS, Black Knight Financial, Open Text, Broadridge Financial Solutions, Computershare, DST Systems and Iron Mountain;

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  Multi-shore BPO companies, such as Genpact, Capita, Cognizant, Exlservice, Conduent, Wipro, and WNS;

  •
  Smaller, niche service providers in specific verticals or geographic markets.

Regulation and Compliance

        SourceHOV handles, directly or indirectly through client contracts and business associate agreements, a significant amount of information, including personal and health-related information, which results in SourceHOV being subject to federal, state and local privacy laws, including the Gramm-Leach-Bliley Act, the Health Insurance Portability and Accountability Act of 1996 and the HITECH Act of 2009. Further, SourceHOV is subject to the local rules and regulations in the other countries in which it operates, including those relating to the handling of information. In addition, services in SourceHOV's legal vertical, though not directly regulated, must be provided in a manner consistent with the relevant legal framework. For example, SourceHOV's bankruptcy claims administration services must be provided in accordance with the requirements and deadlines of the United States Bankruptcy Code and Federal Rules of Civil Procedure. In addition, some of SourceHOV's clients are subject to regulatory oversight, which may result in SourceHOV being reviewed from time to time by such oversight bodies. Further, as a government contractor, SourceHOV is subject to associated regulations and requirements.

Employees

        SourceHOV locates its operation centers in areas where the value proposition it offers is attractive to the employees in the area relative to other local opportunities, resulting in an engaged workforce that is able to make a meaningful global contribution from their local marketplace. To supplement the skills available in certain markets, SourceHOV offers its employees a focused set of training programs to increase their skills and leadership capabilities with the goal of creating a long term funnel of talent to support its continued growth. Additionally, SourceHOV's proprietary platforms enable rapid learning and facilitate knowledge transfer among employees, reducing training time.

        As of December 31, 2016, SourceHOV had approximately 16,000 employees. Its employee count fluctuates from time to time based upon the timing and duration of its engagements.

Properties

        SourceHOV has 117 operating facilities throughout the Americas, Europe, and Asia with an aggregate area of approximately 3.3 million square feet ("sq. ft."). SourceHOV also owns and leases a total of 14 non-operational facilities with an aggregate area of approximately 0.3 million square feet, which include dark facilities, sub-leased spaces, and regional sales and storage locations. Many of SourceHOV's operations facilities are equipped with fiber connectivity and have access to other power sources. Substantially all of SourceHOV's operations facilities are leased under long-term leases with varying expiration dates, except for the following owned locations: (i) three operations facilities in India with a combined building area of approximately 91,500 sq. ft., respectively, (ii) an operating facility in Georgiana, Alabama with an approximate building area of 20,000 sq. ft., (iii) an operating facility in Tallahassee, Florida consisting of four buildings with a combined building area of approximately 21,000 sq. ft., (iv) an operating facility in Upper Marlboro, Maryland with an approximate building area of 30,000 sq. ft., (v) an operating facility in Troy, Michigan that will serve as the Company's primary data center with an approximate building area of 66,000 sq. ft. and (vi) an operating facility in Egham, England with an approximate building area of 11,000 sq. ft.. SourceHOV also maintains an operating presence at approximately 4 customer sites. SourceHOV does not have the option under its present lease agreements to buy any of its leased properties.

        SourceHOV's management believes that all of its properties and facilities are well maintained.

Legal Proceedings

        SourceHOV is, from time to time, involved in certain legal proceedings, inquiries, claims and disputes, which arise in the ordinary course of business. Although SourceHOV's management cannot predict the outcomes of these matters, SourceHOV's management believes these actions will not have a material, adverse effect on SourceHOV's financial position, results of operations or cash flows.

Management

Executive Officers and Directors

        The following table sets forth information regarding the individuals who serve as SourceHOV's executive officers and members of its Board of Directors (the "SourceHOV Board") as of March 24, 2017.

Name	Age	Title
Par Chadha	61	Chairman
Jim Reynolds	48	Co-Chairman
Ronald Cogburn	61	Chief Executive Officer
Suresh Yannamani	51	President, Americas
Mark Fairchild	57	President, Europe
Shrikant Sortur	44	Senior Vice President, Global Finance
Sanjay Kulkarni	48	Chief Technology Officer
Srini Murali	44	Senior Vice President, Operations (Americas & APAC)
Vitalie Robu	45	Senior Vice President, Operations (EMEA)

        Par Chadha is the founder, Chief Executive Officer and Chief Investment Officer of HGM, a family office, formed in 2001, and the principal shareholder of SourceHOV. Mr. Chadha brings over 40 years of experience in building businesses in the Americas, Europe and Asia, including execution of mergers and acquisitions, integration of businesses and public offerings. Mr. Chadha has served as Chairman of SourceHOV since 2011, and was Chairman of Lason Inc. from 2007 to 2011 until its merger with SourceCorp, a predecessor company of SourceHOV. Since 2005, Mr. Chadha has served as a Director of HOV Services Limited, a company listed on the National Stock exchange of India, acting as its Chairman from 2009 to 2011. Mr. Chadha is co-founder and owner of Rule 14, LLC, a leading big data mining and automation company formed in 2011, and during his career, Mr. Chadha has founded or co-founded other technology companies in the fields of metro optical networks, systems-on-silicon and communications. Through HGM, Mr. Chadha previously participated in director and executive roles in joint ventures with major financial and investment institutions, including Apollo, as well as other portfolio companies of HGM, and currently holds and manages investments in evolving financial technology, health technology and communications industries. Mr. Chadha holds a B.S. in electrical engineering from Punjab Engineering College, India.

        Jim Reynolds has served as Co-Chairman of SourceHOV since 2014 and has served in management roles in companies that were predecessors to SourceHOV since 2001. Mr. Reynolds is also the Chief Operating Officer and a Partner at HGM, bringing over 25 years of industry experience to the team. Mr. Reynolds has held numerous executive management or senior advisory positions at SourceHOV and its related subsidiaries and predecessor companies, including serving as Chief Financial Officer for HOV Services, LLC from 2007 to 2011 and Vice President and Corporate Controller for Lason from 2001 to 2006. Mr. Reynolds was also Senior Manager in the Business Advisory Services Practice at PricewaterhouseCoopers from 1990 to 2001. Mr. Reynolds is a C.P.A. and holds a B.S. in Accounting from Michigan State University.

        Ron Cogburn has served as Chief Executive Officer of SourceHOV since 2013 and has been part of companies that were predecessors to SourceHOV since 1993, bringing over 30 years of diversified experience in executive management, construction claims consulting, litigation support, program management project management, cost estimating, damages assessment and general building construction. Mr. Cogburn has also been the President of Meridian Consulting Group, LLC since January 1998 and a principal of HGM since 2003. Prior to his role as Chief Executive Officer, Mr. Cogburn was SourceHOV's President, KPO from March 2011 to July 2013. Prior to this role, Mr. Cogburn was the President of HOV Services, LLC from January 2005 to September 2007, providing executive leadership during the company's growth to its IPO on the India Stock Exchange in September 2006. Mr. Cogburn has a BSCE in Structural Design/Construction Management from Texas A&M University and is a registered Professional Engineer.

        Suresh Yannamani has served as President, Americas of SourceHOV since 2011, and has been a part of companies that were predecessors to SourceHOV since 1997. Mr. Yannamani oversees the region's sales and operations and plays a large part in scaling the transaction processing solutions practice and enterprise solution strategy for healthcare, financial services and commercial industries. Prior to his current role, Mr. Yannamani was President of HOV Services, LLC from 2007 to 2011, serving clients in the healthcare, financial services, insurance and commercial industries. Mr. Yannamani was the Executive Vice President of BPO services for Lason, which was subsequently acquired by HOV Services, LLC from 1997 to 2007. Mr. Yannamani also served in management roles at IBM from 1995 to 1997, managing the design, development, and implementation of financial management information systems for the Public Sector and worked for Coopers & Lybrand as a consultant in public audits from 1992 to 1994. Mr. Yannamani has a bachelor's degree in Chemistry from the University of London and holds an MBA from Eastern Michigan University.

        Mark Fairchild has served as President, Europe, of SourceHOV since the merger of BancTec and SourceHOV in 2014, having served in management roles at BancTec since 1985. With more than 30 years of executive experience in the financial services industry, Mr. Fairchild specializes in global account management, transaction processing services, software solutions & hardware technology products. In 2005, Mr. Fairchild was appointed Chief Technology Officer of BancTec and was responsible for the company's software and hardware products, manufacturing and internal IT services until 2014. Prior to this role, Mr. Fairchild acted as Vice President for International Operations from 2001 to 2005 and VP of European Operations from 1998 to 2001. In his role as International Systems Director from 1991 to 1998, Mr. Fairchild led the European software teams, implementing payment platforms throughout the region. As Director of Engineering of BancTec from 1989 to 1991, Mr. Fairchild led the research and development team that introduced a new high-speed digital image processing system that formed the base of BancTec's ImageFIRST product portfolio. Mr. Fairchild joined BancTec as a Project Manager, a position he held from 1985 to 1986. He began his career as a software developer at British Aerospace, where he worked from 1981 to 1985. Mr. Fairchild graduated with honors from Manchester University with a bachelor's degree in aeronautical engineering and an MBA from London Business School.

        Shrikant Sortur has served as Senior Vice President, Global Finance of SourceHOV since 2016. He is responsible for SourceHOV's finance and accounting groups, a role in which he leads financial operations, activities, plans and budgets. Mr. Sortur's career spans more than 19 years of varied experience in financial management, accounting, reporting, and lean operations. Mr. Sortur has served in management roles in predecessor companies to SourceHOV since 2002. Prior to his current role, Mr. Sortur acted as Vice President of Finance from June 2015 to May 2016. Mr. Sortur acted as Director of Financial Planning and Analysis, TPS from January 2014 to June 2015. Prior to this role, Mr. Sortur was the Director of Financial Planning and Analysis, North America Operations from January 2012 to December 2013. Mr. Sortur acted as Controller for HOV Global from January 2009 to December 2011. Mr. Sortur was a Senior Accounting Manager for HOV Services, LLC / Lason, Inc.

from May 2004 to December 2008 and worked for the SourceHOV group as a Manager, Finance & Accounts for Lason India Ltd. from December 2002 to May 2014. From March 1999 to December 2002, Mr. Sortur served as General Manager, Finance at SRM Technologies, a business solutions and technology provider specializing in software design and development, systems integration, web services, enterprise mobilization, and embedded solutions development. From June 1997 to February 1999, Mr. Sortur served as Junior Manager, Finance and Accounting for Steel Authority of India, a large state-owned steel making company based in New Delhi, India. Mr. Sortur graduated from Osmania University with a bachelor's degree in accounting and is a Certified Public Accountant (CPA), Chartered Accountant (CA), and Certified Management Accountant (CMA).

        Sanjay Kulkarni has served as Chief Technology Officer of SourceHOV since September 2014, managing product development and delivery solutions across the organization. Mr. Kulkarni brings to the company 25 years of experience in IT and ITES across the healthcare, BFSI, and fintech verticals. Prior to his current role at SourceHOV, Mr. Kulkarni worked for Microsoft from March 2013 to October 2014 as a Program Leader, India, responsible for managing the development of products/solutions in the Recruit2Retire domain and Global Payroll on the Windows Azure platforms. From July 2008 to March 2013, Mr. Kulkarni worked for HOV Services, LLC and then SourceHOV as the SVP Technology in charge of delivery. During his time with Cognizant which spanned from February 2007 to July 2008, Mr. Kulkarni acted as Delivery Head—Healthcare, and was the single point of contact in Hyderabad. Prior to this, Mr. Kulkarni worked for GE Capital (Card Services) as a Senior Manager from February 2003 to February 2007, where he was responsible for delivery. Sanjay worked for United HealthCare as a Software Engineer in the New Technologies division from 1994 to 2003, where he managed product development and application delivery. Mr. Kulkarni holds a master's degree in computer science from the University of Texas and has his engineering degree from Nagpur, India. Mr. Kulkarni has also accomplished a General Management course from IIM Kolkata, India. Mr. Kulkarni was nominated as GECF Business Impact Award for 3 consecutive years 2004, 2005 and 2006 for providing solutions to improve the overall productivity of the operations team. Mr. Kulkarni is also 6s Six Sigma & HIPAA certified.

        Srini Murali has served as Senior Vice President, Operations for the Americas and APAC regions for SourceHOV since 2014, creating global operating strategies, developing client relationships, and overseeing compliance. Mr. Murali has been a part of predecessor companies to SourceHOV since 1993. During his tenure, Mr. Murali has held analysis, product development, IT, and operational roles. In 2010, Mr. Murali took on a broader scope of responsibility as SourceHOV's Senior Vice President of Global Operations and IT, and subsequently was appointed to his current position in 2015. Mr. Murali has served in executive-level leadership roles at companies that were predecessors to SourceHOV since 2007, when he was appointed Vice President of IT and Technology. Prior to these management roles, Mr. Murali served as Director of Information Technology for Lason from August 2002 to April 2007, and an Application Development Manager for Lason from April 1998 to August 2002. Before joining Lason, Mr. Murali worked as a Systems Engineer for Vetri Systems from July 1996 to April 1998. Mr. Murali graduated with a bachelor's degree in mathematics and statistics from Loyola College, Chennai, and earned an MBA from Davenport University, Michigan.

        Vitalie Robu has served as Senior Vice President, Operations for the European region of SourceHOV since 2014, and is responsible for operations, client relationship management, sourcing, risk control and compliance. Mr. Robu specializes in transaction processing services, technology products and software solutions and has more than 20 years of international and management experience in the private and public sectors. From May 2010 to August 2014, Mr. Robu held the position of President and Executive Director of Dataforce UK, a business process outsourcing and software provider which is part of SourceHOV. Prior to joining the SourceHOV group, Mr. Robu served as Manager of Investment and Insurance Products for Citibank EMEA in London from March 2007 to May 2010. Mr. Robu also served as a Senior Management Consultant with

PricewaterhouseCoopers in Eastern Europe from 1994 to 1997, and as a diplomat for the Republic of Moldova at the United Nations headquarters in New York from 1997 to 2002. Mr. Robu holds an MBA from the International Institute for Management Development (IMD), Lausanne, Switzerland, a master's degree in international relations from National School of Political and Administrative Studies in Bucharest (Romania), as well as a master's degree in physics from the State University of Moldova.

SourceHOV Executive Compensation

Compensation of the SourceHOV Named Executive Officers

        The following table sets forth information regarding the compensation awarded to, earned by, or paid to certain of SourceHOV's executive officers during the fiscal year ended December 31, 2016. As an emerging growth company, SourceHOV has opted to comply with the executive compensation disclosure rules applicable to "smaller reporting companies" as such term is defined in the rules promulgated under the Securities Act, which require compensation disclosure for its principal executive officer and its two other most highly compensated executive officers. Throughout this proxy statement, these three officers are referred to as SourceHOV's "named executive officers."

        The compensation reported in this summary compensation table below is not necessarily indicative of how SourceHOV's named executive officers will be compensated in the future. SourceHOV expects that Quinpario will review, evaluate and modify its compensation framework as a result of the Business Combination and Quinpario's compensation program following the Business Combination could vary significantly from SourceHOV's historical practices.

Summary Compensation Table

Name and principal position	Year	Salary ($)	Stock Awards ($)(1)	Total ($)
Ronald C. Cogburn Chief Executive Officer	2016	325,000	120,000	445,000
Mark Fairchild President—Europe	2016	400,000	—	400,000
Suresh Yannamani President—Americas	2016	325,000	120,000	445,000

(1)
SourceHOV awarded 150 restricted stock units to each of Messrs. Cogburn and Yannamani on April 29, 2016, which vest in equal installments on the first three anniversaries of the vesting commencement date, or April 29, 2016. The amounts reported in this column represent the grant date fair value of the restricted stock units awarded to each of Messrs. Cogburn and Yannamani, determined in accordance with FASB ASC Topic 718, without any reduction in the grant date fair value of the awards for the possibility of service based forfeiture. For additional information relating to the assumptions made by SourceHOV in valuing these awards for 2016, see Note 13—Equity-Based Compensation in the Notes to the SourceHOV Consolidated Financial Statements.

Narrative to Summary Compensation Table

Executive Employment Agreements

        Certain of the compensation paid to Mr. Fairchild reflected in the summary compensation table was provided pursuant to an employment agreement with SourceHOV's subsidiary, BancTec, Inc. Mr. Fairchild is a party to an employment agreement dated May 2007, with BancTec, Inc., which provides for an indefinite term. Pursuant to his employment agreement, Mr. Fairchild is entitled to an annual base salary, currently $400,000, and is eligible to earn a target annual bonus equal to up to 100% of his base salary.

        SourceHOV has not entered into employment agreements with Mr. Cogburn or Mr. Yannamani. For a discussion of the severance pay and other benefits to be provided to SourceHOV's named executive officers in connection with a termination of employment and/or a change in control under arrangements with each of SourceHOV's named executive officers (including Mr. Fairchild's employment agreement), please see "—Potential Payments Upon Termination or Change in Control" below.

Transaction Bonuses

        Subject to continued employment through the applicable payment date, each of Messrs. Cogburn, Fairchild and Yannamani will receive a transaction bonus payable in July 2017 in partial consideration for their efforts in connection with the Business Combination. The amount of the transaction bonuses for Messrs. Cogburn, Fairchild and Yannamani will be $350,000, $200,000 and $450,000, respectively. In the event that any of SourceHOV's named executive officers experiences a termination of employment by SourceHOV for "cause" or if he voluntarily resigns without "good reason," in each case, prior to June 30, 2018, SourceHOV will retain the right to require such named executive officer to repay all or any portion of his transaction bonus.

Stock Plans, Health and Welfare Plans, and Retirement Plans

        Stock Plan.    SourceHOV currently provides grants of equity based awards to eligible service providers under its 2013 Long Term Incentive Plan, or the 2013 Plan. In April 29, 2016, SourceHOV granted restricted stock units to members of its management team, including to Messrs. Cogburn and Yannamani, under its 2013 Plan. The restricted stock units granted to SourceHOV's named executive officers vest in equal installments on each of the first three anniversaries of the grant date and are settled the earlier to occur of (i) the occurrence of a "change in control" of SourceHOV, and (ii) the fifth anniversary of the date of grant. For a summary of the principal features of SourceHOV's 2013 Plan, see "—Additional Incentive Compensation Plans and Awards—Equity Incentive Plans" below.

        Health and Welfare Plans.    SourceHOV's named executive officers are eligible to participate in its employee benefit plans, including its medical, dental, vision, life, disability, health and dependent care flexible spending accounts and accidental death and dismemberment benefit plans, in each case on the same basis as all of its other employees.

        Retirement Plan.    SourceHOV sponsors a retirement plan intended to qualify for favorable tax treatment under Section 401(a) of the Internal Revenue Code of 1986, as amended, or the Code, containing a cash or deferred feature that is intended to meet the requirements of Section 401(k) of the Code. Employees who have completed six months of service are generally eligible to participate in the plan. Participants may make pre-tax contributions to the plan from their eligible earnings up to the statutorily prescribed annual limit on pre-tax contributions under the Code. Participants who are 50 years of age or older may contribute additional amounts based on the statutory limits for catch-up contributions. All employee and employer contributions are allocated to each participant's individual account and are then invested in selected investment alternatives according to the participant's directions. Pre-tax contributions by participants and contributions that SourceHOV makes to the plan and the income earned on those contributions are generally not taxable to participants until withdrawn, and all contributions are generally deductible by SourceHOV when made. Participant contributions are held in trust as required by law. No minimum benefit is provided under the plan. An employee is 100% vested in his or her pre-tax deferrals when contributed and any employer contributions ratably over four years. The plan provides for a discretionary employer matching contribution and, SourceHOV currently does not make any matching contributions to the plan and did not make any matching contributions with respect to the 2016 plan year.

Outstanding Equity Awards at Fiscal Year End

        The following table sets forth outstanding equity awards to acquire shares of SourceHOV's common stock held by each of its named executive officers as of December 31, 2016.

		Stock awards
Name	Grant date	Number of shares or units of stock that have not vested(4)	Market Value of shares or units of stock that have not vested ($)(5)
Ronald C. Cogburn	November 6, 2013(1)	339	542,400
Ronald C. Cogburn	April 30, 2015(2)	713	1,140,800
Ronald C. Cogburn	April 29, 2016(3)	150	240,000
Mark Fairchild	April 30, 2015(2)	207	331,200
Suresh Yannamani	November 6, 2013(1)	339	542,400
Suresh Yannamani	April 30, 2015(2)	38	60,800
Suresh Yannamani	April 29, 2016(3)	150	240,000

(1)
Restricted stock units are subject to the following vesting schedule: one-fourth of the restricted stock units vest on each of the first four anniversaries of the vesting commencement date, or April 30, 2013. In addition, (i) 50% of the then unvested restricted stock units will vest upon the occurrence of a change in control, (ii) 25% of the unvested restricted stock units as of the change in control will vest on the first anniversary of such change in control, and (iii) the remaining 25% of the unvested restricted stock units as of the date of the change in control will vest upon the date that is 18 months immediately following such change in control. If the grantee's employment is terminated without cause (other than as a result of death or disability) following the occurrence of a change in control, all unvested restricted stock units will immediately vest.

(2)
Restricted stock units are subject to the following vesting schedule: one-fourth of the restricted stock units vest on each of the first four anniversaries of the vesting commencement date, or April 30, 2015. In addition, if the grantee's employment is terminated without cause (other than as a result of death or disability) following the occurrence of a change in control, all unvested restricted stock units will immediately vest.

(3)
Restricted stock units are subject to the following vesting schedule: one-third of the restricted stock units vest on each of the first three anniversaries of the vesting commencement date, or April 29, 2016. In addition, if the grantee's employment is terminated without cause (other than as a result of death or disability) following the occurrence of a change in control, all unvested restricted stock units will immediately vest.

(4)
The table below shows the aggregate number of vested restricted stock units held by each named executive officer of December 31, 2016.

(5)
Based on the fair value of SourceHOV's common shares on December 31, 2016.

Name	Aggregate RSUs Vested as of December 31, 2016 (#)
Ronald C. Cogburn	1,254
Mark Fairchild	68
Suresh Yannamani	1,029

Potential Payments Upon Termination or Change in Control

        The following summaries describe the potential payments and benefits that SourceHOV would provide to its named executive officers in connection with a termination of employment and/or a change in control.

Severance Benefits

        Mr. Fairchild's employment agreement provides for certain payments to be made in connection with certain terminations of service, as further described below. In addition, although SourceHOV has not entered into a written agreement providing Messrs. Cogburn or Yannamani severance benefits, upon a termination of Messrs. Cogburn or Yannamani's employment by SourceHOV without cause, each of Messrs. Cogburn and Yannamani would be entitled to severance benefits equal to continued payment of his base salary for a period of three weeks for each year of service with SourceHOV, up to a maximum of 16 weeks.

        Mark Fairchild.    In the event that Mr. Fairchild's employment is terminated either by BancTec, Inc. without "cause" or by the him for "good reason," subject to the his execution of a release of claims, Mr. Fairchild would be entitled to: (i) one years' base salary and one times his target annual bonus; (ii) payment of the employee and employer portion of his COBRA premiums until the earlier of 18 months following such termination and when he is employed by an employer who offers welfare benefits; and (iii) immediate vesting of all outstanding equity awards. In the event Mr. Fairchild's employment is terminated either by BancTec, Inc. without "cause" at the request of any third party in connection with a "change in control" or by him for "good reason," within one year following a "change in control," in addition to the severance benefits described in the previous sentence, he would also be entitled to a pro-rated bonus for the year of termination.

        In the event any payments paid pursuant Mr. Fairchild's employment agreement are subject to an excise tax under Section 4999 of the Code, or any similar tax that may be imposed, he is entitled to an additional gross-up payment such that the net amount retained by him equals the amount he would have been entitled to had no such tax been imposed on the payments. Following any termination of employment, Mr. Fairchild is subject to a non-solicit of employees and customers for a period of one-year following his termination.

Vesting and Settlement of Outstanding Equity Awards

        Each of SourceHOV's named executive officers hold restricted stock units, the vesting and settlement of which will be accelerated in certain instances upon or following a change in control. With respect to the restricted stock units granted to each of Messrs. Cogburn and Yannamani on November 6, 2013, (i) 50% of the then unvested restricted stock units will vest upon the occurrence of a change in control, (ii) 25% of the unvested restricted stock units as of the change in control will vest on the first anniversary of such change in control, and (iii) the remaining 25% of the unvested restricted stock units as of the date of the change in control will vest upon the date that is 18 months immediately following such change in control. If the grantee's employment is terminated without cause (other than as a result of death or disability) following the occurrence of a change in control, all unvested restricted stock units will immediately vest. In addition, such restricted stock units will be settled on the earlier of (i) the occurrence of a change in control, and (ii) the fifth anniversary of the date of grant, provided, that following a change in control, each restricted stock unit that is not vested as of the date of the change in control will be settled on the date on which such restricted stock unit vests. In addition, restricted stock units that are settled following the occurrence of a change in control will be settled in cash, with a value determined based on the value received by the SourceHOV stockholders upon or following the consummation of the change in control.

        All of the then unvested restricted stock units granted to each of Messrs. Cogburn, Fairchild and Yannamani on April 30, 2015 and to Messrs. Cogburn and Yannamani on April 29, 2016 will vest if, following the occurrence of a change in control, the grantee's employment is terminated without cause (other than as a result of death or disability). In addition, such restricted stock units will be settled on the earlier of (i) the occurrence of a change in control, and (ii) the fifth anniversary of the date of grant; provided, that, following a change in control, each restricted stock unit that is not vested as of the date of the change in control will be settled on the earlier to occur of (i) the date on which such restricted stock unit vests (disregarding any accelerated vesting on account of a termination without cause), and (ii) if the grantee's employment is terminated by SourceHOV without cause (other than as a result of the grantee's death or disability) within two years following the occurrence of such change in control, the date of such termination.

Additional Incentive Compensation Plans and Awards

Equity Incentive Plans

        SourceHOV currently maintains the 2013 Plan pursuant to which SourceHOV may grant various forms of equity compensation to its service providers, including its officers, non-employee directors and consultants. SourceHOV historically granted restricted stock units to employees under the 2013 Plan. The principal features of the 2013 Plan are summarized below.

2013 Equity Incentive Plan

        SourceHOV's board of directors approved the 2013 Plan in November 2013 and increased the share reserve in February 2014. Under SourceHOV's 2013 Plan, SourceHOV may grant non-qualified stock options, stock appreciation rights, and restricted stock and restricted stock unit awards.

        There are 30,000 shares of SourceHOV's common stock reserved for issuance under the 2013 Plan. This number is subject to additional adjustment in the event of a stock dividend, stock split, or other change in SourceHOV's capitalization. As of March 24, 2017, restricted stock units representing the right to receive 24,456 shares of common stock were outstanding under the 2013 Plan. SourceHOV's compensation committee has had full power and authority to determine the terms of awards granted pursuant to the 2013 Plan, including, without limitation, which employees, directors and consultants will be granted restricted stock units and other awards and the number of shares of SourceHOV common stock subject to restricted stock units and other awards. SourceHOV's board of directors may amend or discontinue the 2013 Plan at any time and may amend or cancel any outstanding award. No such amendment may adversely affect the rights under any outstanding award without the holder's consent.

        Upon completion of the Business Combination, each of the restricted stock units outstanding under the 2013 Plan will be assumed by Quinpario and each of the shares underlying an outstanding restricted stock unit will be replaced for            shares of Quinpario Common Stock. In addition, the 2013 Plan will be administered by Quinpario's compensation committee. If Quinpario is acquired, Quinpario's compensation committee may provide that, except as otherwise set forth in an individual award agreement, outstanding restricted stock units under this plan will be: (1) assumed by the successor or acquiring company; (2) accelerated; (3) terminated in exchange for a payment equal to the consideration payable upon consummation of the transaction to a holder of the number of shares of common stock underlying such restricted stock unit; or (4) replaced with a cash incentive program that preserves the value of the restricted stock unit replaced. In addition, certain restrictions applicable to an award will lapse, in whole or in part, prior to or upon the transaction.

Director Remuneration

Director Compensation Policy

        For 2016, members of the SourceHOV board of directors received no cash compensation for services rendered. SourceHOV currently has no other formal arrangements under which its directors receive compensation for service to its board of directors or its committee.

All Other Compensation

        SourceHOV reimburses its directors for reasonable and necessary out-of-pocket expenses incurred in attending board and committee meetings or performing other services for the company in their capacities as directors.

Director Compensation

        The following table sets forth information concerning director compensation paid during the year ended December 31, 2016.

Name	Fees earned or paid in cash ($)	Stock awards ($)	Option awards ($)	All Other compensation ($)	Total ($)
Par Chadha	—	—	—	—	—
Jim Reynolds	—	—	—	—	—

SOURCEHOV MANAGEMENT'S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

        You should read the following discussion and analysis together with "Selected Historical Financial Information of SourceHOV" and SourceHOV's consolidated financial statements and the related notes included elsewhere in this proxy statement. Among other things, those historical consolidated financial statements include more detailed information regarding the basis of presentation for the financial data than included in the following discussion. This discussion contains forward-looking statements about SourceHOV's business, operations and industry that involve risks and uncertainties, such as statements regarding SourceHOV's plans, objectives, expectations and intentions. SourceHOV's future results and financial condition may differ materially from those currently anticipated by SourceHOV as a result of the factors described in the sections entitled "Risk Factors" and "Cautionary Note Regarding Forward-Looking Statements."

Overview

        SourceHOV is a leading provider of platform-based enterprise information management and transaction processing solutions primarily for the healthcare, banking and financial services, commercial, public sector and legal industries. By leveraging specialized knowledge platforms that are powered by decades of expertise and customer-specific experience, SourceHOV's business model uses a strategic mix of technology and services to provide industry solutions and proprietary technology which incorporate data aggregation, exception handling, decisioning, and business process automation.

        SourceHOV offers highly scalable technology platforms, hosted on-premise, within SourceHOV's data centers, and/or in a cloud hosting and computing environment, to a wide range of industries. Companies from more than 50 countries, including over 50% of the Fortune® 100, choose SourceHOV as their trusted technology and operations partner. Management believes its international presence benefits its clients with a balance of proximity, service, and cost to meet their needs. SourceHOV solutions benefit leading organizations in information-intensive businesses that have frequent access and distribution requirements, and require data analytics, specialized processing, or subject matter expertise. Approximately 90% of SourceHOV's revenues are recurring in nature and supported by long-term client contracts.

        SourceHOV's business philosophy goes hand in hand with building long-term, collaborative relationships and providing superior business value to SourceHOV's clients while achieving results that exceed expectations.

History

        SourceHOV's transformation to a global multi-industry solution provider started in 2007 with the acquisition of Lason by HandsOn Global Management, LLC ("HGM"), forming HOV Services, LLC ("HOVS"), a leader in the transaction processing services industry. Subsequently, SourceHOV was formed in April 2011 through the combination of SourceCorp, a Delaware limited liability company owned by Apollo, and HOVS, a Nevada limited liability company owned by HGM. Pursuant to the combination, HGM and Apollo contributed their respective equity into a new entity, SCH Services, Inc. ("SCH"), a Delaware corporation, in exchange for common stock in SCH, and SCH in turn contributed its new ownership in HOVS to its newly wholly-owned subsidiary SourceCorp. Concurrently with the combination, SCH changed its name to SourceHOV Holdings, Inc., and SourceCorp changed its name to SourceHOV LLC. In 2014, SourceHOV acquired BancTec Group ("BancTec"), a provider of transaction processing solutions to many of the world's largest commercial banks, governments, insurance companies and other large organizations. The acquisition provided SourceHOV with further international diversification and expansion of services into banking and payments.

Acquisition

        In 2016, SourceHOV further transformed into a multi-industry solution provider and acquired key technology through the acquisition of TransCentra, Inc. ("TransCentra"), a provider of integrated outsourced billing, remittance processing and imaging software and consulting services. The addition of TransCentra increased SourceHOV's footprint in the remittance transaction processing and presentment area, expanded its mobile banking offering and enabled significant cross-selling and up-selling opportunities. See Note 3—Business Combinations in the Notes to the SourceHOV Consolidated Financial Statements for additional information.

SourceHOV's Segments

        SourceHOV's three reportable segments are Information & Transaction Processing Solutions ("ITPS"), Healthcare Solutions ("HS"), and Legal & Loss Prevention Services ("LLPS"). These segments are comprised of significant strategic business units that align SourceHOV's TPS and EIM products and services with how SourceHOV manages its business, approaches its key markets and interacts with its clients based on their respective industries.

        ITPS:    SourceHOV's largest segment, ITPS, provides a wide range of solutions and services designed to aid businesses in information capture, processing, decisioning and distribution to customers primarily in the financial services, commercial, public sector and legal industries. SourceHOV's major customers include 9 of the top 10 U.S. banks, 7 of the top 10 U.S. insurance companies, 5 of the top U.S. telecom companies, over 40 utility companies, over 30 state and county departments, and over 80 government entities. SourceHOV's ITPS offerings enable companies to increase availability of working capital, reduce turnaround times for application processes, increase regulatory compliance and enhance consumer engagement.

        HS:    HS operates and maintains a consulting and outsourcing business specializing in both the healthcare provider and payer markets. SourceHOV serves the top 5 healthcare insurance payers and over 900 healthcare providers.

        LLPS:    SourceHOV's LLPS segment provides a broad and active array of legal services in connection with class action, bankruptcy labor, claims adjudication and employment and other legal matters. SourceHOV's client base consists of corporate counsel, government attorneys, and law firms.

Revenues

        ITPS revenues are primarily generated from a transaction-based pricing model for the various types of volumes processed, licensing and maintenance fees for technology sales, and a mix of fixed management fee and transactional revenue for document logistics and location services. HS revenues are primarily generated from a transaction-based pricing model for the various types of volumes processed for healthcare payers and providers. LLPS revenues are primarily based on time and materials pricing as well as through transactional services priced on a per item basis.

People

        SourceHOV draws on the business and technical expertise of its talented and diverse global workforce to provide its clients with high-quality services. SourceHOV's business leaders bring a strong diversity of experience in SourceHOV's industry and a track record of successful performance and execution.

        As of December 31, 2016, SourceHOV had approximately 16,000 employees globally, with 37% located in the United States and the remainder located primarily in Europe, India, the Philippines, Mexico, and China.

        Labor costs associated with SourceHOV's employees represent the most significant costs of its business. SourceHOV incurred personnel costs of $373.2 million, $388.3 million, and $319.8 million for the years ended December 31, 2016, 2015 and 2014, respectively. The majority of SourceHOV's personnel costs are variable and are incurred only while SourceHOV is providing its services.

Facilities

        SourceHOV leases and owns numerous facilities worldwide with larger concentrations of space in Texas, Michigan, California, India, Mexico, the Philippines, and China. SourceHOV's owned and leased facilities house general offices, sales offices, service locations, and production facilities. The size of SourceHOV's active property portfolio as of December 31, 2016 was approximately 3.3 million square feet at an annual operating cost of approximately $26.0 million and comprised 110 leased properties and 7 owned properties. SourceHOV believes that its current facilities are suitable and adequate for its current businesses. Because of the interrelation of SourceHOV's business segments, each of the segments use substantially all of these properties at least in part.

        As a result of implementing SourceHOV's strategic transformation program as well as various productivity initiatives, several leased and owned properties may become surplus over the next three years. SourceHOV is obligated to maintain its leased surplus properties through required contractual lease periods and plan to dispose of or sublease these properties.

Key Performance Indicators

        SourceHOV uses a variety of operational and financial measures to assess its performance. Among the measures considered by management are the following:

  •
  Revenue by segment;

  •
  Gross Profit by segment;

  •
  Gross Profit Margin;

  •
  EBITDA; and

  •
  Adjusted EBITDA.

Revenue

        SourceHOV analyzes its revenue by comparing actual monthly revenue to internal projections and prior periods across its operating segments in order to assess performance, identify potential areas for improvement, and determine whether segments are meeting management's expectations.

Gross Profit and Gross Profit Margin

        SourceHOV analyzes its gross profit by segment by comparing to monthly forecasts and prior periods.

EBITDA and Adjusted EBITDA

        SourceHOV views EBITDA and Adjusted EBITDA as important indicators of performance. SourceHOV defines EBITDA as net income, plus taxes, interest expense, and depreciation and amortization. SourceHOV defines Adjusted EBITDA as EBITDA plus optimization and restructuring charges, including severance and retention expenses; transaction and integrations costs; other non-cash charges, including non-cash compensation, (gain) or loss from sale or disposal of assets, and impairment charges; and management fees and expenses. See "—Other Financial Information (Non-GAAP Financial Measures)" for more information and a reconciliation of EBITDA and Adjusted

EBITDA to net income (loss), the most directly comparable financial measure calculated and presented in accordance with GAAP.

Results of Operations

Year Ended December 31, 2016, Compared to Year Ended December 31, 2015

	Year ended December 31,
	2016	2015
Revenue:
ITPS	439,924	421,409
HS	247,796	251,685
LLPS	102,206	132,138

Total Revenue	789,926	805,232
Cost of revenues:
ITPS	296,848	303,067
HS	158,800	174,380
LLPS	63,473	82,399

Total cost of revenues	519,121	559,846
Gross Profit	270,805	245,386
Selling, general and administrative expenses	130,437	120,691
Depreciation and Amortization	79,639	75,408
Related party expenses	10,493	8,977

Operating Income	50,236	40,310
Interest expense	109,414	108,779
Sundry expense, net	712	3,247

Net Income before taxes	(59,890)	(71,716)
Income tax benefit	11,787	26,812

Net loss	(48,103)	(44,904)

Revenue

        SourceHOV's revenue decreased $15.3 million, or 1.9%, to $789.9 million for the year ended December 31, 2016 compared to $805.2 million for the year ended December 31, 2015. This decrease is primarily related to a decrease in its LLPS segment revenues of $29.9 million. For the year ended December 31, 2016, SourceHOV's ITPS, HS, and LLPS segments constituted 55.7%, 31.4%, and 12.9% of its total revenue, respectively, compared to 52.3%, 31.3%, and 16.4%, respectively, for the year ended December 31, 2015. The revenue changes by reporting segment was as follows:

        ITPS—Revenues increased $18.5 million, or 4.4%, to $439.9 million for the year ended December 31, 2016 compared to $421.4 million for the year ended December 31, 2015. The increase is primarily attributable to the acquisition of TransCentra in September 2016, which contributed approximately $33.3 million in revenue. The increase was partially offset by a decrease of $4.4 million in pass through revenue, a decrease of $3.9 million from shifts in customer volumes in the unified communication service lines, and a $7.5 million loss from foreign currency translation resulting from the devaluation of GBP and EUR against the USD due to the BREXIT.

        HS—Revenues decreased $3.9 million, or 1.5%, to $247.8 million for the year ended December 31, 2016 compared to $251.7 million for the year ended December 31, 2015. The revenue change was primarily driven by a $9.7 million increase in revenue due to higher volumes from existing customers and the on-boarding of new customers. This was offset by an $11.4 million decline in a federal contract due to volume constraints resulting from a site consolidation project executed in mid-2016.

        LLPS—Revenues decreased $29.9 million, or 22.7%, to $102.2 million for the year ended December 31, 2016 compared to $132.1 million for the year ended December 31, 2015. The decrease was primarily due to declines of $24.0 million in the legal claims administration services including the winding down of the OCC mortgage mega-case settlement. The legal claims administration market has shifted from major restitutions to fines and settlements from the regulatory authorities. The market remains steady with a supply of small settlements and cases in the absence of any mega-cases for settlement. The remaining decline was primarily attributable to the labor and employment practice as the Company continues to right-size the employee base to improve utilization metrics per FTE and reduce fixed costs.

Cost of Revenue

        Cost of revenue decreased $40.7 million, or 7.3%, to $519.1 million for the year ended December 31, 2016 compared to $559.8 million for year ended December 31, 2015. The decrease was primarily attributable to decreases in the ITPS, HS and LLPS segments of $6.3 million, $15.6 and $18.9 million, respectively. The cost of revenue decrease by operating segment was as follows:

        ITPS—Cost of revenue decreased $6.3 million, or 2.1%, to $296.8 million for the year ended December 31, 2016 compared to $303.1 million for year ended December 31, 2015. The decrease was primarily attributable to $27.8 million in cost saving initiatives on a customer basis implemented during the year for various service offerings, a decrease of $4.4 million in pass-through expenses and a decrease of $2.3 million in the unified communication service lines due to the shift in customer volumes. These decreases were significantly offset by an increase in cost of revenue of $27.2 million related to the acquisition of TransCentra in September 2016.

        HS—Cost of revenue decreased $15.6 million, or 8.9%, to $158.8 million for the year ended December 31, 2016 compared to $174.4 million for year ended December 31, 2015. The decrease was primarily attributable to $13.6 million in cost saving initiatives implemented during the year for various service offerings and a $2.0 million decrease related to changes in revenue mix.

        LLPS—Cost of revenue decreased $18.9 million, or 23.0%, to $63.5 million for the year ended December 31, 2016 compared to $82.4 million for year ended December 31, 2015. The decrease was primarily related to the changes in revenue mix. The cost of revenues declined by $11.8 million primarily led by lower revenue in the legal claims administration service lines including the winding down of the OCC mortgage settlement. The remaining cost of revenue decline of $5.6 million was driven by the labor and employment practice as it scaled down during the year.

Gross Profit

        Gross profit increased $25.4 million, or 10.4%, to $270.8 million for the year ended December 31, 2016 compared to $245.4 million for the year ended December 31, 2015. For the year ended December 31, 2016, gross margins for ITPS, HS, and LLPS were 32.5%, 35.9%, and 37.9%, respectively, compared to 28.1%, 30.7%, and 37.6%, respectively, for the year ended December 31, 2015.

Selling, General and Administrative Expenses

        Selling, general, and administrative expenses increased $9.7 million, or 8.1%, to $130.4 million for the year ended December 31, 2016 compared to $120.7 million for the year ended December 31, 2015. The increase was primarily due to increases in wages and professional fees.

Depreciation & Amortization

        Depreciation and amortization expense increased $4.2 million, or 5.6%, to $79.6 million for the year ended December 31, 2016 compared to $75.4 million for the year ended December 31, 2015. The increase was primarily related to the write-off of outsourced contract costs during the year ended December 31, 2016.

Related Party Expenses

        Related party expenses increased $1.5 million, or 16.9%, to $10.5 million for the year ended December 31, 2016 compared to $9.0 million for the year ended December 31, 2015.

Interest Expense

        Interest expense increased $0.6 million, or 0.6%, to $109.4 million for the year ended December 31, 2016 compared to $108.8 million for the year ended December 31, 2015.

Sundry Expense

        Sundry expense decreased by $2.5 million, or 78.1%, to $0.7 million for the year ended December 31, 2016 compared to $3.2 million for the year ended December 31, 2015. The decrease was mainly attributable to higher foreign currency transaction losses associated with exchange rate fluctuations during 2015.

Income Tax Benefit

        Income tax benefit decreased $15.0 million to $11.8 million for the year ended December 31, 2016 compared to $26.8 million for the year ended December 31, 2015. The decrease was due to a decrease in the effective tax rate of 17% resulting from a partial valuation allowance being recorded against certain U.S. federal and state net operating loss carryforwards. At December 31, 2016, SourceHOV concluded it was not "more likely than not" that a portion of its net operating loss and tax credit carryforwards will be realized.

Net Loss

        Net loss increased $3.2 million to $48.1 million for the year ended December 31, 2016 compared to $44.9 million for the year ended December 31, 2015.

Year Ended December 31, 2015, Compared to Year Ended December 31, 2014

	Year ended December 31,
	2015	2014
Revenue:
ITPS	421,409	292,185
HS	251,685	218,485
LLPS	132,138	140,248

Total Revenue	805,232	650,918
Cost of revenues:
ITPS	303,067	210,216
HS	174,380	157,547
LLPS	82,399	83,776

Total cost of revenues	559,846	451,539
Gross Profit	245,386	199,379
Selling, general and administrative expenses	120,691	131,864
Depreciation and Amortization	75,408	65,227
Impairment of Goodwill and Other Intangible Assets	—	154,454
Related party expenses	8,977	19,080

Operating Income	40,310	(171,246)
Interest expense	108,779	48,045
Loss on extinguishment of debt	—	18,548
Sundry expense (income), net	3,247	(2,201)

Net Income before taxes	(71,716)	(235,638)
Income tax benefit	26,812	38,003

Net loss	(44,904)	(197,635)

Revenue

        SourceHOV's revenue increased $154.3 million, or 23.7%, to $805.2 million for the year ended December 31, 2015 compared to $650.9 million for the year ended December 31, 2014. This increase primarily related to an increase in its ITPS segment revenues of $129.2 million. For the year ended December 31, 2015, SourceHOV's ITPS, HS, and LLPS segments constituted 52.3%, 31.3%, and 16.4% of its total revenue, respectively, compared to 44.9%, 33.6%, and 21.5%, respectively, for the year ended December 31, 2014. The revenue change by reporting segment was as follows:

        ITPS—Revenues increased $129.2 million, or 44.2%, to $421.4 million for the year ended December 31, 2015 compared to $292.2 million for the year ended December 31, 2014. The increase is primarily attributable to $151.7 million in revenues for the full year of 2015 related to the acquisition of BancTec in October 2014. This increase was offset by declines of $16.0 million related to the loss of certain customer contracts, a decrease of $5.8 million in pass-through revenue and a decrease of $5.1 million in the unified communication service lines due to shift in customer volumes.

        HS—Revenues increased $33.2 million, or 15.2%, to $251.7 million for the year ended December 31, 2015 compared to $218.5 million for the year ended December 31, 2014. The increase is primarily attributable to revenues for the full year of 2015 related to the acquisition of BancTec in October 2014, which contributed approximately $10.0 million in revenue. The healthcare business further grew by $20.9 million due to increased volumes from SourceHOV's healthcare provider customers as the ICD 9 to ICD 10 (medical coding standards) conversion went effective as of October 1, 2015. The healthcare payer customers also contributed a $6.7 million year-over-year growth due to higher volumes and on-boarding of new customers.

        LLPS—Revenues decreased $8.1 million, or 5.8%, to $132.1 million for the year ended December 31, 2015 compared to $140.2 million for the year ended December 31, 2014. The decrease was primarily due to declines of $23.3 million in the legal claims settlement market including the winding down of the OCC mortgage mega settlement as compared to the prior year. The labor & employment practice also saw a decline of $4.7 million due to fewer cases won for expert testimony. This decrease was partially offset by $20.5 million in revenues for the full year of 2015 related to the acquisition of BancTec in October 2014.

Cost of Revenue

        Cost of revenue increased $108.3 million, or 24.0%, to $559.8 million for the year ended December 31, 2015 compared to $451.5 million for year ended December 31, 2014. The increase was primarily attributable to increases in the ITPS and HS segments of $92.9 million and $16.9 million, respectively, offset by a $1.4 million decrease in the LLPS segment. The cost of revenue change by operating segment was as follows:

        ITPS—Cost of revenue increased $92.9 million, or 44.2%, to $303.1 million for the year ended December 31, 2015 compared to $210.2 million for year ended December 31, 2014. The increase in 2015 was mainly attributable to $111.9 million for the full year of 2015 related to the acquisition of BancTec in October 2014. This increase was partially offset by declines of $9.6 million related to the loss of certain customer contracts, a decrease of $5.8 million in pass-through expenses and a decrease of $3 million in the unified communication services lines due to a shift in customer volumes.

        HS—Cost of revenue increased $16.9 million, or 10.7%, to $174.4 million for the year ended December 31, 2015 compared to $157.5 million for year ended December 31, 2014. The increase was attributable to $8.8 million for the full year of 2015 related to the acquisition of BancTec in October 2014, and $15.5 million was due to higher revenue from both the provider and payer customers.

        LLPS—Cost of revenue decreased $1.4 million, or 1.6%, to $82.4 million for the year ended December 31, 2015 compared to $83.8 million for year ended December 31, 2014. The decrease was primarily due to declines of $13.9 million due to lower revenue in the legal claims processing business as compared to the prior year, and $2.8 million decline due to lower revenue from the labor and employment practice. This decrease was offset by $15.6 million cost of revenues for the full year of 2015 related to the acquisition of BancTec in October 2014.

Gross Profit

        Gross profit increased $46.0 million, or 23.1%, to $245.4 million for the year ended December 31, 2015 compared to $199.4 million for the year ended December 31, 2014. For the year ended December 31, 2015, gross margins for ITPS, HS, and LLPS were 28.1%, 30.7%, and 37.6%, respectively, compared to 28.1%, 27.9%, and 40.3%, respectively, for the year ended December 31, 2014.

Selling, General and Administrative Expenses

        Selling, general, and administrative expenses decreased $11.2 million, or 8.5%, to $120.7 million for the year ended December 31, 2015 compared to $131.9 million for the year ended December 31, 2014. The decrease in 2015 was primarily due to cost saving initiatives implemented after the acquisition of BancTec in October 2014, such as restructuring.

Depreciation & Amortization

        Depreciation and amortization increased $10.2 million, or 15.6%, to $75.4 million for the year ended December 31, 2015 compared to $65.2 million for the year ended December 31, 2014. The increase in 2015 was primarily due to the BancTec acquisition.

Impairment of Goodwill and Other Intangible Assets

        As a result of a decline in revenues after winding down of the OCC mortgage settlement in late 2014, SourceHOV determined there was a triggering event requiring an assessment of the recoverability of goodwill. This assessment resulted in an impairment charge of $137.9 million for goodwill, and $16.6 million related to indefinite lived intangible assets for the LLPS reporting unit. Refer to "—Critical Accounting Policies and Estimates" for additional detail and discussion.

Related Party Expenses

        Related party expenses decreased $10.1 million, or 53.0%, to $9.0 million for the year ended December 31, 2015 compared to $19.1 million for the year ended December 31, 2014. The decrease was primarily attributable to cost saving initiatives implemented after the acquisition of BancTec in October 2014.

Interest Expense

        Interest expense increased $60.8 million, or 126.4%, to $108.8 million for the year ended December 31, 2015 compared to $48.0 million for the year ended December 31, 2014. The increase was due to a full year of interest in 2015 compared to two months in 2014 for the new credit facilities entered into on October 31, 2014 in connection with the Reorganization.

Loss on Extinguishment of Debt

        Loss on extinguishment of debt decreased $18.5 million for the year ended December 31, 2015 compared to the year ended December 31, 2014. The decrease was due to the loss on the extinguishment of previous credit facilities in connection with the Reorganization on October 31, 2014.

Sundry Expense

        Sundry expense increased by $5.4 million, to $3.2 million for the year ended December 31, 2015 compared to $(2.2) million for the year ended December 31, 2014. The increase was mainly attributable to foreign currency transaction losses associated with exchange rate fluctuations during the year.

Income Tax Benefit

        Income tax benefit decreased $11.2 million to $26.8 million for the year ended December 31, 2015 compared to $38.0 million for the year ended December 31, 2014. The decrease was due to SourceHOV recognizing a partial tax benefit in 2014 attributable to a non-recurring impairment charge related to a tradename and goodwill.

Net Loss

        Net Loss decreased $152.7 million to a loss of $44.9 million for the year ended December 31, 2015 compared to a loss of $197.6 million for the year ended December 31, 2014.

Other Financial Information (Non-GAAP Financial Measures)

        SourceHOV views EBITDA and Adjusted EBITDA as important indicators of performance. SourceHOV defines EBITDA as net income, plus taxes, interest expense, and depreciation and amortization. SourceHOV defines Adjusted EBITDA as EBITDA plus optimization and restructuring charges, including severance and retention expenses; transaction and integrations costs; other non-cash charges, including non-cash compensation, (gain) or loss from sale or disposal of assets, and impairment charges; and management fees and expenses.

        SourceHOV presents EBITDA and Adjusted EBITDA because it believes they provide useful information regarding the factors and trends affecting its business in addition to measures calculated under GAAP. Additionally, its credit agreement requires SourceHOV to comply with certain EBITDA-related metrics. Refer to "—Liquidity and Capital Resources—Credit Facility."

Note Regarding Non-GAAP Financial Measures

        EBITDA and Adjusted EBITDA are not financial measures presented in accordance with GAAP. SourceHOV believes that the presentation of these non-GAAP financial measures will provide useful information to investors in assessing its financial performance and results of operations as SourceHOV's board of directors, management and investors use EBITDA and Adjusted EBITDA to assess its financial performance because it allows them to compare SourceHOV's operating performance on a consistent basis across periods by removing the effects of its capital structure (such as varying levels of interest expense), asset base (such as depreciation and amortization) and items outside the control of its management team. Net income is the GAAP measure most directly comparable to EBITDA and Adjusted EBITDA. SourceHOV's non-GAAP financial measures should not be considered as alternatives to the most directly comparable GAAP financial measure. Each of these non-GAAP financial measures has important limitations as analytical tools because they exclude some but not all items that affect the most directly comparable GAAP financial measures. You should not consider EBITDA and Adjusted EBITDA in isolation or as substitutes for an analysis of SourceHOV's results as reported under GAAP. Because EBITDA and Adjusted EBITDA may be defined differently by other companies in its industry, SourceHOV's definitions of these non-GAAP financial measures may not be comparable to similarly titled measures of other companies, thereby diminishing their utility. The following tables present a reconciliation of EBITDA and Adjusted

EBITDA to SourceHOV's net loss the most directly comparable GAAP measure for the periods presented:

	Year ended December 31,
	2016	2015	2014
Net Loss	(48,103)	(44,904)	(197,635)
Income tax benefit	(11,787)	(26,812)	(38,003)
Interest Expense	109,414	108,779	48,045
Depreciation and amortization	79,639	75,408	65,227

EBITDA	129,163	112,471	(122,366)

Optimization and Restructuring expenses(1)	7,559	5,210	16,822
Transaction and integration costs(2)	18,848	18,466	35,606
Non-cash equity compensation(3)	7,085	8,122	6,104
Other non-cash charges(4)	471	1,881	1,420
Loss on sale of assets(5)	2,274	284	1,153
Loss on debt extinguishment(6)	—	—	18,548
Impairment of intangible assets(7)	—	—	16,600
Impairment of goodwill(8)	—	—	137,854
Management, board fees and expenses(9)	7,837	6,897	6,311

Adjusted EBITDA	173,237	153,331	118,052

(1)
Adjustment represents net salary and benefits associated with positions that were terminated, including severance, retention bonuses, and related fees and expenses. Additionally, the adjustment includes charges incurred by SourceHOV to terminate existing lease contracts as part of facility consolidation initiatives.

(2)
Represents one-time costs incurred related to transactions and integration. Integration costs were mainly for training employees for a revised set of coding standards, which relates to outsourced medical coding services provided by Lexicode, a division of SourceHOV. Additionally, the adjustment includes system conversion and integration-related expenses related to running parallel systems.

(3)
Represents the non-cash charges related to restricted stock units granted by SourceHOV that vested during the year.

(4)
Represents fair value adjustments to deferred revenue and deferred rent accounts established as part of purchase accounting.

(5)
Represents losses on disposal of assets.

(6)
Represents loss on the early extinguishment of debt as a result of the refinancing of SourceHOV's credit agreement.

(7)
Represents impairment charges recorded for indefinite lived intangible assets. See Note 2—Basis of Presentation and Summary of Significant Accounting Policies in the Notes to the SourceHOV Consolidated Financial Statements.

(8)
Represents impairment charges recorded for goodwill. See Note 2—Basis of Presentation and Summary of Significant Accounting Policies in the Notes to the SourceHOV Consolidated Financial Statements.

(9)
Amount represents management fees paid to HGM and TransCentra's prior owner, Board of Directors fees and corresponding travel, and other expenses (e.g., rating agency fees, chargebacks) which are not expected to continue on a go-forward basis.

Year Ended December 31, 2016 compared to the Year Ended December 31, 2015

EBITDA and Adjusted EBITDA

        EBITDA was $129.2 million for the year ended December 31, 2016 compared to $112.5 million for the year ended December 31, 2015. Adjusted EBITDA was $173.2 million for the year ended December 31, 2016 compared to $153.3 million for the year ended December 31, 2015. The increase in EBITDA and Adjusted EBITDA resulted from an increase in gross profit, offset partially by an increase in SG&A expenses, as discussed above. Additionally, the increase was partially due to a decrease in the income tax benefit amount compared to 2015.

Year Ended December 31, 2015 compared to the Year Ended December 31, 2014

EBITDA and Adjusted EBITDA

        EBITDA was $112.5 million for the year ended December 31, 2015 compared to $(122.4) million for the year ended December 31, 2014. Adjusted EBITDA was $153.3 million for the year ended December 31, 2015 compared to $118.1 million for the year ended December 31, 2014. The increase in EBITDA and Adjusted EBITDA resulted from an increase in revenues and gross profit, as well as the decrease in SG&A and related party expenses, as discussed above. Additionally, the increase in EBITDA is due to impairment of goodwill and other intangible assets recorded in 2014.

Liquidity and Capital Resources

Overview

        SourceHOV's primary source of liquidity is principally cash generated from operating activities supplemented as necessary on a short-term basis by borrowings against SourceHOV's senior secured revolving credit facility. SourceHOV believes its current level of cash and short term financing capabilities along with future cash flows from operations are sufficient to meet the needs of the business.

        SourceHOV currently expects to spend approximately $40.0 to $45.0 million on total capital expenditures over the next twelve months. SourceHOV believes that its operating cash flow and available borrowings under its credit facility will be sufficient to fund its operations for at least the next twelve months.

        At December 31, 2016 and December 31, 2015, cash and cash equivalents totaled $28.2 million and $36.9 million, respectively. At December 31, 2016, SourceHOV was fully drawn under its credit facilities.

Cash Flows

        The following table summarizes SourceHOV's cash flows for the periods indicated:

	2016	Year ended December 31, 2015	2014
Cash flow from operating activities	68,658	7,438	47,773
Cash flow used in investing activities	(31,602)	(34,432)	(3,742)
Cash flows (used in) provided by financing activities	(43,255)	21,618	(38,656)

Subtotal	(6,199)	(5,376)	5,375
Effect of exchange rates on cash	(2,059)	(672)	(120)

Net decrease in cash	(8,258)	(6,048)	5,255

Analysis of Cash Flow Changes between the years ended December 31, 2016, December 31, 2015, and December 31, 2014

        Operating Activities—Net cash provided by operating activities was $68.7 million for the year ended December 31, 2016, compared to $7.4 million for the year ended December 31, 2015. The increase of $61.3 million in cash from operating activities was primarily due to increases in operating results, accounts payable due to timing in payments, and accounts receivable due to the timing of collections, partially offset by decreases in prepaid expenses and share-based payments. Net cash provided by operating activities decreased to $7.4 million for the year ended December 31, 2015 compared to $47.8 million for the year ended December 31, 2014. The decrease was primarily due to accounts payable due to timing in payments, and accounts receivable due to the timing of collections.

        Investing Activities—Net cash used in investing activities was $31.6 million for the year ended December 31, 2016, compared to $34.4 million for the year ended December 31, 2015. The decrease of $2.8 million in cash used in investing activities was primarily due to increases in capitalized software costs and outsourced contract costs, offset by the strategic cash payment in 2015 for the option to acquire TransCentra, net of the cash acquired in 2016 from the acquisition of TransCentra. Net cash used in investing activities increased during the year ended December 31, 2015 to $34.4 million compared to $3.7 million for the year ended December 31, 2014. The increase was due to increased cash outflow for outsourced contract costs and purchases of property, plant and equipment; as well as for the TransCentra purchase option, offset by cash acquired in the 2014 reorganization ("the Reorganization").

        Financing Activities—Net cash used in financing activities was $43.3 million for the year ended December 31, 2016, compared to net cash provided by financing activities of $21.6 million for the year ended December 31, 2015. The change in cash used in financing activities was primarily due to a decrease in borrowings from the revolvers, as well as an increase in principal payments on the long-term obligations. Net cash provided by financing activities was $21.6 million for the year ended December 31, 2015 compared to net cash used in financing activities of $38.7 million for the year ended December 31, 2014. The change in cash between the years ended December 31, 2015 and December 31, 2014 was mainly due to retirement of previous credit facilities and redemption of preferred shares during 2014.

Credit Facility

        In connection with the Reorganization on October 31, 2014, SourceHOV obtained new credit facilities aggregating to $1,105.0 million.

First and Second Lien Secured Term Loans

        The financing obtained as part of the Reorganization included a first lien secured term loan of $780.0 million due October 2019 and a second lien secured term loan of $250.0 million due April 2020. SourceHOV has the option to choose interest rates based on 1) base rate (as defined) or 2) the euro currency rate plus an applicable margin for each rate. The Company's interest rates were 7.75% and 11.50% for the first and second lien secured term loans, respectively, as of December 31, 2016.

Revolving Credit Facility and Swing Line Loans

        A first lien revolving credit facility of $75.0 million due October 2019 was also obtained as part of the Reorganization. As of December 31, 2016, the first lien revolving credit facility was fully drawn. The interest rate on the first lien revolving credit facility was 7.75% as of December 31, 2016.

        SourceHOV's interest rate on the swing-line loans was 9.25% as of December 31, 2016. The swing-line loans are part of, and not in addition to, the revolving credit facility of $75.0 million. The liens are secured by the assets of SourceHOV.

        As of December 31, 2016 and 2015, SourceHOV had outstanding irrevocable letters of credit totaling approximately $9.3 million and $9.8 million, respectively, under the revolving credit facility. As December 31, 2016, these letters of credit consisted of approximately $7.1 million related to security for SourceHOV's self-insured workers' compensation program and approximately $2.2 million for the landlord in Irving. Letter of credit commitment fees on commitments outstanding of 6.75% per annum are payable quarterly.

TransCentra Term Loan, TransCentra Revolving Credit Facility and FTS Term Loan

        On September 28, 2016, SourceHOV assumed $25.0 million and $15.9 million in debt in connection with the acquisition of TransCentra and FTS, respectively. The TransCentra debt consists of a $20.0 million term loan due June 2021 and a $5.0 million revolving credit facility due June 2018. The term loan and revolving credit facility bear interest at LIBOR plus 5.56% and LIBOR plus 4.31%, respectively, per annum where LIBOR is currently .47%. The term loan is secured by all the assets of TransCentra. As of December 31, 2016, the TransCentra revolving credit facility was fully drawn. The FTS debt consists of a $15.9 million unsecured term loan due June 2018. The FTS debt bears interest at Base Rate plus 1.00% per annum where Base Rate is presently 3.75%. The FTS debt is guaranteed by SourceHOV.

Contractual Obligations

        The table below provides estimates of the timing of future payments that SourceHOV is obligated to make based on agreements in place at December 31, 2016.

	Payments Due by Period
	Less than 1 Year	1 - 3 Years	3 - 5 Years	More than 5 Years	Total
	(in millions)
Credit Facilities	55.8	769.4	258.8	—	1,084.0
Interest payments(1)	96.6	172.2	17.8	—	286.6
Capital lease obligations	6.8	9.9	7.6	6.6	30.9
Operating lease obligations	30.8	38.5	16.5	7.7	93.5
Pension related obligations(2)	1.7	—	—	—	1.7

Total	191.7	990.0	300.7	14.3	1,496.7

(1)
For the variable rate debt assumed as part of the TransCentra acquisition, the interest payment calculation above assumes a 1% variable rate, plus the base rate amount.

(2)
We sponsor pension related obligations that require periodic cash distributions. In 2017, based on current actuarial calculations, we expect to make contributions of approximately $1.7 million to our worldwide pension related obligations. Contributions to our pension related obligations in subsequent years will depend on a number of factors, including the investment performance of plan assets and discount rates as well as potential legislative and plan changes.

Quantitative and Qualitative Disclosure About Market Risk

Interest Rate Risk

        At December 31, 2016, SourceHOV had $1,084.0 million of debt outstanding, with a weighted average interest rate of 9%. Interest is calculated under the terms of SourceHOV's credit agreement based on the greatest of certain specified base rates plus an applicable margin that varies based on certain factors. Assuming no change in the amount outstanding, the impact on interest expense of a 1% increase or decrease in the assumed weighted average interest rate would be approximately $11 million per year. SourceHOV does not currently have or intend to enter into any derivative arrangements to protect against fluctuations in interest rates applicable to SourceHOV's outstanding indebtedness.

Foreign Currency Risk

        SourceHOV is exposed to foreign currency risks that arise from normal business operations. These risks include transaction gains and losses associated with intercompany loans with foreign subsidiaries and transactions denominated in currencies other than a location's functional currency. Contracts are denominated in currencies of major industrial countries.

Market Risk

        SourceHOV is exposed to market risks primarily from changes in interest rates and foreign currency exchange rates. SourceHOV does not use derivatives for trading purposes, to generate income or to engage in speculative activity.

Critical Accounting Policies and Estimates

        The preparation of financial statements requires the use of judgments and estimates. SourceHOV's critical accounting policies are described below to provide a better understanding of how SourceHOV develops its assumptions and judgments about future events and related estimations and how they can impact its financial statements. A critical accounting estimate is one that requires subjective or complex estimates and assessments, and is fundamental to SourceHOV's results of operations.

        SourceHOV bases its estimates on historical experience and on various other assumptions they believe to be reasonable according to the current facts and circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. SourceHOV believes the current assumptions, judgments and estimates used to determine amounts reflected in its consolidated financial statements are appropriate, however, actual results may differ under different conditions. This discussion and analysis should be read in conjunction with SourceHOV's consolidated financial statements and related notes included in this document.

        Goodwill and other intangible assets:    Goodwill and other intangible assets are initially recorded at their fair values. Goodwill represents the excess of the purchase price of acquisitions over the fair value of the net assets acquired. SourceHOV's goodwill at December 31, 2016 and 2015 was $373.3 million and $359.5 million, respectively. Goodwill and other intangible assets not subject to amortization are tested for impairment annually or more frequently if events or changes in circumstances indicate that the asset might be impaired. Intangible assets with finite useful lives are amortized either on a straight-line basis over the asset's estimated useful life or on a basis that reflects the pattern in which the economic benefits of the intangible assets are realized.

        Software capitalization:    SourceHOV capitalizes certain costs incurred to develop commercial software products to be sold, leased or marketed after establishing technological feasibility. Amortization of capitalized software development costs is recorded at the greater of the amount computed using the ratio of current gross revenues for the product to total current and anticipated future gross revenues for that product or the straight-line basis over the remaining estimated economic life of the software, which SourceHOV has determined is four to eight years. The Company is required to use its judgment in determining whether development costs meet the criteria for immediate expense or capitalization. Additionally, the Company is required to use its judgment in the valuation of the unamortized capitalized software costs in determining whether the recorded value is recoverable based on estimated future product sales. SourceHOV considers various factors to project marketability and future revenues, including an assessment of alternative solutions or products, current and historical demand for the product, and anticipated changes in technology that may make the product obsolete.

        SourceHOV also capitalizes costs to develop or purchase internal-use software. For internal-use software, the appropriate amortization period is based on estimates of SourceHOV's ability to utilize the software on an ongoing basis, which has been determined to be five years. To assess the recoverability of capitalized software costs, SourceHOV considers estimates of future revenue, costs and cash flows. A significant change in an estimate related to one or more software products could result in a material change to SourceHOV's results of operations.

        Outsourced contract costs:    In connection with services arrangements, SourceHOV incurs and capitalizes costs to originate long-term contracts. Certain initial direct costs of an arrangement are capitalized and amortized over the contractual service period of the arrangement to cost of services. SourceHOV regularly reviews costs to determine appropriateness for deferral in accordance with the relevant accounting guidance. Key estimates and assumptions that SourceHOV must make include projecting future cash flows in order to assess the recoverability of deferred costs. To assess recoverability, cash flows are projected over its remaining life and compared to the carrying amount of contract related assets, including the unamortized deferred cost balance. Such estimates require judgment and assumptions, which are based upon the professional knowledge and experience of SourceHOV personnel. A significant change in an estimate or assumption on one or more contracts could have a material effect on SourceHOV's results of operations.

        Impairment of goodwill, long-lived and other intangible assets:    Long-lived assets, such as trade names, trademarks, customer relationships, developed technology, capitalized software costs, outsourced contract costs, and property, plant, and equipment, are evaluated for impairment whenever events or changes in circumstances indicate that their carrying value may not be recoverable. Recoverability is measured by a comparison of their carrying amount to the estimated undiscounted cash flows to be generated by those assets. If the undiscounted cash flows are less than the carrying amount, SourceHOV records impairment losses for the excess of the carrying value over the estimated fair value. Fair value is determined, in part, by the estimated cash flows to be generated by those assets. SourceHOV's cash flow estimates are based upon, among other things, historical results adjusted to reflect SourceHOV's best estimate of future market rates, and operating performance. Development of future cash flows also requires SourceHOV to make assumptions and to apply judgment, including timing of future expected cash flows, using the appropriate discount rates, and determining salvage values. The estimate of fair value represents SourceHOV's best estimates of these factors, and is subject to variability. Assets are generally grouped at the lowest level of identifiable cash flows, which is the reporting unit level for SourceHOV. Changes to SourceHOV's key assumptions related to future performance and other economic factors could adversely affect SourceHOV's impairment valuation.

        SourceHOV tests its indefinite lived intangible assets on October 1st of each year, or more frequently if events or changes in circumstances indicate that the assets may be impaired. When performing the impairment test, SourceHOV has the option of performing a qualitative or quantitative assessment to determine if an impairment has occurred. A quantitative assessment requires comparison of fair value of the asset to its carrying value. SourceHOV utilizes the Income Approach, specifically the Relief-from-Royalty method, which has the basic tenet that a user of that intangible asset would have to make a stream of payments to the owner of the asset in return for the rights to use that asset. By acquiring the intangible asset, the user avoids these payments. Application of the indefinite lived intangible asset impairment test requires judgment, including determination of royalty rates, and projecting revenue attributable to the assets in order to determine fair value. During the year ended December 31, 2014, due to a decline in the LLPS reporting unit's revenues and operations as a result of the OCC mortgage settlement winding down, SourceHOV recorded a $16.6 million impairment charge associated with the LLPS reporting unit's trade name. During the years ended December 31, 2016 and 2015, no impairment was recorded as a result of the annual impairment test. The fair value of the LLPS trade name as of the annual impairment testing date in 2016 and 2015 was $17.6 million and $16.7 million, respectively, compared to the carrying value of $16.3 million at both dates.

        SourceHOV conducts its annual goodwill impairment tests on October 1st of each year, or more frequently if indicators of impairment exist. When performing the annual impairment test, SourceHOV has the option of performing a qualitative or quantitative assessment to determine if an impairment has occurred. If a qualitative assessment indicates that it is more likely than not that the fair value of a reporting unit is less than its carrying amount, SourceHOV would be required to perform a quantitative impairment test for goodwill. Goodwill is tested for impairment using a two-step process. In the first step, the fair value of each reporting unit is determined and compared to the reporting unit's carrying value, including goodwill. SourceHOV uses the Guideline Public Company Method of the Market Approach to determine the reporting unit fair value. SourceHOV estimates the fair value using a multiple of EBITDA for the reporting unit. Guideline companies are analyzed to determine the multiple to be applied. If the fair value of a reporting unit is less than its carrying value, the second step of the goodwill impairment test is performed to measure the amount of impairment, if any. In the second step, the fair value of the reporting unit is allocated to the assets and liabilities of the reporting unit as if it had been acquired in a business combination and the purchase price was equivalent to the fair value of the reporting unit. The excess of the fair value of the reporting unit over the amounts assigned to its assets and liabilities is referred to as the implied fair value of goodwill. If the implied fair value of goodwill at the reporting unit level is less than its carrying value, an impairment loss is recorded to the extent that the implied fair value of goodwill at the reporting unit is less than its carrying value. During the year ended December 31, 2014, due to a decline in the LLPS reporting unit's revenues and operations as a result of the OCC mortgage settlement winding down, SourceHOV recorded an impairment charge of $137.9 million for the LLPS reporting unit's goodwill. No impairment charges were recorded for the years ended December 31, 2015 and 2016. As of the annual impairment testing date in 2016, the fair values of the ITPS, HS, and LLPS reporting units exceeded the carrying value by 131.2%, 81.2%, and 12.4%, respectively.

        Application of the goodwill impairment test requires judgment, including the identification of reporting units, allocation of assets and liabilities to reporting units, and determination of fair value. The determination of reporting unit fair value is sensitive to the amount of EBITDA generated by SourceHOV, as well as the EBITDA multiple used in the calculation. Unanticipated changes, including immaterial revisions, to these assumptions could result in a provision for impairment in a future period. Given the nature of these evaluations and their application to specific assets and time frames, it is not possible to reasonably quantify the impact of changes in these assumptions.

        Revenue:    Application of the various accounting principles in GAAP related to the measurement and recognition of revenue requires SourceHOV's to make judgments and estimates. Complex arrangements with nonstandard terms and conditions may require significant contract interpretation to determine the appropriate accounting. Refer to Footnote 2—Basis of Presentation and Summary of Significant Accounting Policies in the Consolidated Financial Statements for additional discussion regarding SourceHOV's revenue recognition policy.

        If a contract involves the provision of a single element, revenue is generally recognized when the product or service is provided and the amount earned is not contingent upon any future event. Revenue from time and materials arrangements is recognized as the services are performed.

Multiple element arrangements

        SourceHOV also enters into multiple element arrangements involving various combinations. The deliverables within these arrangements are evaluated at contract inception to determine whether they represent separate units of accounting, and if so, contract consideration is allocated to each deliverable based on relative selling price. The relative selling price of each deliverable within the arrangements is determined using vendor specific objective evidence ("VSOE") of fair value, third-party evidence or best estimate of selling price. Revenue is then recognized in accordance with the appropriate revenue recognition guidance applicable to the respective elements.

        If the multiple element arrangements criteria are not met, the arrangement is accounted for as one unit of accounting which would result in revenue being recognized on a straight-line basis over the period of delivery or being deferred until the earlier of when such criteria are met or when the last element is delivered.

        Equity-based compensation:    SourceHOV accounts for equity-based awards by measuring the awards at the grant date and recognizing the grant-date fair value as an expense over the service period, which is usually the vesting period. Since SourceHOV is not publicly traded, SourceHOV does not have a listed price with which to calculate fair value. SourceHOV has historically and consistently calculated fair value using the Enterprise Value ("EV") model. SourceHOV performs a comparable company analysis, and determines the enterprise multiple to apply based on guidelines public companies. The guideline public companies are selected based on revenue and/or revenue growth rates, market capitalization, profitability, industry, and other characteristics that are considered comparable to SourceHOV. SourceHOV analyzes the guideline public companies' enterprise multiples, defined as equity value to adjusted EBITDA, based on publicly available financial information. The calculated price per share is determined by dividing the enterprise value, which is the product of adjusted EBITDA and the selected enterprise multiple, less debt, by fully diluted shares.

        Calculation of the enterprise value based on the EV model requires judgment in terms of determining comparable guideline public companies and enterprise multiples. SourceHOV management, using its professional judgment and experience in the industry, determines which guideline public companies have similar characteristics based on the aforementioned metrics and characteristics. Additionally, determination of the appropriate enterprise multiple to be applied requires judgment as guideline companies may have a range of enterprise multiples. For the awards granted in 2016, SourceHOV calculated a per share price of $1,600.

        During the year ended December 31, 2016, SourceHOV granted 6,375 RSUs with a grant date fair value of $10.2 million. During the year ended December 31, 2015, SourceHOV granted 2,700 RSUs with a grant date fair value of $2.2 million.

        Income Taxes:    SourceHOV accounts for income taxes by using the asset and liability method. SourceHOV accounts for income taxes regarding uncertain tax positions and recognizes interest and penalties related to uncertain tax positions in income tax benefit/(expense) in the consolidated statements of operations.

        Deferred income taxes are recognized on the tax consequences of temporary differences by applying enacted statutory tax rates applicable in future years to differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities, as determined under tax laws and rates. A valuation allowance is provided when it is more likely than not that all or some portion of the deferred tax assets will not be realized. Due to numerous ownership changes, SourceHOV is subject to limitations on existing net operating losses under Section 382 of the Internal Revenue Code (the Code). In the event SourceHOV determines that it would be able to realize deferred tax assets that have valuation allowances established, an adjustment to the deferred tax assets would be recognized as component of income tax expense through continuing operations.

        SourceHOV engages in transactions (such as acquisitions) in which the tax consequences may be subject to uncertainty and examination by the varying taxing authorities. Significant judgment is required by SourceHOV in assessing and estimating the tax consequences of these transactions. While SourceHOV's tax returns are prepared and based on its interpretation of tax laws and regulations, in the normal course of business the tax returns are subject to examination by the various taxing authorities. Such examinations may result in future assessments of additional tax, interest and penalties. For purposes of SourceHOV's income tax provision, a tax benefit is not recognized if the tax position is not more likely than not to be sustained based solely on its technical merits. Considerable judgment is involved in determining which tax positions are more likely than not to be sustained.

        Business Combinations:    SourceHOV allocates the total cost of an acquisition to the underlying assets based on their respective estimated fair values. Determination of fair values involves significant estimates and assumptions about highly subjective variables, including future cash flows, discount rates, and asset lives. SourceHOV's estimates of the fair values of assets and liabilities acquired are based upon assumptions believed to be reasonable and, when appropriate, include assistance from independent third-party valuation firms. See Note 3—Business Combinations in the Notes to the SourceHOV Consolidated Financial Statements for additional information regarding the allocation of the purchase price consideration for its acquisitions.

        Because SourceHOV is primarily a services business, SourceHOV's acquisitions typically result in significant amounts of goodwill and other intangible assets. Fair value estimates and calculations for these acquisitions will affect the amount of amortization expense, or possible impairment related charges recognized in future periods. SourceHOV bases its fair value estimates on assumptions it believes are reasonable, but recognizes that the assumptions are inherently uncertain.

Recently Adopted Accounting Pronouncements

        In September 2015, FASB issued ASU no. 2015-16, Business Combinations (Topic 740): Simplifying the Accounting for Measurement-Period Adjustments. The amendments in this ASU eliminate the requirement to retrospectively account for provisional amounts recognized in a business combination. The ASU is effective for fiscal years beginning after December 15, 2015, including interim periods within those fiscal years. The adoption did not have any impact on SourceHOV's disclosure for business combinations and financial position.

        In November 2015, the FASB issued ASU no. 2015-17, Income Taxes (Topic 740): Balance Sheet Classification of Deferred Taxes ("ASU 2015-17"). The standard requires that deferred tax assets and liabilities be classified as noncurrent on the balance sheet rather than being separated into current and noncurrent. ASU 2015-17 is effective for fiscal years, and interim periods within those years, beginning after December 15, 2016. The new guidance does not change the existing requirement that prohibits offsetting deferred tax liabilities from one jurisdiction against deferred tax assets of another jurisdiction. Early adoption is permitted and the standard may be applied either retrospectively or on a prospective basis to all deferred tax assets and liabilities. SourceHOV early adopted ASU 2015-17 during the fourth quarter of fiscal year 2016 on a retrospective basis. Accordingly, SourceHOV reclassified current deferred taxes to noncurrent on its Condensed Consolidated Balance Sheet as of December 31, 2016.

Recently Issued Accounting Pronouncements

        In May 2014, the Financial Accounting Standard Board (FASB) issued ASU no. 2014-09, Revenue from Contracts with Customers (Topic 606). Under the update, revenue will be recognized based on a five-step model. The core principle of the model is that revenue will be recognized when the transfer of promised goods or services to customers is made in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. In July 2015, the FASB deferred the effective date by one year (ASU no. 2015-14). This ASU will now be effective for annual periods, and interim periods within those annual periods, beginning on or after December 15, 2017. Early adoption is permitted, but not before the original effective date of December 15, 2016. Since the issuance of the original standard, the FASB has issued several other subsequent updates including the following: (1) clarification of the implementation guidance on principal versus agent considerations (ASU 2016-08); (2) further guidance on identifying performance obligations in a contract as well as clarifications on the licensing implementation guidance (ASU 2016-10); (3) rescission of several SEC Staff Announcements that are codified in Topic 605 (ASU 2016-11); (4) additional guidance and practical expedients in response to identified implementation issues (ASU 2016-12); and (5) technical corrections and improvements (ASU 2016-20). The new standard will be effective for SourceHOV beginning January 1, 2018. SourceHOV is currently evaluating the impact that adopting this ASU will have on its financial position, results of operations and cash flows.

        In February 2016, the FASB issued ASU no. 2016-02, Leases (Topic 842). This Update increases transparency and comparability among organizations by recognizing lease assets and lease liabilities on the balance sheet and disclosing key information about leasing arrangements. The amendments in this Update are effective for fiscal years beginning after December 2015, 2018 and interim periods within those fiscal years and early application is permitted. SourceHOV is currently evaluating the impact that adopting this standard will have on its Consolidated Financial Statements.

        In March 2016, the FASB issued ASU 2016-09, Compensation—Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting (ASU 2016-09). The updated guidance changes how companies account for certain aspects of share-based payment awards to employees, including the accounting for income taxes, forfeitures, and statutory tax withholding requirements, as well as classification in the statement of cash flows. The amendments in this update are effective for reporting periods beginning after December 15, 2016. SourceHOV is currently evaluating the impact that adopting this standard will have on its Consolidated Financial Statements.

        In August 2016, the FASB issued ASU 2016-15, Classification of Certain Cash Receipts and Cash Payments (Topic 230). The new guidance clarifies the classification of certain cash receipts and cash payments in the statement of cash flows, including debt prepayment or extinguishment costs, settlement of contingent consideration arising from a business combination, insurance settlement proceeds, and distributions from certain equity method investees. The new standard is effective for fiscal years beginning after December 15, 2017, and interim periods within those fiscal years. Early adoption is permitted. SourceHOV is currently evaluating the impact that adopting this standard will have on its Consolidated Financial Statements.

        In November 2016, the FASB issued ASU no. 2016-18, Statement of Cash Flows: Restricted Cash. (ASC 230). The ASU addresses diversity in practice that exists in the classification and presentation of changes in restricted cash and require that a statement of cash flows explain the change during the period in the total of cash, cash equivalents, and amounts generally described as restricted cash or restricted cash equivalents. The ASU is effective retrospectively for fiscal years and interim periods within those years beginning after December 15, 2017. SourceHOV is currently evaluating the impact that adopting this standard will have on its consolidated financial statements.

        In January 2017, the FASB issued ASU 2017-01, Business Combinations: Clarifying the Definition of a Business (Topic 805). The ASU clarifies the definition of a business and provides guidance on evaluating as to whether transactions should be accounted for as acquisitions (or disposals) of assets or business combinations. The definition clarification as outlined in this ASU affects many areas of accounting including acquisitions, disposals, goodwill, and consolidation. The amendments of the ASU are effective for annual periods beginning after December 15, 2017, including interim periods within those annual periods. SourceHOV is currently evaluating the impact that adopting this standard will have on its Consolidated Financial Statements.

        In January 2017, the FASB issued ASU 2017-04, Intangibles—Goodwill and Other (Topic 350). The updated guidance simplifies the measurement of goodwill impairment by removing step 2 of the goodwill impairment test, which requires the determination of the fair value of individual assets and liabilities of a reporting unit. The new guidance requires goodwill impairment to be measured as the amount by which a reporting unit's carrying value exceeds its fair value; however, the loss recognized should not exceed the total amount of goodwill allocated to that reporting unit. The amendments should be applied on a prospective basis. The new standard is effective for fiscal years beginning after December 15, 2019 with early adoption permitted for interim or annual goodwill impairment tests performed after January 1, 2017. SourceHOV is currently evaluating the impact that adopting this standard will have on its Consolidated Financial Statements.

Internal Controls and Procedures

        SourceHOV is not currently required to comply with the SEC's rules implementing Section 404 of the Sarbanes Oxley Act of 2002, and is therefore not required to make a formal assessment of the effectiveness of SourceHOV's internal control over financial reporting for that purpose. Upon becoming a public company, SourceHOV will be required to comply with the SEC's rules implementing Section 302 of the Sarbanes-Oxley Act of 2002, which will require its management to certify financial and other information in its quarterly and annual reports and provide an annual management report on the effectiveness of SourceHOV's internal control over financial reporting.

Off Balance Sheet Arrangements

        At December 31, 2016, SourceHOV had no material off balance sheet arrangements, except for operating leases. As such, SourceHOV is not materially exposed to any financing, liquidity, market or credit risk that could arise if SourceHOV had engaged in such financing arrangements.

 INFORMATION ABOUT NOVITEX

        The following section describes the business and operations of Novitex.

Company Overview

        Novitex is a North American provider of document management and digital business process services. Novitex enables businesses to streamline their internal and external communications and workflows by offering an integrated suite of services organized across two categories: Digital Services and Document Logistics.

        The Digital Services category combines technology-driven applications and platforms with Novitex's expertise and consists of the following:

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  Customer communications management ("CCM"): the strategic management and improvement of outbound communications, including the creation, delivery, storage and retrieval of communications;

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  Outbound, recurring document processing: repetitive production work, such as statements, invoices, insurance policies, and other informational documents that contain content unique to each recipient;

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  Production business recovery services: backup transactional print and mail services supporting clients' operations when an internal breakdown or a natural disaster disrupts the primary functions of such operations;

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  Business process automation: the automation of complex business processes, such as mortgage processing and claims processing, beyond conventional data manipulation and record-keeping activities; and

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  Managed print services ("MPS"): the optimization of clients' onsite document output to decrease costs, reduce paper waste, and increase employee efficiency.

        Novitex's Document Logistics services consist of delivery logistics, which includes presort services and shipping cost optimization, and staffing-based document management services, which includes mailroom management, document reproduction services ("reprographics"), and hospitality solutions (such as staffing lobby hosts and providing hoteling support).

        Through its integrated suite of Digital Service and Document Logistics offerings, which Novitex refers to as the Integrated Document Life Cycle™ (the "IDLC"), Novitex connects its clients' inbound and outbound communications in both physical and digital forms. Before the introduction of the IDLC, multiple stakeholders within client businesses would outsource fragmented pieces of the document lifecycle to separate vendors. With the IDLC, these multiple stakeholders can outsource their document processing needs to a single provider, Novitex, creating a more efficient model for document processing services. Novitex helps minimize operational silos within many of its clients' businesses, creating more efficient, cost-effective workflows. Multiple service offerings can be bundled into a single client contract, which leverages shared supporting personnel, equipment, technology and workflows.

        Novitex now provides many of its top clients with a combination of both Document Logistics and Digital Services as an integrated outsourced solution to their document-related needs. Novitex supports a large and diverse base of approximately 400 clients, consisting of Fortune® 500 companies, Am Law® 200 law firms and public sector organizations, with approximately 7,500 employees located across approximately 1,250 client sites and 32 offsite facilities as of December 31, 2016. In addition, Novitex benefits from a highly diversified client base that includes clients in highly regulated industries, such as banking, property and casualty insurance, healthcare, government, legal, technology, consumer, manufacturing, energy, and universities.

Industry

Summary Market Overview

        Novitex operates within the document outsourcing industry, which is part of the business process service industry. Novitex believes its addressable market size for the document outsourcing industry in the United States and Canada was approximately $31.4 billion in 2016.

        Document outsourcing refers to a range of business communications services, including design, production, processing, mailing, electronic transmission and fulfillment of any type of printed or electronic document. In addition, document outsourcing includes multiple business processes that may be executed inside or outside a corporate enterprise, which are referred to as onsite or offsite services. Novitex is a single source provider and has the ability to support and integrate Document Logistics and Digital Services into an integrated solution.

        Novitex believes there is a significant opportunity for document outsourcing solutions based on long-term market trends. These trends include:

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  Increasing demand for single-source outsourcing providers:  Ongoing competitive pressures and increasing demand for further productivity have motivated businesses to seek even more efficiencies from their outsourcing providers. Novitex believes that a single-source outsourcing model helps drive the additional efficiency enhancements businesses seek, thereby creating opportunities for Novitex.

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  Increasing demand for personalization:  Novitex's customers have come to expect more personalized, omni-channel communications from the institutions with whom they do business. Novitex expects more businesses to seek a comprehensive document outsourcing solution, providing a growth opportunity for Novitex.

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  Increasing use of automation:  According to the Association for Information and Image Management, many organizations are recognizing the need to improve their business processes and the benefits that result from process automation. Given this growing emphasis, Novitex has identified opportunities to reduce the amount of repetitive, manual labor required by Novitex's clients to deliver certain services by utilizing automation outsourced to Novitex.

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  Increasing regulatory-driven activity:  Regulatory conditions have created a challenging operating environment for many of Novitex's clients. In particular, legislation, such as the Gramm-Leach-Bliley Act and the Health Insurance Portability and Accountability Act, has imposed significant regulations on Novitex's clients in the financial services and healthcare industries. This increased regulatory activity provides Novitex with opportunities to provide additional services to impacted clients.

History

        As discussed below, Novitex believes it is well positioned to provide document outsourcing solutions to clients that will meet the needs of their operations.

        In October 2013, funds affiliated with Apollo Global Management, LLC ("Apollo") acquired Pitney Bowes Management Services, Inc. and its wholly owned subsidiaries and certain affiliates and divisions (collectively "PBMS") from Pitney Bowes, Inc. (the "2013 Acquisition"). Originally started as an internal division to support mail services in 1986, PBMS was incorporated as a separate corporate entity in 1989. Over time, PBMS made several tactical acquisitions to expand its Document Logistics. Prior to the 2013 Acquisition, PBMS primarily supported staffing-based document management offerings, such as mail services, reprographics and hospitality services, as well as certain business process automation services. PBMS was organized around geographic regions selling single point offerings without a distinct focus on comprehensive client specific outcomes.

        Following the 2013 Acquisition, PBMS was rebranded as Novitex and expanded its Digital Services offerings. Through these expansions, Novitex has positioned itself as one of the few non-original equipment manufacturers in the document outsourcing industry, providing an end-to-end, integrated solution.

        In 2014, Novitex introduced the IDLC to the marketplace. The IDLC is a proprietary framework designed to connect inbound and outbound communications in both physical and digital forms. To support its single-provider model, Novitex underwent a major transformation to effect this strategic marketplace repositioning and since 2013, Novitex has completed the following initiatives:

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  Expanded service offerings to support the IDLC:  To round out its portfolio, Novitex added new Digital Services that include cloud-based MPS and CCM. These new Digital Services require integration of Novitex systems with client technology infrastructure, which Novitex believes encourages customer retention and loyalty.

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  Developed proprietary application interfaces to support delivery of services:  Novitex enhanced its existing document logistics offerings by integrating technologies to improve service delivery. Examples include the development of a proprietary mobile application that optimizes and tracks the delivery of many onsite services, such as hoteling and mail delivery and Novitex's client-facing reporting and dashboard interface that syncs with its mobile application.

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  Restructured the business to focus on industry-specific expertise:  Novitex re-aligned service delivery and sales into an industry-focused model rather than a geographic model. Using an industry-focused model deepens Novitex's industry-specific subject matter expertise and enables the service delivery and sales teams to better understand clients' unique challenges. This allows Novitex to tailor its services based on client needs, industry trends and the regulatory environment applicable to these clients.

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  Improved operating capabilities:  Novitex made approximately $45 million of investments to create and equip two Tier-III document processing and outsourcing centers in Windsor, Connecticut, and Austin, Texas (which Novitex refers to as its MegaCenters) and consolidate smaller regional document processing centers to the MegaCenters. The MegaCenters enable Novitex to manage the full document lifecycle at a single location and include areas dedicated to transactional print, mail services, business recovery services, business process automation and MPS. Additionally, the centers provide high service availability by utilizing redundant power and networking interconnects. Certified by third-party assessors, the centers adhere to stringent security, processing integrity, confidentiality and privacy protocols as required by SSAE-16 SOC II Type 1 and ISO/IEC 27001:2013.

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  Enhanced Novitex's security program:  Digital Services engagements frequently involve managing sensitive client data. To support clients' rigorous security, privacy and regulatory compliance needs, Novitex established a data security team, which built a "Defense in Depth" strategy to protect physical and digital information across the enterprise. This strategy is based on the military principle that identifies and applies controls to all of the possible means by which data can be accessed. The data security team and third-party assessors conduct regular audits to test the integrity and effectiveness of Novitex's security program.

Principal Services and Revenue Sources

Novitex offers its clients document management and digital business process services organized across two general categories:

DIGITAL SERVICES

Technology-driven solutions that include:

- ✓ Customer communications management (CCM)
- ✓ Outbound, reoccurring document processing
- ✓ Production business recovery services
- ✓ Business process automation (BPA)
- ✓ Managed print services (MPS)

Digital services engagements tend to require integration of Novitex systems with client technology infrastructure. Novitex believes this encourages client retention and loyalty. In recent years, Novitex has built on its longstanding relationships to offer additional digital services to existing clients.

DOCUMENT LOGISTICS

Staffing-based document management offerings that include:

- ✓ Mail services
- ✓ Reprographics
- ✓ Hospitality services
- ✓ Presort
- ✓ Shipping cost optimization

These services, generally delivered on-site, provide Novitex the ability to gain a deep understanding of the client's full document lifecycle needs, which can lead to cross-selling and upselling opportunities.

Document Logistics

Mail Services

        Novitex operates and manages onsite and offsite mail centers to manage both inbound and outbound mail, including mail and package receipt, sorting, delivery and outbound processing. To proactively respond to the recent decline in First-Class mail volumes, Novitex has focused on growth areas, such as package management. According to the United States Postal Service ("USPS"), package volume increased approximately 23% from 2008 to 2013. To help clients efficiently and effectively manage the increase in package volumes, Novitex developed a proprietary mobile application that provides clients with visibility into a package's chain of custody.

        Because Novitex's onsite mailroom employees work at the client's physical location, these employees often have firsthand access to other areas of the clients' businesses. This proximity has resulted in valuable insights which improve Novitex's ability to support the full document lifecycle for a client. By bundling mail with other onsite services, such as reprographics, Novitex can provide greater labor productivity gains and reduced costs compared to single and siloed point services by implementing shared resources and technology supported workflow solutions.

Reprographics

        Through its Reprographics services, Novitex develops and implements copying and print management strategies and solutions that enable clients to produce and reproduce materials onsite, offsite at a Novitex facility or through a combination of the two based on need, capacity and preference, using a secure web-to-print portal. When Novitex provides onsite support, it builds tailored reprographics centers that utilize high performance production equipment to support client needs.

Offsite, at its MegaCenters and Document Solution Centers ("DSCs"), Novitex addresses the same reprographic needs at greater volumes and more efficiently.

Hospitality Services

        Novitex has a portfolio of hospitality services that include outsourced administrative services, such as receptionists and virtual lobby hosts; conference room management; light facilities management; and hoteling support. Novitex utilizes a "cross-training" approach to prepare employees to perform multiple tasks and integrate services into client environments when temporary surges in workload and/or unexpected employee absences occur, which helps to minimize disruption and maintain the client workflows.

        Novitex believes many firms are developing mobile workforce strategies, referred to as "hoteling," that require employees to make reservations to utilize workspaces when they are present at a client site. Novitex has invested in developing a staffing solution to address the new workforce demands created by hoteling and has created proprietary technology that helps optimizes the management of hoteling workspaces to improve the experience at client sites.

Delivery Logistic Services

        In 2016, Novitex introduced a new suite of bundled services that are focused on reducing client shipping costs and delivery times. These services include package and delivery cost optimization, pre-sort services, end-to-end metrics and package fulfillment tracking. These services are typically offered in conjunction with Outbound Document Processing, which is described in the section below.

Digital Services

Business Process Automation ("BPA")

        Novitex works with clients to digitize and automate their operations to improve speed, efficiency and accuracy. For example, Novitex helps clients in the financial services industry digitize and automate mortgage and claims processing. Novitex operations are designed to meet regulatory requirements for handling customer information and provide clients with auditable records. Novitex performs these services both offsite and onsite at client locations, depending on the needs of the client. Novitex supports BPA at its two MegaCenters when providing offsite BPA services.

Customer Communications Management (CCM)

        Novitex offers custom CCM services to help automate the development, production and fulfillment of its clients' communications at one of Novitex's MegaCenters. Novitex's CCM offering supports its clients' high value customer communications, such as enrollment kits and insurance explanation of benefits, necessary for regulatory compliance or attracting and retaining their customers. With this offering, clients have the ability to:

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  Use their customer information and demographics to automate the efficient creation of effective personalized communications;

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  Support the development of compliant communications through template management and user permissions;

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  Automate the approval process, enabling stakeholders to flag documents for non-compliance and employing administrator and time stamp approvals;

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  Create a document audit trail, providing stakeholders with visibility and transparency into the document composition workflow; and

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  Distribute "requests for proposal" to a list of pre-approved print vendors (including Novitex) to create a spot market for the customer's specific print needs and drive competitive pricing.

        As part of these services, clients may outsource their procurement operations for these communications to Novitex. Novitex provides procurement and specialized category buyers and performs procurement, distribution and delivery services for client orders processed through the CCM platform.

Outbound Document Processing

        Novitex helps optimize outbound processing for recurring production work, such as statements, annual notices and invoices, by utilizing its integrated suite of services, including transactional printing, mailpiece design, supply chain management, address verification and ePresentment.

        To support the automation of personalizing documents, Novitex has invested in variable data print capabilities. One-to-one or personalized communications are becoming increasingly critical, as users prefer to do business with brands that use personal information to make the experience more relevant. Novitex can produce customized documents with data variables like name, address and trans-promotional messages that fit the needs, interests and preferences of Novitex's clients' individual customers. Novitex's equipment leverages built-in safeguards that help ensure each document addresses the correct recipient and to support compliance and data security requirements.

        Novitex supports outbound document processing at its MegaCenters.

MPS

        Novitex's independence as one of the few non-original equipment manufacturers providing MPS solutions enables it to more efficiently build an MPS solution encompassing all or some of the following services, depending on client need: printer fleet management, print policy development, consumables management, break/fix management, mobile workforce enablement, secure print management, help desk assistance and integration of related services, such as scan-to-print capabilities. To help optimize the delivery of an MPS solution, Novitex launched a cloud-based service automation platform in November 2014. Novitex believes that its application of the platform is unique and that, through the platform, Novitex has the ability to proactively respond to approximately 75% of printer-related support needs before end-users and client Help Desks are ever impacted. Additionally, Novitex can offer clients access to near-time reporting via the platform. This data provides visibility into Novitex's service performance, the client's print environment and aggregated spend. As of December 31, 2016, Novitex managed approximately 8,000 printers across North America.

Production business recovery services

        Novitex provides temporary backup transactional print and mail services to clients when their primary functions are interrupted due to an internal or natural disaster. This offering is only used by a client in the event an emergency causes a disruption in a client's operations. Without this service, clients risk delaying the production and distribution of business-critical documents, which can adversely affect financial performance or regulatory compliance. Novitex's contingency specialists work with clients to develop, implement and test customized disaster recovery plans on a regular schedule. Novitex supports business recovery services at its MegaCenters.

Research and Development

        Novitex's research and development activities relate primarily to the design, development and enhancement of its client-facing service solutions. Novitex expects to continue investing significant resources to maintain, enhance and extend the functionality of its proprietary systems and existing solutions, to develop new solutions in response to the needs of its clients, and to enhance the capabilities surrounding its infrastructure. Novitex works with its clients to determine the appropriate timing and approach to introducing technology or infrastructure changes to its solutions and services.

Sales and Marketing

        As part of its transformation since the 2013 Acquisition, Novitex re-aligned its sales teams into an industry-focused model rather than a geographic model. Using an industry-focused model deepens Novitex's industry-specific subject matter expertise and enables the sales teams to better understand clients' unique challenges. This focus allows Novitex to tailor its services based on client needs, industry trends and the regulations applicable to these clients.

        Novitex has a national business development organization and marketing team comprised of professionals with expertise in solution selling, along with industry-specific experience. Novitex also considers its onsite management teams to be a critical component of its sales and marketing organization because the nature of its onsite services allows Novitex to develop close relationships with clients and gain a deep understanding of client needs. Novitex believes that its onsite presence, along with its integrated, industry-specific approach, enables Novitex to effectively cross-sell and build upon existing services.

        To support its strategy, Novitex deploys an industry-based marketing plan focused on certain buyers that include facilities, operations, compliance and information technology executives. Novitex's marketing activities vary from industry to industry depending on its market position, client and industry trends and the regulatory environment. Novitex's marketing team seeks to anticipate market trends and attempts to capture client insight to determine strategy for brand positioning, communication and product innovation. Key components include thought leadership, digital programs with consistent messaging, internal and external communications, client conferences, demand generation campaigns and collateral development.

        As of December 31, 2016, Novitex employed approximately 85 individuals across North America as part of its sales and marketing force. Additionally, Novitex offers an opportunity for front line employees to be financially rewarded for driving additional revenue.

Intellectual Property

        Novitex has developed, acquired or licensed the intellectual property used in its business operations, consisting of patents, proprietary trade secrets and know-how, trademarks and other licensed technology. Novitex believes that its intellectual property is, in the aggregate, material to Novitex's business and its competitive strength. However, Novitex does not believe that the expiration or termination of any individual license or that challenges to any specific patent or trademark would have a material impact on Novitex's business, financial condition or results of operations. In general, Novitex depends on its technological capabilities and the application of know-how, rather than patents and technology licenses, in the conduct of Novitex's various businesses.

        Novitex's licensed intellectual properties are generally governed by written agreements of varying durations, including some with fixed terms that are subject to renewal based on mutual agreement. Generally, each agreement may be further extended and Novitex has historically been able to renew existing agreements before they expire. Novitex expects these and other similar agreements to be extended so long as it is mutually advantageous to both parties at the time of renewal.

        Novitex's services are not generally dependent upon patent protection, although Novitex has selectively sought patent protection and has two U.S. patents pending. Novitex also claims a proprietary interest in certain of Novitex's software programs, methodologies and know-how. Novitex relies on a combination of confidentiality agreements with Novitex's clients, employees, consultants, subcontractors and other parties as well as other security measures, such as information access and distribution controls, to establish and protect Novitex's proprietary technology, information, processes and know-how that comprise Novitex's solutions. Novitex also has brands that have goodwill in the markets that Novitex serves and Novitex relies on trademarks to protect Novitex's related rights and has five

U.S. registered trademarks, including its corporate name and for the IDLC, and two pending applications.

Competition

        Novitex is able to bundle offered services across the entire document lifecycle. Novitex believes that no other competitor has the same ability to support the full document lifecycle, making Novitex unique in the marketplace. Additionally, Novitex is one of the few non-original equipment manufacturers in the document outsourcing industry, which enables Novitex to provide impartial recommendations on how clients can optimize their onsite document output to reduce costs, produce less paper waste and increase employee efficiency. However, for each offering Novitex provides, it competes with a different set of providers. For instance, within its Document Logistics services, Novitex competes with facilities integrators; onsite staffing providers that support mail and reprographics operations and, in some instances, hospitality services; and procurement logistics providers. For CCM, one of Novitex's Digital Services, Novitex competes with software providers. For MPS, another Digital Service, Novitex primarily competes with original equipment manufacturers.

Contracts

        Approximately 37% of Novitex's revenue for the year ended December 31, 2016, was derived from its top 10 clients. Novitex derives most of its revenue by selling one or more services together under single, long-term contracts, many of which contain terms and conditions based on anticipated levels of utilization of Novitex's services. Initial contract terms are typically 3 to 5 years in length. As is often the case with outsourced service contracts, many of Novitex's contracts contain termination clauses for convenience, typically requiring three months' advance notice.

Purchasing

        Novitex's purchasing organization manages various third-party suppliers to provide a variety of supplies, components and services. Novitex has a robust portfolio of vendors, consisting of more than 400 businesses, including a core set of vendors it utilizes to deliver services. Novitex believes it has strong, long-term relationships with its suppliers and that it plays a significant role in its suppliers' route-to-market because Novitex helps them access a highly fragmented customer base. While a significant portion of Novitex's expenditures on third-party suppliers is directed to a limited number of suppliers, Novitex does not believe it is dependent on any one single supplier to operate. Novitex has not historically experienced shortages in services, components or products and Novitex believes that the available sources for materials, components, services and supplies are adequate.

Seasonality of Business and Working Capital

        Novitex generally does not experience seasonality, as approximately 75% of its revenues for the year ended December 31, 2016, were fee based as part of multi-year contracts.

Regulation and Compliance

        Novitex's operations and properties are subject to a number of federal, state, and local laws and regulations. Novitex receives, processes, transmits and stores information relating to identifiable individuals, both in its role as a service and technology provider and as an employer. As a result, Novitex is subject to numerous laws and regulations designed to protect individually identifiable information, including the Health Insurance Portability and Accountability Act of 1996 ("HIPAA") and the HIPAA regulations governing, among other things, the privacy, security and electronic transmission of individually identifiable health information. Other laws apply to Novitex's processing of individually identifiable information and these laws have been subject to frequent changes, and new legislation in this area may be enacted at any time. Changes to existing laws, introduction of new laws in this area, or failure to comply with existing laws that are applicable to Novitex may subject it to, among other things, additional costs or changes to Novitex's business practices, liability for monetary damages, fines and/or criminal prosecution, unfavorable publicity, restrictions on Novitex's ability to obtain and process information and allegations by its customers and clients that Novitex has not performed its contractual obligations, any of which may have a material adverse effect on profitability and cash flow.

Employees

        As of December 31, 2016, Novitex had approximately 7,500 total employees, which included approximately 6,600 full-time and 879 part-time employees. All of Novitex's employees are located in the United States and Canada. Novitex's employees are not unionized, and Novitex considers its relationships with its employees to be good. Approximately 97% of Novitex employees work in the service delivery organization with an average tenure of 7 years. These employees work mostly onsite at approximately 1,250 client locations.

Geographic Footprint and Properties

        As of December 31, 2016, Novitex leased 32 sites across 14 states in the United States and two Canadian provinces, representing a property portfolio of approximately 510,000 square feet in the aggregate. Of the 32 leased sites, five sites are support offices; eleven sites are dedicated to multi-client operations; and 16 sites are dedicated to single clients. The diagram below sets forth Novitex's principal facilities.

MegaCenter East
U.S. Headquarters
Canada Headquarters
New York DSC
Rancho Cordova DSC
MegaCenter West
Document Solution Center
Headquarters
MegaCenter
Key Single Client Production Site

        Novitex believes that its existing facilities are adequate for its present level of operations.

Legal Proceedings

        Thousands of people are employed by, or seek employment with, Novitex and its subsidiaries every year. In the ordinary course of business, disputes arise regarding hiring, termination, promotion and pay practices, including alleged discrimination and compliance with labor and employment laws. There are no material lawsuits involving Novitex regarding labor and employment or any other matters, and

Novitex is not aware of any threatened lawsuits that would have a material adverse effect on the business.

Management

        The following table sets forth certain information regarding Novitex's executive officers and members of its board of directors as of March 15, 2017.

Name	Age	Position
Giovanni Visentin	54	Executive Chairman and Chief Executive Officer
Irina Novoselsky	32	President
Robert G. Rooney	59	Chief Financial Officer
Joseph Trost	59	Chief Operating Officer
Theresa K. Mohan	51	General Counsel, Secretary and Chief Human Resources Officer
Christopher Edson	32	Director
Nathaniel J. Lipman	52	Director
Rubin J. McDougal	59	Director
Matthew H. Nord	37	Director

        Giovanni Visentin has served as Novitex's Executive Chairman and Chief Executive Officer since October 2013 when Mr. Visentin was appointed to lead Novitex following the acquisition of Pitney Bowes Management Services by Novitex. From 2011 to 2012, Mr. Visentin served as Executive Vice President and General Manager of Hewlett-Packard Company's enterprise services business, and in 2011, as Senior Vice President and General Manager of the Americas Region of Hewlett-Packard Company's enterprise services business. Before joining Hewlett-Packard Company, Mr. Visentin served as General Manager of Integrated Technology Services for North America for International Business Machines Corporation, a global technology firm, from August 2007 to January 2011 after having served in various other positions at International Business Machines Corporation since joining the company in 1984. Mr. Visentin also serves as Director and Chairman of the Board at Presidio, Inc. (formerly named Aegis Holdings, Inc.), a provider of IT solutions to the middle market in North America, and has been the Chairman of the Board of Presidio Holdings, Inc. since March 2015. Mr. Visentin received a Bachelor of Commerce degree from Concordia University.

        Irina Novoselsky has acted as President of Novitex since November 2014, playing a vital role in transforming Novitex from a legacy document services business to one focused on digital services and technology. Since joining Novitex in October 2013, Novoselsky served as Head of Business Development from October 2013 to November 2014 and interim Chief Financial Officer from February 2014 to May 2014. Prior to Novitex, Ms. Novoselsky was an Investment Strategist for Dubin & Co. from September 2012 to March 2013, and an investment professional at Apollo in the Private Equity Group from August 2009 to August 2012. Before Apollo, she worked as a member of the M&A Group at Morgan Stanley from February 2007 to July 2009. Ms. Novoselsky is a member of the Young President's Organization, an invitation-only, global network of young chief executives. While at Novitex, she has been named Female Executive of the Year by Stevie® Award for Women in Business in 2014 and 2015. She graduated with a Bachelor of Science from the Stern School of Business at New York University.

        Robert G. Rooney has served as Novitex's Chief Financial Officer since August 2015. Since 2009, Mr. Rooney has been an Independent Trustee for the Metropolitan West Mutual Fund Family and has served as its Audit Committee Chair since 2014. From 2001 to 2011, Mr. Rooney held senior management positions in Affinion Group Holdings, Inc. and its predecessor companies, including serving as the Chief Operating Officer and Executive Vice President from 2006 to 2011 and Executive Vice President and Interim Chief Financial Officer from 2005 to 2006. From 1999 to 2001, Mr. Rooney served as Senior Vice President and Chief Financial Officer of Sbarro, Inc. Prior to 1999, Mr. Rooney

held Chief Financial Officer positions with several companies in the financial and entertainment sectors, including three years as Chief Financial Officer of Imagine Entertainment. From 1978 to 1986, he was employed as a certified public accountant with Ernst & Young. Mr. Rooney received a Bachelor of Science degree in Accounting from St. John's University.

        Joseph Trost has served as Novitex's Chief Operating Officer since October 2013, where he focuses on enhancing the customer experience and optimizing operational efficiency. Mr. Trost has more than 30 years of experience in sales, operations, solution design and development and business transformation at International Business Machines Corporation. Mr. Trost held various positions of increasing responsibility over the course of his career at International Business Machines Corporation, and most recently served as the Vice President for ITS Service Delivery from June. 2011. Mr. Trost is a Director of Presidio, Inc. (formerly named Aegis Holdings, Inc.), a provider of IT solutions to the middle market in North America and serves on its Audit Committee as well as the Innovation and Technology Committee. He graduated from Marist College and holds a Bachelor of Science degree in Business Administration.

        Theresa K. Mohan has served as the General Counsel of Novitex since March 2015 and the Chief Human Resources Officer since September 2015. Prior to joining Novitex Ms. Mohan held several senior legal positions with IBM from September 1993 to March 2005, including as Regional Counsel from September 2011 to March 2015 and Senior Counsel from January 2005 to September 2011. Since May 2012, Ms. Mohan has served on the board of ShelterBox USA, a non-profit providing emergency shelter and vital supplies to support communities around the word overwhelmed by disaster and humanitarian crises. Ms. Mohan received a Bachelor of Arts in Political Science from College of the Holy Cross and a J.D. from Fordham Law.

        Christopher Edson has served as a Director of Novitex since July 2013. Mr. Edson is a principal of Apollo, where he has been employed since 2008. From 2005 to 2008, Mr. Edson was a member of the Financial Institutions Investment Banking Group of Goldman Sachs in both New York and Chicago. Mr. Edson serves on several boards of directors, including Presidio, Inc. (formerly named Aegis Holdings, Inc.), MidCap Financial Holdings, LLC, Dakota Holdings, Inc. d/b/a Diamond Resorts International, and RegionalCare Hospital Partners Holdings, Inc. d/b/a RCCH Healthcare Partners. During the past five years, Mr. Edson has also served as a director of Athene Group, Ltd. from April 2010 to December 2012 and SourceHOV Holdings, Inc. from March 2011 to April 2013. Mr. Edson graduated with a Bachelor of Science in Finance from Indiana University.

        Nathaniel J. Lipman has served as a Director of Novitex since October 2013. Since 1999, Mr. Lipman has held numerous executive management or senior advisory positions in Affinion Group Holdings, Inc., a public company that provides customer engagement and loyalty solutions, and/or its predecessors and subsidiaries, including serving as Chief Executive Officer from 2005 to 2012 and Executive Chairman of the board of directors from 2012 to November 2015. Since November 2015, Mr. Lipman has served as a consultant to Affinion Group Holdings, Inc. Since December 2015, Mr. Lipman has served as a Special Advisor to the Chairman of the Upside Travel Group, Inc., a business travel company, where he was a founding member of the Board of Managers. From 1996 to 1999, Mr. Lipman served as Senior Executive Vice President, Corporate Development and Strategic Planning for Planet Hollywood International, Inc., an entertainment and restaurant company. Prior to his tenure at Planet Hollywood, Mr. Lipman was Senior Vice President and General Counsel of House of Blues Entertainment, Inc., an entertainment and restaurant company, Senior Corporate Counsel at The Walt Disney Company, a diversified worldwide entertainment company, and a corporate associate at Skadden, Arps, Slate, Meagher and Flom, LLP. Mr. Lipman serves on the board of directors of Trusted Media Brands, Inc., Walker Innovations, Inc. and Redbox Automated Holdings, LLC. During the past five years, Mr. Lipman has also served as a director of EVERTEC, Inc. from September 2010 to April 2013 and Walker Digital Holdings, LLC from May 2013 to September 2013. Mr. Lipman also previously served as a director of Netmarket Group, Inc. Mr. Lipman received a Bachelor of Arts in

Political Economy of Industrial Societies from the University of California, Berkeley and a J.D. from UCLA School of Law. Quinpario believes that Mr. Lipman's significant experience and numerous directorships make him well-qualified to serve as a director of the combined company.

        Rubin J. McDougal has served as a Director of Novitex since October 2013. From 2009 to 2015, Mr. McDougal served as Chief Financial Officer of CEVA Group Plc. Mr. McDougal has over 29 years of finance experience that includes operational finance, management and public company Chief Financial Officer roles. Prior to joining CEVA, Mr. McDougal had been Chief Financial Officer of CNH Global N.V. from 2006 to 2009. Prior to joining CNH Global N.V. in 2006, Mr. McDougal spent 23 years of his career within the Whirlpool Corporation in a variety of financial and strategic roles across the globe, culminating in a two-year position as Vice President Finance for the North American Region. Mr. McDougal earned a Bachelor of Arts degree, with a concentration in marketing, cum laude, from the University of Utah and an M.B.A. degree, with a concentration in Finance, from Western Michigan University.

        Matthew H. Nord has served as a Director of Novitex since July 2013. Mr. Nord is a Senior Partner of Apollo, where he has been employed since 2003. From 2001 to 2003, Mr. Nord was a member of the Investment Banking division of Salomon Smith Barney Inc. Mr. Nord serves on the boards of directors of Presidio, Inc., The ADT Corporation, and RegionalCare Hospital Partners Holdings, Inc. Mr. Nord also serves on the Board of Trustees of Montefiore Health System and on the Board of Overseers of the University of Pennsylvania's School of Design. Mr. Nord graduated summa cum laude with a B.S. in Economics from the Wharton School of the University of Pennsylvania. Between his work at Apollo and his prior experience in investment banking, Mr. Nord has approximately 15 years of experience analyzing, financing and investing in public and private companies, which Quinpario believes makes him well-qualified to serve as a director of the combined company.

Executive Compensation

2016 Summary Compensation Table

        The following table sets forth information regarding the compensation awarded to, earned by, or paid to certain of Novitex's executive officers during the fiscal year ended December 31, 2016. As an emerging growth company, Novitex has opted to comply with the executive compensation disclosure rules applicable to "smaller reporting companies" as such term is defined in the rules promulgated under the Securities Act, which require compensation disclosure for its principal executive officer and its two other most highly compensated executive officers. Throughout this proxy statement, these three officers are referred to as Novitex's "named executive officers."

        The following table summarizes the total compensation for the named executive officers of Novitex Holdings, Inc., each of whom is identified in the following table, for services rendered during the fiscal year ended December 31, 2016.

Name and principal position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Giovanni Visentin; Chief Executive Officer and Executive Chairman	2016	800,000	1,000,001	140,500	19,042	1,959,543
Joseph Trost; Chief Operating Officer	2016	300,000	400,001	56,200	20,122	776,323
Irina Novoselsky; President	2016	300,000	300,001	42,150	34,232	676,383

(1)
On July 15, 2016, retention bonuses of $1,000,001, $400,001 and $300,001 were paid to Mr. Visentin, Mr. Trost and Ms. Novoselsky, respectively.

(2)
On April 1, 2016, 50,000, 20,000 and 15,000 new tranche E profits units of Novitex Parent were granted to Mr. Visentin, Mr. Trost and Ms. Novoselsky, respectively. The amounts in this column represent the aggregate grant date fair value of the new tranche E profits units issued to the named executive officers in accordance with FASB ASC Topic 718.

(3)
In 2016, Novitex paid $12,500 in financial counseling services and $1,242 in life insurance premiums for Mr. Visentin. In 2016, Novitex paid $12,500 in financial counseling services and $2,322 in life insurance premiums for Mr. Trost. In 2016, the Company paid $12,500 in financial counseling services, $432 in life insurance premiums and $16,000 in dues for membership in the Young Presidents' Organization for Ms. Novoselsky. In addition, on August 19, 2016, Novitex Enterprise Solutions, Inc. made a matching contribution of $5,300 to each of Mr. Visentin, Mr. Trost and Ms. Novoselsky's 401(k) account with respect to fiscal year 2015. Matching contributions under the 401(k) Plan for 2016 have not yet been made; however, matching contributions equal to 25% of the applicable executive's eligible deferrals have been accrued.

Employment Agreements

        In connection with the commencement of their employment, Novitex Acquisition, LLC, an indirect wholly-owned subsidiary of Novitex Holdings, Inc., entered into an employment agreement with each of Mr. Visentin, Mr. Trost and Ms. Novoselsky, as described below.

        Giovanni Visentin.    Novitex Acquisition, LLC entered into an employment agreement with Giovanni Visentin, effective October 11, 2013 and amended February 2, 2015, pursuant to which Mr. Visentin serves as the Chief Executive Officer and Executive Chairman. The initial term of the agreement will expire on December 31, 2018 and may be extended by mutual agreement of the parties at least ninety (90) days prior to the end of the initial term. Mr. Visentin's annual base salary is $800,000. He is eligible to receive an annual bonus with a target award equal to 125% of his annual base salary contingent upon the achievement of performance goals approved by the board of directors.

        Joseph Trost.    Novitex Acquisition, LLC entered into an employment agreement with Joseph Trost, effective October 15, 2013 and amended February 2, 2015, pursuant to which Mr. Trost serves as the Chief Operating Officer. The initial term of the agreement will expire on December 31, 2018 and may be extended by mutual agreement of the parties at least ninety (90) days prior to the end of the initial term. Mr. Trost's annual base salary is $300,000. He is eligible to receive an annual bonus with a target award equal to 125% of his annual base salary contingent upon the achievement of performance goals approved by the board of directors.

        Irina Novoselsky.    Novitex Acquisition, LLC entered into an employment agreement with Irina Novoselsky, effective October 17, 2013 and amended November 30, 2015, pursuant to which Ms. Novoselsky serves as the President. The initial term of the agreement will expire on December 31, 2018 and may be extended by mutual agreement of the parties at least ninety (90) days prior to the end of the initial term. Ms. Novoselsky's annual base salary is $300,000. She is eligible to receive an annual bonus with a target award equal to 100% of her annual base salary contingent upon the achievement of performance goals approved by the board of directors.

Retention Agreements

        Novitex Enterprise Solutions, Inc., an indirect wholly-owned subsidiary of Novitex Holdings, Inc., entered into a retention agreement with each of Mr. Visentin, Mr. Trost and Ms. Novoselsky. Pursuant to the applicable retention agreement, each of Mr. Visentin, Mr. Trost and Ms. Novoselsky was entitled to receive a retention bonus of $1,000,001, $400,001 and $300,001, respectively, which was to be paid no later than September 30, 2016, subject to the executive's continued service through March 31, 2017. Should the executive voluntarily resign prior to March 31, 2017 or be terminated for "Cause" such executive must repay the net amount of the bonus within thirty (30) days after the last day of employment; provided, that, no such repayment is required if the executive's employment is terminated due to death or disability, by the executive for "Good Reason" or for any reason following a "Change of Control."

Propriety Interest Protection Agreements

        Novitex Acquisition, LLC has entered into a propriety interest protection agreement with each of Mr. Visentin, Mr. Trost and Ms. Novoselsky. Pursuant to the applicable proprietary interest protection agreement, each of Mr. Visentin, Mr. Trost and Ms. Novoselsky is subject to an inventions assignment covenant during employment and a perpetual duty of confidentiality and non-disparagement. In addition, each such executive is subject to non-competition and non-solicitation restrictions which apply during the executive's employment and for 12 months (18 months in the case of Mr. Visentin) following termination of employment.

Profits Unit Award Agreements and Distribution Bonus Agreements

        Novitex Parent has entered into profits unit award agreements with each of Mr. Visentin, Mr. Trost and Ms. Novoselsky. Each such award is intended to constitute "Profits Interests" within the meaning of Revenue Procedure 93-27, 1993-2 C.B. 343 in Novitex Parent In general, the profits units are subject to certain vesting and forfeiture restrictions as set forth in the applicable award agreement and restrictions on transfer and repurchase provisions set forth in the Third Amended and Restated Limited Partnership Agreement of Novitex Parent.

        2013 Profits Unit Award Agreements.    Pursuant to a profits unit award agreement, dated October 11, 2013 and amended April 1, 2016, an aggregate of 333,334 profits units were granted to Mr. Visentin, including 100,000 tranche A profits units, 100,000 tranche B profits units, 66,667 tranche C profits units and 66,667 tranche D profits units. Pursuant to a profits unit award agreement, dated October 15, 2013 and amended April 1, 2016, an aggregate of 125,000 profits units were granted to Mr. Trost, including 37,500 tranche A profits units, 37,500 tranche B profits units, 25,000 tranche C profits units and 25,000 tranche D profits units. Pursuant to a profits unit award agreement, dated October 17, 2013 and amended April 1, 2016, an aggregate of 83,334 profits units were granted to Ms. Novoselsky, including 25,000 tranche A profits units, 25,000 tranche B profits units, 16,667 tranche C profits units and 16,667 tranche D profits units.

        The profits units awarded in October 2013 vest as follows: (i) twenty percent (20%) of the tranche A profits units will vest on each of the first five anniversaries of October 1, 2013 and (ii) twenty percent (20%) of each of the tranche B, tranche C and tranche D profits units (the "performance units") vest ratably over a five-year period on the attainment of certain EBITDA targets, in each case, subject to the executive's continued employment on the vesting dates. If the EBITDA in a given calendar year does not equal or exceed the EBITDA target for a given tranche of performance units in the given calendar year, but the EBITDA in the subsequent calendar year equals or exceeds such EBITDA target, then the performance units which did not vest in the given calendar year will become vested as of the end of subsequent calendar year, subject to the executive's continued employment through the end of such subsequent calendar year. If the EBITDA in the given calendar year equals or exceeds the EBITDA target for a given tranche of performance units in the subsequent calendar year, then the subsequent year's EBITDA target for such tranche will be deemed to have been achieved and the units will be vested as of the end of the calendar year, subject to the executive's continued employment through the end of such calendar year.

        Pursuant the Third Amended and Restated Limited Partnership Agreement of Novitex Parent, such profits units are generally subject to repurchase in the event that an executive's employment terminates. The repurchase price is generally equal to fair market value unless such termination is for "Cause" or without "Good Reason" prior to the fifth anniversary of the grant date in which case the repurchase price will generally be equal to zero.

        2015 and 2016 Profits Unit Award Agreements.    Pursuant to profits unit award agreements, dated March 2, 2015 and amended April 1, 2016, 125,000, 50,000 and 45,000 new tranche E profits units were awarded Mr. Visentin, Mr. Trost and Ms. Novoselsky, respectively. Pursuant to profits units award agreements, dated April 1, 2016, 50,000, 20,000 and 15,000 new tranche E profits units were awarded Mr. Visentin, Mr. Trost and Ms. Novoselsky, respectively. All such new tranche E profits units are fully vested.

        In the event that an executive's employment is terminated for "Cause" or he or she resigns without "Good Reason" prior to February 1, 2018, Novitex Parent shall have the right to repurchase for no consideration the new tranche E profits units granted to the executive. Upon the executive's termination of employment for any other reason, Novitex Parent shall have the right to repurchase the new tranche E profits units at the fair market value of a corresponding number of profits units granted by Novitex Parent prior to February 11, 2015 (the "original profits units"). In addition, if the executive's employment is terminated prior to the earlier of (i) February 1, 2018, (ii) an Exit Event and (iii) the liquidation of Novitex Parent in accordance with the Third Amended and Restated Limited Partnership Agreement of Novitex Parent, the executive shall repay Novitex Parent an amount equal to any distribution the executive received with respect to such units, unless such termination is due to the executive's death or disability, is other than for "Cause" or due to "Good Reason."

Distribution Bonus Agreements

        In connection with the new tranche E profits units grants in 2015 and 2016, Novitex Enterprise Solutions, Inc. entered into certain distribution bonus agreements with each of Mr. Visentin, Mr. Trost and Ms. Novoselsky, which would provide for certain cash bonus payments in connection with certain distributions in respect of such profits units. However, no such bonus payments will become due and payable, including in connection with the Business Combination.

Treatment of Profits Unit Awards and Distribution Bonus Agreements in connection with the Business Combination

        Upon completion of the Business Combination, all of the profits units in Novitex Parent will become fully vested and subsequently terminated by Novitex Parent and holders of such profits units in Novitex Parent will receive cash or shares of Quinpario Common Stock with a value equal to the value of the profits units in Novitex Parent determined after giving effect to the Business Combination, in accordance with the provisions of the Third Amended and Restated Limited Partnership Agreement of Novitex Parent. Additionally, after giving effect to the Business Combination, the distribution bonus agreements will be terminated and be of no further force or effect.

Outstanding Equity Awards at 2016 Fiscal Year-End

        The following table sets forth the outstanding equity awards for each of the named executive officers of Novitex Holdings, Inc. as of December 31, 2016.

Named Executive Officer	Number of shares or units of stock that have not vested (#)(1)	Market value of shares or units of stock that have not vested ($)(2)
Giovanni Visentin	206,668	—
Joseph Trost	77,500	—
Irina Novoselsky	51,668	—

(1)
Represents the number of unvested profits units held by each of the named executive officers as of December 31, 2016, which vest as described herein.

(2)
Represents the market value of the profits units granted to each of the named executive officers. These awards are intended to qualify as "Profits Interests" under Revenue Procedure 93-27. The value of the profits units is based on future events and distributions, which cannot be determined as of this time.

Pension Benefits and Nonqualified Deferred Compensation

        Novitex Holdings, Inc. does not provide defined benefit pension benefits or non-qualified deferred compensation. The named executive officers are eligible to participate in the Novitex Enterprise Solutions Retirement Savings Plan, which is a defined contribution 401(k) profit sharing plan.

Potential Payments upon Termination and a Change in Control

        Employment Agreements.    Pursuant to their applicable employment agreement, in the event that Mr. Visentin, Mr. Trost or Ms. Novoselsky's employment is terminated without "Cause" or he or she resigns for "Good Reason," contingent on his or her execution of a separation agreement and general release of claims, he or she will receive: (i) a lump sum severance payment equal to one (1) (one and one-half (1.5) for Mr. Visentin) times the sum of (x) his or her annual base salary and (y) his or her target bonus amount, (ii) the pro-rata portion of his or her bonus for the fiscal year in which his or her employment terminates, based on actual results, and, for Mr. Visentin only, (iii) payment of his COBRA premiums for eighteen (18) months following the date of his termination of employment.

        2013 Profits Unit Award Agreements.    Pursuant to their applicable 2013 profits unit agreement, in general, upon a termination of employment, any unvested profits units held by an executive will be forfeited. In the event of a termination other than for "Cause" following the end of a calendar year and prior to the completion of the audited financial statements with respect to such calendar year, the unvested performance units for the prior calendar year, the current calendar year and the subsequent calendar year will remain outstanding until the completion of such audited financial statements and vest, if at all, based on the achievement of the EBITDA targets. In the event of a termination other than for "Cause" prior to the end of the calendar year, then (1) twenty percent (20%) of the tranche A profits units will vest on a pro rata basis and (2) a pro rata portion of the unvested performance units will vest based on the number of performance units equal to the total number of performance units which would have been eligible for vesting if such termination had not occurred, (i) will remain outstanding until the completion of the audited financial statements for the current calendar year and (ii) with respect to a given tranche for the prior calendar year, the current calendar year or any subsequent calendar year will become vested performance units if and to the extent that the EBITDA for the twelve-month period completed as of the end of the last calendar quarter immediately preceding the date of such termination equals or exceeds the EBITDA target for such tranche for the prior calendar year, the current calendar year or the subsequent calendar year.

        If an "Exit Event" occurs during a calendar year, then (i) all unvested tranche A profits units will become vested and (ii) unvested performance units will become vested (with respect to a given tranche for the prior calendar year, current calendar year or the subsequent calendar year) if and to the extent that the EBITDA for the twelve-month period completed as of the end of the last calendar quarter immediately preceding the Exit Event equals or exceeds the EBITDA target for such tranche in the prior calendar year, the current calendar year or subsequent calendar year; provided, that the executive's employment is not terminated within forty-five (45) days prior to the consummation of such Exit Event. Any performance units that do not vest in connection with an Exit Event shall immediately be forfeited.

        For purposes of the above, "Cause" means the executive's (i) commission of, conviction for, plea of guilty or nolo contendere to a felony or a crime involving moral turpitude, (ii) engaging in conduct that constitutes fraud, gross negligence or willful misconduct that results or would reasonably be expected to result in material harm to Novitex Acquisition, LLC or its business or reputation, or (iii) breach of any material terms of his or her employment, including his or her employment agreement, the proprietary interest protection agreement or the Third Amended and Restated Agreement of Limited Partnership of Novitex Parent, which results or would reasonably be expected to result in material harm to Novitex Acquisition, LLC or its business or reputation. The executive's employment shall not be terminated for "Cause" within the meaning of clause (iii) above unless the executive has been given written notice by Novitex Acquisition, LLC stating the basis for such termination and the executive is given a reasonable opportunity but in no event less than thirty (30) days to cure, to the extent curable, the neglect or conduct that is the basis of any such claim.

        For purposes of the above, "Good Reason" means the executive's voluntary resignation after any of the following actions taken by Novitex Acquisition, LLC without the executive's written consent: (i) any material failure of Novitex Acquisition, LLC to fulfill its obligations under the executive's employment agreement, (ii) a material and adverse change to, or a material reduction of, executive's duties and responsibilities to, and for Mr. Visentin, title with, Novitex Acquisition, LLC (iii) a reduction in executive's then current annual base salary (not including any diminution related to a broader compensation reduction that is not limited to the executive specifically (and for Mr. Trost and Ms. Novoselsky, that applies to Mr. Visentin) and that is not more than 10% in the aggregate, which shall be subject to Mr. Visentin's consent); provided, that any such event shall not constitute Good Reason unless and until the executive shall have provided Novitex Acquisition, LLC with written notice thereof no later than thirty (30) days following the executive's knowledge of the initial occurrence of such event and Novitex Acquisition, LLC shall have failed to fully remedy such event within thirty (30) days of receipt of such notice.

Director Compensation

        For 2016, the non-employee members of the board of directors of Novitex Holdings, Inc. received compensation in the forms of annual and meeting fees. The material terms of the non-employee directors' compensation arrangements are described below.

Name(1)	Fees earned or paid in cash ($)(2)	Total ($)
Nathaniel Lipman	64,000	64,000
Rubin McDougal	68,000	68,000
Christopher Edson	—	—
Matthew Nord	—	—

(1)
Messrs. Edson and Nord are employed by Apollo Global Management, LLC and do not receive any compensation solely for their services on the board of directors of Novitex Holdings, Inc.

(2)
Represents annual fees equal to $55,000 paid to each of Messrs. Lipman and McDougal, respectively, for their service on the board of directors of Novitex Holdings, Inc. and the audit committee and meeting fees equal to $9,000 and $13,000 paid to Messrs. Lipman and McDougal, respectively, in 2016.

Director Fees

        Each of Messrs. Lipman and McDougal is entitled to the following fees for services as a director: (i) an annual fee of $50,000, payable in equal quarterly installments, (ii) $2,000 for each regular or special board or committee meeting attended in person and (iii) $1,000 for each regular or special board or committee meeting attended by teleconference.

        In addition, as members of the audit committee of the board of directors of Novitex Holdings, Inc., each of Messrs. Lipman and McDougal is entitled to an annual fee of $5,000, payable in equal quarterly installments.

Profits Unit Award Agreements

        Novitex Parent entered into profits unit award agreements with each of Messrs. Lipman and McDougal on October 15, 2013 and October 11, 2013, respectively. Pursuant to the profits unit award agreements, 15,000 tranche A profits units was awarded to each of Messrs. Lipman and McDougal. Each such award vested in equal installments over a three-year period from the date of grant and is currently fully vested.

NOVITEX MANAGEMENT'S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

        You should read the following discussion and analysis together with "Selected Historical Financial Information of Novitex" and Novitex's financial statements and the related notes included elsewhere in this proxy statement. Among other things, those historical financial statements include more detailed information regarding the basis of presentation for the financial data than included in the following discussion. This discussion contains forward-looking statements about Novitex's business, operations and industry that involve risks and uncertainties, such as statements regarding Novitex's plans, objectives, expectations and intentions. Novitex's future results and financial condition may differ materially from those currently anticipated by Novitex as a result of the factors described in the sections entitled "Risk Factors" and "Cautionary Note Regarding Forward-Looking Statements."

Introduction

        The following Management's Discussion and Analysis ("MD&A") is intended to facilitate an understanding of the consolidated financial results of Novitex Holdings, Inc. and its consolidated subsidiaries as of December 31, 2016, and 2015 and for the years ended December 31, 2016, 2015 and 2014.

        This MD&A is provided as a supplement to, and should be read in conjunction with, the Company's annual audited consolidated financial statements as of December 31, 2016 and 2015 and for the years ended December 31, 2016, 2015 and 2014. The following discussion and analysis of Novitex's financial condition and results of operations may contain forward-looking statements about our business, operations and industry that involve risks and uncertainties, such as statements regarding our plans, objectives, expectations and intentions. Novitex's future results and financial condition may differ materially from such statements.

        The MD&A is organized as follows:

  •
  Overview.  This section provides a general description of Novitex's business, as well as recent developments that Novitex believes are important in understanding its results of operations and financial condition and in anticipating future trends.

  •
  Results of operations.  This section provides an analysis of Novitex's results of operations for the years ended December 31, 2016 to 2015 and December 31, 2015 to 2014. This analysis is presented on a consolidated basis.

  •
  Financial condition, liquidity and capital resources.  This section provides an analysis of Novitex's cash flows for the years ended December 31, 2016, 2015 and 2014, and Novitex's financial condition as of December 31, 2016, as well as a discussion of its liquidity and capital resources.

  •
  Critical accounting policies.  This section discusses certain significant accounting policies considered to be important to Novitex's financial condition and results of operations and which require significant judgment and estimates on the part of management in their application. In addition, all of Novitex's significant accounting policies, including our critical accounting policies, are summarized in Note 2 to Novitex's audited consolidated financial statements included elsewhere in this proxy statement.

Overview

Description of the Business

        With revenues of $543 million, Novitex is a leading provider of document management and digital business process services. Novitex provides customers a suite of Document Logistics and Digital Services offerings that support the IDLC ("Integrated Document Lifecycle") within the document outsourcing space. These offerings are aimed at creating customized integrated solutions to meet customer specific needs and requirements. Solutions may be supported by shared resources and workflows that significantly improve efficiency, reduce costs and facilitate regulatory compliance and they may be provided on client premises or on Novitex's premises or a combination of both.

        Novitex benefits from a highly diversified client base, including highly regulated client industries, such as banking, property and casualty insurance, healthcare, government, legal, technology, consumer, manufacturing, energy and universities. No client exceeded 10% of revenues in the years ended 2016, 2015 and 2014.

        For the periods ending on or prior to December 31, 2016, Novitex organized its business into one business segment, Document Outsourcing Services, which offers Novitex's clients an integrated suite of Document Outsourcing Services organized across two categories:

  •
  Digital Services:  These offerings include customer communications management, outbound document processing, production business recovery services, BPA and MPS.

  •
  Document Logistics:  These offerings include mail services, reprographics, hospitality services and delivery logistics.

        Digital Service engagements tend to require integration of Novitex's systems with client technology infrastructure, which Novitex believes encourages customer retention and loyalty.

Business History

        In October 2013, funds affiliated with Apollo Global Management, LLC acquired Novitex's predecessor, Pitney Bowes Management Services, Inc. and its wholly owned subsidiaries and certain affiliates and divisions (collectively "PBMS") from Pitney Bowes, Inc. (the "2013 Acquisition"). Originally started as an internal division to support mail services in 1986, PBMS was incorporated as a separate corporate entity in 1989. Over time, PBMS made several tactical acquisitions to expand its Document Logistics beyond solely mail services.

        Prior to the 2013 Acquisition, PBMS primarily supported staffing-based document management offerings, such as mail services, reprographics and hospitality services as well as certain business process automation services. PBMS was organized around geographic regions selling single point offerings without defined responsibility for individual client total results.

        Following the 2013 Acquisition, PBMS was rebranded as Novitex and expanded its Digital Services offerings to position itself as one of the few non-original equipment manufacturers in the document outsourcing industry, providing an end-to-end, integrated solution.

        Through its integrated suite of Digital Service and Document Logistics offerings which Novitex refers to as the Integrated Document Life Cycle™ ("IDLC"), Novitex connects its clients' inbound and outbound communications in both physical and digital forms. Before the introduction of the IDLC, multiple stakeholders within client businesses would outsource fragmented pieces of the document lifecycle to separate vendors. With the IDLC, these multiple stakeholders can outsource their document processing needs to a single-provider, creating a more efficient model for document processing services.

        By integrating the full range of document processing services within the IDLC, Novitex helps minimize operational silos within its clients' businesses, creating more efficient, cost-effective workflows, which facilitates improved client productivity, helps clients mitigate risk and may help support compliance. Multiple service offerings can be bundled into single client contracts with shared supporting personnel, equipment, technology and workflows.

        During 2014, 2015 and 2016 Novitex underwent a major transformation to effect this strategic marketplace repositioning including:

  •
  standing the former division up as an independent company;

  •
  reorganizing the business around industry verticals rather than geographic regions;

  •
  refocusing its business development efforts to offer clients comprehensive integrated solutions using the IDLC rather than single point service offerings;

  •
  investing in new cloud based technology capabilities, industry specific subject matter expertise, regulatory certifications and two MegaCenters;

  •
  optimizing its workforce and benefit plans to serve clients more efficiently and cost effectively;

  •
  consolidating regional print centers into the new MegaCenters;

  •
  renegotiating supplier contracts and consolidating vendors; and

  •
  aligning and incentivizing industry business development and service delivery leaders to jointly expand individual client revenues and margin contributions.

        This multi-faceted transformation program was substantially completed by the end of 2016. A large portion of these costs were incremental in nature and were included in Cost of Revenues and Selling, General and Administrative costs and capital expenditures.

Results of Operations

Supplemental Data

        The following table illustrates Novitex's progress in transitioning its revenue base to a higher mix of digital service revenues (in thousands):

	Year ended December 31,
	2016	% of total	2015	% of total	2014	% of total
Document logistics	$418,846	77.1%	$454,691	79.0%	$515,067	83.2%
Digital services	124,317	22.9%	121,053	21.0%	103,830	16.8%

Total ongoing revenue	543,163	100.0%	575,744	100.0%	618,897	100.0%
MSS revenue(1)	—		—		5,963
Total operating revenues, net	$543,163		$575,744		$624,860

Digital services growth over 2014	$20,487	19.7%

(1)
On August 28, 2014, Novitex completed the sale of its membership interests in Novitex Marketing Services Solutions LLC ("MSS").

Year Ended December 31, 2016 Compared to Year Ended December 31, 2015

        The following table summarizes Novitex's consolidated results of operations for the years ended December 31, 2016 and 2015:

(in thousands)	Year Ended December 31, 2016	Year Ended December 31, 2015	Increase (Decrease)	% Change
NET OPERATING REVENUES	$543,163	$575,744	$(32,581)	(5.7)%

Operating expenses:
Cost of revenues, exclusive of depreciation and amortization shown below	437,977	468,811	(30,834)	(6.6)%
Selling, general and administrative, exclusive of depreciation and amortization shown below	49,771	56,638	(6,867)	(12.1)%
Depreciation and amortization	40,588	39,505	1,083	2.7%
Restructuring	141	666	(525)	(78.8)%

Total operating expenses	$528,477	$565,620	$(37,143)	(6.6)%

OPERATING INCOME	14,686	10,124	4,562	45.1%
Interest expense, net	47,928	46,482	1,446	3.1%
Gain on early extinguishment of debt	(2,307)	(2,636)	329	(12.5)%

Loss before income taxes	(30,935)	(33,722)	2,787	(8.3)%
Benefit from income taxes	(11,805)	(12,321)	516	(4.2)%

CONSOLIDATED NET LOSS	(19,130)	(21,401)	2,271	(10.6)%
Other comprehensive income (loss):
Foreign currency translation gain (loss)	1,125	(2,960)	4,085	(138.0)%

CONSOLIDATED COMPREHENSIVE LOSS	$(18,005)	$(24,361)	$6,356	(26)%

Operations

        Net Operating Revenues:    For the year ended December 31, 2016, revenues were $543.2 million, a decrease of $32.6 million, or 5.7%, as compared to $575.7 million for the year ended December 31, 2015. The decline is primarily attributed to client attrition, of which $20.5 million related to the federal government sector revenues, reduction in services, fees and/or transaction volumes for existing clients, and a $1.0 million unfavorable revenue impact from a weaker Canadian currency, partially offset by new client signings and additional services provided to existing clients.

        Cost of Revenues, Exclusive of Depreciation and Amortization:    For the year ended December 31, 2016, Cost of revenues, exclusive of depreciation and amortization, was $438.0 million, a decrease of $30.8 million, or 6.6%, as compared to $468.8 million for the year ended December 31, 2015. The decline is primarily attributed to lower revenues, of which $17.9 million related to declines in federal government sector costs, lower personnel related costs of $17.5 million, primarily as a result of lower headcount, and a $0.8 million favorable cost of revenues impact from a weaker Canadian currency, partially offset by increased costs incurred related to Novitex's ongoing business transformation initiatives of $2.1 million, and set-up costs to service new clients and additional services provided to existing clients of $4.7 million.

        Selling, General and Administrative, Exclusive of Depreciation and Amortization:    For the year ended December 31, 2016, Selling, general and administrative, exclusive of depreciation and amortization, was $49.8 million, a decrease of $6.9 million, or 12.1%, as compared to $56.6 million for the year ended December 31, 2015. The decrease is primarily attributable to lower personnel-related costs of

$2.0 million, primarily due to reduced headcount, professional fees of $2.0 million and technology-related expenditures of $1.3 million.

        Depreciation and Amortization:    For the year ended December 31, 2016, Depreciation and amortization, was $40.6 million, an increase of $1.1 million, or 2.7%, as compared to $39.5 million, for the year ended December 31, 2015. The increase is primarily attributed to depreciation on machinery and equipment placed in service at Novitex's MegaCenter in Austin, TX.

        Interest expense, net:    For the year ended December 31, 2016, Interest expense, net was $47.9 million, an increase of $1.4 million, or 3.1%, as compared to $46.5 million, for the year ended December 31, 2015. The increase is primarily attributable to the incurrence of debt financing for capital assets put into service at Novitex's MegaCenters, offset by declines in the principal balance of Novitex's First Lien Debt.

        Benefit from Income Taxes:    For the year ended December 31, 2016, Benefit from income taxes was $11.8 million, a decrease of $0.5 million, or 4.2%, as compared to $12.3 million for the year ended December 31, 2015. For the year ended December 31, 2016, the effective rate on Novitex's loss before income taxes was 38.2% as compared to an effective rate of 36.5% on Novitex's loss before income taxes for the year ended December 31, 2015.

Year Ended December 31, 2015 Compared to Year Ended December 31, 2014

        The following table summarizes Novitex's consolidated results of operations for the years ended December 31, 2015 and 2014:

(in thousands)	Year Ended December 31, 2015	Year Ended December 31, 2014	Increase (Decrease)	% Change
NET OPERATING REVENUES	$575,744	$624,860	$(49,116)	(7.9)%

Operating expenses:
Cost of revenues, exclusive of depreciation and amortization shown below	468,811	503,313	(34,502)	(6.9)%
Selling, general and administrative, exclusive of depreciation and amortization shown below	56,638	62,508	(5,870)	(9.4)%
Depreciation and amortization	39,505	32,427	7,078	21.8%
Restructuring	666	(948)	1,614	(170.3)%

Total operating expenses	$565,620	$597,300	$(31,680)	(5.3)%

OPERATING INCOME	10,124	27,560	(17,436)	(63.3)%
Interest expense, net	46,482	38,270	8,212	21.5%
Loss (Gain) on early extinguishment of debt	(2,636)	5,962	(8,598)	(144.2)%

Loss before income taxes	(33,722)	(16,672)	(17,050)	102.3%
Benefit from income taxes	(12,321)	(2,306)	(10,015)	434.3%

CONSOLIDATED NET LOSS	(21,401)	(14,366)	(7,035)	49.0%
Other comprehensive loss:
Foreign currency translation loss	(2,960)	(1,539)	(1,421)	92.3%

CONSOLIDATED COMPREHENSIVE LOSS	$(24,361)	$(15,905)	$(8,456)	53.2%

Operations

        Net Operating Revenues:    For the year ended December 31, 2015, revenues were $575.7 million, a decrease of $49.1 million, or 7.9%, as compared to $624.9 million for the year ended December 31,

2014. The absence of $5.9 million in revenues earned by an operating entity that was divested in the third quarter of 2014, and a $4.4 million unfavorable revenue impact from a weaker Canadian currency represented $10.3 million of the total decline. The remaining $38.9 million of the decline is primarily attributed to client attrition, of which $27.4 million related to declines in federal government sector revenues, reduction in services, fees and/or transaction volumes for existing clients, partially offset by new client signings and additional services provided to existing clients.

        Cost of Revenues, Exclusive of Depreciation and Amortization:    For the year ended December 31, 2015, Cost of revenues, exclusive of depreciation and amortization, was $468.8 million, a decrease of $34.5 million, or 6.9%, as compared to $503.3 million for the year ended December 31, 2014. The absence of $4.6 million in expenses incurred by an operating entity that was divested in the third quarter of 2014, and $3.5 million of foreign currency benefits from a weaker Canadian currency represented $8.1 million of the total decline. The remaining decline of $26.4 million is primarily attributed to lower revenues, of which $24.0 million related to the declines in federal government sector costs, lower personnel related costs of $11.6 million, primarily the result of lower headcount, and $8.8 million of amended equipment leases accounted for as capital that had previously been accounted for as operating leases within Cost of revenues, exclusive of depreciation and amortization in 2014, offset by increased costs incurred related to Novitex's ongoing business transformation initiatives of $6.1 million and increases in third-party direct costs of $11.4 million as a result of increased materials and supplies procured on behalf of customers.

        Selling, General and Administrative, Exclusive of Depreciation and Amortization:    For the year ended December 31, 2015, Selling, general and administrative, exclusive of depreciation and amortization, was $56.6 million, a decrease of $5.9 million, or 9.4%, as compared $62.5 million for the year ended December 31, 2014. The loss on sale of a business of $1.6 million, and the absence of the expenses incurred by this divested subsidiary of $1.3 million represented $2.9 million of the total decline. The remaining decline of $3.0 million is primarily attributed to lower personnel costs, the result of lower headcount.

        Depreciation and Amortization:    For the year ended December 31, 2015, Depreciation and amortization, was $39.5 million, an increase of $7.1 million, or 21.8%, as compared to $32.4 million, for the year ended December 31, 2014. The increase is primarily attributed to the depreciation on equipment classified as capital leases, depreciation of leasehold improvements at Novitex's print production facility in Windsor, CT, and higher amortization of intangibles in 2015 as a result of the assessment and reduction in the useful life of an intangible asset, effective October 1, 2014.

        Interest expense, net:    For the year ended December 31, 2015, Interest expense, net was $46.5 million, an increase of $8.2 million, or 21.4%, as compared to $38.3 million, for the year ended December 31, 2014. The increase in interest expense, net is primarily attributed to refinancing of Novitex's 2013 Credit Agreement in July 2014, interest on capital lease obligations that did not exist during the year ended December 31, 2014, and interest incurred for a loan with the State of Connecticut, partially offset by lower interest as a result of the repurchase of $7.0 million of Amended Second Lien Credit Agreement debt in May 2015.

        Benefit from Income Taxes:    For the year ended December 31, 2015, Benefit from income taxes was $12.3 million, an increase of $10.0 million, as compared to $2.3 million for the year ended December 31, 2014. For the year ended December 31, 2015, the effective rate on Novitex's loss before income taxes was 36.5% as compared to an effective rate of 13.8% on Novitex's loss before income taxes for the year ended December 31, 2014. The increase in the effective rate is primarily attributable to a change in the level and mix of earnings in Novitex's taxable jurisdictions, and an unfavorable effective rate impact of an adjustment made to the tax basis of certain fixed assets for the year ended December 31, 2014.

Liquidity and Capital Resources

        Novitex believes its existing cash and cash equivalents, cash generated from operations and borrowing under its credit facilities will be sufficient to support its working capital needs, capital asset purchases, outstanding commitments and other liquidity requirements associated with its existing operations over the next 12 months.

        As of December 31, 2016, Novitex had total liquidity of $74.4 million, comprised of $37.2 million of cash and cash equivalents and $37.2 million available under its Revolving Credit Facility. As of December 31, 2016, Novitex maintained a $50.0 million revolving credit facility (including a sub-facility for letters of credit of up to $15.0 million), of which $12.8 million of letters of credit were outstanding, thereby reducing available capacity under the Revolving Credit Facility to $37.2 million.

        As of December 31, 2015, Novitex had total liquidity of $63.5 million, comprised of $28.1 million of cash and cash equivalents and $35.4 million available under its Revolving Credit Facility. As of December 31, 2015, Novitex maintained a $50.0 million revolving credit facility (including a sub-facility for letters of credit of up to $15.0 million), of which $14.6 million of letters of credit were outstanding, thereby reducing available capacity under the Revolving Credit Facility to $35.4 million.

Cash Flows

	Year Ended December 31,			Change
	2016	2015	2014	2016	2015
Net cash provided by operating activities	$39,654	$18,796	$7,292	$20,858	$11,504
Net cash used in investing activities	(14,709)	(18,802)	(7,933)	4,093	(10,869)
Net cash used in financing activities	(16,193)	(12,966)	(29,559)	(3,227)	16,593
Effect of exchange rate changes on cash and cash equivalents	359	(937)	(475)	1,296	(462)

Change in cash and cash equivalents	$9,111	$(13,909)	$(30,675)	$23,020	$16,766

Year Ended December 31, 2016 Compared to Year Ended December 31, 2015

        Net cash provided by operating activities:    For the year ended December 31, 2016, net cash provided by operating activities was $39.7 million as compared to net cash provided by operating activities of $18.8 million for the year ended December 31, 2015. The increase is primarily due to higher cash inflows from changes in operating assets and liabilities of $18.0 million, an increase in non-cash items of $0.6 million, and a decrease in the net loss of $2.3 million. The increase in cash inflows from changes in operating assets and liabilities is primarily due to the decrease in accounts receivable of $21.0 million as a result of improved customer collections, and an increase in advanced billings and customer deposits of $9.1 million during the period, offset by decreases in cash inflows resulting from changes in prepaid expenses and other of $7.3 million and in accounts payable and accrued liabilities of $4.1 million.

        Net cash used in investing activities:    For the year ended December 31, 2016, net cash used in investing activities was $14.7 million and related primarily to the construction of Novitex's MegaCenters in Windsor, CT and Austin, TX. For the year ended December 31, 2015, net cash used in investing activities was $18.8 million and related primarily to Novitex's construction of its MegaCenter in Windsor, CT.

        Net cash used in financing activities:    For the year ended December 31, 2016, net cash used in financing activities was $16.2 million, and related primarily to debt repayments and payments on capital lease obligations offset by proceeds from cash financing for certain capital assets acquired for Novitex's MegaCenters. For the year ended December 31, 2015, net cash used in financing activities was

$13.0 million, and related primarily to debt repayments and payments on capital lease obligations offset by proceeds from of a $5.0 million loan provided by the Department of Economic and Community Development in the State of Connecticut ("DECD").

Year Ended December 31, 2015 Compared to Year Ended December 31, 2014

        Net cash provided by operating activities:    For the year ended December 31, 2015, net cash provided by operating activities was $18.8 million as compared to $7.3 million for the year ended December 31, 2014. The increase is primarily due to higher cash inflows from changes in operating assets and liabilities of $26.9 million, offset by a decrease in non-cash items of $8.3 million and an increase in the net loss of $7.0 million. The increase in cash inflows from changes in operating assets and liabilities is primarily due to an increase in cash inflows from changes in accounts payable and accrued liabilities of $43.2 million and prepaid expenses and other current assets of $12.6 million, offset by a decrease in cash inflows resulting from changes in accounts receivable of $27.0 million.

        Net cash used in investing activities:    For the year ended December 31, 2015, net cash used in investing activities was $18.8 million and related primarily to Novitex's construction of MegaCenters in Windsor, CT and Austin, TX. For the year ended December 31, 2014, net cash used in investing activities was $7.9 million and related primarily to investments in Novitex's corporate headquarters.

        Net cash used in financing activities:    For the year ended December 31, 2015, net cash used in financing activities was $13.0 million, and related primarily to debt repayments and payments on capital lease obligations, offset by proceeds of a loan from the State of Connecticut. For the year ended December 31, 2014, net cash used in financing activities was $29.6 million, and related primarily to a refinancing of Novitex's 2013 Credit Agreements, and a return of capital and distribution in excess of capital to the owner during the third quarter of 2014.

Other Financial Information (Non-GAAP Financial Measures)

        EBITDA and Adjusted EBITDA, which are used by Novitex's management to measure performance and assess compliance with financial covenants under debt instruments, are not presented in accordance with GAAP. Novitex believes that EBITDA is useful to investors, as it is commonly used in the industry as a means of evaluating operating performance. Novitex does not intend for these non-GAAP financial measures to be a substitute for any GAAP financial information. Readers of this proxy statement should use these non-GAAP financial measures only in conjunction with the comparable GAAP financial measures. Since other companies may calculate EBITDA and Adjusted EBITDA differently than Novitex does, EBITDA and Adjusted EBITDA, as presented herein, may not be comparable to similarly titled measures reported by other companies.

        Management believes these non-GAAP financial measures:

  •
  assist investors in assessing Novitex's compliance with financial covenants under its debt instruments;

  •
  reflect Novitex's ongoing business in a manner that allows for meaningful period-to-period comparison and analysis of trends in its business, as they exclude income and expense that are not reflective of ongoing operating results;

  •
  provide useful information in understanding and evaluating Novitex's operating results and comparing financial results across periods; and

  •
  provide a normalized view of Novitex's operating performance by excluding items that are either noncash or infrequently occurring in nature.

        Adjusted EBITDA is one of the primary measures management uses for planning and budgeting processes and to assess compliance with financial covenants under debt instruments, and to monitor and evaluate financial and operating results. In addition, Adjusted EBITDA is a factor in evaluating management's performance when determining incentive compensation.

        The following table reconciles net loss to EBITDA and Adjusted EBITDA for the periods presented:

	Year ended December 31,
(in thousands)	2016	2015	2014
GAAP Net loss	$(19,130)	$(21,401)	$(14,366)
Interest expense, net	47,928	46,482	38,270
Depreciation and amortization	40,588	39,505	32,427
Benefit from income taxes	(11,805)	(12,321)	(2,306)

Reported EBITDA	$57,581	$52,265	$54,025

EBITDA Adjustments:
Gain (loss) on early extinguishment of debt(1)	(2,307)	(2,636)	5,962
Restructuring and cost reduction initiatives(2)	12,832	19,928	11,463
Non-cash stock compensation and management fees(3)	1,861	1,373	1,410
New contract setup(4)	5,289	2,582	2,690

	$75,256	$73,512	$75,550

(1)
During 2016 and 2015, Novitex recognized a gain on the forgiveness of its Connecticut State Assistance Loan. During 2014, Novitex recognized a loss on the early extinguishment of debt as a result of the refinancing of its credit agreement. See Note 9—Long-Term Debt in the Notes to the Novitex Consolidated Financial Statements.

(2)
Various costs incurred primarily for consolidation of nine regional document servicing centers into two MegaCenters, restructuring initiatives, and establishment of new technology platforms.

(3)
Represents stock-based compensation expense (see Note 11—Stock-Based Compensation Plans in the Notes to the Novitex Consolidated Financial Statements), management fees and board of directors fees associated with company oversight.

(4)
Costs incurred during new contract and customer onboarding such as direct payroll, customer incentives, equipment set-up and other operating expenses.

  The tax impact of the taxable adjustments for the year ended December 31, 2016 is $6.9 million and is based on the U.S. blended tax rate of 40.3%. The tax impact of the taxable adjustments for the year ended December 31, 2015 is $8.3 million and is based on the U.S. blended tax rate of 40.0%. The tax impact of the taxable adjustments for the year ended December 31, 2014 is $8.4 million and is based on the U.S. blended tax rate of 40.2%. See Note 9—Long-Term Debt in the Notes to the Novitex Consolidated Financial Statements regarding debt covenants and compliance.

Debt

        Novitex Acquisition, LLC ("Novitex Acquisition"), a subsidiary of Novitex, has a credit facility in the amount of $495.0 million that consists of (i) a $305.0 million Tranche A term loan facility with a final maturity of July 7, 2020, (ii) a $140.0 million Tranche B term loan facility with a final maturity of July 7, 2021 and (iii) a 50.0 million revolving line of credit facility (including a sub-facility for letters of credit up to 15.0 million maturing October 1, 2018.

        As of December 31, 2016, Novitex Acquisition has outstanding debt of $291.3 million and $133.0 million under Tranche A and Tranche B, respectively, with a weighted average interest rate of

9.57%. There were no amounts outstanding under the revolving line of credit facility as of December 31, 2016. The future minimum principal payments for Novitex Acquisition's term debt as December 31, 2016 are as follows (in thousands):

2017	$7,625
2018	7,625
2019	7,625
2020	268,400
2021	133,000

Total term debt	$424,275

Other Debt

        During 2016, Novitex entered into a $3.0 million equipment financing arrangement with a commercial lender for the acquisition of equipment acquired for use at its MegaCenters in Windsor, CT and Austin, TX. The note matures on February 12, 2021, bears interest at a rate of 5.24% per annum, and is payable in equal monthly installments. The financing arrangement is collateralized by a pledge of the equipment financed.

        During 2016, Novitex entered into a $5.8 million equipment financing arrangement with a commercial lender for the acquisition of equipment for use in its MegaCenters in Windsor, CT and Austin, TX. The note matures on March 11, 2021, bears interest at a rate of 5.22% per annum, and is payable in equal monthly installments, with a balloon payment due at maturity of $1.9 million. The financing arrangement is collateralized by a pledge of the equipment financed.

        During 2016, Novitex financed the acquisition of a commercial insurance policy through a $0.9 million note payable to a financial services company. The note matures July 1, 2017, bears interest at a rate of 3.74% per annum, and is payable in equal monthly installments.

        The future minimum principal payments for Novitex's other debt are as follows (in thousands):

Year ending December 31,
2017	$2,168
2018	1,383
2019	1,457
2020	1,535
2021	2,143

$8,686

Obligations under Capital Leases

        Novitex leases copiers, mailing equipment, duplicator and computer equipment in service at client sites under capital leases. As of December 31, 2016, future commitments for obligations under capital leases are as follows (in thousands):

2017	$9,848
2018	6,287
2019	3,216
2020	629
2021	172

Total minimum lease payments	20,152
Less: Amount representing interest	(2,354)

Present value of minimum lease payments	$17,798

        Further information regarding Novitex's debt issuances and obligations under capital leases can be found in the Notes to the Consolidated Financial Statements in Note 6.

Contractual Obligations

        The following table presents certain payments due by Novitex under contractual obligations with minimum firm commitments as of December 31, 2016, and excludes amounts already recorded in the Consolidated Balance Sheet, except for term debt and obligations under capital lease (in thousands):

	Payments Due in Less Than 1 Year	Payments Due in 1 - 3 Years	Payments Due in 3 - 5 Years	Payments Due in More Than 5 Years	Total
Long term debt	$9,793	$18,090	$405,078	$—	$432,961
Obligations under capital lease	9,848	9,503	801	—	20,152
Operating leases	12,631	14,717	9,241	7,051	43,640
Other purchase commitments	560	1,120	1,120	—	2,800

Total	$32,832	$43,430	$416,240	$7,051	$499,553

Operating Leases

        Novitex leases space for office and certain services locations, as well as office equipment under operating lease agreements. As of December 31, 2016, future minimum lease payments under non-cancelable operating leases were $43.6 million.

Off-Balance Sheet Arrangements

        Novitex has not entered into any transactions with unconsolidated entities whereby Novitex has financial guarantees, subordinated retained interests, derivative instruments or other contingent arrangements that expose it to material continuing risks, contingent liabilities, or any other obligations under a variable interest in an unconsolidated entity that provides it with financing, liquidity, market risk or credit risk support, or engages in leasing, hedging, or research and development services on its behalf.

Critical Accounting Policies and Estimates

        In preparing its Consolidated Financial Statements and accounting for the underlying transactions and balances, Novitex applies various accounting policies. Senior management has discussed the development and selection of the critical accounting policies, estimates and related disclosures included herein with the Audit Committee of the Board of Directors. Novitex considers the policies discussed below as critical to understanding its Consolidated Financial Statements, as their application places the most significant demands on management's judgment, since financial reporting results rely on estimates of the effects of matters that are inherently uncertain. Changes in assumptions and estimates are reflected in the period in which they occur. The impact of such changes could be material to Novitex's results of operations and financial condition in any quarterly or annual period.

        Specific risks associated with these critical accounting policies are discussed throughout the MD&A, where such policies affect Novitex's reported and expected financial results. For a detailed discussion of the application of these and other accounting policies, see Note 2—Summary of Significant Accounting Policies in the Notes to the Novitex Consolidated Financial Statements.

Revenue Recognition

        Application of the various accounting principles in generally accepted in the United States ("GAAP") related to the measurement and recognition of revenue requires Novitex to make judgments and estimates. Complex arrangements with nonstandard terms and conditions may require significant contract interpretation to determine the appropriate accounting.

        Novitex evaluates whether it is appropriate to record revenue on a gross basis when it is acting as a principal in the transaction or net of costs of revenues when Novitex is acting as an agent between a client and a vendor. Novitex considers a number of factors in determining whether it is acting as principal or agent, such as whether Novitex is the primary obligor to the client, has control over the pricing and maintains credit risk.

        Service arrangements are typically one to five year contracts that comprise monthly service fees that are recognized as earned. Service revenues that are billed in advance are deferred and recognized on a straight-line basis over the service period. Novitex recognizes variable rate revenues, including fees derived from the utilization of document management-related equipment and production of print services, when such services are rendered. Reimbursable expenses are recognized as earned when incurred. Sales commissions determined to be incremental direct costs incurred related to the successful acquisition of new client revenues are deferred and amortized over the length of the initial contract period. Customer incentive payments are deferred and recognized over the longer of the initial contract period or the period the customer is expected to benefit from payment of these up-front fees.

        Clients typically pay face value for postage purchased for use in Novitex's delivery of its services. Funds are either remitted to the United States Postal Service ("USPS") or pre-funded by Novitex and reimbursed by clients. Novitex does not recognize revenue for this postage, as it has concluded that it is acting as an agent on behalf of the USPS.

        Novitex performs mail management services on behalf of certain clients, where Novitex is the primary obligor and assumes the risk associated with the cost of postage. In such instances, Novitex recognizes the cost of postage reimbursed by clients as revenues.

Accounts Receivable, Allowances for Doubtful Accounts and Cash Discounts

        Accounts receivable risks are estimated and an allowance for doubtful accounts is established accordingly. The adequacy of the allowance is evaluated based on historical loss experience, aging of receivables, adverse situations that may affect a customer's ability to pay and prevailing economic conditions and adjustments are made to the allowance as necessary. This evaluation is inherently subjective and actual results may differ significantly from estimated reserves. Accounts deemed uncollectible are written off against the allowance after all collection efforts have been exhausted and management deems the account to be uncollectible. Management believes the accounts receivable credit risk is limited because of Novitex's large number of customers, customer geographic and industry diversification.

Goodwill

        Goodwill is reviewed for impairment annually, or when events arise that could indicate that an impairment exists. Novitex tests for goodwill impairment using a two-step process. The first step compares the fair value of the reporting unit with the unit's carrying amount, including goodwill. When the carrying amount of the reporting unit is greater than fair value, the unit's goodwill may be impaired, and the second step must be completed to measure the amount of the goodwill impairment charge, if any. In the second step, the implied fair value of the reporting unit's goodwill is compared with the carrying amount of the unit's goodwill. If the carrying amount is greater than the implied fair value, the carrying amount of the goodwill must be written down to its implied fair value.

Impairment of Long-lived Assets

        Long-lived assets, including identifiable intangible assets, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the lowest level asset grouping may not be fully recoverable. The estimated future undiscounted cash flows are compared to the carrying amount. If the sum of the expected cash flows is less than the carrying amount, an impairment charge will be recorded for the amount by which the carrying amount exceeds the fair value of the asset. The fair value of the asset will be determined using probability weighted expected cash flow estimates, quoted market prices, when available, and appraisals, as appropriate. Cash flow estimates are derived from its short-term and long-term business plans and historical experience.

Income Taxes

        In preparing its consolidated financial statements, Novitex is required to estimate its income taxes in each of the jurisdictions in which Novitex operates. This process involves management estimation of its actual current tax exposure and assessment of temporary differences resulting from differing treatment of items for tax and accounting purposes. These differences result in deferred tax assets and liabilities. Novitex must then assess the likelihood that its deferred tax assets will be recovered from future taxable income and, to the extent it believes that recovery is not likely, it must establish a valuation allowance. To the extent Novitex establishes a valuation allowance or increase this allowance in a period, it must include an expense within the tax provision in the consolidated statement of operations. Significant management judgment is required in determining its provision for income taxes, its deferred tax assets and liabilities and any valuation allowance recorded against its net deferred tax assets.

Stock-Based Compensation

        Profit interest units ("PIUs") of Novitex Parent, the parent company of Novitex, have been awarded to employees and directors. Novitex is required to estimate the expected forfeiture rate and only recognize expense for those equity awards that are expected to vest. Forfeitures are estimated based on historical experience at the time of grant and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates. The fair value of each PIU award is estimated on the date of grant using the Monte Carlo or Black-Scholes option pricing model. The Black-Scholes model has several inputs, including the volatility in the price of the stock, the risk-free interest rate, the expected term of the option, the closing market price of the stock on the grant date and the exercise price. Novitex bases its estimates of its stock price volatility on third-party valuations; however, these estimates are neither predictive nor indicative of the future performance of its stock. For purposes of the calculation, Novitex assumed that no dividends would be paid during the life of the PIUs. The aggregate fair value of awards calculated using the Monte Carlo or Black-Scholes option pricing model is generally amortized on a straight-line basis over the requisite service period, and is recognized based on the proportionate amount of the requisite service period that has been rendered during each reporting period. The estimates utilized in the calculations involve inherent uncertainties and the application of management judgment.

        The total stock-based compensation recorded in a given period is dependent upon the assumptions utilized. As a result, if other assumptions had been used, its recorded stock-based compensation expense could have been materially different from that reported. In addition, because some of the PIUs issued to employees vest upon the achievement of certain performance conditions or milestones, the total expense is uncertain.

Translation of Non-U.S. Currency Amounts

        The functional currency of Novitex's foreign operations is the local currency. Assets and liabilities of subsidiaries operating outside the U.S. are translated at rates in effect at the end of the period and revenue and expenses are translated at average monthly rates during the period. Accumulated deficit/retained earnings and owner's deficit are translated at historical rates. Net deferred translation gains and losses are included as a component of accumulated other comprehensive loss. For the years ended December 31, 2016, 2015, and 2014, foreign currency transaction gains and losses are included in Selling, general and administrative, exclusive of depreciation and amortization, and were not material.

Leases

        Novitex leases print production facilities, mailroom space, copy centers, office space, copier and duplication equipment, mailing equipment and computer equipment. Certain of the lease agreements include scheduled rent escalations during the initial lease term and/or during succeeding optional renewal periods. For Novitex's leases classified as operating leases, scheduled increases in rent expense are recognized on a straight-line basis over the lease term and those renewal periods that are reasonably assured. Certain of these lease agreements qualify for capital lease treatment which are classified within the appropriate categories of property and equipment, net with the corresponding liabilities reflected in long-term debt and current portion of long-term debt. Novitex accounts for these leases in accordance with Accounting Standards Codification Topic 840, Leases.

Impact of Recently Issued Accounting Standards

        The impact of recently issued accounting standards is set forth in Note 2, Summary of Significant Accounting Policies, of the Notes to Consolidated Financial Statements included in this proxy statement.

Quantitative and Qualitative Disclosure about Market Risk

        Novitex is exposed to various market risks, such as currency exchange and interest rate fluctuation. Where necessary to minimize such risks Novitex may enter into financial derivative transactions. However, Novitex does not enter into derivatives or other financial instruments for trading or speculative purposes.

Currency risk

        Novitex conducts business throughout North America, including Canada. Although Novitex manages its businesses in such a way as to reduce a portion of the risks associated with operating internationally, changes in currency exchange rates may adversely impact Novitex's results of operations and financial position.

        The results of operations and financial position of each of Novitex's operations are measured in their respective local (functional) currency. Business transactions denominated in currencies other than an operation's functional currency produce foreign exchange gains and losses, as a result of the re-measurement process, as described in ASC Topic. 830, Foreign Currency Matters. To the extent that Novitex's business activities create monetary assets or liabilities denominated in a non-local currency, changes in an entity's functional currency exchange rate versus each currency in which an entity transacts business have a varying impact on an entity's results of operations and financial position, as reported in functional currency terms. Therefore, for entities that transact business in multiple currencies, Novitex seeks to minimize the net amount of cash flows and balances denominated in non-local currencies. However, in the normal course of conducting Canadian business, some amount of non-local currency exposure will exist. Therefore, management monitors these exposures and may engage in business activities or execute transactions intended to mitigate the potential financial impact related to changes in the respective exchange rates.

        Novitex's consolidated results of operations and financial position, as reported in U.S. Dollars, are also affected by changes in currency exchange rates. The results of operations of non-U.S. Dollar functional entities are translated into U.S. Dollars for consolidated reporting purposes each period at the average currency exchange rate experienced during the period. To the extent that the U.S. Dollar may appreciate or depreciate over time, the contribution of non-U.S. Dollar denominated results of operations to Novitex's U.S. Dollar reported consolidated earnings will vary accordingly. Therefore, changes in the various local currency exchange rates, as applied to the revenue and expenses of Novitex's non-U.S. Dollar operations may have a significant impact on its revenues and, to a lesser extent, consolidated net loss trends. In addition, a portion of Novitex's consolidated financial position is maintained at foreign locations and is denominated in functional currencies other than the U.S. Dollar. The non-U.S. Dollar denominated monetary assets and liabilities are translated into U.S. Dollars at each respective currency's exchange rate then in effect at the end of each reporting period. The financial impact of the translation process is reflected within the other comprehensive income component of stockholder's equity. Accordingly, the amounts shown in Novitex's consolidated stockholder's equity account will fluctuate depending upon the cumulative appreciation or depreciation of the U.S. Dollar versus each of the respective functional currencies in which Novitex conducts business. Novitex does not engage in activities solely intended to counteract the impact that changes in currency exchange rates may have upon Novitex's U.S. Dollar reported statement of financial condition nor does Novitex engages in currency transactions for speculative purposes.

        Novitex's foreign currency exchange rate risk management efforts primarily focus upon operationally managing the net amount of non-functional currency denominated monetary assets and liabilities.

Interest rate risk

        Novitex is exposed to the risk of rising interest rates to the extent that Novitex funds operations with long-term or variable-rate borrowings. At December 31, 2016, Novitex's $453 million of aggregate debt outstanding consisted of $291 million of floating-rate debt and $162 million of fixed-rate debt.

        Pursuant to Novitex's interest rate risk management policy, it actively monitors and manages Novitex's fixed versus floating rate debt composition within a specified range. At year-end, fixed rate debt comprised approximately 36% of Novitex's total debt. Based on the amount of floating-rate debt outstanding at December 31, 2016 a 1% rise in interest rates would result in approximately $3 million in incremental interest expense.

 MANAGEMENT AFTER THE BUSINESS COMBINATION

Board of Directors

        Upon the closing of the Business Combination we anticipate that the current members of the Quinpario board of directors will resign, that the Company will increase the size of the board of directors from seven to eight directors. Pursuant to the Director Nomination Agreements, upon the closing of the Business Combination, the combined company will be required to nominate for election to the board of directors three individuals selected by the HGM Group and two individuals selected by Novitex Parent. An information statement will be prepared, filed with the SEC and transmitted to Quinpario stockholders pursuant to Section 14(f) of the Exchange Act and Rule 14f-1 in connection with the change in composition of the board of directors of the combined company. We anticipate that the individuals set forth below will be appointed to the board of directors.

Name	Age	Position
Matthew H. Nord	37	Director
Joshua M. Black	30	Director
Par Chadha	61	Director
Ronald Cogburn	61	Director
Jim Reynolds	48	Director
Nathaniel J. Lipman	52	Director
Gordon J. Coburn	53	Director
John H. Rexford	60	Director

        Joshua M. Black is a Principal of Apollo, where he has been employed since 2011. From 2010 to 2011, Mr. Black was a member of the Leveraged Finance Group of Goldman, Sachs & Co. From 2008 to 2010, Mr. Black was a member of the Financial Institutions Group within the Investment Banking Division of Goldman, Sachs & Co. Mr. Black has served as director of Environmental Solutions Worldwide, Inc., a public company, from January 2011 to March 2015. Mr. Black graduated from Princeton University in 2008 with a major in Religion. We believe Mr. Black's significant investment and financial expertise make him well-qualified to serve as a director of the combined company.

        Gordon J. Coburn is an independent director of CEB Inc., a public company, where he has served on the board since 2007. Since 1998, Mr. Coburn has held numerous executive management positions in Cognizant Technology Solutions Corporation, a professional services company, including serving as President from 2012 to 2016, Chief Operating Officer from 2007 to 2012, Chief Financial Officer and Treasurer from 1998 to 2012, Executive Vice President from 2003 to 2006 and Senior Vice President from 1999 to 2003. Mr. Coburn has also served as a director of US2020 from 2013 to 2015, director of TechAmerica from 2009 to 2013, director of ICT Group, Inc. from 2005 until its acquisition in 2010 and director of Information Technology Association of America from 2005 to 2008. Mr. Coburn holds a Bachelor of Arts degree from Wesleyan University and a Master of Business Administration degree from the Amos Tuck School at Dartmouth College, where he serves as a member of its MBA Advisory Board. We believe that Mr. Coburn's experience as a director and as an officer of a major public information technology and business services firm make him well-qualified to serve as a director of the combined company.

        John H. Rexford is the Managing Director of Ramona Park Consulting LLC, which he founded in 2016. Mr. Rexford has over 36 years of finance experience that includes serving as Global M&A Head from 2010 to 2015 at the Xerox Corporation and serving in various positions at Affiliated Computer Services, Inc. (which was acquired by the Xerox Corporation), including Chief Financial Officer from 2006 to 2007, Executive Vice President from 2001 to 2009 and Senior Vice President of Mergers and Acquisitions from 1996 to 2001. Mr. Rexford has also served as a director of Affiliated Computer Services, Inc. from 2006 to 2007. Mr. Rexford received a Bachelor of Business Administration from

Southern Methodist University in 1979 and a MBA from SMU Cox School of Business in 1980. We believe that Mr. Rexford's prior experience give him an understanding of the business models, structures and attributes of the combined business, as well as the risks and operating environment of the combined company, which make him well-qualified to serve as a director of the combined company.

        Biographical information for Messrs. Nord and Lipman is set forth under "Information About Novitex—Management." Biographical information for Messrs. Chadha, Cogburn and Reynolds is set forth under "Information About SourceHOV—Management."

Executive Officers

        The Company and the Sellers are in the process of identifying individuals to serve as executive officers of the combined company and expect to include the names and biographical information of such individuals in a subsequent amendment to this proxy statement.

Classified Board of Directors

        Upon consummation of the Business Combination, our board of directors anticipates increasing its initial size from seven directors to eight directors, with each Class A director having a term that expires at the combined company's annual meeting of stockholders in 2018, each Class B director having a term that expires at the combined company's annual meeting of stockholders in 2019 and each Class C director having a term that expires at the combined company's annual meeting of stockholders in 2020, or in each case until their respective successors are duly elected and qualified, or until their earlier resignation, removal or death.

Independence of the Board of Directors

        Nasdaq listing standards require that a majority of the board of directors be independent. An "independent director" is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship which in the opinion of the board of directors, would interfere with the director's exercise of independent judgment in carrying out the responsibilities of a director.

        We anticipate that the combined company will have five "independent directors" as defined in the Nasdaq listing standards and applicable SEC rules, Messrs. Lipman, Coburn, Rexford, Nord and Black. In addition, we anticipate that Messrs. Lipman, Coburn and Rexford will qualify as independent directors for the purpose of serving on the audit committee of the combined company under SEC rules.

Committees of the Board of Directors

        It is anticipated that the board of directors of the combined company will maintain the committees currently constituted by the board of directors of Quinpario and will readopt their respective charters. See "Information About Quinpario—Management—Committees of the Board of Directors" for more information. Upon consummation of the Business Combination, we anticipate that the composition of the committees of the board of directors will be as follows.

Audit Committee

        Upon consummation of the Business Combination, it is anticipated that that our audit committee will consist of            ,              and            . Our board of directors has determined that            satisfies the requirements for independence and financial literacy under the rules and regulations of Nasdaq and the SEC, and                  qualifies as an "audit committee financial expert" as defined under SEC rules and regulations and                  satisfies the financial sophistication requirements of Nasdaq.

Nominating Committee

        Upon consummation of the Business Combination, it is anticipated that our nomination committee will consist of            ,              and                  .

Compensation Committee

        Upon consummation of the Business Combination, it is anticipated that our compensation committee will consist of            ,             and                  .

Compensation Committee Interlocks and Insider Participation

        None of the individuals anticipated to be appointed to the board of directors of the combined company and to serve as a member of the compensation committee serves or has served as one of our officers or employees. During the fiscal year ended December 31, 2016, none of our directors or executive officers served as a member of the board of directors or compensation committee, or other committee serving an equivalent function, of any entity that has one or more executive officers who will serve as members of the combined company's board of directors or the combined company's compensation committee.

Code of Business Conduct and Ethics

        On January 22, 2015, the Quinpario board of directors adopted a code of ethics that applies to its executive officers, directors and employees. The code of ethics codifies the business and ethical principles that governs aspects of its business. It is anticipated that the board of directors of the combined company will readopt the code of ethics.

Director Compensation

        Following the completion of the Business Combination, our Compensation Committee will determine the annual compensation to be paid to the members of the board of directors.

Executive Compensation

        Following the closing of the Business Combination, the combined company intends to develop an executive compensation program that is designed to align compensation with the combined company's business objectives and the creation of stockholder value, while enabling the combined company to attract, motivate and retain individuals who contribute to the long-term success of the combined company.

        Decisions on the executive compensation program will be made by the Compensation Committee of the board of directors.

DESCRIPTION OF SECURITIES

        The following summary of the material terms of the combined company's securities following the Business Combination is not intended to be a complete summary of the rights and preferences of such securities. The full text of the proposed certificate of incorporation is attached to this proxy statement as Annex B. We urge you to read our proposed certificate of incorporation in its entirety for a complete description of the rights and preferences of the combined company's securities following the Business Combination.

Authorized and Outstanding Stock

        The proposed certificate of incorporation authorizes the issuance of 350,000,000 shares of capital stock, consisting of (i) 340,000,000 shares of Quinpario Common Stock and (ii) 10,000,000 shares of preferred stock, par value $0.0001 per share. The outstanding shares of Quinpario Common Stock are, and the shares of Quinpario Common Stock (or securities which may consist of or be convertible into shares of Quinpario Common Stock) issuable in connection with the Business Combination and the PIPE Investment will be, duly authorized, validly issued, fully paid and non-assessable. As of the record date for the Annual Meeting, there were            shares of Quinpario Common Stock outstanding, held of record by approximately            holders, no shares of preferred stock outstanding and 53,000,000 warrants outstanding held of record by approximately            holders. Such numbers do not include DTC participants or beneficial owners holding shares through nominee names.

Quinpario Common Stock

        The proposed certificate of incorporation provides that the Quinpario Common Stock will have identical rights, powers, preferences and privileges to the current Quinpario Common Stock.

Voting Power

        Except as otherwise required by law or as otherwise provided in any certificate of designation for any series of preferred stock, the holders of Quinpario Common Stock possess all voting power for the election of Quinpario's directors and all other matters requiring stockholder action and will at all times vote together as one class on all matters submitted to a vote of Quinpario stockholders. Holders of Quinpario Common Stock are entitled to one vote per share on matters to be voted on by stockholders.

Dividends

        Holders of Quinpario Common Stock will be entitled to receive such dividends and other distributions, if any, as may be declared from time to time by the board of directors in its discretion out of funds legally available therefor and shall share equally on a per share basis in such dividends and distributions.

Liquidation, Dissolution and Winding Up

        In the event of the voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up of the combined company, the holders of the Quinpario Common Stock will be entitled to receive an equal amount per share of all of our assets of whatever kind available for distribution to stockholders, after the rights of the holders of the preferred stock have been satisfied.

Preemptive or Other Rights

        Quinpario stockholders have no preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to Quinpario Common Stock, other than the redemption provisions described in the section entitled "2017 Annual Meeting of Quinpario Stockholders—Redemption Rights," which will no longer apply after the completion of the Business Combination.

Election of Directors

        The board of directors is currently divided into three classes, Class A, Class B and Class C, with only one class of directors being elected in each year and each class (except for those directors appointed prior to our first annual meeting of stockholders) serving a three-year term. There is no cumulative voting with respect to the election of directors, with the result that directions will be elected by a plurality of the votes cast at an annual meeting of stockholders by holders of Quinpario Common Stock.

Quinpario Common Stock Prior to the Business Combination

        Quinpario is providing stockholders with the opportunity to redeem their shares of Quinpario Common Stock upon the consummation of the Business Combination at a per-share price, payable in cash, equal to the aggregate amount on deposit in the Trust Account as of two business days prior to the closing of the Business Combination, including interest (which interest shall be net of taxes payable), divided by the number of then outstanding public shares, subject to the limitations described herein. The Founders have agreed to waive their redemption rights with respect to the Founder Shares and any public shares they may hold in connection with the consummation of the Business Combination.

        Quinpario will consummate the Business Combination only if a majority of the outstanding shares of Quinpario Common Stock present and entitled to vote thereon at the Annual Meeting are voted in favor of the Business Combination Proposal at the Annual Meeting. However, the participation of the Sponsor, officers and directors, or their respective affiliates in privately negotiated transactions (as described in this proxy statement), if any, could result in the approval of the Business Combination even if a majority of the stockholders vote, or indicate their intention to vote, against the Business Combination.

        The Founders have agreed to vote any shares of Quinpario Common Stock owned by them in favor of the Business Combination Proposal. As of the date of filing this proxy statement, the Founders do not currently hold any public shares. Public stockholders may elect to redeem their public shares whether they vote for or against the Business Combination.

        If, as a result of the termination of the Business Combination Agreement or otherwise, Quinpario is unable to complete the Business Combination or another business combination transaction by July 24, 2017, the current certificate of incorporation provides that Quinpario will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible, subject to lawfully available funds therefor, redeem 100% of the public shares in consideration of a per-share price, payable in cash, equal to the quotient obtained by dividing (A) the aggregate amount then on deposit in the Trust Account, including interest but net of taxes payable and dissolution expenses, by (B) the total number of then outstanding public shares, which redemption will completely extinguish rights of the public stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemptions, subject to the approval of the remaining stockholders and the board of directors in accordance with applicable law, dissolve and liquidate, subject (in the case of (ii) and (iii) above) to Quinpario's obligations under the DGCL to provide for claims of creditors and other requirements of applicable law. The Founders have agreed to waive their redemption rights with respect to the Founder Shares (i) in connection with the consummation of a business combination, (ii) if Quinpario fails to consummate an initial business combination by July 24, 2017, (iii) in connection with an expired or unwithdrawn tender offer, and (iv) otherwise upon our liquidation or in the event the board of directors resolves to liquidate the Trust Account and ceases to pursue the consummation of a business combination prior to July 24, 2017. However, if the Founders or any of Quinpario's officers, directors or affiliates acquire public shares, they will be entitled to redemption rights with respect to such public shares if Quinpario fails to consummate an initial business combination within the required time period.

        In the event of a liquidation, dissolution or winding up of the Company after an initial business combination, holders of Quinpario Common Stock are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision is made for each class of stock, if any, having preference over the Common Stock.

        Quinpario stockholders have no preemptive or other subscription rights. There are no sinking fund provisions applicable to Quinpario Common Stock, except that upon the consummation of an initial business combination, subject to the limitations described herein, Quinpario will provide its stockholders with the opportunity to redeem their shares of Quinpario Common Stock for cash equal to their pro rata share of the aggregate amount on deposit in the Trust Account as of two business days prior to the closing of the Business Combination, including any amounts representing interest earned on the Trust Account, less any interest released to Quinpario for the payment of taxes.

Preferred Stock

        The proposed certificate of incorporation provides that shares of preferred stock may be issued from time to time in one or more series. The board of directors is authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. The board of directors is able, without stockholder approval, to issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the Quinpario Common Stock and could have anti-takeover effects. The ability of the board of directors to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of Quinpario or the removal of existing management. Quinpario has no preferred stock outstanding at the date hereof. Although Quinpario does not currently intend to issue any shares of preferred stock, Quinpario cannot assure you that Quinpario will not do so in the future.

Warrants

Public Warrants

        Each warrant entitles the registered holder to purchase one-half of one share of Quinpario Common Stock at a price of $5.75 per half share, subject to adjustment as discussed below, at any time commencing on the later of twelve months from the closing of the IPO or 30 days after the completion of an initial business combination. For example, if a warrant holder holds two warrants, such warrants will be exercisable for one share of the Quinpario Common Stock. Warrants must be exercised for a whole share. The warrants will expire five years after the completion of our initial business combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

        No public warrants will be exercisable for cash unless Quinpario has an effective and current registration statement covering the shares of Quinpario Common Stock issuable upon exercise of the warrants and a current prospectus relating to such shares of Quinpario Common Stock.

        Quinpario has agreed that as soon as practicable, but in no event later than the closing date of an initial business combination, Quinpario will use its best efforts to file with the SEC a registration statement, for the registration, under the Securities Act, of the shares of Quinpario Common Stock issuable upon exercise of the warrants. Quinpario will use its best efforts to cause the same to become effective and to maintain the effectiveness of such registration statement, and a current prospectus relating thereto, until the expiration of the warrants in accordance with the provisions of the warrant agreement. Quinpario shall also use its best efforts to take such action as is necessary to qualify for sale, in those states in which the warrants were initially offered, the shares of Quinpario Common Stock issuable upon exercise of the warrants.

        If any such post-effective amendment or registration statement has not been declared effective by the 90-day anniversary following the closing of an initial business combination, holders of the warrants shall have the right, during the period beginning on the 91st day after the closing of an initial business combination and ending upon such post-effective amendment or registration statement being declared effective by the SEC, and during any other period after such date of effectiveness when Quinpario has failed to maintain an effective registration statement covering the shares of Quinpario Common Stock issuable upon exercise of the warrants, to exercise such warrants on a "cashless basis." Quinpario shall provide the warrant agent with an opinion of our counsel (which shall be an outside law firm with securities law experience) stating that (i) the issuance of shares of Quinpario Common Stock upon exercise of the warrants on a cashless basis not required to be registered under the Securities Act and (ii) the shares of Quinpario Common Stock issued upon such exercise will be freely tradable under U.S. federal securities laws by anyone who is not a Quinpario affiliate and, accordingly, will not be required to bear a restrictive legend.

        Once the warrants become exercisable and until their expiration, Quinpario may call the public warrants for redemption:

  •
  in whole and not in part;

  •
  at a price of $0.01 per warrant;

  •
  upon not less than 30 days' prior written notice of redemption to each warrant holder;

  •
  if, and only if, the last reported sale price of the Class A Stock equals or exceeds $24.00 per share for any 20 trading days within a 30 trading day period ending on the third trading day prior to the date Quinpario sends the notice of redemption to the warrant holder; and

        if, and only if, there is a current registration statement in effect with respect to the shares of common stock underlying such warrants commencing five business days prior to the 30-day trading period and continuing each day thereafter until the date of redemption.

        The right to exercise will be forfeited unless the warrants are exercised prior to the date specified in the notice of redemption. On and after the redemption date, a record holder of a warrant will have no further rights except to receive the redemption price for such holder's warrant upon surrender of such warrant. If the foregoing conditions are satisfied and Quinpario issues a notice of redemption of the warrants, each warrant holder will be entitled to exercise his, her or its warrant prior to the scheduled redemption date. The redemption criteria for the warrants have been established at a price which is intended to provide warrant holders a substantial premium to the initial exercise price and provide a sufficient differential between the then-prevailing share price and the warrant exercise price so that if the share price declines as a result of the redemption call, the redemption will not cause the share price to drop below the exercise price of the warrants. However, the price of the Quinpario Common Stock may fall below the $24.00 redemption trigger price as well as the $11.50 warrant exercise price (for whole shares) after the redemption notice is issued.

        If Quinpario calls the warrants for redemption as described above, management will have the option to require any holder that wishes to exercise his, her or its warrant to do so on a "cashless basis." In determining whether to require all holders to exercise their warrants on a "cashless basis," management will consider, among other factors, our cash position, the number of warrants that are outstanding and the dilutive effect on Quinpario stockholders of issuing the maximum number of shares of Quinpario Common Stock issuable upon the exercise of the warrants. If management takes advantage of this option, all holders of warrants would pay the exercise price by surrendering their warrants for that number of shares of Quinpario Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Quinpario Common Stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the "fair market value" (defined below) by (y) the fair market value. The "fair market value" shall mean the average reported last sale price of the Quinpario Common Stock for the ten trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. There will be no net cash settlement of the warrants under any circumstances.

        If management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of Quinpario Common Stock to be received upon exercise of the warrants, including the fair market value in such case. Whether Quinpario will exercise the option to require all holders to exercise their warrants on a "cashless basis" will depend on a variety of factors including the price of Quinpario Common Stock at the time the warrants are called for redemption, Quinpario's cash needs at such time and concerns regarding dilutive stock issuances.

        A holder of a warrant may notify Quinpario in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person's affiliates), to the warrant agent's actual knowledge, would beneficially own in excess of 9.8% (or such other amount as a holder may specify) of the shares of Quinpario Common Stock outstanding immediately after giving effect to such exercise. By written notice to Quinpario, the holder may from time to time increase or decrease percentage applicable to such holder to any other percentage specified in such notice. However, provided that any such increase will not be effective until the sixty-first day after such notice is delivered to Quinpario.

        If the number of outstanding shares of Quinpario Common Stock is increased by a stock dividend payable in shares of Quinpario Common Stock, or by a split-up of shares of Quinpario Common Stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of Quinpario Common Stock issuable on exercise of each warrant will be increased in proportion to such increase in the outstanding shares of Quinpario Common Stock. A rights offering to holders of Quinpario Common Stock entitling holders to purchase shares of Quinpario Common Stock at a price less than the fair market value will be deemed a stock dividend of a number of shares of Quinpario Common Stock equal to the product of (i) the number of shares of Quinpario Common Stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Quinpario Common Stock) multiplied by (ii) one (1) minus the quotient of (x) the price per share of Quinpario Common Stock paid in such rights offering divided by (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for Quinpario Common Stock, in determining the price payable for Quinpario Common Stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of Quinpario Common Stock as reported during the ten trading day period ending on the trading day prior to the first date on which the shares of Quinpario Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

        In addition, if Quinpario, at any time while the warrants are outstanding and unexpired, pays a dividend or make a distribution in cash, securities or other assets to the holders of Quinpario Common Stock on account of such shares of Quinpario Common Stock (or other shares of our capital stock into which the warrants are convertible), other than (a) as a stock dividend described above, (b) certain ordinary cash dividends, (c) to satisfy the conversion rights of the holders of Quinpario Common Stock in connection with a proposed initial business combination, (d) as a result of the repurchase of shares of Quinpario Common Stock by the Company in connection with an initial business combination or as otherwise permitted by the Investment Management Trust Agreement between Quinpario and the warrant agent or (e) in connection with Quinpario's liquidation and the distribution of its assets upon its failure to consummate a Business Combination, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and the fair market value of any securities or other assets paid on each share of Quinpario Common Stock in respect of such event.

        If the number of outstanding shares of Quinpario Common Stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of Quinpario Common Stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of Quinpario Common Stock issuable on exercise of each warrant will be decreased in proportion to such decrease in outstanding shares of Quinpario Common Stock.

        Whenever the number of shares of Quinpario Common Stock purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of Quinpario Common Stock purchasable upon the exercise of the warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of shares of Quinpario Common Stock so purchasable immediately thereafter.

        In case of any reclassification or reorganization of the outstanding shares of Quinpario Common Stock (other than those described above or that solely affects the par value of such shares of Quinpario Common Stock), or in the case of any merger or consolidation of Quinpario with or into another corporation (other than a consolidation or merger in which Quinpario is the continuing corporation and that does not result in any reclassification or reorganization of the outstanding shares of Quinpario Common Stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of Quinpario as an entirety or substantially as an entirety in connection with which Quinpario is dissolved, the holders of the warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of the shares of Quinpario Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised their warrants immediately prior to such event.

        The warrants have been issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and Quinpario. You should review a copy of the warrant agreement, which is filed as an exhibit to the registration statement pertaining to the IPO, for a complete description of the terms and conditions applicable to the warrants. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 65% of the then outstanding public warrants to make any change that adversely affects the interests of the registered holders of public warrants.

        The warrants may be exercised upon surrender of the warrant on or prior to the expiration date at the offices of the warrant agent, with the subscription form as set forth in the warrant completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to Quinpario, for the number of warrants being exercised. Notwithstanding the foregoing, in no event will Quinpario be required to net cash settle the Warrant exercise.

        Warrants may be exercised only for a whole number of shares of Quinpario Common Stock. No fractional shares will be issued upon exercise of the warrants. If, by reason of any adjustment described above, the holder of any warrant would be entitled, upon the exercise of such warrant, to receive a fractional interest in a share, Quinpario shall, upon such exercise, round up to the nearest whole number the number of the shares of Quinpario Common Stock to be issued to the warrant holder.

Private Placement Warrants

        The Sponsor purchased 18,000,000 warrants at a price of $0.50 per warrant for an aggregate purchase price of $9,000,000 in a private placement consummated simultaneously with the IPO. The Private Warrants (including the Quinpario Common Stock issuable upon exercise of the Private Warrants) are not be transferable, assignable or salable until 30 days after the completion of an initial business combination (except, among other limited exceptions, to Quinpario's officers and directors and other persons or entities affiliated with the Sponsor) and they will not be redeemable by Quinpario so long as they are held by the Sponsor or its permitted transferees. Otherwise, the Private Warrants have terms and provisions that are identical to those of the public warrants. If the Private Warrants are held by holders other than the Sponsor or its permitted transferees, the Private Warrants will be redeemable by Quinpario and exercisable by the holders on the same basis as the public warrants. As long as Private Warrants are held by the initial purchasers or their affiliates and permitted transferees, such warrants are exercisable either for cash or on a cashless basis at the holder's option pursuant and are not redeemable by Quinpario.

        If holders of the Private Warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering his, her or its warrants for that number of shares of Quinpario Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Quinpario Common Stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the "fair market value" (defined below) by (y) the fair market value. The "fair market value" shall mean the average reported last sale price of the Quinpario Common Stock for the ten trading days ending on the day prior to the Company's receipt of the applicable exercise notice.

Registration Rights

        At the closing of the Business Combination, the combined company will enter into the Registration Rights Agreement, substantially in the form attached to this proxy statement as Annex E, with the Restricted Stockholders. Pursuant to the terms of the Registration Rights Agreement, the Restricted Stockholders will be bound by customary restrictions on the transfer of their Restricted Stock, including a restriction on transfer until six months following the date of the Registration Rights Agreement, except for transfers: (i) as a bona fide gift; (ii) to any trust or entity wholly owned by one or more trusts for the direct or indirect benefit of (A) the Restricted Stockholder or its stockholders, partners, members or beneficiaries or (B) of any individual related to such Restricted Stockholder or to the stockholders, partners, members or beneficiaries of such Restricted Stockholder, by blood, marriage or adoption and not more remote than first cousin; (iii) if a Restricted Stockholder is a corporation, limited liability company, partnership or trust, such Restricted Stockholder may Transfer Restricted Shares to any wholly-owned subsidiary thereof, or to the affiliates, stockholders, partners, members or beneficiaries of such Restricted Stockholder; (iv) pursuant to any take-over bid, acquisition, sale or merger involving the combined company; or (v) with the prior written consent of the combined company and each other Restricted Stockholder; provided that in the case of clauses (i) through (v) such distributes or transferees agree to be bound by the same restrictions on transfer. The transfer restrictions in the Registration Rights Agreement do not apply to 20% of the Founder Shares to be retained upon consummation of the Business Combination in accordance with the Forfeiture Agreement, which Founder Shares shall be freely tradable pursuant to a registration statement providing for the resale thereof to be filed by Quinpario prior to the closing date of the Business Combination.

        Upon the consummation of the Business Combination, the Restricted Stockholders and their permitted transferees will be entitled to certain registration rights described in the Registration Rights Agreement. Among other things, pursuant to the Registration Rights Agreement, the Sellers will each be entitled to participate in five demand registrations, and all Restricted Stockholders will also have certain "piggyback" registration rights with respect to registration statements filed subsequent to the Business Combination. We will bear the expenses incurred in connection with the filing of any such registration statements, other than underwriting discounts and selling commissions.

Consent Rights

        At the closing of the Business Combination, the combined company will enter into a Director Nomination Agreement with each of the Sellers, substantially in the form attached to this proxy statement as Annex D, that will provide that for so long as the applicable Seller continues to beneficially own at least 15% of the then outstanding shares of Quinpario Common Stock (without giving effect to the exercise of any outstanding warrants to purchase Quinpario Common Stock), we cannot, without the consent of the applicable Seller, engage in certain related party transactions, adopt an equity incentive plan or amend the same to increase the number of securities that may be granted thereunder, issue certain equity securities, including with a fair market value of more than $100 million, amend our certificate of incorporation or bylaws in a manner that adversely affects such Seller's rights under the Director Nomination Agreement or has a disproportionate impact on the interests of such Seller, enter into certain new lines of business, or increase or decrease the size of the board of directors or change the classes on which the members of the board of directors serve. See "Proposal No. 1—Approval of the Business Combination—The Director Nomination Agreements."

Dividends

        Quinpario has not paid any cash dividends on shares of Quinpario Common Stock to date and do not intend to pay cash dividends prior to the completion of an initial business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of an initial business combination. The payment of any dividends subsequent to an initial business combination will be within the discretion of the then board of directors. It is the present intention of the board of directors to retain all earnings, if any, for use in Quinpario's business operations and, accordingly, the board does not anticipate declaring any dividends in the foreseeable future.

Certain Anti-Takeover Provisions of Delaware Law

Staggered board of directors

        Quinpario's current certificate of incorporation provides that the board of directors will be classified into three classes of directors of approximately equal size. As a result, in most circumstances, a person can gain control of our board only by successfully engaging in a proxy contest at two or more annual meetings.

Special meeting of stockholders

        Quinpario's bylaws provide that special meetings of our stockholders may be called only by a majority vote of the board of directors, by the president or by the chairman or by the secretary at the request in writing of stockholders owning a majority of the issued and outstanding capital stock entitled to vote.

Advance notice requirements for stockholder proposals and director nominations

        Quinpario's bylaws provide that stockholders seeking to bring business before an annual meeting of stockholders, or to nominate candidates for election as directors at an annual meeting of stockholders must provide timely notice of their intent in writing. To be timely, a stockholder's notice will need to be delivered to Quinpario's principal executive offices not later than the close of business on the 60th day nor earlier than the close of business on the 90th day prior to the scheduled date of the annual meeting of stockholders. In the event that less than 70 days' notice or prior public disclosure of the date of the annual meeting of stockholders is given, a stockholder's notice shall be timely if delivered to Quinpario's principal executive offices not later than the 10th day following the day on which public announcement of the date of our annual meeting of stockholders is first made or sent by us. Quinpario's bylaws also specify certain requirements as to the form and content of a stockholders' meeting. These provisions may preclude Quinpario stockholders from bringing matters before an annual meeting of stockholders or from making nominations for directors at an annual meeting of stockholders.

Authorized but unissued shares

        Quinpario's authorized but unissued shares of Quinpario Common Stock and preferred stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved shares of common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Section 203 Opt Out

        Pursuant to the current of incorporation, Quinpario has opted out of the provisions of Section 203 of the Delaware General Corporation Law regulating corporate takeovers. This section prevents certain Delaware corporations, under certain circumstances, from engaging in a "business combination" with:

  •
  a stockholder who owns 15% or more of our outstanding voting stock (otherwise known as an "interested stockholder");

  •
  an affiliate of an interested stockholder; or

  •
  an associate of an interested stockholder, for three years following the date that the stockholder became an interested stockholder. A "business combination" includes a merger or sale of more than 10% of our assets.

        However, the above provisions of Section 203 do not apply if:

  •
  the board of directors approves the transaction that made the stockholder an "interested stockholder," prior to the date of the transaction;

  •
  after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of common stock; or

  •
  on or subsequent to the date of the transaction, the business combination is approved by the board of directors and authorized at a meeting of Quinpario stockholders, and not by written consent, by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

        Quinpario has opted out of the provisions of Section 203 of the Delaware General Corporation Law because it believes this statute could prohibit or delay mergers or other change in control attempts, and thus may discourage attempts to acquire it.

Exclusive Forum Selection

        The current certificate of incorporation requires, to the fullest extent permitted by law, that derivative actions brought in Quinpario's name, actions against directors, officers and employees for breach of fiduciary duty and other similar actions may be brought only in the Court of Chancery in the State of Delaware and, if brought outside of Delaware, the stockholder bringing the suit will be deemed to have consented to service of process on such stockholder's counsel. Although Quinpario believes this provision benefits it by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against Quinpario's directors and officers.

Rule 144

        A person who has beneficially owned restricted shares of common stock for at least six months would be entitled to sell their shares provided that (1) such person is not deemed to have been one of Quinpario's affiliates at the time of, or at any time during the three months preceding, a sale and (2) Quinpario is subject to the Exchange Act periodic reporting requirements for at least three months before the sale. Persons who have beneficially owned restricted shares of common stock for at least six months but who are Quinpario's affiliates at the time of, or any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period a number of shares that does not exceed the greater of either of the following:

  •
  1% of the number of shares then outstanding; and

  •
  the average weekly trading volume of the shares of common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

        Sales under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about Quinpario.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

        Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

  •
  the issuer of the securities that was formerly a shell company has ceased to be a shell company;

  •
  the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

  •
  the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

  •
  at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

        As of the date of this proxy statement, Quinpario had 28,848,601 shares of Quinpario Common Stock outstanding. Of these shares, 20,098,601 shares sold in the IPO are freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of Quinpario's affiliates within the meaning of Rule 144 under the Securities Act. All of the 8,750,000 Founder Shares owned by the Founders are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering. If the Business Combination is approved, the shares of Quinpario Common Stock issued (i) to the equityholders of SourceHOV and Novitex in the Business Combination and (ii) to the PIPE Investors in the PIPE Investment, will be restricted securities for purposes of Rule 144.

        As of the date of this proxy statement, there are 53,000,000 warrants of the Company outstanding, consisting of 35,000,000 public warrants originally sold as part of the units issued in the IPO and 18,000,000 warrants that were sold by the Company to the Sponsor in a private sale prior to the Company's IPO. Each warrant is exercisable for one-half of one share of Quinpario Common Stock, in accordance with the terms of the warrant agreement governing the warrants. 35,000,000 of these warrants are public warrants and are freely tradable. In addition, Quinpario will be obligated to file no later than the closing date of the Business Combination a registration statement under the Securities Act covering the 17,500,000 shares of Quinpario Common Stock that may be issued upon the exercise of the public warrants, and cause such registration statement to become effective and maintain the effectiveness of such registration statement until the expiration of the warrants.

        We anticipate that following the consummation of the Business Combination, the combined company will no longer be a shell company, and so, once the conditions set forth in the exceptions listed above are satisfied, Rule 144 will become available for the resale of the above noted restricted securities.

Transfer Agent and Warrant Agent

        The transfer agent for our securities and warrant agent for our warrants is Continental Stock Transfer & Trust Company, 17 Battery Place, New York, New York 10004.

Quotation of Securities

        We have applied to continue the listing of Quinpario Common Stock on Nasdaq under the symbol "XELA." Following the closing, we expect that our warrants will trade on Nasdaq under the symbol "XELAW"; our units may continue to trade on Nasdaq under the symbol "XELAU" or may be separated into the component securities and no longer trade as a separate security.

BENEFICIAL OWNERSHIP OF SECURITIES

        The following table sets forth information known to the Company regarding (i) the actual beneficial ownership of Quinpario Common Stock as of the record date (pre-Business Combination) and (ii) expected beneficial ownership of Quinpario Common Stock immediately following consummation of the Business Combination (post-Business Combination), assuming no public shares are redeemed and all securities convertible into Quinpario Common Stock issued in the PIPE Investment have been so converted, by:

  •
  each person who is, or is expected to be, the beneficial owner of more than five percent (5%) of the outstanding shares of our Common Stock;

  •
  each of the Company's current officers and directors;

  •
  each person who will become a named officer or director of the combined company; and

  •
  all officers and directors of the Company, as a group, and of the combined company, as a group.

        Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days.

        The beneficial ownership of Quinpario Common Stock pre-Business Combination is based on 28,848,601 shares of Quinpario Common Stock (of which 20,098,601 are shares held by public stockholders and 8,750,000 are Founder Shares held by the Founders) issued and outstanding as of March 3, 2017.

        The expected beneficial ownership of shares of Quinpario Common Stock post-Business Combination has been determined based upon the following:

  •
  that no holders of public shares exercise their redemption rights and we issue exactly 7,400,000 shares of Quinpario Common Stock (or securities which may consist of or be convertible into 7,400,000 shares of Quinpario Common Stock) in the PIPE Investment;

  •
  there will be an aggregate of 144,311,101 shares of Quinpario Common Stock (including Founder Shares) issued and outstanding at the closing of the Business Combination;

  •
  30,600,000 shares of Quinpario Common Stock have been issued to Novitex Parent;

  •
  80,600,000 shares of Quinpario Common Stock have been issued to the HGM Group; and

  •
  an estimated 3,137,500 Founder Shares have been cancelled by the Founders pursuant to the Forfeiture Agreement.

        Unless otherwise indicated, Quinpario believes that all persons named in the table have sole voting and investment power with respect to all shares of Quinpario Common Stock beneficially owned by them. The following table does not reflect record of beneficial ownership of any shares of Quinpario

Common Stock issuable upon exercise of public warrants or Private Placement Warrants as such securities are not exercisable or convertible within 60 days.

	Before the Business Combination			After the Business Combination
Name and Address of Beneficial Owner(1)	Number of Shares		Percent of Class	Number of Shares		Percent of Class
Jeffry N. Quinn(2)	8,254,910		28.6	5,117,410		3.5
Paul J. Berra III	—	(3)	—	—	(3)	—
D. John Srivisal	—	(3)	—	—	(3)	—
A. Craig Ivey	—	(3)	—	—	(3)	—
Edgar G. Hotard	50,000		*	50,000		*
W. Thomas Jagodinski	50,000		*	50,000		*
Ilan Kaufthal	50,000		*	50,000		*
Roberto Mendoza	50,000		*	50,000		*
Dr. John Rutledge	50,000		*	50,000		*
Shlomo Yanai	50,000		*	50,000		*
Quinpario Partners 2, LLC	8,254,910	(3)	28.6	5,117,410		3.5
All directors and executive officers as a group (9 individuals)	8,554,910		29.7	5,417,410		3.8
BlueMountain Capital Management, LLC(4)	3,450,000		12.0	3,450,000		2.4
The HGM Group(5)	—		—	80,600,000		55.9
Novitex Parent(6)	—		—	30,600,000		21.2

*
Less than one percent

(1)
Unless otherwise indicated, the business address of each of the individuals is c/o Quinpario Partners LLC, 12935 N. Forty Drive, Suite 201, St. Louis, MO 63141.

(2)
Quinpario Partners is the managing member of the Sponsor. Jeffry N. Quinn, is the sole managing member of Quinpario Partners. Consequently, Mr. Quinn may be deemed the beneficial owner of the securities held by the Sponsor and has sole voting and dispositive control over such securities. Mr. Quinn disclaims beneficial ownership over any securities owned by the Sponsor in which he does not have any pecuniary interest.

(3)
Does not include any shares indirectly owned by this individual as a result of his membership interest in the Sponsor.

(4)
The business address of BlueMountain Capital Management, LLC is 280 Park Avenue, 12th Floor, New York, NY 10017. Information derived from a Schedule 13G filed on February 6, 2015.

(5)
The business address of the HGM Group is 8550 West Desert Inn Road, Suite 102-452, Las Vegas, Nevada 89117.

(6)
The business address of Novitex Parent is c/o Apollo Global Management, LLC, 9 West 57th Street, 43rd Floor, New York, New York 10019.

 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Quinpario's Related Party Transactions

        In September 2014, the Sponsor purchased an aggregate of 10,062,500 shares of Quinpario Common Stock, for an aggregate purchase price of $25,000. The managing member of the Sponsor is Quinpario Partners, an entity affiliated with several of the Company's officers and directors. On November 10, 2014, the Sponsor transferred 300,000 Founder Shares to independent directors of the Company. The Founder Shares held by the Founders, which include the Sponsor, management team and directors, included an aggregate of up to 1,312,500 shares subject to forfeiture to the extent that the underwriters' over-allotment option was not exercised in full or in part, so that the Founders would collectively own 20.0% of our issued and outstanding shares after the IPO (assuming they did not purchase units in the IPO).

        On January 22, 2015, the underwriters informed the Company that they were waiving their right to exercise any portion of their over-allotment option. As a result, the Sponsor forfeited an aggregate of 1,312,500 Founder Shares, leaving the Founders with an aggregate of 8,750,000 Founder Shares.

        The Founders have agreed not to transfer, assign or sell any of the Founder Shares (except to certain permitted transferees) until (1) with respect to 20% of the Founder Shares, the consummation of an initial business combination and (2) with respect to the remaining 80% of the Founder Shares, the earlier of one year after the date of the consummation of an initial business combination or if after 150 days after an initial business combination, the closing price of the Company's common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period. Notwithstanding the foregoing, the foregoing transfer restrictions will be removed earlier if, after an initial business combination, the Company consummates a subsequent (i) liquidation, merger, stock exchange or other similar transaction which results in all of the Company's stockholders having the right to exchange their shares of common stock for cash, securities or other property or (ii) consolidation, merger or other change in the majority of the Company's management team.

        The Sponsor also purchased 18,000,000 private warrants for a total purchase price of $9,000,000 from the Company simultaneous to the closing of the IPO. Each private warrant entitles the holder to purchase one-half of one share of Quinpario Common Stock at $5.75 per half share. The private warrants are identical to the warrants included in the units sold in the IPO except the private warrants are non-redeemable and may be exercised on a cashless basis, in each case so long as they continue to be held by the initial purchasers or their permitted transferees. Additionally, the Sponsor agreed not to transfer, assign or sell any of the private warrants or underlying securities (except to the same permitted transferees as the Founder Shares and provided the transferees agree to the same terms and restrictions as the permitted transferees of the Founder Shares must agree to, each as described above) until 30 days after the completion of an initial business combination.

        Quinpario Partners and Jeffry N. Quinn, the Company's former Chairman, have agreed that they will be liable to ensure that the proceeds in the Trust Account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by the Company for services rendered or contracted for or products sold to the Company, but they may not be able to satisfy their indemnification obligations if they are required to do so. Furthermore, they will have no liability under this indemnity as to any claimed amounts owed to a target business or vendor or other entity who has executed an agreement with the Company waiving any right, title, interest or claim of any kind they may have in or to any monies held in the Trust Account.

        Pursuant to a registration rights agreement entered into on January 15, 2015 with the Company's Founders, the Company is required to register certain securities for sale under the Securities Act. The holders of a majority of these securities are entitled to make up to three demands that the Company register such securities. In addition, the holders have certain "piggy-back" registration rights with respect to registration statements filed subsequent to the consummation of an initial business combination. The Company will bear the expenses incurred in connection with the filing of any such registration statements. It is expected that the registration rights agreement will be terminated upon entry into the Registration Rights Agreement in connection with the consummation of the Business Combination. See "Proposal No. 1—Approval of the Business Combination—The Registration Rights Agreement."

        Quinpario Partners has agreed that, commencing on January 15, 2015 through the earlier of the consummation of an initial business combination or the Company's liquidation, it will make available to the Company certain general and administrative services, including office space, utilities and administrative support, as the Company may require from time to time. The Company has agreed to pay Quinpario Partners $10,000 per month for these services. For the years ended December 31, 2016 and 2015, the Company paid $120,000 and $110,000, respectively, of expense pursuant to the administrative services agreement.

        In November 2015, the Company reimbursed Quinpario Partners $38,522 for dues and subscriptions relating to systems that the Company utilizes in searching for a target business.

SourceHOV's Related Party Transactions

        On April 31, 2013, HandsOn 3, LLC and SourceHOV, LLC entered into a consulting agreement (the "HGM Consulting Agreement") pursuant to which HandsOn 3, LLC provides consulting services to SourceHOV, LLC. The HGM Consulting Agreement was amended and restated on October 31, 2014. For these consulting services SourceHOV incurred annual consulting fees of $6.0 million, $6.0 million and $4.9 million for the years ended December 31, 2016, 2015 and 2014, respectively. SourceHOV additionally incurred an annual management fee to CVCI (as defined in the HGM Consulting Agreement) of $1.9 million for the year ended December 31, 2014.

        SourceHOV was also responsible for travel expenses of HandsOn 3, LLC of $1.7 million, $0.8 million and $0.7 million for the years ended December 31, 2016, 2015 and 2014, respectively. In addition, SourceHOV was responsible for travel expenses CVCI of $0.05 million for the year ended December 31, 2014.

        SourceHOV incurred a transaction fee to HandsOn 3, LLC of $10.4 million payable over four years in annual installments beginning on December 31, 2014. Further, SourceHOV incurred a transaction fee to CVCI of $1.3 million and incurred $4.5 million deferred redemption to CVCI payable over two years from December 31, 2014.

Real-estate

        Certain subsidiaries of SourceHOV lease their operating facilities from previous owners of such subsidiaries who remained employees. These leases are for various lengths and annual amounts. The rental expense for these operating leases was $0, $0.1 million and $0.1 million in the aggregate for the years ended December 31, 2016, 2015 and 2014, respectively.

        HOV RE, LLC, an affiliate through common interest held by certain shareholders, leases a property in Antioch, California to HOVG LLC (aka Bay Area Credit Service LLC) and HOV Services, Inc, pursuant to two lease agreements entered into on December 1, 2008 and September 1, 2010, respectively. The rental expense for these premises was $0.6 million, $0.2 million and $0.2 million for the years ended December 31, 2016, 2015 and 2014, respectively.

        Pursuant to a tripartite lease agreement dated November 14, 2016, HOV Services Limited, as landlord, rents to BancTec TPS India Private Limited, as lessee, and TransCentra FTS Private Limited, as sub-lessee, a property in Vashi, Navi Mumbai, India.

Services

        Pursuant to two agreements between HOV Services Limited, an indirect shareholder of SourceHOV, and HOV Services, Inc., HOV Services Limited provides data capture and technology services to SourceHOV. The expense for these services was approximately $1.7 million, $1.4 million, and $1.3 million for the years ended December 31, 2016, 2015 and 2014, respectively.

        SourceHOV licenses the use of trademark 'HOV' on a non-exclusive basis from HOF 2 LLC pursuant to a trademark license agreement dated April 29, 2011.

        Pursuant to a master agreement dated January 1, 2015 between Rule 14, LLC and SourceHOV, SourceHOV incurred sales marketing fees of $0.5 million for the year ended December 31, 2016.

        SourceHOV is party to ten master agreements with entities affiliated with HGM's ventures portfolio, each of which were entered into during 2015 and 2016. Each master agreement provides SourceHOV with free use of the technology in question and includes a reseller arrangement pursuant to which SourceHOV is entitled to sell these services to third parties. Any revenue earned by SourceHOV in such third-party sale is shared 75%/25% with each of HGM's venture affiliates in favor of SourceHOV. The brands Zuma, Athena, Peri, BancMate, Spring, Jet, Teletype, CourtQ and Rewardio are part of the HGM ventures portfolio. SourceHOV has the license to use and resell such brands, as described therein.

Novitex's Related Party Transactions

        On October 1, 2013, Novitex Acquisition, LLC, an indirect wholly-owned subsidiary of Novitex Holdings, Inc. (formerly known as Arsloane Acquisition, LLC) ("Novitex Acquisition"), entered into a consulting agreement with Apollo Management VII, L.P. ("Apollo Management"), an indirect wholly-owned subsidiary of Apollo. Pursuant to the consulting agreement, Apollo Management provides consulting services to Novitex Acquisition, including consulting on proposed financial transactions, acquisitions, investments and financial related matters. For these consulting services, Novitex Acquisition paid Apollo Management approximately $0.8 million for each of the years ended December 31, 2015 and 2014 and an annual fee of approximately $0.8 million has been accrued from the beginning of 2016.

        On November 18, 2014, Novitex Enterprise Solutions, Inc., a wholly-owned subsidiary of Novitex ("Novitex Solutions"), entered into a master services agreement with Apollo Management Holdings, L.P. ("Apollo Holdings"), an indirect wholly-owned subsidiary of Apollo. Pursuant to this master services agreement, Novitex Solutions provides Apollo Holdings printer supplies and maintenance services, including toner maintenance, training, quarterly business review and printer procurement. Novitex recognized revenue from Apollo Holdings under this agreement of approximately $0.9 million, $3.0 million and $0.5 million for the years ended December 31, 2016, 2015 and 2014, respectively, and approximately $110,060 from beginning of 2017 to the date of this proxy statement.

        In February 2016, Novitex Solutions entered into a master services agreement with CEC Entertainment Concepts, L.P. ("CEC"), a wholly-owned subsidiary of CEC Entertainment, Inc., which is a subsidiary of Apollo. Pursuant to this master services agreement, Novitex Solutions provides print management services to CEC, including strategic account management, sourcing operations, supply chain management, mail services consulting, technology and reporting services. Novitex recognized revenue from CEC under this master services agreement of approximately $0.2 million for the year ended December 31, 2016, and approximately $68,315 from beginning of 2017 to the date of this proxy statement.

        In April 2016, Novitex Solutions entered into a master services agreement with Presidio Networked Solutions Group, LLC ("Presidio Group"), a wholly-owned subsidiary of Presidio, Inc., a portion of which is owned by affiliates of Apollo. Pursuant to this master services agreement, Presidio Group provides Novitex Solutions with employees, subcontractors, and/or goods and services. Pursuant to this master services agreement, Novitex Solutions paid Presidio Group approximately $0.2 million and $0.1 million for the years ended December 31, 2016 and 2015, respectively, and approximately $33,322 from beginning of 2017 to the date of this proxy statement.

        On January 18, 2017, Novitex Solutions entered into a master purchase and professional services agreement with Caesars Enterprise Services, LLC ("Caesars"), a portion of which is owned by an affiliate of Apollo. Pursuant to this master purchase and professional services agreement, Novitex Solutions provides managed print services to Caesars, including general equipment operation, supply management, support services and technical support. Novitex has recognized revenue from Caesars under this master purchase and professional services agreement of approximately $0 from January 18, 2017, the date this agreement was entered into, to the date of this proxy statement.

        For a discussion of the relationships and related party transactions of Novitex relating to the Business Combination, see the description of the Business Combination and the related proposed financing transactions under "Proposal No. 1—Approval of the Business Combination."

 PRICE RANGE OF SECURITIES AND DIVIDENDS

Quinpario
Price Range of Quinpario Securities

        Quinpario's units, each of which consists of one share of Quinpario Common Stock and one warrant to purchase one-half of one share of Quinpario Common Stock, began trading on Nasdaq under the symbol "QPACU" on January 16, 2015. On March 5, 2015, Quinpario announced that holders of the units could elect to separately trade Quinpario Common Stock and the warrants included in the units, or to continue to trade the units without separating them. On March 9, 2015, Quinpario Common Stock and the warrants began trading on Nasdaq under the symbols "QPAC" and "QPACW," respectively. Each warrant entitles the holder to purchase one-half of one share of Quinpario Common Stock at a price of $5.75 per half share, subject to adjustments as described in Quinpario's final prospectus dated August 13, 2016, which was filed with the SEC. Warrants may only be exercised for a whole number of shares of Class A Stock and will become exercisable 30 days after the completion of an initial business combination. The warrants will expire five years after the completion of an initial business combination or earlier upon redemption or liquidation as described in Quinpario's final prospectus.

        The following table sets forth, for the calendar quarter indicated, the high and low sales prices per unit, Quinpario Common Stock and warrants as reported on Nasdaq for the periods presented.

	Units		Common Stock		Warrants
	High	Low	High	Low	High	Low
2017
First Quarter*	10.76	10.12	10.10	9.93	0.62	0.17
2016
Fourth Quarter	10.05	10.17	9.90	9.95	0.20	0.10
Third Quarter	10.03	10.10	9.85	9.97	0.21	0.14
Second Quarter	9.91	10.05	9.75	9.90	0.24	0.16
First Quarter	9.78	9.93	9.85	9.66	0.24	0.14
2015
Fourth Quarter	10.28	9.69	12.68	8.96	0.35	0.13
Third Quarter	10.61	10.03	9.94	9.80	0.60	0.25
Second Quarter	10.45	10.11	9.95	9.70	0.60	0.29
First Quarter	10.33	9.51	12.00	8.00	1.17	0.25

*
Through March 23, 2017

Dividend Policy of Quinpario

        Quinpario has not paid any cash dividends on shares of Quinpario Common Stock to date and does not intend to pay cash dividends prior to the completion of an initial business combination. The payment of cash dividends in the future will be dependent upon Quinpario's revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any dividends subsequent to a business combination will be within the discretion of the board of directors at such time. It is the present intention of the board of directors to retain all earnings, if any, for use in its business operations and, accordingly, the board of directors does not anticipate declaring any dividends in the foreseeable future. Further, if Quinpario incurs any indebtedness, its ability to declare dividends may be limited by restrictive covenants Quinpario may agree to in connection therewith.

Novitex/SourceHOV

        Historical market price information regarding SourceHOV and Novitex is not provided because there is no public market for their equity securities. For information about distributions paid by SourceHOV and Novitex to their respective equityholders, please see the sections entitled "SourceHOV Management's Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources." and "Novitex Management's Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources."

INDEPENDENT PUBLIC ACCOUNTING FIRM

        Representatives of Quinpario's independent registered public accounting firm, Marcum LLP, will be present at the Annual Meeting of the stockholders. The representatives will have the opportunity to make a statement if they so desire and they are expected to be available to respond to appropriate questions.

APPRAISAL RIGHTS

        Quinpario stockholders do not have appraisal rights in connection with the Business Combination under Delaware law.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS

        Pursuant to the rules of the SEC, Quinpario and servicers that Quinpario employs to deliver communications to Quinpario stockholders are permitted to deliver to two or more stockholders sharing the same address a single copy of the proxy statement. Upon written or oral request, Quinpario will deliver a separate copy of the proxy statement to any stockholder at a shared address to which a single copy of the proxy statement was delivered and who wishes to receive separate copies in the future. Stockholders receiving multiple copies of the proxy statement may likewise request that Quinpario deliver single copies of the proxy statement in the future. Stockholders may notify Quinpario of their requests by writing Quinpario at its principal executive offices at 12935 N. Forty Drive, Suite 201, St. Louis, Missouri 63141, or calling at (314) 548-6200.

TRANSFER AGENT AND REGISTRAR

        The transfer agent for Quinpario's securities and warrant agent for Quinpario's warrants is Continental Stock Transfer & Trust Company.

SUBMISSION OF STOCKHOLDER PROPOSALS

        The board of directors is aware of no other matter that may be brought before the Annual Meeting. Under Delaware law, only business that is specified in the notice of annual meeting to stockholders may be transacted at the Annual Meeting.

FUTURE STOCKHOLDER PROPOSALS

        If you intend to present a proposal at the 2018 annual meeting of stockholders, or if you want to nominate one or more directors, you must give timely notice thereof in writing to the Company. The Company's secretary must receive this notice at the principal executive offices of the Company no earlier than                  , 2018 and no later than                  , 2018; provided, however, that in the event that the 2018 annual meeting is called for a date that is not within 30 days before or after the anniversary of the Annual Meeting, notice by the stockholder to be timely must be so received not earlier than the opening of business on the 120th day before the 2018 annual meeting and not later than the later of (x) the close of business on the 90th day before the 2018 annual meeting or (y) the close of business on the 10th day following the day on which public announcement of the date of the 2018 annual meeting is first made by the Company.

        If you intend to present a proposal at the 2018 annual meeting, or if you want to nominate one or more directors at the 2018 annual meeting, you must comply with the advance notice provisions of Quinpario's bylaws. You may contact Quinpario's secretary at its principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

 WHERE YOU CAN FIND MORE INFORMATION

        The Company files reports, proxy statements and other information with the SEC as required by the Exchange Act. You can read Quinpario's SEC filings, including this proxy statement, over the internet at the SEC's website at http://www.sec.gov. You may also read and copy any document the Company files with the SEC at the SEC public reference room located at 100 F Street, N.E., Room 1580 Washington, D.C., 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also obtain copies of the materials described above at prescribed rates by writing to the SEC, Public Reference Section, 100 F Street, N.E., Washington, D.C. 20549.

        If you would like additional copies of this proxy statement or if you have questions about the Business Combination or the proposals to be presented at the Annual Meeting, you should contact the Company by in writing at 12935 N. Forty Drive, Suite 201, St. Louis, Missouri 63141, or by telephone at (314) 548-6200.

        You may also obtain these documents by requesting them in writing or by telephone from the Company's proxy solicitation agent at the following address and telephone number:

Morrow Sodali LLC
470 West Avenue
Stamford, Connecticut 06902
Individuals, please call toll-free: (800) 662-5200
Banks and brokerage, please call: (203) 658-9400
Email: QPAC.info@morrowsodali.com

        If you are a stockholder of Quinpario and would like to request documents, please do so by            , 2017 to receive them before the Annual Meeting. If you request any documents from the Company, the Company will mail them to you by first class mail, or another equally prompt means.

        All information contained or incorporated by reference in this proxy statement relating to Quinpario has been supplied by Quinpario, and all such information relating to SourceHOV and Novitex has been supplied by SourceHOV and Novitex, respectively. Information provided by either Quinpario, Novitex or SourceHOV does not constitute any representation, estimate or projection of any other party.

        This document is a proxy statement of Quinpario for the Annual Meeting of Quinpario stockholders. The Company has not authorized anyone to give any information or make any representation about the Business Combination, the Company, Novitex or SourceHOV that is different from, or in addition to, that contained in this proxy statement. Therefore, if anyone does give you information of this sort, you should not rely on it. The information contained in this document speaks only as of the date of this document unless the information specifically indicates that another date applies.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Audit Committee of the
Board of Directors and Shareholders
of Quinpario Acquisition Corp. 2

        We have audited the accompanying balance sheets of Quinpario Acquisition Corp. 2 (the "Company") as of December 31, 2016 and 2015, and the related statements of operations, changes in stockholders' equity and cash flows for the years ended December 31, 2016, 2015 and for the period from July 15, 2014 (inception) to December 31, 2014. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

        We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Quinpario Acquisition Corp. 2, as of December 31, 2016 and 2015, and the results of its operations and its cash flows for the years ended December 31, 2016, 2015 and the period from July 15, 2014 (inception) to December 31, 2014, in conformity with accounting principles generally accepted in the United States of America.

/s/ Marcum LLP
Marcum LLP
New York, NY
March 3, 2017

QUINPARIO ACQUISITION CORP. 2

BALANCE SHEETS

	As of
	December 31, 2016	December 31, 2015
ASSETS:
Current asset:
Cash and cash equivalents	$120,382	$881,923
Prepaid insurance	—	74,715

Total current assets	120,382	956,638
Noncurrent assets:
Cash and investments held in Trust Account	351,088,398	350,155,268

Total assets	$351,208,780	$351,111,906

LIABILITIES AND STOCKHOLDERS' EQUITY:
Current liabilities:
Accounts payable and accrued expenses	$107,331	$67,420

Total current liabilities	107,331	67,420
Deferred underwriters' fees	12,250,000	12,250,000

Total liabilities	12,357,331	12,317,420
Commitments
Common stock subject to possible redemption; 33,281,648 and 33,364,647 shares (at redemption value), respectively	333,851,446	333,794,485

Stockholders' equity:
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $0.0001 par value; 135,000,000 shares authorized; 10,468,352 and 10,385,353 shares issued and outstanding at December 31, 2016 and 2015, respectively (which excludes 33,281,648 and 33,364,647 shares subject to possible redemption, respectively	1,047	1,039
Additional paid-in capital	5,367,258	5,424,227
Accumulated deficit	(368,302)	(425,265)

Total stockholders' equity	5,000,003	5,000,001

Total liabilities and stockholders' equity	$351,208,780	$351,111,906

The accompanying notes are an integral part of these financial statements.

QUINPARIO ACQUISITION CORP. 2

STATEMENTS OF OPERATIONS

	For the year ended December 31, 2016	For the year ended December 31, 2015	For the period from July 15, 2014 (inception) to December 31, 2014
Reimbursement of due diligence expenses	$—	$500,000	$—
General and administrative costs	(1,128,167)	(1,027,734)	(53,338)

Loss from operations	(1,128,167)	(527,734)	(53,338)

Interest income	1,185,130	155,807	—

Net income / (loss)	$56,963	$(371,927)	$(53,338)

Weighted average number of common shares outstanding—basic and diluted(1)	10,414,438	10,261,416	8,750,000

Net income / (loss) per common share—basic and diluted	$0.01	$(0.04)	$(0.01)

(1)
The amount excludes an aggregate of 1,312,500 shares at December 31, 2014 that were forfeited in January 2015 by the Sponsor following notice from the underwriters that they were waiving their right to exercise any portion of their over-allotment option (see note 4).

The accompanying notes are an integral part of these financial statements.

QUINPARIO ACQUISITION CORP. 2

STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)

For the Period from July 15, 2014 (Inception) to December 31, 2016

	Common Stock				Total Stockholders' Equity (Deficit)
			Additional Paid-in Capital	Accumulated Deficit
	Shares	Amount
Sale of common stock issued to initial stockholder	10,062,500	$1,006	$23,994	$—	$25,000
Net Loss	—	—	—	(53,338)	(53,338)

Balance at December 31, 2014	10,062,500	1,006	23,994	(53,338)	(28,338)
Proceeds from the sale of 35,000,000 units	35,000,000	3,500	349,996,500	—	350,000,000
Underwriters' discount and offering expenses	—	—	(19,805,250)	—	(19,805,250)
Proceeds from the sale of 18,000,000 warrants to Initial Stockholder	—	—	9,000,000	—	9,000,000
Forfeiture of 1,312,500 shares following notice that Underwriters waived their right to exercise overallotment option.	(1,312,500)	(131)	131	—	—
Proceeds subject to possible redemption of 33,364,647 shares at redemption value	(33,364,647)	(3,336)	(333,791,148)	—	(333,794,485)
Net loss	—	—	—	(371,927)	(371,927)

Balances at December 31, 2015	10,385,353	$1,039	$5,424,227	$(425,265)	$5,000,001
Change in shares subject to possible redemption	82,999	8	(56,969)	—	(56,961)
Net Income	—	—	—	56,963	56,963

Balances at December 31, 2016	10,468,352	1,047	5,367,258	(368,302)	5,000,003

The accompanying notes are an integral part of these financial statements.

QUINPARIO ACQUISITION CORP. 2

STATEMENTS OF CASH FLOWS

	For the year ended December 31, 2016	For the year ended December 31, 2015	For the Period from July 15, 2014 (inception) to December 31, 2014
Cash Flows from Operating Activities:
Net income (loss)	$56,963	$(371,927)	$(53,338)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Interest income on restricted cash and equivalents held in trust	(1,185,130)	(155,807)	—
Changes in operation assets and liabilities:
Prepaid insurance	74,715	(47,697)	(27,017)
Accounts payable and accrued expenses	39,911	67,420	—

Net Cash Used in Operating Activities	(1,013,541)	(508,011)	(80,355)

Cash Flows from Investing Activities:
Proceeds deposited in trust account	—	(350,000,000)	—
Proceeds released from trust account	252,000	539	—

Net Cash Provided by (Used in) Investing Activities	252,000	(349,999,461)	—

Cash Flows from Financing Activities:
Repayment of note payable to related party	—	(325,370)	—
Proceeds from issuance of common stock to initial stockholder	—	—	25,000
Payment of deferred offering costs	—	—	(184,087)
Proceeds from note payable to related party	—	84,655	240,715
Proceeds from initial public offering, net of costs	—	342,628,838	—
Proceeds from private placement	—	9,000,000	—

Net Cash Provided by Financing Activities	—	351,388,123	81,628

Net (decrease) increase in cash and cash equivalents	(761,541)	880,651	1,273
Cash and cash equivalents—beginning	881,923	1,273	—

Cash and cash equivalents—ending	$120,382	$881,923	$1,273

Supplemental disclosure of noncash investing and financing activities:
Deferred underwriters' fees	$—	$12,250,000	—
Ordinary shares subject to possible redemption related to public offering	—	334,157,996
Change in value of shares subject to redemption	56,961	(363,511)

The accompanying notes are an integral part of these financial statements.

Quinpario Acquisition Corp. 2

Notes to Financial Statements

1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

        Quinpario Acquisition Corp. 2 ("us", "we", "Company" or "our") is a blank check company incorporated in Delaware on July 15, 2014. The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses or entities ("Business Combination"). All activity through December 31, 2016 relates to the Company's formation, initial public offering described below and search for a Business Combination. The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.

        The registration statement for the Company's initial public offering ("Initial Public Offering") was declared effective on January 15, 2015. The Company consummated the Initial Public Offering of 35,000,000 units ("Units") at $10.00 per Unit on January 22, 2015, generating gross proceeds of $350,000,000, which is described in Note 3.

        Simultaneously with the closing of the Initial Public Offering, the Company consummated the private placement of 18,000,000 warrants ("Private Placement Warrants") at a price of $0.50 per warrant to Quinpario Partners 2, LLC, the Company's sponsor ("Sponsor"), generating gross proceeds of $9,000,000, which is described in Note 3.

        Transaction costs amounted to $19,805,250, consisting of $7,000,000 of underwriting fees, $12,250,000 of deferred underwriting fees (which are held in the Trust Account (defined below)), $555,250 of Initial Public Offering costs and $63,920 of other expenses incurred through January 22, 2015. In addition, $1,380,830 of cash was available to fund operations and held outside of the Trust Account on January 22, 2015.

        Following the closing of the Initial Public Offering on January 22, 2015, an amount of $350,000,000 ($10.00 per Unit) from the net proceeds of the sale of the Units in the Initial Public Offering and the Private Placement Warrants was placed in a trust account ("Trust Account") and has been invested in U.S. treasury bills, notes or bonds with a maturity of 180 days or less or in an open ended investment company that holds itself out as a money market fund selected by the Company meeting the conditions of paragraphs (c)(2), (c)(3) and (c)(4) of Rule 2a-7 of the Investment Company Act of 1940 and that invests solely in U.S. treasuries, as determined by the Company. Such proceeds will continue to be held in such investments until the earlier of: (i) the consummation of a Business Combination or (ii) the distribution of the Trust Account as described below.

        The Company's management has broad discretion with respect to the specific application of the net proceeds of its Initial Public Offering, although substantially all of the net proceeds of the Initial Public Offering are intended to be generally applied toward consummating a Business Combination. Furthermore, there is no assurance that the Company will be able to successfully affect a Business Combination.

        On June 19, 2015, the Company received a $500,000 reimbursement for expenses that it incurred in connection with the due diligence of a potential business combination that did not materialize.

        In January 2017, we held a special meeting of stockholders. At the meeting, our stockholders approved an amendment to our Amended and Restated Certificate of Incorporation to extend the date by which we had to consummate an initial business combination to July 24, 2017. For the 19,997,082 public shares that voted in favor of the amendment, such vote also constituted their consent for the Company to amend the Investment Management Trust Agreement to withdraw from the Trust Account

Quinpario Acquisition Corp. 2

Notes to Financial Statements (Continued)

1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (Continued)

any interest earned on the funds held in the Trust Account related to those shares, net of taxes payable, for the Company's working capital requirements. In connection with the extension, holders of 14,901,399 public shares exercised their right to convert such public shares into a pro rata portion of the trust account established in connection with our initial public offering. As a result, $201,543,292 remained in our trust account as of January 19, 2017. In addition, 101,519 public shares were not voted and, for that reason, the Company cannot use the interest earned on those shares for the Company's working capital requirements. As a result, $1,018,002 of the funds that remain in the Trust Account are for the benefit of those public stockholders who did not vote on the extension amendment and will disburse such amount to such public stockholders if and when they present their shares for conversion.

        On February 21, 2017, the Company, entered into a Business Combination Agreement (the "Agreement") by and among the Company, Quinpario Merger Sub I, Inc., a Delaware corporation ("SourceHOV Merger Sub"), Quinpario Merger Sub II, Inc., a Delaware corporation ("Novitex Merger Sub" and, together with SourceHOV Merger Sub, the "Merger Subs"), Novitex Holdings, Inc., a Delaware corporation ("Novitex"), SourceHOV Holdings, Inc., a Delaware corporation ("SourceHOV"), Novitex Parent, L.P. ("Novitex Parent"), HOVS LLC and HandsOn Fund 4 I, LLC (collectively, the "HGM Group" and, together with Novitex Parent, each a "Seller" and collectively, the "Sellers"). Completion of the transaction is subject to amongst other requirements, the approval of the transaction by our stockholders. Accordingly, there can be no assurance that the proposed transaction will be consummated.

        We will seek stockholder approval of our initial Business Combination at a meeting called for such purpose at which stockholders may seek to convert their shares, regardless of whether they vote for or against the proposed Business Combination, into their pro rata share of the aggregate amount then on deposit in the Trust Account (net of taxes payable). We will consummate our initial Business Combination only if we have net tangible assets of at least $5,000,001 upon such consummation and a majority of the outstanding shares of common stock voted are voted in favor of the Business Combination. Notwithstanding the foregoing, the Amended and Restated Certificate of Incorporation of the Company provides that a public stockholder, together with any affiliate or other person with whom such public stockholder is acting in concert or as a "group" (within the meaning of Section 13 of the Securities Act of 1934, as amended (the "Securities Act")), will be restricted from seeking redemption rights with respect to an aggregate of more than 15% of the public shares (but only with respect to the amount over 15% of the public shares).

        The Company's Units, common stock and warrants are listed on the Nasdaq Capital Market ("NASDAQ"). Pursuant to the NASDAQ listing rules, the Company's initial Business Combination must be with a target business or businesses whose collective fair market value is at least equal to 80% of the balance in the Trust Account (excluding deferred underwriting commissions and taxes payable) at the time of the execution of a definitive agreement for such Business Combination, although this may entail simultaneous acquisitions of several target businesses. The Company determined this test was met in connection with the proposed transaction with the Sellers.

        The Company will have until July 24, 2017 to consummate its initial Business Combination. If the Company is unable to consummate an initial Business Combination within such time period for whatever reason (such as if not enough holders approve of the proposed business combination or too many holders seek conversion of their shares), it will, as promptly as possible but not more than ten business days thereafter, redeem 100% of the outstanding public shares for a pro rata portion of the

Quinpario Acquisition Corp. 2

Notes to Financial Statements (Continued)

1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (Continued)

funds held in the Trust Account and then seek to dissolve and liquidate. In such event, the warrants will expire worthless. The Company expects the redemption price to be $10.00 per share of common stock, without taking into account any interest earned on such funds. However, the Company may not be able to distribute such amounts as a result of claims of creditors which may take priority over the claims of public stockholders.

        We believe the $120,382 in our working capital account on December 31, 2016, plus the $812,000, in total, of interest income that we withdrew from the Trust Account on January 6, 2017 and February 17, 2017 will be sufficient to meet our working capital needs, to pay any taxes that we may owe and to complete our initial business combination. The amounts in the Trust Account may be invested only in U.S. government treasury securities with a maturity of 180 days or less or in money market funds investing solely in U.S. Treasuries and meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act. The current low interest rate environment has made it more difficult for such investments to generate sufficient funds. As a result, we may need to seek additional capital to continue our operations. If additional capital is required, we intend to borrow sufficient funds from Quinpario Partners, LLC or the management team to operate until we close our initial business combination. Neither Quinpario Partners, LLC nor our management team is under any obligation to advance funds to us. Any loan would be evidenced by a non-interest bearing promissory note. Up to $1,500,000 of such notes may be convertible into additional Private Placement Warrants at a price of $0.50 per warrant of the post business combination entity. Any such loans would be repaid only from funds held outside the Trust Account or from funds released to us upon completion of our initial Business Combination. If we are unable to complete our initial business combination because we do not have sufficient funds available to us, we will be forced to cease operations and liquidate the Trust Account.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

        The accompanying financial statements are presented in U.S. dollars in conformity with accounting principles generally accepted in the United States of America ("GAAP") and pursuant to the rules and regulations of the Securities and Exchange Commission ("SEC").

Cash and marketable securities held in Trust Account

        The amounts held in the Trust Account represent substantially all of the proceeds of the Initial Public Offering and are classified as restricted assets since such amounts can only be used by the Company in connection with the consummation of a Business Combination. As of December 31, 2016, 2015 and 2014, cash and trading securities held in the Trust Account consisted of $351,085,907, $350,154,498 and $0, respectively, in United States Treasury Bills with an original maturity of three months or less and $2,491, $770 and $0 in cash at December 31, 2016, 2015 and 2014, respectively.

Shares subject to possible redemption

        The Company accounts for its shares subject to possible redemption in accordance with the guidance in Accounting Standards Codification ("ASC") Topic 480 "Distinguishing Liabilities from Equity." Shares subject to mandatory redemption (if any) are classified as a liability instrument and measured at fair value. Conditionally redeemable shares (including shares that feature redemption

Quinpario Acquisition Corp. 2

Notes to Financial Statements (Continued)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company's control) are classified as temporary equity. At all other times, shares are classified as stockholders' equity. The Company's shares feature certain redemption rights that are considered to be outside of the Company's control and subject to occurrence of uncertain future events. Accordingly, shares subject to possible redemption are presented as temporary equity, outside of the stockholders' equity section of the Company's balance sheet.

Net income (loss) per common share

        The Company complies with accounting and disclosure requirements of the Financial Accounting Standards Board ("FASB") ASC 260, "Earnings Per Share." Net income (loss) per common share is computed by dividing net income (loss) applicable to common stockholders by the weighted average number of common shares outstanding for the period, which excludes an aggregate of 1,312,500 shares at December 31, 2014 that were forfeited by the Sponsor on January 22, 2015 following notice from the underwriters that they were waving their right to exercise any portion of their over-allotment option (see Note 4). The Company has not considered the effect of (i) warrants sold in the Initial Public Offering to purchase 17,500,000 shares of the Company and (ii) the Private Placement Warrants to purchase 9,000,000 shares of the Company, in the calculation of net income (loss) per share, since the exercise of the warrants is contingent on the occurrence of future events. 33,281,648, 33,364,647 and 0 shares subject to possible redemption at December 31, 2016, 2015 and 2014, respectively, were also excluded from the calculation of basic income (loss) per ordinary share since such shares, if redeemed, only participate in their pro rata share of the trust earnings. At December 31, 2016, 2015 and 2014, the Company did not have any other dilutive securities or other contracts that could, potentially, be exercised or converted into common stock and then share in the earnings of the Company. As a result, diluted income (loss) per common share is the same as basic income (loss) per common share for the periods.

Concentration of credit risk

        Financial instruments that potentially subject the Company to concentration of credit risk consist of cash accounts in a financial institution which, at times may exceed the federal depository insurance coverage of $250,000. The Company has not experienced losses on these accounts and since the Company maintains its cash accounts with major financial institutions, management believes the Company is not exposed to significant risks on such accounts.

Fair value of financial instruments

        The fair value of the Company's assets and liabilities, which qualify as financial instruments under FASB ASC 820, "Fair Value Measurements and Disclosures," approximates the carrying amounts represented in the balance sheet, primarily due to their short-term nature.

Use of estimates

        The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Quinpario Acquisition Corp. 2

Notes to Financial Statements (Continued)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Deferred offering costs

        Deferred offering costs consist of professional and underwriting fees incurred through the balance sheet date that are directly related to the Initial Public Offering and that were charged to stockholders' equity upon the completion of the Initial Public Offering.

Income taxes

        The Company complies with the accounting and reporting requirements of FASB ASC, 740, "Income Taxes," which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

        There were no unrecognized tax benefits as of December 31, 2016. FASB ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties as income tax expense. No amounts were accrued for the payment of interest and penalties at December 31, 2016. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

        The Company may be subject to potential examination by U.S. federal and state authorities in the areas of income taxes. These potential examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions and compliance with U.S. federal and state tax laws. The Company's management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months. Federal and Missouri income tax returns for the years ended December 31, 2016, 2015 and 2014 are currently open to examination although no audits are ongoing.

Recently issued accounting standards

        Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the Company's financial statements.

3. INITIAL PUBLIC OFFERING

        On January 22, 2015, the Company sold 35,000,000 Units at $10.00 per Unit. Each Unit consists of one share of common stock and one warrant. Each warrant entitles the holder thereof to purchase one-half of one share of common stock at a price of $5.75 per half share. Warrants may be exercised only for a whole number of shares of common stock. No fractional shares will be issued upon exercise of the warrants. Each warrant will become exercisable 30 days after the completion of an initial Business Combination, and will expire five years after the completion of an initial Business

Quinpario Acquisition Corp. 2

Notes to Financial Statements (Continued)

3. INITIAL PUBLIC OFFERING (Continued)

Combination, or earlier upon redemption. We may redeem the outstanding warrants (excluding the Private Placement Warrants), in whole and not in part, at a price of $0.01 per warrant:

  •
  upon a minimum of 30 days' prior written notice of redemption,

  •
  if, and only if, the last sales price of our shares of common stock equals or exceeds $24.00 per share for any 20 trading days within a 30 trading day period (the "30-day trading period") ending three business days before we send the notice of redemption, and

  •
  if, and only if, there is a current registration statement in effect with respect to the shares of common stock underlying such warrants commencing five business days prior to the 30-day trading period and continuing each day thereafter until the date of redemption.

        If we call the warrants for redemption as described above, our management will have the option to require all holders that wish to exercise warrants to do so on a "cashless basis."

        Simultaneously with the Initial Public Offering, the Sponsor purchased an aggregate of 18,000,000 Private Placement Warrants at a price of $0.50 per warrant ($9,000,000 in the aggregate) in a private placement. The proceeds from the purchase of the Private Placement Warrants were placed in the Trust Account.

        The Private Placement Warrants are identical to the warrants included in the Units sold in the Initial Public Offering except the Private Placement Warrants will be non-redeemable and may be exercised on a cashless basis, at the holder's option, in each case so long as they continue to be held by the Sponsor or its permitted transferees. The purchaser has also agreed not to transfer, assign or sell any of the Private Placement Warrants or underlying securities (subject to certain exceptions) until 30 days after the completion of an initial Business Combination.

4. RELATED PARTY TRANSACTIONS

        In September 2014, the Sponsor purchased an aggregate of 10,062,500 shares of our common stock (the "Insider Shares"), for an aggregate purchase price of $25,000. The managing member of the Sponsor is Quinpario Partners LLC ("Quinpario Partners"), an entity affiliated with several of our officers and directors. On November 10, 2014, the Sponsor transferred 300,000 Insider Shares to independent directors of the Company. The Insider Shares held by our initial stockholders, which include the Sponsor, management team and directors, included an aggregate of up to 1,312,500 shares subject to forfeiture to the extent that the underwriters' over-allotment option was not exercised in full or in part, so that our initial stockholders would collectively own 20.0% of our issued and outstanding shares after the Initial Public Offering (assuming they did not purchase units in the Initial Public Offering).

        On January 22, 2015, the underwriters informed the Company that they were waiving their right to exercise any portion of their over-allotment option. As a result, the Sponsor forfeited an aggregate of 1,312,500 Insider Shares, leaving the initial stockholders with an aggregate of 8,750,000 Insider Shares. The Company has recorded the forfeited shares as treasury stock and simultaneously retired and cancelled the shares and charged additional paid-in capital.

        The initial stockholders have agreed not to transfer, assign or sell any of the Insider Shares (except to certain permitted transferees) until (1) with respect to 20% of the Insider Shares, the consummation of an initial Business Combination and (2) with respect to the remaining 80% of the Insider Shares, the

Quinpario Acquisition Corp. 2

Notes to Financial Statements (Continued)

4. RELATED PARTY TRANSACTIONS (Continued)

earlier of one year after the date of the consummation of an initial Business Combination or if after 150 days after an initial Business Combination, the closing price of the Company's common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period. Notwithstanding the foregoing, the foregoing transfer restrictions will be removed earlier if, after an initial Business Combination, the Company consummates a subsequent (i) liquidation, merger, stock exchange or other similar transaction which results in all of the Company's stockholders having the right to exchange their shares of common stock for cash, securities or other property or (ii) consolidation, merger or other change in the majority of the Company's management team.

        Quinpario Partners had loaned and advanced to us a total of $325,370 which was used to pay operating expenses and costs associated with the Initial Public Offering. These loans and advances were non-interest bearing, unsecured and repaid at the consummation of the Initial Public Offering out of the proceeds of the Initial Public Offering.

        Quinpario Partners and Jeffry N. Quinn, our former Chairman, have agreed that they will be liable to ensure that the proceeds in the Trust Account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us, but they may not be able to satisfy their indemnification obligations if they are required to do so. Furthermore, they will have no liability under this indemnity as to any claimed amounts owed to a target business or vendor or other entity who has executed an agreement with us waiving any right, title, interest or claim of any kind they may have in or to any monies held in the Trust Account. Pursuant to a registration rights agreement entered into on January 15, 2015 with the Company's initial stockholders, the Company is required to register certain securities for sale under the Securities Act. The holders of a majority of these securities are entitled to make up to three demands that we register such securities. In addition, the holders have certain "piggy-back" registration rights with respect to registration statements filed subsequent to our consummation of an initial Business Combination. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

        Quinpario Partners has agreed that, commencing on January 15, 2015 through the earlier of our consummation of an initial Business Combination or our liquidation, it will make available to us certain general and administrative services, including office space, utilities and administrative support, as we may require from time to time. We have agreed to pay Quinpario Partners $10,000 per month for these services. For the years ended December 31, 2016 and 2015, the Company paid $120,000 and $110,000, respectively, of expense pursuant to the administrative services agreement.

        In November 2015, the Company reimbursed Quinpario Partners $38,522 for dues and subscriptions relating to systems that the Company utilizes in searching for a target business.

5. COMMITMENTS & CONTINGENCIES

        The underwriters are entitled to an underwriting discount of five and one-half percent (5.5%), of which two percent (2.0%), or $7,000,000, was paid in cash at the closing of the Initial Public Offering on January 22, 2015, and three and one-half percent (3.5%), or $12,250,000, has been deferred. The deferred fee will be payable in cash upon the closing of an initial Business Combination. The deferred fee will become payable to the underwriters from the amounts held in the Trust Account solely in the

Quinpario Acquisition Corp. 2

Notes to Financial Statements (Continued)

5. COMMITMENTS & CONTINGENCIES (Continued)

event that the Company completes the Business Combination, subject to the terms of the underwriting agreement. If an initial Business Combination is not consummated, the deferred fees will not be paid.

6. FAIR VALUE MEASUREMENTS

        The Company has adopted FASB ASC 820 for its financial assets and liabilities that are re-measured and reported at fair value at each reporting period, and non-financial assets and liabilities that are re-measured and reported at fair value at least annually. The adoption of FASB ASC 820 did not have an impact on the Company's financial position or results of operations.

        The following table presents information about the Company's assets that are measured at fair value on a recurring basis as of December 31, 2016 and 2015 and indicates the fair value hierarchy of the valuation techniques the Company utilized to determine such fair value. In general, fair values determined by Level 1 inputs utilize quoted prices (unadjusted) in active markets for identical assets or liabilities. Fair values determined by Level 2 inputs utilize data points that are observable such as quoted prices, interest rates and yield curves. Fair values determined by Level 3 inputs are unobservable data points for the asset, and includes situations where there is little, if any, market activity for the asset:

Description	Balances, at December 31, 2016	Quoted Prices in Active Markets (Level 1)
Assets:
U.S. Treasury Securities	$351,085,907	$351,085,907

Total	$351,085,907	$351,085,907

Description	Balances, at December 31, 2015	Quoted Prices in Active Markets (Level 1)
Assets:
U.S. Treasury Securities	$350,154,498	$350,154,498

Total	$350,154,498	$350,154,498

7. STOCKHOLDERS' EQUITY

        Common Stock—The Company is authorized to issue 135,000,000 shares of common stock with a par value of $0.0001 per share. At December 31, 2016 and 2015, there were 10,468,352 and 10,385,353, respectively, common shares outstanding (which excludes 33,281,648 and 33,364,647, respectively, shares subject to possible redemption).

        Preferred Stock—The Company is authorized to issue 1,000,000 shares of preferred stock in one or more series with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors. At December 31, 2016 and 2015, the Company had not issued any preferred shares.

Quinpario Acquisition Corp. 2

Notes to Financial Statements (Continued)

8. INCOME TAX

        The Company's net deferred tax assets are as follows:

	As of December 31, 2016	As of December 31, 2015	As of December 31, 2014
Deferred tax asset
Net operating loss carryforward	$160,948	$185,841	$23,309
Valuation allowance	(160,948)	(185,841)	(23,309)

Deferred tax asset, net of allowance	$—	$—	$—

        The income tax provision (benefit) consists of the following:

	For the year ended December 31, 2016	For the year ended December 31, 2015	For the Period from July 15, 2014 (Inception) to December 31, 2014
Federal
Current	$—	$—	$—
Deferred	19,937	(130,174)	(18,668)
State
Current	$—	$—	$—
Deferred	4,956	(32,358)	(4,640)
Change in valuation allowance	(24,893)	162,532	23,309

Income tax provision (benefit)	$—	$—	$—

        A reconciliation of the federal income tax rate to the Company's effective tax rate at December 31, 2016, 2015 and 2014 is as follows:

	For the year ended December 31, 2016	For the year ended December 31, 2015	For the Period from July 15, 2014 (Inception) to December 31, 2014
Statutory federal income tax rate	35.00%	(35.00)%	(35.00)%
State taxes, net of federal tax benefit	8.70%	(8.70)%	(8.70)%
Change in valuation allowance	(43.70)%	43.70%	43.70%

Income tax provision (benefit)	0%	0%	0%

        As of December 31, 2016, the Company had U.S. federal and state net operating loss carryovers ("NOLs") of $368,302 available to offset future taxable income. These NOLs expire beginning January 1, 2035. In accordance with Section 382 of the Internal Revenue Code, deductibility of the Company's NOLs may be subject to an annual limitation in the event of a change in control as defined under the regulations.

Quinpario Acquisition Corp. 2

Notes to Financial Statements (Continued)

8. INCOME TAX (Continued)

        In assessing the realization of the deferred tax assets, management considers whether it is more likely than not that some portion of all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which temporary differences representing net future deductible amounts become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. After consideration of all of the information available, management believes that significant uncertainty exists with respect to future realization of the deferred tax assets and has therefore established a full valuation allowance.

9. QUARTERLY FINANCIAL RESULTS (UNAUDITED)

        The following tables set forth certain unaudited quarterly results of operations of the Company. In the opinion of management, this information has been prepared on the same basis as the audited financial statements and all necessary adjustments, consisting only of normally recurring adjustments, have been included in the amounts stated below to present fairly the quarterly information when read in conjunction with the audited financial statements and related notes. The quarterly operating results are not necessarily indicative of future results of operations.

        Summary of the quarterly results of operations for the year ended December 31, 2016

	For the three months ended March 31, 2016	For the three months ended June 30, 2016	For the three months ended September 30, 2016	For the three months ended December 31, 2016
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Revenue	$—	$—	$—	$—

Gross Profit	—	—	—	—

Net Income (Loss) attributable to common shares outstanding	(58,912)	66,980	52,574	(3,679)

Net Income (Loss) per common share outstanding, basic and diluted	$(0.01)	$0.01	$0.01	$(0.00)

        Summary of the quarterly results of operations for the year ended December 31, 2015

	For the three months ended March 31, 2015	For the three months ended June 30, 2015	For the three months ended September 30, 2015	For the three months ended December 31, 2015
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Revenue	$—	$—	$—	$—

Gross Profit	—	—	—	—

Net Income (Loss) attributable to common shares outstanding	(177,064)	10,422	(93,945)	(111,340)

Net Income (Loss) per common share outstanding, basic and diluted	$(0.02)	$0.00	$(0.01)	$(0.01)

Quinpario Acquisition Corp. 2

Notes to Financial Statements (Continued)

9. QUARTERLY FINANCIAL RESULTS (UNAUDITED) (Continued)

        Summary of the quarterly results of operations for the period from July 15, 2014 (inception) to December 31, 2014

	For the period July 15, 2014 (inception) to September 30, 2014	For the three months ended December 31, 2014
	(Unaudited)	(Unaudited)
Revenue	$—	$—

Gross Profit	—	—

Net Income (Loss) attributable to common shares outstanding	(24,442)	(28,896)

Net Income (Loss) per common share outstanding, basic and diluted	$(0.00)	$(0.00)

10. SUBSEQUENT EVENTS

        On January 5, 2017, the Company received a notice from the Listing Qualifications Department of The Nasdaq Stock Market ("Nasdaq") stating that the Company failed to hold an annual meeting of stockholders within 12 months after its fiscal year ended December 31, 2015, as required by Nasdaq Listing Rules 5620(a) and 5810(c)(2)(G). On February 21, 2017, the Company submitted to Nasdaq a plan to regain compliance pursuant to the procedures set forth in the Nasdaq Listing. While the plan is pending, the Company's securities will continue to trade on Nasdaq.

        On February 21, 2017, we entered into a Business Combination Agreement (the "Agreement") with SourceHOV Merger Sub, Novitex Merger Sub, Novitex, SourceHOV, Novitex Parent, HOVS LLC and HandsOn Fund 4 I, LLC. The transaction will result in the formation of a market-leading business process outsourcing platform with expertise in financial technology, information services and data processing. Novitex, a North American provider of technology-driven managed services, is owned by certain funds managed by affiliates of Apollo Global Management, LLC (NYSE: APO). SourceHOV is majority owned by HandsOn Global Management, LLC and affiliates, and provides Transaction Processing Solutions and Enterprise Information Management solutions.

        The Agreement provides for (i) the merger of SourceHOV Merger Sub with and into SourceHOV, as a result of which the separate corporate existence of SourceHOV Merger Sub ceases, with SourceHOV continuing as the surviving company and a subsidiary of the Company, and (ii) the merger of Novitex Merger Sub with and into Novitex, as a result of which the separate corporate existence of Novitex Merger Sub ceases, with Novitex as the surviving company and a subsidiary of the Company.

        The proposed transaction is expected to be consummated in the second quarter of 2017, after the required approval by the Company's stockholders and the fulfillment of certain other conditions.

        Management has approved the financial statements and performed an evaluation of subsequent events through the date the financial statements were issued. Except as disclosed above, management did not identify any recognized or non-recognized subsequent event that would have required adjustment or disclosure in the financial statements.

Independent Auditors' Report

The Board of Directors
SourceHOV Holdings, Inc.:

        We have audited the accompanying consolidated balance sheets of SourceHOV Holdings, Inc. and subsidiaries as of December 31, 2016 and 2015, and the related consolidated statements of operations, comprehensive loss, stockholders' deficit, and cash flows for each of the years in the three-year period ended December 31, 2016. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

        We conducted our audits in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States) and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of SourceHOV Holdings, Inc. and subsidiaries as of December 31, 2016 and 2015, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2016 in conformity with U.S. generally accepted accounting principles.

/s/ KPMG LLP
Dallas, Texas April 3, 2017

SourceHOV Holdings, Inc. and Subsidiaries

Consolidated Balance Sheets

As of December 31, 2016 and 2015

(in thousands of United States dollars except share and per share amounts)

	December 31,
	2016	2015
Assets
Current assets
Cash and cash equivalents	$8,361	$16,619
Restricted cash	25,892	22,403
Accounts receivable, net of allowance for doubtful accounts of $3,200, respectively	138,421	145,162
Inventories, net	11,195	13,742
Prepaid expenses and other current assets	12,202	11,514

Total current assets	196,071	209,440
Property, plant and equipment, net	81,600	78,303
Goodwill	373,291	359,459
Intangible assets, net	298,739	285,229
Deferred income tax assets	9,654	4,602
Other noncurrent assets	10,131	23,015

Total assets	$969,486	$960,048

Liabilities and Stockholders' Deficit
Liabilities
Current liabilities
Accounts payable	$42,212	$26,778
Related party payables	9,344	8,906
Income tax payable	1,031	624
Accrued liabilities	29,492	26,291
Accrued compensation and benefits	31,200	33,518
Customer deposits	18,729	8,307
Deferred revenue	17,235	14,189
Obligation for claim payment	25,892	22,403
Current portion of capital lease obligations	6,507	5,009
Current portion of long-term debt	55,833	45,253

Total current liabilities	237,475	191,278

Long-term debt, net of current maturities	983,502	975,142
Capital lease obligations, net of current maturities	18,439	14,606
Pension liability	28,712	19,415
Deferred income tax liabilities	26,223	34,764
Long-term income tax liability	3,063	3,388
Long-term related party payable	—	2,590
Other long-term liabilities	11,973	10,354

Total liabilities	1,309,387	1,251,537

Commitment and Contingencies (Note 11)
Stockholders' deficit
Common stock, par value of $0.001 per share; 331,000 shares authorized; 144,399 shares issued and outstanding at December 31, 2016 and 2015; Preferred stock, par value of $0.01 per shares; 400,000 shares authorized and no shares issued or outstanding at December 31, 2016 and 2015	—	—
Additional paid in capital	(57,389)	(57,389)
Equity-based compensation	27,342	20,256
Accumulated deficit	(293,968)	(245,865)
Accumulated other comprehensive loss:
Foreign currency translation adjustment	(3,547)	(3,415)
Unrealized pension actuarial losses, net of tax	(12,339)	(5,076)

Total accumulated other comprehensive loss	(15,886)	(8,491)

Total stockholders' deficit	(339,901)	(291,489)

Total liabilities and stockholders' deficit	$969,486	$960,048

The accompanying notes are an integral part of these consolidated financial statements.

SourceHOV Holdings, Inc. and Subsidiaries

Consolidated Statements of Operations

For the years ended December 31, 2016, 2015 and 2014

(in thousands of United States dollars except share and per share amounts)

	Years ended December 31,
	2016	2015	2014
Revenue	789,926	805,232	650,918
Cost of revenue (exclusive of depreciation and amortization)	519,121	559,846	451,539

Gross profit	270,805	245,386	199,379
Selling, general and administrative expenses	130,437	120,691	131,864
Depreciation and amortization	79,639	75,408	65,227
Impairment of goodwill and other intangible assets	—	—	154,454
Related party expense	10,493	8,977	19,080

Operating income (loss)	50,236	40,310	(171,246)
Other expense (income), net:
Interest expense, net	109,414	108,779	48,045
Loss on extinguishment of debt	—	—	18,548
Sundry expense (income), net	712	3,247	(2,201)

Net loss before income taxes	(59,890)	(71,716)	(235,638)
Income tax benefit	11,787	26,812	38,003

Net loss	$(48,103)	$(44,904)	$(197,635)

Net loss per share—basic and diluted	$333.13	$310.97	$1,368.67

Shares used in computing basic net loss per share	144,399	144,399	144,399

The accompanying notes are an integral part of these consolidated financial statements.

SourceHOV Holdings, Inc. and Subsidiaries

Consolidated Statements of Comprehensive Loss

For the years ended December 31, 2016, 2015 and 2014

(in thousands of United States dollars)

	Years ended December 31,
	2016	2015	2014
Net Loss	$(48,103)	$(44,904)	$(197,635)
Other comprehensive income (loss), net of tax
Foreign currency translation adjustments	(132)	(1,990)	(223)
Unrealized plan amendment gains, net of tax	—	—	193
Unrealized pension actuarial (losses) gains, net of tax	(7,263)	3,655	(9,244)

Comprehensive loss	$(55,498)	$(43,239)	$(206,909)

The accompanying notes are an integral part of these consolidated financial statements.

SourceHOV Holdings, Inc. and Subsidiaries

Consolidated Statements of Stockholders' Deficit

December 31, 2016, 2015 and 2014

(in thousands of United States dollars)

										Accumulated Other Comprehensive Loss
	Common Stock		Preferred Stock Shares
								Additional Paid in- Capital	Equity-Based Compensation	Cumulative Translation Adjustments	Pension Benefits	Accumulated Deficit	Total Stockholders' Deficit
	Shares	Amount	Series 1	Series 2	Series 3	Series 4	Amount
Balances at January 1, 2014	—	$—	81,968	101,967	132,130	13,545	320,542	$—	$—	$(124)	$—	$(3,326)	$317,092
Net loss January 1 to December 31, 2014	—	—	—	—	—	—	—	—	—	—	—	(197,635)	(197,635)
Equity-based compensation	—	—	—	—	—	—	—	—	12,134	—	—	—	12,134
Preferred shares converted to common shares	79,611	—	—	—	(66,065)	(13,545)	36,958	(36,958)	—	—	—	—	—
TRG redemption	—	—	(81,968)	(101,967)	(66,065)	—	(357,500)	—	—	—	—	—	(357,500)
Pangea opening equity (Note 1)	64,788	—	—	—	—	—	—	(20,431)	—	(1,078)	320	—	(21,189)
Foreign currency translation adjustment	—	—	—	—	—	—	—	—	—	(223)	—	—	(223)
Net realized plan amendment gains, net of tax	—	—	—	—	—	—	—	—	—	—	193	—	193
Net realized pension actuarial losses, net of tax	—	—	—	—	—	—	—	—	—	—	(9,244)	—	(9,244)

Balances at December 31, 2014	144,399	$—	—	—	—	—	—	$(57,389)	$12,134	$(1,425)	$(8,731)	$(200,961)	$(256,372)
Net loss January 1 to December 31, 2015	—	—	—	—	—	—	—	—	—	—	—	(44,904)	(44,904)
Equity-based compensation	—	—	—	—	—	—	—	—	8,122	—	—	—	8,122
Foreign currency translation adjustment	—	—	—	—	—	—	—	—	—	(1,990)	—	—	(1,990)
Net realized pension actuarial gains, net of tax	—	—	—	—	—	—	—	—	—	—	3,655	—	3,655

Balances at December 31, 2015	144,399	$—	—	—	—	—	—	$(57,389)	$20,256	$(3,415)	$(5,076)	$(245,865)	$(291,489)
Net loss January 1 to December 31, 2016	—	—	—	—	—	—	—	—	—	—	—	(48,103)	(48,103)
Equity-based compensation	—	—	—	—	—	—	—	—	7,086	—	—		7,086
Foreign currency translation adjustment	—	—	—	—	—	—	—	—	—	(132)	—	—	(132)
Net realized pension actuarial gains, net of tax	—	—	—	—	—	—	—	—	—	—	(7,263)	—	(7,263)

Balances at December 31, 2016	144,399	$—	—	—	—	—	—	$(57,389)	$27,342	$(3,547)	$(12,339)	$(293,968)	$(339,901)

The accompanying notes are an integral part of these consolidated financial statements.

SourceHOV Holdings, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

(in thousands of United States dollar)

	Years ended December 31,
	2016	2015	2014
Cash flows from operating activities
Net loss	$(48,103)	$(44,904)	$(197,635)
Adjustments to reconcile net loss
Depreciation and amortization	79,639	75,408	65,227
Original issue discount and debt issuance cost amortization	13,684	12,974	5,573
Loss on extinguishment of debt	—	—	18,548
Impairment of goodwill and other intangible assets	—	—	154,454
Provision (recovery) for doubtful accounts	756	1,105	(1,168)
Deferred income tax benefit	(15,729)	(27,177)	(37,918)
Share-based compensation expense	7,086	8,122	12,134
Foreign currency remeasurement	193	150	379
Loss on sale of property, plant and equipment	2,245	632	869
Change in operating assets and liabilities, net of effect from acquisitions
Accounts receivable	20,801	11,583	32,036
Related party receivable	—	—	777
Prepaid expenses and other assets	4,969	892	(149)
Accounts payable and accrued liabilities	5,544	(28,644)	(19,082)
Related party payables	(2,427)	(2,703)	13,728

Net cash provided by operating activities	68,658	7,438	47,773

Cash flows from investing activities
Purchase of property, plant and equipment	(7,926)	(10,669)	(10,250)
Additions to developed technology	—	—	(811)
Additions to internally developed software	(13,017)	(3,279)	(400)
Additions to outsourcing contract costs	(14,636)	(7,882)	(876)
Cash paid for TransCentra (Note 3)	—	(12,810)	—
Cash acquired in TransCentra acquisition (Note 3)	3,351	—	—
Proceeds from sale of property, plant and equipment	626	208	118
Cash acquired in the Reorganization (Note 1)	—	—	8,477

Net cash used in investing activities	(31,602)	(34,432)	(3,742)

Cash flows from financing activities
Change in bank overdraft	(1,331)	938	602
Proceeds from financing obligations	5,429	5,554	—
TRG redemption	—	—	(353,000)
Proceeds from new credit facility	—	—	1,006,100
Retirement of previous credit facilities	—	—	(507,200)
Retirement of Pangea credit facilities	—	—	(144,520)
Cash paid for debt issuance costs	—	—	(36,448)
Other financing activities	—	—	(743)
Borrowings from revolver and swing-line loan	53,700	157,400	24,600
Repayments from revolver and swing line loan	(53,200)	(108,800)	(17,600)
Principal payments on long-term obligations	(47,853)	(33,474)	(10,447)

Net cash (used in) provided by financing activities	(43,255)	21,618	(38,656)

Effect of exchange rates on cash	(2,059)	(672)	(120)

Net (decrease) increase in cash and cash equivalents	(8,258)	(6,048)	5,255
Cash and cash equivalents
Beginning of period	16,619	22,667	17,412

End of period	$8,361	$16,619	$22,667

Supplemental cash flow data:
Income tax payments, net of refunds received	$3,771	$1,784	$2,029
Interest paid	96,166	87,302	42,668
Noncash investing and financing activities:
Assets acquired through capital lease arrangements	11,925	6,021	2,528
Leasehold improvements funded by lessor	5,186	665	81
Accrued capital expenditures	$580	$878	$1,468

The accompanying notes are an integral part of these consolidated financial statements.

SourceHOV Holdings, Inc. and Subsidiaries

Notes to the Consolidated Financial Statements

(in thousands of United States dollars unless otherwise stated)

1. Description of the Business

Organization

        SourceHOV Holdings, Inc. and subsidiaries (collectively "the Company") is a holding company with no operations, which owns 100% of SourceHOV LLC and its wholly owned subsidiaries ("SourceHOV LLC"). The Company provides mission-critical information and transaction processing solutions services to clients across three major industry verticals. The Company manages information and document driven business processes and offers solutions and services to fulfill specialized knowledge-based processing and consulting requirements, enabling clients to concentrate on their core competencies.

        The Company consists of the following segments:

  •
  Information & Transaction Processing Solutions ("ITPS"). ITPS provides industry solutions for banking and financial services, including lending solutions for mortgages and auto loans, and banking solutions for clearing, anti-money laundering, sanctions, and interbank cross-border settlement; property and casualty insurance solutions for origination, enrollments, claims processing, and benefits administration communications; public sector solutions for income tax processing, benefits administration, and record management; multi-industry solutions for payment processing and reconciliation, integrated receivable and payables management, document logistics and location services, records management and electronic storage of data / documents; and software, hardware, professional services and maintenance related to information and transaction processing automation, among others.

  •
  Healthcare Solutions ("HS"). HS offerings include revenue cycle solutions, integrated accounts payable and accounts receivable, and information management for both the healthcare payer and provider markets. Payer service offerings include claims processing, claims adjudication and auditing services, enrollment processing and policy management, and scheduling and prescription management. Provider service offerings include medical coding and insurance claim generation, underpayment audit and recovery, and medical records management.

  •
  Legal and Loss Prevention Services ("LLPS") Solutions. LLPS solutions include processing of legal claims for class action and mass action settlement administrations, involving project management support, notification and outreach to claimants, collection, analysis and distribution of settlement funds. Additionally, LLPS provides data and analytical services in the context of litigation consulting, economic and statistical analysis, expert witness services, and revenue recovery services for delinquent accounts receivable.

The Reorganization

        Prior to October 31, 2014, SourceHOV LLC was wholly owned by Solaris Holding Corporation ("Solaris"). On October 31, 2014, Solaris merged with SHC Merger Sub Inc. ("SHC"), a Delaware corporation ("First Merger"). Upon consummation of this First Merger, SHC ceased to exist and Solaris continued to be the sole surviving corporation of the First Merger. At this time, Solaris and SourceHOV Holdings, Inc. were merged, resulting in the common stock of Solaris becoming common stock of the Company. Immediately following the First Merger, the Company, BT Merger Sub Inc. ("BT") and Pangea Acquisitions, Inc. ("Pangea") merged ("Second Merger"). Upon consummation of the Second Merger, BT ceased to exist and Pangea became a wholly-owned subsidiary of the Company.

SourceHOV Holdings, Inc. and Subsidiaries

Notes to the Consolidated Financial Statements (Continued)

(in thousands of United States dollars unless otherwise stated)

1. Description of the Business (Continued)

As part of the transaction, the Company redeemed all preferred shares owned directly, or indirectly, by The Rohatyn Group ("TRG") for $357.5 million, of which $353.0 million was paid on October 31, 2014 and the remaining $4.5 million is payable over two years. All remaining preferred holders in the Company converted their preferred shares into common shares of the Company, resulting in a change of control from a collaborative group to one affiliated group of entities. Shareholders of Pangea received common shares of the Company in exchange for their Pangea shares. In addition, all existing debt facilities of Pangea and Solaris were refinanced as part of the reorganization (the "Reorganization"). Because Pangea was controlled by the same shareholders that now control the Company at the date of the Reorganization, the merger with Pangea was reflected at carrying value.

The TransCentra Acquisition

        On September 28, 2016, SourceHOV LLC acquired TransCentra Inc. ("TransCentra"), a wholly-owned subsidiary of FTS Parent, Inc. ("FTS"), a Delaware corporation. TransCentra is an outsourced biller, outsourced payment processor, and a provider of insourced imaging and payment processing platforms and software. TransCentra's outsourced business operated through wholly-owned subsidiary Regulus Holding Inc. provides printing and payment processing to its customers. The outsourced business utilizes internally developed software to provide printing and remittance services to customers and is the predominant revenue contributor for TransCentra. TransCentra's insourced business operated through wholly-owned subsidiary J&B Software, Inc. provides imaging and payment processing software to customers who choose to process their own remittances. TransCentra was incorporated in the State of Delaware on May 12, 2011 as Columbus Acquisition Corporation, Inc. and changed its name to TransCentra, Inc. via an amended and restated certificate of incorporation in December 2011. The acquisition was accounted for as a business combination using the acquisition method of accounting. Refer to Note 3—Business Combinations.

2. Basis of Presentation and Summary of Significant Accounting Policies

Principles of Consolidation

        The accompanying consolidated financial statements and related notes to the consolidated financial statements include the accounts of the Company and subsidiaries. Newly acquired subsidiaries have been included in the consolidated financial statements from the date of acquisition. In addition, the Company evaluates its relationships with other entities to identify whether they are variable interest entities as defined by Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") 810-10, Consolidation and whether the Company is the primary beneficiary. Consolidation is required if both of these criteria are met. All intercompany accounts and transactions have been eliminated in consolidation.

Use of Estimates

        The preparation of consolidated financial statements in conformity with United States ("U.S.") generally accepted accounting principles ("U.S. GAAP") requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

SourceHOV Holdings, Inc. and Subsidiaries

Notes to the Consolidated Financial Statements (Continued)

(in thousands of United States dollars unless otherwise stated)

2. Basis of Presentation and Summary of Significant Accounting Policies (Continued)

        Key estimates and judgments relied upon in preparing these consolidated financial statements include revenue recognition for multiple element arrangements, allowance for doubtful accounts, income taxes, depreciation, amortization, employee benefits, equity-based compensation, contingencies, goodwill, intangible assets, fair value of assets and liabilities acquired in acquisitions, and liability valuations. The Company regularly assesses these estimates and records changes in estimates in the period in which they become known. The Company bases its estimates on historical experience and various other assumptions that the Company believes to be reasonable under the circumstances. Actual results could differ from those estimates.

Cash and Cash Equivalents

        Cash and cash equivalents include cash deposited with financial institutions and liquid investments with original maturity dates equal to or less than three months. All bank deposits and money market accounts are considered cash and cash equivalents. The Company holds cash and cash equivalents at major financial institutions, which often exceed Federal Deposit Insurance Corporation insured limits. Historically, the Company has not experienced any losses due to such bank depository concentration.

Restricted Cash

        As part of the Company's legal claims processing service, the Company holds cash for various settlement funds once the fund is in the wind down stage and claims have been paid. The cash is used to pay tax obligations and other liabilities of the settlement funds. The Company recorded an offsetting liability in obligation for claim payment in the accompanying consolidated balance sheets for the settlement funds received of $25.9 million and $22.4 million at December 31, 2016 and 2015, respectively. Of the total amount of settlement funds received, $17.1 million and $20.3 million were not subject to legal restrictions on use as of December 31, 2016 and 2015, respectively. TransCentra maintains a collateral certificate of deposit account required by its insurance carrier for unsettled workers' compensation claims. The Company records an offsetting liability in accrued compensation and benefits in the accompanying consolidated balance sheets.

Accounts Receivable and Allowance for Doubtful Accounts

        Accounts receivable are carried at the original invoice amount less an estimate made for doubtful accounts. Revenue that has been earned but remains unbilled at the end of the period is recorded as a component of accounts receivable, net. The Company specifically analyzes accounts receivable and historical bad debts, customer credit-worthiness, current economic trends, and changes in customer payment terms and collection trends when evaluating the adequacy of its allowance for doubtful accounts. The Company writes off accounts receivable balances against the allowance for doubtful accounts, net of any amounts recorded in deferred revenue, when it becomes probable that the receivable will not be collected.

Inventories

        Inventories are valued at the lower of cost or market and include the cost of raw materials, labor, factory overhead, and purchased subassemblies. Cost is determined using the first-in, first-out and weighted average methods.

SourceHOV Holdings, Inc. and Subsidiaries

Notes to the Consolidated Financial Statements (Continued)

(in thousands of United States dollars unless otherwise stated)

2. Basis of Presentation and Summary of Significant Accounting Policies (Continued)

        At least quarterly, the Company evaluates the carrying amount of inventory based on the identification of excess and obsolete inventory. The Company's evaluation involves a multi factor approach incorporating the stratification of inventory by time held and by risk category, among other factors. The approach incorporates both recent historical information and management analysis of inventory usage. The Company's approach is intended to take into consideration potential excess and obsolescence caused by a decreasing installed base, engineering changes and changes in manufacturing demands. If any of the factors of the Company's estimate were to deteriorate, additional reserves may be required. The inventory reserve calculations are reviewed periodically and additional reserves are recorded as deemed necessary.

Property, Plant and Equipment

        Property, plant, and equipment are recorded at cost less accumulated depreciation. Depreciation is computed using the straight-line method (which approximates the use of the assets) over the estimated useful lives of the assets. When these assets are sold or otherwise disposed of, the asset and related depreciation is relieved, and any gain or loss is included in the consolidated statements of operations for the period of sale or disposal. Leasehold improvements are amortized over the lease term or the useful life of the asset, whichever is shorter. Assets under capital leases are amortized over the lease term unless ownership is transferred by the end of the lease or there is a bargain purchase option, in which case assets are amortized normally on a straight-line basis over the useful life that would be assigned if the assets were owned. The amortization of these capital lease assets is recorded in depreciation expense in the consolidated statements of operations. Repair and maintenance costs are expensed as incurred.

Intangible Assets

Customer Relationships

        Customer relationship intangible assets represent customer contracts and relationships obtained as part of acquired businesses. Customer relationship values are estimated by evaluating various factors including historical attrition rates, contractual provisions and customer growth rates, among others. The estimated average useful lives of customer relationships range from three to 16 years depending on facts and circumstances. These intangible assets are primarily amortized based on undiscounted cash flows. The Company evaluates the remaining useful life of intangible assets on an annual basis to determine whether events and circumstances warrant a revision to the remaining useful life.

Trade Names

        The Company has determined that its trade name intangible assets are indefinite-lived assets and therefore are not subject to amortization. The Company's valuation of trade names at the reporting unit level utilizes the Relief-from-Royalty method that represents the present value of the future economic benefits generated by ownership of the trade names and approximates the amount that the Company would have to pay as a royalty to a third party to license such names.

SourceHOV Holdings, Inc. and Subsidiaries

Notes to the Consolidated Financial Statements (Continued)

(in thousands of United States dollars unless otherwise stated)

2. Basis of Presentation and Summary of Significant Accounting Policies (Continued)

Trademarks

        The Company has determined that its trademark intangible assets resulting from the acquisition of TransCentra (See Note 3—Business Combinations) are definite-lived assets and therefore are subject to amortization. The Company amortizes trademarks on a straight-line basis over the estimated useful life, which is typically ten years.

Developed Technology

        The Company has various developed technologies embedded in its technology platform. Developed technology is an integral asset to the Company in providing solutions to customers and is recorded as an intangible asset. The Company amortizes developed technology on a straight-line basis over the estimated useful life, which is typically five years.

Capitalized Software Costs

        The Company capitalizes certain costs incurred to develop software products to be sold, leased or otherwise marketed after establishing technological feasibility in accordance with ASC section 985-20, Software—Costs of Software to Be Sold, Leased, or Marketed, and the Company capitalizes costs to develop or purchase internal-use software in accordance with ASC section 350-40, Intangibles—Goodwill and Other—Internal-Use Software. Significant estimates and assumptions include determining the appropriate period over which to amortize the capitalized costs based on estimated useful lives and estimating the marketability of the commercial software products and related future revenues. The Company amortizes capitalized software costs on a straight-line basis over the estimated useful life, which is typically five years.

Outsourced Contract Costs

        Costs of outsourcing contracts, including costs incurred for bid and proposal activities, are generally expensed as incurred. However, certain costs incurred upon initiation of an outsourcing contract are deferred and expensed on a straight-line basis over the estimated contract life. These costs represent incremental external costs or certain specific internal costs that are directly related to the contract acquisition or transition activities and can be separated into two principal categories: contract commissions and transition/set-up costs. Examples of such capitalized costs include hourly labor and related fringe benefits and travel costs.

Impairment of Long-Lived Assets

        The Company reviews the recoverability of its long-lived assets, including trade names, trademarks, customer relationships, developed technology, capitalized software costs, outsourced contract costs and property, plant and equipment, when events or changes in circumstances occur that indicate that the carrying value of the asset may not be recoverable. The assessment of possible impairment is based on our ability to recover the carrying value of the asset from the expected future pre-tax cash flows (undiscounted and without interest charges) of the related operations. If these cash flows are less than the carrying value of such asset, an impairment loss is recognized for the difference between estimated

SourceHOV Holdings, Inc. and Subsidiaries

Notes to the Consolidated Financial Statements (Continued)

(in thousands of United States dollars unless otherwise stated)

2. Basis of Presentation and Summary of Significant Accounting Policies (Continued)

fair value and carrying value. Our primary measure of fair value is based on discounted cash flows based in part on our financial results and our expectation of future performance.

        The Company did not record any material impairment related to its property, plant, and equipment, customer relationships, developed technology, capitalized software, outsourced contract costs or trademarks for the years ended December 31, 2016, 2015, and 2014.

Trade name impairment

        The Company experienced a decline in revenues for the LLPS reporting unit during the year ended December 31, 2014. The decline in revenues resulted from a loss of a major customer and the Company's inability to replace the revenues with new customers. The Company completed the analysis as of the annual impairment testing date of October 1, 2014, and determined that the carrying value of LLPS trade name exceeded the fair value, and recorded an impairment charge of $16.6 million. Fair value of the trade name was determined using the Relief-from-Royalty method of the Income Approach. The impairment charge resulted in a decrease to the carrying value of the LLPS trade name and is included within Impairment of goodwill and intangible assets in the consolidated statement of operations for the year ended December 31, 2014. The Company did not record any impairment related to its trade names for the years ended December 31, 2016 and 2015. Refer to Note 7—Intangibles Assets and Goodwill.

Goodwill

        Goodwill represents the excess purchase price over tangible and intangible assets acquired less liabilities assumed arising from business combinations. Goodwill is generally allocated to reporting units based upon relative fair value (taking into consideration other factors such as synergies) when an acquired business is integrated into multiple reporting units. The Company's reporting units are at the operating segment level, which discrete financial information is prepared and regularly reviewed by management. When a business within a reporting unit is disposed of, goodwill is allocated to the disposed business using the relative fair value method.

        The Company conducts its annual goodwill impairment tests on October 1st of each year, or more frequently if indicators of impairment exist. When performing the annual impairment test, the Company has the option of performing a qualitative or quantitative assessment to determine if an impairment has occurred. If a qualitative assessment indicates that it is more likely than not that the fair value of a reporting unit is less than its carrying amount, the Company would be required to perform a quantitative impairment test for goodwill. Goodwill is tested for impairment using a two-step process at the reporting unit level. In the first step, the fair value of each reporting unit is determined and compared to the reporting unit's carrying value, including goodwill. If the fair value of a reporting unit is less than its carrying value, the second step of the goodwill impairment test is performed to measure the amount of impairment, if any. In the second step, the fair value of the reporting unit is allocated to the assets and liabilities of the reporting unit as if it had been acquired in a business combination and the purchase price was equivalent to the fair value of the reporting unit. The excess of the fair value of the reporting unit over the amounts assigned to its assets and liabilities is referred to as the implied fair value of goodwill. If the implied fair value of goodwill at the reporting unit level is less than its carrying value, an impairment loss is recorded to the extent that the implied fair value of

SourceHOV Holdings, Inc. and Subsidiaries

Notes to the Consolidated Financial Statements (Continued)

(in thousands of United States dollars unless otherwise stated)

2. Basis of Presentation and Summary of Significant Accounting Policies (Continued)

goodwill at the reporting unit is less than its carrying value. The Company uses a market multiples approach to determine the reporting unit fair value. During the year ended December 31, 2014, due to a decline in revenues for the LLPS reporting unit, the Company recorded an impairment charge of $137.9 million. No impairment charges were recorded for the years ended December 31, 2015 and 2016. Refer to Note 7—Intangibles Assets and Goodwill.

Benefit Plan Accruals

        The Company has defined benefit plans in the U.K. and Germany, under which participants earn a retirement benefit based upon a formula set forth in the plan. The Company records expense related to this plan using actuarially determined amounts that are calculated under the provisions of ASC 715, Compensation—Retirement Benefits. Key assumptions used in the actuarial valuations include the discount rate, the expected rate of return on plan assets and the rate of increase in future compensation levels. Refer to Note 10—Employee Benefit Plans.

Leasing

        Leases are classified as capital leases whenever the terms of the lease transfer substantially all of the risks and rewards of ownership to the lessee. All other leases are classified as operating leases. Assets held under a capital lease are initially recognized as assets of the Company at their fair value at the inception of the lease, or if lower, at the present value of the minimum lease payments. The corresponding liability to the lessor is included in the other long-term obligations in the consolidated balance sheets. Operating lease payments are initially recognized as an expense on a straight-line basis over the lease term, except where another systematic basis is more representative of the time pattern in which the economic benefits from the leased asset are consumed.

Equity-Based Compensation

        Equity-based awards may be granted to certain employees, officers, directors, consultants and advisors of the Company. Compensation expense for equity-based awards is measured at the fair value of the awards at the grant date and recognized as compensation expense on a straight-line basis over the vesting period. The fair value of the awards on the grant date is determined using the Enterprise Value ("EV") model. Refer to Note 13—Equity-Based Compensation.

Revenue Recognition

        The majority of the Company's revenues are comprised of: (1) ITPS, (2) HS offerings, (3) LLPS solutions, and (4) some combination thereof. Revenue is realized or realizable and earned when persuasive evidence of an arrangement exists, delivery has occurred, the sales price is fixed or determinable and collectability is probable. Delivery does not occur until services have been provided to the client, risk of loss has transferred to the client, and either client acceptance has been obtained, client acceptance provisions have lapsed, or the Company has objective evidence that the criteria specified in the client acceptance provisions have been satisfied. The sales price is not considered to be fixed or determinable until all contingencies related to the sale have been resolved.

SourceHOV Holdings, Inc. and Subsidiaries

Notes to the Consolidated Financial Statements (Continued)

(in thousands of United States dollars unless otherwise stated)

2. Basis of Presentation and Summary of Significant Accounting Policies (Continued)

        ITPS revenues are primarily generated from a transaction-based pricing model for the various types of volumes processed, licensing and maintenance fees for technology sales, and a mix of fixed management fee and transactional revenue for document logistics and location services. HS revenues are primarily generated from a transaction-based pricing model for the various types of volumes processed for healthcare payers and providers. LLPS revenues are primarily based on a time and materials pricing as well as through transactional services priced on a per item basis.

        If a contract involves the provision of a single element, revenue is generally recognized when the product or service is provided and the amount earned is not contingent upon any future event. Revenue from time and materials arrangements is recognized as the services are performed.

        The Company records deferred revenue when it receives payments or invoices in advance of the delivery of products or the performance of services. The deferred revenue is recognized into earnings when underlying performance obligations are achieved.

        The Company includes reimbursements from clients, such as postage costs, in revenue, while the related costs are included in cost of revenue in the consolidated statement of operations.

Multiple Element Arrangements

        Certain of the Company's revenue is generated from multiple element arrangements involving various combinations. The deliverables within these arrangements are evaluated at contract inception to determine whether they represent separate units of accounting, and if so, contract consideration is allocated to each deliverable based on relative selling price. The relative selling price of each deliverable within these arrangements is determined using vendor specific objective evidence ("VSOE") of fair value, third-party evidence or best estimate of selling price. Revenue is then recognized in accordance with the appropriate revenue recognition guidance applicable to the respective elements.

        If the multiple element arrangements criteria are not met, the arrangement is accounted for as one unit of accounting which would result in revenue being recognized on a straight-line basis over the period of delivery or being deferred until the earlier of when such criteria are met or when the last element is delivered.

Research and Development

        Research and development costs are expensed as incurred. Research and development costs expensed for the years ended December 31, 2016, 2015 and 2014 were $2.3 million, $1.7 million and $0.3 million, respectively.

Advertising

        Advertising costs are expensed as incurred. Advertising expense for the years ended December 31, 2016, 2015 and 2014, were $1.1 million, $0.8 million and $0.7 million, respectively.

Income Taxes

        The Company accounts for income taxes by using the asset and liability method. The Company files US consolidated income tax returns which will include the post-acquisition taxable income of Pangea's and TransCentra's US legal entities. The Company accounts for income taxes regarding uncertain tax positions and recognized interest and penalties related to uncertain tax positions in income tax benefit/ (expense) in the consolidated statements of operations.

SourceHOV Holdings, Inc. and Subsidiaries

Notes to the Consolidated Financial Statements (Continued)

(in thousands of United States dollars unless otherwise stated)

2. Basis of Presentation and Summary of Significant Accounting Policies (Continued)

        Deferred income taxes are recognized on the tax consequences of temporary differences by applying enacted statutory tax rates applicable in future years to differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities, as determined under tax laws and rates. A valuation allowance is provided when it is more likely than not that all or some portion of the deferred tax assets will not be realized. Due to numerous ownership changes, the Company is subject to limitations on existing net operating losses under Section 382 of the Internal Revenue Code (the Code). Accordingly, valuation allowances have been established against a portion of the net operating losses to reflect estimated Section 382 limitations. The Company also considered net operating losses not limited by Section 382. The Company did not consider future book income as a source of taxable income when assessing if a portion of the deferred tax assets are more likely than not to be realized. However, scheduling the reversal of existing deferred tax liabilities indicated that a portion of the deferred tax assets are likely to be realized. Therefore, valuation allowances were established against some, but not all, of the Company's deferred tax assets. In the event the Company determines that it would be able to realize deferred tax assets that have valuation allowances established, an adjustment to the deferred tax assets would be recognized as component of income tax expense through continuing operations.

        The Company engages in transactions (i.e. acquisitions) in which the tax consequences may be subject to uncertainty and examination by the varying taxing authorities. Significant judgment is required by the Company in assessing and estimating the tax consequences of these transactions. While the Company's tax returns are prepared and based on the Company's interpretation of tax laws and regulations, in the normal course of business the tax returns are subject to examination by the various taxing authorities. Such examinations may result in future assessments of additional tax, interest and penalties. For purposes of the Company's income tax provision, a tax benefit is not recognized if the tax position is not more likely than not to be sustained based solely on its technical merits. Considerable judgment is involved in determining which tax positions are more likely than not to be sustained. Refer to Note 9—Income Taxes for further information.

Loss Contingencies

        The Company reviews the status of each significant matter, if any, and assess its potential financial exposure considering all available information including, but not limited to, the impact of negotiations, settlements, rulings, advice of legal counsel and other updated information and events pertaining to a particular matter. If the potential loss from any claim or legal proceeding is considered probable and the amount can be reasonably estimated, the Company accrues a liability for the estimated loss. Significant judgment is required in both the determination of probability and the determination as to whether an exposure is reasonably estimable. Because of uncertainties related to loss contingencies, accruals are based only on the best information available at the time. As additional information becomes available, the Company reassesses the potential liability related to its pending claims and litigation, and may revise its estimates. These revisions in the estimates of the potential liabilities could have a material impact on the results of operations and financial position.

SourceHOV Holdings, Inc. and Subsidiaries

Notes to the Consolidated Financial Statements (Continued)

(in thousands of United States dollars unless otherwise stated)

2. Basis of Presentation and Summary of Significant Accounting Policies (Continued)

Foreign Currency Translation

        The functional currency for the Company's production operations located in India, Philippines, China, and Mexico is the United States dollar. Included in other expense as "Sundry expense (income), net" in the consolidated statements of operations are net exchange losses of $0.7 million, net exchange losses of $3.2 million and net exchange gains of $2.2 million for the years ended December 31, 2016, December 31, 2015 and December 31, 2014, respectively.

        The Company has determined all other international subsidiaries' functional currency is the local currency. These assets and liabilities are translated at exchange rates in effect at the balance sheet date while income and expense amounts are translated at average exchange rates during the period. The resulting foreign currency translation adjustments are disclosed as a separate component of other comprehensive income (loss).

Business Combinations

        The Company includes the results of operations of the businesses acquired as of the respective dates of acquisition. The Company allocates the fair value of the purchase price of acquisitions to the assets acquired and liabilities assumed based on their estimated fair values. The excess of the fair value of the purchase price over the fair values of these identifiable assets and liabilities is recorded as goodwill.

Fair Value Measurements

        The Company records the fair value of assets and liabilities in accordance with ASC 820, Fair Value Measurement ("ASC 820"). ASC 820 defines fair value as the price received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date and in the principal or most advantageous market for that asset or liability. The fair value should be calculated based on assumptions that market participants would use in pricing the asset or liability, not on assumptions specific to the entity.

        In addition to defining fair value, ASC 820 expands the disclosure requirements around fair value and establishes a fair value hierarchy for valuation inputs. The hierarchy prioritizes the inputs into three levels based on the extent to which inputs used in measuring fair value are observable in the market. Each fair value measurement is reported in one of the three levels, which is determined by the lowest level input that is significant to the fair value measurement in its entirety. These levels are:

Level 1—	quoted prices (unadjusted) in active markets for identical assets or liabilities.
Level 2—
quoted prices for similar assets and liabilities in active markets or inputs that are observable for the asset or liability, either directly or indirectly through market corroboration, for substantially the full term of the financial instrument.
Level 3—	unobservable inputs reflecting Management's own assumptions about the inputs used in pricing the asset or liability at fair value.

        Refer to Note 12—Fair Value Measurement for further discussion.

SourceHOV Holdings, Inc. and Subsidiaries

Notes to the Consolidated Financial Statements (Continued)

(in thousands of United States dollars unless otherwise stated)

2. Basis of Presentation and Summary of Significant Accounting Policies (Continued)

Recently Adopted Accounting Pronouncements

        In September 2015, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update ("ASU") no. 2015-16, Business Combinations (ASC 740): Simplifying the Accounting for Measurement-Period Adjustments. The amendments in this ASU eliminate the requirement to retrospectively account for provisional amounts recognized in a business combination. The ASU is effective for fiscal years beginning after December 15, 2015, including interim periods within those fiscal years. The adoption did not have any impact on the Company's disclosure for business combinations nor financial position.

        In November 2015, the FASB issued ASU no. 2015-17, Income Taxes (Topic 740): Balance Sheet Classification of Deferred Taxes ("ASU 2015-17"). The standard requires that deferred tax assets and liabilities be classified as noncurrent on the balance sheet rather than being separated into current and noncurrent. ASU 2015-17 is effective for fiscal years, and interim periods within those years, beginning after December 15, 2016. The new guidance does not change the existing requirement that prohibits offsetting deferred tax liabilities from one jurisdiction against deferred tax assets of another jurisdiction. Early adoption is permitted and the standard may be applied either retrospectively or on a prospective basis to all deferred tax assets and liabilities. The Company early adopted ASU 2015-17 during the fourth quarter of fiscal year 2016 on a retrospective basis. Upon adoption of ASU No. 2015-17, current deferred tax assets of approximately $9.8 million in the Company's December 31, 2015 consolidated balance sheet were reclassified as non-current.

Recently Issued Accounting Pronouncements

        In May 2014, the FASB issued ASU no. 2014-09, Revenue from Contracts with Customers (ASC 606). Under the update, revenue will be recognized based on a five-step model. The core principle of the model is that revenue will be recognized when the transfer of promised goods or services to customers is made in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. In July 2015, the FASB deferred the effective date by one year (ASU no. 2015-14). This ASU will now be effective for annual periods, and interim periods within those annual periods, beginning on or after December 15, 2017. Early adoption is permitted, but not before the original effective date of December 15, 2016. Since the issuance of the original standard, the FASB has issued several other subsequent updates including the following: 1) clarification of the implementation guidance on principal versus agent considerations (ASU 2016-08); 2) further guidance on identifying performance obligations in a contract as well as clarifications on the licensing implementation guidance (ASU 2016-10); 3) rescission of several SEC Staff Announcements that are codified in ASC 605 (ASU 2016-11); 4) additional guidance and practical expedients in response to identified implementation issues (ASU 2016-12); and 5) technical corrections and improvements (ASU 2016-20). The new standard will be effective for us beginning January 1, 2018. The Company is currently evaluating the impact that adopting this standard will have on the consolidated financial statements.

        In February 2016, the FASB issued ASU no. 2016-02, Leases (842). This ASU increases transparency and comparability among organizations by recognizing lease assets and lease liabilities on the balance sheet and disclosing key information about leasing arrangements. The amendments in this ASU are effective for fiscal years beginning after December 31, 2018 and interim periods within those

SourceHOV Holdings, Inc. and Subsidiaries

Notes to the Consolidated Financial Statements (Continued)

(in thousands of United States dollars unless otherwise stated)

2. Basis of Presentation and Summary of Significant Accounting Policies (Continued)

fiscal years and early application is permitted. The Company is currently evaluating the impact that adopting this standard will have on the consolidated financial statements.

        In March 2016, the FASB issued ASU no. 2016-09, Compensation—Stock Compensation (ASC 718): Improvements to Employee Share-Based Payment Accounting (ASU 2016-09). The ASU changes how companies account for certain aspects of equity-based payment awards to employees, including the accounting for income taxes, forfeitures, and statutory tax withholding requirements, as well as classification in the statement of cash flows. The amendments in this ASU are effective for reporting periods beginning after December 15, 2016. The Company is currently evaluating the impact that adopting this standard will have on the consolidated financial statements.

        In August 2016, the FASB issued ASU no. 2016-15, Classification of Certain Cash Receipts and Cash Payments (ASC 230). The ASU clarifies the classification of certain cash receipts and cash payments in the statement of cash flows, including debt prepayment or extinguishment costs, settlement of contingent consideration arising from a business combination, insurance settlement proceeds, and distributions from certain equity method investees. The ASU is effective for fiscal years beginning after December 15, 2017, and interim periods within those fiscal years. Early adoption is permitted. The Company is currently evaluating the impact that adopting this standard will have on the consolidated financial statements.

        In November 2016, the FASB issued ASU no. 2016-18, Statement of Cash Flows: Restricted Cash. (ASC 230). The ASU addresses diversity in practice that exists in the classification and presentation of changes in restricted cash and requires that a statement of cash flows explain the change during the period in the total of cash, cash equivalents, and amounts generally described as restricted cash or restricted cash equivalents. The ASU is effective retrospectively for fiscal years and interim periods within those years beginning after December 15, 2017. The Company is currently evaluating the impact that adopting this standard will have on the consolidated financial statements.

        In January 2017, the FASB issued ASU no. 2017-01, Business Combinations: Clarifying the Definition of a Business (ASC 805). The ASU clarifies the definition of a business and provides guidance on evaluating as to whether transactions should be accounted for as acquisitions (or disposals) of assets or business combinations. The definition clarification as outlined in this ASU affects many areas of accounting including acquisitions, disposals, goodwill, and consolidation. The amendments of the ASU are effective for annual periods beginning after December 15, 2017, including interim periods within those annual periods. The Company is currently evaluating the impact that adopting this standard will have on the consolidated financial statements.

        In January 2017, the FASB issued ASU 2017-04, Intangibles—Goodwill and Other (ASC 350). The ASU simplifies the measurement of goodwill impairment by removing step 2 of the goodwill impairment test, which requires the determination of the fair value of individual assets and liabilities of a reporting unit. The ASU requires goodwill impairment to be measured as the amount by which a reporting unit's carrying value exceeds its fair value; however, the loss recognized should not exceed the total amount of goodwill allocated to that reporting unit. The amendments should be applied on a prospective basis. The ASU is effective for fiscal years beginning after December 15, 2019 with early adoption permitted for interim or annual goodwill impairment tests performed after January 1, 2017.

SourceHOV Holdings, Inc. and Subsidiaries

Notes to the Consolidated Financial Statements (Continued)

(in thousands of United States dollars unless otherwise stated)

2. Basis of Presentation and Summary of Significant Accounting Policies (Continued)

The Company is currently evaluating the impact that adopting this standard will have on the consolidated financial statements.

Concentration of Credit Risk

Credit Risk

        Financial instruments that potentially subject the Company to concentration of credit risk consist primarily of cash and cash equivalents and trade receivables. The Company maintains its cash and cash equivalents and certain other financial instruments with highly rated financial institutions and limits the amount of credit exposure with any one financial institution. From time to time, the Company assesses the credit worthiness of its customers. Credit risk on trade receivables is minimized because of the large number of entities comprising the Company's client base and their dispersion across many industries and geographic areas. The Company generally has not experienced any material losses related to receivables from any individual customer or groups of customers. The Company does not require collateral. Due to these factors, no additional credit risk beyond amounts provided for collection losses is believed by management to be probable in the Company's accounts receivable, net. The Company does not have any significant customers that account for 10% or more of the total consolidated revenues.

Operations

        A portion of the Company's labor and operations is situated outside of the United States in India and other locations. The carrying value of long-lived assets that are situated outside of the United States is approximately $26.3 million and $21.8 million as of December 31, 2016 and 2015, respectively.

3. Business Combinations

TransCentra Acquisition

        On July 27, 2015, the Company made a strategic payment of $12.8 million that provided it with the option to acquire TransCentra, a US-based provider of billing, remittance processing and processing software and consulting solutions primarily in the financial services, insurance, utilities, healthcare and telecom industries. On September 28, 2016, the Company exercised this option and acquired all of the outstanding shares of privately held FTS, which owns 100% of TransCentra. The acquisition extends the Company's reach in the billing, payment and software services market primarily in the financial services, insurance, utilities, healthcare and telecom industries. The acquisition was accounted for as a business combination. The acquired assets and assumed liabilities were recorded at their estimated fair values. The Company expects to realize revenue synergies, leverage and expand the existing TransCentra sales channels, and utilize the existing workforce. The Company also anticipates opportunities for growth through the ability to leverage additional future services and capabilities. These factors, among others, contributed to a purchase price in excess of the estimated fair value of TransCentra's identifiable net liabilities assumed, and as a result, the Company has recorded goodwill in connection with this acquisition. The Company engaged a third-party valuation firm to aid management in its analyses of the fair value of the acquired business. All estimates, key assumptions, and forecasts were either provided by or reviewed by the Company. While the Company chooses to

SourceHOV Holdings, Inc. and Subsidiaries

Notes to the Consolidated Financial Statements (Continued)

(in thousands of United States dollars unless otherwise stated)

3. Business Combinations (Continued)

utilize a third-party valuation firm, the fair value analyses and related valuations represent the conclusions of management and not the conclusions or statements of any third party.

        The purchase price allocation for the TransCentra business combination is preliminary and subject to change within the respective measurement period which will not extend beyond one year from the acquisition date. Measurement period adjustments will be recognized in the reporting period in which the adjustment amounts are determined.

        The following table summarizes the consideration paid for TransCentra and the preliminary fair value of the assets acquired and liabilities assumed at the acquisition date on September 28, 2016:

Cash and equivalents	$3,351
Restricted cash	175
Accounts receivable	16,790
Inventories	387
Prepaid expenses	3,215
Other current assets	2,306
Property, plant and equipment, net	4,412
Goodwill	13,558
Intangible assets	37,590
Other noncurrent assets	567

Total identifiable assets acquired	$82,351

Accounts payable	10,214
Affiliate payable	275
Income tax payable	11
Accrued liabilities	5,415
Accrued compensation and benefits	1,420
Customer deposits	3,446
Deferred revenue	3,369
Current portion of capital lease obligations	236
Current portion of long-term debt	11,000
Deferred tax liability	3,527
Other non-current liabilities	500
Capital lease obligations, net of current maturities	217
Long-term debt	29,911

Total liabilities assumed	69,541
Cash consideration	12,810

$82,351

        The identifiable intangible assets include customer relationships, developed software, and trademarks. Customer relationships were valued using the Income Approach, specifically the

SourceHOV Holdings, Inc. and Subsidiaries

Notes to the Consolidated Financial Statements (Continued)

(in thousands of United States dollars unless otherwise stated)

3. Business Combinations (Continued)

Multi-Period Excess Earnings method. Developed software and trademarks were valued using the Income Approach, specifically the Relief-from-Royalty method.

	Weighted Average Useful Life (in Years)	Fair value
Customer relationships	8.2	$28,640
Developed technology	7.4	3,580
Trademark	10.0	5,370

		$37,590

        The tax deductible goodwill from the acquisition was $32.4 million, which was carried over from the tax basis of the seller. Since the acquisition date of September 28, 2016, $33.3 million of revenue and $1.5 million of net income are included in consolidated revenues and net loss, respectively, for TransCentra. These results are included in the ITPS segment.

        Following are the supplemental consolidated results of the Company on an unaudited pro forma basis, as if the acquisition had been consummated on January 1, 2015:

	December 31,
	2016	2015
Pro forma revenues	$891,596	$957,098
Pro forma net loss	(48,470)	(55,578)
Pro forma basic loss per share	$(335.67)	$(384.89)

        These pro forma results were based on estimates and assumptions, which the Company believe are reasonable. They are not the results that would have been realized had the Company been a combined company during the periods presented and are not necessarily indicative of our consolidated results of operations in future periods. The pro forma results include adjustments primarily related to purchase accounting adjustments. Acquisition costs and other non-recurring charges incurred are included in the earliest period presented.

4. Accounts Receivable

        Accounts receivable, net consist of the following:

	December 31,
	2016	2015
Billed receivables	$116,148	$120,768
Unbilled receivables	20,982	22,306
Other	4,510	5,252
Less: Allowance for doubtful accounts	(3,219)	(3,164)

	$138,421	$145,162

SourceHOV Holdings, Inc. and Subsidiaries

Notes to the Consolidated Financial Statements (Continued)

(in thousands of United States dollars unless otherwise stated)

4. Accounts Receivable (Continued)

        Unbilled receivables represent balances recognized as revenue that have not been billed to the customer. The Company's allowance for doubtful accounts is based on a policy developed by historical experience and management judgment. Adjustments to the allowance for doubtful accounts may occur based on market conditions or specific client circumstances.

5. Prepaid Expenses and Other Current Assets

        Prepaid expenses and other current assets consist of the following:

	December 31,
	2016	2015
Prepaids	$10,906	$10,013
Deposits	1,296	1,501

	$12,202	$11,514

6. Property, Plant and Equipment, Net

        Property, plant, and equipment, which include assets recorded under capital leases, are stated at cost less accumulated depreciation and amortization, and consist of the following:

		December 31,
	Estimated Useful Lives (in Years)
		2016	2015
Land	N/A	$7,637	$7,904
Buildings and improvements	7 - 40	16,989	12,893
Leasehold improvements	Lesser of the useful life or lease term	31,342	25,381
Vehicles	5 - 7	784	812
Machinery and equipment	5 - 15	23,297	21,093
Computer equipment and software	3 - 8	98,544	88,977
Furniture and fixtures	5 - 15	5,007	4,935

		183,600	161,995
Less: Accumulated depreciation and amortization		(102,000)	(83,692)

Property, plant and equipment, net		$81,600	$78,303

        Depreciation expense related to property, plant and equipment was $22.8 million, $27.4 million and $24.0 million for the years ended December 31, 2016, 2015 and 2014, respectively.

        As of December 31, 2016 and 2015, equipment held under capital leases had a gross cost of $29.8 million and $27.5 million, respectively. Accumulated amortization of equipment held under capital leases as of December 31, 2016 and 2015 was $13.2 million and $14.7 million, respectively. Amortization of assets held under capital leases is included within depreciation expense.

SourceHOV Holdings, Inc. and Subsidiaries

Notes to the Consolidated Financial Statements (Continued)

(in thousands of United States dollars unless otherwise stated)

7. Intangibles Assets and Goodwill

Intangibles

        Intangible assets are stated at cost or acquisition-date fair value less accumulated amortization and consists of the following:

	December 31, 2016
	Gross Carrying Amount(a)	Accumulated Amortization	Intangible Asset, net
Customer relationships	$274,643	$(100,172)	$174,471
Outsource contract costs	27,619	(7,378)	20,241
Developed technology	89,076	(59,539)	29,537
Internally developed software	16,742	(858)	15,884
Trademarks	5,370	(134)	5,236
Trade names(b)	53,370	—	53,370

	$466,820	$(168,081)	$298,739

	December 31, 2015
	Gross Carrying Amount	Accumulated Amortization	Intangible Asset, net
Customer relationships	$246,003	$(70,110)	$175,893
Outsource contract costs	12,984	(3,690)	9,294
Developed technology	85,497	(42,160)	43,337
Internally developed software	3,678	(343)	3,335
Trade names(b)	53,370	—	53,370

	$401,532	$(116,303)	$285,229

(a)
Amounts include intangibles acquired in the TransCentra acquisition. See Note 3—Business Combinations.

(b)
Trade names are indefinite-lived assets and therefore are not amortizable.

        Aggregate amortization expense related to intangibles was $56.8 million, $48.0 million and $41.3 million for the years ended December 31, 2016, 2015 and 2014, respectively.

        Estimated intangibles amortization expense for the next five years and thereafter consists of the following as follows:

Estimated Amortization Expense
2017	$61,902
2018	50,361
2019	31,861
2020	23,824
2021	22,229
Thereafter	55,192

$245,369

SourceHOV Holdings, Inc. and Subsidiaries

Notes to the Consolidated Financial Statements (Continued)

(in thousands of United States dollars unless otherwise stated)

7. Intangibles Assets and Goodwill (Continued)

Goodwill

        Goodwill by reporting segment consists of the following:

	Goodwill	Additions		Currency translation adjustments	Impairment		Goodwill
ITPS	$85,022	$61,131	(a)	$—	$—		$146,153
HS	86,786	—		—	—		86,786
LLPS	264,950	—		15	(137,854)	(c)	127,111

Balance as of January 1, 2015	$436,758	$61,131		$15	$(137,854)		$360,050
ITPS	146,153			(591)	—		145,562
HS	86,786	—		—	—		86,786
LLPS	127,111	—		—	—		127,111

Balance as of December 31, 2015	$360,050	$—		$(591)	$—		$359,459
ITPS	145,562	13,558	(b)	274	—		159,394
HS	86,786	—		—	—		86,786
LLPS	127,111	—		—	—		127,111

Balance as of December 31, 2016	$359,459	$13,558		$274	$—		$373,291

(a)
Refer to Note 1—Description of Business for details of the reorganization with Pangea.

(b)
Refer to Note 3—Business Combinations for details of the acquisition of TransCentra.

(c)
The carrying amount of goodwill for all periods presented was net of accumulated impairment of $137.9 million recorded during the year ended December 31, 2014. Refer to Note 2—Basis of Presentation and Summary of Significant Accounting Policies for details of the impairment of goodwill.

8. Long-Term Debt and Credit Facilities

        Long-term obligations, net of original issue discounts and debt issuance costs, consist of the following:

	December 31,
	2016	2015
First lien revolving credit facility(a)	$63,337	$62,039
First lien secured term loan(b)	687,884	717,233
Second lien secured term loan(c)	236,344	233,309
TransCentra revolving credit facility	5,000	—
TransCentra term loan	19,250	—
FTS unsecured term loan	15,911	—
Other(d)	11,609	7,814

Total debt	1,039,335	1,020,395
Less: Current portion of long-term debt	(55,833)	(45,253)

Long-term debt, net of current maturities	$983,502	$975,142

(a)
Net of unamortized debt issuance costs of $2.3 million and $3.1 million as of December 31, 2016 and 2015, respectively.

SourceHOV Holdings, Inc. and Subsidiaries

Notes to the Consolidated Financial Statements (Continued)

(in thousands of United States dollars unless otherwise stated)

8. Long-Term Debt and Credit Facilities (Continued)

(b)
Net of unamortized original issue discount and debt issuance costs of $14.6 million and $14.2 million and $19.4 million and $19.0 million as of December 31, 2016 and 2015, respectively.

(c)
Net of unamortized original issue discount and debt issuance costs of $7.3 million and $6.3 million and $9.0 million and $7.7 million as of December 31, 2016 and 2015, respectively.

(d)
Other debt represents the Company's outstanding loan balances associated with various hardware and software purchases along with loans entered into by subsidiaries of the Company.

Credit Facilities

        In connection with the Reorganization on October 31, 2014, the Company obtained new credit facilities aggregating to $1,105.0 million and used the proceeds to extinguish its previous credit facilities, pay related acquisition costs, pay former majority shareholders and retire Pangea credit facilities. The Company incurred an $18.6 million loss on the extinguishment of debt.

First and Second Lien Secured Term Loans

        The financing obtained as part of the Reorganization included a first lien secured term loan of $780.0 million due October 2019 and a second lien secured term loan of $250.0 million due April 2020. The Company has the option to choose interest rates based on the 1) base rate (as defined), subject to a floor of 2.0% per annum, or 2) the Eurocurrency rate, subject to a floor of 1.0% per annum, plus an applicable margin for each rate, respectively. The Company's interest rates were 7.75% and 11.50% for the first and second lien secured term loans, respectively, as of December 31, 2016.

Revolving Credit Facility and Swing Line Loans

        A first lien revolving credit facility of $75.0 million due October 2019 was also obtained as part of the Reorganization. The Company borrowed $9.5 million from the revolver on October 31, 2014 as part of effecting the Reorganization. As of December 31, 2016, the first lien revolving credit facility was fully drawn based on the outstanding balance under the credit facility and outstanding letters of credit of $9.3 million. The Company's interest rate on the first lien revolving credit facility was 7.75% as of December 31, 2016.

        The Company's interest rate on the swing-line loans was 9.5% as of December 31, 2016. The swing-line loans are part of, and not in addition to, the revolving credit facility of $75.0 million. The assets of the Company secure the liens. The swing-line loans outstanding balance of $0.5 million and $4.1 million at December 31, 2016 and 2015, respectively, is included in the outstanding balance of $63.3 million and $62.0 million of the first lien revolving credit facility at December 31, 2016 and 2015, respectively.

        As of December 31, 2016 and 2015, the Company had outstanding irrevocable letters of credit totaling approximately $9.3 million and $9.8 million, respectively, under the revolving credit facility. As December 31, 2016, these letters of credit consisted of approximately $7.1 million related to security for the Company's self-insured workers' compensation program and approximately $2.2 million for the

SourceHOV Holdings, Inc. and Subsidiaries

Notes to the Consolidated Financial Statements (Continued)

(in thousands of United States dollars unless otherwise stated)

8. Long-Term Debt and Credit Facilities (Continued)

landlord in Irving, a reduction of $0.6 million and increase of $0.1 million, respectively, compared to the prior year as of December 31, 2015. Letter of credit commitment fees on commitments outstanding of 6.75% per annum are payable quarterly.

TransCentra Term Loan, TransCentra Revolving Credit Facility and FTS Term Loan

        On September 28, 2016, the Company assumed $25.0 million and $15.9 million in debt in connection with the acquisition of TransCentra and FTS, respectively (Note 3—Business Combinations). The TransCentra debt consists of a $20.0 million term loan due June 2021 and a $5.0 million revolving credit facility due June 2018. The term loan and revolving credit facility bear interest at LIBOR plus 5.56%, subject to a LIBOR floor of 6.00%, and LIBOR plus 4.31%, subject to a LIBOR floor of 4.75%, respectively, per annum where LIBOR is currently 0.77%. All the assets of TransCentra secure the term loan. As of December 31, 2016, the TransCentra revolving credit facility was fully drawn. The FTS debt consists of a $15.9 million unsecured term loan due June 2018. The FTS debt bears interest at Base Rate plus 1.00% per annum where Base Rate is presently 3.75%. The FTS debt is guaranteed by the Company.

Debt Issuance Costs

        The October 31, 2014 credit facilities were issued at a discount of $35.4 million and the Company incurred debt issuance costs of $37.4 million. Both the original issue discount and debt issuance costs are amortized to interest expense over the remaining periods to maturity using the effective interest rate. The credit facilities and TransCentra term loan contain a number of covenants that, among other things, restrict, subject to certain exceptions, the Company's ability to incur additional indebtedness, create liens on assets, pay dividends or other distributions, engage in certain transactions with affiliates, make investments, sell assets, engage in mergers or consolidations, and precludes the Company from exceeding leverage and fixed charge coverage ratios, as individual defined. Additionally, the covenants of the credit facilities require a percentage of annual excess cash flow, as defined in the agreement, to be used to pay down the term loans beginning with the period ending December 31, 2015.

        As of December 31, 2016, maturities of long-term debt are as follows:

Maturity
2017	$55,833
2018	60,565
2019	708,785
2020	254,865
2021	3,947

Total long-term debt	1,083,995
Less: Unamortized discount and debt issuance costs	(44,660)

$1,039,335

SourceHOV Holdings, Inc. and Subsidiaries

Notes to the Consolidated Financial Statements (Continued)

(in thousands of United States dollars unless otherwise stated)

9. Income Taxes

        The Company provides for income taxes using an asset and liability approach, under which deferred income taxes are provided based upon enacted tax laws and rates applicable to periods in which the taxes become payable.

        For financial reporting purposes, income/ (loss) before income taxes includes the following components:

	Year ended December 31,
	2016	2015	2014
United States	$(71,171)	$(79,054)	$(241,701)
Foreign	11,281	7,338	6,063

	$(59,890)	$(71,716)	$(235,638)

        The provision for federal, state, and foreign income taxes consists of the following:

	Year ended December 31,
	2016	2015	2014
Federal
Current	$—	$(63)	$(396)
Deferred	(8,961)	(27,931)	(36,311)
State
Current	830	1,203	919
Deferred	(2,740)	(2,696)	(1,765)
Foreign
Current	3,112	(774)	(608)
Deferred	(4,028)	3,449	158

Income tax benefit	$(11,787)	$(26,812)	$(38,003)

        The differences between income taxes expected by applying the U.S. federal statutory tax rate of 35% and the amount of income taxes provided are as follows:

	Year ended December 31,
	2016	2015	2014
Tax at statutory rate	$(20,962)	$(25,101)	$(82,473)
Add (deduct)
State income taxes	1,483	905	(3,611)
Foreign income taxes	(1,356)	2,654	(3,635)
Tax credits	(505)	(550)	(695)
Return to provision	(2,613)	2,395	2,106
Permanent book to tax expenses	4,405	(172)	408
Goodwill impairment	—		49,977
Unremitted earnings	1,686
Unrecognized tax benefits	—	(63)	(396)
State valuation allowance	(3,665)	(846)	(12)
Federal valuation allowance	14,070	(3,486)	589
International valuation allowance	(4,330)	(2,548)	(261)

Benefits from income taxes	$(11,787)	$(26,812)	$(38,003)

        Included in the 2014 pretax loss was $138 million of impairment related to goodwill. With the exception of an insignificant amount, the Company has no tax basis in the goodwill and accordingly is not recognizing a tax benefit on the nondeductible portion.

SourceHOV Holdings, Inc. and Subsidiaries

Notes to the Consolidated Financial Statements (Continued)

(in thousands of United States dollars unless otherwise stated)

9. Income Taxes (Continued)

        The components of deferred income tax liabilities and assets are as follows:

	Year ended December 31,
	2016	2015
Deferred income tax liabilities:
Book over tax basis of intangible assets	$(112,024)	$(108,404)
Book over tax basis of fixed assets		(3,263)
Deferred income	—	(1,089)
Unremitted foreign earnings	(1,686)	—
Other, net	(7,781)	(6,071)

Total deferred income tax liabilities	$(121,491)	$(118,827)
Deferred income tax assets:
Allowance for doubtful accounts and receivable adjustments	$2,112	$1,889
Tax over book basis of intangible assets	3,010	3,116
Tax over book basis of fixed assets	595	—
Inventory	3,076	3,572
Accrued liabilities	9,554	9,294
Tax credit carryforwards	4,469	4,542
Net operating loss carryforwards	227,757	198,829
Tax deductible goodwill	6,806	—
Other, net	18,364	15,181

Total deferred income tax assets	$275,743	$236,423
Valuation allowance	(170,821)	(147,758)

Total net deferred income tax liabilities	$(16,569)	$(30,162)

        Gross deferred tax assets were reduced by valuation allowances. Approximately $141 million and $6 million of the valuation allowance relates to federal and state limitations on the utilization of net operating losses due to numerous changes in ownership. The remaining $23 million of the valuation allowance relates to net operating losses that are not realizable. As a result of the Company's cumulative history of losses in the US and certain other foreign jurisdictions, the Company is unable to use forecasted income to support the realizability of net operating loss assets. Consequently, the Company is only able to net operating loss assets to the extent that net deferred tax liabilities reverse prior to the expiration of the net operating losses. The net change during the year in the total valuation allowance balance was an increase of $23 million related to the increase in net operating loss assets during the year and the change in net deferred tax liabilities available to support the realizability of such assets. Of this amount, $6.2 million, net, was recognized to Continuing Operations and $16.9 million was recorded to goodwill in connection with the TransCentra acquisition. The current year increase was partially offset by a reversal of valuation allowance of net operating loss carryforwards in a German subsidiary.

        Section 382 of the Internal Revenue Code of 1986, as amended (the Code), limits the amount of U.S. tax attributes (net operating loss and tax credit carryforwards) following a change in ownership. The Company has determined that an ownership change occurred under Section 382 on April 3, 2014 and October 31, 2014 for the Pangea group and on October 31, 2014 for the SourceHOV Holdings group. The Section 382 limit that applied to the historic SourceHOV LLC group is greater than the net

SourceHOV Holdings, Inc. and Subsidiaries

Notes to the Consolidated Financial Statements (Continued)

(in thousands of United States dollars unless otherwise stated)

9. Income Taxes (Continued)

operating losses and tax credits generated in the predecessor periods. Therefore, no additional valuation allowances were established relating to Section 382 limitations other than the pre-2011 Section 382 limitations that applied. The Section 382 limitations significantly limit the pre-acquisition Pangea net operating losses. Accordingly, upon the October 31, 2014 change in control, most of the historic Pangea federal net operating losses were limited and a valuation allowance has been established against the related deferred tax asset. Following the filing of the October 31, 2014, Pangea federal tax returns and further Section 382 analysis, management finalized the amount of the limitation and as a result, approximately $3.5 million of the valuation allowance was released. Management has concluded that the U.S. tax attributes after Section 382 limitations were applied are more likely than not to be realized. With regard to Pangea's foreign subsidiaries, it was determined that most deferred tax assets are not likely to be realized and valuation allowances have been established.

        Included in deferred tax assets are federal, foreign and state net operating loss carryforwards, federal general business credit carryforwards and state tax credit carryforwards due to expire beginning in 2017 through 2036. As of December 31, 2016, the Company has federal and state income tax net operating loss (NOL) carryforwards of $587 million and $290 million, which will expire at various dates from 2017 through 2036. Such NOL carryforwards expire as follows:

	Federal NOL	State and Local NOL
2017 - 2020	$114,969	$31,485
2021 - 2025	80,880	79,355
2026 - 2036	390,747	179,186

	$586,596	$290,026

        As of December 31, 2016, the Company has foreign net operating loss carryforwards of $31 million, $7 million of which were generated by BancTec Holding N.V. and BancTec B.V., and will expire at various dates from 2017 through 2025, and the rest of which can be carried forward indefinitely.

        Since the 2014 Reorganization did not result in a new tax basis of assets and liabilities for the Company, some of the goodwill continues to be deductible over the remaining amortization period for tax purposes. At December 31, 2016, approximately $43.8 million of the Company goodwill is tax deductible, $11.4 million of which is carried over from the 2014 Reorganization. Additionally, the Company has tax deductible goodwill of $32.4 million in connection with the TransCentra acquisition. This amount was related to the tax basis carried over from the seller.

        The Company adopted the provision of accounting for uncertainty in income taxes in the Topic of the ASC 740. ASC 740 clarifies the accounting for uncertain tax positions in the Company's financial statements and prescribes a recognition threshold and measurement attribute for financial statement disclosure of tax positions taken or expected to be taken on tax returns. The total amount of unrecognized tax benefits, including interest and penalties, at December 31, 2016 is $1.0 million, and if recognized $0.5 million would benefit the effective tax rate. Total accrued interest and penalties recorded on the Consolidated Balance Sheet were $2.6 million and $2.6 million at December 31, 2016 and 2015, respectively. The total amount of interest and penalties recognized in the Consolidated Statement of Operations at December 31, 2016 was $0 million. The Company does not anticipate a significant change in the amount of unrecognized tax benefits during 2017.

SourceHOV Holdings, Inc. and Subsidiaries

Notes to the Consolidated Financial Statements (Continued)

(in thousands of United States dollars unless otherwise stated)

9. Income Taxes (Continued)

        The following is a tabular reconciliation of the total amounts of unrecognized tax benefits:

	Year ended December 31,
	2016	2015	2014
Unrecognized Tax Benefits—January 1	$1,287	$2,760	$4,834
Gross increases—tax positions in prior period
Gross decreases—tax positions in prior period	(31)	(916)	(1,529)
Gross increases—tax positions in current period	45	70	387
Settlement	(103)	(110)	(726)
Lapse of statute of limitations	(199)	(517)	(206)

Unrecognized Tax Benefits—December 31	$999	$1,287	$2,760

        The Company files income tax returns in the U.S. and various state and foreign jurisdictions. The statute of limitations for U.S. purposes is open for tax years ending on or after December 31, 2012, However, NOLs generated in years prior to 2012 and utilized in future periods may be subject to examination by U.S. tax authorities. State jurisdictions that remain subject to examination are not considered significant. The Company has significant foreign operations in India and Europe. The Company may be subject to examination by the India tax authorities for tax periods ending on or after March 31, 2010.

        The Company currently does not repatriate earnings from its European foreign subsidiaries. U.S. income and foreign withholding taxes have not been recorded on the European foreign subsidiaries aggregating approximately $44.6 million at December 31, 2016. The Company believes the determination of the amount of the unrecognized deferred U.S. income tax liability with respect to such earnings is not practicable. Historically, the Company did not indefinitely reinvest earnings in China. Additionally, as of December 31, 2016, the Company determined that approximately $4.8 million of undistributed net earnings related to certain foreign subsidiaries in India, Mexico, Canada and Philippines will no longer be indefinitely reinvested. Accordingly, the Company recognized a $1.68 million deferred tax liability related to the incremental U.S. tax that would be realized on such income.

10. Employee Benefit Plans

German Pension Plan

        The Company's subsidiary in Germany provides pension benefits to retirees. Employees eligible for participation includes all employees who started working for the Company prior to September 30, 1987 and have finished a qualifying period of at least 10 years. The Company accrues the cost of these benefits over the service lives of the covered employees based on an actuarial calculation. The Company uses a December 31 measurement date for this plan.

U.K. Pension Plan

        The Company's subsidiary in the United Kingdom provides pension benefits to retirees and eligible dependents. Employees eligible for participation included all full-time regular employees who were more than three years from retirement prior to October 2001. A retirement pension or a lump-sum payment may be paid dependent upon length of service at the mandatory retirement age. The

SourceHOV Holdings, Inc. and Subsidiaries

Notes to the Consolidated Financial Statements (Continued)

(in thousands of United States dollars unless otherwise stated)

10. Employee Benefit Plans (Continued)

Company accrues the cost of these benefits over the service lives of the covered employees based on an actuarial calculation. The Company uses a December 31 measurement date for this plan.

Funded Status

        The change in benefit obligations, the change in the fair value of the plan assets and the funded status of the Company's pension plans (except for the German pension plan which is unfunded) and the amounts recognized in the Company's consolidated financial statements are as follows:

	Year ended December 31,
	2016	2015
Change in Benefit Obligation:
Benefit obligation at beginning of period	$76,569	$83,444
Service cost	11	736
Interest cost	2,667	2,926
Plan participants' contributions	—	310
Actuarial loss	19,330	(5,527)
Plan curtailment	—	(258)
Benefits paid	(2,042)	(1,182)
Foreign-exchange rate changes	(14,215)	(3,880)

Benefit obligation at end of year	$82,320	$76,569

Change in Plan Assets:
Fair value of plan assets at beginning of period	$55,909	$55,133
Actual return on plan assets	6,790	2,157
Employer contributions	1,770	2,184
Plan participants' contributions	—	310
Benefits paid	(2,031)	(1,175)
Foreign-exchange rate changes	(9,900)	(2,700)

Fair value of plan assets at end of year	52,538	55,909

Funded status at end of year	$(29,782)	$(20,660)

Net amount recognized in the Consolidated Balance Sheets:
Accrued compensation and benefits(a)	$(1,479)	(1,467)
Pension liability(b)	$(28,303)	$(19,193)
Amounts recognized in accumulated other comprehensive loss consist of:
Net actuarial loss	(12,339)	(5,076)
Net plan amendment gain
Prior service cost

Net amount recognized in accumulated other comprehensive loss	$(12,339)	$(5,076)

Plans with underfunded or non-funded accumulated benefit obligation:
Aggregate projected benefit obligation	$82,320	$76,569
Aggregate accumulated benefit obligation	$82,320	$76,569
Aggregate fair value of plan assets	$52,538	$55,909

(a)
Germany pension represents only a portion of the accrued compensation and benefits balance in the face of the consolidated balance sheet.

(b)
Consolidated balance of $28,712 and $19,415 includes UK pension of $28,303 and $19,193, respectively, and minimum regulatory benefit for a Philippines legal entity.

SourceHOV Holdings, Inc. and Subsidiaries

Notes to the Consolidated Financial Statements (Continued)

(in thousands of United States dollars unless otherwise stated)

10. Employee Benefit Plans (Continued)

        For the years ended December 31, 2016 and 2015, the Company recorded actuarial losses of $12.34 million and $5.08 million, respectively, which is net of a deferred tax benefit of $2.5 million and $1.5 million, respectively.

Amounts in Accumulated Other Comprehensive Loss Expected to be Recognized in Net Periodic Benefit Costs in 2017

        The liability recorded on the Company's consolidated balance sheets representing the net unfunded status of this plan is different than the cumulative expense recognized for this plan. The difference relates to losses that are deferred and that will be amortized into periodic benefit costs in future periods. These unamortized amounts are recorded in Accumulated Other Comprehensive Loss in the consolidated balance sheets.

        As of December 31, 2016, the estimated pre-tax amount that will be amortized from accumulated other comprehensive loss into net periodic benefit cost over the next year will be net actuarial loss of $2.0 million and prior service cost of ($0.1) million.

Pension and Postretirement Expense

        The components of the net periodic benefit cost are as follows:

	Year ended December 31,
	2016	2015	2014
Service cost	$11	$735	$124
Interest cost	2,667	2,926	592
Expected return on plan assets	(2,623)	(2,696)	(542)
Curtailment recognized	—	(258)	—
Amortization:	—	—	—
Amortization of prior service cost	(141)	(159)	(29)
Amortization of net (gain) loss	891	1,426	104

Net periodic benefit cost	$805	$1,974	$249

Valuation

        The Company uses the corridor approach and projected unit credit method in the valuation of its defined benefit plans for the UK and Germany, respectively. The corridor approach defers all actuarial gains and losses resulting from variances between actual results and economic estimates or actuarial assumptions. For defined benefit pension plan, these unrecognized gains and losses are amortized when the net gains and losses exceed 10% of the greater of the market-related value of plan assets or the projected benefit obligation at the beginning of the year. The amount in excess of the corridor is amortized over 15 years. Similarly, the Company used the Projected Unit Credit Method for the German Plan, and evaluated the assumptions used to derive the related benefit obligations consisting primarily of financial and demographic assumptions including commencement of employment, biometric decrement tables, retirement age, staff turnover. The projected unit credit method determines the present value of the Company's defined benefit obligations and related service costs by taking into

SourceHOV Holdings, Inc. and Subsidiaries

Notes to the Consolidated Financial Statements (Continued)

(in thousands of United States dollars unless otherwise stated)

10. Employee Benefit Plans (Continued)

account each period of service as giving rise to an additional unit of benefit entitlement and measures each unit separately in building up the final obligation. Benefit is attributed to periods of service using the plan's benefit formula, unless an employee's service in later years will lead to a materially higher of benefit than in earlier years, in which case a straight-line basis is used.

        The following tables set forth the principal weighted-average assumptions used to determine benefit obligation and net periodic benefit costs:

	December 31,
	2016	2015	2016	2015
	UK		Germany
Weighted-average assumptions used to determine benefit obligations:
Discount rate	2.70%	3.90%	2.45%	2.00%
Rate of compensation increase	N/A	N/A	1.00%	1.00%
Weighted-average assumptions used to determine net periodic benefit cost:
Discount rate	3.90%	3.60%	N/A	N/A
Expected asset return	5.15%	4.91%	N/A	N/A
Rate of compensation increase	N/A	2.00%	N/A	N/A

        The Germany plan is an unfunded plan and therefore has no plan assets. The expected rate of return assumptions for plan assets relates solely to the UK plan and are based mainly on historical performance achieved over a long period of time (15 to 20 years) encompassing many business and economic cycles. Adjustments, upward and downward, may be made to those historical returns to reflect future capital market expectations; these expectations are typically derived from expert advice from the investment community and surveys of peer company assumptions.

        The Company assumed a weighted average expected long-term rate of return on plan assets for the overall scheme of 5.15%. The Company's expected rate of return for equities is derived by applying an equity risk premium to the expected yield on the fixed-interest 15-year U.K. government gilts. The Company evaluated a number of indicators including prevailing market valuations and conditions, corporate earnings expectations, and the estimates of long-term economic growth and inflations to derive the equity risk premium. The expected return on the gilts and corporate bonds typically reflect market conditions at the balance sheet date, and the nature of the bond holdings.

        The discount rate assumption was developed considering the current yield on an investment grade non-gilt index with an adjustment to the yield to match the average duration of the index with the average duration of the plan's liabilities. The index utilized reflected the market's yield requirements for these types of investments.

        The inflation rate assumption was developed considering the difference in yields between a long-term government stocks index and a long-term index-linked stocks index. This difference was modified to consider the depression of the yield on index-linked stocks due to the shortage of supply and high demand, the premium for inflation above the expectation built into the yield on fixed-interest stocks and the UK government's target rate for inflation (CPI) at 2.2%.The assumptions used are the

SourceHOV Holdings, Inc. and Subsidiaries

Notes to the Consolidated Financial Statements (Continued)

(in thousands of United States dollars unless otherwise stated)

10. Employee Benefit Plans (Continued)

best estimates chosen from a range of possible actuarial assumptions which, due to the time scale covered, may not necessarily be borne out in practice.

Plan Assets

        The investment objective for the plan is to earn, over moving fifteen to twenty year periods, the long-term expected rate of return, net of investment fees and transaction costs, to satisfy the benefit obligations of the plan, while at the same time maintaining sufficient liquidity to pay benefit obligations and proper expenses, and meet any other cash needs, in the short-to medium-term.

        The Company's investment policy related to the defined benefit plan is to continue to maintain investments in government gilts and highly rated bonds as a means to reduce the overall risk of assets held in the fund. No specific targeted allocation percentages have been set by category, but are at the direction and discretion of the plan trustees. During 2016 and 2015, all contributions made to the fund were in these categories.

        The weighted average allocation of plan assets by asset category is as follows:

	December 31,
	2016	2015	2014
Domestic and overseas equities	42.0%	41.0%	40.0%
UK government and corporate bonds	21.0%	20.0%	22.0%
Diversified growth fund	37.0%	39.0%	38.0%

Total	100.0%	100.0%	100.0%

        The following tables set forth, by category and within the fair value hierarchy, the fair value of the Company's pension assets at December 31, 2016 and 2015:

	December 31, 2016
	Total	Level 1	Level 2	Level 3
Asset Category:
Cash	$315	$315	$—	$—
Equities:
Domestic	13,171	13,171	—	—
Overseas	8,781	8,781	—	—
Fixed Income Securities:
UK Gilts	10,962	10,962	—	—
Other investments:
Diversified growth fund	19,309	19,309	—	—

Total fair value	$52,538	$52,538	$—	$—

SourceHOV Holdings, Inc. and Subsidiaries

Notes to the Consolidated Financial Statements (Continued)

(in thousands of United States dollars unless otherwise stated)

10. Employee Benefit Plans (Continued)

	December 31, 2015
	Total	Level 1	Level 2	Level 3
Asset Category:
Cash	$129	$129	$—	$—
Equities:
Domestic	13,702	13,702	—	—
Overseas	9,134	9,134	—	—
Fixed Income Securities:
UK government	11,248	11,248	—	—
Corporate bonds	—		—	—
Other investments:
Diversified growth fund	21,696	21,696	—	—

Total fair value	$55,909	$55,909	$—	$—

        The plan assets for the UK are categorized as follows, as applicable:

          Level 1: Any asset for which a unit price is available and used without adjustment, cash balances, etc.

          Level 2: Any asset for which the amount disclosed is based on market data, for example a fair value measurement based on a present value technique (where all calculation inputs are based on data).

          Level 3: Other assets. For example, any asset value with a fair value adjustment made not based on available indices or data.

Employer Contributions

        The Company's funding is based on governmental requirements and differs from those methods used to recognize pension expense. The Company expects to contribute $1.7 million to the pension plans during 2017, based on current plan provisions.

SourceHOV Holdings, Inc. and Subsidiaries

Notes to the Consolidated Financial Statements (Continued)

(in thousands of United States dollars unless otherwise stated)

10. Employee Benefit Plans (Continued)

Estimated Future Benefit Payments

        The estimated future pension benefit payments expected to be paid to plan participants are as follows:

Year ended December 31,	Estimated Benefit Payments
2017	$914
2018	1,028
2019	1,245
2020	1,441
2021	1,588
2022 - 2026	10,987

Total	$17,203

Executive Deferred Compensation Plan

        The Company has individual arrangements with seven former executives in the U.S. which provide for fixed payments to be made to each individual beginning at age 65 and continuing for 20 years. This is an unfunded plan with payments to be made from operating cash of the Company. The weighted average discount rate used as of December 31, 2016 was 4.25%. Benefit payments of $0.3 million and $0.3 million were made during the years ended December 31, 2016 and December 31, 2015, respectively. The expense for the years ended December 31, 2016, December 31, 2015 and the two months ended December 31, 2014 was $0.7 million, $0.3 million and $0.1 million, respectively. The balance of this obligation is $4 million and $3.6 million as of December 31, 2016 and December 31, 2015, respectively and is classified in Other Liabilities in the accompanying consolidated balance sheets. Benefit payments expected to be paid to plan participants in 2017 are $0.3 million.

Defined Contribution Plans

        The Company provides defined contribution plans for the benefit of eligible employees and their beneficiaries. The Company's defined contribution plans are limited and immaterial.

SourceHOV Holdings, Inc. and Subsidiaries

Notes to the Consolidated Financial Statements (Continued)

(in thousands of United States dollars unless otherwise stated)

11. Commitments and Contingencies

Lease Commitments

        The Company leases various office buildings, machinery, equipment, and vehicles. Future minimum lease payments under capital leases, included in long-term obligations, and non-cancelable operating leases at December 31, 2016 are as follows:

	Capital Leases	Operating Lease	Total
2017	$6,830	$30,783	$37,613
2018	5,486	23,615	29,101
2019	4,459	14,930	19,389
2020	3,460	10,604	14,064
2021	4,127	5,917	10,044
Thereafter	6,571	7,651	14,222

Total Minimum Lease Payments	$30,933	$93,500	$124,433

Less: Amounts Representing Interest	(5,987)

Total Net Minimum Lease Payments	24,946

Less: Current portion of obligations under capital leases	(6,507)

Long-term portion of obligations under capital leases	$18,439

        Rent expense for all operating leases was $36.7 million, $30.7 million and $26.1 million for the years ended December 31, 2016, 2015 and 2014, respectively.

Litigation

        The Company is, from time to time, involved in certain legal proceedings, inquiries, claims and disputes, which arise in the ordinary course of business. Although management cannot predict the outcomes of these matters, management does not believe these actions will have a material, adverse effect on the Company's consolidated balance sheets, consolidated statements of operations or consolidated statements of cash flows.

Contract-Related Contingencies

        The Company has certain contingent liabilities that arise in the ordinary course of providing services to its customers. These contingencies are generally the result of contracts that require the Company to comply with certain performance measurements or the delivery of certain services by a specified deadline. The Company believes the liability, if any, incurred under these contract provisions will not have a material adverse effect on the Company's consolidated balance sheets, consolidated statements of operations or consolidated statements of cash flows.

        From time to time the Company's services agreements will include provisions whereby the Company will indemnify the customer for certain matters (by way of example, the Company might be subject to certain limitations and requirements provided that if the services sold infringe upon a third-party's intellectual property rights, the Company might indemnify the customer against such associated liability or provide alternative remedies). The scope of such indemnification provisions vary and the Company has not recorded any liability associated with such indemnification. The estimated fair value of these indemnification clauses is minimal.

SourceHOV Holdings, Inc. and Subsidiaries

Notes to the Consolidated Financial Statements (Continued)

(in thousands of United States dollars unless otherwise stated)

11. Commitments and Contingencies (Continued)

        The Company has certain contingent liabilities related to prior acquisitions. The Company adjusts these liabilities to fair value at each reporting period. As of December 31, 2015, the Company had a liability of $0.8 million related to the 2012 acquisition of GTESS Corporation. There was no remaining liability related to this acquisition as of December 31, 2016. In addition, the Company had a $0.7 million liability related to Handson Global Management's ("HGM") acquisition of Banctec, Inc. as of December 31, 2016 and 2015, respectively. The fair value is determined using an earn out method based on the agreement terms. This fair value measurement represents a Level 3 measurement as it is based on significant inputs not observable in the market. Significant judgment is employed in determining the appropriateness of these assumptions.

12. Fair Value Measurement

Assets and Liabilities Measured at Fair Value on a Non-Recurring Basis

        The carrying amount of assets and liabilities including cash and cash equivalents, accounts receivable and accounts payable approximated their fair value as of December 31, 2016 and 2015 due to the relative short maturity of these instruments. Management estimates the fair values of the first and second lien debt at approximately 98.5% and 97.0%, respectively, of the respective principal balance outstanding as of December 31, 2016. The carrying value approximates the fair value for the long-term debt related to TransCentra and the other debt. TransCentra's debt was recently issued in 2016 and represents the most updated rates that would be offered for similar debt maturities. Other debt represents the Company's outstanding loan balances associated with various hardware and software purchases along with loans entered into by subsidiaries of the Company and as such, the cost incurred would approximate fair value. Property and equipment, intangible assets, and goodwill, are not required to be re-measured to fair value on a recurring basis. These assets are evaluated for impairment if certain triggering events occur. If such evaluation indicates that impairment exists, the respective asset is written down to its fair value. Refer to Note 2—Basis of Presentation and Summary of Significant Accounting Policies.

        The Company determined the fair value of its long-term debt using Level 2 inputs including the recent issue of the debt, December 2016 trades of the Company's debt on an inactive market, the Company's credit rating, and the current risk-free rate. The Company's contingent liabilities related to prior acquisitions are re-measured each period and represent a Level 2 measurement as it is based on using an earn out method based on the agreement terms.

        The following table provides the carrying amounts and estimated fair values of the Company's financial instruments as of December 31, 2016 and 2015:

			Fair Value Measurements
	Carrying Amount	Fair Value
As of December 31, 2016			Level 1	Level 2	Level 3
Recurring and nonrecurring assets and liabilities:
Acquisition contingent liability	$721	$721	$—	$—	$721
Long-term debt	983,502	1,009,913	—	1,009,913

	$984,223	$1,010,634	$—	$1,009,913	$721

SourceHOV Holdings, Inc. and Subsidiaries

Notes to the Consolidated Financial Statements (Continued)

(in thousands of United States dollars unless otherwise stated)

12. Fair Value Measurement (Continued)

			Fair Value Measurements
As of December 31, 2015	Carrying Amount	Fair Value	Level 1	Level 2	Level 3
Recurring and nonrecurring assets and liabilities:
Acquisition contingent liability	$1,513	$1,513	$—	$—	$1,513
Long-term debt	975,142	$905,111	—	905,111	—

	$976,655	$906,624	$—	$905,111	$1,513

        The significant unobservable inputs used in the fair value of the Company's acquisition contingent liabilities are the discount rate, growth assumptions, and revenue thresholds. Significant increases (decreases) in the discount rate would have resulted in a lower (higher) fair value measurement. Significant increases (decreases) in the forecasted financial information would have resulted in a higher (lower) fair value measurement. For all significant unobservable inputs used in the fair value measurement of the Level 3 liabilities, a change in one of the inputs would not necessarily result in a directionally similar change in the other based on the current level of billings.

        The following table reconciles the beginning and ending balances of net assets and liabilities classified as Level 3 for which a reconciliation is required:

	December 31,
	2016	2015
Balance as of January 1,	$1,513	$1,712
Payments/Reductions	(792)	(199)

Balance as of December 31,	$721	$1,513

13. Equity-Based Compensation

        Under the Company's 2013 Long Term Incentive Plan ("2013 Plan"), the Board of Directors may grant equity-based awards to certain employees, officers, directors, consultants and advisors of the Company. Compensation expense for equity-based awards is measured at the fair value on the grant date and recognized as compensation expense on a straight-line basis over the vesting period.

Stock Options

        No stock options were granted under the 2013 Plan.

Restricted Stock Units

        On March 5, 2014, the Company's Board of Directors approved the issuance of 16,204 restricted stock units to certain employees of the Company pursuant to the 2013 Long Term Incentive Plan. Subject to continuous employment with the Company, one-third of the restricted stock units vest on March 15, 2014, one-third of the units vest on March 15, 2015, and the remaining units vest on March 15, 2016. All unvested restricted stock units will vest upon the occurrence of a change in control as defined in the 2013 Plan. Upon vesting, the restricted stock units are settled with the issuance of one common share for each restricted stock unit. A portion of the restricted stock units settled an accrued

SourceHOV Holdings, Inc. and Subsidiaries

Notes to the Consolidated Financial Statements (Continued)

(in thousands of United States dollars unless otherwise stated)

13. Equity-Based Compensation (Continued)

bonus liability of $6.0 million included in accrued compensation and benefits at December 31, 2013. During 2014, 8,253 restricted stock units were forfeited by four awardees. The Company recognized compensation expense of $1.1 million, $4.4 million and $7.8 million for the years ended December 31, 2016, 2015 and 2014, respectively.

        On March 5, 2014, the Company's Board of Directors approved the issuance of 6,260 restricted stock units to certain employees of the Company pursuant to the 2013 Plan. Subject to continuous employment with the Company, the restricted stock units will vest on December 31, 2017. The Company shall settle each vested restricted stock unit with the issuance of one common share for each restricted stock unit. During 2014, 700 restricted stock units were forfeited by an awardee. The Company recognized compensation expense of $2.1 million, $2.1 million and $1.8 million for the years ended December 31, 2016, 2015 and 2014, respectively.

        On March 5, 2014, the Company's Board of Directors approved the issuance of 3,876 restricted stock units to certain employees of the Company pursuant to the 2013 Plan. Subject to continuous employment with the Company, one-quarter of the restricted stock units vest on April 30, 2014, one-quarter of the units vest on April 30, 2015, one-quarter of the units vest on April 30, 2016 and the remaining units vest on April 30, 2017. Upon a change of control as defined in the 2013 Plan, all unvested RSUs will vest. The Company shall settle each vested restricted stock unit with the issuance of one common share for each restricted stock unit on the earlier of the occurrence of a change of control as defined in the 2013 Plan and the fifth anniversary of the date of grant. During 2015, 485 restricted stock units were forfeited by two awardees, respectively. The Company recognized compensation expense of $1.3 million, $1.3 million and $2.6 million for the years ended December 31, 2016, 2015 and 2014, respectively.

        On March 5, 2014, the Company's Board of Directors approved the issuance of 650 restricted stock units to certain employees of the Company pursuant to the 2013 Plan. Subject to continuous employment with the Company, one-quarter of the restricted stock units vest on March 1, 2015, one-quarter of the units vest on March 1, 2016, one-quarter of the units will vest on March 1, 2017 and the remaining units vest on March 1, 2018. Upon a change of control as defined in the 2013 Plan, all unvested RSUs will vest. The Company shall settle each vested restricted stock unit with the issuance of one common share for each restricted stock unit on the earlier of the occurrence of a change in control as defined in the 2013 Plan and the fifth anniversary of the date of grant. In 2014, all 650 restricted stock units were forfeited by the awardees resulting in no stock expense being recognized.

        On April 30, 2015, the Company's Board of Directors approved the issuance of 2,700 restricted stock units to certain employees of the Company pursuant to the 2013 Plan. Subject to continuous employment with the Company, one-quarter of the restricted stock units vest on April 30, 2016, one-quarter of the units vest on April 30, 2017, one-quarter of the units will vest on April 30, 2018 and the remaining units vest on April 30, 2019. Upon a change of control as defined in the 2013 Plan, all unvested RSUs will vest. The Company shall settle each vested restricted stock unit with the issuance of one common share for each restricted stock unit on the earlier of the occurrence of a change in control as defined in the 2013 Plan and the fifth anniversary of the date of grant. During 2016, 250 restricted stock units were forfeited by one awardee. The Company recognized compensation expense of $0.5 million and $0.3 million for the years ended December 31, 2016 and 2015, respectively.

SourceHOV Holdings, Inc. and Subsidiaries

Notes to the Consolidated Financial Statements (Continued)

(in thousands of United States dollars unless otherwise stated)

13. Equity-Based Compensation (Continued)

        On April 29, 2016, the Company's Board of Directors approved the issuance of 6,375 restricted stock units to certain employees of the Company pursuant to the 2013 Plan. Subject to continuous employment with the Company, one-third of the restricted stock units vest on April 29, 2017, one-third of the units vest on April 29, 2018, and the remaining units vest on April 29, 2019. Upon a change of control as defined in the 2013 Plan, all unvested RSUs will vest. The Company shall settle each vested restricted stock unit with the issuance of one common share for each restricted stock unit on the earlier of the occurrence of a change in control as defined in the 2013 Plan and the fourth anniversary of the date of grant. The fair value of the awards on the grant date was estimated based on the estimated enterprise value of the Company, determined under a market approach. The Company determined the enterprise value by performing a guideline public company analysis, and determining multiples to apply based on guideline public companies' enterprise value ratios, in accordance with the Guideline Public Company Method. The enterprise value was reduced by outstanding debt to determine the fair value of the Company's equity, which was adjusted for discounts attributable to lack of control and marketability. The Company determined that the grant date fair value per unit was $1,600 for grants in fiscal 2016. The Company recognized compensation expense of $2.1 million for the year ended December 31, 2016.

        The Company recognized total stock compensation expense of $7.1 million for the year ended December 31, 2016.

        A summary of the status of restricted stock units as of December 31, 2016 and 2015, and the changes during the years then ended is presented as follows:

	Number of Shares	Weighted Remaining Contractual Life (Years)	Aggregate Intrinsic Value ($)
Nonvested as of January 1, 2015	10,122	2.07	$1,666
Shares granted	2,700	—	—
Shares forfeited	(485)	—	—
Shares vested	(5,036)	—	—

Nonvested as of December 31, 2015	7,301	2.13	1,587

Shares granted	6,375	—	—
Shares forfeited	(250)	—	—
Shares vested	(4,539)	—	—

Nonvested as of December 31, 2016	8,887	2.01	$1,567

        As of December 31, 2016, there was approximately $13.1 million of total unrecognized compensation expense related to restricted stock of which will be recognized over the respective service period, approximately 2.01 years. As of December 31, 2016, there were 25,727 restricted stock units outstanding, of which 8,887 was unvested. As of December 31, 2015, there were 19,602 restricted stock units outstanding, of which 7,301 was unvested.

SourceHOV Holdings, Inc. and Subsidiaries

Notes to the Consolidated Financial Statements (Continued)

(in thousands of United States dollars unless otherwise stated)

14. Related-Party Transactions

Leasing Transactions

        Certain operating companies lease their operating facilities from previous owners of the businesses who remained as employees. These leases are for various lengths and annual amounts. No rental expense was incurred for the year ended December 31, 2016 for these operating leases. For the years ended December 31, 2015 and 2014, the Company incurred $0.1 million and $0.1 million in rental expenses for these operating leases respectively.

        In addition, certain operating companies lease their operating facilities from HOV RE, LLC an affiliate through common interest held by certain shareholders. The rental expense for these operating leases was $0.6 million, $0.2 million and $0.2 million for the years ended December 31, 2016, 2015 and 2014.

Relationship with HandsOn Global Management

        The Company incurred an annual management fee to HGM of $6.0 million, $6.0 million and $4.9 million for the years ended December 31, 2016, 2015 and 2014, respectively. The Company incurred an annual management fee to TRG of $1.9 million for the year ended December 31, 2014.

        The Company incurred travel expenses to HGM of $1.7 million, $0.8 million, and $0.7 million for the years ended December 31, 2016, 2015 and 2014, respectively. In addition, the Company incurred travel expenses to TRG of $0.05 million for the year ended December 31, 2014.

        The Company incurred a transaction fee to HGM of $10.4 million for the year ended December 31, 2014. The $10.4 million transaction fee to HGM is payable over four years in annual installments. In addition, the Company incurred a transaction fee to TRG of $1.3 million and incurred $4.5 million in deferred redemption to TRG payable over two years for the year ended December 31, 2014.

        The Company incurred marketing fees to Rule 14 of $0.5 million for the year ended December 31, 2016.

Relationship with Dataforce Group, LLC

        The Company provides collection letter and insurance billing services to subsidiaries of Dataforce Group, LLC (formerly HOV Global LLC), which was an affiliate through common interest held by certain shareholders prior to the Reorganization. As of October 31, 2014, Dataforce Group, LLC is a subsidiary of the Company. The revenue recognized for these services was approximately $2.2 million for the year ended December 31, 2014 and is included in revenue in the consolidated statements of operations. All intercompany revenues and expenses after October 31, 2014 have been eliminated in the consolidated statements of operations.

        Prior to the Reorganization, subsidiaries of Dataforce Group, LLC (formerly HOV Global LLC), an affiliate through common interest held by certain shareholders, provided the Company voice and support services, helpdesk and data conversion services. As of October 31, 2014 subsidiaries of Dataforce Group, LLC are now subsidiaries of the Company and expenses are eliminated in the consolidated statement of operations. The expense recognized for these services prior to the

SourceHOV Holdings, Inc. and Subsidiaries

Notes to the Consolidated Financial Statements (Continued)

(in thousands of United States dollars unless otherwise stated)

14. Related-Party Transactions (Continued)

Reorganization was approximately $0.1 million for the year ended December 31, 2014 and is included in cost of revenue in the consolidated statements of operations.

Relationship with HOV Services, Ltd.

        HOV Services, Ltd. provides the Company data capture and technology services. HOV Services, Ltd owns shareholding interests in HOV Services, LLC. The expense recognized for these services was approximately $1.7 million, $1.4 million and $1.3 million for the years ended December 31, 2016, December 31, 2015, and December 31, 2014 and is included in cost of revenue in the consolidated statements of operations.

        The Company licenses the use of the trademark "HOV" on a nonexclusive basis from an affiliate through common interest held by certain shareholders.

Payable Balances with Affiliates

        Payable balances with affiliates as of December 31, 2016 and 2015 are as follows:

	December 31,
	2016	2015
HOV Services, Ltd	$(352)	$(378)
Rule 14	(134)	—
HGM	(8,858)	(11,118)

	$(9,344)	$(11,496)

15. Segment and Geographic Area Information

        The Company's operating segments are significant strategic business units that align its products and services with how it manages its business, approach the markets and interacts with its clients.

        The Company is organized into three segments: ITPS, HS, and LLPS.

        ITPS:    Our ITPS segment provides a wide range of solutions and services designed to aid businesses in information capture, processing, decisioning and distribution to customers primarily in the financial services, commercial, public sector and legal industries.

        HS:    Our HS segment operates and maintains a consulting and outsourcing business specializing in both the healthcare provider and payer markets.

        LLPS:    Our LLPS segment provides a broad and active array of legal services in connection with class action, bankruptcy labor, claims adjudication and employment and other legal matters.

        The chief operating decision maker reviews operating segment revenue and gross profit. The Company does not allocate SG&A, depreciation and amortization, interest expense and sundry, net. The Company manages assets on a total company basis, not by operating segment, and therefore asset

SourceHOV Holdings, Inc. and Subsidiaries

Notes to the Consolidated Financial Statements (Continued)

(in thousands of United States dollars unless otherwise stated)

15. Segment and Geographic Area Information (Continued)

information and capital expenditures by operating segments are not presented. The Company does not have any significant customers that account for 10% or more of total consolidated revenues.

	Year ended December 31, 2016
	ITPS	HS	LLPS	Total
Revenue	439,924	247,796	102,206	789,926
Cost of revenue	296,848	158,800	63,473	519,121

Gross profit	143,076	88,996	38,733	270,805
Selling, general and administrative expenses				130,437
Depreciation and amortization				79,639
Related party expense				10,493
Interest expense, net				109,414
Sundry expense, net				712

Net loss before income taxes				$(59,890)

	Year December 31, 2015
	ITPS	HS	LLPS	Total
Revenue	421,409	251,685	132,138	805,232
Cost of revenue	303,067	174,380	82,399	559,846

Gross profit	118,342	77,305	49,739	245,386
Selling, general and administrative expenses				120,691
Depreciation and amortization				75,408
Related party expense				8,977
Interest expense, net				108,779
Sundry expense, net				3,247

Net loss before income taxes				$(71,716)

	Year December 31, 2014
	ITPS	HS	LLPS	Total
Revenue	292,185	218,485	140,248	650,918
Cost of revenue	210,216	157,547	83,776	451,539

Gross profit	81,969	60,938	56,472	199,379
Selling, general and administrative expenses				131,864
Depreciation and amortization				65,227
Impairment of goodwill and other intangible assets				154,454
Related party expense				19,080
Interest expense, net				48,045
Loss on extinguishment of debt				18,548
Sundry income, net				(2,201)

Net loss before income taxes				$(235,638)

SourceHOV Holdings, Inc. and Subsidiaries

Notes to the Consolidated Financial Statements (Continued)

(in thousands of United States dollars unless otherwise stated)

15. Segment and Geographic Area Information (Continued)

        The following table presents revenues by principal geographic area where the Company's customers are located for the years ended December 31, 2016, 2015 and 2014:

	Years ended December 31,
	2016	2015	2014
United States	$654,565	$664,795	$619,446
Europe	131,303	136,711	27,879
Other	4,058	3,726	3,593

Total Consolidated Revenue	$789,926	$805,232	$650,918

16. Subsequent Events

        Through February 14, 2017, the Company received capital contributions of approximately $20.5 million.

        On February 22, 2017, Quinpario Acquisition Corp. (Nasdaq: QPAC), a publicly traded special purpose acquisition company, Novitex Holdings and SourceHOV, INC entered into a definitive business combination agreement whereby the three entities will combine to create a global solutions provider for financial technology and business services. The parties expect the proposed transaction to close during the second quarter of 2017. After the transaction is consummated, the Company would no longer incur an annual management fee to HGM.

        The Company performed its subsequent event procedures through April 3, 2017, the date these consolidated financial statements were made available for issuance.

Report of Independent Auditors

To the Board of Directors of Novitex Holdings, Inc.

        We have audited the accompanying consolidated financial statements of Novitex Holdings, Inc. and its subsidiaries, which comprise the consolidated balance sheets as of December 31, 2016 and December 31, 2015, and the related consolidated statements of operations and comprehensive loss, of stockholder's equity, and of cash flows for each of the three years ended December 31, 2016.

Management's Responsibility for the Consolidated Financial Statements

        Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditors' Responsibility

        Our responsibility is to express an opinion on the consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

        An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on our judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, we consider internal control relevant to the Company's preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

        In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Novitex Holdings, Inc. and its subsidiaries as of December 31, 2016 and December 31, 2015 and the results of their operations and cash flows for each of the three years ended December 31, 2016 in accordance with accounting principles generally accepted in the United States of America.

/s/ PricewaterhouseCoopers LLP
Stamford, Connecticut
March 23, 2017

NOVITEX HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(in thousands, except share and per share data)

	Years Ended December 31,
	2016	2015	2014
Revenues	$543,163	$575,744	$624,860

Operating expenses:
Cost of revenues, exclusive of depreciation and amortization shown below	437,977	468,811	503,313
Selling, general and administrative, exclusive of depreciation and amortization shown below	49,771	56,638	62,508
Depreciation and amortization	40,588	39,505	32,427
Restructuring	141	666	(948)

Total operating expenses	528,477	565,620	597,300

Operating income	14,686	10,124	27,560
Interest expense, net	47,928	46,482	38,270
(Gain) loss on early extinguishment of debt	(2,307)	(2,636)	5,962

Loss before income taxes	(30,935)	(33,722)	(16,672)
Benefit from income taxes	(11,805)	(12,321)	(2,306)

Net loss	(19,130)	(21,401)	(14,366)
Other comprehensive income (loss):
Foreign currency translation income (loss)	1,125	(2,960)	(1,539)

Comprehensive loss	$(18,005)	$(24,361)	$(15,905)

Net Loss Per Share
Basic and diluted	$(1,417)	$(1,585)	$(1,064)

Weighted Average Shares Outstanding
Basic and diluted	13,500	13,500	13,500

The accompanying notes are an integral part of these Consolidated Financial Statements.

NOVITEX HOLDINGS, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands, except share data)

	December 31,
	2016	2015
ASSETS
Current assets:
Cash and cash equivalents	$37,229	$28,118
Accounts receivable, less allowance for doubtful accounts of $357 and $777, respectively	87,143	106,008
Prepaid expenses and other current assets	18,958	18,091

Total current assets	143,330	152,217
Property and equipment, net	65,456	67,819
Identifiable intangible assets, net	118,664	134,886
Goodwill	144,830	144,830
Deferred charges and other assets	3,940	3,960

Total assets	$476,220	$503,712

LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
Accounts payable	$42,208	$38,755
Accrued liabilities	41,706	43,106
Short-term borrowings and current portion of long-term debt	19,641	19,808
Advanced billings and customer deposits	11,043	3,380

Total current liabilities	114,598	105,049
Long-term debt	415,429	423,154
Deferred taxes	28,710	40,759
Other noncurrent liabilities	4,206	4,067

Total liabilities	562,943	573,029
Commitments and contingencies (Note 13)
Preferred shares, $0.001 par value, authorized 5,000 shares; none issued	—	—
Common shares, $0.001 par value, authorized 30,000 shares; 13,500 and 13,500 issued and outstanding at December 31, 2016 and 2015, respectively	—	—
Additional paid-in capital	1,185	586
Accumulated deficit	(84,004)	(64,874)
Accumulated other comprehensive loss	(3,904)	(5,029)

Total stockholder's equity (deficit)	(86,723)	(69,317)

Total liabilities and stockholder's equity	$476,220	$503,712

The accompanying notes are an integral part of these Consolidated Financial Statements.

NOVITEX HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Years Ended December 31,
	2016	2015	2014
Cash flows from operating activities:
Net loss	$(19,130)	$(21,401)	$(14,366)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	40,588	39,505	32,427
Amortization of debt-related costs	3,885	4,288	3,517
Amortization of unfavorable contract liability	(1,009)	(924)	(1,465)
(Gain) loss on extinguishment of debt	(2,500)	(2,636)	4,807
Loss on disposal of business	—	—	1,558
Provision for doubtful accounts	194	996	574
Stock-based compensation	599	487	546
Deferred taxes	(11,543)	(12,128)	(4,060)
Changes in assets and liabilities:
Accounts receivable	18,825	(2,151)	24,860
Prepaid expenses and other current assets	143	7,469	(5,168)
Deferred charges and other assets	805	(778)	1,069
Deferred financing fees	(3,552)	—	—
Accounts payable and accrued liabilities	3,365	7,496	(35,723)
Advanced billings and customer deposits	7,660	(1,461)	(1,907)
Other noncurrent liabilities and other	1,324	34	623

Net cash provided by operating activities	39,654	18,796	7,292

Cash flows from investing activities:
Investment in property and equipment	(15,915)	(18,802)	(8,356)
Proceeds from disposal of property and equipment	1,206	—	423

Net cash used in investing activities	(14,709)	(18,802)	(7,933)

Cash flows from financing activities:
Proceeds from debt financing	2,427	5,000	114,756
Repayments of short-term borrowings and debt	(10,591)	(12,401)	(1,838)
Payment of obligations under capital leases	(8,029)	(5,565)	(924)
Debt issuance costs	—	—	(1,003)
Distribution of capital to stockholder	—	—	(135,530)
Distribution in excess of capital	—	—	(5,020)

Net cash used in financing activities	(16,193)	(12,966)	(29,559)

Effect of exchange rate changes on cash and cash equivalents	359	(937)	(475)
Increase (decrease) in cash and cash equivalents	9,111	(13,909)	(30,675)
Cash and cash equivalents at beginning of period	28,118	42,027	72,702

Cash and cash equivalents at end of period	$37,229	$28,118	$42,027

Cash paid for (refunded for) Interest and income taxes
Interest paid	42,888	41,820	32,476
Income taxes refunded	(1,566)	—	—
Income taxes paid	90	1,883	3,436
Non-cash Investing and Financing Activities
Investments in property and equipment financed through debt	6,449	1,601	—
Investments in property and equipment financed through capital leases	4,950	23,761	6,967
Insurance policy financed through a note payable	902	2,398	—
Investments in property and equipment acquired but not paid	1,236	3,903	1,078

The accompanying notes are an integral part of these Consolidated Financial Statements.

NOVITEX HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDER'S EQUITY (DEFICIT)

(in thousands, except share data)

	Common Shares				Accumulated Other Comprehensive Loss	Total Stockholder's Equity (Deficit)
			Additional Paid-in Capital	Accumulated Deficit
	Shares	Amount
Balance at January 1, 2014	13,500	$—	$135,083	$(24,087)	$(530)	$110,466
Net loss	—	—	—	(14,366)	—	(14,366)
Foreign currency translation adjustment	—	—	—	—	(1,539)	(1,539)
Return of capital to stockholder	—	—	(135,530)	—	—	(135,530)
Distribution in excess of capital to owner	—	—	—	(5,020)	—	(5,020)
Stock-based compensation	—	—	546		—	546

Balance at December 31, 2014	13,500	—	99	(43,473)	(2,069)	(45,443)

Net loss	—	—	—	(21,401)	—	(21,401)
Foreign currency translation adjustment	—	—	—	—	(2,960)	(2,960)
Stock-based compensation	—	—	487	—	—	487

Balance at December 31, 2015	13,500	—	586	(64,874)	(5,029)	(69,317)

Net loss	—	—	—	(19,130)	—	(19,130)
Foreign currency translation adjustment	—	—	—	—	1,125	1,125
Stock-based compensation	—	—	599	—	—	599

Balance at December 31, 2016	13,500	$—	$1,185	$(84,004)	$(3,904)	$(86,723)

The accompanying notes are an integral part of these Consolidated Financial Statements.

NOVITEX HOLDINGS, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

1. DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION

Description of Business and the Acquisition

        Novitex Holdings, Inc. ("Novitex" or the "Company") together with its subsidiaries, is a North American provider of document management and digital business process services, and is controlled by investment funds associated with Apollo Global Management, LLC (collectively, "Apollo"), and was formed on July 26, 2013. Through its outsourcing solutions, Novitex enables businesses to streamline their internal and external communications and workflows. On October 1, 2013 ("Acquisition Date"), Novitex Acquisition LLC ("Novitex Acquisition"), a subsidiary of Novitex, acquired Pitney Bowes Management Services, Inc. and its wholly-owned direct and indirect subsidiaries, and certain affiliates and divisions (collectively "PBMS") from Pitney Bowes Inc. ("PBI") ("2013 Acquisition").

Basis of Presentation

        The consolidated financial statements and accompanying notes are presented as of December 31, 2016 and 2015 and for the years then ended December 31, 2016, 2015 and 2014, and are prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP"). For all periods, all intercompany accounts and transactions have been eliminated.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

        The preparation of financial statements in conformity with GAAP requires the use of estimates and assumptions that affect the reported amounts of assets, liabilities, revenues, expenses and accompanying disclosures, including the disclosure of loss contingencies. These estimates and assumptions are based on management's best knowledge of current events, historical experience and other information available when the financial statements are prepared. These estimates include, but are not limited to, allowance for doubtful accounts, goodwill and identifiable intangible asset impairment review, useful lives of long-lived assets, including identifiable intangible assets, stock-based compensation, restructuring charges, accrued workers' compensation costs, deferred tax asset valuation allowances, uncertain tax positions, and contingent liabilities. Actual results may differ from those estimates and assumptions.

Cash and Cash Equivalents

        Cash equivalents include short-term, liquid investments with maturities of three months or less at the date of purchase.

Accounts Receivable and Allowance for Doubtful Accounts

        Accounts receivable risks are estimated and an allowance for doubtful accounts is established accordingly. The adequacy of the allowance is evaluated based on historical loss experience, aging of receivables, adverse situations that may affect a customer's ability to pay and prevailing economic conditions and adjustments are made to the allowance as necessary. This evaluation is inherently subjective and actual results may differ significantly from estimated reserves. Accounts deemed uncollectible are written off against the allowance after all collection efforts have been exhausted and management deems the account to be uncollectible. Management believes the accounts receivable credit risk is limited because of the Company's large number of customers, customer geographic and industry diversification.

NOVITEX HOLDINGS, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Property and Equipment

        Property and equipment are stated at cost and depreciated principally using the straight-line method over their estimated useful lives, which are three to ten years for mailing, copier, duplicator, office equipment and furniture and fixtures; and three years for computer equipment and capitalized software. Major improvements which add to the productive capacity or extend the life of an asset are capitalized while repairs and maintenance are charged to expense as incurred. Leasehold improvements are amortized over the shorter of the estimated useful life or the remaining lease term. Equipment acquired under capital leases is depreciated over the shorter of the estimated useful life or the underlying lease term or the term of the customer contract.

        Fully depreciated assets are retained in fixed assets and accumulated depreciation until they are removed from service. In the case of disposals, assets and related accumulated depreciation are removed from the accounts and the net amounts, less proceeds from disposal, are included in earnings.

Capitalized Interest

        The interest cost associated with major development and construction projects is capitalized and included in the cost of the project. Interest capitalization ceases once a project is substantially complete or no longer undergoing construction activities to prepare it for its intended use. When no debt is specifically identified as being incurred in connection with a construction project, the Company capitalizes interest on amounts expended on the project at the Company's weighted average cost of borrowed money. For the years ended December 31, 2016, 2015 and 2014, the Company recorded capitalized interest costs of $0.1 million, $0.1 million and $0, respectively.

Business Combinations, Goodwill and Identifiable Intangible Assets

        Business combinations are accounted for using the acquisition method of accounting which requires that the assets acquired and liabilities assumed be recorded at the date of acquisition at their respective fair values. The fair value of intangible assets is estimated using a cost, market or income approach, as appropriate. Goodwill represents the excess of the purchase price over the estimated fair values of net tangible and identifiable intangible assets acquired.

Impairment of Long-lived Assets

        Long-lived assets, including identifiable intangible assets, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the lowest level asset grouping may not be fully recoverable. The estimated future undiscounted cash flows are compared to the carrying amount. If the sum of the expected cash flows is less than the carrying amount, an impairment charge will be recorded for the amount by which the carrying amount exceeds the fair value of the asset. The fair value of the asset will be determined using probability weighted expected cash flow estimates, quoted market prices, when available, and appraisals, as appropriate. Cash flow estimates are derived from short-term and long-term business plans and historical experience.

Goodwill

        Goodwill is tested annually for impairment, during the fourth quarter, or sooner when circumstances indicate an impairment may exist at the reporting unit level, using a two-step approach.

NOVITEX HOLDINGS, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

In the first step, the fair value of the reporting unit is determined and compared to the reporting unit's carrying amount, including goodwill. If the fair value of the reporting unit is less than its carrying amount, the second step of the goodwill impairment test is performed to measure the amount of impairment, if any. In the second step, the fair value of the reporting unit is allocated to the assets and liabilities of the reporting unit as if it had been acquired in a business combination and the purchase price was equivalent to the fair value of the reporting unit. The excess of the fair value of the reporting unit over the amounts assigned to its assets and liabilities is referred to as the implied fair value of goodwill. The implied fair value of the reporting unit's goodwill is then compared to the actual carrying amount of goodwill. If the implied fair value of goodwill is less than the carrying amount of goodwill, an impairment loss is recognized for the difference.

Revenue Recognition

        The Company evaluates whether it is appropriate to record revenue on a gross basis when it is acting as a principal in the transaction or net of costs of revenues when the Company is acting as an agent between a client and a vendor. The Company considers a number of factors in determining whether it is acting as principal or agent, such as whether the Company is the primary obligor to the client, has control over the pricing and maintains credit risk.

        Service arrangements are typically one to five year contracts that contain monthly service fees that are recognized as earned. Service revenues billed in advance are deferred and recognized on a straight-line basis over the service period. The Company recognizes variable rate revenues, including fees derived from the utilization of document management-related equipment and production of print services, when such services are rendered. Reimbursable expenses are recognized as earned when incurred. Sales commissions determined to be incremental direct costs incurred related to the successful acquisition of new client revenues are deferred and amortized over the length of the initial contract period. Customer incentive payments are deferred and recognized over the longer of the initial contract period or the period the customer is expected to benefit from payment of these up-front fees.

        Clients typically pay face value for postage purchased for use in the Company's delivery of its services. Funds are either remitted to the United States Postal Service ("USPS") or pre-funded by the Company and reimbursed by clients. The Company does not recognize revenue for this postage, as it has concluded that it is acting as an agent on behalf of the USPS.

        The Company performs mail management services on behalf of certain clients, where the Company is the primary obligor and assumes the risk associated with the cost of postage. In such instances, the Company recognizes the cost of postage reimbursed by clients as revenues.

Income Taxes

        The Company accounts for income taxes in accordance with the ASC No. 740, "Accounting for Income Taxes". Deferred tax assets and liabilities are determined based on differences between the financial reporting and tax bases of assets and liabilities, applying enacted tax rates in effect for the year in which the Company expects the differences will reverse. Based on the evaluation of available evidence, the Company recognizes future tax benefits, such as net operating loss carry-forwards, to the extent that it believes it is more likely than not it will realize these benefits. The Company regularly assesses the likelihood that it will be able to recover its deferred tax assets and reflect any changes to

NOVITEX HOLDINGS, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

its estimate of the amount it is more likely than not to realize in the valuation allowance, with a corresponding adjustment to earnings.

Earnings (Loss) Per Share

        Basic net earnings (loss) per common share is computed by dividing net earnings (loss) applicable to common stockholders by the weighted-average number of common shares outstanding during the period. Diluted net earnings (loss) per common share is determined using the weighted-average number of common shares outstanding during the period, adjusted for the dilutive effect of common share equivalents, consisting of shares that might be issued upon exercise of common share options. In periods where losses are reported, the weighted-average number of common shares outstanding excludes common share equivalents, because their inclusion would be anti-dilutive.

        The calculations of earnings (loss) per share (in thousands, except share and per share data) are computed as follows:

	Years Ended December 31,
	2016	2015	2014
Numerator:
Net loss attributable to Common Stockholder for basic and diluted earnings per share	$(19,130)	$(21,401)	$(14,366)

Denominator:
Weighted-average Common Shares outstanding during the period	13,500	13,500	13,500

Denominator for basic and diluted loss per share	13,500	13,500	13,500

Basic and diluted loss per share	$(1,417)	$(1,585)	$(1,064)

Translation of Non-U.S. Currency Amounts

        The functional currency of the Company's foreign operations is the local currency, primarily the Canadian dollar. Assets and liabilities of subsidiaries operating outside the U.S. are translated at rates in effect at the end of the period and revenue and expenses are translated at average monthly rates during the period. Accumulated deficit is translated at historical rates. Net deferred translation gains and losses are included as a component of accumulated other comprehensive loss. For the years ended December 31, 2016, 2015, and 2014, foreign currency transaction gains and losses were included in Selling, general and administrative, exclusive of depreciation and amortization, and were less than $0.1 million for all the periods presented.

Leases

        The Company leases print production facilities, mailroom space, copy centers, office space, copier and duplication equipment, mailing equipment and computer equipment. Certain of the lease agreements include scheduled rent escalations during the initial lease term and/or during succeeding optional renewal periods. For the Company's leases classified as operating leases, scheduled increases in rent expense are recognized on a straight-line basis over the lease term and those renewal periods that are reasonably assured. Certain of these lease agreements qualify for capital lease treatment which

NOVITEX HOLDINGS, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

are classified within the appropriate categories of property and equipment, net with the corresponding liabilities reflected in long-term debt and current portion of long-term debt. The Company accounts for these leases in accordance with ASC No. 840, "Leases". (See Notes 4 and 9)

Capitalization of Labor

        The Company invests in the development and implementation of solutions designed to produce and increase revenues, and to create efficiency and productivity, such as software development and the establishment of digital document outsourcing centers. The Company accounts for the internal labor associated with the development, testing, and implementation for these associated projects in accordance with the applicable accounting standards relating to capitalizing labor and depreciates capitalized labor costs over the estimated useful life of the associated asset.

Recent Accounting Pronouncements

        In January 2017, the Financial Accounting Standards Board ("FASB") issued Accounting Standard Update ("ASU") 2017-04, Intangibles—Goodwill and Other (Topic 350), which simplifies the subsequent measurement of goodwill by removing the second step of the two-step impairment test. The amendment requires an entity to perform its annual, or interim goodwill impairment test by comparing the fair value of a reporting unit with its carrying amount. An impairment charge should be recognized for the amount by which the carrying amount exceeds the reporting unit's fair value; however, the loss recognized should not exceed the total amount of goodwill allocated to that reporting unit. An entity still has the option to perform the qualitative assessment for a reporting unit to determine if the quantitative impairment test is necessary. A public business entity that is an SEC filer should adopt the amendments in this Update for its annual or any interim goodwill impairment tests in fiscal years beginning after December 15, 2019. A public business entity that is not an SEC filer should adopt the amendments in this Update for its annual or any interim goodwill impairment tests in fiscal years beginning after December 15, 2020. All other entities, including not-for-profit entities, that are adopting the amendments in this Update should do so for their annual or any interim goodwill impairment tests in fiscal years beginning after December 15, 2021. Early adoption is permitted for interim or annual goodwill impairment tests performed on testing dates after January 1, 2017. The Company is unable to assess the impact, if any, that ASU 2017-04 will have on its consolidated financial statements.

        In August 2016, the FASB issued ASU No. 2016-15, Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments, which addresses eight specific cash flow issues with the objective of reducing the existing diversity in practice in how certain cash receipts and cash payments are presented and classified in the statement of cash flows. ASU No. 2016-15 is effective for public business entities for fiscal years beginning after December 15, 2017, and interim periods within those fiscal years. For all other entities, the amendments are effective for fiscal years beginning after December 15, 2018, and interim periods within fiscal years beginning after December 15, 2019. Early adoption is permitted, including adoption in an interim period. If an entity early adopts the amendments in an interim period, any adjustments should be reflected as of the beginning of the fiscal year that includes that interim period. An entity that elects early adoption must adopt all of the amendments in the same period. The Company has not yet determined the impact, if any, that ASU No. 2016-15 will have on its consolidated financial statements.

NOVITEX HOLDINGS, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

        In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments—Credit Losses: Measurement of Credit Losses on Financial Instruments, which requires that entities use a current expected credit loss model which is a new impairment model based on expected losses rather than incurred losses. Under this model, an entity would recognize an impairment allowance equal to its current estimate of all contractual cash flows that the entity does not expect to collect from financial assets measured at amortized cost. The entity's estimate would consider relevant information about past events, current conditions and reasonable and supportable forecasts that affect the collectability of the reported amount. For public business entities that are U.S. Securities and Exchange Commission (SEC) filers, the amendments in ASU No. 2016-13 are effective for fiscal years beginning after December 15, 2019, including interim periods within those fiscal years. For all other public business entities, the amendments in this Update are effective for fiscal years beginning after December 15, 2020, including interim periods within those fiscal years. For all other entities, the amendments in ASU No. 2016-13 are effective for fiscal years beginning after December 15, 2020, and interim periods within fiscal years beginning after December 15, 2021. All entities may adopt the amendments in this Update earlier as of the fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. The Company has not yet determined the impact, if any, that ASU No. 2016-13 will have on its consolidated financial statements and related disclosures.

        In May 2016, the FASB issued ASU No. 2016-12, Revenue from Contracts with Customers (Topic 606): Narrow-Scope Improvements and Practical Expedients, which amends narrow aspects of Topic 606, including guidance on assessing collectability, non-cash consideration, contract modifications and completed contracts at transition, and the presentation of sales and other similar taxes collected from customers. The amendments in ASU 2016-12 affect the guidance in ASU No. 2014-19, Revenue from Contracts with Customers (Topic 606), which is not yet effective. The effective date and transition requirements for the amendments in this Update are the same as the effective date and transition requirements for Topic 606 (and any other Topic amended by Update 2014-09). ASU No. 2015-14, Revenue from Contracts with Customers (Topic 606): Deferral of the Effective Date, defers the effective date of ASU No. 2014-09 by one year. The Company is currently assessing the method of adoption and the expected impact that ASU No. 2016-12 will have its consolidated financial statements and related disclosures.

        In April 2016, the FASB issued ASU No. 2016-10, Revenue from Contracts with Customers (Topic 606): Identifying Performance Obligations and Licensing. The amendments in this update clarify the following two aspects: identifying performance obligations and clarifying the licensing implementation guidance. The amendments in ASU No. 2016-10 affect the guidance in ASU No. 2014,09, Revenue from Contracts with Customers (Topic 606), which is not yet effective. The effective date and transition requirements for the amendments in ASU No. 2016-10 are the same as the effective date and transition requirements in Topic 606 (and any other Topic amended by ASU No. 2014-09). ASU No. 2015-14, Revenue from Contracts with Customers (Topic 606): Deferral of the Effective Date, defers the effective date of Update 2014-09 by one year. The Company is currently assessing the impact that ASU 2016-10 will have on its consolidated financial statements and related disclosures.

        In March 2016, the FASB issued ASU No. 2016-09, Compensation—Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting. ASU No. 2016-09 simplifies several aspects of the accounting for employee share-based payment transactions for entities, including the accounting for income taxes, forfeitures, and statutory tax withholding requirements, as well as

NOVITEX HOLDINGS, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

classification of tax benefits in the statement of cash flows. For public business entities, the amendments are effective for annual periods beginning after December 15, 2016, and interim periods within those annual periods. For all other entities, the amendments are effective for annual periods beginning after December 15, 2017, and interim periods within annual periods beginning after December 15, 2018. Early adoption is permitted for any entity in any interim or annual period. If an entity early adopts the amendments in an interim period, any adjustments should be reflected as of the beginning of the fiscal year that includes that interim period. An entity that elects early adoption must adopt all of the amendments in the same period. The Company is currently assessing the impact, if any, that ASU No. 2016-09 will have on its consolidated financial statements, but does not expect that this ASU will have a material impact on its consolidated financial statements and related disclosures.

        In March 2016, the FASB issued ASU No. 2016-08, Revenue from Contracts with Customers (Topic 606): Principal Versus Agent Considerations (Reporting Revenue Gross Versus Net). ASU No. 2016-08 is intended to improve the implementation guidance on principal versus agent considerations. ASU No. 2016-08 affects the guidance in ASU No. 2014-09, Revenue from Contracts with Customers (Topic 606), which is not yet effective. The effective date and transition requirements for ASU 2016-08 are the same as the effective date and transition requirements of ASU No. 2014-09. ASU No. 2015-14, Revenue from Contracts with Customers (Topic 606): Deferral of the Effective Date, defers the effective date of ASU No. 2014-09 by one year. The Company is currently assessing the impact, if any, that ASU No. 2016-09 will have on its consolidated financial statements, but does not expect that this ASU will have a material impact on its consolidated financial statements and related disclosures.

        In February 2016, the FASB issued ASU No. 2016-02, Leases, which requires all lessees to recognize a right-of-use asset and a lease liability for substantially all leases, other than leases that meet the definition of a short-term lease. For public business entities, ASU NO. 2016-02 is effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. For all other business entities, ASU No. 2016-02 is effective for fiscal years beginning after December 15, 2019, and interim periods within fiscal years beginning after December 15, 2020. Early application of the amendments in this Update is permitted for all entities. The Company is currently assessing the impact that ASU No. 2016-02 will have on its consolidated financial statements and disclosures.

        In November 2015, the FASB issued ASU No. 2015-17, Balance Sheet Classification of Deferred Taxes, which requires that all deferred tax assets and liabilities, along with any related valuation allowance, be classified as noncurrent on the balance sheet. As a result, each jurisdiction will now only have one net noncurrent deferred tax asset or liability. ASU No. 2015-17 does not change the existing requirement that only permits offsetting within a jurisdiction. For public business entities, ASU No. 2015-17 is effective for financial statements issued for annual periods beginning after December 15, 2016, and interim periods within those annual periods. For all other entities, ASU No. 2015-17 is effective for financial statements issued for annual periods beginning after December 15, 2017, and interim periods within annual periods beginning after December 15, 2018. Earlier application is permitted for all entities as of the beginning of an interim or annual reporting period. The Company elected to early adopt ASU No. 2015-17, effective October 1, 2015, which resulted in the reclassification of deferred tax assets of approximately $1.5 million to long term deferred tax liability as of December 31, 2015.

        In August 2015, the FASB issued ASU No. 2015-15, Presentation and Subsequent Measurement of Debt Issuance Costs Associated with Line-of-Credit Arrangements, which clarifies the Securities and

NOVITEX HOLDINGS, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Exchange Commission ("SEC") staff's position on presenting and measuring debt issuance costs incurred in connection with line-of-credit arrangements. The SEC staff has announced that it would "not object to an entity deferring and presenting debt issuance costs as an asset and subsequently amortizing the deferred debt issuance costs ratably over the term of the line-of-credit arrangement." The Company elected to early adopt ASU No. 2015-15, effective October 1, 2015, which had no effect on the Company's consolidated financial statements and related disclosures.

        In April 2015, the FASB issued ASU No. 2015-05, Customer's Accounting for Fees Paid in a Cloud Computing Arrangement, which provides guidance on fees paid by an entity in a cloud computing arrangement and whether an arrangement includes a license to the underlying software. For public business entities, ASU No. 2015-05 was effective for annual periods, including interim periods within those annual periods, beginning after December 15, 2015. For all other entities, ASU No. 2015-05 is effective for annual periods beginning after December 15, 2015, and interim periods in annual periods beginning after December 15, 2016. Early adoption is permitted for all entities. The Company elected to early adopt ASU No. 2015-05, which did not have an impact on the Company's consolidated financial statements and related disclosures.

        In April 2015, the FASB issued ASU No. 2015-03, Simplifying the Presentation of Debt Issuance Costs, which requires debt issuance costs to be presented in the balance sheet as a direct deduction from the associated debt liability. For public business entities, ASU No. 2015-03 was effective for financial statements issued for fiscal years beginning after December 15, 2015, and interim periods within those fiscal years. For all other entities, ASU No. 2015-03 is effective for financial statements issued for fiscal years beginning after December 15, 2015, and interim periods within fiscal years beginning after December 15, 2016. Early adoption of the amendments in this Update is permitted for financial statements that have not been previously issued. The Company elected to early adopt ASU No. 2015-03, effective October 1, 2015, which resulted in the reclassification of debt issuance costs of $0.7 million as of December 31, 2015.

        In August 2014, the FASB issued ASU No. 2014-15, Disclosure of Uncertainties about an Entity's Ability to Continue as a Going Concern, which requires management to evaluate whether there are conditions or events that raise substantial doubt about the ability of a company to continue as a going concern for one year from the date the financial statements are issued or within one year after the date that the financial statements are available to be issued when applicable, and further provides management guidance regarding its responsibility to disclose the ability of a company to continue as a going concern in the notes to the financial statements. For all entities, the new requirements are effective for annual periods ending after December 15, 2016, and interim periods within annual periods beginning after December 15, 2016. Early application is permitted. The Company adopted ASU No. 2014-5, which did not have an impact on the Company's consolidated financial statements and related disclosures.

        In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers, which requires companies to recognize revenue for the transfer of goods and services to customers in amounts that reflect the consideration the company expects to receive in exchange for those goods and services. ASU No. 2014-09, as subsequently amended, will also result in enhanced disclosures about revenue. For public business entities, ASU No. 2014-09 is effective for annual reporting periods beginning after December 15, 2017, including interim periods within that reporting period. Early application is permitted for fiscal periods beginning after December 15, 2016. For all other entities, ASU No. 2014-09

NOVITEX HOLDINGS, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

is effective for annual reporting periods beginning after December 15, 2018, and interim periods within annual periods beginning after December 15, 2019. A nonpublic entity may elect to apply this guidance earlier, however, only as of the following: (1) an annual reporting period beginning after December 15, 2016, including interim periods within that reporting period (public entity effective date), (2) an annual reporting period beginning after December 15, 2016, and interim periods within annual periods beginning after December 15, 2017, (3) an annual reporting period beginning after December 15, 2017, including interim periods within that reporting period. The Company is assessing the impact the adoption of ASU No. 2014-09 will have on its consolidated financial statements and related disclosures.

3. PREPAID EXPENSES AND OTHER CURRENT ASSETS

        As of December 31, 2016 and 2015, Prepaid expenses and other current assets consisted of the following (in thousands):

	December 31, 2016	December 31, 2015
Prepaid postage	$4,791	$2,567
Prepaid insurance	2,128	2,167
Income taxes receivable	1,111	1,795
Prepaid equipment maintenance	425	1,582
Supplies, toner and paper inventory	1,447	1,308
Prepaid medical premiums	414	1,045
Prepaid equipment and facilities rentals	792	1,038
Receivable from parent	510	510
Prepaid compensation	620	963
Other prepaid and current assets	6,720	5,116

Total prepaid expenses and other current assets	$18,958	$18,091

4. PROPERTY AND EQUIPMENT, NET

        As of December 31, 2016 and 2015, Property and equipment, net consisted of the following (in thousands):

	December 31, 2016	December 31, 2015
Copier and duplicator equipment	$33,646	$31,610
Mailing equipment	29,290	29,352
Computer equipment and software	21,986	17,157
Leasehold improvements	21,468	16,087
Plant equipment	9,589	6,642
Office equipment, furniture and fixtures	6,204	5,717

	122,183	106,565
Accumulated depreciation and amortization	(56,727)	(38,746)

Total property and equipment, net	$65,456	$67,819

NOVITEX HOLDINGS, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

4. PROPERTY AND EQUIPMENT, NET (Continued)

        As of December 31, 2016 and 2015, property and equipment, net acquired under capital leases consisted of the following (in thousands):

	December 31, 2016	December 31, 2015
Copier and duplicator equipment	$26,034	$24,983
Mailing equipment	4,761	4,249
Office equipment, furniture, fixtures, and other	2,796	1,407

	33,591	30,639
Accumulated depreciation and amortization	(15,245)	(7,702)

Total Property and equipment, net	$18,346	$22,937

        For the years ended December 31, 2016, 2015, and 2014 depreciation and amortization expense was $24.2 million, $23.1 million and $18.7 million, respectively.

5. IDENTIFIABLE INTANGIBLE ASSETS, NET

        As of December 31, 2016 and 2015, identifiable intangible assets, net consisted of the following (in thousands):

	December 31, 2016
	Useful Life (in years)	Gross Value	Accumulated Amortization	Net Carrying Amount
Customer Relationships	11	$158,093	$(42,929)	$115,164
Non-compete agreement	5	10,000	(6,500)	3,500

		$168,093	$(49,429)	$118,664

	December 31, 2015
	Useful Life (in years)	Gross Value	Accumulated Amortization	Net Carrying Amount
Customer Relationships	11	$157,882	$(28,496)	$129,386
Non-compete agreement	5	10,000	(4,500)	5,500

		$167,882	$(32,996)	$134,886

NOVITEX HOLDINGS, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

5. IDENTIFIABLE INTANGIBLE ASSETS, NET (Continued)

        As of December 31, 2016, future amortization expense related to these intangible assets are as follows (in thousands):

Years ending December 31,
2017	$16,353
2018	15,853
2019	14,353
2020	14,353
2021	14,353
Thereafter	43,399

$118,664

        Actual future amortization expense may differ from the amounts above due to, among other things, future acquisitions, impairments, accelerated amortization or fluctuations in foreign currency exchange rates. Amortization expense for each of the years ended December 31, 2016, 2015, and 2014 was $16.4 million, $16.4 million, and $13.7 million, respectively.

6. GOODWILL

        The Company performs its annual goodwill impairment assessment during the fourth quarter of its fiscal year, or earlier if events or circumstances warrant a reassessment. As of the date of its last assessment, and through December 31, 2016, the Company concluded that no impairment of its goodwill existed.

7. ACCRUED LIABILITIES

        As of December 31, 2016 and 2015, Accrued liabilities consisted of the following (in thousands):

	December 31, 2016	December 31, 2015
Accrued Payroll and benefits	$15,629	$18,754
Accrued interest	10,441	10,038
Equipment rental and maintenance accruals	7,113	6,427
Non-income taxes payable	4,432	4,416
Other	4,091	2,711
Restructuring reserve	—	760

Total Accrued liabilities	$41,706	$43,106

8. INCOME TAXES

Effective Tax Rate

        For the years ended December 31, 2016, 2015, and 2014, the Benefit from income taxes was $11.8 million, or 38.2%, $12.3 million, or 36.5%, and $2.3 million, or 13.8%, respectively.

NOVITEX HOLDINGS, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

8. INCOME TAXES (Continued)

        A summary of domestic and foreign (loss) income before income taxes is as follows (in thousands):

	Years Ended December 31,
	2016	2015	2014
Domestic	$(29,840)	$(30,586)	$(19,154)
Non U.S.	(1,095)	(3,136)	2,482

Loss before income taxes	$(30,935)	$(33,722)	$(16,672)

        For the years ended December 31, 2016, 2015, and 2014, the Benefit from income taxes consisted of the following (in thousands):

	Years Ended December 31,
	2016	2015	2014
Current:
State	$246	$275	$(114)
Non U.S.	(495)	(483)	1,763

Total current (benefit) expense	(249)	(208)	1,649

Deferred:
Federal	(10,249)	(10,824)	(4,193)
State	(1,128)	(1,251)	391
Non U.S.	(179)	(38)	(153)

Total deferred benefit	(11,556)	(12,113)	(3,955)

Benefit from income taxes	$(11,805)	$(12,321)	$(2,306)

        Deferred income taxes reflect the net tax effect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes.

        The Company has not provided for deferred income taxes on the excess of financial reporting over the tax basis of investments in certain foreign subsidiaries, since these amounts are considered to be indefinitely reinvested. As of December 31, 2016, the unrecognized deferred tax liability associated with its undistributed net earnings of foreign subsidiaries of $2.2 million, for which deferred taxes have not been provided was $0.7 million.

NOVITEX HOLDINGS, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

8. INCOME TAXES (Continued)

        As of December 31, 2016 and 2015, a summary of deferred income tax assets and liabilities is as follows (in thousands):

	December 31,
	2016	2015
Deferred tax assets:
Tax loss carryforwards	$33,459	$26,069
Amortizable transaction costs	1,956	2,163
Other, net	3,177	4,545

Deferred tax assets before valuation allowance	38,592	32,777
Less: valuation allowance	(363)	(362)

	$38,229	$32,415

Deferred tax liabilities
Property and equipment	$(2,617)	$(6,114)
Identifiable intangible assets	(64,322)	(67,060)

	$(66,939)	$(73,174)

Net deferred tax liabilities	$(28,710)	$(40,759)

        The Company assesses the available positive and negative evidence to estimate if sufficient taxable income will be generated to realize existing deferred tax assets. As of December 31, 2016, the Company has U.S. Federal, state and non-U.S. NOLs of $28.8 million, $4.3 million and $0.4 million, respectively. The U.S. and state net operating losses begin to expire on December 31, 2033 and December 31, 2018, respectively. The non-U.S. NOLs have an indefinite carry-forward life.

        For the years ended December 31, 2016, 2015 and 2014, a summary of the difference between the Company's effective income tax rate and the U.S. statutory income tax rate is as follows:

	Years Ended December 31,
	2016	2015	2014
Tax benefit at U.S. statutory income tax rate	35.0%	35.0%	35.0%
State income tax, net of federal income tax	4.1%	3.7%	0.4%
Foreign rate differential	(0.3)%	(0.9)%	2.5%
Profits units expense	(0.7)%	(0.5)%	(1.2)%
Other	0.1%	0.7%	(0.5)%
Adjustment to fixed assets acquired	0.0%	(0.5)%	(18.8)%
Adjustment to intangibles acquired	0.0%	(0.5)%	(1.7)%
Adjustment to Canadian Payable	0.0%	(0.5)%	(1.9)%

Effective income tax rate	38.2%	36.5%	13.8%

NOVITEX HOLDINGS, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

8. INCOME TAXES (Continued)

Unrecognized Tax Benefits

        In many cases, unrecognized tax benefits are related to tax years that remain subject to examination by the relevant taxing authorities. By virtue of previously filed separate company and consolidated tax returns with PBI, the Company is and will continue to be routinely under audit by federal, state, local and foreign taxing authorities. These audits include questioning the timing and the amount of deductions and the allocation of income among various tax jurisdictions. Income taxes payable include amounts considered sufficient to pay assessments that may result from examination of prior year returns; however, the amount paid upon resolution of issues raised may differ from the amount provided. Differences between the reserves for uncertain tax positions and the amounts owed by the Company are recorded in the period they become known. Under a tax agreement executed by the Company and PBI as part of the 2013 Acquisition, PBI agreed to assume certain tax liabilities and related interest and penalties for periods before the 2013 Acquisition.

Uncertain Tax Positions

        The Company recognizes a tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. As of December 31, 2016 and December 31, 2015, the Company had no provision recorded for uncertain tax positions.

        For U.S. federal income tax purposes, the 2012 through 2015 income tax years remain subject to examination. In addition, for Canadian income tax purposes, the 2012 through 2015 income tax years remain subject to examination. No significant state or other foreign income tax examinations are in process.

9. LONG-TERM DEBT

        As of December 31, 2016 and 2015, Long-term debt consisted of the following (in thousands):

	December 31, 2016
	Gross Carrying Amount	Original Issue Discount	Deferred Financing Costs	Net Carrying Amount
First lien amended term loan	$291,275	$(7,764)	$(2,367)	$281,144
Second lien amended term loan	133,000	(6,790)	(1,097)	125,113
Obligations under capital leases	20,152	—	—	20,152
Notes payable for capital asset acquisitions	7,895	—	(25)	7,870
Notes payable for financing of insurance coverage	791	—		791

	$453,113	$(14,554)	$(3,489)	435,070

Less: Current portion of Long-term debt				(19,641)

Total Long-term debt				$415,429

NOVITEX HOLDINGS, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

9. LONG-TERM DEBT (Continued)

	December 31, 2015
	Gross Carrying Amount	Original Issue Discount	Deferred Financing Costs	Net Carrying Amount
First lien amended term loan	$298,900	$(9,982)	$(484)	$288,434
Second lien amended term loan	133,000	(8,298)	(219)	124,483
Obligations under capital leases	24,105	—	—	24,105
Connecticut State Assistance Loan	2,500	—	—	2,500
Notes payable for capital asset acquisitions	1,569	—	—	1,569
Note Payable for financing of insurance coverage	1,871	—	—	1,871

	$461,945	$(18,280)	$(703)	442,962

Less: Current portion of Long-term debt				(19,808)

Total Long-term debt				$423,154

Amended First and Second Lien Credit Agreements

        Novitex Acquisition, LLC ("Novitex Acquisition"), a subsidiary of the Company, Credit Suisse AG, Cayman Islands Branch, as a lender and administrative and collateral agent, and certain other agents, lenders, and financial institutions were parties to a credit agreement (the "2013 Credit Agreement") that was amended on July 7, 2014. The 2013 Credit Agreement provided for aggregate credit facilities of $365.0 million that consisted of (i) a $215.0 million Tranche A term loan facility with a final maturity of October 1, 2019 ("First Lien Credit Agreement"), (ii) a $100.0 million Tranche B term loan facility with a final maturity of October 1, 2020 ("Second Lien Credit Agreement") and (iii) a $50.0 million revolving credit facility (including a sub-facility for letters of credit of up to $15.0 million) (the "Revolving Credit Facility") maturing October 1, 2018. Proceeds of these term loans ($301.4 million, net of $13.6 million of original issue discount costs) together with equity funding of $135.0 million were used to finance the 2013 Acquisition and other acquisition-related and financing requirements.

        On July 7, 2014, Novitex Acquisition completed a refinancing of its 2013 Credit Agreement ("Amended 2013 Credit Agreement"). Upon conclusion of the refinancing, the Amended 2013 Credit Agreement provides for aggregate credit facilities of $495.0 million that consists of (i) a $305.0 million Tranche A term loan facility with a final maturity of July 7, 2020 ("Amended First Lien Credit Agreement"), (ii) a $140.0 million Tranche B term loan facility with a final maturity of July 7, 2021 ("Amended Second Lien Credit Agreement") and (iii) a $50.0 million revolving credit facility (including a sub-facility for letters of credit of up to $15.0 million) maturing October 1, 2018. Interest rates were unchanged. Net proceeds from the refinancing, comprised of $114.0 million, net of $17.6 million of original issue discount costs, plus cash on hand, were used to repay the then outstanding borrowings under the 2013 Credit Agreement, and to distribute $140.6 million to the stockholder of the Company.

        On May 22, 2015, Novitex Acquisition repurchased $7.0 million of debt (par value) outstanding under its Amended Second Lien Credit Agreement at a discount, which resulted in a purchase price of $6.5 million. As a result of this repurchase, the Company recognized a gain on early extinguishment of debt of $0.1 million, net of a proportionate write-off of unamortized original issue discount and debt issuance costs for the year ended December 31, 2015.

NOVITEX HOLDINGS, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

9. LONG-TERM DEBT (Continued)

Second Amendment to First and Second Lien Credit Agreements

        On July 26, 2016, Novitex Acquisition entered into a Second Amendment to its 2013 Amended Credit Agreements ("Second Amendment"). As a result of the Second Amendment, certain financial terms and conditions were modified, including a 0.50% increase to the applicable margins on Novitex Acquisition's outstanding borrowings under the 2013 Amended Credit Agreements, and revisions to certain financial maintenance covenants and to permitted indebtedness (as defined in the 2013 Amended Credit Agreements). Gross borrowings outstanding under the Second Amendment remained unchanged. In conjunction with the Second Amendment, Novitex Acquisition incurred $3.7 million in financing fees, of which $3.6 million is reflected as a reduction of the associated debt, and $0.1 million is included in Selling, general and administrative, exclusive of depreciation and amortization for the year ended December 31, 2016.

        The original issue discount is being amortized over the respective terms of the Amended First Lien Credit Agreement and Amended Second Lien Credit Agreement.

        The floating rates of interest on borrowings under the Amended 2013 Credit Agreement are a function of a margin plus LIBOR or the Alternative Borrowing Rate, subject to certain definitions and floors. Novitex Acquisition can elect various tenors of each respective rate upon each successive renewal event. With respect to the Revolving Credit Facility, the margin is adjustable based upon Novitex Acquisition's senior secured leverage ratio (as defined in the Amended 2013 Credit Agreement); the margin is fixed with respect to the Amended First Lien Credit Agreement and the Amended Second Lien Credit Agreement. Interest payments are payable on the first day of each quarter during the term of the agreement. As of December 31, 2016, the interest rates on the Amended First Lien and Amended Second Lien borrowings were 8.50% and 12.75%, respectively. As of December 31, 2015, the interest rates on the Amended First Lien and Amended Second Lien borrowings were 8.00% and 12.25%, respectively.

        As of December 31, 2016 and 2015, Novitex Acquisition had no cash borrowings outstanding under its Revolving Credit Facility. As of December 31, 2016 Novitex Acquisition had $12.8 million of letters of credit outstanding, under its sub-facility, which reduced available capacity under the Revolving Credit Facility to $37.2 million. As of December 31, 2016, the interest rates on the committed and uncommitted borrowings under the Revolving Credit Facility were 6.75% and 0.50%, respectively.

        As of December 31, 2015, Novitex Acquisition had $14.6 million of letters of credit outstanding, under its sub-facility, which reduced available capacity under the Revolving Credit Facility to $35.4 million. As of December 31, 2015, the interest rates on the committed and uncommitted borrowings under the Revolving Credit Facility were 6.25% and 0.50%, respectively.

        Guarantee and Covenants Under Amended First Lien and Amended Second Lien Agreements are as follows:

        Novitex Acquisition, including its wholly-owned domestic subsidiaries, subject to certain exceptions, are guarantors under the Amended 2013 Credit Agreement and Second Amendment. The obligations of Novitex Holdings, along with the obligations of these guarantors are also collateralized by a pledge of substantially all assets of the aforementioned parties.

        Novitex Acquisition and its wholly-owned domestic subsidiaries are subject to covenants in the Amended 2013 Credit Agreement and the Second Amendment, including those restricting the

NOVITEX HOLDINGS, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

9. LONG-TERM DEBT (Continued)

incurrence of additional indebtedness (including guarantees of indebtedness), additional liens, mergers and consolidations, the disposition or acquisition of property, the payment of dividends, transactions with affiliates and the making of certain investments, in each case subject to numerous conditions, exceptions and thresholds. The financial covenants are limited to maintaining a senior secured leverage ratio for both the Amended First Lien and Amended Second Lien Agreements (5.50 to 1:00) with which Novitex Acquisition was in compliance at December 31, 2016.

        In accordance with the Second Amendment, the financial covenants provide for the reduction of the senior secured leverage ratio at periodic intervals until the maturity of the Amended 2013 Credit Agreement. Over a period of 15 months from the balance sheet date, our debt covenant leverage ratio will decrease as follows:

  •
  from (5.5 to 1:00) to (5.25 to 1:00) for both the Amended First Lien and Amended Second Lien Agreements for the period ending June 30, 2017; and

  •
  further decrease to (4.0 to 1:00) for the Amended First Lien and to (4.5 to 1:00) for the Amended Second Lien for the period from July 1, 2017 to March 31, 2018.

        Based on management's estimates, which include savings from various cost reduction initiatives implemented in the first quarter of 2017, the Company expects that Novitex Acquisition will continue to be in compliance with the aforementioned leverage ratios. Management continues to seek additional revenue and cost optimization opportunities that are expected to generate continued profitable growth.

        In the event Novitex Acquisition is unable to comply with its debt covenants, the Company may be required to obtain additional funds from other sources, seek other sources of capital or pursue additional amendments to its debt covenants. Because the Amended First Lien and Amended Second Lien Agreements currently provide sufficient liquidity and Novitex Acquisition expects to remain in compliance with its covenants, Novitex Acquisition has no formal commitments for funding future needs or amending covenants at this time. Any additional financing or covenant amendments during the next twelve months, if required, may not be available to Novitex Acquisition on acceptable terms, or at all.

Connecticut State Assistance Loan Agreement

        In March 2015, Novitex Enterprise Solutions, Inc. ("NES"), a subsidiary of the Company, entered into an Assistance Agreement ("Assistance Agreement") with the State of Connecticut Department of Economic and Community Development ("DECD"). Under the terms of the Assistance Agreement, the DECD provided a 10-year, $5.0 million, 2% simple interest loan ("Assistance Loan") to fund the construction of NES's corporate offices in Stamford, CT and the East MegaCenter in Windsor, CT. The Assistance Loan was secured by a lien on certain identified assets of NES, which was subordinate to the liens of Novitex Acquisition's senior lenders under the Amended 2013 Credit Agreement. There were no required payments for interest or principal during the first two years. Interest only payments were required during years three through five, and payments of interest and principal were required in years six through maturity. Under the terms of the Assistance Loan, $2.5 million of the principal was forgivable prior to the second anniversary if NES achieved certain employment and compensation thresholds for employees physically working in the State of Connecticut. Additionally, the principal on the Assistance Loan was forgivable in full, if NES achieved certain employment and compensation thresholds for employees physically working in the State of Connecticut prior to the fourth anniversary

NOVITEX HOLDINGS, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

9. LONG-TERM DEBT (Continued)

of the Assistance Agreement, and if NES maintained such thresholds for a period of twelve months thereafter. The Assistance Agreement further provides that NES will not relocate its corporate headquarters or its MegaCenter in Windsor, CT to a location outside of the State of Connecticut prior to the tenth anniversary of the Assistance Agreement unless NES pays to the State of Connecticut 7.5% of the funding received pursuant to the Assistance Agreement, as liquidated damages.

        On November 28, 2015, the DECD notified NES that it had satisfactorily complied with the terms of the Assistance Agreement related to forgiveness of $2.5 million of principal under the Assistance Loan. Accordingly, for the year ended December 31, 2015, the Company recognized a gain on extinguishment of this debt of $2.5 million.

        On June 30, 2016, the DECD notified NES that it had satisfactorily complied with the terms of the Assistance Agreement related to forgiveness of the remaining $2.5 million of principal under the Assistance Loan. Accordingly, for the year ended December 31, 2016, the Company recognized a gain on extinguishment of this debt, net of transaction costs, of $2.3 million.

Note Payable for 2015 Acquisition of Capital Assets

        During the year ended December 31, 2015, the Company financed the acquisition of certain equipment for use in its MegaCenter in Windsor, CT through a $1.6 million note payable to a financial services company ("2015 Capital Asset Acquisition Note Payable"). The note was due to mature on July 1, 2016, bears interest at a rate of 5.25% per annum, and was payable in equal monthly installments, with a balloon payment of $1.5 million due upon maturity. The note was collateralized by a pledge of the equipment financed, and was included in Short-term borrowings and current portion of long-term debt as of December 31, 2015. On March 9, 2016, this note was extinguished as part of a $5.8 million equipment financing arrangement entered into with a commercial bank. The extinguishment of this note did not result in a gain or loss on extinguishment of debt as the early repayment amount was equal to the carrying amount of the debt refinanced. (See Notes Payable for 2016 Acquisition of Capital Asset)

Notes Payable for 2016 Acquisitions of Capital Assets

        On February 11, 2016, the Company entered into a $3.0 million equipment financing arrangement with a commercial lender for the payment of certain acquired equipment for use at its MegaCenters in Windsor, CT and Austin, TX, which had been purchased during the year ended December 31, 2015. The note matures on February 12, 2021, bears interest at a rate of 5.24% per annum, and is payable in equal monthly installments. The financing arrangement is collateralized by a pledge of the equipment financed.

        On March 9, 2016, the Company entered into a $5.8 million equipment financing arrangement with a commercial lender for the refinancing of the 2015 Capital Asset Acquisition Note Payable and for the 2016 acquisition of certain capital assets for use in its MegaCenters in Windsor, CT and Austin, TX. This financing arrangement, executed with a financial services company, matures on March 11, 2021, bears interest at a rate of 5.22% per annum, and is payable in equal monthly installments, with a balloon payment due at maturity of $1.9 million. The financing arrangement is collateralized by a pledge of the equipment financed.

NOVITEX HOLDINGS, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

9. LONG-TERM DEBT (Continued)

Sale Leaseback Transaction

        During August 2016, the Company sold, and subsequently, leased back certain capital assets in service at its MegaCenter in Austin, TX. The sale consisted primarily of plant and computer equipment, furniture and fixtures. The Company received net proceeds of $1.2 million in connection with the sale. The carrying amount of the property sold was $1.0 million, which resulted in a deferred gain of $0.2 million, which will be amortized over the thirty-six-month lease term, commencing January 1, 2017. As of December 31, 2016, the deferred gain is presented in Property and Equipment, Net in the consolidated balance sheet.

Financing of Commercial Insurance Policy

        During November 2016, the Company financed the acquisition of a commercial insurance policy through a $0.9 million note payable to a financial services company. The note matures July 1st 2017, bears interest at a rate of 3.74% per annum, and is payable in equal monthly installments. As of December 31, 2016 this note is included in Short-term borrowings and current portion of long-term debt.

        During December 2015, the Company financed the acquisition of a commercial insurance policy through a $2.4 million note payable to a financial services company. The note bears interest at a rate of 3.24% per annum, and was payable in equal monthly installments. As of December 31, 2015, this note was included in Short-term borrowings and current portion of long-term debt. The note matured on July 1, 2016.

        As of December 31, 2016, the required principal repayments of long-term debt for each of the five succeeding fiscal years are as follows (in thousands):

Years ending December 31,
2017	$9,793
2018	9,008
2019	9,082
2020	269,935
2021	135,143

$432,961

Obligations under Capital Leases

        Effective, January 1, 2015, the Company modified the terms of a number of operating leases for copiers, mailing equipment, duplicator and computer equipment in service at various client sites. As a result of these modifications, certain leases were reassessed for operating versus capital treatment, and accordingly classified as capital leases. During the years ended December 31, 2016 and 2015, the Company entered into new leases, which were classified as capital leases and amended the terms of a certain number of existing leases, which were classified as capital leases.

NOVITEX HOLDINGS, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

9. LONG-TERM DEBT (Continued)

        As of December 31, 2016, future commitments for obligations under capital leases are as follows (in thousands):

Years ending December 31,
2017	$9,848
2018	6,287
2019	3,216
2020	629
2021	172

Total minimum lease payments	$20,152
Less: Amount representing interest	$(2,354)

Present value of minimum lease payments	$17,798

10. FAIR VALUE OF FINANCIAL INSTRUMENTS

        Fair value is a market-based measure considered from the perspective of a market participant rather than an entity-specific measure. An entity is required to classify certain assets and liabilities measured at fair value based on the following fair value hierarchy that prioritizes the inputs used to measure fair value:

          Level 1—Unadjusted quoted prices in active markets for identical assets and liabilities.

          Level 2—Quoted prices for identical assets and liabilities in markets that are not active, quoted prices for similar assets and liabilities in active markets or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

          Level 3—Unobservable inputs that are supported by little or no market activity, may be derived from internally developed methodologies based on the Company's best estimate of fair value and that are significant to the fair value of the asset or liability.

        Certain financial instruments are carried at cost in the consolidated balance sheets, which approximates fair value due to their short-term, highly liquid nature. The carrying amounts of cash and cash equivalents, accounts receivable, accounts payable and short-term borrowings approximate fair value because of the short-term nature of such instruments.

        The Second Amended First lien term loan, Second Amended Second lien term loan, Connecticut State Assistance Loan, and the notes payable for capital asset acquisitions (collectively "Level 2 Debt") are classified within Level 2 as their valuation requires quoted prices for similar instruments in active markets, quoted prices for identical or similar instruments in markets that are not active and/or model-based valuation techniques for which all significant inputs are observable in the market or can be corroborated by observable market data. A third-party service provider assists the Company with compiling market prices that are used to value the Level 2 Debt.

        At least annually, management determines if the current valuation techniques used in the fair value measurements are still appropriate. There were no changes in the valuation techniques during the years ended December 31, 2016, 2015 and 2014.

NOVITEX HOLDINGS, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

10. FAIR VALUE OF FINANCIAL INSTRUMENTS (Continued)

Financial Instruments Not Recorded at Fair Value

        The following table presents the carrying amount and fair values of long-term debt not recorded at fair value in the consolidated balance sheets as of December 31, 2016 and 2015 (in thousands):

	December 31, 2016		December 31, 2015
	Fair Value Level 2	Carrying Amount	Fair Value Level 2	Carrying Amount
Amended First lien term loan	$289,933	$281,144	$279,472	$288,434
Amended Second Lien term loan	127,015	125,113	121,695	124,483
Note Payable for capital asset acquisition	7,613	7,870	1,569	1,569
Note payable for financing of insurance coverage	791	791	1,871	1,871
Connecticut State Assistance Loan	—	—	2,500	2,500

11. STOCK-BASED COMPENSATION PLANS

        Profits Interest Units ("PIUs") of Novitex Parent, L.P. ("Novitex Parent"), the parent of the Company, have been awarded to employees and non-employees for their services. The PIUs bear economic characteristics similar to options to purchase shares of common stock. The PIUs awarded to employees are accounted for pursuant to the provisions of ASC Topic 718, "Compensation—Stock Compensation". The fair value of each PIU award is estimated on the date of grant using the applicable valuation models.

        The PIUs are issued for no consideration and are divided into tranches A, B, C, D, E and E-2. The vesting of PIUs is subject to continued employment and the passage of time as follows:

  •
  Tranche A vests in 20% increments on each of the first five anniversaries of the grant date.

  •
  Tranche B, C and D vest based on the attainment of specified performance targets measured over the first five years following the grant date.

  •
  Tranche E vested immediately upon issuance of the associated PIUs.

  •
  Tranche E-2 vests over a period of twenty-two months from date of issuance (see below).

        If the performance targets are not met in any given year, the PIUs for such year remain unvested until, if in a subsequent year, the specific target for the preceding year is achieved at which time the preceding year's PIUs will become vested, provided the recipient has not experienced a termination of services prior to the last day of the following year. If the performance targets for a subsequent calendar year are achieved in the current calendar year, then the PIUs for the current calendar year and the subsequent calendar year will become vested as of the end of current calendar year, provided that the recipient has not experienced a termination of service prior to the end of the current calendar year. Additionally, the terms of the PIUs provide for an acceleration of vesting if there is a change in control of the Company.

Modification of PIUs Plan

        In December 2015, the Board of Directors approved a modification to the service and performance conditions related to PIUs previously granted to eight senior executives and two directors.

NOVITEX HOLDINGS, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

11. STOCK-BASED COMPENSATION PLANS (Continued)

The service conditions for Tranche A PIUs issued to certain executives employed by NES were modified to provide for a revised vesting date from the date of grant to the Acquisition Date or if later, the executive's date of hire. The performance conditions for the Tranches B, C, and D PIUs were modified, including the immediate vesting of 20% of the vested value of these tranches, as well as for a revision of the performance conditions related to future performance periods. The aforementioned modifications were formalized in agreements with the unit holders on April 1, 2016. As a result of these modifications, the Company recorded a one-time stock compensation expense included in Selling, general and administrative expenses, exclusive of depreciation and amortization, of $0.1 million for the year ended December 31, 2016.

Issuance of PIUs

        On April 1, 2016, certain employees of NES received grants of PIUs of Novitex Parent. These PIUs were classified as Tranche E-2 and require the unit holder to remain employed with the Company through January 31, 2018. At the grant date, these 155,000 PIUs were valued at $1.69/unit for purposes of recognizing share-based compensation.

        As of December 31, 2016, the maximum aggregate number of PIUs may be granted is 2,122,500 units, of which 922,163 units remained available for grant, 1,170,337 units had been granted to employees and 30,000 had been granted to non-employees.

        The following table sets forth the changes in non-vested units outstanding:

	Number of PIUs	Weighted Average Grant Date Fair Value
Unvested as of December 31, 2015	578,002	$2.45
Granted	155,000	$1.69
Vested	(203,841)	$3.05

Unvested as of December 31, 2016	529,161	$3.33

        For the year ended December 31, 2016, the Company recognized $0.6 million of compensation expense related to the service period requirements of Tranches A and E-2, respectively, with the expectation that the Company will achieve the performance target established for Tranche B, and the accelerated vesting of Tranches C and D as a result of plan modification, effective April 2016.

        For the year ended December 31, 2015, the Company recorded $0.5 million of compensation expense related to the service period requirement of Tranche A, the expectation that the Company will achieve the performance target established for Tranche B, and all of the expense related to Tranche E.

        For the year ended December 31, 2014 the Company recorded $0.5 million of compensation expense related to Tranche A and the expectation that the Company will achieve the performance target established for Tranche B.

        As of December 31, 2016, there was approximately $0.5 million of unrecognized compensation expense related to service-based (Tranches A and E-2) PIUs, and performance-based PIUs for which the performance target had been deemed probable of achievement (Tranche B). Unrecognized expense for these PIUs will be recorded in future periods as compensation expense as the PIUs vest over the

NOVITEX HOLDINGS, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

11. STOCK-BASED COMPENSATION PLANS (Continued)

period from the date of grant with a remaining weighted average period of approximately 1.7 years. The unrecognized expense of approximately $0.4 million for the performance-based PIUs for which the performance target has not been deemed probable of achievement (Tranches C and D) will be recorded when the achievement of the performance target becomes probable and the related service period has been fulfilled.

        The outstanding PIUs are privately held and there is no established public trading market for the interests. The Company followed guidelines set forth in the American Institute of Certified Public Accountants ("AICPA") Practice Aid Valuation of Privately-Held Company Equity Securities Issued as Compensation (the "AICPA Practice Aid"). The Company used Level A, as defined by the AICPA Practice Aid, to determine the fair value of the units.

        The following table summarizes the assumptions and option pricing method used to estimate the fair values of the each PIU as of the grant date:

	December 31, 2016	December 31, 2015
Option pricing method	Black-Scholes	Monte Carlo
Type of PIUs	Tranche E-2	Tranche E
Risk free interest rate	0.86%	1.3%
Dividend yield	0.0%	0.0%
Volatility factor	75.0%	70.0%

12. RESTRUCTURING CHARGES

        In 2016 and 2015, the Company restructured certain operations to rationalize, integrate and align the resources of the Company. The purpose of the restructuring was to lower costs and accelerate efforts to improve operational efficiencies. The restructuring program, comprised primarily of workforce reductions, was completed in 2016.

        A summary of the restructuring charges recognized for the years ended December 31, 2016, 2015 and 2014 are as follows (in thousands):

	Severance and benefit costs	Other Exit Costs	Total
Amounts, net of reversals incurred in
2014	$(1,491)	$543	$(948)
2015	666	—	666
2016	141	—	141

NOVITEX HOLDINGS, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

12. RESTRUCTURING CHARGES (Continued)

        The following table sets forth the changes in the Restructuring reserve (in thousands):

Balance at December 31, 2014	$915
Provision	914
Excess provision not required	(248)
Cash payments and other usage	(821)

Balance at December 31, 2015	$760
Provision	141
Cash payments and other usage	(901)

Balance at December 31, 2016	$—

13. SEGMENT INFORMATION

        The Company has determined that it conducts operations in one business segment, Document Outsourcing Services, which offers its clients an integrated suite of services organized across document logistics and digital services. A significant portion of its operations, assets and customers are located in the United States. No single customer generates in excess of 10% of the Company's revenues.

        Revenues earned outside of the United States, primarily in Canada, for the years ended December 31, 2016, 2015 and 2014 were approximately 4%, 5%, and 6% of total revenues, respectively. Long-lived assets outside the United States, primarily in Canada, were $5.7 million, and $6.4 million as of December 31, 2016 and 2015, respectively.

14. COMMITMENTS AND CONTINGENCIES

        The Company is involved in a variety of claims, suits, investigations and proceedings that arise from time to time in the ordinary course of its business, including actions with respect to contracts, intellectual property, taxation, employment, benefits, securities, personal injuries and other matters. The results of these proceedings in the ordinary course of business are not expected to have a material adverse effect on the Company's consolidated financial position or results of operations.

        The Company records provisions for estimated losses in circumstances where a loss is probable and the amount or range of possible amounts of the loss is estimable. Legal costs are expensed as incurred.

NOVITEX HOLDINGS, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

14. COMMITMENTS AND CONTINGENCIES (Continued)

Lease Commitments

        The Company leases space for its MegaCenters, office and certain service locations, as well as office equipment under operating lease agreements. Future minimum lease payments under non-cancelable operating leases as of December 31, 2016 are as follows (in thousands):

Years ending December 31,
2017	$12,631
2018	8,536
2019	6,181
2020	5,239
2021	4,002
Thereafter	7,051

$43,640

        Operating rent expense for the years ended December 31, 2016, 2015, and 2014 was $13.1 million, $15.3 million, and $27.8 million, respectively.

Commitment to Purchase Capital Equipment

        In association with a service agreement executed with a client, the Company agreed to purchase from this client certain machinery and equipment for approximately $2.8 million in 2017. The terms of the purchase require the Company to pay to this client in sixty equal monthly installments on an interest-free basis commencing June 30, 2017.

15. RELATED PARTY TRANSACTIONS

Management Fees

        On October 1, 2013, the Company entered into a management fee agreement with Apollo under which Apollo and its affiliates provide certain management consulting services to the Company on an ongoing basis. The Company is required to pay Apollo an annual management fee for these services amounting to the greater of $750,000 or 1% of earnings before income taxes, depreciation and amortization, plus out-of-pocket costs payable annually. In connection with this agreement, included in Selling, general and administrative expenses, exclusive of depreciation and amortization, for the years ended December 31, 2016, 2015, and 2014 was $0.8 million.

Affiliated Party Transactions

        For the years ended December 31, 2016, 2015, and 2014 there were related party revenues of $0.9 million, $3.0 million, $0.5 million, respectively, for services rendered to Apollo affiliated companies. For the years ended December 31, 2016, 2015, and 2014, $0.9 million, $1.2 million, $0.2 million, respectively, in payments were received from Apollo affiliated companies. As of December 31, 2016 and 2015, the Company had $0.1 million and $0.1 million, respectively, in outstanding accounts receivable from Apollo affiliated companies.

        For the years ended December 31, 2016, 2015 and 2014 there were related party expenses of $0.2 million, $0.1 million and $0, respectively for services provided by an Apollo affiliated company. As

NOVITEX HOLDINGS, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

15. RELATED PARTY TRANSACTIONS (Continued)

of December 31, 2016 and 2015, the Company had no outstanding accounts payable owed to this Apollo affiliated company.

        As of December 31, 2015, certain Apollo affiliated companies were divested by Apollo, and as such, are no longer classified as related parties.

Receivable from Novitex Parent

        During the year ended December 31, 2015, the Company advanced $0.5 million to Novitex Parent for the purchase of certain capital units and vested PIUs of Novitex Parent from former executives of the Company. The Company has the intent and the ability to collect this receivable from Novitex Parent. As of December 31, 2016 and 2015, the aggregate consideration advanced to Novitex Parent that are due on demand is included in Prepaid expenses and other current assets in the Consolidated Balance Sheets.

16. STOCKHOLDER'S EQUITY

Common Shares

        The Company is authorized to issue 30,000 Common Shares, par value $.001 per share. The holders of the Common Shares have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the Common Shares.

Preferred Stock

        The Company is authorized to issue 5,000 preferred shares with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors. There are no issued and outstanding preferred shares as of December 31, 2016 and 2015.

17. DEFINED CONTRIBUTION PLAN

        Employees of the Company that meet the eligibility requirements may participate in the Novitex Enterprise Solutions Retirement Savings Plan ("Savings Plan") an employer sponsored benefit plan qualified under Section 401(k) of the Internal Revenue Code. Under the terms of Savings Plan, employees not defined in the Savings Plan as highly compensated may contribute from 1-50% of their eligible pay up to the statutory limit, while employees defined as highly compensated may only contribute up to 6% of their eligible pay up to the statutory limit. After one year of service, the Company may provide a discretionary matching contribution, subject to certain statutory limitations, which is payable to the Savings Plan in the subsequent year. These matching contributions (if any) become fully vested after three years of service. As of December 31, 2016 and 2015, $1.3 million and $2.2 million, respectively, related to the Company's matching contribution is included in accrued liabilities. The Company expects to fund its voluntary 2016 matching contribution no later than September 30, 2017. For the years ended December 31, 2016, 2015, and 2014 matching contribution expense directly attributable to the Company's employees was $1.3 million, $2.3 million, and $2.6 million respectively.

NOVITEX HOLDINGS, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS (Continued)

18. SALE OF MSS

        On August 28, 2014, the Company completed the sale of its membership interests in Novitex Marketing Services Solutions LLC ("MSS") for aggregate consideration of $1.9 million, which included $1.6 million in cash and $0.3 million in credits for future services to be provided by MSS to the Company. In connection with the sale, the Company transferred certain cash balances and corresponding liabilities for co-op advertising advances received from customers, which reduced the cash proceeds by $1.2 million. The decision to sell MSS was driven by the determination that its product offerings did not align with the Company's overall strategic direction. As a result of the sale transaction, for the year ended December 31, 2014, the Company recognized a pre-tax loss of $1.6 million, which is included in Selling, general and administrative expenses, exclusive of depreciation and amortization. The Company early adopted and applied the guidance under ASU No. 2014-08, Reporting Discontinued Operations and Disclosures of Disposals of Commitments of an Entity, to this sale transaction, and as such, it was not classified as a discontinued operation.

19. SUBSEQUENT EVENTS

        On February 22, 2017, Quinpario Acquisition Corp. (Nasdaq: QPAC), a publicly traded special purpose acquisition company, Novitex Holdings and SourceHOV, LLC entered into a definitive business combination agreement whereby the three entities will combine to create global solutions provider for financial technology and business services. The parties expect the proposed transaction to close during the second quarter of 2017.

        The Company performed its subsequent event procedures through March 23, 2017, the date these consolidated financial statements were made available for issuance.

Annex A

BUSINESS COMBINATION AGREEMENT

among

QUINPARIO ACQUISITION CORP. 2,

QUINPARIO MERGER SUB I, INC.,

QUINPARIO MERGER SUB II, INC.,

NOVITEX HOLDINGS, INC.,

SOURCEHOV HOLDINGS, INC.,

NOVITEX PARENT, L.P.,

HOVS LLC, and

HANDSON FUND 4 I, LLC,

February 21, 2017

A-i

A-ii

 EXHIBITS

Exhibit A	Nomination Agreement
Exhibit B	Registration Rights Agreement
Exhibit C	Parent Amended and Restated Certificate of Incorporation
Exhibit D	Parent Amended and Restated Bylaws
Exhibit E	Subscription Agreement Material Terms

A-iii

        BUSINESS COMBINATION AGREEMENT, dated as of February 21, 2017 (together with all Schedules and Exhibits attached hereto, this "Agreement"), among Quinpario Acquisition Corp. 2, a Delaware corporation ("Parent"), Quinpario Merger Sub I, Inc., a Delaware corporation ("SourceHOV Merger Sub"), Quinpario Merger Sub II, Inc., a Delaware corporation ("Novitex Merger Sub" and, each of the SourceHOV Merger Sub and the Novitex Merger Sub, a "Merger Sub"), Novitex Holdings, Inc., a Delaware corporation ("Novitex"), SourceHOV Holdings, Inc., a Delaware corporation ("SourceHOV" and, together with Novitex, each a "Company" and collectively, the "Companies"), Novitex Parent, L.P. ("Novitex Parent"), HOVS LLC and HandsOn Fund 4 I, LLC (collectively, the "HGM Group" and, together with Novitex Parent, each a "Seller" and collectively, the "Sellers").

        WHEREAS, the board of directors of Parent has determined that it is fair to, advisable and in the bests interests of its public stockholders to enter into this Agreement and consummate the transactions contemplated thereby;

        WHEREAS, the respective boards of directors of each of Parent, SourceHOV Merger Sub and SourceHOV have each duly approved (a) this Agreement, (b) the proposed merger (the "SourceHOV Merger") of SourceHOV Merger Sub with and into SourceHOV in accordance with, and subject to, the terms and conditions set forth in this Agreement and the General Corporation Law of the State of Delaware (the "DGCL") and (c) the other transactions contemplated by this Agreement;

        WHEREAS, the respective boards of directors of SourceHOV Merger Sub and SourceHOV have each (a) determined that it is fair to, advisable to and in the best interests of SourceHOV Merger Sub and SourceHOV, respectively, to enter into this Agreement and consummate the SourceHOV Merger and the other transactions contemplated by this Agreement, (b) directed that the adoption of this Agreement be submitted to a vote of their respective stockholders and (c) resolved and agreed to recommend to their respective stockholders that they vote in favor of the approval and adoption of this Agreement and the transactions contemplated hereby including the SourceHOV Merger, in each case on the terms and subject to the conditions set forth in this Agreement;

        WHEREAS, as a condition to the consummation of the transactions contemplated by this Agreement and in accordance with the terms hereof, Parent shall provide an opportunity to its stockholders to have their Parent Common Stock redeemed for the consideration, and on the terms and subject to the conditions and limitations, set forth in this Agreement and Parent's Amended and Restated Certificate of Incorporation and Bylaws in conjunction with, inter alia, obtaining approval from the stockholders of Parent for the Business Combination;

        WHEREAS, in connection with the transactions contemplated by this Agreement, Parent intends to seek to, in accordance with Section 7.24 hereof, enter into subscription agreements (the "Subscription Agreements") with certain third party investors (the "PIPE Investors") pursuant to which the PIPE Investors will commit to make a private investment in public equity in the form of Parent Common Stock (the "PIPE Investment") up to an aggregate amount of $350,000,000 (after giving effect to the balance in the Trust Account (exclusive of expenses) less the redemptions each holder of Parent Common Stock is entitled to pursuant to Parent's Amended and Restated Certificate of Incorporation and the Parent's Bylaws).

        WHEREAS, the affirmative consent of the HGM Group is the only consent required from the holders of equity interests of SourceHOV in connection with the SourceHOV Merger and the transactions contemplated by this Agreement;

        WHEREAS, immediately following execution of this Agreement, on the date of this Agreement, the HGM Group will execute and deliver to Parent, SourceHOV Merger Sub, Novitex Merger Sub, Novitex and Novitex Parent a written consent (the "HGM Consent"), pursuant to which, among other things, the HGM Group will act by written consent in favor of the adoption of this Agreement, the approval of the SourceHOV Merger and the other transactions contemplated by this Agreement thereby waiving any and all rights under the DGCL or otherwise to assert dissenters' rights or demand appraisal of its shares of SourceHOV Common Stock (as defined herein) in connection with the SourceHOV Merger;

        WHEREAS, immediately following execution of this Agreement, on the date of this Agreement, Parent, as the sole stockholder of SourceHOV Merger Sub as the date hereof, will duly adopt this Agreement and approve the SourceHOV Merger and the transactions contemplated hereby (the "SourceHOV Parent Consent");

        WHEREAS, Novitex Parent owns all of the issued and outstanding equity interests of Novitex, par value $0.01 per share, (the "Novitex Common Stock");

        WHEREAS, the respective boards of directors of each of Parent, Novitex Merger Sub and Novitex have each duly approved (a) this Agreement, (b) the proposed merger (the "Novitex Merger") of Novitex Merger Sub with and into Novitex in accordance with, and subject to, the terms and conditions set forth in this Agreement and the DGCL and (c) the other transactions contemplated by this Agreement;

        WHEREAS, the respective boards of directors of Novitex Merger Sub and Novitex have each (a) determined that it is fair to, advisable to and in the best interests of Novitex Merger Sub and Novitex, respectively, to enter into this Agreement and consummate the Novitex Merger and the other transactions contemplated by this Agreement, (b) directed that the adoption of this Agreement be submitted for approval by their respective stockholders and (c) resolved and agreed to recommend to their respective stockholders that they vote in favor of the approval and adoption of this Agreement and the transactions contemplated hereby including the Novitex Merger, in each case on the terms and subject to the conditions set forth in this Agreement;

        WHEREAS, the consent of Novitex Parent is the only consent required in connection with the Novitex Merger and the transactions contemplated by this Agreement;

        WHEREAS, immediately following execution of this Agreement, Novitex Parent will execute and deliver to Parent, Novitex Merger Sub, the HGM Group and SourceHOV a written consent (the "Novitex Consent"), pursuant to which, among other things, Novitex Parent will act by written consent in favor of adoption of this Agreement, approval of the Novitex Merger and waive any and all rights under the DGCL or otherwise to assert dissenters' rights or demand appraisal of its shares of Novitex Common Stock in connection with the Novitex Merger;

        WHEREAS, immediately following execution of this Agreement, on the date of this Agreement, Parent, as the sole stockholder of Novitex Merger Sub as the date hereof, will duly adopt this Agreement and approve the Novitex Merger and the transactions contemplated hereby (the "Novitex Parent Consent");

        WHEREAS, the SourceHOV Merger shall occur substantially concurrently with the Novitex Merger and conditionally upon on the occurrence of each other;

        WHEREAS, at the Closing, Parent intends to enter into two nomination agreements, one of which shall be with Apollo Novitex Holdings, L.P., parent of Novitex Parent and the other with the HGM Group, each of which shall be in substantially the form set forth in Exhibit A (the "Nomination Agreement");

        WHEREAS, at the Closing, Parent and certain of its equity holders, including Apollo Novitex Holdings, L.P., the HGM Group and the holders of shares of Parent Common Stock as of the date of this Agreement who are parties to an existing registration rights agreement in respect of the shares of Parent Common Stock held by such holders intend to enter into a registration rights agreement in substantially the form set forth in Exhibit B (the "Registration Rights Agreement"); and

        WHEREAS, simultaneously herewith, Parent, Quinpario Partners, LLC, Quinpario Partners 2, LLC, Game Boy Partners, LLC, Novitex, SourceHOV, Novitex Parent and the HGM Group are entering into that certain Forfeiture Agreement pursuant to which certain shareholders of Parent will forfeit a number of shares of Parent Common Stock and Parent Warrants (the "Forfeiture Agreement").

        NOW, THEREFORE, in consideration of the benefits to be derived from this Agreement, the SourceHOV Certificate of Merger and the Novitex Certificate of Merger and the representations, warranties, covenants, agreements and conditions set forth herein and in the SourceHOV Certificate of Merger and the Novitex Certificate of Merger, the parties hereto hereby agree as follows:

ARTICLE I

MERGERS

1.1    The Mergers

        (a)   At the SourceHOV Effective Time (as defined herein) and in accordance with, and subject to, the terms and conditions set forth in this Agreement, the SourceHOV Certificate of Merger and the DGCL, SourceHOV Merger Sub shall be merged with and into SourceHOV and the separate corporate existence of SourceHOV Merger Sub shall cease, and SourceHOV shall continue its corporate existence under the DGCL as the surviving company in the SourceHOV Merger (hereinafter referred to as the "SourceHOV Surviving Company").

        (b)   At the Novitex Effective Time (as defined herein) and in accordance with, and subject to, the terms and conditions set forth in this Agreement, the Novitex Certificate of Merger and the DGCL, Novitex Merger Sub shall be merged with and into Novitex and the separate corporate existence of Novitex Merger Sub shall cease, and Novitex shall continue its corporate existence under the DGCL as the surviving company in the Novitex Merger (hereinafter referred to as the "Novitex Surviving Company").

1.2    Effective Time of the Mergers

        (a)   The SourceHOV Merger shall become effective on the Closing Date upon the filing by SourceHOV of the SourceHOV Certificate of Merger with the Secretary of State of the State of Delaware (or at such later time as may be agreed upon by each Company and SourceHOV Merger Sub and set forth in the SourceHOV Certificate of Merger). The SourceHOV Certificate of Merger shall be executed and delivered in the manner provided under the DGCL. The time when the SourceHOV Merger shall become effective is referred to herein as the "SourceHOV Effective Time."

        (b)   The Novitex Merger shall become effective on the Closing Date upon the filing by Novitex of the Novitex Certificate of Merger with the Secretary of State of the State of Delaware (or at such later time as may be agreed upon by each Company and Novitex Merger Sub and set forth in the Novitex Certificate of Merger). The Novitex Certificate of Merger shall be executed and delivered in the manner provided under the DGCL. The time when the Novitex Merger shall become effective is referred to herein as the "Novitex Effective Time."

1.3    Effects of the Mergers

        (a)   The SourceHOV Merger shall have the effects set forth in the DGCL, this Agreement and the SourceHOV Certificate of Merger. The name of the SourceHOV Surviving Company shall be "SourceHOV Holdings, Inc." at the SourceHOV Effective Time.

        (b)   The Novitex Merger shall have the effects set forth in the DGCL, this Agreement and the Novitex Certificate of Merger. The name of the Novitex Surviving Company shall be "Novitex Holdings, Inc." at the Novitex Effective Time.

1.4    Certificate of Incorporation; Bylaws; Officers and Directors of Surviving Companies

        (a)   At the SourceHOV Effective Time, (a) the certificate of incorporation of SourceHOV shall be the certificate of incorporation of the SourceHOV Surviving Company until altered, amended or repealed as provided therein and by applicable Law, (b) the bylaws of SourceHOV shall become the bylaws of the SourceHOV Surviving Company, unless and until altered, amended or repealed as provided in the DGCL, the SourceHOV Surviving Company's certificate of incorporation or such bylaws, or by applicable Law, (c) the officers of SourceHOV immediately prior to the SourceHOV Effective Time shall become the officers of the SourceHOV Surviving Company, unless and until removed or until their terms of office shall have expired in accordance with the DGCL or the SourceHOV Surviving Company's certificate of incorporation or bylaws, as applicable, and (d) the directors of SourceHOV Merger Sub immediately prior to the SourceHOV Effective Time shall become the directors of the SourceHOV Surviving Company, unless and until removed or until their terms of office shall have expired in accordance with applicable Law or the SourceHOV Surviving Company's certificate of incorporation or bylaws, as applicable.

        (b)   At the Novitex Effective Time, (a) the certificate of incorporation of Novitex shall be the certificate of incorporation of the Novitex Surviving Company until altered, amended or repealed as provided therein and by applicable Law, (b) the bylaws of Novitex shall become the bylaws of the Novitex Surviving Company, unless and until altered, amended or repealed as provided in the DGCL, the Novitex Surviving Company's certificate of incorporation or such bylaws, or by applicable Law, (c) the officers of Novitex immediately prior to the Novitex Effective Time shall become the officers of the Novitex Surviving Company, unless and until removed or until their terms of office shall have expired in accordance with the DGCL or the Novitex Surviving Company's certificate of incorporation or bylaws, as applicable, and (d) the directors of Novitex Merger Sub immediately prior to the Novitex Effective Time shall become the directors of the Novitex Surviving Company, unless and until removed or until their terms of office shall have expired in accordance with applicable Law or the Novitex Surviving Company's certificate of incorporation or bylaws, as applicable.

1.5    Taking of Necessary Actions; Further Assurances

        (a)   Prior to the SourceHOV Effective Time, and subject to the terms and conditions set forth in this Agreement, Parent, SourceHOV Merger Sub, SourceHOV and the HGM Group shall take or cause to be taken all such actions as may be necessary or appropriate in order to effectuate, as expeditiously as reasonably practicable, the SourceHOV Merger.

        (b)   Prior to the Novitex Effective Time, and subject to the terms and conditions set forth in this Agreement, Parent, Novitex Merger Sub, Novitex and Novitex Parent shall take or cause to be taken all such actions as may be necessary or appropriate in order to effectuate, as expeditiously as reasonably practicable, the Novitex Merger.

ARTICLE II

PAYMENT OF PURCHASE PRICE; EFFECT OF MERGERS ON CAPITAL STOCK OF THE COMPANIES AND MERGER SUBS

2.1    Effect on Capital Stock

        (a)   At the SourceHOV Effective Time, by virtue of the SourceHOV Merger and without any action on the part of SourceHOV, Parent or any Subsidiary, SourceHOV Merger Sub or the holders of any SourceHOV Common Stock (as defined herein) or SourceHOV Merger Sub Common Stock (as defined herein):

          (i)    Conversion of SourceHOV Merger Sub Common Stock.    The shares of common stock, par value $0.01 per share, in SourceHOV Merger Sub (the "SourceHOV Merger Sub Common Stock") issued and outstanding immediately prior to the SourceHOV Effective Time shall be converted into 100% of fully paid and nonassessable shares of common stock, par value $0.01 per share of the SourceHOV Surviving Company with the same rights, powers and privileges as the shares so converted and shall constitute the only outstanding shares of capital stock of the SourceHOV Surviving Company. From and after the SourceHOV Effective Time, any and all certificates representing shares of SourceHOV Merger Sub Common Stock shall be deemed for all purposes to represent the number of shares of common stock of the SourceHOV Surviving Company into which such number of shares were converted into ratably in accordance with the immediately preceding sentence.

          (ii)    Cancellation of Treasury Stock and Parent-Owned Stock.    All shares of common stock, par value $0.001 per share, in SourceHOV (the "SourceHOV Common Stock") that are owned by SourceHOV as treasury stock and each share of SourceHOV Common Stock that is owned by Parent or SourceHOV Merger Sub immediately prior to the SourceHOV Effective Time shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and no consideration shall be delivered in exchange therefor.

          (iii)    Conversion of SourceHOV Common Stock.    Each share of SourceHOV Common Stock issued and outstanding immediately prior to the SourceHOV Effective Time (excluding SourceHOV Dissenting Shares and shares to be canceled in accordance with Section 2.1(a)(ii)) shall be converted into the right to receive the SourceHOV Merger Consideration. The SourceHOV Common Stock, when so converted, shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each holder of SourceHOV Common Stock immediately prior to the SourceHOV Effective Time shall cease to have any rights with respect thereto, except the right to receive the SourceHOV Merger Consideration and any cash in lieu of fractional shares of Parent Common Stock to be issued or paid in consideration therefor and any dividends or other distributions to which holders become entitled upon the delivery of a Letter of Transmittal (including all certificates representing shares of SourceHOV Common Stock), without interest. Notwithstanding the foregoing, if, between the date of this Agreement and the SourceHOV Effective Time, the outstanding shares of Parent Common Stock or SourceHOV Common Stock shall have been changed into a different number of shares or a different class, by reason of any equity dividend, subdivision, reclassification, recapitalization, split, combination, consolidation or exchange of shares, or any similar event shall have occurred, then any number or amount contained herein which is based upon the number of shares of Parent Common Stock or SourceHOV Common Stock, as the case may be, will be appropriately adjusted to provide to Parent and the holders of SourceHOV Common Stock the same economic effect as contemplated by this Agreement prior to such event; provided, however, that this sentence shall not be construed to permit Parent or SourceHOV to take any action with respect to its securities that is prohibited by the terms and conditions of this Agreement.

        (b)   At the Novitex Effective Time, by virtue of the Novitex Merger and without any action on the part of Novitex, Parent or any Subsidiary, Novitex Merger Sub or the holders of any Novitex Common Stock (as defined herein) or Novitex Merger Sub Common Stock (as defined herein):

          (i)    Conversion of Novitex Merger Sub Common Stock.    The shares of common stock, par value $0.01 per share, in Novitex Merger Sub (the "Novitex Merger Sub Common Stock") issued and outstanding immediately prior to the Novitex Effective Time shall be converted into 100% of fully paid and nonassessable shares of common stock, par value $0.01 per share of the Novitex Surviving Company with the same rights, powers and privileges as the shares so converted and shall constitute the only outstanding shares of capital stock of the Novitex Surviving Company. From and after the Novitex Effective Time, any and all certificates representing shares of Novitex Merger Sub Common Stock shall be deemed for all purposes to represent the number of shares of common stock of the Novitex Surviving Company into which such number of shares were converted into ratably in accordance with the immediately preceding sentence.

          (ii)    Cancellation of Treasury Stock and Parent-Owned Stock.    All shares of Novitex Common Stock that are owned by Novitex as treasury stock and each share of Novitex Common Stock that is owned by Parent or Novitex Merger Sub immediately prior to the Novitex Effective Time shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and no consideration shall be delivered in exchange therefor.

          (iii)    Conversion of Novitex Common Stock.    Each share of Novitex Common Stock issued and outstanding immediately prior to the Novitex Effective Time (excluding shares to be canceled in accordance with Section 2.1(b)(ii)) shall be converted into the right to receive the Novitex Merger Consideration. The Novitex Common Stock, when so converted, shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each holder of Novitex Common Stock immediately prior to the Novitex Effective Time shall cease to have any rights with respect thereto, except the right to receive the Novitex Merger Consideration and any cash in lieu of fractional shares of Parent Common Stock to be issued or paid in consideration therefor (including all certificates representing shares of Novitex Common Stock), without interest. Notwithstanding the foregoing, if, between the date of this Agreement and the Novitex Effective Time, the outstanding shares of Parent Common Stock or Novitex Common Stock shall have been changed into a different number of shares or a different class, by reason of any equity dividend, subdivision, reclassification, recapitalization, split, combination, consolidation or exchange of shares, or any similar event shall have occurred, then any number or amount contained herein which is based upon the number of shares of Parent Common Stock or Novitex Common Stock, as the case may be, will be appropriately adjusted to provide to Parent and the holders of Novitex Common Stock the same economic effect as contemplated by this Agreement prior to such event; provided, however, that this sentence shall not be construed to permit Parent or Novitex to take any action with respect to its securities that is prohibited by the terms and conditions of this Agreement.

        (c)   Notwithstanding anything in this Agreement to the contrary, any SourceHOV Common Stock issued and outstanding immediately prior to the SourceHOV Effective Time that are held by any holder who has not voted in favor of the SourceHOV Merger or consented thereto in writing and who is entitled to demand and properly demands appraisal of such Shares pursuant to Section 262 of the DGCL ("SourceHOV Dissenting Shares") shall not be converted into the right to receive consideration set forth in Section 2.1(a)(iii) above, unless and until such holder shall have failed to perfect, or shall have effectively withdrawn or lost, such holder's right to appraisal under the DGCL. The holders of SourceHOV Dissenting Shares shall be entitled to receive payment of the fair value of such SourceHOV Dissenting Shares in accordance with the provisions of Section 262 of the DGCL. If any such holder fails to perfect such appraisal right in accordance with the DGCL or withdraws or otherwise loses any such right to appraisal, each such Share of such holder shall thereupon be converted into and become exchangeable only for the right to receive from the SourceHOV Surviving Company, as of the later of the SourceHOV Effective Time and the time that such right to appraisal has been irrevocably lost, withdrawn or expired, the SourceHOV Merger Consideration, without any interest thereon. At the SourceHOV Effective Time, any holder of SourceHOV Dissenting Shares shall cease to have any rights with respect thereto, except the rights provided in Section 262 of the DGCL and as provided in the previous sentence. The Company shall not, except with the prior written consent of Parent, make any payment with respect to any demands for appraisals or compromise, offer to settle or settle, or otherwise make any binding agreement regarding, any such demands.

2.2    Delivery of Merger Consideration

        (a)    Letter of Transmittal.     As promptly as reasonably practicable after the SourceHOV Effective Time, Parent shall cause to be mailed to each holder of record of SourceHOV Common Stock a letter of transmittal in customary form (which shall have customary representations and warranties as to title, authorization, execution and delivery and a customary release consistent with Section 7.21(b) and shall specify that delivery shall be effected, and risk of loss and title to the SourceHOV Common Stock shall pass, only upon delivery of the SourceHOV Common Stock to Parent (including all certificates representing shares of SourceHOV Common Stock) and shall be in such form as Parent may specify, subject to SourceHOV's reasonable approval, prior to the SourceHOV Effective Time) (the "Letter of Transmittal") together with instructions thereto. Each holder of record of SourceHOV Common Stock receiving SourceHOV Merger Consideration who is not a party to the Registration Rights Agreement shall have the right to elect in its Letter of Transmittal to be treated as a "Holder" and "Third Party Holder" under the Registration Rights Agreement and, if such election is made, shall be deemed to have consented to Section 14(b) of the Registration Rights Agreement.

        (b)    Merger Consideration Received in Connection with Exchange.     Upon the receipt of a Letter of Transmittal (including all certificates representing shares of SourceHOV Common Stock), duly, completely and validly executed in accordance with the instructions thereto, and such other documents as may reasonably be required by Parent, the holder of such shares of SourceHOV Common Stock shall be entitled to receive in exchange therefor (A) the SourceHOV Merger Consideration into which such SourceHOV Common Stock have been converted pursuant to Section 2.1(a)(iii) and (B) any cash in lieu of fractional shares which the holder has the right to receive pursuant to Section 2.2(e) and in respect of any dividends or other distributions which the holder has the right to receive pursuant to Section 2.2(c). Until surrendered as contemplated by this Section 2.2(b) , each share of SourceHOV Common Stock (excluding SourceHOV Dissenting Shares and shares to be canceled in accordance with Section 2.1(a)(ii)) shall be deemed at any time from and after the SourceHOV Effective Time to represent only the right to receive upon such surrender the SourceHOV Merger Consideration which the holders of shares of SourceHOV Common Stock were entitled to receive in respect of such shares pursuant to this Section 2.2(b) (and cash in lieu of fractional shares pursuant to Section 2.2(e) and in respect of any dividends or other distributions pursuant to Section 2.2(c)).

        (c)    Treatment of Unissued Shares.     No dividends or other distributions declared or made with respect to Parent Common Stock with a record date after the SourceHOV Effective Time shall be paid with respect to the shares of Parent Common Stock issuable to a former holder of SourceHOV Common Stock, and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.2(e) , until the delivery of a Letter of Transmittal in accordance with this Article II. Subject to escheat, Tax or other applicable Law, following such delivery of a Letter of Transmittal (including all certificates representing shares of SourceHOV Common Stock), there shall be paid to the holder of the certificate representing whole shares of Parent Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of any cash payable in lieu of a fractional share of Parent Common Stock to which such holder is entitled pursuant to Section 2.2(e) and the amount of dividends or other distributions with a record date after the SourceHOV Effective Time theretofore paid with respect to such whole shares of Parent Common Stock and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the SourceHOV Effective Time but prior to such surrender and a payment date subsequent to such surrender payable with respect to such whole shares of Parent Common Stock.

        (d)    No Further Ownership Rights.

            (i)  The shares of Parent Common Stock issued and cash paid in accordance with the terms of this Article II upon conversion of any shares of SourceHOV Common Stock (including any cash paid pursuant to Section 2.2(e)(i)) shall be deemed to have been issued and paid in full satisfaction of all rights pertaining to such shares of SourceHOV Common Stock. From and after the SourceHOV Effective Time, there shall be no further registration of transfers on the stock transfer books of the SourceHOV Surviving Company of SourceHOV Common Stock that were outstanding immediately prior to the SourceHOV Effective Time. If, after the SourceHOV Effective Time, any certificate formerly representing shares of SourceHOV Common Stock (excluding the SourceHOV Dissenting Shares) are presented for any reason, they shall be canceled and exchanged as provided in this Article II.

           (ii)  The shares of Parent Common Stock issued and cash paid in accordance with the terms of this Article II upon conversion of any shares of Novitex Common Stock (including any cash paid pursuant to Section 2.2(e)(ii)) shall be deemed to have been issued and paid in full satisfaction of all rights pertaining to such shares of Novitex Common Stock. From and after the Novitex Effective Time, there shall be no further registration of transfers on the stock transfer books of the Novitex Surviving Company of Novitex Common Stock that were outstanding immediately prior to the Novitex Effective Time. If, after the Novitex Effective Time, any certificate formerly representing shares of Novitex Common Stock are presented for any reason, they shall be canceled and exchanged as provided in this Article II.

        (e)    No Fractional Shares.

            (i)  No certificates or scrip representing fractional shares of Parent Common Stock shall be issued upon the conversion of SourceHOV Common Stock pursuant to Section 2.1(a)(iii). Notwithstanding any other provision of this Agreement, each holder of SourceHOV Common Stock converted pursuant to the SourceHOV Merger who would otherwise have been entitled to receive a fraction of a share of Parent Common Stock (after taking into account all SourceHOV Common Stock exchanged by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional amount multiplied by the last reported sale price of Parent Common Stock on the NASDAQ Stock Market (the "NASDAQ") (as reported in The Wall Street Journal or, if not reported therein, in another authoritative source mutually selected by Parent and SourceHOV) on the last complete trading day prior to the date of the SourceHOV Effective Time.

           (ii)  No certificates or scrip representing fractional shares of Parent Common Stock shall be issued upon the conversion of Novitex Common Stock pursuant to Section 2.1(b)(iii). Notwithstanding any other provision of this Agreement, each holder of Novitex Common Stock converted pursuant to the Novitex Merger who would otherwise have been entitled to receive a fraction of a share of Parent Common Stock (after taking into account all Novitex Common Stock exchanged by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional amount multiplied by the last reported sale price of Parent Common Stock on the NASDAQ (as reported in The Wall Street Journal or, if not reported therein, in another authoritative source mutually selected by Parent and Novitex) on the last complete trading day prior to the date of the Novitex Effective Time.

        (f)    Withholding Rights.     Each of Parent, SourceHOV Merger Sub, Novitex Merger Sub, Novitex and SourceHOV shall be entitled to deduct and withhold from amounts otherwise payable pursuant to this Agreement any amounts required to be deducted and withheld with respect to the making of such payment under applicable Tax Law or under any other applicable Law. Amounts so withheld and paid over to the appropriate Governmental Authority shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction or withholding was made.

2.3    Treatment of Company Equity Awards

        (a)    SourceHOV RSU Awards.     Each SourceHOV RSU Award, whether vested or unvested, that is outstanding immediately prior to the SourceHOV Effective Time shall, as of the SourceHOV Effective Time, automatically and without any action on the part of the holder thereof, be assumed by Parent and converted into a Parent RSU Award covering the number of shares of Parent Common Stock equal to the SourceHOV Merger Consideration for each share of SourceHOV Common Stock that would have been received if such SourceHOV RSU Award had been settled in shares of SourceHOV Common Stock immediately prior to the SourceHOV Effective Time. Each such share of Parent Common Stock shall be subject to, the same terms and conditions (including the applicable time-vesting and/or performance-vesting conditions) as applied to the corresponding SourceHOV RSU Award immediately prior to the SourceHOV Effective Time.

        (b)    SourceHOV Actions.     Prior to the SourceHOV Effective Time, the board of directors of SourceHOV (or, if appropriate, any committee thereof administering the SourceHOV Stock Plan) shall take all actions necessary to effect the foregoing provisions of this Section 2.3.

        (c)    Parent Actions.     Parent shall file with the SEC, as soon as reasonably practicable but in no event earlier than sixty (60) Business Days following the Closing, a registration statement on Form S-8, relating to the shares of Parent Common Stock issuable with respect to the SourceHOV RSU Awards assumed by Parent in accordance with this Section 2.3 and shall take all actions necessary to ensure that such registration statement remains effective at all times thereafter in which any SourceHOV RSU Award, as converted pursuant to this Section 2.3, remains outstanding.

ARTICLE III

CLOSING

3.1    The Closing

        The closing (the "Closing") of the transactions contemplated by this Agreement, as applicable, shall take place at the offices of Akin Gump Strauss Hauer & Feld LLP, One Bryant Park, New York, New York 10036 on a date that is no later than three (3) Business Days after all of the conditions precedent set forth in Article VIII have been satisfied or waived (other than those conditions which by their terms are intended to be satisfied at the Closing, but subject to the satisfaction or, to the extent permissible under applicable Law and the terms of this Agreement, waiver of those conditions), or such other date as may be mutually agreed upon by the parties (the "Closing Date"). On the Closing Date, (a) SourceHOV shall execute the SourceHOV Certificate of Merger, and file the SourceHOV Certificate of Merger with the Secretary of State of the State of Delaware pursuant to Section 1.2 hereof in accordance with the DGCL and (b) Novitex shall execute the Novitex Certificate of Merger, and file the Novitex Certificate of Merger with the Secretary of State of the State of Delaware pursuant to Section 1.2 hereof in accordance with the DGCL.

3.2    Closing Deliverables

        (a)   At the Closing, each of the HGM Group and/or SourceHOV, as applicable, shall deliver or cause to be delivered to Parent, the Merger Subs, Novitex and Novitex Parent, as applicable:

            (i)  a counterpart to each Related Document to which it is to be a party, duly executed by a duly authorized representative of such Person;

           (ii)  a certificate, executed by an executive officer of SourceHOV and dated as of the Closing Date, stating that the conditions specified in Section 8.5(a)- (c) have been satisfied; and

          (iii)  a certificate or certificates in compliance with Treasury Regulation Section 1.1445-2, establishing that the transactions contemplated by this Agreement are exempt from withholding under Section 1445 of the Code.

        (b)   At the Closing, each of Novitex Parent and/or Novitex, as applicable, shall deliver or cause to be delivered to Parent, the Merger Subs, SourceHOV and the HGM Group, as applicable:

            (i)  a counterpart to each Related Document to which it is to be a party, duly executed by a duly authorized representative of such Person;

           (ii)  a certificate, executed by an executive officer of Novitex and dated as of the Closing Date, stating that the conditions specified in Section 8.4(a)-(c) have been satisfied; and

          (iii)  a certificate or certificates in compliance with Treasury Regulation Section 1.1445-2, establishing that the transactions contemplated by this Agreement are exempt from withholding under Section 1445 of the Code.

        (c)   At the Closing, Parent, Intermediate Co, SourceHOV Merger Sub and/or Novitex Merger Sub, as applicable, shall deliver or cause to be delivered:

            (i)  to Novitex Parent, the aggregate Novitex Merger Consideration into which its Novitex Common Stock has been converted pursuant to Section 2.1(b)(iii) and any cash in lieu of fractional shares which the holder has the right to receive pursuant to Section 2.2(e) if it has delivered its share certificates duly endorsed for transfer or a stock power in lieu thereof;

           (ii)  to each holder of SourceHOV Common Stock that has delivered a Letter of Transmittal (including all certificates representing shares of SourceHOV Common Stock), duly, completely and validly executed in accordance with the instructions thereto, and such other documents as may reasonably be required by Parent, at least two (2) Business Days prior to the SourceHOV Effective Time, the aggregate SourceHOV Merger Consideration into which its SourceHOV Common Stock has been converted pursuant to Section 2.1(a)(iii) and any cash in lieu of fractional shares which the holder has the right to receive pursuant to Section 2.2(e);

          (iii)  to each party designated in writing (with wire information) at least two (2) Business Days prior to the Closing, by the HGM Group, the Consulting Agreement Termination Fee;

          (iv)  to each Seller, a certified copy of the Amended and Restated Certificate of Incorporation of Parent in substantially the form set forth in Exhibit C, as filed with the Secretary of State of the State of Delaware on the Closing Date (the "Parent Amended and Restated Certificate of Incorporation");

           (v)  to each Seller, a certified copy of the Amended and Restated Bylaws of Parent in substantially the form set forth in Exhibit D, as adopted by the board of directors of Parent on the Closing Date (the "Parent Amended and Restated Bylaws");

          (vi)  to each Seller, a counterpart to each Related Document to which it is to be a party, duly executed and delivered by a duly authorized representative of such Person;

         (vii)  to each Seller, a counterpart to the Registration Rights Agreement, duly executed and delivered by Quinpario Partners 2, LLC, Edgar G. Hotard, W. Thomas Jagodinski, Ilan Kaufthal, Roberto Mendoza, Dr. John Rutledge and Shlomo Yanai; and

        (viii)  to each Seller, a certificate, executed by an executive officer of Parent, Novitex Merger Sub and SourceHOV Merger Sub and dated as of the Closing Date, stating that the conditions specified in Section 8.3(a) and Section 8.3(b) have been satisfied.

        (d)   Except for the Indebtedness set forth in Section 3.2(d) of the Parent Disclosure Schedules, at the Closing, Parent shall repay, or cause to be repaid, on behalf of the Novitex Company Group and the SourceHOV Company Group, all obligations in respect of all Funded Indebtedness of the Novitex Company Group and the SourceHOV Company Group, by wire transfer of immediately available funds as directed by the holders of such Indebtedness, and Novitex and SourceHOV shall deliver to Parent all appropriate payoff letters (in a form reasonably acceptable to Parent) and make arrangements to deliver UCC-3 termination statements or similar documents evidencing the termination of all Encumbrances of the assets of the Novitex Company Group and the SourceHOV Company Group held by the lenders of such Indebtedness.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF SELLERS

        Except as set forth in each of the Seller Disclosure Schedules, (x) Novitex Parent hereby represents and warrants to the HGM Group, SourceHOV, Parent, Novitex Merger Sub and SourceHOV Merger Sub as of the date hereof and, on the occurrence of the Closing, as of the Closing Date as follows solely in respect of Novitex Parent and (y) the HGM Group hereby represents and warrants jointly, and not severally, to Novitex Parent, Novitex, Parent, Novitex Merger Sub and SourceHOV Merger Sub as follows solely in respect of the HGM Group, as applicable, as of the date hereof and, on the occurrence of the Closing, as of the Closing Date:

4.1    Standing; Qualification and Power

        (a)   Seller is duly organized, validly existing and in good standing (or has the equivalent status) under the laws of the jurisdiction of its organization, with all power and authority necessary to own, lease or operate the properties and assets owned, leased or operated by it and to carry on its business as currently conducted, in each case, in all material respects.

        (b)   Seller is qualified or licensed to do business in each jurisdiction in which ownership of its property or assets or the conduct of its business requires such qualification or license, except where the failure to be so qualified or licensed would not prevent or materially impair or delay Seller's performance of its obligations hereunder.

4.2    Ownership

        Seller has good, valid and marketable title to the Company's equity interests owned (beneficially and of record) by it as set forth in the recitals to this Agreement free and clear of all Encumbrances. Assuming Parent has the requisite power and authority to be the lawful owner of the Purchased Equity, at the Closing, good, valid and marketable title to the Purchased Equity will pass to Parent, free and clear of all Encumbrances, other than those acts arising from Parent, Novitex Merger Sub, SourceHOV Merger Sub or their respective Affiliates. Other than this Agreement and except as set forth in Section 4.2 of the applicable Seller Disclosure Schedules, the equity interests of the Company are not subject to any voting trust agreement or other Contract.

4.3    Authority; Execution and Delivery; Enforceability

        Seller has all requisite corporate power and authority to execute and deliver this Agreement and each of the Related Documents to which it will be a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Seller of this Agreement has been and, in the case of the Related Documents to which it will be a party, will be when delivered, and the consummation of the transactions contemplated hereby has been and the consummation of the transactions contemplated by the Related Documents to which it will be a party will be when delivered, duly authorized by all requisite action of Seller. This Agreement has been, and upon its execution and delivery, each of the Related Documents to which Seller will be a party will be, duly and validly executed and delivered by Seller and, assuming this Agreement and the Related Documents have been duly authorized, executed and delivered by the other parties hereto or thereto, as applicable, this Agreement constitutes, and upon its execution and delivery each of the Related Documents to which Seller will be a party will constitute, a valid and binding obligation of such Seller, enforceable against it in accordance with its terms, in each case subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar Laws affecting creditors' rights and remedies generally and subject to general principles of equity (regardless of whether enforceability is considered in a proceeding at law or equity) (collectively, the "Enforceability Exceptions").

4.4    Brokers' and Finders' Fees

        Except as set forth in Section 4.4 of the Seller Disclosure Schedules, Seller has not employed, nor is it subject to any valid claim of liability or obligation to, any broker, finder, consultant or other intermediary in connection with the transactions contemplated by this Agreement who might be entitled to a fee or commission in connection therewith.

4.5    No Conflict; Consents

        (a)   The execution, delivery and performance of this Agreement by Seller, and the consummation by Seller of the transactions contemplated hereby, will not (i) violate any provision of the certificate of incorporation or bylaws (or other comparable governing documents) of Seller, (ii) result in a violation or breach of, or constitute (with or without the giving of notice or, the lapse of time or both) a default (or give rise to any right of termination or cancellation of obligations) under, any material Contract to which Seller is a party or by which any of their respective properties or assets are bound or (iii) assuming that all Approvals have been obtained and all filings, registrations and notifications have been made, each as contemplated by Section 4.5(b), Section 5.4(b) and/or Section 6.4(b), violate any Law applicable to Seller or by which any of their respective properties or assets are bound, other than, in the case of clauses (ii) and (iii) above, any such violations, breaches, defaults or rights of termination or cancellation of obligations which would not, individually or in the aggregate, materially impair or delay Seller's ability to consummate the transactions contemplated hereby.

        (b)   The execution, delivery and performance of this Agreement by Seller, and the consummation by Seller of the transactions contemplated hereby, will not require any waiver, authorization or other Permit of, or filing or registration with or notification to, any Governmental Authority, other than (i) compliance with all applicable Antitrust Laws, (ii) as may be required as a result of any facts or circumstances related to the Company Group, and (iii) such Approvals, filings, registrations or notifications which, if not made or obtained, would not, individually or in the aggregate, materially impair or delay Seller's ability to consummate the transactions contemplated hereby.

4.6    Litigation

        As of the date of this Agreement, (i) there are no Actions pending or, to the knowledge of Seller, threatened against Seller which, and (ii) Seller is not subject to any outstanding orders, writs, judgments, injunctions, decrees or awards that, if not complied with, in either case, would prevent or materially delay the Closing.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF THE COMPANIES

        Except as set forth in each of the Company Disclosure Schedules, (x) Novitex hereby represents and warrants to the HGM Group, SourceHOV, Parent, Novitex Merger Sub and SourceHOV Merger Sub, as of the date hereof and, on the occurrence of the Closing, as of the Closing Date as follows solely in respect of Novitex and the Novitex Company Group and (y) SourceHOV hereby represents and warrants to Novitex Parent, Novitex, Parent, Novitex Merger Sub and SourceHOV Merger Sub as of the date hereof and, on the occurrence of the Closing, as of the Closing Date as follows solely in respect of SourceHOV and the SourceHOV Company Group.

5.1    Standing; Qualification and Power

        (a)   The Company is duly organized, validly existing and in good standing (or has the equivalent status) under the laws of the jurisdiction of its organization, with all power and authority necessary to own, lease or operate the properties and assets owned, leased or operated by it and to carry on the Businesses, as applicable, in each case, in all material respects. Each member of the Company Group is duly organized and validly existing under the laws of the jurisdiction of its organization, with all power and authority necessary to own, lease or operate the properties and assets owned, leased or operated by it and to carry on the Businesses, as applicable, in all material respects.

        (b)   Each member of the Company Group is in good standing (or has the equivalent status) under the laws of the jurisdiction of its organization, in all material respects. Each member of the Company Group is qualified or licensed to do business in each jurisdiction in which ownership of its property or assets or the conduct of its business requires such qualification or license, except where the failure to be so qualified or licensed would not, individually or in the aggregate, have a Material Adverse Effect. True and complete copies of the certificate of formation, operating agreement, certificate of incorporation and bylaws (or other comparable governing documents), as applicable, of each member of the Company Group, as in effect as of the date of this Agreement, have been heretofore made available to the other parties to this Agreement.

5.2    Capitalization of the Company and the Company Subsidiaries

        (a)   Section 5.2(a) of the Company Disclosure Schedules sets forth, as of the date of this Agreement, the number of authorized equity interests of each class of equity interests of the Company, the number of issued and outstanding equity interests of each class of equity interests of the Company, the record owners thereof and number of equity interests of each class owned by each such record owner, and in the case of incentive equity awards outstanding as of the date hereof, on an individual by individual and grant by grant basis, the date of grant, number of awards granted and exercise price (if applicable), and treatment in connection with the transactions contemplated by this Agreement.

        (b)   All issued and outstanding equity interests of each member of the Company Group have been duly authorized and validly issued, are fully paid and nonassessable, were not issued in violation of any preemptive rights and at Closing will be free and clear of all Encumbrances except, in the case of any member of the Company Group other than the Company, for Permitted Encumbrances.

        (c)   Except as set forth in Section 5.2(c) of the Company Disclosure Schedules, as of the date of this Agreement, there are no outstanding (i) securities convertible into or exchangeable for the capital stock of the Company, (ii) options, stock appreciation rights, phantom stock, warrants, calls or other rights to purchase or subscribe for capital stock of the Company or (iii) Contracts of any kind to which the Company is subject or bound requiring the issuance after the date of this Agreement of (A) any capital stock of the Company, (B) any convertible or exchangeable security of the type referred to in clause (i) or (C) any options, stock appreciation rights, phantom stock, warrants, calls or rights of the type referred to in clause (ii). Since September 30, 2016, Novitex Acquisition, LLC has not made, set aside, declared or paid any dividend or distribution payable in cash, stock, property or otherwise with respect to any of its capital stock or other equity interest.

        (d)   Except as set forth in Section 5.2(d) of the Company Disclosure Schedules, there are no voting trusts, proxies, stockholder, partnership or other Contracts with a stockholder of any member of the Company Group, investors' rights Contracts, right of first refusal or co-sale Contract, or registration rights Contracts or other agreements or understandings to which any member of the Company Group is bound with respect to voting of any shares of capital stock or any other equity interest of any member of the Company Group.

        (e)   Section 5.2(e) of the Company Disclosure Schedules sets forth, as of the date of this Agreement, a true and complete list of the Company Subsidiaries and, with respect to those Company Subsidiaries that are not wholly owned, the authorized and the issued and outstanding capital stock or other equity interests, as the case may be, of the Company Subsidiaries. Except as set forth in Section 5.2(e) of the Company Disclosure Schedules, there are no outstanding (i) securities convertible into or exchangeable for the capital stock or other ownership interests of any of the Company Subsidiaries, (ii) options, stock appreciation rights, phantom stock, warrants, calls or other rights to purchase or subscribe for capital stock or other ownership interests of any of the Company Subsidiaries or (iii) Contracts of any kind by which any member of the Company Group is subject or bound requiring the issuance after the date of this Agreement of (A) any capital stock or any other ownership interests of any of the Company Subsidiaries, (B) any convertible or exchangeable security of the type referred to in clause (i) or (C) any options, stock appreciation rights, phantom stock, warrants, calls or rights of the type referred to in clause (ii).

        (f)    Except for the Company's direct and indirect interests in its respective Company Subsidiaries, no member of the Company Group owns, directly or indirectly, any interest or investment in the form of equity in, and no member of the Company Group is subject to any obligation or requirement to provide for or make any investment in, any Person.

        (g)   Except as set forth in Section 5.2(g) of the Company Disclosure Schedules, no member of the Company Group is the subject of any bankruptcy, dissolution, liquidation, reorganization or similar proceeding.

        (h)   Section 5.2(h) of the Company Disclosure Schedules sets forth a true and complete summary of the identity of any obligor and/or guarantor and the principal amount and maturity of each such instrument, as of the close of business on February 17, 2017, of all Indebtedness of any member of the Company Group.

5.3    Authority; Execution and Delivery; Enforceability

        The Company has all requisite corporate power and authority to execute and deliver this Agreement and each of the Related Documents to which it will be a party and to consummate the transactions contemplated hereby and thereby. Subject to (a) the receipt of the HGM Consent, in the case of the HGM Group and SourceHOV, and (b) the receipt of the Novitex Consent, in the case of Novitex Parent and Novitex, the execution and delivery by the Company of this Agreement has been and, in the case of the Related Documents to which it will be a party, will be when delivered, and the consummation of the transactions contemplated hereby has been and the consummation of the transactions contemplated by the Related Documents to which it will be a party will be when delivered, duly authorized by all requisite action of the Company and its equity holders. This Agreement has been, and upon its execution and delivery, each of the Related Documents to which the Company will be a party will be, duly and validly executed and delivered by the Company and, assuming this Agreement and the Related Documents have been duly authorized, executed and delivered by the other parties hereto or thereto, as applicable, this Agreement constitutes, and upon its execution and delivery each of the Related Documents to which the Company will be a party will constitute, a valid and binding obligation of the Company, enforceable against it in accordance with its terms, in each case subject to the Enforceability Exceptions.

5.4    No Conflict; Consents

        (a)   Except as set forth in Section 5.4(a) of the Company Disclosure Schedules, the execution, delivery and performance of this Agreement by the Company, and the consummation by the Company of the transactions contemplated hereby, will not (i) violate any material provision of the certificate of formation, operating agreement, certificate of incorporation or bylaws (or other comparable governing documents), as applicable, of any member of the Company Group, (ii) result in a material violation or breach of, or constitute (with or without the giving of notice, the lapse of time or both) a material default (or give rise to any right of termination or cancellation of obligations) under, any Material Contract to which any member of the Company Group is a party or by which any of its properties or assets are bound or (iii) assuming that all Approvals have been obtained and all filings, registrations and notifications have been made, each as contemplated by Section 4.5(b), Section 5.4(b) and/or Section 6.4(b), materially violate any Law applicable to any member of the Company Group or by which any of its properties or assets are bound.

        (b)   Except as set forth in Section 5.4(b) of the Company Disclosure Schedules, the execution, delivery and performance of this Agreement by the Company, and the consummation by the Company of the transactions contemplated hereby, will not require any material waiver, material authorization or other material Permit of, or filing or registration with or notification to, any Governmental Authority, other than (i) compliance with all applicable Antitrust Laws, (ii) the filing of the SourceHOV Certificate of Merger, in the case of SourceHOV and the HGM Group, and the Novitex Certificate of

Merger, in the case of Novitex Parent and Novitex, with, and the acceptance for record thereof by, the Secretary of State of the State of Delaware, and (iii) as may be required as a result of any facts or circumstances related to Parent, Novitex Merger Sub or SourceHOV Merger Sub.

5.5    Financial Statements

        (a)   Section 5.5(a) of the Company Disclosure Schedules contains true and complete copies of (i) the audited consolidated balance sheet of (A) Novitex Acquisition, LLC and its respective Company Subsidiaries in the case of Novitex Parent and Novitex and (B) SourceHOV LLC and its respective Company Subsidiaries in the case of SourceHOV and the HGM Group, each as of December 31, 2014 and 2015, and the related audited consolidated statements of income, stockholders' equity and cash flows for the years ended December 31, 2014 and 2015 (the "Annual Financial Statements") and (ii) the unaudited consolidated balance sheet of (A) Novitex Acquisition, LLC and its respective Company Subsidiaries in the case of Novitex Parent and Novitex and (B) SourceHOV LLC and its respective Company Subsidiaries in the case of SourceHOV and the HGM Group, each as of September 30, 2016, and the related unaudited consolidated statements of income, stockholders' equity and cash flows for the three and nine months ended September 30, 2015 and 2016 (together with the Annual Financial Statements, the "Financial Statements"). Except as otherwise indicated in the Financial Statements (including the notes thereto) or as set forth in Section 5.5(a) of the Company Disclosure Schedules, the Financial Statements have been based upon the books and records of the Company and the Company Group, have been prepared in accordance with GAAP consistently applied during the periods involved and fairly present, in all material respects, the consolidated financial condition and the results of operations and cash flows of the Company and its respective Company Subsidiaries, taken as a whole, as of the dates and for the periods indicated therein. Novitex is a holding company with no material business, operations or liabilities. SourceHOV is a holding company with no material business, operations or liabilities. Novitex Acquisition, LLC is a wholly owned subsidiary of Novitex Intermediate, LLC, which in turn is a wholly owned subsidiary of Novitex Holdings, Inc. SourceHOV LLC is a wholly owned subsidiary of SourceHOV. During the periods presented, (i) Novitex Intermediate, LLC had no material operations other than holding its one asset, equity in Novitex Acquisition, LLC, and Novitex Holdings, Inc. had no material operations other than holding its one asset, equity in Novitex Intermediate, LLC, as well as cash and a receivable from Novitex Parent in the amount of $510,000 and (ii) SourceHOV had no material operations other than holding its one asset, equity in SourceHOV, LLC.

        (b)   The books of account and other financial records of the Company Group have been kept accurately in all material respects in the ordinary course operation of the Business, the transactions entered therein represent bona fide transactions, and the revenues, expenses, assets and liabilities of the Company Group have been properly recorded therein in all material respects. The Company has established and maintains a system of internal accounting controls which is intended to provide, in all material respects, reasonable assurance: (i) that transactions, receipts and expenditures of the Company Group are being executed and made only in accordance with appropriate authorizations of management of the Company, (ii) that transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (iii) regarding prevention or timely detection of unauthorized acquisition, use or disposition of the assets of the Company Group, and (iv) that accounts, notes and other receivables and inventory are recorded accurately.

        (c)   Section 5.5(c) of the Company Disclosure Schedules describes all of the Indebtedness of the Company Group, including the aggregate principal and interest owed in respect thereof, and the aggregate cash and cash equivalents of the Company Group that can be used without restriction and without the payment of any Taxes, fees or expenses, in each case, as of the close of business on February 17, 2017.

5.6    Absence of Certain Changes

        Except as set forth in Section 5.6 of the Company Disclosure Schedules, as contemplated by this Agreement or any of the Related Documents, since September 30, 2016, (a) the Business of each member of the Company Group has been conducted in accordance with the ordinary course of business consistent with past practices in all material respects, (b) each member of the Company Group has not taken or omitted to take any action that, if taken following the date hereof and prior to the Closing Date, would require the consent of Parent pursuant to Sections 7.1(b)(i), 7.1(b)(ii), 7.1(b)(iii), 7.1(b)(v) , 7.1(b)(ix), 7.1(b)(xi), 7.1(b)(xii), 7.1(b)(xiv) , and 7.1(b)(xx) (in each case, subject to the exceptions contained therein) and (c) there have not been any changes, developments or events that, individually or in the aggregate, has or have had a Material Adverse Effect. Since September 30, 2016, Novitex Acquisition, LLC has not made, set aside, declared or paid any dividend or distribution payable in cash, stock, property or otherwise with respect to any of its capital stock or other equity interest.

5.7    Compliance with Law; Permits

        (a)   Each member of the Company Group is, and since the Lookback Date, has been, in compliance in all material respects with all Laws applicable to each member of the Company Group, the Owned Real Property, the Company Leases and the Real Property Leases except as set forth in Section 5.7(a) of the Company Disclosure Schedules. Since the Lookback Date and to the date of this Agreement, no member of the Company Group has received written notice from any Governmental Authority alleging any material violation or violations under any applicable Law except as set forth in Section 5.7(a) of the Company Disclosure Schedules.

        (b)   Except as set forth in Section 5.7(b) of the Company Disclosure Schedules, the Company Group has all material Permits required under applicable Laws for the operation of such Business and the use of the Owned Real Property, and is in material compliance with the terms of such Permits.

        (c)   Each member of the Company Group has been, since the Lookback Date, in compliance with applicable Laws related to (u) anti-corruption or anti-bribery, including the U.S. Foreign Corrupt Practices Act of 1977, 15 U.S.C. §§ 78dd-1, et seq., as amended, the UK Bribery Act 2010, as amended, and any other equivalent or comparable Laws of other countries; (v) economic sanctions administered, enacted or enforced by any Sanctions Authority (collectively, "Sanctions Laws"); (w) export controls, including the U.S. Export Administration Regulations, 15 C.F.R. §§ 730, et seq., as amended, and any other equivalent or comparable Laws of other countries (collectively, "Export Control Laws"); (x) anti-money laundering, including the Money Laundering Control Act of 1986, 18 U.S.C. §§ 1956, 1957, as amended, and any other equivalent or comparable Laws of other countries; (y) anti-boycott, as administered by the U.S. Department of Commerce; and (z) importation of goods, including Laws administered by the U.S. Customs and Border Protection, Title 19 of the U.S.C. and C.F.R., and any other equivalent or comparable Laws of other countries (collectively, "International Trade Control Laws").

        (d)   None of the members of the Company Group, nor any director or officer, nor, to the Knowledge of the Company, any employee, or agent of the Company Group, is or is acting under the direction of, on behalf of or for the benefit of a Person that (i) is the subject of Sanctions or identified on any sanctions or similar lists administered by a Sanctions Authority, including but not limited to the U.S. Department of the Treasury's Specially Designated Nationals List, the U.S. Department of Commerce's Denied Persons List and Entity List, the U.S. Department of State's Debarred List, HM Treasury's Consolidated List of Financial Sanctions Targets and the Investment Bank List, or any similar list enforced by any other relevant Sanctions Authority, as amended from time to time, or any Person owned or controlled by any of the foregoing (collectively, "Prohibited Party"); (ii) is the target of any Sanctions Laws; (iii) is located, organized or resident in a country or territory that is, or whose government is, the target of comprehensive trade sanctions under Sanctions Laws, including, as of the date of this Agreement, Crimea, Cuba, Iran, North Korea, Sudan and Syria; (iv) is an officer or employee of any Governmental Authority or public international organization, or officer of a political party or candidate for political office; (v) since the Lookback Date, has participated in any transaction involving a Prohibited Party, or a Person who is the target of any Sanctions Laws, or any country or territory that was during such period or is, or whose government was during such period or is, the target of comprehensive trade sanctions under Sanctions Laws; (vi) to the Knowledge of the Company, has exported (including deemed exportation) or re-exported, directly or indirectly, any commodity, software, technology, or services in violation of any applicable Export Control Laws; or (vii) to the Knowledge of the Company, has participated in any transaction in violation of or connected with any purpose prohibited by any applicable International Trade Control Laws, including support for international terrorism and nuclear, chemical, or biological weapons proliferation.

5.8    Litigation

        Except as set forth in Section 5.8 of the Company Disclosure Schedules, as of the date of this Agreement, there is no Action pending or, to the Knowledge of the Company, threatened in writing against any member of the Company Group that (i) involves a claim in excess of $250,000, (ii) involves a claim for an unspecified amount which would, if adversely determined, be reasonably likely to materially impact the Company's Business, (iii) seeks injunctive relief, which would, if granted, be reasonably likely to materially impact the Company's Business or (iv) is reasonably likely to impair the ability of the Company to perform its obligations under this Agreement. Except as set forth in Section 5.8 of the Company Disclosure Schedules, there are no material outstanding writs, judgments, injunctions, decrees, settlement agreements or similar orders by which any of the members the Company Group or any of its assets or properties are bound.

5.9    No Undisclosed Liabilities

        Except as set forth in each of the Financial Statements (or the notes thereto) or as set forth in Section 5.9 of the Company Disclosure Schedules, no member of the Company Group has any material Indebtedness, obligations or liabilities of any kind (whether accrued, absolute, contingent or otherwise, and whether due or to become due) which is of a nature required by GAAP to be reflected in a balance sheet, which is not accrued or reserved against in the September 30, 2016 balance sheet (or the notes thereto) included in each of the Financial Statements, other than (i) liabilities or obligations otherwise specifically disclosed in this Agreement or in such of the Company Disclosure Schedules hereto, (ii) liabilities and obligations arising under this Agreement and any Related Document or the performance by the Company of its obligations in accordance with the terms of this Agreement and any Related Document, (iii) liabilities or obligations incurred since September 30, 2016 in the ordinary course of such Business, (iv) liabilities arising from any action specifically permitted under the exceptions to the covenants set forth in Section 7.1(b) and (v) liabilities or obligations that have been discharged or paid in full in the ordinary course of Business.

5.10    Taxes

        Except as set forth in Section 5.10 of the Company Disclosure Schedules, (i) all material Tax Returns required to be filed by or on behalf of any member of the Company Group have been duly and timely filed with the appropriate Tax Authority (after giving effect to any valid extensions of time in which to make such filings); (ii) such Tax Returns were true and complete in all material respects when filed; (iii) all amounts shown on such Tax Returns as due, and all other material Taxes that have become due and payable by any member of the Company Group, have been fully and timely paid; (iv) no member of the Company Group has waived any statute of limitations in respect of material Taxes or agreed to any extension of time with respect to any material Tax assessment or deficiency; (v) each of the members of the Company Group has complied with all applicable Laws relating to the collection or withholding of material Taxes; (vi) no member of the Company Group has been a member of a combined, consolidated, affiliated or unitary group for Tax filing purposes (other than a group the common parent of which was SourceHOV or Novitex, as applicable); (vii) no member of the Company

Group is a party to any Tax allocation or sharing agreement (other than any agreement (A) that does not primarily relate to Taxes and (B) for which the Tax liability is not material); (viii) to the Knowledge of the Company, no claim has been made in writing by any Tax Authority in a jurisdiction in which the members of the Company Group do not file Tax Returns that any such person is or may be subject to taxation by that jurisdiction; (ix) no audit or other proceeding by any Tax Authority with respect to material Taxes owed by any member of the Company Group is pending and no Tax Authority has given written notice of any intention to commence an audit or other proceeding or assert any deficiency or claim for additional Taxes against any member of the Company Group; (x) no member of the Company Group has engaged in any "listed transaction" as defined in Treasury Regulations Section 1.6011-4(b)(2); and (xi) the Company is not and has not been a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code at any time during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

5.11    Intellectual Property; Privacy; Cybersecurity

        (a)   Section 5.11(a) of the Company Disclosure Schedules sets forth a true and complete list, as of the date of this Agreement, of (i) all material Intellectual Property that is owned by or exclusively licensed to any member of the Company Group that is registered or the subject of a pending application for registration ("Owned Intellectual Property"); (ii) each Contract material to such Business, pursuant to which any member of the Company Group uses or has the right to use any Licensed Intellectual Property (excluding licenses for commercial "shrink wrap," "click through," "browse wrap" or other off-the-shelf software that has not been modified or customized); and (iii) each Contract material to such Business, pursuant to which any member of the Company Group licenses or sublicenses any Owned Intellectual Property and/or Licensed Intellectual Property to third parties. The Owned Intellectual Property is valid and enforceable.

        (b)   One or more members of the Company Group own or have a valid and enforceable license to use all material Intellectual Property that is used in or necessary for the conduct of the Business. One or more members of the Company Group (i) own all right, title and interest in and to the Owned Intellectual Property, free and clear of all Encumbrances (other than Permitted Encumbrances and non-exclusive licenses and other non-exclusive arrangements entered into in the ordinary course of such Business), and (ii) have the valid and enforceable right to use the Licensed Intellectual Property.

        (c)   Except as set forth in Section 5.11(c) of the Company Disclosure Schedules, (i) the operation of the Business, as currently conducted, does not, directly or indirectly, infringe, misappropriate or otherwise violate the Intellectual Property Rights of any third party in any material respect; (ii) no member of the Company Group has received any written communication from any Person alleging a member of the Company Group directly or indirectly, infringes, misappropriates or otherwise violates the Intellectual Property Rights of any such Person in any material respect; (iii) there is no material Action pending or threatened in writing against any member of the Company Group alleging that a member of the Company Group is, directly or indirectly, infringing, misappropriating or otherwise violating any Intellectual Property Rights of any Person; (iv) there is no Action pending or threatened in writing by any member of the Company Group alleging that a third party has, directly or indirectly, infringed, misappropriated or otherwise violated any Intellectual Property Rights of a member of the Company Group in any material respect; and (v) to the Knowledge of the Company, no Person is infringing upon, misappropriating or otherwise violating any Intellectual Property owned by any member of the Company Group and that is material to the Business.

        (d)   Each member of the Company Group has established and implemented, and is operating in material compliance with, policies, programs and procedures that are commercially reasonable and consistent with reasonable industry practices, including administrative, technical and physical safeguards, to protect the confidentiality and security of Sensitive Data in their possession, custody or control against unauthorized access, use, modification, disclosure or other misuse, including maintaining security controls for all information technology systems, including computer hardware, software and networks (collectively, the "Company Computer Systems") that are intended to safeguard the Company Computer Systems against the risk of business disruption arising from attacks (including virus, worm and denial-of-service attacks), unauthorized activities or access of any employee, hackers or any other person. To the Knowledge of the Company, since the Lookback Date, the Company Computer Systems have not suffered any material failure. The Company has remedied any material privacy or data security issues raised in any privacy or data security audits of its businesses (including third party audits of the Company Computer Systems).

        (e)   The Company Group has in place a privacy policy (the "Privacy Policy") regarding the collection and use of personally identifiable customer information.

            (i)  The Company Group is, and since the Lookback Date, has been, in material compliance with all applicable Laws regarding the collection, use, dissemination, storage and protection of personally identifiable customer or employee information ("Personal Information") and with the Company Group's Privacy Policy.

           (ii)  Except as set forth in Section 5.11(e)(ii) of the Company Disclosure Schedules, since the Lookback Date, there has been no material unauthorized access or use of Personal Information stored by any member of the Company Group.

          (iii)  The Company Group has commercially reasonable security measures in place intended to protect Personal Information stored in their computer systems from unlawful access or use by any third party or any other use by a third party that would materially violate the Privacy Policy.

          (iv)  No material Actions are pending or, to the Knowledge of the Company, threatened in writing against any member of the Company Group relating to the collection, use, dissemination, storage and protection of Personal Information.

5.12    Employees and Employee Benefits

        (a)   Section 5.12(a) of the Company Disclosure Schedules contains a correct and complete list, as of the date of this Agreement, of all material Benefit Plans.

        (b)   With respect to each material Benefit Plan, if applicable, the Company has made available to the other parties to this Agreement, true and complete copies of (i) the plan document, including any related trust document, insurance contract or other funding arrangement, and all amendments thereto, (ii) the most recent summary plan description, or (iii) the most recent annual audited financial statements and opinion and (iv) if the Benefit Plan is intended to qualify under Section 401(a) of the Code, the most recent determination or opinion letter received from the Internal Revenue Service (the "IRS").

        (c)   No member of the Company Group nor any ERISA Affiliate thereof has any liability with respect to (i) any employee benefit plan subject to Section 412 or 4971 of the Code or Title IV or Section 302 of ERISA, (ii) a "multiple employer plan" as defined in Section 413(c) of the Code, (iii) a "multiple employer welfare arrangement" within the meaning of Section 3(40) of ERISA, or (iv) a "multiemployer plan" as defined in Section 3(37) of ERISA. For purposes hereof, "ERISA Affiliate" shall mean any trade or business (whether or not incorporated) that, together with any member of the Company Group, is treated as a single-employer under Section 414 of the Code.

        (d)   Each Benefit Plan is in compliance with ERISA, the Code and other applicable Law in all material respects. With respect to each Benefit Plan that is intended to qualify under Section 401(a) of the Code (i) a favorable determination letter has been issued by the IRS with respect to such qualification, (ii) its related trust has been determined to be exempt from taxation under Section 501(a) of the Code and (iii) except as would not result in material liability to the Company Group, no event has occurred since the date of such qualification or exemption that would materially and adversely affect such qualification or exemption.

        (e)   No Benefit Plan provides health, medical, life insurance or death benefits to current or former employees of any member of the Company Group beyond their retirement or other termination of service, other than coverage mandated by the COBRA or Section 4980B of the Code, or any similar state group health plan continuation Law, the cost of which is fully paid by such current or former employees or their dependents.

        (f)    With respect to any Benefit Plan, no material Actions (other than routine claims for benefits in the ordinary course) are pending, or to the Knowledge of the Company, threatened against any Benefit Plan, the assets of any of the trusts under such plans or the plan sponsor or administrator, or against any fiduciary of any Benefit Plan with respect to the operation thereof. Except as set forth in Section 5.12(f) of the Company Disclosure Schedules, to the Knowledge of the Company, no Benefit Plan is presently under audit or examination (nor has written notice been received of a potential audit or examination) by any Governmental Authority.

        (g)   The consummation of the transaction contemplated hereby (either alone or in conjunction with any other event) will not give rise to the payment of any amount that would not be deductible by Parent, any member of the Company Group or any of their respective Subsidiaries or Affiliates by reason of Section 280G of the Code or any amount that could, individually or in combination with any other such payment, constitute an "excess parachute payment", as defined in Section 280G(b)(1) of the Code.

        (h)   Each arrangement subject to Section 409A of the Code (if any) is in compliance in all respects therewith such that no material Taxes or interest will be due and owing after the Closing in respect of such arrangement failing to be in compliance therewith.

        (i)    No member of the Company Group has any obligations to gross-up or reimburse any individual for any tax or related interest or penalties incurred by such individual, including under Section 409A or 4999 of the Code or otherwise.

        (j)    Except as set forth in Section 5.12(j) of the Company Disclosure Schedules or this Agreement, the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement will not (either alone or in combination with another event) (i) result in any payment or benefit from any member of the Company Group becoming due, or increase the amount of any compensation due, to any current or former director, officer, employee or consultant of any member of the Company Group, (ii) increase any benefits otherwise payable under any Benefit Plan or (iii) result in the acceleration of the time of payment or vesting or funding of any compensation or benefits from any member of the Company Group to any current or former director, officer, employee or consultant of any member of the Company Group.

        (k)   (i) Each material Benefit Plan that is not subject to United States Law maintained primarily in respect of any current or former director, officer, employee or consultant of any member of the Company Group who is located outside the United States (a "Foreign Benefit Plan") has been established, maintained and administered in all material respects in accordance with its terms and applicable Laws, and if intended to qualify for special tax treatment, meets all the requirements for such treatment; (ii) all employer and employee contributions to each material Foreign Benefit Plan required by its terms or by applicable Law have been made or, if applicable, accrued in accordance with generally accepted accounting practices in the applicable jurisdiction and any other payments (including insurance premiums) otherwise due in respect of a material Foreign Benefit Plan have been paid in full; (iii) the fair market value of the assets of each funded material Foreign Benefit Plan, the liability of each insurer for any material Foreign Benefit Plan funded through insurance or the book reserve established for any material Foreign Benefit Plan, together with any accrued contributions, is sufficient to procure or provide for the accrued benefit obligations, as of the date of this Agreement, with respect to all current and former participants in such plan according to the actuarial assumptions and valuations most recently used to determine employer contributions to such Foreign Benefit Plan, and no transaction contemplated by this Agreement shall cause such assets or insurance obligations to be less than such benefit obligations; and (iv) each material Foreign Benefit Plan required to be registered has been registered and has been maintained in good standing with applicable regulatory authorities.

5.13    Labor

        (a)   As of the date of this Agreement, except as set forth in Section 5.13(a) of the Company Disclosure Schedules, no member of the Company Group is a party to or bound by any collective bargaining agreements, works council agreements, labor union contracts, trade union agreements or other similar agreements or understandings with any union, works council, trade union or other labor organization.

        (b)   Since the Lookback Date, except as set forth in Section 5.13(b) of the Company Disclosure Schedules, (i) to the Knowledge of the Company, no labor organization or group of employees of any member of the Company Group has sought to organize any employees for the purposes of collective bargaining, made a demand for recognition or certification, sought to bargain collectively with any member of the Company Group, or filed a petition for recognition with any Governmental Authority, (ii) there is no material unfair labor practice charge or complaint pending before any applicable Governmental Authority relating to any member of the Company Group or an employee thereof, and (iii) there has not been any strike, lockout, picketing, leafleting, sit-in, boycott, work stoppage or similar form of organized labor disruption at any member of the Company Group, and no such activity is currently ongoing or, to the Knowledge of the Company, threatened, in each case, that is material to the operation of such Business.

        (c)   Since the Lookback Date, except as set forth in Section 5.13(c) of the Company Disclosure Schedules, (i) each member of the Company Group has been in compliance with all applicable Laws relating to labor or employment in all material respects, including all applicable Laws relating to the payment of wages, hours worked, collective bargaining, labor relations, reductions in force, equal employment opportunities, affirmative action, working conditions, employment discrimination, harassment, civil rights, occupational safety and health, disability, employee benefits, workers' compensation, immigration, disability, family and medical leave, and the collection and payment of withholding or social security taxes, (ii) no member of the Company Group has incurred any material liability under the Worker Adjustment and Retraining Notification Act or any similar state or local layoff notice Law that remains unsatisfied, and (iii) each member of the Company Group has materially complied with all applicable Laws in all material respects governing the classification of workers as exempt or nonexempt, independent contractors, consultants, volunteers, subcontractors, temporary employees, leased employees, seasonal employees, or other contingent workers, and each member of the Company Group has fully and accurately reported in all material respects all payments to all independent contractors and other contingent workers on IRS Form 1099 or as otherwise required by applicable Law.

5.14    Environmental Matters

        (a)   Except as set forth in Section 5.14(a) of the Company Disclosure Schedules: (i) each member of the Company Group is, and, since the Lookback Date, has been, in compliance in all material respects with applicable Law relating to (x) pollution, contamination, protection, remediation or reclamation of the environment or natural resources, (y) emissions, discharges, disseminations, Releases or threatened Releases of Hazardous Substances into the environment, including air (indoor or outdoor), surface water, groundwater, soil or land surface or subsurface or (z) the management, manufacture, processing, labeling, distribution, use, treatment, storage, disposal, transport, recycling or handling of, or exposure to, Hazardous Substances (collectively, "Environmental Laws"); (ii) the Company Group possesses, and, to the extent applicable, has filed timely applications to renew, all material Permits required under Environmental Laws necessary for its operations, and such operations are in compliance with applicable Permits in all material respects; (iii) no material Action arising under or pursuant to Environmental Laws is pending, or to the Knowledge of the Company, threatened in writing, against any member of the Company Group, and there are no material outstanding writs, judgments, injunctions, decrees, settlement agreements or similar orders arising under or pursuant to Environmental Laws by which any member of the Company Group or any of its assets or properties are bound; and (iv) there has been no material Release or threatened Release of any Hazardous Substances at, on, under, from or through any property currently or formerly owned, leased, occupied or operated by any member of the Company Group or any of their predecessors in interest or, to the Knowledge of the Company, any other location.

        (b)   The Company has made available to other parties to this Agreement all environmental assessments, audits and other material environmental documents relating to any member of the Company Group, any property currently or formerly owned, leased, occupied or operated by any member of the Company Group, or the Business, in each case, to the extent such materials are in the possession, custody or control of any member of the Company Group.

5.15    Material Contracts

        (a)   Section 5.15 of the Company Disclosure Schedules sets forth a list of all of the following Contracts (x) to which any member of the Company Group is a party as of the date of this Agreement or (y) by which any member of the Company Group or any of their respective properties or assets are bound as of the date of this Agreement (in each case, except as provided under clause (vi), other than any Benefit Plan) (collectively, the "Material Contracts"):

            (i)  Contracts containing a covenant limiting the right of any member of the Company Group to engage in any line of business in any geographic area or to compete with any Person that materially limits such Business, taken as a whole;

           (ii)  Contracts under which any member of the Company Group has borrowed any money or incurred any Indebtedness from, or issued any note, bond, debenture or other evidence of Indebtedness to, or continuing indemnification or other contingent payment obligations to, any Person (other than any member of the Company Group), in any such case which the outstanding balance or amount, individually, is in excess of $5,000,000;

          (iii)  Contracts that require the future acquisition from another Person or future disposition to another Person of assets, properties or capital stock or other equity interest of another Person and other Contracts that relate to an acquisition or similar transaction which contain "earn-out" or other continuing obligations with respect to any member of the Company Group, in any such case, that would reasonably be expected to result in payments in excess of $2,000,000 after the date of this Agreement or any merger or business combination with respect to any member of the Company Group (other than the mergers contemplated to take place pursuant to this Agreement and other than purchases of equipment and inventory in the ordinary course of the Company Group Business);

          (iv)  Contracts relating to the formation, creation, operation, management or control of any partnership, limited liability company, joint venture, strategic alliance or similar Contract with a third party;

           (v)  all Contracts (excluding statements of work under any master Contract) for the provision of services in the year ended December 31, 2016 to the Business's 20 largest customers by revenue recognized in such year;

          (vi)  Contracts for the employment of, or the provision of services by, any officer, individual employee or other natural Person on a full time, part-time or other basis providing annual compensation in excess of $300,000, except for contracts which are terminable upon notice of 60 days or less without penalty other than severance or other obligations required pursuant to any Benefit Plan;

         (vii)  all Contracts pursuant to which the Company received or paid more than $5,000,000 in any twelve month period commencing January 1, 2016, other than any such Contracts with customers or clients and other than Contracts relating to Indebtedness;

        (viii)  all Contracts requiring or providing for any capital expenditure in excess of $1,000,000 other than capital expenditures made in the ordinary course of the Company Group's Business if such capital expenditures are made to acquire equipment to satisfy requirements in Contracts with customers;

          (ix)  material interest rate, currency, or other hedging Contracts; and

           (x)  any settlement, conciliation or similar Contract entered into by any member of the Company Group providing for payment by any member of the Company Group in excess of $1,000,000 in the last twelve months.

        (b)   The Company has made available to other parties to this Agreement, true and complete copies of all Material Contracts, including any amendments thereto. Each Material Contract is, subject to the Enforceability Exceptions, a valid and binding agreement of the applicable member of the Company Group in all material respects. As of the date of this Agreement, no member of the Company Group or, to the Knowledge of the Company, any other party thereto, is in material breach or default under any such Material Contract.

5.16    Related Person Transactions

        (a)   Except as set forth in Section 5.16(a) of the Company Disclosure Schedules and any transaction among the Company Group, no Related Person:

            (i)  has engaged in any transaction with the Company or any member of the Company Group during the twelve month period ending on the date of this Agreement;

           (ii)  is a party to any Contract with the Company or any member of the Company Group (or operates under or otherwise receives the benefit of any such Contract);

          (iii)  owns directly or indirectly (other than through any equity interest in the Company or any of its respective Stockholders) in whole or in part, or has any other direct or indirect interest (other than through any equity interest in the Company or any of its respective Stockholders) in, any tangible property that any member of the Company Group owns or leases; or

          (iv)  has outstanding any Indebtedness to or from any member of the Company Group.

        (b)   Except as set forth in Section 5.16(b) of the Company Disclosure Schedules, all agreements and other relationships between any member of the Company Group, on the one hand, and any of its Related Persons or Affiliates (other than the other members of the Company Group), on the other hand, are conducted on terms and conditions that approximate those terms and conditions had such arrangements been negotiated on an arm's-length basis. Except for the Apollo Consulting Agreement and the SourceHOV Consulting Agreement, there are no agreements or other relationships between (i) any member of the Novitex Company Group, on the one hand, and Apollo Global Management, LLC or its affiliated investment funds, alternative investment vehicles or related management or advising entities, on the other hand or (ii) any member of the SourceHOV Company Group, on the one hand, and HGM or its affiliated investment funds, alternative investment vehicles or related management or advising entities, on the other hand.

5.17    Real and Personal Property

        (a)   Section 5.17(a)(i) of the Company Disclosure Schedules sets forth, as of the date of this Agreement, a true and complete list of all real property owned by any member of the Company Group (the "Owned Real Property"). The applicable member of the Company Group has good and marketable title in fee simple to such Owned Real Property, free and clear of all Encumbrances other than Permitted Encumbrances. The Company has made available to the other parties to this Agreement true and complete copies of (i) the most recent surveys and title policies with respect to all Owned Real Properties in the Company's possession, and (ii) all leases, subleases, licenses and other Contracts under which any member of the Company Group is the landlord, sublandlord or licensor, which affect the use and occupancy of and access to any portion of such Owned Real Property (collectively, "Company Leases"), all of which are set forth in Section 5.17(a)(ii) of the Company Disclosure Schedules.

        (b)   Each Company Lease to which any member of the Company Group is a party is, subject to the Enforceability Exceptions, in full force and effect and is a valid and binding agreement of the applicable member of the Company Group.

        (c)   As of the date of this Agreement, no portion of the Owned Real Property is subject to and pending, and to the Knowledge of the Company there is no threatened, condemnation proceeding (or any consensual agreement in lieu thereof) rezoning application or proceeding or other Action. None of the improvements located on the Owned Real Property are located outside of the boundary lines of such Owned Real Property, contravene any setback requirement, zoning ordinance or other administrative regulation (whether or not permitted because of prior non-conforming use), encroach on any easement or violate any restrictive covenant or any provision of any Law, plant or deed restriction. There are no options, first refusal, first offer or first opportunity rights or other similar rights with respect to any portion of the Owned Real Property. All material components (including plumbing, foundations, roofs, HVAC systems, electrical systems, gas or other fuel systems and security systems and any ancillary components related thereto) that are part of the improvements located on the Owned Real Property are in good condition and repair and are sufficient for the ordinary course operation of the Company Group's Business. To the Knowledge of the Company, there is no existing condition affecting any improvements located on the Owned Real Property that requires, or is reasonably anticipated to require, any repair, renovation, upgrade or retrofitting in excess of $50,000. The existing utilities supplied to the improvements located on the Owned Real Property are sufficient for the ordinary course operation of the Company Group's Business. There are no facts or conditions affecting any of the improvements located on the Owned Real Property which, individually or in the aggregate, interfere or are reasonably likely to interfere in any material respect with the use or occupancy of the improvements located on the Owned Real Property or any portion thereof in the conduct of the Business in the Ordinary Course of Business.

        (d)   Section 5.17(d) of the Company Disclosure Schedules sets forth, as of the date of this Agreement, a true and complete list of all material leases, subleases, licenses and other occupancy agreements to which any member of the Company Group is a party as lessee, sublessee, licensee or occupant as of the date of this Agreement (the "Real Property Leases"). The applicable member of the Company Group has a valid leasehold estate in all real property occupied pursuant to the Real Property Leases, free and clear of all Encumbrances, other than Permitted Encumbrances. Each Real Property Lease to which any member of the Company Group is a party is, subject to the Enforceability Exceptions, in full force and effect and is a valid and binding agreement of the applicable member of the Company Group.

        (e)   No member of the Company Group, or to the Knowledge of the Company, any other person or party thereto, is in breach or default, in any material respect, under any of the Company Leases or the Real Property Leases, and to the Knowledge of the Company, there has not occurred any event that with the lapse of time or the giving of notice or both would constitute such a breach or default under any of the Company Leases or the Real Property Leases.

        (f)    The Company has made available to the other parties to this Agreement true and complete copies of all such Company Leases and Real Property Leases (including all modifications and amendments thereto and guaranties and renewals thereof), and none of the Company Leases or Real Property Leases has been modified in any material respect, except to the extent that such modifications are disclosed by the copies of same made available by the Company to the other parties to this Agreement.

        (g)   The applicable member of the Company Group has good and marketable title to, or holds a valid leasehold interest in, or a valid license to use, all of the assets and personal property used by such member of the Company Group in the operation of its respective Business and which are material to such member of the Company Group, free and clear of any Encumbrances (other than Permitted Encumbrances).

5.18    Insurance

        Section 5.18 of the Company Disclosure Schedules contains a list of all material insurance policies, including historic, occurrence-based policies, covering such Company Group in effect at the date of this Agreement. With respect to each material insurance policy covering the Company Group, (a) the insurance policy is in full force and effect and all and all premiums with respect thereto covering all periods up to the Closing will have been paid on the Closing Date, and (b) as of the date of this Agreement, no member of the Company Group has received written notice of cancellation, termination, material reduction in coverage or disallowance of any insurance policy that is held by, or for the benefit of, any member of the Company Group.

5.19    Brokers' and Finders' Fees

        Except as set forth in Section 5.19 of the Company Disclosure Schedules, no member of the Company Group has employed, nor is any member of the Company Group subject to any valid claim of liability or obligation to, any broker, finder, consultant or other intermediary in connection with the transactions contemplated by this Agreement.

5.20    Customers and Suppliers

        Schedule 5.20 of the Company Disclosure Schedules sets forth a list of the twenty (20) largest customers and the twenty (20) largest suppliers of the Company and the members of the Company Group as measured by the dollar amount of purchases or recognized revenue therefrom or thereby, for the Company's fiscal year ending December 31, 2016, showing the approximate total sales by the Company and the members of the Company Group to each such customer and the approximate total purchases or revenue recognition by the Company and the members of the Company Group from each such supplier, during each such period. No such supplier or customer listed on Section 5.20 of the Company Disclosure Schedules has on or prior to the date of this Agreement (i) delivered to the Company a written notice that it is terminating its relationship with the Company Group or (ii) to the Knowledge of the Company, become insolvent or subject to bankruptcy proceedings.

5.21    Company Information

        The information relating to the Company and the members of the Company Group which is provided to Parent for inclusion in the Proxy Statement or any registration statement, will not at the date the Proxy Statement is first mailed to Parent's Stockholders or at the time of the Parent Stockholders Meeting contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading (subject to the qualifications and limitations set forth in the materials provided by the Company or the members of the Company Group that is included in the Proxy Statement or any registration statement). Notwithstanding the foregoing, the Company makes no representation, warranty or covenant with respect to (a) statements made or incorporated by reference therein based on information supplied by Parent for inclusion or incorporation by reference in the Proxy Statement or any registration statement or (b) any projections or forecasts included in the Proxy Statement or any registration statement.

5.22    No Additional Representations

        NEITHER THE COMPANY NOR ANY OF ITS RESPECTIVE AFFILIATES NOR ANY OF THEIR RESPECTIVE REPRESENTATIVES IS MAKING ANY WRITTEN OR ORAL REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, OF ANY NATURE WHATSOEVER WITH RESPECT TO ANY MEMBER OF THE COMPANY GROUP, INCLUDING ANY OF THE ASSETS, RIGHTS OR PROPERTIES OF ANY MEMBER OF THE COMPANY GROUP AND INCLUDING THE PHYSICAL OR ENVIRONMENTAL CONDITION OF ANY PAST OR CURRENT PROPERTY OR FACILITY OF ANY MEMBER OF THE COMPANY GROUP, EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN THIS ARTICLE V OF THIS AGREEMENT, AND EXCEPT AS SET FORTH EXPRESSLY IN THIS ARTICLE V, THE CONDITION OF THE ASSETS, PROPERTIES AND RIGHTS OF THE MEMBERS OF THE COMPANY GROUP SHALL BE "AS IS," "WHERE IS" AND "WITH ALL FAULTS.".

        THE COMPANY DISCLAIMS ANY OTHER REPRESENTATIONS OR WARRANTIES, WHETHER MADE BY THE COMPANY OR ANY OTHER MEMBER OF THE COMPANY GROUP OR ANY OF THEIR RESPECTIVE AFFILIATES OR ANY OF THEIR OR THEIR AFFILIATES' RESPECTIVE REPRESENTATIVES. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES SET FORTH IN THIS ARTICLE V, THE COMPANY (ON BEHALF OF ITSELF AND THE OTHER MEMBERS OF THE COMPANY GROUP) HEREBY DISCLAIMS ALL LIABILITY AND RESPONSIBILITY FOR ANY REPRESENTATION, WARRANTY, PROJECTION, FORECAST, STATEMENT OR INFORMATION MADE, COMMUNICATED OR FURNISHED (ORALLY OR IN WRITING, IN THE CONFIDENTIAL INFORMATION MEMORANDUM OR OTHERWISE) TO PARENT, APOLLO, THE HGM GROUP, THE COMPANIES, NOVITEX MERGER SUB AND/OR SOURCEHOV MERGER SUB OR ANY OF THEIR RESPECTIVE AFFILIATES OR REPRESENTATIVES (INCLUDING ANY OPINION, INFORMATION, PROJECTION OR ADVICE THAT MAY HAVE BEEN OR MAY BE PROVIDED TO PARENT, APOLLO, THE HGM GROUP, THE COMPANIES, NOVITEX MERGER SUB AND/OR SOURCEHOV MERGER SUB BY ANY REPRESENTATIVE OF THE COMPANY, ANY OTHER MEMBER OF THE COMPANY GROUP OR ANY OF THEIR RESPECTIVE AFFILIATES). NOTWITHSTANDING ANYTHING SET FORTH IN THIS AGREEMENT TO THE CONTRARY, NO MEMBER OF THE COMPANY GROUP MAKES ANY REPRESENTATIONS OR WARRANTIES TO PARENT, APOLLO, THE HGM GROUP , THE COMPANIES, NOVITEX MERGER SUB AND/OR SOURCEHOV MERGER SUB REGARDING ANY PROJECTIONS OR THE FUTURE OR PROBABLE PROFITABILITY, SUCCESS, BUSINESS, OPPORTUNITIES, RELATIONSHIPS AND OPERATIONS OF THE COMPANY AND/OR ANY OTHER MEMBER OF THE COMPANY GROUP.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES
OF PARENT AND MERGER SUB

        Except as set forth in the Parent Disclosure Schedules, Parent, Novitex Merger Sub and SourceHOV Merger Sub, jointly and severally, hereby represent and warrant to the Sellers and the

Companies, as of the date hereof and, on the occurrence of the Closing, as of the Closing Date, as follows:

6.1    Standing; Qualification and Power of Parent, Novitex Merger Sub and SourceHOV Merger Sub

        Each of Parent and any of its Subsidiaries is duly organized, validly existing and in good standing (or has the equivalent status) under the laws of the jurisdiction of its organization, with all power and authority necessary to own, lease or operate the properties and assets owned, leased or operated by it and to carry on its business as currently conducted, except where the failure to be so validly existing and in good standing (in such jurisdictions where such status is recognized) or to have such power or authority would not, individually or in the aggregate, have a material adverse effect on Parent and any of its Subsidiaries or prevent or materially impair or delay Parent's and any of its Subsidiaries' ability to consummate the transactions contemplated hereby. Each of Parent and any of its Subsidiaries is qualified or licensed to do business in each jurisdiction in which ownership of its property or assets or the conduct of its business requires such qualification or license, except where the failure to be so qualified or licensed would not, individually or in the aggregate, have a material adverse effect on Parent, Novitex Merger Sub and SourceHOV Merger Sub or prevent or materially impair or delay Parent's and any of its Subsidiaries' performance of their obligations hereunder.

6.2    Capitalization of Parent

        (a)   As of the date hereof, the authorized capital stock of Parent consists of (i) 135,000,000 shares of common stock, par value $0.0001 (the "Parent Common Stock") and (ii) 1,000,000 shares of preferred stock, par value $0.0001. Section 6.2(a) of the Parent Disclosure Schedules sets forth, as of the date hereof, the number of issued and outstanding shares of capital stock of Parent, and the record owners of more than 5% of such outstanding shares as of the date thereof. All issued and outstanding shares of capital stock of Parent have been duly authorized and validly issued, are fully paid and nonassessable and were not issued in violation of any preemptive rights.

        (b)   As of the date hereof, Parent has issued and outstanding 53,000,000 warrants that entitle the holder thereof to purchase one half of a share of Parent Common Stock at an exercise price of $5.75 (the "Parent Warrants") on the terms and conditions set forth in applicable warrant agreement. Immediately following the Closing, Parent will have 35,000,000 Parent Warrants issued and outstanding. As of February 17, 2017, Parent has 28,848,601 shares of Parent Common Stock outstanding. Immediately prior to the execution of the Forfeiture Agreement, Quinpario Partners 2, LLC and its Affiliates are the beneficial owners of 8,750,000 shares of Parent Common Stock and 18,000,000 Parent Warrants and no other equity of Parent.

        (c)   Except for the Parent Warrants as of the date of this Agreement, there are no outstanding (i) securities convertible into or exchangeable for the capital stock of Parent, (ii) options, warrants, calls or other rights to purchase or subscribe for capital stock of Parent or (iii) contracts of any kind to which Parent is subject or bound requiring the issuance after the date of this Agreement of (A) any capital stock of Parent, (B) any convertible or exchangeable security of the type referred to in clause (i) or (C) any options, warrants, calls or rights of the type referred to in clause (ii).

        (d)   Except as set forth on Section 6.2(d) of the Parent Disclosure Schedules, there are no voting trusts, proxies or other agreements or understandings to which Parent is bound with respect to voting of any shares of capital stock or any other equity interest of Parent.

        (e)   Section 6.2(e) of the Parent Disclosure Schedules sets forth a true and complete summary of the identity of any obligor and/or guarantor and the principal amount and maturity of each such instrument, as of the close of business on the date immediately preceding the date of this Agreement, of all Indebtedness of Parent.

        (f)    The SourceHOV Merger Consideration and the Novitex Merger Consideration, when issued in accordance with the terms of this Agreement and the Related Documents, as applicable, shall be duly authorized, validly issued, fully paid and non-assessable, issued to the Sellers and the other holders of the Purchased Equity, free and clear of all Encumbrances.

6.3    Authority; Execution and Delivery; Enforceability

        Each of Parent and any of its Subsidiaries has all requisite power and authority to execute and deliver this Agreement and each of the Related Documents to which it will be a party and subject to the receipt of the Parent Stockholder Approval, to consummate the transactions contemplated hereby and thereby. Subject to the receipt of the Parent Stockholder Approval, the HGM Consent and the Novitex Parent Consent and the Intermediate Co Consent, the execution and delivery of this Agreement have been and, in the case of the Related Documents to which it will be a party will be when delivered, and the consummation of the transactions contemplated hereby has been and the consummation of the transactions contemplated by the Related Documents to which it will be a party, will be when delivered, duly authorized by all requisite action by Parent and any of its Subsidiaries. The affirmative vote of Parent and Intermediate Co is the only vote of the holders of any of the shares of capital stock of Novitex Merger Sub and SourceHOV Merger Sub necessary in connection with the consummation of the SourceHOV Merger and the Novitex Merger, and such vote will have been duly and validly obtained by virtue of the SourceHOV Parent Consent and the Novitex Parent Consent delivered on the date of this Agreement by Parent, who is the sole shareholder of Novitex Merger Sub and SourceHOV as of the date of this Agreement, and the Intermediate Co Consent delivered prior to the Closing Date by Intermediate Co, who will be the sole shareholder of Novitex Merger Sub and SourceHOV as of the Closing Date. This Agreement has been, and upon its execution and delivery each of the Related Documents to which Parent or any of its Subsidiaries will be a party will be, duly and validly executed and delivered by each of Parent and any of its Subsidiaries and, assuming this Agreement and the Related Documents have been duly authorized, executed and delivered by the other parties hereto or thereto, as applicable, this Agreement constitutes, and upon its execution and delivery each of the Related Documents to which Parent and any of its Subsidiaries will be a party will constitute, a valid and binding obligation of each of Parent and any of its Subsidiaries enforceable against it in accordance with their respective terms, in each case subject to the Enforceability Exceptions.

6.4    No Conflict; Consents

        (a)   The execution, delivery and performance of this Agreement by Parent and any of its Subsidiaries, and the consummation by Parent and any of its Subsidiaries of the transactions contemplated hereby, will not (i) violate any provision of the certificate of incorporation or bylaws (or other comparable governing documents) of Parent or any of its Subsidiaries, (ii) result in a violation or breach of, or constitute (with or without the giving of notice or, the lapse of time or both) a default (or give rise to any right of termination or cancellation of obligations) under, any Contract to which Parent or any of its Subsidiaries is a party or by which any of their respective properties or assets are bound or (iii) assuming that all Approvals have been obtained and all filings, registrations and notifications have been made, each as contemplated by Section 4.5(b), Section 5.4(b) and/or Section 6.4(b), violate any Law applicable to Parent or any of its Subsidiaries or by which any of their respective properties or assets are bound, other than, in the case of clauses (ii) and (iii) above, any such violations, breaches, defaults or rights of termination or cancellation of obligations which would not, individually or in the aggregate, have a material adverse effect on Parent and any of its Subsidiaries or prevent or materially impair or delay Parent's and any of its Subsidiaries' ability to consummate the transactions contemplated hereby.

        (b)   The execution, delivery and performance of this Agreement by Parent and any of its Subsidiaries, and the consummation by Parent and any of its Subsidiaries of the transactions contemplated hereby, will not require any waiver, authorization or other Permit of, or filing or registration with or notification to, any Governmental Authority, other than (i) compliance with all applicable Antitrust Laws, (ii) filings required by the Securities and Exchange Commission, (iii) as may be required as a result of any facts or circumstances related to the Company Group, and (iv) such Approvals, filings, registrations or notifications which, if not made or obtained, would not, individually or in the aggregate, have a material adverse effect on Parent and any of its Subsidiaries and prevent or materially impair or delay Parent's and any of its Subsidiaries' ability to consummate the transactions contemplated hereby.

        (c)   Neither Parent nor any of its Subsidiaries owns interests in any Person or is aware of any facts or circumstances (including any possible other transaction pending or under consideration by Parent or any of its Affiliates) which (i) reasonably could be expected to prohibit or materially impair or delay the ability of Parent and any of its Subsidiaries to obtain the consents, authorizations, orders or approvals of the applicable Governmental Antitrust Authorities without any structural or conduct relief or (ii) could cause a Governmental Antitrust Authority to seek to prohibit or materially delay consummation of the SourceHOV Merger and the Novitex Merger or impose a condition or conditions that could, individually or in the aggregate, have a Material Adverse Effect.

6.5    Litigation

        Except as set forth on Section 6.5 of the Parent Disclosure Schedules and except with respect to any investigation under the HSR Act or applicable Antitrust Laws relating to the transactions contemplated hereby, there are no Actions pending or, to the Knowledge of Parent, threatened in writing, and there are no outstanding orders, writs, judgments, injunctions, decrees or awards by which Parent, any of its Subsidiaries or any of their respective Affiliates or any of their or their Affiliates' respective assets or properties, are bound.

6.6    SEC Documents; Financial Statements

        (a)   Parent has filed all forms, reports, schedules, statements and other documents, including any exhibits thereto, required to be filed or furnished by Parent with the SEC under the Exchange Act or the Securities Act since Parent's incorporation to the date of this Agreement, together with any amendments, restatements or supplements thereto (all of the foregoing filed prior to the date of this Agreement, the "Parent SEC Reports"), and will have filed all such forms, reports, schedules, statements and other documents required to be filed subsequent to the date of this Agreement through the Closing Date (the "Additional Parent SEC Reports"). All Parent SEC Reports, Additional Parent SEC Reports, any correspondence from or to the SEC or NASDAQ (other than such correspondence in connection with the initial public offering of Parent or the annual meeting) and all certifications and statements required by (i) Rule 13a-14 or 15d-14 under the Exchange Act, or (ii) 18 U.S.C. § 1350 (Section 906) of the Sarbanes-Oxley Act with respect to any of the foregoing (collectively, the "Certifications") are available on EDGAR in full without redaction. Parent has heretofore furnished to the Sellers true and correct copies of all amendments and modifications that have not been filed by Parent with the SEC to all agreements, documents and other instruments that previously had been filed by Parent with the SEC and are currently in effect. The Parent SEC Reports were, and the Additional Parent SEC Reports will be, prepared in all material respects in accordance with the requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act, as the case may be, and the rules and regulations thereunder. The Parent SEC Reports did not, and the Additional Parent SEC Reports will not, at the time they were or are filed, as the case may be, with the SEC contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The Certifications are each true and correct in all material respects. Parent maintains disclosure controls and procedures required by Rule 13a-15(e) or 15d-15(e) under the Exchange Act. Each director and executive officer of Parent has filed with the SEC on a timely basis all statements required with respect to Parent by Section 16(a) of the Exchange Act and the rules and regulations thereunder. As used in this Section 6.6(a), the term "file" shall be broadly construed to include any manner in which a document or information is furnished, supplied or otherwise made available to the SEC or NASDAQ. To the Knowledge of Parent, there are no material unresolved comments received from the SEC staff with respect to the Parent SEC Reports on or prior to the date hereof. To the Knowledge of Parent, none of the Parent SEC Reports filed on or prior to the date hereof is subject to ongoing SEC review or investigation.

        (b)   The financial statements and notes contained or incorporated by reference in the Parent SEC Reports fairly present, and the financial statements and notes to be contained in or to be incorporated by reference in the Additional Parent SEC Reports will fairly present, in all material respects, the financial condition and the results of operations, changes in stockholders' equity and cash flows of Parent as at the respective dates of, and for the periods referred to, in such financial statements, all in accordance with (i) GAAP and (ii) Regulation S-X or Regulation S-K, as applicable, subject, in the case of interim financial statements, to normal recurring year-end adjustments (the effect of which will not, individually or in the aggregate, be material) and the omission of notes to the extent permitted by Regulation S-X or Regulation S-K, as applicable. Parent has no off-balance sheet arrangements that are not disclosed in the Parent SEC Reports. No financial statements other than those of Parent are required by GAAP to be included in the consolidated financial statements of Parent.

6.7    Information Supplied

        None of the information supplied or to be supplied by Parent for inclusion or incorporation by reference in the Proxy Statement will, at the date the Proxy Statement is first mailed to Parent's stockholders or at the time of the Parent Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, Parent makes no representation, warranty or covenant with respect to (a) statements made or incorporated by reference therein based on information supplied by the Sellers for inclusion or incorporation by reference in the Proxy Statement or (b) any projections or forecasts included in the Proxy Statement.

6.8    NASDAQ Stock Market Quotation

        The issued and outstanding shares of Parent Common Stock are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on the NASDAQ under the symbol "QPAC". The issued and outstanding Parent Warrants are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on the NASDAQ under the symbol "QPACW". Except as set forth in Section 6.8 of the Parent Disclosure Schedules, Parent is in compliance with the NASDAQ Listing Rules and there is no action or proceeding pending or, to the Knowledge of Parent, threatened against Parent by the NASDAQ or the SEC with respect to any intention by such entity to deregister the Parent Common Stock or Parent Warrants or terminate the listing of Parent on the NASDAQ. None of Parent or any of its Affiliates has taken any action in an attempt to terminate the registration of the Parent Common Stock or the Parent Warrants under the Exchange Act.

6.9    Board Approval; Stockholder Vote

        The board of directors of Parent (including any required committee or subgroup of the board of directors of Parent) has, as of the date of this Agreement, unanimously (a) approved and declared the advisability of this Agreement, the Related Documents and the consummation of the transactions contemplated hereby, and (b) determined that the consummation of the transactions contemplated hereby is in the best interest of the stockholders of Parent. Other than the Parent Stockholder Approval and the Intermediate Co Consent, no other corporate proceedings on the part of Parent are necessary to approve the consummation of the transactions contemplated hereby.

6.10    Investment Company Act

        Parent is not, and following the Closing will continue not to be, an "investment company" or a Person directly or indirectly "controlled" by or acting on behalf of an "investment company", in each case within the meaning of the Investment Company Act. Parent constitutes an "emerging growth company" within the meaning of the JOBS Act.

6.11    Trust Account

        (a)   As of the date hereof, Parent has at least $200,988,000 in the account established by Parent for the benefit of its public stockholders (the "Trust Account"), with such funds invested in United States Government securities or money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act and held in trust by Continental Stock Transfer & Trust Company (the "Trustee") pursuant to the Investment Management Trust Agreement, dated as of January 15, 2015, by and between Parent and the Trustee, as amended on January 19, 2017 (the "Trust Agreement").

        (b)   The Trust Agreement, to the Knowledge of Parent with respect to the Trustee, has not been amended or modified, is valid and in full force and effect and is enforceable in accordance with its terms, except as limited by the Enforceability Exceptions. There are no separate agreements, side letters or other agreements or understandings (whether written or unwritten, express or implied) (i) between Parent and the Trustee that would cause the description of the Trust Agreement in the Parent SEC Reports to be inaccurate in any material respect or (ii) to the Knowledge of Parent, that would entitle any Person (other than stockholders of Parent holding Parent Common Stock sold in Parent's initial public offering who shall have elected to redeem their shares of Parent Common Stock pursuant to the certificate of incorporation of Parent) to any portion of the proceeds in the Trust Account. Prior to the Closing, none of the funds held in the Trust Account may be released except (A) to pay income and franchise taxes from any interest income earned in the Trust Account and (B) for working capital requirements and (C) to redeem Parent Common Stock in accordance with the provisions of the certificate of incorporation of Parent. There are no Actions pending or, to the Knowledge of Parent, threatened with respect to the Trust Account.

6.12    Title to Assets

        Subject to the restrictions on use of the Trust Account set forth in the Trust Agreement, Parent owns good and marketable title to, or holds a valid leasehold interest in, or a valid license to use, all of the assets used by Parent in the operation of its business and which are material to Parent, free and clear of any Encumbrances (other than Permitted Encumbrances).

6.13    Securities Laws Matters

        Parent acknowledges that the Purchased Equity being acquired pursuant to this Agreement and the Related Documents have not been registered under the Securities Act or under any state or foreign securities Laws. Parent is acquiring the Purchased Equity for its own account solely for investment purposes and not with a view to any public resale or other distribution thereof, except in compliance with applicable securities Laws. Parent acknowledges that the Purchased Equity will not be registered under the Securities Act or any applicable state or foreign securities Laws and that the Purchased Equity may not be transferred or sold except pursuant to the registration provisions of the Securities Act or applicable foreign securities Laws or pursuant to an applicable exemption therefrom and pursuant to state or foreign securities Laws, as applicable. Parent has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Purchased Equity and is capable of bearing the economic risks of such investment. Parent is an "accredited investor" as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

6.14    Parent's Business Investigation; Disclaimer Regarding Projections; No Knowledge of Misrepresentation

        (a)   Parent has conducted such investigations of the Company Group and the Business as it has deemed necessary in order to make an informed decision concerning the transactions contemplated hereby. Parent has reviewed all of the documents, records, reports and other materials made available prior to 11:59 pm EST on February 20, 2017 in the electronic data rooms maintained on Intralinks for "Project Komodo" and "Project Lincoln" (the "Data Rooms"). For the purpose of conducting these investigations, Parent has employed the services of its own Representatives. In all matters affecting the condition of the properties and assets and the contents of the documents, records, reports or other materials in connection with the transactions contemplated hereby, Parent is relying upon the advice and opinion offered by its own Representatives and the representations and warranties set forth in Article V. Without limiting the foregoing, each party disclaims reliance on any representations and warranties except as expressly set forth in this Agreement and the Related Documents. Neither the Companies nor any of its Affiliates shall have or be subject to any liability to Parent or any other Person resulting from the distribution to Parent, or Parent's use of, any such information, including any information, documents or material made available to the other parties to this Agreement and their Representatives in the Data Rooms (virtual or otherwise), confidential information memorandum, management presentation or in any other form in expectation of the transactions contemplated hereby.

        (b)   Except as and to the limited extent expressly set forth in Article V, each of Parent and any of its Subsidiaries acknowledges and agrees that no member of the Company Group or any other Person is making or has made, and that none of them shall have liability in respect of, any written or oral representation or warranty, express or implied, of any nature whatsoever, with respect to any member of the Company Group, or any of their respective assets, rights or properties, including as to (i) merchantability or fitness for any particular use or purpose, (ii) the operation of the Company Group's business by Parent after the Closing in any manner or (iii) the probable success or profitability of the business of the Company Group after the Closing, and each of Parent and any of its Subsidiaries specifically disclaims that it is relying on or has relied on any such representation or warranty as an inducement to enter into this Agreement or otherwise.

        (c)   In connection with Parent's investigation of the Company Group and the Business, Parent has received from the Companies and/or its respective Affiliates and their respective Representatives certain projections and other forecasts, including projected financial statements, cash flow items, certain business plan information and other data related to the Company Group and/or such Business. Parent acknowledges that (i) there are uncertainties inherent in attempting to make such projections, forecasts and plans and, accordingly, is not relying on them, (ii) Parent is familiar with such uncertainties and is taking full responsibility for making its own evaluation of the adequacy and accuracy of all projections, forecasts and plans so furnished to it and (iii) Parent shall have no claim against anyone with respect to any of the foregoing. Accordingly, Parent acknowledges that neither the Companies nor any of its respective Affiliates nor any of its or their respective Representatives has made any representation or warranty with respect to such projections or other forecasts or plans.

6.15    Financing

        (a)   Parent has delivered to the Company true and complete copies of the executed commitment letter, dated as of the date of this Agreement, among Parent, Royal Bank of Canada, RBC Capital Markets, LLC, Credit Suisse AG, Cayman Islands Branch, and Credit Suisse Securities (USA) LLC (the "Commitment Letter"), pursuant to which the counterparties thereto have committed, subject to the terms and conditions thereof, to lend to Parent or any of its Subsidiaries the amounts set forth therein for the purpose of funding the transactions contemplated by this Agreement (together with the debt securities contemplated by the Commitment Letter to be issued for the purpose of funding the transactions contemplated by this Agreement) (the "Financing"). Parent has also delivered, to each of the other parties to this Agreement, a true and complete copy of any fee letter to which it is a party in connection with the Commitment Letter (any such fee letter, a "Fee Letter"). Parent has also delivered, to each of the other parties to this Agreement, a true and complete copy of any engagement letter to which it is a party in connection with the Commitment Letter (any such engagement letter, a "Engagement Letter").

        (b)   There are no side letters or other Contracts or arrangements related to the Financing to which Parent or any of its Subsidiaries is a party other than the Commitment Letter and the Fee Letters (other than customary engagement letters and fee credit letters a copy of which have been delivered to the Company). None of the Commitment Letter or the Fee Letters has been amended or modified, no such amendment or modification is contemplated, and the respective commitments set forth in the Commitment Letters have not been withdrawn or rescinded in any respect.

        (c)   The Commitment Letter is in full force and effect and are the valid, binding and enforceable obligations of Parent and, to the Knowledge of Parent, the other parties thereto, subject in each case to the Enforceability Exceptions, and do not contain any material misrepresentation by Parent or any of its Subsidiaries. To the Knowledge of Parent, there are no conditions precedent or other contingencies related to the funding of the full amount of the Financing (including any "flex" provisions), other than as set forth in the Commitment Letter and any related Fee Letter to which Parent or any of its Subsidiaries is a party. Parent has fully paid, or caused to be fully paid, any and all commitment or other fees which are due and payable on or prior to the date of this Agreement pursuant to the terms of the Commitment Letter and any related Fee Letter to which Parent or any of its Subsidiaries is a party and will pay (in accordance with Section 7.7) all additional fees under the Commitment Letter and the Fee Letter as they become due.

6.16    Solvency

        None of Parent or any of its Subsidiaries is entering into this Agreement or the transactions contemplated hereby with the actual intent to hinder, delay or defraud either present or future creditors. Each of Parent, the SourceHOV Surviving Company, the Novitex Surviving Company and each Company Group shall be Solvent following the Closing, immediately after giving effect to the transactions contemplated by this Agreement.

6.17    Operations of Novitex Merger Sub and SourceHOV Merger Sub

        Since the date of its incorporation, each of Novitex Merger Sub and SourceHOV Merger Sub has not engaged in any activities other than as contemplated by this Agreement.

6.18    Brokers' and Finders' Fees

        Except as set forth in Section 6.18 of the Parent Disclosure Schedule, neither Parent nor any of its Subsidiaries has employed, nor is either of them subject to any valid claim of liability or obligation to, any broker, finder, consultant or other intermediary in connection with the transactions contemplated by this Agreement who might be entitled to a fee or commission in connection therewith.

6.19    Taxes

        Except as set forth in Section 6.19 of the Parent Disclosure Schedules, (i) all material Tax Returns required to be filed by or on behalf of any member of Parent and its Subsidiaries have been duly and timely filed with the appropriate Tax Authority (after giving effect to any valid extensions of time in which to make such filings); (ii) such Tax Returns were true and complete in all material respects when filed; (iii) and all amounts shown on such Tax Returns as due, and all other material Taxes that have become due and payable by Parent and its Subsidiaries, have been fully and timely paid; (iv) neither Parent nor any of its Subsidiaries has waived any statute of limitations in respect of material Taxes or agreed to any extension of time with respect to any material Tax assessment or deficiency; (v) each of Parent and its Subsidiaries has complied with all applicable Laws relating to the collection or withholding of material Taxes; (vi) neither Parent nor any of its Subsidiaries has been a member of a combined, consolidated, affiliated or unitary group for Tax filing purposes (other than a group the common parent of which was Parent); (vii) neither Parent nor any of its Subsidiaries is a party to any Tax allocation or sharing agreement (other than an agreement (A) that does not primarily relate to Taxes and (B) for which the Tax liability is not material); (viii) to the Knowledge of Parent, no claim has been made in writing by any Tax Authority in a jurisdiction in which Parent or any of its Subsidiaries do not file Tax Returns that any such person is or may be subject to taxation by that jurisdiction; (ix) no audit or other proceeding by any Tax Authority with respect to material Taxes owed by Parent or any of its Subsidiaries is pending and no Tax Authority has given written notice of any intention to commence an audit or other proceeding or assert any deficiency or claim for additional Taxes against any member of the Company Group; (x) neither Parent nor any of its Subsidiaries has engaged in any "listed transaction" as defined in Treasury Regulations Section 1.6011-4(b)(2); and (xi) Parent is not and has not been a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

6.20    No Additional Representations

        NONE OF PARENT, NOVITEX MERGER SUB, SOURCEHOV MERGER SUB OR ANY OF THEIR AFFILIATES IS MAKING ANY WRITTEN OR ORAL REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, OF ANY NATURE WHATSOEVER, EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN THIS Article VI. EACH OF PARENT, NOVITEX MERGER SUB, SOURCEHOV MERGER SUB AND THEIR AFFILIATES DISCLAIMS ANY OTHER REPRESENTATIONS OR WARRANTIES, WHETHER MADE BY PARENT, NOVITEX MERGER SUB, SOURCEHOV MERGER SUB OR ANY OF THEIR RESPECTIVE AFFILIATES OR ANY OF THEIR OR THEIR AFFILIATES' RESPECTIVE REPRESENTATIVES. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES SET FORTH IN THIS Article VI, EACH OF PARENT, NOVITEX MERGER SUB AND SOURCEHOV MERGER SUB (ON BEHALF OF THEMSELVES AND THEIR RESPECTIVE AFFILIATES) HEREBY DISCLAIMS ALL LIABILITY AND RESPONSIBILITY FOR ANY REPRESENTATION, WARRANTY, PROJECTION, FORECAST, STATEMENT OR INFORMATION MADE, COMMUNICATED OR FURNISHED (ORALLY OR IN WRITING) TO THE SELLERS, THE COMPANY OR ANY OF THEIR RESPECTIVE AFFILIATES OR REPRESENTATIVES (INCLUDING ANY OPINION, INFORMATION, PROJECTION OR ADVICE THAT MAY HAVE BEEN OR MAY BE PROVIDED TO THE COMPANY OR ANY MEMBER OF THE COMPANY GROUP BY ANY REPRESENTATIVE OF PARENT, NOVITEX MERGER SUB, SOURCEHOV MERGER SUB OR ANY OF THEIR RESPECTIVE AFFILIATES). NOTWITHSTANDING ANYTHING SET FORTH IN THIS AGREEMENT TO THE CONTRARY, NONE OF PARENT, NOVITEX MERGER SUB, SOURCEHOV MERGER SUB OR ANY OF THEIR AFFILIATES MAKES ANY REPRESENTATIONS OR WARRANTIES TO THE SELLERS, THE COMPANY OR ANY MEMBER OF THE COMPANY GROUP REGARDING ANY PROJECTIONS OR THE FUTURE OR PROBABLE PROFITABILITY, SUCCESS, BUSINESS, OPPORTUNITIES, RELATIONSHIPS AND OPERATIONS OF PARENT, NOVITEX MERGER SUB, SOURCEHOV MERGER SUB OR ANY OF THEIR AFFILIATES.

ARTICLE VII

COVENANTS

7.1    Conduct of Business Prior to Closing

        (a)   Except (i) with the written consent of the other parties to this Agreement (which consent shall not be unreasonably withheld, conditioned or delayed), (ii) as set forth in Section 7.1(a) of the

Company Disclosure Schedules, (iii) as otherwise expressly contemplated or permitted by the terms of this Agreement or (iv) as required by any applicable Law or any Contract (in existence on the date hereof), from the date of this Agreement until the earlier of the Closing and the termination of this Agreement in accordance with its terms, (A) Novitex shall, and shall cause the other members of the Novitex Company Group to, conduct its Business in the ordinary course and shall use reasonable best efforts to preserve intact their business organization and material Permits, retain its current officers and key employees, and preserve its relationships with its key customers and suppliers and (B) SourceHOV shall, and shall cause the other members of the SourceHOV Company Group to conduct its Business in the ordinary course and shall use reasonable best efforts to preserve intact their business organization and material Permits, retain its current officers and key employees and preserve its relationships with its key customers and suppliers.

        (b)   Without limiting the generality of Section 7.1, from the date of this Agreement until the earlier of the Closing and the termination of this Agreement in accordance with its terms, except (w) with the written consent of the other parties to this Agreement (which consent shall not be unreasonably withheld, conditioned or delayed), (x) as set forth in Section 7.1(b) of the Company Disclosure Schedules, (y) as otherwise contemplated or permitted by the terms of this Agreement or (z) as required by applicable Law or any Contract (in existence on the date hereof), (A) Novitex shall not, and shall not permit the other members of the Novitex Company Group and (B) SourceHOV shall not, and shall not permit the other members of the SourceHOV Company Group, to:

            (i)  transfer, issue, sell or dispose of any shares of capital stock or other equity interests of any member of the Company Group, grant options, warrants, calls or other rights to purchase or repurchase, redeem or otherwise acquire, or offer to repurchase, redeem or otherwise acquire, any shares of the capital stock or other equity interests of any member of the Company Group;

           (ii)  effect any recapitalization, reclassification, stock split, stock combination or like change in the capitalization of the Company Group;

          (iii)  make, set aside, declare or pay any dividend or distribution payable in cash, stock, property or otherwise with respect to any of its capital stock or other equity interest in the Company Group, other than dividends and distributions by any member of the Company Group to another member of the Company Group;

          (iv)  (A) incur, create or assume any Indebtedness or guarantee any Indebtedness of another Person, issue or sell any debt securities (or warrants or other rights to acquire any debt securities) of any member of the Company Group (other than incurrence of Indebtedness under any of the Company Group's respective credit facilities entered into prior to the date of this Agreement, including draws on the Company Group's revolving credit facility and other than loans, advances or capital contributions made by one member of the Company Group to another member of the Company Group) in excess of $500,000 individually or $5,000,000 in the aggregate (in each case, in excess of Indebtedness paid off after the date of this Agreement) other than Indebtedness required to be incurred under any Contract in existence on the date hereof or incurred in the ordinary course of business, or (B) make any loans, advances or capital contributions to, or investments in, any other Person (other than loans, advances or capital contributions made by one member of the Company Group to another member of the Company Group);

           (v)  amend the certificate of incorporation or bylaws (or other comparable governing documents) of any member of the Company Group;

          (vi)  grant any material Encumbrances on any property or assets (whether tangible or intangible) of any member of the Company Group having an aggregate value in excess of $2,500,000, other than Permitted Encumbrances;

         (vii)  except in the ordinary course of the Company Group's Business, (A) adopt, enter into, terminate or amend any Benefit Plan other than as required by applicable law or pursuant to the terms of any Benefit Plan in effect as of the date of this Agreement, (B) recognize any union or employee representative for purposes of collective bargaining or negotiate or enter into any collective bargaining agreement, works council agreement, labor union contract, trade union agreement or other similar agreement or understanding with any union, works council, trade union or other labor organization other than as required by applicable law, (C) waive any restrictive covenant obligation of any director, officer, service provider or employee of any member of the Company Group, (D) pay or agree to pay to any director, officer or employee, consultant, agent or individual independent contractor, whether past or present, any pension, retirement allowance or other employee benefit not required by any existing benefit plan (or any arrangement that would be a benefit plan if in effect as of the date hereof), or (E) take any action to accelerate the vesting, funding or payment of any compensation or benefits under any Benefit Plans;

        (viii)  (A) grant any increase in the compensation, incentives or benefits payable or to become payable to any Person who is a director or executive officer of any member of the Company Group as of the date of this Agreement, or (B) enter into any new, or materially amend any existing material employment or severance or termination agreement with any director or executive officer other than with respect to new hires,

          (ix)  except as required by changes in GAAP, change any member of the Company Group's methods of accounting in any manner that would have a material impact on the Company Group;

           (x)  make, change or revoke any material Tax election; file any material amendment to any income Tax Return; adopt or change any accounting method in respect of Taxes; change any annual Tax accounting period; enter into any material Tax allocation agreement, Tax sharing agreement or Tax indemnity agreement, other than commercial contracts entered into in the ordinary course of business a primary purpose of which is not related to Taxes with vendors, customers or landlords; enter into any closing agreement with respect to any Tax; settle or compromise any claim, notice, audit report or assessment in respect of material Taxes; apply for or enter into any ruling from any Tax authority with respect to Taxes; surrender any right to claim a material Tax refund; or consent to any extension or waiver of the statute of limitations period applicable to any material Tax claim or assessment;

          (xi)  except in the ordinary course of the Company Group's Business, transfer, sell, lease or license to a third party, abandon, permit to lapse or expire, dedicate to the public, or otherwise dispose of, or agree to transfer, sell, lease or license to a third party, abandon, permit to lapse or expire, dedicate to public, or otherwise dispose of, any portion of the property or assets of any member of the Company Group, other than any sale, lease or disposition in the ordinary course of business or pursuant to agreements existing on the date hereof and set forth on Section 7.1(b)(xi) of the Company Disclosure Schedules;

         (xii)  (a) merge, consolidate, combine or amalgamate with any Person, (b) purchase or otherwise acquire (whether by merging or consolidating with, purchasing any equity interest in or a substantial portion of the assets of, or by any other manner) any business or any corporation, partnership, association or other business organization or division thereof, or (c) purchase or otherwise acquire, or lease or license, any property or assets, other than (i) acquisitions of equipment or inventory in the ordinary course of business or (ii) transactions as to which the aggregate consideration paid or payable (A) in any individual transaction is not in excess of $2,500,000 or (B) in the aggregate is not in excess of $10,000,000;

        (xiii)  except in the ordinary course of the Company Group's Business, enter into any joint venture with a third party;

        (xiv)  authorize, recommend, propose or announce an intention to adopt a plan of complete or partial liquidation or dissolution;

         (xv)  enter into, renew, modify or revise any Contract with any Related Person of any member of the Company Group, other than Contracts among members of the Company Group, or with any former or present director or officer of any member of the Company Group or with any Affiliates of the foregoing Persons (including the Company Group) or any other Person covered under Item 404 of Regulation S-K under the Securities Act;

        (xvi)  except in the ordinary course of the Company Group's Business, use its reasonable best efforts to maintain with financially responsible insurance companies insurance at least in such amounts and against at least such risk and losses as are consistent in all material respects with such entities' past practices;

       (xvii)  waive, release, assign, settle or compromise any Action pending or threatened against any member of the Company Group or any of their respective directors or officers other than in the case of Actions or claims either (A) (i) for an amount not greater than $500,000 individually (including any single or aggregated claims arising out of the same or similar facts, events or circumstances) or $1,000,000 in the aggregate (determined in each case net of insurance proceeds) and (ii) would not prohibit or materially restrict any member of the Company Group from operating its business substantially as currently conducted or anticipated to be conducted, except in the ordinary course of the Company Group's Business, or (B) if the loss resulting from such waiver, release, assignment settlement or compromise is reimbursed or shall be reimbursed to any member of the Company Group by an insurance policy or pursuant to any other kind of contractual indemnification set forth in any other Contract, in each case without the imposition of equitable relief on, or the admission of wrongdoing by any member of the Company Group or any of its officers or directors;

      (xviii)  except in the ordinary course of the Company Group's Business, amend or modify in any manner materially adverse to any member of the Company Group any Material Contracts;

        (xix)  except in the ordinary course of the Company Group's Business, make or enter into any contract to make any capital expenditures in excess of $1,000,000 other than capital expenditures made in the ordinary course of the Company Group Business if such capital expenditures are made to acquire equipment to satisfy requirements in Contracts with customers;

         (xx)  except in the ordinary course of the Company Group's Business, manage its working capital (including the timing of collection of accounts receivable and of the payment of accounts payable and the management of inventory);

        (xxi)  engage in any activity that would result in a violation of International Trade Control Laws;

       (xxii)  conduct a mass termination or engage in any other activity that would trigger notice obligations or liability under the Worker Adjustment and Retraining Notification Act or any similar applicable Law; or

      (xxiii)  authorize, or commit or agree to take, any of the foregoing actions.

        (c)   From the date of this Agreement until the earlier of the Closing and the termination of this Agreement in accordance with its terms, except (i) with the written consent of the other parties to this Agreement (which consent shall not be unreasonably withheld, conditioned or delayed), (ii) as set forth in Section 7.1(c) of the Parent Disclosure Schedules, (iii) as otherwise contemplated or permitted by the terms of this Agreement or (iv) as required by Law or any Contract, Parent shall not, and shall not permit any Subsidiary to:

            (i)  form any Subsidiary;

           (ii)  issue any shares of capital stock or other equity interests or grant options, warrants, calls or other rights to purchase or otherwise acquire shares of the capital stock or other equity interests of Parent;

          (iii)  effect any recapitalization, reclassification, stock split or like change in the capitalization of Parent or any Subsidiary;

          (iv)  make, set aside, declare or pay any dividend or distribution payable in cash, stock, property or otherwise with respect to any of its capital stock;

           (v)  except for any Indebtedness incurred in connection with the Financing, incur any Indebtedness or guarantee any Indebtedness of another Person, issue or sell any debt securities (or warrants or other rights to acquire any debt securities)

          (vi)  make any loans, advances or capital contributions to any other Person;

         (vii)  amend its certificate of incorporation or bylaws (or other comparable governing documents);

        (viii)  grant any material Encumbrances on any property or assets (whether tangible or intangible) of Parent;

          (ix)  (A) adopt, enter into, terminate or amend any Benefit Plan other than as required by applicable law or pursuant to the terms of any Benefit Plan in effect as of the date of this Agreement or (B) increase the compensation of any Person who is a director or executive officer of Parent;

           (x)  except as required by changes in GAAP, change any of its methods of accounting in any manner;

          (xi)  make, change or revoke any material Tax election; file any material amendment to any income Tax Return; adopt or change any accounting method in respect of Taxes; change any annual Tax accounting period; enter into any material Tax allocation agreement, Tax sharing agreement or Tax indemnity agreement, other than commercial contracts entered into in the ordinary course of business a primary purpose of which is not related to Taxes with vendors, customers or landlords; enter into any closing agreement with respect to any Tax; settle or compromise any claim, notice, audit report or assessment in respect of material Taxes; apply for or enter into any ruling from any Tax authority with respect to Taxes; surrender any right to claim a material Tax refund; or consent to any extension or waiver of the statute of limitations period applicable to any material Tax claim or assessment;

         (xii)  purchase or otherwise acquire (whether by merger or otherwise), or lease or license, any property or assets;

        (xiii)  enter into any joint venture with a third party;

        (xiv)  except in the ordinary course of Parent's operations or as is reasonably necessary in connection with the transactions contemplated hereby, enter into, renew, modify or revise any Contract;

         (xv)  enter into any transactions with any of its Affiliate;

        (xvi)  waive, release, assign, settle or compromise any material Action pending or threatened against Parent or any of its directors or officers other than in the case of Actions or claims either

  (i) for an amount not greater than $500,000 individually (including any single or aggregated claims arising out of the same or similar facts, events or circumstances) or $1,000,000 in the aggregate (determined in each case net of insurance proceeds) or (ii) if the loss resulting from such waiver, release, assignment settlement or compromise is reimbursed to any member of the Company Group by an insurance policy, in each case without the imposition of equitable relief on, or the admission of wrongdoing by any member of the Company Group or any of its officers or directors;

       (xvii)  engage in any activity that would result in a violation of International Trade Control Laws; or

      (xviii)  authorize, or commit or agree to take, any of the foregoing actions.

7.2    Access to Information

        From and after the date of this Agreement until the earlier of the Closing and the termination of this Agreement in accordance with its terms, each Company shall, and shall cause the members of its Company Group to, afford to the other parties to this Agreement and their Representatives reasonable access, upon reasonable advance notice, during normal business hours to all the senior management, properties, books, Contracts, commitments, Tax returns and records of such Company Group and, during such period, shall furnish as promptly as practicable to the other parties to this Agreement any information concerning such Company Group as the other parties to this Agreement may reasonably request; provided, however, that (i) such access or furnishing of information shall be conducted during normal business hours, under the supervision of such Company's personnel, and in such a manner as to not unreasonably disrupt the normal operations of such Company Group, (ii) neither the Companies nor any member of each Company Group is under any obligation to disclose to the other parties to this Agreement or their Representatives any information the disclosure of which is restricted by a Contract in effect as of the date of this Agreement or applicable Law or would result in the waiver of any attorney-client, work product or other applicable privilege and (iii) no party to this Agreement shall conduct any environmental sampling or analysis, including of the nature commonly referred to as a "Phase II Environmental Assessment"; provided, further, that each Company may designate certain portions of such information as being provided on an outside-counsel basis only. All information provided pursuant to this Section 7.2 shall remain subject in all respects to the Confidentiality Agreements.

7.3    Confidentiality

        (a)   Parent acknowledges that the information being provided to it or any of its Affiliates or any of its or its Affiliates' Representatives in connection with the consummation of the transactions contemplated hereby is being provided subject to the terms of (i) a confidentiality agreement dated as of January 6, 2017 between Parent and Novitex and (ii) a confidentiality agreement dated as of January 6, 2017 between Parent and SourceHOV (the "Parent Confidentiality Agreements"). Parent acknowledges that it is, and shall remain until the Closing, subject to the terms of the Parent Confidentiality Agreements, which are incorporated herein by reference. If this Agreement is, for any reason, terminated prior to the Closing, the Parent Confidentiality Agreements shall continue in full force and effect in accordance with its terms.

        (b)   SourceHOV acknowledges that the information being provided to it or any of its Affiliates or any of its or its Affiliates' Representatives in connection with the consummation of the transactions contemplated hereby is being provided subject to the terms of a confidentiality agreement dated as of November 7, 2016 between SourceHOV Holdings, Inc. and Novitex (the "Novitex Confidentiality Agreement"). SourceHOV acknowledges that it is, and shall remain until the Closing, subject to the terms of the Novitex Confidentiality Agreement, which are incorporated herein by reference. If this Agreement is, for any reason, terminated prior to the Closing, the Novitex Confidentiality Agreement shall continue in full force and effect in accordance with its terms.

        (c)   Novitex acknowledges that the information being provided to it or any of its Affiliates or any of its or its Affiliates' Representatives in connection with the consummation of the transactions contemplated hereby is being provided subject to the terms of a confidentiality agreement dated as of January 23, 2017 between SourceHOV and Novitex (the "SourceHOV Confidentiality Agreement"). Novitex acknowledges that it is, and shall remain until the Closing, subject to the terms of the SourceHOV Confidentiality Agreement, which are incorporated herein by reference. If this Agreement is, for any reason, terminated prior to the Closing, the SourceHOV Confidentiality Agreement shall continue in full force and effect in accordance with its terms.

        (d)   Effective upon, and only upon, the Closing, the confidentiality obligations under each of the Confidentiality Agreements shall terminate except with respect to the provisions regarding disclosure and use of confidential information not related to the Company Group or such Business, which shall continue indefinitely.

7.4    Efforts to Consummate; Consents and Filings

        (a)   Each of the parties and their respective Affiliates shall use all reasonable best efforts to take, or cause to be taken, all appropriate action to do, or cause to be done, all things necessary, proper or advisable under applicable Law or otherwise to consummate and make effective the transactions contemplated by this Agreement as promptly as practicable, including to (i) obtain from any Governmental Authority with regulatory jurisdiction over enforcement of any applicable Antitrust Laws ("Governmental Antitrust Authority"), all Approvals as are necessary for the consummation of the transactions contemplated by this Agreement and (ii) promptly (and, with respect to the HSR Act, in no event later than twenty (20) Business Days after the date hereof) make all necessary filings (and if required under applicable Law, drafts thereof), and thereafter make any other required submissions, with respect to the transactions contemplated by this Agreement required under the HSR Act or any other applicable Antitrust Law.

        (b)   Without limiting the generality of the parties' undertaking pursuant to Section 7.4(a), each party agrees to use its reasonable best efforts and to take any and all steps necessary to avoid or eliminate each and every impediment under any Antitrust Law that may be asserted by any Governmental Antitrust Authority or any other party so as to enable the parties hereto to expeditiously close the transactions contemplated by this Agreement no later than the Outside Date. Each party hereto shall use reasonable best efforts to resolve such objections, if any, as may be asserted by any Governmental Antitrust Authority with respect to the transactions contemplated hereby. In connection therewith, if any administrative or judicial action or proceeding is instituted (or threatened to be instituted) challenging such transactions, and if, by mutual agreement, the parties hereto decide that litigation is in their best interests, each party shall cooperate and use reasonable best efforts vigorously to contest and resist any such action or proceeding and to have vacated, lifted, reversed, or overturned any Order that is in effect and that prohibits, prevents, or restricts consummation of such transactions. Notwithstanding the foregoing, no party nor any of its Affiliates shall be required to (i) divest or hold separate, or enter into any licensing or similar arrangement with respect to, any assets or any portion of the business of any party or to otherwise propose, proffer or agree to any other requirement, obligation, condition or restriction on the conduct of the business of any party, or (ii) to litigate any suit, claim, action, investigation or proceeding challenging or seeking to restrain or prohibit the consummation of the transaction.

        (c)   As soon as practicable after the date of this Agreement, the Sellers shall cause the Companies, as applicable, to submit to the United States Defense Security Service ("DSS") and, to the extent applicable, any other Governmental Authority, a notification of the transfer of ownership contemplated hereby in accordance with the National Industrial Security Program Operating Manual (DoD 5220.22-M) ("NISPOM"), and any other applicable national or industrial security regulations (the "DSS Notification"). The Companies and the Sellers shall fully cooperate with Parent in preparing the

DSS Notification, any other submissions to DSS required by the NISPOM, and negotiating a Foreign Ownership Control or Influence mitigation arrangement with DSS for the continuation of all necessary U.S. government facility security clearances (the "DSS Approval"). The Companies, the Sellers and Parent shall use their commercially reasonable efforts to obtain the DSS Approval, as promptly as practicable.

        (d)   Each of the parties shall promptly notify the other parties of any substantive communication it or any of its Affiliates receives from any Governmental Antitrust Authority and of any substantive communication received or given in connection with any proceeding by a private party relating to the matters that are the subject of this Agreement, and consult each other party prior to any substantive communication with any Governmental Antitrust Authority to permit the other parties to review in advance any proposed communication by such party to any Governmental Antitrust Authority. No party to this Agreement shall agree to participate in any substantive meeting with any Governmental Antitrust Authority in respect of any filings, investigation or other inquiry (including in connection with any proceeding by a private party) unless it consults with the other parties in advance and, to the extent permitted by such Governmental Antitrust Authority, gives the other parties the opportunity to attend and participate at such meeting. Subject to the Confidentiality Agreement, the parties will coordinate and cooperate fully with each other in exchanging such information and providing such assistance as the other parties may reasonably request in connection with the foregoing and in seeking early termination of any applicable waiting periods, including under the HSR Act. Subject to each of the Confidentiality Agreements, the parties will provide each other with copies of all correspondence, filings (except for Item 4(c) and 4(d) documents) or communications between them or any of their Representatives, on the one hand, and any Governmental Antitrust Authority or members of its staff, on the other hand, with respect to this Agreement and the transactions contemplated hereby.

        (e)   During the period from the date of this Agreement and continuing until the earlier of the Closing and the termination of this Agreement pursuant to Article IX in accordance with its terms, except with the prior written consent of each Company, neither (a) Parent and its Affiliates, (b) the HGM Group, nor (c) Novitex Parent shall do anything, including entering into any transaction (or making any antitrust or competition law filing in connection with such transaction), that could reasonably be expected to prevent or delay any filings or Approvals required under the HSR Act or other applicable Antitrust Laws.

7.5    Financing

        (a)   Subject to the terms and conditions set forth in this Agreement, each of Parent and each Company shall use its commercially reasonable efforts to take, or cause to be taken, all actions and do, or cause to be done, all things reasonably necessary, proper or advisable to arrange and obtain the Financing on the terms and conditions described in the Commitment Letter and any related Fee Letter (it being understood that (x) the assistance of Novitex shall be limited to the Novitex Company Group and matters related thereto, (y) the assistance of SourceHOV shall be limited to the SourceHOV Company Group and matters related thereto and (z) the assistance of Parent shall be limited to Parent, Novitex Merger Sub and SourceHOV Merger Sub and matters related thereto), and (iii) Parent shall not (x) permit any amendment or modification to be made to, (y) permit any waiver of any provision or remedy under, or (z) provide any consent under the Commitment Letter or any related Fee Letter, in each case, without the consent of each of SourceHOV and Novitex.

        (b)   (i) Each party specified below, as applicable, shall use its commercially reasonable efforts to take, or cause to be taken, all actions and do, or cause to be done, all things reasonably necessary, proper or advisable (i) to, with respect to Parent, maintain in effect the Commitment Letter in accordance with the terms and subject to the conditions thereof, (ii) to, with respect to the Company, negotiate, and with respect to Parent, enter into, all definitive agreements with respect to the Financing contemplated by the Commitment Letter on the terms and conditions (including any "flex" provisions)

set forth in the Commitment Letter and any related Fee Letter, (iii) to, with respect to each of Parent and the Company, satisfy on a timely basis all conditions in such definitive agreements that are applicable to such party or that are within such party's control and, with respect to Parent, consummate the Financing at or prior to the Closing (including, if necessary, any "flex" provisions), (iv) to, with respect to Parent, comply with Parent's obligations under the Commitment Letter and any related Fee Letter and each definitive agreement with respect thereto, and, to, with respect to Company, assist Parent in meeting such obligations, (v) to, with respect to each of Parent and the Company, timely assist in the preparation of the necessary offering circulars, private placement memoranda or other offering documents or marketing materials with respect to the Financing. Each of Parent and the Company shall allow the other parties to fully participate in the negotiation of the Financing and shall keep the other parties reasonably informed on a current basis and in reasonable detail of the status of its efforts to arrange the Financing and provide to the other parties copies of all definitive documents related to the Financing to the extent it receives them. Notwithstanding anything to the contrary set forth herein, Parent's obligations under this Section 7.5 and Section 7.6 shall be limited to those actions reasonably requested by the Company, and Parent shall not take any substantive action in connection with the Financing, including those set forth in the preceding sentence, except at the written request of each Company. Notwithstanding anything to the contrary in this Agreement, Novitex Parent, with the written consent of the HGM Group, shall have the right to direct Parent to enter into any amendments or modifications to the Commitment Letter and the Fee Letter (and any related engagement letter and fee credit letters) so long as such amendments or modifications would not (x) impose new or additional conditions, or otherwise expand, amend or modify any of the conditions, to the receipt of the Financing, (y) reduce the amount of cash proceeds from the Financing in a manner that would reasonably be expected to prevent or materially impair or delay the ability of Parent to consummate the transactions contemplated hereby or (z) impose any additional obligations or expand the scope of any existing obligations on Parent or expand or add any representations or covenants made by or applicable to Parent, including without limitation, with respect to the payment of any fees, reimbursement of expenses and provision of any indemnities, in each case prior to the Closing Date; provided that consent of Parent shall be required (which consent shall not be unreasonably withheld, conditioned or delayed) for any amendment to the Financing terms that results in the reduction of the total amount of Financing other than a reduction in accordance with the terms thereof or the terms of this Agreement. Each party shall give the other party prompt written notice of the receipt by such party of any written notice from any Person with respect to any breach, termination or repudiation by any party to any Commitment Letter, Fee Letter or any other definitive document related to the Financing.

        (c)   Each of Parent and the Companies shall use its commercially reasonable efforts to cause the lenders and any other Persons providing Financing to fund on the Closing Date the Financing required to consummate the transactions contemplated by this Agreement and the other transactions contemplated by the Commitment Letter.

        (d)   If the Commitment Letter shall be terminated for any reason, or if any portion of the Financing becomes unavailable on the terms and conditions (including any "flex" provisions) contemplated in the Commitment Letter, each of Parent and each Company shall use its commercially reasonable efforts to arrange for Parent to obtain alternative financing from alternative sources on terms and conditions not less favorable to Parent or the Companies than those set forth in the Commitment Letter and the related Fee Letter (including any "flex" provisions) and in an amount at least equal to the Financing or such unavailable portion thereof, as the case may be (the "Alternate Financing"), and to obtain a new financing commitment letter with respect to such Alternate Financing (the "New Commitment Letter"), which shall replace the existing Commitment Letter, a true and complete copy of which (together with any related fee or other letter) shall be promptly provided to the Company; provided that, (i) if the parties proceed with the Alternate Financing, they shall be subject to the same obligations as set forth in this Section 7.5 and (ii) Parent's obligations to obtain alternative financing under this clause (d) shall be limited to those actions reasonably requested in writing by the Company. In the event any New Commitment Letter is obtained, (x) any reference in this Agreement to the "Financing" shall mean the financing contemplated by the Commitment Letter as modified pursuant to clause (y) below, (y) any reference in this Agreement to the "Commitment Letter" shall be deemed to include the Commitment Letter that is not superseded by a New Commitment Letter at the time in question and any New Commitment Letter to the extent then in effect and (z) any reference in this Agreement to "Fee Letter" shall be deemed to include any fee or other letter relating to the Commitment Letters that are not superseded by a New Commitment Letter at the time in question and any New Commitment Letter to the extent then in effect.

7.6    Financing Cooperation

        (a)   Prior to the Closing, each of Parent and the Company shall, and shall cause each of its respective Subsidiaries to use commercially reasonable efforts to provide such cooperation as is customary for financings of the type contemplated by the Commitment Letter and/or Engagement Letter and as is reasonably necessary in connection with arranging and obtaining the Financing (it being understood that (i) the cooperation of Novitex shall be limited to the Novitex Company Group and matters related thereto, (ii) the cooperation of SourceHOV shall be limited to the SourceHOV Company Group and matters related thereto, and (iii) the cooperation of Parent shall be limited to Parent, Novitex Merger Sub and SourceHOV Merger Sub and matters related thereto), including:

            (i)  reasonably assisting with the preparation of a confidential information memorandum or similar offering document for the Financing and customary rating agency presentations;

           (ii)  furnishing to the sources of Financing as promptly as practicable all financial information required to be made available pursuant to Section 3 (Syndication) and Exhibit E, clauses (3), (4), (5) and (6) of the Commitment Letter;

          (iii)  using commercially reasonable efforts to obtain accountants' comfort letters, consents, legal opinions, surveys and title insurance, as reasonably requested by the sources of Financing;

          (iv)  taking all commercially reasonable actions necessary to (A) permit the prospective lenders involved in the Financing to evaluate such Company Group's current assets, cash management and accounting systems, policies and procedures relating thereto for the purpose of establishing collateral arrangements to the extent customary and reasonable and (B) establish bank and other accounts and blocked account agreements and lock box arrangements to the extent necessary in connection with the Financing;

           (v)  assisting in preparation for and participation upon reasonable advance notice in a reasonable number of meetings and calls, drafting sessions, rating agency presentations, road shows and due diligence sessions (including accounting due diligence sessions) and sessions with prospective lenders, investors and ratings agencies, and assisting in obtaining ratings as contemplated by the Financing;

          (vi)  assisting the Financing Sources in the preparation of (A) offering documents, private placement memoranda, bank information memoranda, prospectuses and similar marketing documents for any of the Financing, including the execution and delivery of customary representation letters in connection with bank information memoranda authorizing the distribution of information to prospective lenders and identifying any portion of such information that constitutes material, nonpublic information regarding Parent, the Company or any of their respective Subsidiaries or their respective securities, provided that any such letter executed by Parent shall contain knowledge qualifiers with respect to information regarding the Company or their respective Subsidiaries, and (B) customary materials for rating agency presentations;

         (vii)  as promptly as reasonably practicable (A) furnishing the Financing Sources and their respective Representatives with the applicable Required Information and (B) inform the parties hereto if the chief executive officer, chief financial officer, treasurer or controller of Parent or the Company or any member of the Company Board shall have actual knowledge of any facts as a result of which a restatement of any financial statements comprising a portion of the applicable Required Information in order for such financial statements to comply with GAAP is probable;

        (viii)  providing customary representations in connection with the preparation of financial statements and other financial data of Parent, the Company and their respective Subsidiaries and requesting accountants' consents in connection with the use of such Person's financial statements in offering documents, prospectuses, Current Reports on Form 8-K and other documents to be filed with the SEC, if necessary;

          (ix)  using commercially reasonable efforts in connection with the preparation of pro forma financial information and financial statements to the extent required by SEC rules and regulations or necessary or reasonably required by the Financing Sources to be included in any offering documents; provided that neither the Company nor any of its subsidiaries or Representatives shall be responsible in any manner for information relating to (A) the proposed debt and equity capitalization that is required for such pro forma financial information or assumed interest rates, dividends (if any) and fees and expenses relating to such debt and equity capitalization or (B) any post-Closing or pro forma cost savings, synergies, capitalization, ownership or other pro forma adjustments desired to be incorporated into any information used in connection with the Financing;

           (x)  executing and delivering (effective as of (but not before)) the Closing any credit agreements, indentures, pledge and security documents, other definitive financing documents, or other certificates, or documents as may be reasonably requested by the Financing Sources, including a certificate of the chief financial officer of the borrower or issuer of such Financing with respect to solvency matters in the form set forth as an annex to the Financing Commitments) and otherwise facilitating the pledging of collateral (including (x) cooperation in connection with efforts to obtain environmental assessments and title insurance) and (y) using commercially reasonable efforts to procure customary (e.g., local counsel) legal opinions;

          (xi)  to the extent the same become necessary or advisable in connection with the Financing, obtaining waivers, consents, estoppels and approvals from other parties to material leases, encumbrances and Contracts relating to each member of any Company Group (including by arranging discussions among Parent, each Company and the Financing Sources and their respective Representatives with other parties to such material leases, encumbrances and Contracts as of the Closing);

         (xii)  taking all corporate actions, subject to the occurrence of the Closing that are necessary or customary to permit the consummation of the Financing; and

        (xiii)  providing at least five (5) Business Days prior to the Closing Date all documentation and other information required by applicable "know your customer" and anti-money laundering rules and regulations including the USA PATRIOT Act to the extent reasonably requested at least eight (8) Business Days prior to the anticipated Closing Date;

provided that (1) nothing herein shall require such cooperation to the extent it would require the Company or Parent or its respective Affiliates to waive or amend any terms of this Agreement or any other Contract to which any of them is a party or to agree to pay any fees, reimburse any expenses or, with respect to the Company, give any indemnities prior to the Closing, or to incur any liabilities or, with respect to the Company, give any indemnities, that are effective prior to the Closing, (2) nothing herein shall require such cooperation from the Company or its Affiliates to the extent it would, in the Company's reasonable judgment, unreasonably interfere with the ongoing operations of the Company or its respective Affiliates, (3) no action, liability or obligation of the Company or its respective

Affiliates under any certificate, agreement, arrangement, document or instrument relating to the Financing shall be effective until the Closing, (4) neither the Companies nor any of its respective Affiliates shall be required to issue any offering documents, private placement memoranda, bank information memoranda, prospectuses and similar documents required in relation to the Financing, but such documents shall contain disclosure and financial statements reflecting the Company as an obligor following the Closing and the Companies shall prepare such documents and (5) notwithstanding anything to the contrary in this Section 7.6, neither the Companies nor any of its respective Affiliates shall be required prior to the Closing to undertake any obligation or execute any definitive financing documents, including any credit or other agreements, pledge or security documents, or other certificates, legal opinions or documents in connection with the Financing. Each of Parent and the Company and its respective Representatives shall be given a reasonable opportunity to review and comment on any financing documents and any materials that are to be presented during any lender syndication or roadshow meetings conducted in connection with the Financing, and each of Parent and each Company shall give due consideration to all reasonable additions, deletions or changes suggested by the Company or Parent and its respective Representatives.

        (b)   All information provided by the Company or any of its respective Affiliates or any of their respective Representatives pursuant to this Section 7.5(a) shall be kept confidential in accordance with each of the Confidentiality Agreements, except that Parent shall be permitted to disclose such information to the parties to the Commitment Letter and to any other sources of the Financing, rating agencies and prospective lenders during syndication of the Financing subject to the sources of Financings, ratings agencies and prospective lenders entering into confidentiality undertakings with respect to such information on terms reasonably acceptable to the Company (it being understood that the confidentiality undertakings in the Commitment Letter are acceptable to the Company).

        (c)   Except for the representations and warranties of the Company set forth in Article V of this Agreement, the Company shall not have any liability to Parent, Novitex Merger Sub or SourceHOV Merger Sub in respect of any financial statements, other financial information or data or other information provided pursuant to this Section 7.5(a).

        (d)   The Company hereby consents to the use of each member of the Company Group's logos in connection with the marketing of the Financing; provided that such logos are used solely in a manner that is not intended to or reasonably likely to harm or disparage any member of the Company Group or the reputation or goodwill of any member of the Company Group.

        (e)   Each of Parent and the Company shall, and shall cause its respective Subsidiaries to, use commercially reasonable efforts to periodically update any Required Information as may be necessary so that such Required Information is Compliant. Parent agrees to (i) file all reports on Form 10-K and Form 10-Q and Form 8-K, to the extent required to include financial information pursuant to Item 9.01 thereof, and (ii) use commercially reasonable efforts to file all other Forms 8-K, in each case, required to be filed with the SEC pursuant to the Exchange Act prior to the Closing Date in accordance with the time periods required by the Exchange Act. In addition, if, in connection with a marketing effort contemplated by the Financing, the Company reasonably requests Parent to file a Current Report on Form 8-K pursuant to the Exchange Act that contains material non-public information with respect to Parent and its Subsidiaries, which the Company reasonably determines to include in a customary offering memorandum for the Financing, then, upon Parent's review of and reasonable satisfaction with such filing, Parent shall file such Current Report on Form 8-K.

7.7    Expenses; Transfer Taxes

        (a)   All costs and expenses incurred in connection with this Agreement and the Related Documents and the transactions contemplated hereby and thereby shall be paid (i) in the case of SourceHOV and the HGM Group, by SourceHOV and (ii) in the case of Novitex and Apollo, by Novitex and (iii) in the case of Parent, by Parent other than as provided for below. Parent shall pay any and all filing fees required by Governmental Authorities, including with respect to Permits required in connection with the execution and delivery of this Agreement, the performance of the obligations hereunder and the consummation of the transactions contemplated hereby, including filing, printer, mailing and printing fees in connection with the Proxy or any other SEC filings and filings under the HSR Act or other Antitrust Laws or any filing, printer, mailing and printing fees as required in connection with the Financing (all of the foregoing, collectively, the "Transaction Costs"), in an aggregate amount not to exceed $250,000 (the "Cap"). SourceHOV, Novitex and Parent shall each be responsible for one-third (1/3) of any Transaction Costs in excess of the Cap until Parent shall have paid in the aggregate $450,000 of Transaction Costs and from and after such time, Novitex and SourceHOV shall each be responsible for one-half (1/2) of any remaining Transaction Costs incurred by Parent. To the extent Parent needs to remit payment in connection with any of the Transaction Costs for which the other parties are also responsible, Novitex and SourceHOV shall as promptly as practicable (but in no case more than five (5) Business Days) following receipt of evidence of payment, reimburse Parent for their allocable share.

        (b)   All transfer, documentary, sales, use, registration, value-added and other similar Taxes (including all applicable real estate transfer Taxes and real property transfer gains Taxes and including any filing and recording fees) and related amounts (including any penalties, interest and additions to Tax) incurred in connection with this Agreement, the Related Documents, the SourceHOV Merger, the Novitex Merger and the other transactions contemplated hereby and thereby ("Transfer Taxes") shall be paid by Novitex and SourceHOV as incurred. Each party shall use commercially reasonable efforts to avail itself of any available exemptions from any such Transfer Taxes, and to cooperate with the other parties in providing any information and documentation that may be necessary to obtain such exemptions.

7.8    Tax-Free Reorganization

        (a)   Parent, the Companies and Merger Sub shall use their respective reasonable best efforts to cause each of the SourceHOV Merger and the Novitex Merger to qualify, and agree not to, and not to permit or cause any affiliate or any subsidiary to, take any actions or cause any action to be taken that would reasonably be expected to prevent the SourceHOV Merger or the Novitex Merger from qualifying, as a "reorganization" under Section 368(a) of the Code.

        (b)   This Agreement is intended to constitute, and the parties hereto hereby adopt this Agreement as, a "plan of reorganization" within the meaning of Treasury Regulation Sections 1.368-2(g) and 1.368-3(a). Parent, the Companies and Merger Sub shall treat, and shall not take any tax reporting position inconsistent with the treatment of, each of the SourceHOV Merger and the Novitex Merger as a "reorganization" within the meaning of Section 368(a) of the Code for U.S. federal, state and other relevant Tax purposes, unless otherwise required pursuant to a "determination" within the meaning of Section 1313(a) of the Code.

7.9    Publicity

        The Sellers and Parent shall reasonably cooperate to (i) prepare and make a public announcement regarding the transactions contemplated by this Agreement on the date hereof and (ii) create and implement a communications plan regarding the transactions contemplated hereby (the "Communications Plan") promptly following the date hereof. Notwithstanding the foregoing, none of the Parties will make any public announcement or issue any public communication regarding this Agreement, the Related Documents or the transactions contemplated hereby or any matter related to the foregoing, without the prior written consent of the Sellers, in the case of a public announcement by Parent, or Parent, in the case of a public announcement by the Sellers (such consents, in either case, not to be unreasonably withheld, conditioned or delayed), except (A) if such announcement or other communication is required by applicable Law, in which case the disclosing Party shall, to the extent permitted by applicable Law, first allow such other Parties to review such announcement or communication and the opportunity to comment thereon and the disclosing Party shall consider such comments in good faith, (B) in the case of the Sellers, Parent and their respective Affiliates, if such announcement or other communication is made in connection with fundraising or other investment related activities and is made to such Person's direct and indirect investors or potential investors or financing sources subject to an obligation of confidentiality, (C) to the extent provided for in the Communications Plan, internal announcements to employees of the Companies, (D) to the extent such announcements or other communications contain only information previously disclosed in a public statement, press release or other communication previously approved in accordance with this Section 7.9, and (E) announcements and communications to Governmental Authorities in connection with filings or Permits relating to the transactions contemplated hereby required to be made under this Agreement.

7.10    Directors' and Officers' Indemnification and Insurance

        (a)   All rights to indemnification, exculpation and advancement existing in favor of the current or former directors, officers, employees and agents of any member of the Company Group or Parent and each Person who served at the request of the Company as a director, officer, member, trustee or fiduciary of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise (the "D&O Indemnified Persons"), as provided in the certificate of incorporation, articles of organization, bylaws or similar constituent documents of any member of the Company Group in effect on the date of this Agreement, or in any indemnification agreement or arrangement as in effect as of the date of this Agreement with respect to matters occurring prior to or at the Closing, shall survive the consummation of the SourceHOV Merger, the Novitex Merger and the transactions contemplated hereby and shall continue in full force and effect and that any member of the Company Group will perform and discharge such member of the Company Group's respective obligations to provide such indemnity and exculpation from and after the Closing for a period of six years or until the settlement or final adjudication of any Action commenced during such period. Parent shall cause the certificate of incorporation and bylaws of Novitex Merger Sub, SourceHOV Merger Sub, the Novitex Surviving Company and the SourceHOV Surviving Company to contain provisions with respect to indemnification, exculpation and advancement of the D&O Indemnified Persons no less favorable to the D&O Indemnified Persons than set forth in the Company's certificate of incorporation and bylaws (or other comparable governing documents), as in effect on the date of this Agreement, which provisions shall not be amended, repealed or otherwise modified after the Closing in any manner that would adversely affect the rights of any D&O Indemnified Person thereunder except as is required under applicable Law. From and after the Closing, Parent shall assume, guarantee and stand surety for, and shall cause the SourceHOV Surviving Company, the Novitex Surviving Company and the members of each Company Group to honor, in accordance with their respective terms, each of the covenants contained in this Section 7.10.

        (b)   From and following the Closing Date, each of Parent, the SourceHOV Surviving Company and the Novitex Surviving Company shall, and shall cause the members of each Company Group to, to the fullest extent permitted under applicable Law, indemnify and hold harmless (and advance funds in respect of each of the foregoing, following receipt of any undertakings required by applicable Law) each of the D&O Indemnified Persons against any liabilities, losses, penalties, fines, claims, damages, reasonable out-of-pocket costs or expenses in connection with any actual or threatened, in writing, Action, arising out of, relating to or in connection with any action or omission occurring or alleged to have occurred in such D&O Indemnified Person's capacity as a director or officer of any member of the Company Group, or in such D&O Indemnified Person's capacity as a director, officer, member, trustee or fiduciary of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise at the request or for the benefit of any member of the Company Group, before the Closing Date (including acts or omissions in connection with such persons serving as an officer, director or other fiduciary in any entity if such service was at the request or for the benefit of any member of the Company Group). In the event of any such Action, Parent, the SourceHOV Surviving Company, the Novitex Surviving Company and the members of the Company Group, as applicable, shall reasonably cooperate with the D&O Indemnified Person in the defense of any Action; provided that none of Parent, the SourceHOV Surviving Company, the Novitex Surviving Company and the members of the Company Group shall be liable for any settlement effected without its prior written consent. Each of Parent and the Companies hereby acknowledges that certain D&O Indemnified Persons may have rights to indemnification and advancement of expenses provided by a former stockholder of the Company or its respective Affiliates (each, a "Former Stockholder Indemnitor") (directly or through insurance obtained by any such entity). Each of Parent and the Companies hereby agrees and acknowledges that (i) it is the indemnitor of first resort with respect to the D&O Indemnified Persons and (ii) it shall be required to advance the full amount of expenses incurred by the D&O Indemnified Persons, as required by Law, the terms of the SourceHOV Surviving Company's and the Novitex Surviving Company's organizational documents, an agreement, vote of stockholders or disinterested directors, or otherwise, without regard to any rights the D&O Indemnified Persons may have against any Former Stockholder Indemnitors and (iii) to the extent permitted by Law, it irrevocably waives, relinquishes and releases the Former Stockholder Indemnitors from any and all claims for contribution, subrogation or any other recovery of any kind in respect thereof. Each of Parent and the Companies further agrees no advancement or payment by any Former Stockholder Indemnitor with respect to any claim for which the D&O Indemnified Persons have sought indemnification pursuant hereto shall affect the foregoing and such Former Stockholder Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of the D&O Indemnified Persons against the SourceHOV Surviving Company, the Novitex Surviving Company and Parent.

        (c)   For a period of six years from the Closing Date, Parent shall cause the SourceHOV Surviving Company and the Novitex Surviving Company to, and the SourceHOV Surviving Company and the Novitex Surviving Company shall, maintain and fully pay for directors' and officers' liability insurance covering (as direct beneficiaries) all D&O Indemnified Persons, in each case of the type and with the amount of coverage no less favorable than those of the directors' and officers' liability insurance maintained as of the date of this Agreement by, or for the benefit of, the Company Group (the "Current Policies"), and with such other terms as are no less favorable than those in the Current Policies; provided, however, that (i) in no event shall the SourceHOV Surviving Company and the Novitex Surviving Company be obligated to pay annual premiums greater than 300% of such premiums paid or payable as of the date of this Agreement and (ii) if the annual premium for such coverage and amount of insurance would exceed 300% of such current annual rate, the SourceHOV Surviving Company and the Novitex Surviving Company shall provide the maximum coverage which shall then be available at an annual premium not exceeding 300% of such rate. Parent shall cause the SourceHOV Surviving Company and the Novitex Surviving Company to, and the SourceHOV Surviving Company and the Novitex Surviving Company shall, maintain any such directors' and officers' liability insurance in full force and effect for its full term, and honor all obligations thereunder (including the payment of any applicable premiums).

        (d)   If Parent, SourceHOV Surviving Company or the Novitex Surviving Company or any of their respective successors or assigns (i) shall consolidate with or merge into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) shall transfer all or substantially all of its properties and assets to any Person, then, and in each such case, proper provisions shall be made so that the successors and assigns of Parent, SourceHOV Surviving Company or the Novitex Surviving Company, as the case may be, shall assume all of the obligations of Parent, SourceHOV Surviving Company or the Novitex Surviving Company, as applicable, set forth in this Section 7.10.

        (e)   The provisions of this Section 7.10 shall survive the Closing and are (i) intended to be for the benefit of, and will be enforceable by, each D&O Indemnified Person, and each D&O Indemnified Person's heirs, legatees, representatives, successors and assigns, and shall be binding on all successors and assigns of Parent, Novitex Merger Sub, SourceHOV Merger Sub, the Novitex Surviving Company and the SourceHOV Surviving Company and may not be terminated or amended in any manner adverse to such D&O Indemnified Person without its prior written consent and (ii) in addition to, and not in substitution for, any other rights to indemnification or contribution that any such Person may have by Contract or otherwise.

7.11    Employee Matters

        (a)   As of the Closing Date, Parent shall, or shall cause one of its Subsidiaries to, continue to employ each Person employed by the Company or any of its respective Company Subsidiaries as of the Closing Date, including those on vacation, sick leave, maternity leave, military service, lay-off, disability or other approved leave of absence (such employees, collectively, the "Company Group Employees"). Parent agrees that, effective as of the Closing Date and until December 31, 2017, Parent shall provide the Company Group Employees with compensation and benefits (excluding equity and equity based compensation, retiree medical, life insurance and other post-employment benefits, nonqualified deferred compensation and defined benefit pension plans) that are, at Parent's discretion, substantially similar in the aggregate to either (x) those provided to the Company Group Employees immediately prior to the Closing Date, or (y) those provided to similarly situated employees of Parent and its Subsidiaries from time to time after the Closing.

        (b)   With respect to any employee benefits that are provided to the Company Group Employees under employee benefits plans of Parent or its Subsidiaries ("Parent Plans"), Parent shall, or shall cause its Subsidiaries to, use commercially reasonable efforts to provide that each Company Employee shall be immediately eligible to participate, without any waiting time, and service accrued by the Company Group Employees during employment with any member of each Company Group or their predecessors prior to Closing Date shall be recognized for all purposes, except to the extent necessary to prevent duplication of benefits. With respect to any medical, dental or other welfare benefits that are provided at any time to the Company Group Employees under Parent Plans, Parent shall, or shall cause its Subsidiaries to, use commercially reasonable efforts to provide that any applicable pre-existing condition exclusions and actively-at-work requirements (except to the extent not satisfied under the comparable Benefit Plan as of such time) shall be waived, and any expenses incurred before such time under the comparable Benefit Plan shall be taken into account under such Parent Plan for purposes of satisfying applicable deductible, coinsurance and maximum out-of-pocket provisions.

        (c)   Nothing herein shall (i) be construed to establish or be treated as an amendment or modification of any Benefit Plan, (ii) alter or limit Parent's ability to amend, modify or interpret or terminate any Benefit Plan at any time in accordance with the terms of such plan and applicable Law or (iii) give any third party, including any Company Group Employee, any right to rely upon or demand or enforce the provisions of this Section 7.11.

7.12    280G Shareholder Vote

        To the extent necessary to avoid the application of Section 280G of the Code and the applicable final Treasury regulations and rulings thereunder, as soon as reasonably practicable following the date of this Agreement, but in no event later than five (5) Business Days prior to the Closing Date, Novitex shall (i) use commercially reasonable efforts to obtain waivers from each Person who has a right to any payments and/or benefits as a result of or in connection with the transactions contemplated by this Agreement that would reasonably be expected to constitute "parachute payments" within the meaning of Section 280G of the Code and as to which such Person waives his or her rights to some or all of such payments and/or benefits (the "Waived 280G Benefits") applicable to such Person so that all remaining payments and/or benefits applicable to such Person shall not be deemed to be "excess parachute payments" (within the meaning of Section 280G of the Code), and (ii) following the execution of the waivers described in clause (i), as applicable, solicit the approval of the stockholders of Novitex to the extent required under Section 280G(b)(5)(B) of the Code of any Waived 280G Benefits pursuant to a vote intended to meet the requirements of Section 280G(b)(5)(B) of the Code and the regulations thereunder. Prior to the Closing Date, Novitex shall deliver to Parent and SourceHOV evidence that a vote of the stockholders of Novitex was solicited in accordance with the foregoing provisions of this Section 7.12 and that either (A) the requisite number of votes were obtained with respect to the Waived 280G Benefits (the "280G Approval") and, as a consequence, the Waived 280G Benefits shall be made or provided, or (B) that the 280G Approval was not obtained and, as a consequence, the Waived 280G Benefits shall not be made or provided. Novitex shall provide Parent, SourceHOV and each of their respective representatives, with a copy of such waiver and disclosure statement at least ten (10) Business Days prior to, delivery to the "disqualified individuals" and the stockholders of Novitex of such waiver and disclosure statement, respectively, and Novitex shall reflect in such disclosure statement and waiver any changes reasonably requested by Parent, SourceHOV or their respective representatives. As soon as practicable following the date hereof and no later than fifteen (15) Business Days prior to the Closing, Novitex shall provide Parent and SourceHOV with the calculations and related documentation required to determine whether the vote described in this Section 7.12 is necessary in order to avoid the imposition of Taxes under Section 4999 of the Code.

7.13    Control of Operations.

        (a)   Nothing contained in this Agreement shall give Parent, Novitex Merger Sub or SourceHOV Merger Sub, directly or indirectly, the right to control or direct any of either Company Group's operations prior to the Closing.

        (b)   Nothing contained in this Agreement shall give the HGM Group or SourceHOV, directly or indirectly, the right to control or direct any member of the Novitex Company Group's operations prior to the Closing.

        (c)   Nothing contained in this Agreement shall give Novitex Parent or Novitex, directly or indirectly, the right to control or direct any member of the SourceHOV Company Group's operations prior to the Closing.

        (d)   Prior to the Closing, each Company Group shall exercise, consistent with the terms and conditions set forth in this Agreement, complete control and supervision over its operations.

7.14    Exclusivity

        (a)   From the date of this Agreement and ending on the earlier of (i) the Closing and (ii) the termination of this Agreement (the "Interim Period"), the Sellers shall not, and shall cause the Companies and their respective Representatives not to, directly or indirectly, (i) enter into, solicit, initiate or continue any discussions or negotiations with, or encourage or respond to any inquiries or proposals by, or participate in any negotiations with, or provide any information to, or otherwise cooperate in any way with, any Person or other entity or group, concerning any sale of any material assets of the Companies or any of the outstanding Common Stock or any conversion, consolidation, liquidation, dissolution or similar transaction involving the Companies other than with Parent and its Representatives (an "Alternative Transaction"), (ii) enter into any agreement regarding, continue or otherwise participate in any discussions regarding, or furnish to any Person any information with respect to, or cooperate in any way that would otherwise reasonably be expected to lead to, any Alternative Transaction or (iii) commence, continue or renew any due diligence investigation regarding any Alternative Transaction; provided that the execution, delivery and performance of this Agreement and the Related Documents and the consummation of the transactions contemplated hereby shall not be deemed a violation of this Section 7.14. The Sellers shall, and shall cause their respective Affiliates and respective Representatives to, immediately cease any and all existing discussions or negotiations with any Person conducted heretofore with respect to any Alternative Transaction. If the Sellers, the Companies or any of their respective Representatives receives any inquiry or proposal with respect to an Alternative Transaction at any time prior to the Closing, then the Sellers shall promptly (and in no event later than 24 hours after the Sellers become aware of such inquiry or proposal) notify such Person in writing that Sellers are subject to an exclusivity agreement with respect to the sale of the Companies that prohibits them from considering such inquiry or proposal. Without limiting the foregoing, the Parties agree that any violation of the restrictions set forth in this Section 7.14(a) by any of the Sellers or their respective Affiliates or Representatives shall be deemed to be a breach of this Section 7.14(a) by the Sellers.

        (b)   Parent shall not, and shall cause its Affiliates and their respective Representatives not to, directly or indirectly, (i) enter into, solicit, initiate or continue any discussions or negotiations with, or knowingly encourage or respond to any inquiries or proposals by, or participate in any negotiations with, or provide any information to, or otherwise cooperate in any way with, any Person or other entity or group, concerning any Business Combination Proposal, (ii) enter into any agreement regarding, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any Person any information with respect to, or cooperate in any way that would otherwise reasonably be expected to lead to, any Business Combination Proposal or (iii) commence, continue or renew any due diligence investigation regarding any Business Combination Proposal. Parent shall, and shall cause each of its Affiliates and their respective Representatives to, immediately cease any and all existing discussions or negotiations with any Person conducted heretofore with respect to any Business Combination Proposal. If Parent, its Affiliates or any of their respective Representatives receives any inquiry or proposal with respect to a Business Combination Proposal at any time prior to the Closing, then Parent shall promptly (and in no event later than 24 hours after Parent becomes aware of such inquiry or proposal) (A) advise the Sellers' Representative orally and in writing of such inquiry or proposal (including the identity of the Person making such inquiry or submitting such proposal, and the terms thereof) and (B) provide the Sellers' Representative a copy of such inquiry or proposal, if in writing. Without limiting the foregoing, the Parties agree that any violation of the restrictions set forth in this Section 7.14(b) by any of Parent or its Affiliates or their respective Representatives shall be deemed to be a breach of this Section 7.14(b) by Parent.

        (c)   Prior to Closing, the Sellers shall require the prompt destruction or return of any confidential information provided to any third party in connection with an Alternative Transaction and shall refrain from waiving or modifying any rights under any confidentiality or standstill agreement relating to an Alternative Transaction.

7.15    Trust Account

        Upon satisfaction or waiver of the conditions set forth in Article VIII and provision of notice thereof to the Trustee (which notice Parent shall provide to the Trustee in accordance with the terms of the Trust Agreement), (a) in accordance with and pursuant to the Trust Agreement, at the Closing, Parent (i) shall cause the documents, opinions and notices required to be delivered to the Trustee pursuant to the Trust Agreement to be so delivered and (ii) shall use its commercially reasonable efforts to cause the Trustee to, and the Trustee shall thereupon be obligated to (A) pay as and when due all amounts payable to stockholders of Parent holding shares of the Parent Common Stock sold in Parent's initial public offering who shall have previously validly elected to redeem their shares of Parent Common Stock pursuant to Parent's Amended and Restated Certificate of Incorporation, and (B) immediately thereafter, pay all remaining amounts then available in the Trust Account to Parent for immediate use, subject to this Agreement and the Trust Agreement and (b) thereafter, the Trust Account shall terminate, except as otherwise provided therein.

7.16    Proxy Statement; SEC Filings

        (a)   Parent and the Companies shall use reasonable best efforts to jointly prepare and cause to be filed with the SEC as promptly as reasonably practicable (and in any event use reasonable best efforts to do so as soon as practicable following the availability of each Company's financial statements for the year ended December 31, 2014, 2015 and 2016) a preliminary proxy statement and Parent and the Companies shall use their respective reasonable best efforts to file a definitive proxy statement to be sent to the stockholders of Parent relating to the Parent Stockholders Meeting (together with any amendments or supplements thereto, the "Proxy Statement"), and Parent and the Companies shall use their respective reasonable best efforts to have the Proxy Statement mailed to stockholders of Parent as promptly as reasonably practicable after such filing. The Proxy Statement shall comply as to form and substance with the applicable requirements of the Exchange Act and the rules and regulations thereunder. Each of the Companies and Parent shall furnish all information concerning such Person and its Affiliates to the other, and provide such other assistance, as may be reasonably requested in connection with the preparation, filing and distribution of the Proxy Statement or any registration statement, and the Proxy Statement and any registration statement shall include all information reasonably requested by such other party to be included therein. Each of the Companies and Parent shall promptly notify the other upon the receipt of any comments from the SEC or any request from the SEC for amendments or supplements to the Proxy Statement and shall provide the other with copies of all correspondence between it and its Representatives, on the one hand, and the SEC, on the other hand. Each of the Companies and Parent shall use its reasonable best efforts to respond as promptly as reasonably practicable to any comments from the SEC with respect to the Proxy Statement. If the Proxy Statement has not been mailed as of May 15, 2017, the Companies shall, as soon as reasonably practicable following May 15, 2017, provide the unaudited SAS-100 reviewed consolidated balance sheet of each Company and its respective Company Subsidiaries as of March 31, 2017, and the related unaudited consolidated statements of income, stockholders' equity and cash flows for the three months ended March 31, 2016 and 2017. Notwithstanding the foregoing, prior to filing or mailing the Proxy Statement (or any amendment or supplement thereto) or responding to any comments of the SEC with respect thereto, each of the Companies and Parent (i) shall provide the other an opportunity to review and comment on such document or response (including the proposed final version of such document or response), (ii) shall include in such document or response all comments reasonably proposed by the other and (iii) shall not file or mail such document or respond to the SEC prior to receiving the approval of the other, which approval shall not be unreasonably withheld, conditioned or delayed. Each of the Companies and Parent shall advise the other, promptly after receipt of notice thereof, of the expiration of the waiting period in Rule 14a-6(a) under the Exchange Act, if the SEC does not review the Proxy Statement, or the receipt of any oral or written notification of the completion of review of the Proxy Statement by the SEC, the issuance of any stop order relating thereto or the suspension of the qualification of the SourceHOV Merger Consideration or the Novitex Merger Consideration for offering or sale in any jurisdiction, and each of the Companies and Parent shall use its reasonable best efforts to have any such stop order or suspension lifted, reversed or otherwise terminated. Parent shall also take any other action (other than qualifying to do business in any jurisdiction in which it is not now so qualified) required to be taken under the Securities Act, the Exchange Act, any applicable state securities or "blue sky" laws and the rules and regulations thereunder in connection with the transactions contemplated hereby. In connection with the Proxy Statement, Parent will also file with the SEC financial and other information about the transactions contemplated by this Agreement in accordance with applicable proxy solicitation rules set forth in Parent's certificate of incorporation and bylaws and the rules and regulations of the SEC and NASDAQ.

        (b)   Each Company agrees to promptly provide Parent with all information concerning each member of the Company Group and the management, operations and financial condition of each member of the Company Group, in each case, reasonably requested by Parent for inclusion in the

Proxy Statement. Each Company shall cause the officers and employees of each member of the Company Group to be reasonably available to Parent and its counsel in connection with the drafting of the Proxy Statement and responding in a timely manner to comments on the Proxy Statement from the SEC.

        (c)   If prior to the Closing, any event occurs with respect to Parent, or any change occurs with respect to other information supplied by Parent for inclusion in the Proxy Statement, which is required to be described in an amendment of, or a supplement to, the Proxy Statement, Parent shall promptly notify the Companies of such event, and the Companies and Parent shall cooperate in the prompt filing with the SEC of any necessary amendment or supplement to the Proxy Statement and, as required by Law, in disseminating the information contained in such amendment or supplement to Parent's stockholders and the Companies' stockholders. Nothing in this Section 7.16(c) shall limit the obligations of any party under Section 7.16(a).

        (d)   If prior to the Closing, any event occurs with respect to any member of the Company Group, or any change occurs with respect to other information supplied by the Companies for inclusion in the Proxy Statement, which is required to be described in an amendment of, or a supplement to, the Proxy Statement, the Companies shall promptly notify Parent of such event, and the Companies and Parent shall cooperate in the prompt filing with the SEC of any necessary amendment or supplement to the Proxy Statement and, as required by Law, in disseminating the information contained in such amendment or supplement to Parent's stockholders and the Companies' equity holders. Nothing in this Section 7.16(d) shall limit the obligations of any party under Section 7.16(a).

        (e)   Parent shall, as soon as reasonably practicable following the date of this Agreement, duly call, give notice of, convene and hold the Parent Stockholders Meeting for the sole purpose of seeking the Parent Stockholder Approvals. Parent shall use its reasonable best efforts to (i) cause the Proxy Statement to be mailed to Parent's stockholders and to hold the Parent Stockholders Meeting as soon as reasonably practicable after the earlier of (A) clearance by the SEC of the Proxy Statement and (B) the conclusion of any SEC review of the Proxy Statement (including the conclusion of the 10-day review period for preliminary proxy statements under Rule 14a-6(a) under the Exchange Act without receipt of any SEC comments) and (ii) solicit the Parent Stockholder Approvals. Parent shall, through the board of directors of Parent, recommend to its stockholders that they give the Parent Stockholder Approvals and shall include such recommendation in the Proxy Statement. Notwithstanding the foregoing provisions of this Section 7.16(e), if on a date for which the Parent Stockholders Meeting is scheduled, Parent has not received proxies representing a sufficient number of shares of Parent Common Stock to obtain the Parent Stockholder Approvals, whether or not a quorum is present, Parent shall have the right to make one or more successive postponements or adjournments of the Parent Stockholders Meeting, provided that (excluding any adjournments or postponements required by applicable Law) the Parent Stockholders Meeting is not postponed or adjourned to a date that is more than 30 days after the date for which the Parent Stockholders Meeting was originally scheduled (excluding any adjournments or postponements required by applicable Law).

        (f)    Parent, as sole stockholder of Novitex Merger Sub and SourceHOV Merger Sub, shall approve this Agreement.

        (g)   As promptly as practicable following the date hereof, Novitex and SourceHOV shall provide to Parent, respectively, the names and biographies of two (2) directors nominated by the shareholders of Novitex Parent and the three (3) directors nominated by the HGM Group (the "Non-Independent Nominees"). Immediately following the date hereof, the shareholders of Novitex Parent, the HGM Group and Parent shall all cooperate in good faith to identify three (3) independent directors for inclusion in the Proxy Statement (the "Independent Nominees" and together with the Non-Independent Nominees, the "Nominees"). If the parties cannot agree on all or any of the Independent Nominees prior to the filing of the preliminary Proxy Statement, the shareholders of

Novitex Parent and the HGM Group shall jointly select the Independent Nominees and provide to Parent the names and biographies of such Independent Nominees for inclusion in the Proxy Statement. Prior to the Closing, Parent shall obtain irrevocable resignations from all current directors on the board of directors of Parent and shall appoint the Nominees, in each case effective as of the Closing.

        (h)   Notwithstanding any other provision of this Section 7.16, the parties hereto acknowledge that Parent intends to file with the SEC as soon as practicable following the date hereof one or more registration statements to provide for the resale from time to time of (i) an aggregate of 20% of the number of Retained Shares, as defined in the Forfeiture Agreement, held by certain Affiliates of Parent and related parties and (ii) an aggregate of 17,500,000 Parent Common Shares issuable upon the exercise of an aggregate of 35,000,000 Parent Warrants to be outstanding at Closing; provided that Parent shall not request effectiveness of such registration statement prior to the Closing. The Companies shall use best efforts to provide all information required to prepare, or is customarily included in, such registration statements in accordance with their form(s) as promptly as practicable, but in any event to allow filing on or before the Closing Date. The provisions of Section 7.16(a) (other than the first two sentences thereof) are hereby incorporated by reference, mutatis mutandis, replacing the term "Proxy Statement" with "registration statements."

7.17    Listing of Parent Common Stock

        Parent will use its reasonable best efforts to cause the shares of Parent Common Stock constituting the SourceHOV Merger Consideration and the Novitex Merger Consideration to be approved for listing on the NASDAQ as promptly as practicable following the issuance thereof, subject to official notice of issuance, prior to the Closing. During the Interim Period, Parent shall use its reasonable best efforts to remain listed as a public company on the NASDAQ. During the Interim Period, Parent will keep current and timely file all of its public filings with the SEC and otherwise comply in all material respects with applicable securities Laws. During the Interim Period, if Parent receives any written or, to the Knowledge of Parent, oral notice from NASDAQ that Parent has failed, or would reasonably be expected to fail, to meet the NASDAQ listing requirements as of the Closing or within six months thereafter for any reason, then Parent shall give prompt written notice of such NASDAQ notice to the Company, including a copy of any written notice received from NASDAQ or a summary of any oral notice received from NASDAQ.

7.18    Section 16 of the Exchange Act

        Prior to the Closing, the board of directors of Parent, or an appropriate committee of non-employee directors thereof, shall adopt a resolution consistent with the interpretive guidance of the SEC so that the acquisition of Parent Common Stock, in each case, pursuant to this Agreement and the Related Documents by any officer, director or shareholder (by reason of "director by deputization") of the Companies who is expected to become a "covered person" of Parent for purposes of Section 16 of the Exchange Act and the rules and regulations thereunder ("Section 16") shall be an exempt transaction for purposes of Section 16.

7.19    Notification of Certain Matters

        During the Interim Period, each of the parties shall give prompt notice to the other parties if such party or its Affiliates: (a) fails to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it or its Affiliates hereunder in any material respect; (b) receives any notice or other communication in writing from any third party (including any Governmental Authority) alleging (i) that the consent, approval, waiver or filing of such third party is or may be required in connection with the transactions contemplated by this Agreement or (ii) any non-compliance with any Law by such party or its Affiliates; (c) receives any notice or other communication from any Governmental Authority in connection with the transactions contemplated by this Agreement; (d) discovers any fact or circumstance that, or becomes aware of the occurrence or non-occurrence of any event the occurrence or non-occurrence of which, would reasonably be expected to cause or result in any of the conditions set forth in Article VIII not being satisfied or the satisfaction of those conditions being materially delayed; or (e) becomes aware of the commencement or threat, in writing, of any Action against such Party or any of its Affiliates, or any of their respective properties or assets, or, to the Knowledge of such Party, any officer, director, partner, member or manager, in his, her or its capacity as such, of such Party or of its Affiliates with respect to the consummation of the transactions contemplated by this Agreement. No such notice shall constitute an acknowledgement or admission by the party providing the notice regarding whether or not any of the conditions to the Closing have been satisfied or in determining whether or not any of the representations, warranties or covenants contained in this Agreement have been breached.

7.20    Affiliate Agreements

        (a)   At the Closing, Apollo shall cause all agreements between Apollo or any Affiliate of Apollo and any member of the Novitex Company Group, including the Apollo Consulting Agreement other than those Contracts set forth on Section 7.20(a) of the Company Disclosure Schedules or entered into in compliance with Section 7.1(b) prior to the Closing, to be terminated without any further liability except that any fees and expenses which were accrued and unpaid pursuant to the terms of the Apollo Consulting Agreement through the Closing Date and the rights to indemnification set forth therein shall survive any such termination in accordance with their terms.

        (b)   At the Closing, HGM shall cause the SourceHOV Consulting Agreement and any other agreements between any member of the HGM Group or any Affiliate of any member of the HGM Group other than those Contracts set forth on Section 7.20(b) of the Company Disclosure Schedules or entered into in compliance with Section 7.1(b) prior to the Closing, to be terminated without any further liability except that the party designated in writing (including wire information) by the HGM Group at least two (2) Business Days prior to the Closing shall be entitled to a payment pursuant to Section 3.2(c)(iii) equal to $10,000,000 (the "Consulting Agreement Termination Fee") in connection therewith, any accrued and unpaid management fees and expenses and the rights to indemnification set forth therein shall survive any such termination in accordance with their terms.

        (c)   At the Closing, the members of the HGM Group shall cause the Restated Stockholder Agreement, dated as of April 30, 2013, as amended by Amendment No. 1, dated October 31, 2014, and Amendment No, 2, dated February 26, 2015, among SourceHOV and the holders of SourceHOV Common Stock to be terminated without any further liability or obligation in accordance with the terms hereof.

7.21    Release

        (a)   Effective upon and following the Closing, Parent, on its own behalf and on behalf of the Company and each of their respective Affiliates and Representatives, generally, irrevocably, unconditionally and completely releases and forever discharges each Seller, each of their respective Affiliates and each of their and their respective Affiliates' respective Related Parties, and each of their respective successors and assigns and each of their respective Related Parties (collectively, the "Seller Released Parties") from all disputes, claims, losses, controversies, demands, rights, liabilities, actions and causes of action of every kind and nature, whether known or unknown, arising from any matter concerning any Company occurring prior to the Closing Date (other than as contemplated by this Agreement), including for controlling equityholder liability or breach of any fiduciary duty relating to any pre-Closing actions or failures to act by the Seller Released Parties; provided, however, that nothing in this Section 7.21 shall release the Seller Released Parties from their obligations under this Agreement or the other Related Documents.

        (b)   Effective upon and following the Closing, each Seller, on its own behalf and on behalf of each of their respective Affiliates and Representatives, generally, irrevocably, unconditionally and completely releases and forever discharges Parent and the Company, each of their respective Affiliates and each of their and their respective Affiliates' respective Related Parties, and each of their respective successors and assigns and each of their respective Related Parties (collectively, the "Parent Released Parties") from all disputes, claims, losses, controversies, demands, rights, liabilities, actions and causes of action of every kind and nature, whether known or unknown, arising from any matter concerning any Company occurring prior to the Closing Date (other than as contemplated by this Agreement, including with respect to Section 7.10 hereof); provided, however, that nothing in this Section 7.21 shall release the Parent Released Parties from (i) obligations under this Agreement or the Related Documents, (ii) obligations under any agreement set forth on Section 7.20(a) and Section 7.20(b) of the Company Disclosure Schedules, (iii) with respect to any right to indemnification or exculpation under any agreements or organizational documents of each Company, (iv) with respect to any right to repayment in connection with those agreements set forth on Section 7.21(b) of the Parent Disclosure Schedules, or (v) with respect to any salary, bonuses, vacation pay or employee benefits accrued pursuant to a Benefit Plan in effect as of the date of this Agreement or any expense reimbursement pursuant to a policy of the Companies in effect as of the date of this Agreement and consistent with past practice.

        (c)   Effective upon and following the Closing, the HGM Group, on its own behalf and on behalf of SourceHOV and each of their respective Affiliates and Representatives, generally, irrevocably, unconditionally and completely releases and forever discharges Novitex Parent, Novitex, each of their respective Affiliates and each of their and their respective Affiliates' respective Related Parties, and each of their respective successors and assigns and each of their respective Related Parties (collectively, the "Novitex Released Parties") from all disputes, claims, losses, controversies, demands, rights, liabilities, actions and causes of action of every kind and nature, whether known or unknown, arising from any matter concerning Novitex Parent or Novitex occurring prior to the Closing Date (other than as contemplated by this Agreement), including for controlling equityholder liability or breach of any fiduciary duty relating to any pre-Closing actions or failures to act by the Novitex Released Parties; provided, however, that nothing in this Section 7.21 shall release the Novitex Released Parties from their obligations under (i) this Agreement or the other Related Documents or (ii) under any agreement set forth on Section 7.20(b) of the Company Disclosure Schedules.

        (d)   Effective upon and following the Closing, Novitex Parent, on its own behalf and on behalf of Novitex and each of their respective Affiliates and Representatives, generally, irrevocably, unconditionally and completely releases and forever discharges the HGM Group, SourceHOV, each of their respective Affiliates and each of their and their respective Affiliates' respective Related Parties, and each of their respective successors and assigns and each of their respective Related Parties (collectively, the "SourceHOV Released Parties") from all disputes, claims, losses, controversies, demands, rights, liabilities, actions and causes of action of every kind and nature, whether known or unknown, arising from any matter concerning the HGM Group or SourceHOV occurring prior to the Closing Date (other than as contemplated by this Agreement), including for controlling equityholder liability or breach of any fiduciary duty relating to any pre-Closing actions or failures to act by the SourceHOV Released Parties; provided, however, that nothing in this Section 7.21 shall release the SourceHOV Released Parties from their obligations under (i) this Agreement or the other Related Documents or (ii) under any agreement set forth on Section 7.20(a) of the Company Disclosure Schedules.

7.22    Intermediate Co; SourceHOV Shareholder Meeting; Consent Actions

        (a)   Prior to the Closing Date, Parent shall (i) form a new Delaware limited liability company that will be a wholly-owned Subsidiary ("Intermediate Co"), (ii) form a new Delaware corporation that will be a wholly-owned Subsidiary ("Co-Issuer"), (iii) contribute 100% of the equity interests of Co-Issuer to Intermediate Co, (iv) form a new Delaware limited liability company that will be a wholly-owned Subsidiary ("Parent LLC"), (v) contribute 100% of the equity interests of Intermediate Co to Parent LLC, (vi) contribute 100% of the equity interests of Novitex Merger Sub and SourceHOV Merger Sub to Intermediate Co, (vii) cause Intermediate Co (or any applicable board of directors or other governing body or committee of Intermediate Co, if necessary) to adopt and approve this Agreement, the SourceHOV Merger, the Novitex Merger and the other transactions contemplated hereto as the sole shareholder of Novitex Merger Sub and SourceHOV Merger Sub, as of the Closing Date (the "Intermediate Co Consent") within 24 hours of the formation of Intermediate Co and (viii) not permit Intermediate Co to engage in any business, incur any liabilities, acquire any assets or properties or enter into any Contract other than the transactions contemplated by this Agreement, including the transactions related to the Financing.

        (b)   The HGM Group shall deliver the HGM Consent to Parent and Novitex Parent within 2 hours after the execution and delivery of this Agreement.

        (c)   Novitex Parent shall deliver the Novitex Consent to Parent and the HGM Group within 2 hours after the execution and delivery of this Agreement.

        (d)   Parent shall deliver the Novitex Parent Consent and the SourceHOV Parent Consent to Sellers and the Companies within 2 hours after the execution and delivery of this Agreement.

7.23    No Claim Against Trust Amount

        Notwithstanding anything else in this Agreement, the Companies and Sellers acknowledge that they have read the Prospectus and understand that Parent has established the Trust Account for the benefit of Parent's public stockholders and that Parent may disburse monies from the Trust Account only (a) to Parent's public stockholders in the event they elect to have their shares redeemed in accordance with Parent's governing documents and/or the liquidation of Parent, (b) to Parent after, or concurrently with, the consummation of a Business Combination, (c) to Parent in limited amounts for its operating expenses and tax obligations incurred in the ordinary course of business, (d) as repayment of loans and reimbursement of expenses to directors, officers and founding stockholders of Parent and (e) to third parties (e.g., professionals, printers, etc.) who have rendered services to Parent in connection with its operations and efforts to effect a Business Combination. All liabilities and obligations of Parent due and owing or incurred at or prior to the Closing shall be paid as and when due, including all amounts payable (x) to Parent's public stockholders in the event they elect to have their shares redeemed in accordance with Parent's governing documents and/or the liquidation of Parent, (y) to Parent after, or concurrently with, the consummation of a Business Combination, and (z) to Parent in limited amounts for its operating expenses and tax obligations incurred in the ordinary course of business. The Companies and Sellers further acknowledge that, if the transactions contemplated by this Agreement (or, upon termination of this Agreement, another Business Combination) are not consummated by July 24, 2017, Parent will be obligated to return to its stockholders the amounts being held in the Trust Account, unless such date is otherwise extended. Upon the Closing, Parent shall cause the Trust Account to be disbursed to Parent and as otherwise contemplated by this Agreement. Accordingly, the Companies and Sellers, for each of themselves and their respective subsidiaries, affiliated entities, directors, officers, employees, stockholders, representatives, advisors and all other associates and Affiliates, hereby waive all rights, title, interest or claim of any kind to collect from the Trust Account any monies that may be owed to them by Parent for any reason whatsoever, including to a breach of this Agreement by Parent or any negotiations, agreements or understandings with Parent (whether in the past, present or future), and will not seek recourse against the Trust Account at any time for any reason whatsoever, in each case except as expressly contemplated by this Agreement. This paragraph will survive the termination of this Agreement for any reason.

7.24    Subscription Agreements

        Parent shall use commercially reasonable efforts to take, or cause to be taken, all actions and do, or cause to be done, all things necessary, proper or advisable to enter into one or more Subscription Agreements on terms and conditions no less favorable those set forth in Exhibit E (the "Subscription Agreement Material Terms") and any material terms not provided for in Exhibit E shall be subject to the approval of each of the Sellers, such approval not to be unreasonably withheld, conditioned or delayed. The Companies and Sellers shall cooperate and provide assistance and information as reasonably requested by Parent in connection with soliciting interest in, negotiating and entering into any Subscription Agreements. Parent shall provide each Seller with a reasonable opportunity to review and comment on each Subscription Agreement prior to entering into such Subscription Agreement. Once any Subscription Agreement has been executed, Parent shall use commercially reasonable efforts to (i) satisfy in all material respects on a timely basis all conditions and covenants applicable to Parent in such Subscription Agreement and otherwise comply with its obligations thereunder, (ii) in the event that all conditions in such Subscription Agreement has been satisfied, consummate the transactions contemplated by such Subscription Agreement at or prior to Closing and (iii) enforce its rights under such Subscription Agreement in the event that all conditions in such Subscription Agreement has been satisfied, to cause the applicable PIPE Investor(s) to contribute to Parent the applicable portion of the PIPE Investment set forth in such Subscription Agreements at or prior to the Closing. Without limiting the generality of the foregoing, Parent shall give the Sellers prompt written notice: (A) of any breach or default (or any event or circumstance that, with or without notice, lapse of time or both, could give rise to any breach or default) by Parent and, to the Knowledge of Parent, any counterparty to any Subscription Agreement; (B) of the receipt of any written notice or other written communication from any party to any Subscription Agreement with respect to any actual, potential or claimed expiration, lapse, withdrawal, breach, default, termination or repudiation by any party to any Subscription Agreement or any provisions of any Subscription Agreement and (C) if Parent concludes that it does not expect to receive all or any portion of the PIPE Investment on the terms, in the manner or from the sources contemplated by the Subscription Agreements. The Subscription Agreements shall contain all of the conditions precedent to the obligations of the PIPE Investors to contribute to Parent the applicable portion of the PIPE Investment set forth in the Subscription Agreements on the terms therein. Parent shall not enter into any amendments, supplements, side letters, Contracts or any other arrangement with respect to the PIPE Investments without the prior written consent of each Seller.

ARTICLE VIII

CONDITIONS PRECEDENT

8.1    Conditions to Each Party's Obligations

        The respective obligations of each party to effect the SourceHOV Merger, the Novitex Merger, and the other transactions contemplated hereby are subject to the satisfaction or written waiver, in whole or in part, to the extent such conditions can be waived (to the extent permitted by applicable Law) at or prior to the Closing of the following conditions:

          (a)    Regulatory Approvals.    All required waiting periods or approvals applicable to this Agreement and the transactions contemplated hereby under the HSR Act and all applicable Antitrust Laws shall have expired, been received or terminated and the approvals set forth in Section 8.1(a) of the Company Disclosure Schedules shall have been obtained.

          (b)    No Injunctions or Restraints.    No applicable Law or injunction enacted, entered, promulgated, enforced or issued by any Governmental Authority or other legal restraint or prohibition preventing the consummation of the transactions contemplated hereby shall be in effect.

          (c)    The SourceHOV Merger and the Novitex Merger.    Both the SourceHOV Merger and the Novitex Merger shall have been consummated substantially simultaneously pursuant to the terms of this Agreement and the Related Documents.

          (d)    Parent Stockholder Approvals.    The Parent Required Stockholder Approvals shall have been obtained.

          (e)    HGM Consent.    The HGM Consent shall have been obtained.

          (f)    Novitex Consent.    The Novitex Consent shall have been obtained.

          (g)    Financing.    Parent shall have received the Financing on the terms provided for in the Commitment Letter or any Alternate Financing.

8.2    Conditions to Obligations of Parent, Novitex Merger Sub and SourceHOV Merger Sub

        The obligations of Parent, Novitex Merger Sub and SourceHOV Merger Sub to consummate the SourceHOV Merger, the Novitex Merger, and the other transactions contemplated hereby are subject to the satisfaction (or written waiver by Parent, in whole or in part, to the extent such conditions can be waived) at or prior to the Closing of the following conditions:

          (a)    Representations and Warranties of the Sellers.    (i) The representations and warranties of each Seller set forth in Sections 4.1(a), 4.2, and 4.3 shall be true and correct in all respects as of the Closing Date as though made on and as of the Closing Date (other than any representation or warranty that expressly relates to a specific date, which representation and warranty shall be so true and correct on the date so specified) and (ii) the other representations and warranties of each Company set forth in Article IV of this Agreement shall be true and correct (without giving effect to any limitation as to "materiality" or "Material Adverse Effect" or similar qualifier) as of the Closing Date as though made on and as of the Closing Date (other than any representation or warranty that expressly relates to a specific date, which representation and warranty shall be so true and correct on the date so specified), except in the case of this clause (ii), where the failure of such representations and warranties to be so true and correct would not, individually or in the aggregate, have a Material Adverse Effect.

          (b)    Representations and Warranties of the Companies.    (i) The Fundamental Representations shall be true and correct in all respects (except in respect of the representations and warranties set forth in Section 5.2(a)-(c), for errors which are de minimis in aggregate) as of the Closing Date as though made on and as of the Closing Date (other than any representation or warranty that expressly relates to a specific date, which representation and warranty shall be so true and correct on the date so specified) and (ii) the other representations and warranties of each Company set forth in Article V of this Agreement shall be true and correct (without giving effect to any limitation as to "materiality" or "Material Adverse Effect" or similar qualifier) as of the Closing Date as though made on and as of the Closing Date (other than any representation or warranty that expressly relates to a specific date, which representation and warranty shall be so true and correct on the date so specified), except in the case of this clause (ii), where the failure of such representations and warranties to be so true and correct would not, individually or in the aggregate, have a Material Adverse Effect.

          (c)    Performance of Obligations of the Company.    Each Company and Seller shall have performed or complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by such Company or Seller prior to or at the time of the Closing.

          (d)    No Material Adverse Effect.    From the date of this Agreement, there shall not have occurred any Material Adverse Effect, nor shall any event, circumstance, change, development or effect have occurred that, individually or in the aggregate, with or without the lapse of time, would reasonably be expected to result in a Material Adverse Effect.

          (e)    Net Tangible Assets.    Parent shall have at least $5,000,001 of net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Exchange Act) remaining after the Closing.

8.3    Conditions to the Obligations of the Sellers and the Companies

        The obligations of the Sellers and the Companies to consummate the SourceHOV Merger, the Novitex Merger and the transactions contemplated hereby are subject to the satisfaction (or written waiver by each Seller, in whole or in part, to the extent such conditions can be waived) at or prior to the Closing of the following conditions:

          (a)    Representations and Warranties of Parent, Novitex Merger Sub and SourceHOV Merger Sub.    (i) The representations and warranties of Parent, Novitex Merger Sub and SourceHOV Merger Sub set forth in Sections 6.1, 6.2, and 6.3 shall be true and correct in all respects (except in respect of the representations and warranties set forth in Section 6.2, for errors which are de minimis in aggregate) as of the Closing Date as though made on and as of the Closing Date (other than any representation or warranty that expressly relates to a specific date, which representation and warranty shall be so true and correct on the date so specified) and (ii) the other representations and warranties of Parent, Novitex Merger Sub and SourceHOV Merger Sub set forth in ARTICLE VI of this Agreement shall be true and correct (without giving effect to any limitation as to "materiality" or similar qualifier) as of the Closing Date as though made on and as of the Closing Date (other than any representation or warranty that expressly relates to a specific date, which representation and warranty shall be so true and correct on the date so specified), except in the case of this clause (ii), where the failure of such representations and warranties to be so true and correct would not have a material adverse effect on Parent, Novitex Merger Sub or SourceHOV Merger Sub.

          (b)    Performance of Obligations of Parent, Novitex Merger Sub and SourceHOV Merger Sub.    Each of Parent, Novitex Merger Sub and SourceHOV Merger Sub shall have performed or complied in all respects with all obligations and covenants required by this Agreement to be performed or complied with by it prior to or at the time of the Closing.

          (c)    Trust Account and Proceeds.    At the Closing Date, after giving effect to (i) the redemptions each holder of Parent Common Stock is entitled to pursuant to Parent's Amended and Restated Certificate of Incorporation and Parent's Bylaws and (ii) the PIPE Investments, the Trust Account plus the total proceeds from the PIPE Investments available to Parent shall equal in the aggregate no less than $275,000,000 in cash.

8.4    Conditions to the Obligations of the HGM Group and SourceHOV

        The obligations of the HGM Group and SourceHOV to consummate the SourceHOV Merger and the transactions contemplated hereby are subject to the satisfaction (or written waiver by the HGM Group and/or SourceHOV, as applicable, in whole or in part, to the extent such conditions can be waived) at or prior to the Closing of the following conditions:

          (a)    Representations and Warranties of Novitex Parent.    The representations and warranties of Novitex Parent set forth in Sections 4.1(a), 4.2, and 4.3 shall be true and correct in all respects as of the Closing Date as though made on and as of the Closing Date (other than any representation or warranty that expressly relates to a specific date, which representation and warranty shall be so true and correct on the date so specified).

          (b)    Representations and Warranties of Novitex.    (i) The representations and warranties of Novitex set forth in Sections 5.1(a), 5.2(a)-(c), 5.3 and 5.6(c) (except that "the date of this

  Agreement" shall be replaced with "the Closing Date" for purposes of Section 5.6(c)) shall be true and correct in all respects (except in respect of the representations and warranties set forth in Section 5.2(a)-(c), for errors which are de minimis in aggregate) as of the Closing Date as though made on and as of the Closing Date (other than any representation or warranty that expressly relates to a specific date, which representation and warranty shall be so true and correct on the date so specified) and (ii) the other representations and warranties of Novitex set forth in Article V of this Agreement shall be true and correct (without giving effect to any limitation as to "materiality" or "Material Adverse Effect" or similar qualifier) as of the Closing Date as though made on and as of the Closing Date (other than any representation or warranty that expressly relates to a specific date, which representation and warranty shall be so true and correct on the date so specified), except in the case of this clause (ii), where the failure of such representations and warranties to be so true and correct would not, individually or in the aggregate, have a Material Adverse Effect solely with respect to Novitex.

          (c)    Performance of Obligations.    Novitex and Novitex Parent shall have performed or complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by the Company prior to or at the time of the Closing.

          (d)    No Material Adverse Effect.    From the date of this Agreement, there shall not have occurred any Material Adverse Effect with respect to Novitex, nor shall any event, circumstance, change, development or effect have occurred that, individually or in the aggregate, with or without the lapse of time, would reasonably be expected to result in a Material Adverse Effect solely with respect to Novitex.

8.5    Conditions to the Obligations of Novitex and Novitex Parent

        The obligations of the Novitex and Novitex Parent to consummate the Novitex Merger and the transactions contemplated hereby are subject to the satisfaction (or written waiver by Novitex Parent and/or Novitex, as applicable, in whole or in part, to the extent such conditions can be waived) at or prior to the Closing of the following conditions:

          (a)    Representations and Warranties of the HGM Group.    The representations and warranties of the HGM Group set forth in Sections 4.1(a), 4.2, and 4.3 shall be true and correct in all respects as of the Closing Date as though made on and as of the Closing Date (other than any representation or warranty that expressly relates to a specific date, which representation and warranty shall be so true and correct on the date so specified).

          (b)    Representations and Warranties of SourceHOV.    (i) The representations and warranties of SourceHOV set forth in Sections 5.1(a), 5.2(a)-(c), 5.3 and 5.6(c) (except that "the date of this Agreement" shall be replaced with "the Closing Date" for purposes of Section 5.6(c)) shall be true and correct in all respects (except in respect of the representations and warranties set forth in Section 5.2(a)-(c), for errors which are de minimis in aggregate) as of the Closing Date as though made on and as of the Closing Date (other than any representation or warranty that expressly relates to a specific date, which representation and warranty shall be so true and correct on the date so specified) and (ii) the other representations and warranties of SourceHOV set forth in Article V of this Agreement shall be true and correct (without giving effect to any limitation as to "materiality" or "Material Adverse Effect" or similar qualifier) as of the Closing Date as though made on and as of the Closing Date (other than any representation or warranty that expressly relates to a specific date, which representation and warranty shall be so true and correct on the date so specified), except in the case of this clause (ii), where the failure of such representations and warranties to be so true and correct would not, individually or in the aggregate, have a Material Adverse Effect solely with respect to SourceHOV.

          (c)    Performance of Obligations.    The HGM Group and SourceHOV shall have performed or complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by the Company prior to or at the time of the Closing.

          (d)    No Material Adverse Effect.    From the date of this Agreement, there shall not have occurred any Material Adverse Effect with respect to SourceHOV, nor shall any event, circumstance, change, development or effect have occurred that, individually or in the aggregate, with or without the lapse of time, would reasonably be expected to result in a Material Adverse Effect solely with respect to SourceHOV.

8.6    Frustration of Closing Conditions

        Neither Parent, Novitex Merger Sub, SourceHOV Merger Sub, the Sellers nor the Companies may rely on the failure of any condition set forth in this Article VIII to be satisfied if such failure was caused by such party's failure to act in good faith or to use its reasonable best efforts to cause the Closing to occur, as required by Section 7.4.

ARTICLE IX

TERMINATION

9.1    Termination

        (a)   This Agreement may be terminated and the transactions contemplated by this Agreement abandoned at any time prior to the Closing:

            (i)  by mutual written consent of the Sellers, the Companies and Parent;

           (ii)  by either Seller, the Companies or Parent, if the Closing does not occur prior to July 24, 2017 (the "Outside Date") (other than as a result of the terminating party's failure to comply with its obligations under this Agreement which has resulted in the failure to satisfy a condition set forth in Article VIII);

          (iii)  by Parent, upon written notice to each Company and each Seller, if any Company breaches or fails to perform in any material respect any of its representations, warranties or covenants set forth in this Agreement and such breach or failure to perform (A) would give rise to the failure of a condition set forth in Section 8.1 or Section 8.2, (B) cannot be or has not been cured within 30 days following delivery by Parent of written notice to the Company or Seller, as applicable of such breach or failure to perform and (C) has not been waived by Parent;

          (iv)  by either Seller, upon written notice to Parent and the other Seller, if Parent breaches or fails to perform in any respect any of its representations, warranties or covenants set forth in this Agreement and such breach or failure to perform (A) would give rise to the failure of a condition set forth in Section 8.1 or Section 8.3, (B) cannot be or has not been cured within 30 days following delivery by the Company or Seller, as applicable, of written notice to Parent of such breach or failure to perform and (C) has not been waived by each Seller;

           (v)  by the HGM Group, upon written notice to Parent and Novitex Parent, if Novitex Parent or Novitex breaches or fails to perform in any respect any of its representations, warranties or covenants set forth in this Agreement and such breach or failure to perform (A) would give rise to the failure of a condition set forth in Section 8.1 or Section 8.4, (B) cannot be or has not been cured within 30 days following delivery by the HGM Group of written notice to Parent and Novitex Parent of such breach or failure to perform and (C) has not been waived by Sellers;

          (vi)  by Novitex Parent, upon written notice to Parent and the HGM Group, if the HGM Group or SourceHOV breaches or fails to perform in any respect any of its representations, warranties or covenants set forth in this Agreement and such breach or failure to perform

  (A) would give rise to the failure of a condition set forth in Section 8.1 or Section 8.5, (B) cannot be or has not been cured within 30 days following delivery by Novitex Parent of written notice to Parent and the HGM Group of such breach or failure to perform and (C) has not been waived by each Seller;

         (vii)  by either Parent or either Seller if there shall be in effect a final non-appealable Law or injunction preventing the consummation of the transactions contemplated hereby; provided that neither Parent nor Sellers shall have the right to terminate this Agreement pursuant to this Section 9.1(a)(vii) if any action of such party or failure of such party to perform or comply with its obligations under this Agreement shall have caused such Law or injunction and such action or failure to perform constitutes a breach of this Agreement;

        (viii)  by Parent or Novitex Parent if the HGM Consent is not delivered to them within 2 hours after the execution and delivery of this Agreement; or

          (ix)  by Parent or the HGM Group if the Novitex Consent is not delivered to them within 2 hours after the execution and delivery of this Agreement; or

           (x)  by any Seller or any Company if (i) the SourceHOV Parent Consent and the Novitex Parent Consent is not delivered to them within 2 hours after the execution and delivery of this Agreement and (ii) the Intermediate Co Consent is not delivered to them within 24 hours after the formation of Intermediate Co; or

          (xi)  by either Seller, the Companies or Parent, upon written notice to the other parties, if Parent Required Stockholder Approvals are not granted at the Parent Stockholders Meeting.

        (b)   In the event of termination by the Companies or Parent pursuant to this Section 9.1, written notice thereof shall forthwith be given to the other parties and the transactions contemplated by this Agreement shall be abandoned, without further action by any party. If the transactions contemplated by this Agreement are abandoned as provided herein:

            (i)  Parent, Novitex Merger Sub and SourceHOV Merger Sub shall, and shall cause their respective Representatives and financing sources to, return to the Company all Evaluation Material received from or on behalf of any member of the Company Group relating to the Business or the transactions contemplated hereby and any copies thereof, whether so obtained before or after the execution hereof; and

           (ii)  Notwithstanding the return of any Evaluation Material in accordance with Section 9.1(b)(i), all Evaluation Material received by Parent, Novitex Merger Sub, SourceHOV Merger Sub and their respective Representatives shall continue to be treated in accordance with each of the Confidentiality Agreements, which shall remain in full force and effect notwithstanding the termination of this Agreement.

9.2    Effect of Termination

        If this Agreement is terminated and the transactions contemplated hereby are abandoned as described in Section 9.1, this Agreement shall become null and void and of no further force and effect, except for the provisions of this Section 9.2 and Sections 4.4, 5.19, 6.18, 7.3, 7.6(b), 7.7(a), 7.9, 7.14(b), 7.23, Article X and any corresponding definitions set forth in Annex I. Nothing in this Section 9.2 shall be deemed to release any party from any liability for any Intentional Breach by such party of the terms and provisions of this Agreement prior to such termination.

 ARTICLE X

GENERAL PROVISIONS

10.1    Survival of Representations and Warranties

        Except for the representations and warranties and acknowledgments in Section 5.22 and Section 6.20, the representations and warranties and the covenants to be performed at or prior to the Closing, in each case, set forth in this Agreement, any Related Document or in any document delivered in connection herewith or therewith shall terminate and be of no further force and effect from and after the Closing and no party shall have any liability with respect thereto from and after the Closing.

10.2    Notices

        All notices or other communications required or permitted to be given hereunder shall be in writing and shall be delivered by hand, facsimile, electronic mail or postage prepaid mail (registered or certified) or nationally recognized overnight courier service and shall be deemed given when so delivered by hand, facsimile or electronic mail, or if mailed, three days after mailing (one Business Day in the case of overnight courier service), as follows:

        (a)   if to Parent, Novitex Merger Sub or SourceHOV Merger Sub or, following the Closing, to the Companies, to:

Quinpario Acquisition Corp. 2 12935 N. Forty Drive, Suite 201 St. Louis, MO 63141
Facsimile:	(775) 206-7966
Email	djsrivisal@quinpario.com
Attention:	D. John Srivisal
with copies to:
Kirkland & Ellis LLP 601 Lexington Avenue New York, NY 10022
Facsimile:	(212) 446-6460
Email:	william.sorabella@kirkland.com christian.nagler@kirkland.com claire.james@kirkland.com
Attention:	William B. Sorabella Christian O. Nagler Claire E. James

        (b)   if, prior to the Closing, to Novitex Parent, to:

Novitex Parent, L.P. c/o Apollo Management VII, L.P. 9 West 57th Street, 43rd Floor New York, New York 10019
Facsimile:	(646) 607-0591
Email:	nord@apollolp.com
Attention:	Matthew Nord

with copies to:
Novitex Parent, L.P. c/o Apollo Management VII, L.P. 9 West 57th Street, 43rd Floor New York, New York 10019
Facsimile:	(212) 515-3264
Email:	lmedley@apollolp.com
Attention:	Laurie Medley General Counsel
and
Akin Gump Strauss Hauer & Feld LLP One Bryant Park New York, New York 10036
Facsimile:	(212) 872-1002
Email:	aweinstein@akingump.com
Attention:	Adam K. Weinstein

        (c)   if, prior to the Closing, to Novitex, to:

Novitex Holdings, Inc. 300 First Stamford Place Second Floor West Stamford, CT 06902
Email:	John.Visentin@novitex.com
Attention:	John Visentin Executive Chairman & Chief Executive Officer
with copies to:
Novitex Holdings, Inc. 300 First Stamford Place Second Floor West Stamford, CT 06902
Email:	Theresa.Mohan@novitex.com
Attention:	General Counsel
Novitex Parent, L.P. c/o Apollo Management VII, L.P. 9 West 57th Street, 43rd Floor New York, New York 10019
Facsimile:	(646) 607-0591
Email:	nord@apollolp.com
Attention:	Matthew Nord
Novitex Parent, L.P. c/o Apollo Management VII, L.P. 9 West 57th Street, 43rd Floor New York, New York 10019
Facsimile:	(212) 515-3264
Email	lmedley@apollolp.com
Attention:	Laurie Medley General Counsel

and
Akin Gump Strauss Hauer & Feld LLP One Bryant Park New York, New York 10036
Facsimile:	(212) 872-1002
Email:	aweinstein@akingump.com
Attention:	Adam K. Weinstein

        (d)   if, prior to the Closing, to the HGM Group or SourceHOV, to:

SourceHOV Holdings, Inc. 2701 E. Grauwyler Road Irving, TX 75061
Email:	ronald.cogburn@sourcehov.com
Attention:	Ronald Cogburn
with copies to:
HandsOn Global Management, LLC 3003 Pennsylvania Avenue Santa Monica, CA 90404
Email:	pchadha@hgmfund.com
Attention:	Par Chadha Chief Executive Officer
and
Willkie Farr & Gallagher LLP 787 7th Ave New York, NY 10019
Facsimile:	(212) 728 8111
Email:	mlefkort@willkie.com
Attention:	Maurice Lefkort

10.3    Severability

        It is the desire and intent of the parties hereto that the provisions of this Agreement be enforced to the fullest extent permissible under the Laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

10.4    Specific Performance

        The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and the Related Documents and to enforce specifically the terms and provisions of this Agreement and the Related Documents. Notwithstanding anything herein to the contrary, the parties acknowledge and agree that each of the Sellers and the Companies shall be entitled to seek specific performance of Parent's obligation to comply with Section 7.5, but in no event shall the Sellers nor the Companies be entitled to seek specific performance of Parent's obligations to consummate the transactions contemplated hereby in the event that the lenders under the Commitment Letter have declined to fund the Financing (or if Alternate Financing is being used, pursuant to the New Commitment Letter) at the Closing.

10.5    Entire Agreement

        This Agreement, the Related Documents and the Confidentiality Agreements (including the Exhibits and Schedules hereto and thereto) contain the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings relating to such subject matter. No party shall be liable or bound to any other party in any manner by any representations, warranties or covenants relating to such subject matter except as specifically set forth herein or in the Related Documents or the Confidentiality Agreements.

10.6    Assignment

        This Agreement and the rights and obligations hereunder shall not be assignable or transferable by any of the parties hereto, in whole or in part (including by operation of law in connection with a merger or consolidation or conversion of Parent, Novitex Merger Sub or SourceHOV Merger Sub), without the prior written consent of each of the other parties hereto, which any such party may withhold in its absolute discretion.

10.7    No Third-Party Beneficiaries

        Except as set forth in the last sentence of this Section 10.7, this Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing in this Agreement expressed or implied shall give or be construed to give to any Person, other than the parties hereto and such successors and permitted assigns, any legal or equitable rights under this Agreement. Notwithstanding anything to the contrary set forth in this Agreement, (a) each of the Related Parties shall be a third-party beneficiary of the provisions set forth in Section 10.12, (b) each of the Companies' Affiliates, and each of their respective directors, officers, stockholders, partners, members, and employees and their heirs, successors and permitted assigns, each in their capacity as such, shall be a third-party beneficiary of the provisions set forth in Section 7.6(b), (c) if the SourceHOV Merger or the Novitex Merger is consummated, (i) each of the D&O Indemnified Parties shall be a third-party beneficiary of the provisions set forth in Section 7.10 and (ii) the Sellers' and the Companies' Representatives shall be third-party beneficiaries of the last sentence of Section 7.7(a) and (d) the Financing Sources contemplated hereby shall be made third-party beneficiaries as to Section 10.4, this Section 10.7, Section 10.8, Section 10.10, Section 10.11 and Section 10.12(d) .

10.8    Amendment

        This Agreement may be amended by the parties to this Agreement at any time before the Closing, by an instrument in writing signed on behalf of each party other than the members of the HGM Group and holders of a majority of the shares of SourceHOV Common Stock held by the members of the HGM Group for and any purported amendment, modification or supplement by any of the parties in any manner that does not comply with this Section 10.8 shall be void and of no force and effect.

Notwithstanding anything to the contrary contained herein, Section 10.4, Section 10.7, this Section 10.8, Section 10.10, Section 10.11 and Section 10.12 (d) (and the related definitions and other provisions of this Agreement to the extent a modification or waiver thereof would serve to modify the substance or provisions of such sections) may not be amended, waived or otherwise modified in a manner that impacts or is adverse in any respect to any Financing Source of the Financing without the prior written consent of such Financing Source.

10.9    Waiver

        No provision of this Agreement may be waived unless such waiver is in writing and signed by the party or parties against whom such waiver is to be effective. No failure or delay of any party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have hereunder.

10.10    Governing Law; Jurisdiction

        (a)   This Agreement and all disputes, claims or controversies relating to, arising out of, or in connection with this Agreement shall be governed by and construed in accordance with the internal Laws of the State of Delaware applicable to contracts executed in and to be performed in that State. Notwithstanding anything herein to the contrary, the parties hereto agree that any claim, controversy or dispute any kind or nature (whether based upon contract, tort or otherwise) involving a Financing Source that is in any way related to this Agreement, the SourceHOV Merger, the Novitex Merger or any of the transactions contemplated by this Agreement, including but not limited to any dispute arising out of or relating in any way to the Debt Financing shall be governed by, and construed in accordance with, the laws of the State of New York without regard to conflict of law principles (other than sections 5-1401 and 5-1402 of the New York General Obligations Law).

        (b)   Each party irrevocably agrees that any Action arising out of or relating to this Agreement brought by the other party or its successors or assigns shall be brought and determined in the Court of Chancery of the State of Delaware (or, solely if such courts decline jurisdiction, in any federal court located in the State of Delaware), and each party hereby irrevocably submits to the exclusive jurisdiction of the aforesaid courts for itself and with respect to its property, generally and unconditionally, with regard to any such Action arising out of or relating to this Agreement and the transactions contemplated hereby. Each party agrees not to commence any Action relating thereto except in the courts described above in Delaware, other than actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in Delaware as described herein. Each party further agrees that notice as provided herein shall constitute sufficient service of process and each party further waives any argument that such service is insufficient. Each party hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any Action arising out of or relating to this Agreement or the transactions contemplated hereby, (i) any claim that it is not personally subject to the jurisdiction of the courts in Delaware as described herein for any reason, (ii) that it or its property is exempt or immune from the jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (iii) that (A) the Action in any such court is brought in an inconvenient forum, (B) the venue of such Action is improper or (C) this Agreement, or the subject matter hereof, may not be enforced in or by such courts. Each party agrees that a final, non-appealable judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by Law. Notwithstanding anything herein to the contrary, each of the parties hereto (a) agrees that it will not bring or support any action, cause of action, claim, cross-claim or third-party claim of any kind or description, whether in Law or in equity, whether in contract or in tort or otherwise, against the Financing Sources and their Related Parties or Representatives in any way relating to this Agreement or any of the SourceHOV Merger, the Novitex Merger or any other transaction contemplated by this Agreement, including, but not limited to, any dispute arising out of or relating in any way to the Debt Financing or the performance thereof or the transactions contemplated hereby, in any forum other than exclusively in the Supreme Court of the State of New York, County of New York, or, if under applicable law exclusive jurisdiction is vested in the federal courts, the United States District Court for the Southern District of New York (and appellate courts thereof) (b) submits for itself and its property with respect to any such action to the exclusive jurisdiction of such courts, (c) agrees that service of process, summons, notice or document by registered mail addressed to it at its address provided in Section 10.2 shall be effective service of process against it for any such action brought in any such court, (d) waives and hereby irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of, and the defense of an inconvenient forum to the maintenance of, any such action in any such court and (e) agrees that a final judgment in any such action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

10.11    Waiver of Jury Trial

        EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT (INCLUDING ANY SUCH ACTION, PROCEEDING OR COUNTERCLAIM AGAINST ANY FINANCING SOURCE). EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (C) IT MAKES SUCH WAIVER VOLUNTARILY AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 10.11.

10.12    Recourse

        (a)   For the avoidance of doubt, neither Novitex Parent nor Novitex shall have any liability or obligation for any breach of this Agreement by the HGM Group or SourceHOV or any breach of any representation or warranty to the extent that such representation or warranty relates to the HGM Group, SourceHOV or any member of the SourceHOV Company Group.

        (b)   For the avoidance of doubt, neither the HGM Group nor SourceHOV shall have any liability or obligation for any breach of this Agreement by Novitex Parent or Novitex or any breach of any representation or warranty to the extent that such representation or warranty relates to Novitex Parent, Novitex or any member of the Novitex Company Group.

        (c)   All Actions, obligations or losses (whether in Contract, in tort, in Law or in equity, or granted by statute whether by or though attempted piercing of the corporate, limited partnership or limited liability company veil) that may be based upon, in respect of, arise under, out or by reason of, be connected with, or relate in any manner to (i) this Agreement, (ii) the negotiation, execution or performance of this Agreement (including any representation or warranty made in connection with, or as inducement to, this Agreement), (iii) any breach or violation of this Agreement and (iv) any failure of the SourceHOV Merger, the Novitex Merger or any other transaction contemplated by this

Agreement to be consummated (including the Financing), in each case, may be made only against (and are those solely of) the Persons that are expressly identified as parties to this Agreement. In furtherance and not in limitation of the foregoing, and notwithstanding anything that may be expressed or implied in this Agreement, and notwithstanding the fact that certain of the parties may be partnerships or limited liability companies, each party hereto covenants, agrees and acknowledges that no recourse under this Agreement, any Related Document or any documents or instruments delivered in connection with this Agreement or any Related Document shall be had against any party's Affiliates or any of such party's or such parties Affiliates' former, current or future direct or indirect equity holders, controlling persons, stockholders, directors, officers, employees, agents, members, managers, general or limited partners or assignees (each a "Related Party" and collectively, the "Related Parties"), in each case other than the parties hereto and each of their respective successors and permitted assignees under this Agreement (and, in the case of any Related Document, the applicable parties thereto and each of their respective successors and permitted assigns), whether in Contract, tort, by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any applicable Law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any of the Related Parties, as such, for any obligation or liability of any party under this Agreement or any documents or instruments delivered in connection herewith for any claim based on, in respect of or by reason of such obligations or liabilities or their creation; provided, however, that nothing in this Section 10.12 shall relieve or otherwise limit the liability of any party hereto or any of their respective successors or permitted assigns for any breach or violation of its obligations under such agreements, documents or instruments.

        (d)   Notwithstanding anything to the contrary contained herein, no party (other than Parent, SourceHOV Merger Sub and Novitex Merger Sub) shall have any rights or claims against any Financing Source in connection with this Agreement, the SourceHOV Merger, the Novitex Merger, the Debt Financing or the transactions contemplated hereby or thereby, and no Financing Source shall have any rights or claims against any Seller Related Party (other than Parent, SourceHOV Merger Sub and Novitex Merger Sub) in connection with this Agreement, the SourceHOV Merger, the Novitex Merger, the Debt Financing or the transactions contemplated hereby or thereby, whether at law or equity, in contract, in tort or otherwise; provided that, following consummation of the SourceHOV Merger and the Novitex Merger, the foregoing will not limit the rights of the parties to the Debt Financing under any Commitment Letter related thereto. In addition, in no event will any Financing Source be liable for consequential, special, exemplary, punitive or indirect damages (including any loss of profits, business or anticipated savings) or damages of a tortuous nature.

10.13    Limitation on Damages

        No party shall be liable for any consequential damages, including loss of revenue, income or profits, loss in value of assets, punitive, speculative, treble, remote, special or indirect damages, or loss of business reputation or opportunity relating to the breach of this Agreement (except, in each case, to the extent asserted against a party (other than a Financing Source) by a third party).

10.14    Disclosure Schedules

        The information set forth in this Agreement and the Disclosure Schedules attached hereto is disclosed solely for purposes of this Agreement, and no information set forth herein or therein shall be deemed to be an admission by any party hereto to any Person (including any other party) of any matter whatsoever (including any violation of Law or breach of Contract). Notwithstanding any provision of this Agreement or anything to the contrary contained in the Disclosure Schedules, the information and disclosures contained in any section or subsection of the Disclosure Schedules shall be deemed to be disclosed with respect to, and qualify, any representation or warranty of any Seller or any member of the Company Group to which the relevance of such information and disclosure is reasonably apparent. The fact that any item of information is disclosed in any section or subsection of the Disclosure

Schedules shall not be construed to mean that such information is required to be disclosed by this Agreement or is material to or outside the ordinary course of the business of any Seller or any member of the Company Group. Such information and the dollar thresholds set forth herein and therein shall not be used as a basis for interpreting the terms "material" or "Material Adverse Effect" or other similar qualifier in this Agreement. In addition, matters reflected in any section or subsection of the Disclosure Schedules are not necessarily limited to matters required by this Agreement to be reflected in the Disclosure Schedules. Such additional matters are set forth for informational purposes only and do not necessarily include other matters of a similar nature.

10.15    Interpretation

        The headings set forth in this Agreement, in any Exhibit or Disclosure Schedule hereto and in the table of contents to this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Except when the context requires otherwise, any reference in this Agreement to any Article, Section, clause, Schedule or Exhibit shall be to the Articles, Sections and clauses of, and Schedules and Exhibits to, this Agreement. The words "include," "includes" and "including" are deemed to be followed by the phrase "without limitation" and the term "dollar" or "$" means lawful currency of the United States. Reference to any Person includes such Person's successors and assigns to the extent such successors and assigns are permitted by the terms of any applicable agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually. Reference to any agreement (including this Agreement), document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms hereof. Reference to any Law means such Law as amended, modified, codified, replaced or re-enacted, in whole or in part, including rules, regulations, enforcement procedures and any interpretations promulgated thereunder, all as in effect on the date of this Agreement. Any reference to the masculine, feminine or neuter gender shall include such other genders and any reference to the singular or plural shall include the other, in each case unless the context otherwise requires. All Exhibits and Disclosure Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. When a reference is made in this Agreement to a Section, Exhibit or Disclosure Schedule, such reference shall be to a Section of, or an Exhibit or Disclosure Schedule to, this Agreement unless otherwise indicated. The words "made available" and words of similar import refer to materials posted to the Data Room no later than 11:59 pm EST on February 20, 2017.

10.16    No Presumption Against Drafting Party

        Each of the parties acknowledges that it has been represented by counsel in connection with this Agreement and the transactions contemplated hereby. Accordingly, any rule of law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the drafting party has no application and is expressly waived.

10.17    Company and Principal Stockholder Privilege

        Novitex has advised Parent and the HGM Group that Akin Gump Strauss Hauer & Feld LLP has represented both Novitex and Novitex Parent with respect to the transactions contemplated hereby and SourceHOV has advised Parent and Novitex Parent that Willkie Farr & Gallagher LLP has represented both SourceHOV and the HGM Group with respect to the transactions contemplated hereby. In light of the foregoing and subject to the following sentence, the parties agree that any attorney-client privilege, attorney work-product protection and reasonable expectation of client confidence attaching as a result of Akin Gump Strauss Hauer & Feld LLP's representation of Novitex or Novitex Parent with respect to the negotiation, documentation and consummation of the transactions contemplated hereby and Willkie Farr & Gallagher LLP's representation of SourceHOV and the HGM Group with respect to the negotiation, documentation and consummation of the transactions contemplated hereby, and all information and documents covered by such privilege or protection and all communications between and documents exchanged by Novitex or SourceHOV, as applicable, on the one hand, and Novitex Parent or the HGM Group, as applicable, or any of its respective officers or shareholders, on the other hand, with respect to the transactions contemplated hereby shall belong to and be controlled by Novitex Parent or the HGM Group, as applicable, and may be waived only by Novitex Parent or the HGM Group, as applicable, and not Novitex or SourceHOV, as applicable, and shall not pass to or be claimed or used by Parent, the SourceHOV Surviving Company, the Novitex Surviving Company or any of their respective Affiliates after the Closing. Notwithstanding the foregoing, such attorney-client privilege, attorney work-product protection and client confidence shall also belong to and also be controlled by Novitex or SourceHOV, as applicable, (and not heretofore waived by Novitex or SourceHOV) and shall be deemed passed to and claimed by the SourceHOV Surviving Company and the Novitex Surviving Company after the Closing to the extent any such attorney-client privilege, attorney work-product protection or client confidence is required to be waived or otherwise required to be similarly released by any Governmental Authority, under applicable Laws or pursuant to any orders, decrees, writs, injunctions, judgments, stipulations, determinations or awards entered by or with any Governmental Authority or any arbitration panel, tribunal or arbitrator, and, in any such case, no member of each Company Group shall be in breach or violation of any provision of this Agreement or any Related Documents for providing any information, documents, communications or client confidences to any Governmental Authority in response to, and subject to the requirement limitation in, the foregoing. In addition, notwithstanding anything set forth in the foregoing provisions of this Section 10.17 to the contrary, in the event that after the Closing a dispute arises between Parent, SourceHOV Surviving Company or Novitex Surviving Company, on the one hand, and a third party to this Agreement, on the other hand, SourceHOV Surviving Company or Novitex Surviving Company, as the case may be, may assert the attorney-client privilege to prevent disclosure of any such attorney-client privilege, attorney work-product protection or client confidence to such third party.

10.18    Execution of Agreement

        This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each of the parties and delivered to the other party. Facsimile or electronic mail transmission of counterpart signatures to this Agreement shall be acceptable and binding.

* * * *

        IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement and Plan of Merger as of the date first written above.

QUINPARIO ACQUISITION CORP. 2
By:	/s/ D. JOHN SRIVISAL
	Name:	D. John Srivisal
	Title:	President and Chief Executive Officer
QUINPARIO MERGER SUB I, INC.
By:	/s/ A. CRAIG IVEY
	Name:	A. Craig Ivey
	Title:	President
QUINPARIO MERGER SUB II, INC.
By:	/s/ A. CRAIG IVEY
	Name:	A. Craig Ivey
	Title:	President
NOVITEX HOLDINGS, INC.
By:	/s/ GIOVANNI VISENTIN
	Name:	Giovanni Visentin
	Title:	Executive Chairman and Chief Executive Officer
SOURCEHOV HOLDINGS, INC.
By:	/s/ JAMES REYNOLDS
	Name:	James Reynolds
	Title:	Authorized Signer

[Signature Page to Business Combination Agreement]

NOVITEX PARENT, L.P.
By:	/s/ GIOVANNI VISENTIN
	Name:	Giovanni Visentin
	Title:	Executive Chairman and Chief Executive Officer
HOVS LLC
By:	/s/ JAMES REYNOLDS
	Name:	James Reynolds
	Title:	Manager
HANDSON FUND 4 I, LLC
By HandsOn 3, LLC its member
By:	/s/ PAR CHADHA
	Name:	Par Chadha
	Title:	Manager

[Signature Page to Business Combination Agreement]

ANNEX I

DEFINITIONS

        Capitalized terms used but not defined in this Agreement have the respective meanings assigned to such terms below.

        "280G Approval" has the meaning set forth in Section 7.12.

        "Action" means any action, claim, complaint, petition, suit, investigation, litigation, arbitration or other proceeding whether civil or criminal, at law or in equity by or before any Governmental Authority or arbitrator.

        "Additional Parent SEC Reports" has the meaning set forth in Section 6.6(a).

        "Affiliate" means, with respect to a specified Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such first Person; provided, however, that Apollo Global Management, LLC and HandsOn Global Management, LLC, its affiliated investment funds or alternative investment vehicles and its and their affiliates (excluding members of any Company Group but including other portfolio companies) shall be not be deemed to be Affiliates of any member of either Company Group.

        "Agreement" has the meaning set forth in the preamble.

        "Alternate Financing" has the meaning set forth in Section 7.5(d).

        "Alternative Transaction" has the meaning set forth in Section 7.14(a).

        "Annual Financial Statements" has the meaning set forth in Section 5.5(a).

        "Antitrust Laws" means the Sherman Act, as amended, the Clayton Act, as amended, the Federal Trade Commission Act, as amended, all applicable foreign antitrust Laws and all other applicable Laws issued by a Governmental Authority that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition.

        "Apollo" means Apollo Novitex Holdings, L.P., a Delaware limited partnership.

        "Apollo Consulting Agreement" means that certain Consulting Agreement, dated as of October 1, 2013, by and among ARSloane Acquisition, LLC and Apollo Management VII, L.P., a Delaware limited partnership, as amended, modified or supplemented from time to time.

        "Approval" means any consent, approval, authorization, waiver or Permit, or expiration of applicable waiting period.

        "Benefit Plans" means each "employee benefit plan" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974 ("ERISA"), and each stock purchase, stock option, equity-based, severance, employment, change-of-control, transaction or retention, bonus, incentive, deferred compensation and other benefit plan, agreement, program, policy or commitment, whether or not subject to ERISA, (i) under which any current or former director, officer, employee or consultant of any member of the Company Group has any right to benefits from any member of the Company Group and (ii) which is maintained, sponsored or contributed to by any member of the Company Group or to which any member of the Company Group has any liability or makes or is required to make contributions with respect to such directors, officers, employees or consultants.

        "Business Combination" means any merger, capital stock exchange, asset, stock purchase, reorganization or other similar business combination involving Parent and one or more businesses or entities.

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        "Business Combination Proposal" means any offer, inquiry, proposal or indication of interest, written or oral (whether binding or non-binding and other than an offer, inquiry, proposal or indication of interest with respect to Parent), relating to a Business Combination.

        "Business Day" means any day other than (i) any Saturday or Sunday or (ii) any other day on which banks located in New York, New York are required or authorized by Law to be closed for business.

        "Businesses" means, collectively the Novitex Business and the SourceHOV Business; provided that (i) for purposes of the representations and warranties made by the HGM Group and/or SourceHOV in Article IV and Article V and the covenants of the HGM Group and/or SourceHOV in Sections 7.1 and 7.1(b), the term Business shall mean the SourceHOV Business and (ii) for purposes of the representations and warranties made by Novitex and/or Novitex Parent in Article IV and Article V and the covenants of Novitex and/or Novitex Parent in Sections 7.1(a) and 7.1(b), the term Business shall mean the Novitex Business.

        "Cap" has the meaning set forth in Section 7.7.

        "Certifications" has the meaning set forth in Section 6.6(a).

        "Closing" has the meaning set forth in Section 3.1.

        "Closing Date" has the meaning set forth in Section 3.1.

        "Co-Issuer" has the meaning set forth in Section 7.22(a).

        "Code" means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

        "Commitment Letter" has the meaning set forth in Section 6.15(a).

        "Communications Plan" has the meaning set forth in Section 7.9.

        "Company" and "Companies" has the meaning set forth in the preamble; provided that (i) for purposes of the representations and warranties made by the HGM Group and/or SourceHOV in Article IV and Article V (and the related definitions) and the covenants of the HGM Group and/or SourceHOV in Sections 7.1 and 7.1(b) (and the related definitions), the term Company shall mean SourceHOV and (ii) for purposes of the representations and warranties made by Novitex and/or Novitex Parent in Article IV and Article V (and the related definitions) and the covenants of Novitex and/or Novitex Parent in Sections 7.1(a) and 7.1(b) (and the related definitions), the term Company shall mean Novitex.

        "Company Board" means the board of directors of the Company.

        "Company Computer Systems" has the meaning set forth in Section 5.11(d).

        "Company Disclosure Schedules" means Novitex Disclosure Schedules and the SourceHOV Disclosure Schedules.

        "Company Group" means, collectively, the Novitex Company Group and the SourceHOV Company Group; provided that (i) for purposes of the representations and warranties made by the HGM Group and/or SourceHOV in Article IV and Article V (and the related definitions) and the covenants of the HGM Group and/or SourceHOV in Sections 7.1(a) and 7.1(b) (and the related definitions), the term Company Group shall mean the SourceHOV Company Group and (ii) for purposes of the representations and warranties made by Novitex and/or Novitex Parent in Article IV and Article V (and the related definitions) and the covenants of Novitex and/or Novitex Parent in Sections 7.1(a) and 7.1(b) (and the related definitions), the term Company Group shall mean the Novitex Company Group.

        "Company Group Employees" has the meaning set forth in Section 7.11(a).

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        "Company Lease" has the meaning set forth in Section 5.17(a).

        "Company Subsidiaries" means the Novitex Subsidiaries and the SourceHOV Subsidiaries; provided that (i) for purposes of the representations and warranties made by the HGM Group and/or SourceHOV in Article IV and Article V (and the related definitions) and the covenants of the HGM Group and/or SourceHOV in Sections 7.1(a) and 7.1(b) (and the related definitions), the term Company Subsidiaries shall mean the Subsidiaries of SourceHOV and (ii) for purposes of the representations and warranties made by Novitex and/or Novitex Parent in Article IV and Article V (and the related definitions) and the covenants of Novitex and/or Novitex Parent in Sections 7.1(a) and 7.1(b) (and the related definitions), the term Company Subsidiaries shall mean the Subsidiaries of Novitex.

        "Compliant" means, with respect to the applicable Required Information, that (i) such Required Information does not contain any untrue statement of a material fact regarding Parent, either Company and their subsidiaries, as applicable, or omit to state any material fact regarding Parent, either Company and their subsidiaries, as applicable, necessary in order to make such Required Information not materially misleading under the circumstances, (ii) such Required Information complies in all material respects with all applicable requirements of Regulation S-K and Regulation S-X under the Securities Act for a registered public offering of debt securities on Form S-1 (other than such provisions for which compliance is not customary in a Rule 144A offering of debt securities) and (iii) the financial statements and other financial information included in such Required Information would not be deemed stale or otherwise be unusable under customary practices for offerings and private placements of high yield debt securities under Rule 144A promulgated under the Securities Act and are sufficient to permit the applicable independent accountants to issue comfort letters to the applicable Financing Sources, including as to customary negative assurances and change period.

        "Confidentiality Agreements" means, collectively, the Parent Confidentiality Agreements, the Novitex Confidentiality Agreement and the SourceHOV Confidentiality Agreement.

        "Consulting Agreement Termination Fee" has the meaning set forth in Section 7.20(b).

        "Contract" means any written or enforceable oral contract, agreement, license, sublicense, lease, use or occupancy agreement, sublease, sales order, purchase order, credit agreement, indenture, mortgage, note, bond or warrant (including all amendments, supplements and modifications thereto), except any common law contracts with employees of any member of each Company Group.

        "control" means (including, with correlative meanings, "controlled by" and "under common control with"), with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by Contract or otherwise.

        "Current Policies" has the meaning set forth in Section 7.10(c).

        "D&O Indemnified Persons" has the meaning set forth in Section 7.10(a).

        "Data Rooms" has the meaning set forth in Section 6.14(a).

        "Debt Financing" has the meaning set forth in the definition of "Financing Sources."

        "DGCL" has the meaning set forth in the recitals.

        "Disclosure Schedules" means each of the Novitex Disclosure Schedules, the Novitex Parent Disclosure Schedules, the SourceHOV Disclosure Schedules, the HGM Group Disclosure Schedules and Parent Disclosure Schedules.

        "DSS" has the meaning set forth in Section 7.4(c).

        "DSS Approval" has the meaning set forth in Section 7.4(c).

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        "DSS Notification" has the meaning set forth in Section 7.4(c).

        "Encumbrance" means any lien, encumbrance, security interest, pledge, mortgage, easement, right-of-way, deed of trust, hypothecation or restriction on transfer of title or voting, whether imposed by Contract, understanding, Law, equity or otherwise, except for any restrictions on transfer generally arising under any applicable federal or state securities Laws.

        "Enforceability Exceptions" has the meaning set forth in Section 4.3.

        "Environmental Laws" has the meaning set forth in Section 5.14.

        "ERISA" has the meaning set forth in the definition of "Financing Sources."

        "ERISA Affiliate" has the meaning set forth in Section 5.12(c).

        "Evaluation Material" has the meaning set forth in the Confidentiality Agreements.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        "Exhibits" means the exhibits to this Agreement.

        "Export Control Laws" has the meaning set forth in Section 5.7(c).

        "Fee Letter" has the meaning set forth in Section 6.15(a).

        "Financial Statements" has the meaning set forth in Section 5.5(a).

        "Financing" has the meaning set forth in Section 6.15(a).

        "Financing Source" means the agents, arrangers, bookrunners, lenders, initial purchasers and other entities that have committed to provide or arrange or otherwise have entered or will enter into agreements in connection with all or any part of the debt financing contemplated by the Commitment Letter (including the debt securities contemplated thereby) or any other financing (other than any Pipe Investment) in connection with the transactions contemplated hereby (the "Debt Financing"), including the parties to any joinder agreements, purchase agreements, indentures or credit agreements entered into in connection therewith, together with their respective affiliates and their and their respective affiliates' officers, directors, employees, partners, trustees, shareholders, controlling persons, agents and representatives and their respective successors and assigns.

        "Foreign Benefit Plan" has the meaning set forth in Section 5.12(k).

        "Forfeiture Agreement" has the meaning set forth in the recitals.

        "Former Stockholder Indemnitor" has the meaning set forth in Section 7.10(b).

        "Fundamental Representations" means the representations and warranties contained in Section 5.1(a) (Standing; Qualification and Power), Section 5.2(a)-(c) (Capitalization of the Company and the Company Subsidiaries) and Section 5.3 (Authority; Execution and Delivery; Enforceability).

        "Funded Indebtedness" means the aggregate principal amount of, and accrued and unpaid interest on, (a) the Indebtedness evidenced by instruments and agreements set forth in Section I(a) of the Company Disclosure Schedules and (b) any other Indebtedness, in each case, for borrowed money of any member of the company Group in each case outstanding as of immediately prior to the Closing. For the avoidance of doubt, Funded Indebtedness shall not include any guarantees, letters of credit or other similar contingent obligations.

        "GAAP" means generally accepted accounting principles in the United States, as in effect from time to time.

        "Governmental Antitrust Authority" has the meaning set forth in Section 7.4(a).

A-I-4

        "Governmental Authority" means any supranational, federal, state, provincial, local, county or municipal government, governmental, regulatory or administrative agency, department, court, commission, board, bureau or other authority or instrumentality, domestic or foreign.

        "Hazardous Substances" means (i) any substance that is listed classified or regulated under any Environmental Laws as a pollutant or contaminant or as hazardous or toxic, (ii) any petroleum product or by-product, asbestos-containing material, lead-containing paint, polychlorinated biphenyls, radioactive material or radon or (iii) any other substance that may give rise to liability under any Environmental Laws.

        "HGM Consent" has the meaning set forth in the recitals.

        "HGM Disclosure Schedules" means the disclosure schedules of HGM delivered to Parent in connection with this Agreement.

        "HGM Group" has the meaning set forth in the preamble.

        "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

        "Indebtedness" means, with respect to any Person, without duplication, (a) all indebtedness of such Person, whether or not contingent, for borrowed money, (b) all obligations of such Person evidenced by notes, bonds, debentures or other similar debt instruments, (c) all obligations of such Person as lessee under leases that have been or should be, in accordance with GAAP, recorded as capital leases, (d) all obligations, contingent or otherwise, of such Person under bankers acceptance, letters of credit or similar arrangements to the extent drawn as of the Closing Date, (e) all Indebtedness of others referred to in clauses (a) through (d) above guaranteed by such Person through an agreement (i) to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness or (ii) otherwise to guarantee a creditor against loss and (f) all Indebtedness referred to in clauses (a) through (e) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Encumbrance on property (including account and contract rights) owned by such person, even though such Person has not assumed or become liable for payment of such Indebtedness; provided, that Indebtedness shall not include capital leases or financing incurred in the ordinary course of the Business if such leases or financing was or is incurred to acquire equipment to satisfy requirements in Contracts with customers.

        "Independent Nominees" has the meaning set forth in Section 7.16(g).

        "Intellectual Property" means intellectual property rights arising anywhere in the world, including, but not limited to: (i) trademarks, trade names, service marks, trade dress, logos, domain names and all registrations of and applications to register any of the foregoing, including the goodwill symbolized thereby or associated therewith; (ii) patents, patent applications, invention disclosures, and all reissues, divisional, renewals, extensions, provisionals, continuations and continuations-in-part thereof; (iii) copyright rights and moral rights in original works of authorship, and copyright registrations and applications therefor; (iv) rights in proprietary computer software, programs and applications, including source code, object code, firmware and middleware; (v) rights in data and databases; (vi) rights of publicity; (vii) proprietary and confidential know-how and trade secrets; and (viii) the right to recover for damages and profits for past and future infringement of any part of the foregoing.

        "Intentional Breach" means a breach which has resulted from either (a) fraud or (b) a deliberate act or failure to act with actual knowledge that the act or failure to act constituted or would result in a breach.

        "Interim Period" has the meaning set forth in Section 7.14(a).

        "Intermediate Co" has the meaning set forth in Section 7.22.

        "Intermediate Co Consent" has the meaning set forth in Section 7.22.

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        "International Trade Control Laws" has the meaning set forth in Section 5.7(c).

        "Investment Company Act" means the Investment Company Act of 1940, as amended.

        "IRS" has the meaning set forth in Section 5.12(b).

        "JOBS Act" means the U.S. Jumpstart Our Business Startups Act of 2012, as amended.

        "Knowledge of Parent" means the actual knowledge of D. John Srivisal, Craig Ivey and Paul Berra, none of whom shall have any personal liability or obligations of inquiry or investigation regarding such knowledge.

        "Knowledge of the Company" means, (i) with respect to Novitex, the actual knowledge of Giovanni Visentin, Bob Rooney and Irina Novoselsky and (ii) with respect to SourceHOV, the actual knowledge of Ronald Cogburn, Armando Tirado and Shrikant Sortur, none of whom shall have any personal liability or obligations of inquiry or investigation regarding such knowledge.

        "Law" means any law (including common law), statute, ordinance, rule, regulation, order, writ, judgment, injunction, decree or other binding directive issued, enacted, promulgated, entered into, agreed or imposed by any Governmental Authority.

        "Letter of Transmittal" has the meaning set forth in Section 2.2(a).

        "Licensed Intellectual Property" means all material Intellectual Property related to the Business that is owned by a third party and licensed or sublicensed by any member of each Company Group.

        "Lookback Date" means January 1, 2014.

        "Material Adverse Effect" means any event, change, development or effect that, individually or in the aggregate with all other events, changes, developments or effects, has had, or would reasonably be expected to have, a material adverse effect upon (a) the assets, liabilities, condition (financial or otherwise), the business or results of operations of the Company Group, taken as a whole, or (b) the ability of the Company to consummate the transactions contemplated hereunder in accordance with the terms and subject to the conditions set forth herein; provided that the following shall not be taken into account in determining whether a "Material Adverse Effect" shall have occurred: (i) any national, international or any foreign or domestic regional economic, financial, social or political conditions (including changes therein) or events in general, including the results of any primary or general elections, (ii) changes in any financial, debt, credit, capital or banking markets or conditions (including any disruption thereof), (iii) changes in interest, currency or exchange rates or the price of any commodity, security or market index, (iv) changes in legal or regulatory conditions, including changes or proposed changes in Law, GAAP or other accounting principles or requirements, or standards, interpretations or enforcement thereof, (v) changes that are generally applicable to the industries in which the Company Group operates or seasonal fluctuations in the Businesses, (vi) any change in the market price or trading volume of any securities or indebtedness of any member of the Company Group or any of their respective Affiliates (it being understood that the underlying causes of such change may, if they are not otherwise excluded from the definition of Material Adverse Effect, be taken into account in determining whether a Material Adverse Effect has occurred), (vii) any change in, or failure of the Company Group to meet, or the publication of any report regarding, any internal or public projections, forecasts, budgets or estimates of or relating to the Company Group for any period, including with respect to revenue, earnings, cash flow or cash position (it being understood that the underlying causes of such decline or failure may, if they are not otherwise excluded from the definition of Material Adverse Effect, be taken into account in determining whether a Material Adverse Effect has occurred), (viii) the occurrence, escalation, outbreak or worsening of any hostilities, war, police action, acts of terrorism or military conflicts, whether or not pursuant to the declaration of an emergency or war, (ix) the existence, occurrence or continuation of any force majeure events, including any earthquakes, floods, hurricanes, tropical storms, fires or other natural disasters or any national,

A-I-6

international or regional calamity, (x) any Action arising from or relating to this Agreement or the transactions contemplated by this Agreement, (xi) the execution, announcement, performance or existence of this Agreement, the identity of the parties hereto or any of their respective Affiliates, Representatives or financing sources, the taking or not taking of any action to the extent required by this Agreement or the pendency or contemplated consummation of the transactions contemplated by this Agreement, including any actual or potential loss or impairment after the date of this Agreement of any Contract or any Customer, supplier, landlord, partner, employee or other business relation due to any of the foregoing in this clause (it being understood that the factors giving rise to or contributing to any such adverse change under clause (xi) that are not otherwise excluded from the definition of "Material Adverse Effect" may be deemed to constitute, or be taken into account in determining whether there has been or would be reasonably likely to have been, a Material Adverse Effect), (xii) compliance by the Company Group with the terms of this Agreement, including the failure to take any action restricted by this Agreement (but excluding effects resulting from the Closing), (xiii) any actions taken, or not taken, with the consent, waiver or at the request of Parent, Novitex Merger Sub or SourceHOV Merger Sub or any action taken to the extent expressly permitted by this Agreement, (xiv) any actions taken by Parent, Novitex Merger Sub, SourceHOV Merger Sub or any of their respective Affiliates or any of their respective Representatives or financing sources after the date of this Agreement, (xv) any matters disclosed in the Disclosure Schedules, disclosed to Parent, Novitex Merger Sub or SourceHOV Merger Sub or any of their respective Affiliates or Representatives; provided, however, that with respect to each of clauses (i) through (v), any event, development, occurrence, fact, condition, or change referred to above shall be taken into account in determining whether a Material Adverse Effect has occurred or would reasonably be expected to occur to the extent that such event, development, occurrence, fact, condition, or change has a disproportionate effect on the Company Group compared to other participants in the industries in which the Company Group primarily conducts its business.

        "Material Contract" has the meaning set forth in Section 5.15(a).

        "Merger Sub" has the meaning set forth in the preamble.

        "NASDAQ" has the meaning set forth in Section 2.2(e).

        "New Commitment Letter" has the meaning set forth in Section 7.5(d).

        "NISPOM" has the meaning set forth in Section 7.4(c).

        "Nomination Agreement" has the meaning set forth in the Recitals to this Agreement.

        "Nominees" has the meaning set forth in Section 7.16(g).

        "Non-Independent Nominees" has the meaning set forth in Section 7.16(g) .

        "Novitex" has the meaning set forth in the preamble.

        "Novitex Business" means the business and operations of the Novitex Company Group, as currently conducted or for which there are future plans for it to be conducted.

        "Novitex Certificate of Merger" means a certificate of merger with respect to the Novitex Merger.

        "Novitex Common Stock" has the meaning set forth in the recitals.

        "Novitex Company Group" means Novitex and Novitex's Subsidiaries.

        "Novitex Confidentiality Agreement" has the meaning set forth in Section 7.3(b).

        "Novitex Consent" has the meaning set forth in the recitals.

        "Novitex Disclosure Schedules" means the disclosure schedules of Novitex delivered to Parent in connection with this Agreement.

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  "Novitex Effective Time" has the meaning set forth in Section 1.2(b).

        "Novitex Merger" has the meaning set forth in the recitals.

        "Novitex Merger Consideration" means a number of shares of Parent Common Stock equal to the quotient obtained by dividing 30,600,000 by the number of shares of Novitex Common Stock outstanding immediately prior to the Novitex Effective Time.

        "Novitex Merger Sub" has the meaning set forth in the recitals.

        "Novitex Merger Sub Common Stock" has the meaning set forth in Section 2.1(b)(i).

        "Novitex Parent" has the meaning set forth in the preamble.

        "Novitex Parent Consent" has the meaning set forth in the recitals.

        "Novitex Parent Disclosure Schedules" means the disclosure schedules of Novitex Parent delivered to Parent in connection with this Agreement.

        "Novitex Released Parties" has the meaning set forth in Section 7.21(c).

        "Novitex Surviving Company" has the meaning set forth in Section 1.1(b).

        "Order" means any writ, award, determination, settlement, stipulation, injunction, judgment, decree, order, ruling, subpoena, notice of violation or verdict or other decision issued, promulgated or entered by or with any Governmental Authority of competent jurisdiction, in each case whether preliminary or final.

        "Outside Date" has the meaning set forth in Section 9.1(a)(ii).

        "Owned Intellectual Property" has the meaning set forth in Section 5.11(a).

        "Owned Real Property" has the meaning set forth in Section 5.17(a).

        "Parent" has the meaning set forth in the preamble.

        "Parent Amended and Restated Bylaws" has the meaning set forth in Section 3.2(c)(v).

        "Parent Amended and Restated Certificate of Incorporation" has the meaning set forth in Section 3.2(c)(iv).

        "Parent Common Stock" has the meaning set forth in Section 6.2(a).

        "Parent Confidentiality Agreements" has the meaning set forth in Section 7.3(a).

        "Parent Disclosure Schedules" means the disclosure schedules of Parent delivered to the Company in connection with this Agreement.

        "Parent LLC" has the meaning set forth in Section 7.22(a).

        "Parent Plans" has the meaning set forth in Section 7.11(b).

        "Parent Released Parties" has the meaning set forth in Section 7.21(b).

        "Parent Required Stockholder Approvals" means the Parent Stockholder Approvals set forth in clauses (i), (ii) and (iii) of the definition thereof, but in the case of clause (iii), solely to the extent related to the amendments to Parent's Certificate of Incorporation to (A) increase the number of authorized shares of Parent Common Stock and (B) adopt a policy on corporate opportunities.

        "Parent RSU Award" means any award of restricted stock units corresponding to shares of Parent Common Stock, which award is subject to restrictions based on performance or continuing service.

        "Parent SEC Reports" has the meaning set forth in Section 6.6(a).

A-I-8

        "Parent Stockholder Approvals" means the approval by the affirmative vote of the holders of the requisite number of shares of Parent Common Stock, whether in person or by proxy at the Parent Stockholders Meeting (or any adjournment thereof) necessary to approve , as required by the certificate of incorporation of Parent in effect on the date hereof, Rule 5635(a) of the NASDAQ Listing Rules or other applicable Law, (i) the issuance by Parent of shares of Parent Common Stock in connection with the SourceHOV Merger and the Novitex Merger, (ii) the approval of this Agreement and transactions contemplated hereby, (iii) the amendments to Parent's Amended and Restated Certificate of Incorporation contemplated by the Amended and Restated Certificate of Incorporation, and (iv) the new Long Term Incentive Plan on terms and conditions reasonably acceptable to Parent and the Companies.

        "Parent Stockholders Meeting" means a duly held meeting of Parent's stockholders for the purpose of the approval of the SourceHOV Merger, the Novitex Merger, and the transactions contemplated hereby.

        "Parent Warrants" has the meaning set forth in Section 6.2(b).

        "Permit" means any permit, license, approval, consent, registration, variance, certification, endorsement or qualification granted by or obtained from any Governmental Authority pursuant to Law.

        "Permitted Encumbrances" means (i) those Encumbrances set forth in Section I(c) of the Company Disclosure Schedules, (ii) those Encumbrances reflected in reserved against or otherwise disclosed on the Financial Statements, (iii) mechanics', carriers', workmen's, repairmen's or other similar Encumbrances arising or incurred in the ordinary course of such Business or which not yet delinquent or are being contested in good faith by appropriate filings, (iv) Encumbrances arising in connection with financing incurred in the ordinary course of the Business to acquire equipment acquired to satisfy requirements in Contracts with customers, original purchase price conditional sales contracts and equipment leases and financing with third parties entered into in the ordinary course of such Business, (v) statutory liens for Taxes, assessments and other governmental charges that are not due and payable or that may thereafter be paid without penalty or that are being contested in good faith by appropriate proceedings, (vi) all Encumbrances created by, arising under, or existing as a result of any Law, (vii) all rights reserved to or vested in any Governmental Authority to control or regulate any asset or property in any manner and all Laws applicable to assets or properties, (viii) Encumbrances that do not, individually or in the aggregate, materially impair such Business or the continued use or operation of the assets of the Company Group as currently used or operated, (ix) easements, covenants, rights-of-way and other similar restrictions of record that do not, or would not reasonably be expected to, materially interfere any member of the Company Group's present uses or occupancy of the subject real property, (x) any conditions that may be shown by a current, accurate survey or physical inspection of any parcel of real property owned or leased by any member of the Company Group made prior to Closing, (xi) zoning, building, code, land use and other similar restrictions which are imposed by any Governmental Authority having jurisdiction over such real property and which are not violated by the current occupancy of such real property or the operation of the businesses of the Company Group, which, individually or in the aggregate, do not materially impair the continued use, operation of and access to any parcel of real property owned or leased by any member of the Company Group in such Business, (xii) Encumbrances which have been insured against by owner or leasehold title insurance policies benefitting any member of the Company Group owning or leasing the parcel of real property, (xiii) Encumbrances securing rental payments under capital leases, (xiv) to the extent terminated in connection with the Closing, Encumbrances securing payment, or other obligations, of any member of the Company Group with respect to Funded Indebtedness and (xv) other Encumbrances arising in the ordinary course of the Business and not incurred in connection with the borrowing of money that are not, individually or in the aggregate, material to the Company Group.

A-I-9

        "Person" means and includes any domestic or foreign individual, partnership, corporation, limited liability company, group, association, joint stock company, trust, estate, joint venture, unincorporated organization or any other form of business or professional entity or Governmental Authority (or any department, agency or political subdivision thereof).

        "Personal Information" has the meaning set forth in Section 5.11(e)(i).

        "PIPE Investment" has the meaning set forth in the recitals.

        "PIPE Investors" has the meaning set forth in the recitals.

        "Privacy Policy" has the meaning set forth in Section 5.11(e).

        "Prohibited Party" has the meaning set forth in Section 5.7(d).

        "Prospectus" means that certain final prospectus of Parent, dated January 15, 2015, prepared, filed and made available to the public in accordance with applicable securities law, rules and regulations.

        "Proxy Statement" has the meaning set forth in Section 7.16(a).

        "Purchased Equity" means the Novitex Common Stock and the SourceHOV Common Stock.

        "Real Property Lease" has the meaning set forth in Section 5.17(d).

        "Registration Rights Agreement" has the meaning set forth in the Recitals to this Agreement.

        "Related Documents" means the SourceHOV Certificate of Merger, the Novitex Certificate of Merger, the Nomination Agreements, the Registration Rights Agreement, the Parent Amended and Restated Certificate of Incorporation, the Parent Amended and Restated Bylaws, the Forfeiture Agreement and such other agreements and documents contemplated by this Agreement, as amended, modified or supplemented from time to time.

        "Related Party" and "Related Parties" has the meaning set forth in Section 10.12(c).

        "Related Person" means (i) any Affiliate of any member of either Company Group, (ii) any Person that beneficially owns at least 10% of the outstanding equity interests of either Company, or (iii) any parent, child, sibling or spouse who resides with, or is a dependent of, any Person described in clauses (i)-(ii) hereunder.

        "Release" means any release, pumping, pouring, emptying, injecting, escaping, leaching, migrating, dumping, seepage, spill, leak, flow, discharge, disposal or emission.

        "Representatives" means, with respect to any Person, such Person's directors, managers, officers, employees, agents and advisors (including accountants, consultants, investment bankers, legal counsel and other experts) and other representatives.

        "Required Information" means all financial statements, financial data, audit reports and other information regarding Parent, each Company and their subsidiaries, as applicable, of the type required by Regulation S-X and Regulation S-K under the Securities Act for a registered public offering of debt securities on Form S-1, but limited to the type and form customarily included in private placements of debt securities under Rule 144A of the Securities Act and subject to exceptions customary for a Rule 144A offering involving high yield debt securities, including that such information shall not be required to include financial statements or information required by Rules 3-10 or 3-16 of Regulation S-X, Compensation and Discussion Analysis otherwise required by Regulation S-K Item 402(b) or other information customarily excluded from a Rule 144A offering memorandum, to consummate the offering(s) of debt securities contemplated by the Commitment Letter, assuming that such offering(s) were consummated at the same time during the fiscal year as such offering(s) of debt securities will be made or as otherwise necessary in order to assist in receiving customary "comfort"

A-I-10

(including as to "negative assurance" comfort and change period) from the applicable independent accountants in connection with the offering(s) of debt securities contemplated by the Financing.

        "Right" means any rights, title, interest or benefit of whatever kind or nature.

        "Sanction" means any sanction administered or enforced by the Sanctions Laws.

        "Sanctions Authority" means the United States of America (including U.S. Department of Treasury's Office of Foreign Assets Control, Department of State and the Bureau of Industry and Security of the Department of Commerce), Her Majesty's Treasury of the United Kingdom, the Council of the European Union, and the United Nations or its Security Council.

        "Sanctions Laws" has the meaning set forth in Section 5.7(c).

        "Schedules" means the schedules to this Agreement, including the Disclosure Schedules.

        "SEC" means the Securities and Exchange Commission.

        "Section 16" has the meaning set forth in Section 7.18.

        "Securities Act" means the Securities Act of 1933, as amended.

        "Seller" and "Sellers" has the meaning set forth in the preamble; provided that (i) for purposes of the representations and warranties made by the HGM Group and/or SourceHOV in Article IV and Article V (and the related definitions) and the covenants of the HGM Group and/or SourceHOV in Sections 7.1(a) and 7.1(b) (and the related definitions), the term Seller shall mean the HGM Group and (ii) for purposes of the representations and warranties made by Novitex and/or Novitex Parent in Article IV and Article V (and the related definitions) and the covenants of Novitex and/or Novitex Parent in Sections 7.1(a) and 7.1(b) (and the related definitions), the term Seller shall mean Novitex Parent.

        "Seller Disclosure Schedules" means the Novitex Parent Disclosure Schedules and the HGM Disclosure Schedules.

        "Seller Released Parties" has the meaning set forth in Section 7.21(a).

        "Sensitive Data" means all confidential information, classified information, proprietary information, trade secrets and any other information protected by Law or Contract that is collected, maintained, stored, transmitted, used, disclosed or otherwise processed by or for the business of each member of the Company Group, including any classified information released or disclosed in connection with Contracts under the National Industrial Security Program, and any information about an individual that either contains data elements that identify the individual or with respect to which there is a reasonable basis to believe the information can be used to identify the individual.

        "Shares" means shares of Purchased Equity.

        "Solvent" means, as of any date of determination and with regard to any Person, that (i) the sum of the assets of such Person and its Subsidiaries, on a consolidated basis, at a fair valuation exceeds their liabilities, including contingent, subordinated, unmatured, unliquidated and disputed liabilities, of such Person and its Subsidiaries, on a consolidated basis, (ii) the present fair saleable value of the assets of such Person and its Subsidiaries, on a consolidated basis, is not less than the amount that will be required to pay the probable liability of such Person and its Subsidiaries, on a consolidated basis, on their debts and liabilities as they become absolute and matured, (iii) such Person and its Subsidiaries, on a consolidated basis, have sufficient capital and liquidity with which to conduct their businesses and such Person and its Subsidiaries, on a consolidated basis, are not engaged in business or a transaction, and are not about to engage in business or a transaction, for which such Person's and its Subsidiaries' assets, on a consolidated basis, would constitute unreasonably small capital and (iv) such Person and its Subsidiaries, on a consolidated basis, have not incurred and does not plan to incur debts or liabilities

A-I-11

beyond its ability to pay such debts as they mature or otherwise become due. For purposes of this definition, "debt" means any liability on a claim, and "claim" means (x) a right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (y) a right to an equitable remedy for breach of performance to the extent such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured. With respect to any such contingent liabilities, such liabilities shall be computed at the amount which, in light of all the facts and circumstances existing at the time, represents the amount which can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standard No. 5).

        "SourceHOV" has the meaning set forth in the preamble.

        "SourceHOV Business" means the business and operations of the SourceHOV Company Group, as currently conducted or for which there are future plans for it to be conducted.

        "SourceHOV Certificate of Merger" means a certificate of merger with respect to the SourceHOV Merger.

        "SourceHOV Common Stock" has the meaning set forth in Section 2.1(a)(ii).

        "SourceHOV Company Group" means SourceHOV and SourceHOV's Subsidiaries.

        "SourceHOV Confidentiality Agreement" has the meaning set forth in Section 7.3(c).

        "SourceHOV Consulting Agreement" means, collectively, (i) the Consulting Agreement, dated April 30, 2013, between SourceHOV and Solaris Investment L.P., (ii) Consulting Agreement, dated April 30, 2013, between SourceHOV and a designee of HandsOn3, LLC and (iii) the Consulting Agreement, dated July 27, 2015, between TransCentra, Inc. and HandsOn Global Management, LLC.

        "SourceHOV Disclosure Schedules" means the disclosure schedules of SourceHOV delivered to Parent in connection with this Agreement.

        "SourceHOV Dissenting Shares" has the meaning set forth in Section 2.1(c).

        "SourceHOV Effective Time" has the meaning set forth in Section 1.2(a).

        "SourceHOV Merger" has the meaning set forth in the recitals.

        "SourceHOV Merger Consideration" means a number of shares of Parent Common Stock equal to the quotient obtained by dividing 80,600,000 by the number of shares of SourceHOV Common Stock outstanding immediately prior to the SourceHOV Effective Time assuming the settlement (in shares of SourceHOV Common Stock) of all SourceHOV RSU Awards outstanding, whether vested or unvested, immediately prior to the SourceHOV Effective Time.

        "SourceHOV Merger Sub Common Stock" has the meaning set forth in Section 2.1(a)(i).

        "SourceHOV Parent Consent" has the meaning set forth in the recitals.

        "SourceHOV Released Parties" has the meaning set forth in Section 7.21(d).

        "SourceHOV RSU Award" means any award of restricted stock units corresponding to shares of SourceHOV Common Stock, which award is subject to restrictions based on performance or continuing service.

        "SourceHOV Stock Plan" means the Solaris Holding Corporation 2013 Long Term Incentive Plan, as amended, modified or supplemented from time to time, and any successor plan thereto.

        "SourceHOV Surviving Company" has the meaning set forth in Section 1.1(a).

A-I-12

        "Stockholder" means any Person who holds Shares of the Company immediately prior to the Effective Time.

        "Subscription Agreement Material Terms" has the meaning set forth in Section 7.24.

        "Subscription Agreements" has the meaning set forth in the recitals.

        "Subsidiary" or "Subsidiaries" means, with respect to any Person, any other Person, of which an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its board of directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first Person. For the purposes hereof, the term Subsidiary shall include all Subsidiaries of such Subsidiary.

        "Tax" or "Taxes" means, with respect to any Person, all taxes, customs, tariffs, imposts, levies, duties, fees or other like assessments or charges of any kind imposed by a Governmental Authority including any income, gross income, franchise, gross receipts, sales, use, ad valorem, transfer, real property, franchise, license, withholding, payroll, employment or windfall profits taxes, alternative or add-in minimum taxes or other tax of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any Tax Authority on such Person, whether disputed or not.

        "Tax Authority" means any Governmental Authority or any quasi-governmental or private body having jurisdiction over the assessment, determination, collection or imposition of any Tax.

        "Tax Returns" means any returns, reports, certificates, forms or similar statements or documents (including any related or supporting information or schedules attached thereto and any information returns, amended Tax returns, claims for refund or declaration of estimated Tax) required or permitted to be supplied to, or filed with, a Tax Authority in connection with the determination, assessment or collection of any Tax or the administration of any Laws relating to any Tax.

        "Transaction Costs" has the meaning set forth in Section 7.7.

        "Transfer Taxes" has the meaning set forth in Section 7.7(b).

        "Treasury Regulations" means the permanent and temporary income tax regulations promulgated under the Code, as may be amended from time to time (including corresponding provisions of successor Treasury Regulations).

        "Trust Account" has the meaning set forth in Section 6.11(a).

        "Trust Agreement" has the meaning set forth in Section 6.11(a).

        "Trustee" has the meaning set forth in Section 6.11(a).

        "Waived 280G Benefits" has the meaning set forth in Section 7.12.

A-I-13

Annex B

SECOND AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

Exela Technologies, Inc.

Pursuant to Section 245 of the
Delaware General Corporation Law

        Exela Technologies, Inc., a corporation existing under the laws of the State of Delaware (the "Corporation"), by its Chief Executive Officer, hereby certifies as follows:

          1.     The name of the Corporation is "Exela Technologies, Inc."

          2.     The Corporation's Certificate of Incorporation was filed in the office of the Secretary of State of the State of Delaware on July 15, 2014 and the Amended and Restated Certificate of Incorporation was filed in the office of the Secretary of State of the State of Delaware on January 15, 2015, as amended on January 19, 2017 (the "Certificate of Incorporation").

          3.     This Second Amended Restated Certificate of Incorporation restates, integrates and amends the Certificate of Incorporation of the Corporation.

          4.     This Second Amended and Restated Certificate of Incorporation was duly adopted by joint written consent of the directors and stockholders of the Corporation in accordance with the applicable provisions of Sections 141(f), 228, 242 and 245 of the General Corporation Law of the State of Delaware ("GCL").

          5.     The text of the Certificate of Incorporation of the Corporation is hereby amended and restated to read in full as follows:

            FIRST:  The name of the corporation is Exela Technologies, Inc. (hereinafter sometimes referred to as the "Corporation").

            SECOND:  The registered office of the Corporation is to be located at 615 S. DuPont Hwy., Kent County, Dover, Delaware. The name of its registered agent at that address is National Corporate Research, Ltd.

            THIRD:  The purpose of the Corporation shall be to engage in any lawful act or activity for which corporations may be organized under the GCL.

            FOURTH:  The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 350,000,000 of which 340,000,000 shares shall be Common Stock of the par value of $.0001 per share and 10,000,000 shares shall be Preferred Stock of the par value of $.0001 per share.

              A.    Preferred Stock.    The Board of Directors of the Corporation (the "Board") is expressly granted authority to issue shares of the Preferred Stock, in one or more series, and to fix for each such series such voting powers, full or limited, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof as shall be stated and expressed in the resolution or resolutions adopted by the Board providing for the issue of such series and included in a certificate of designation (a "Preferred Stock Designation") and as may be permitted by the GCL. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, without a separate vote of the holders of the Preferred Stock, or any series thereof, unless a vote of any such holders is required pursuant to any Preferred Stock Designation.

              B.    Common Stock.    Except as otherwise required by law or as otherwise provided in any Preferred Stock Designation, the holders of the Common Stock shall exclusively possess all voting power and each share of Common Stock shall have one vote for each such share on each matter properly submitted to the stockholders on which the holders of Common Stock are entitled to vote.

            FIFTH:  The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

              A.    Election of directors need not be by ballot unless the by-laws of the Corporation so provide.

              B.    The Board shall be divided into three classes: Class A, Class B and Class C. The number of directors in each class shall be as nearly equal as possible. At the first election of directors by the incorporator, the incorporator shall elect a Class C director for a term expiring at the Corporation's third Annual Meeting of Stockholders. The Class C director shall then appoint additional Class A, Class B and Class C directors, as necessary. The directors in Class A shall be elected for a term expiring at the first Annual Meeting of Stockholders, the directors in Class B shall be elected for a term expiring at the second Annual Meeting of Stockholders and the directors in Class C shall be elected for a term expiring at the third Annual Meeting of Stockholders. Commencing at the first Annual Meeting of Stockholders, and at each annual meeting thereafter, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election. Except as the GCL may otherwise require, in the interim between annual meetings of stockholders or special meetings of stockholders called for the election of directors and/or the removal of one or more directors and the filling of any vacancy in that connection, newly created directorships and any vacancies in the Board, including unfilled vacancies resulting from the removal of directors for cause, may be filled by the vote of a majority of the remaining directors then in office, although less than a quorum (as defined in the Corporation's by-laws), or by the sole remaining director. All directors shall hold office until the expiration of their respective terms of office and until their successors shall have been elected and qualified. A director elected to fill a vacancy resulting from the death, resignation or removal of a director shall serve for the remainder of the full term of the director whose death, resignation or removal shall have created such vacancy and until his successor shall have been elected and qualified.

              C.    The Board shall have the power, without the assent or vote of the stockholders, to make, alter, amend, change, add to or repeal the by-laws of the Corporation as provided in the by-laws of the Corporation.

              D.    The directors in their discretion may submit any contract or act for approval or ratification at any annual meeting of the stockholders or at any meeting of the stockholders called for the purpose of considering any such act or contract, and any contract or act that shall be approved or be ratified by the vote of the holders of a majority of the stock of the Corporation which is represented in person or by proxy at such meeting and entitled to vote thereat (provided that a lawful quorum of stockholders be there represented in person or by proxy) shall be as valid and binding upon the Corporation and upon all the stockholders as though it had been approved or ratified by every stockholder of the Corporation, whether or not the contract or act would otherwise be open to legal attack because of directors' interests, or for any other reason.

              E.    In addition to the powers and authorities hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation; subject, nevertheless, to the provisions of the statutes of Delaware, of this Second Amended and Restated Certificate of Incorporation, and to any by-laws from time to time made by the stockholders; provided, however, that no by-law so made shall invalidate any prior act of the directors which would have been valid if such by-law had not been made.

            SIXTH:  A. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the GCL as the same exists or may hereafter be amended. If the GCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the GCL, as so amended. Any repeal or modification of this paragraph A by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation with respect to events occurring prior to the time of such repeal or modification.

              B.    The Corporation, to the full extent permitted by Delaware law, as the same exists or may hereafter be amended from time to time, shall indemnify and hold harmless each person whom it may indemnify pursuant thereto. Expenses (including attorneys' fees) incurred by any such indemnified person in defending any civil, criminal, administrative, or investigative action, suit or proceeding for which such person may be entitled to indemnification hereunder shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation as authorized hereby. The rights to indemnification and advancement of expenses conferred by this paragraph B shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent of the Corporation and shall inure to the benefit of his or her heirs, executors and administrators.

              C.    The Corporation hereby acknowledges that an indemnitee may have certain rights to other indemnification, advancement of expenses and/or insurance (collectively, the "Other Indemnitors"). The Corporation hereby agrees that with respect to any and all losses arising by reason of the fact that such indemnitee is or was a director, officer, employee or agent of the Corporation or any subsidiary thereof, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, (i) that the Corporation is the indemnitor of first resort (i.e., its obligations to an indemnitee are primary and any obligation of the Other Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by such indemnitee are secondary), (ii) that the Corporation shall be required to advance the full amount of expenses incurred by an indemnitee in accordance with this paragraph C and shall be liable for the full amount of all losses to the extent legally permitted and as required by the terms of this Second Amended and Restated Certificate of Incorporation (or any other agreement between the Corporation and an indemnitee), without regard to any rights an indemnitee may have against the Other Indemnitors, and, (iii) that the Corporation irrevocably waives, relinquishes and releases the Other Indemnitors from any and all claims against the Other Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof. The Corporation further agrees that no advancement or payment by the Other Indemnitors on behalf of an indemnitee with respect to any claim for which such indemnitee has sought indemnification from the Corporation shall affect the foregoing and the Other Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of such indemnitee against the Corporation. The Corporation and each indemnitee agree that the Other Indemnitors are express third party beneficiaries of the terms of this paragraph C.

              D.    Any repeal or amendment of this Article SIXTH by the stockholders of the Corporation or by changes in law, or the adoption of any other provision of this Second Amended and Restated Certificate inconsistent with this Article SIXTH, shall, unless otherwise required by law, be prospective only (except to the extent such amendment or change in law permits the Corporation to provide broader indemnification rights on a retroactive basis than permitted prior thereto), and shall not in any way diminish or adversely affect any right or protection existing at the time of such repeal or amendment or adoption of such inconsistent provision in respect of any proceeding (regardless of when such proceeding is first threatened, commenced or completed) arising out of or related to any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.

            SEVENTH:  Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

            EIGHTH:  A. Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for any stockholder (including a beneficial owner) to bring (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation's stockholders, (iii) any action asserting a claim against the Corporation, its directors, officers or employees arising pursuant to any provision of the GCL or this Second Amended and Restated Certificate of Incorporation or the Corporation's by-laws, or (iv) any action asserting a claim against the Corporation, its directors, officers or employees governed by the internal affairs doctrine, except for, as to each of (i) through (iv) above, any claim as to which the Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, or for which the Court of Chancery does not have subject matter jurisdiction.

              B.    If any action the subject matter of which is within the scope of paragraph A immediately above is filed in a court other than a court located within the State of Delaware (a "Foreign Action") in the name of any stockholder, such stockholder shall be deemed to have consented to (i) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce paragraph A immediately above (an "FSC Enforcement Action") and (ii) having service of process made upon such stockholder in any such FSC Enforcement Action by service upon such stockholder's counsel in the Foreign Action as agent for such stockholder.

              C.    If any provision or provisions of this Article EIGHTH shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Article EIGHTH (including, without limitation, each portion of any sentence of this Article EIGHTH containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article EIGHTH.

            NINTH:  The Corporation elects not to be governed by Section 203 of the GCL.

            TENTH:  A. The doctrine of corporate opportunity, or any other analogous doctrine, shall not apply with respect to the Corporation or any of its officers or directors in circumstances where the application of any such doctrine to a corporate opportunity would conflict with any fiduciary duties or contractual obligations they may have as of the date of this Second Amended and Restated Certificate or in the future. In addition to the foregoing, the doctrine of corporate opportunity shall not apply to any other corporate opportunity with respect to any of the directors or officers of the Corporation unless such corporate opportunity is offered to such person solely in his or her capacity as a director or officer of the Corporation and such opportunity is one the Corporation is legally and contractually permitted to undertake and would otherwise be reasonable for the Corporation to pursue.

              B.    Without limiting the foregoing, to the extent permitted by applicable law, each of the stockholders and directors of the Corporation, their respective affiliates and all of their respective partners, principals, directors, officers, members, managers, equity holders and/or employees, including any of the foregoing who serve as officers or directors of the Corporation (other than the Corporation and its subsidiaries and other than directors that are employees of the Corporation or any of its subsidiaries) (each, an "Exempted Person") shall not have any fiduciary duty to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as the Corporation or any of its subsidiaries, except as otherwise expressly provided in any agreement entered into between the Corporation and such Exempted Person. To the fullest extent permitted by applicable law, the Corporation, on behalf of itself and its subsidiaries, renounces any interest or expectancy of the Corporation and its subsidiaries in, or in being offered an opportunity to participate in, business opportunities that are from time to time available to the Exempted Persons, even if the opportunity is one that the Corporation or its subsidiaries might reasonably be deemed to have pursued or had the ability or desire to pursue if granted the opportunity to do so, and each such Exempted Person shall have no duty to communicate or offer such business opportunity to the Corporation (and there shall be no restriction on the Exempted Persons using the general knowledge and understanding of the industry in which the Corporation operates which it has gained as an Exempted Person in considering and pursuing such opportunities or in making investment, voting, monitoring, governance or other decisions relating to other entities or securities) and, to the fullest extent permitted by applicable law, shall not be liable to the Corporation or any of its subsidiaries or stockholders for breach of any fiduciary or other duty, as a director or officer or otherwise, by reason of the fact that such Exempted Person pursues or acquires such business opportunity, directs such business opportunity to another person or fails to present such business opportunity, or information regarding such business opportunity, to the Corporation or its subsidiaries, or uses such knowledge and understanding in the manner described herein, in each case, except as otherwise expressly provided in any agreement entered into between the Company and such Exempted Person. In addition to and notwithstanding the foregoing, a corporate opportunity shall not be deemed to belong to the Corporation if it is a business opportunity that the Corporation is not financially able or contractually permitted or legally able to undertake, or that is, from its nature, not in the line of the Corporation's business or is of no practical advantage to it or that is one in which the Corporation has no interest or reasonable expectancy. Any person or entity purchasing or otherwise acquiring any interest in any shares of stock of the Corporation shall be deemed to have notice of the provisions of this Article TENTH.

              C.    Neither the alteration, amendment, addition to or repeal of this Article TENTH, nor the adoption of any provision of this Second Amended and Restated Certificate (including any Preferred Stock Designation) inconsistent with this Article TENTH, shall eliminate or reduce the effect of this Article TENTH in respect of any business opportunity first identified or any other matter occurring, or any cause of action, suit or claim that, but for this Article TENTH, would accrue or arise, prior to such alteration, amendment, addition, repeal or adoption. This Article TENTH shall not limit any protections or defenses available to, or indemnification or advancement rights of, any director or officer of the Corporation under this Second Amended and Restated Certificate, the Bylaws or applicable law

            ELEVENTH:  The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Second Amended and Restated Certificate (including any Preferred Stock Designation), in the manner now or hereafter prescribed by this Second Amended and Restated Certificate and the GCL; and, except as set forth in this Article ELEVENTH, all rights, preferences and privileges herein conferred upon stockholders, directors or any other persons by and pursuant to this Second Amended and Restated Certificate in its present form or as hereafter amended are granted subject to the right reserved in this Article ELEVENTH. In the event that the provisions of this Second Amended and Restated Certificate and the nomination agreement between the Corporation and Apollo Novitex Holdings, L.P. and the nomination agreement between the Corporation and HOVS LLC, HOVS Capital II LLC, Stern Capital LLC, Sunraj LLC, Pidgin Associates LLC, HandsOn Fund 4 I, LLC, and Sonino LLC conflict, the provisions of the such nomination agreements shall take precedence over this Second Amended and Restated Certificate.

        IN WITNESS WHEREOF, the Corporation has caused this Second Amended and Restated Certificate of Incorporation to be signed by [    •    ], its [    •    ], as of the [    •    ]th day of [    •    ], 2017.

[OFFICER], [TITLE]

Annex C

AMENDED AND RESTATED
BY LAWS

OF

Exela Technologies, Inc.

ARTICLE I

OFFICES

        1.1    Registered Office.     The registered office of Exela Technologies, Inc. (the "Corporation") in the State of Delaware shall be established and maintained at 615 S. DuPont Highway, Kent County, Dover, Delaware and National Corporate Research, Ltd. shall be the registered agent of the corporation in charge thereof.

        1.2    Other Offices.     The Corporation may also have offices at such other places both within and without the State of Delaware as the board of directors of the Corporation (the "Board of Directors") may from time to time determine or the business of the Corporation may require.

ARTICLE II
MEETINGS OF STOCKHOLDERS

        2.1    Place of Meetings.     All meetings of the stockholders shall be held at such time and place, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof; provided that the Board may in its sole discretion determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication pursuant to Section 2.13.

        2.2    Annual Meetings.     The annual meeting of stockholders shall be held on such date and at such time as may be fixed by the Board of Directors and stated in the notice of the meeting, for the purpose of electing directors and for the transaction of only such other business as is properly brought before the meeting in accordance with these Amended and Restated Bylaws (the "Bylaws").

        Written notice of an annual meeting stating the place, date and hour of the meeting, shall be given to each stockholder entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the annual meeting.

        To be properly brought before the annual meeting, business must be either (i) specified in the notice of annual meeting (or any supplement or amendment thereto) given by or at the direction of the Board of Directors, (ii) otherwise brought before the annual meeting by or at the direction of the Board of Directors, or (iii) otherwise properly brought before the annual meeting by a stockholder who is a stockholder of record on the date of the giving of the notice and on the record date for the determination of stockholders entitled to vote at such annual meeting and who complies with the notice procedures in this Section 2.2. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not less than sixty (60) days nor more than ninety (90) days prior to the meeting; provided, however, that in the event that less than seventy (70) days notice or prior public disclosure of the date of the annual meeting is given or made to stockholders, notice by a stockholder, to be timely, must be received no later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made, whichever first occurs. A stockholder's notice to the Secretary shall set forth (a) as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting (including the text of any resolutions proposed for consideration and in the event such business includes a proposal to amend these Bylaws, the language of the proposed amendment) and the reasons for conducting such business at the annual meeting, and (ii) any material interest of the stockholder in such business, and (b) as to the stockholder giving the notice (i) the name and record address of the stockholder and (ii) the class, series and number of shares of capital stock of the Corporation which are beneficially owned by the stockholder. Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at the annual meeting except in accordance with the procedures set forth in this Article II, Section 2. The officer of the Corporation presiding at an annual meeting shall, if the facts warrant, determine and declare to the annual meeting that business was not properly brought before the annual meeting in accordance with the provisions of this Article II, Section 2, and if such officer should so determine, such officer shall so declare to the annual meeting and any such business not properly brought before the meeting shall not be transacted.

        2.3    Special Meetings.     Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Second Amended and Restated Certificate of Incorporation of the Corporation (the "Certificate of Incorporation"), may only be called by a majority of the entire Board of Directors, or the President or the Chairman, and shall be called by the Secretary at the request in writing of stockholders owning a majority in amount of the entire capital stock of the corporation issued and outstanding and entitled to vote. Without limiting the foregoing, upon the request of (a) HOVS LLC, HOVS Capital II LLC, Stern Capital LLC, Sunraj LLC, Pidgin Associates LLC, HandsOn Fund 4 I, LLC, and Sonino LLC (collectively, the "HGM Group") (or its affiliate or assignee) so long as it (or its affiliate or assignee) has the right to nominate at least one director of the Board in accordance with the nomination agreement between the HGM Group and the Corporation or (b) Apollo Novitex Holdings, L.P. ("Apollo") (or its affiliate or assignee) so long as it (or its affiliate or assignee) has the right to nominate at least one director of the Board in accordance with the nomination agreement between Apollo and the Corporation (collectively with the nomination agreement between the HGM Group and the Corporation, (collectively, the "Nomination Agreements"), the Chairman or the President shall call a special meeting of stockholders. Such request shall state the purpose or purposes of the proposed meeting.

        Unless otherwise provided by law, written notice of a special meeting of stockholders, stating the time, place and purpose or purposes thereof, shall be given to each stockholder entitled to vote at such meeting, not less than ten (10) or more than sixty (60) days before the date fixed for the meeting. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

        2.4    Quorum.     The holders of a majority of the capital stock issued and outstanding and entitled to vote thereat present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the Certificate of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the holders of a majority of the votes entitled to be cast by the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder entitled to vote at the meeting.

        2.5    Organization.     The Chairman of the Board of Directors shall act as chairman of meetings of the stockholders. The Board of Directors may designate any other officer or director of the Corporation to act as chairman of any meeting in the absence of the Chairman of the Board of

Directors, and the Board of Directors may further provide for determining who shall act as chairman of any stockholders meeting in the absence of the Chairman of the Board of Directors and such designee.

        The Secretary of the Corporation shall act as secretary of all meetings of the stockholders, but in the absence of the Secretary the presiding officer may appoint any other person to act as secretary of any meeting.

        2.6    Voting.     Unless otherwise required by law, the Certificate of Incorporation, the Nomination Agreements or these Bylaws, any question (other than the election of directors) brought before any meeting of stockholders shall be decided by the vote of the holders of a majority of the stock represented and entitled to vote thereat. At all meetings of stockholders for the election of directors, a plurality of the votes cast shall be sufficient to elect. Each stockholder represented at a meeting of stockholders shall be entitled to cast one vote for each share of the capital stock entitled to vote thereat held by such stockholder, unless otherwise provided by the Certificate of Incorporation. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize any person or persons to act for him by proxy. All proxies shall be executed in writing and shall be filed with the Secretary of the Corporation not later than the day on which exercised. No proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. The Board of Directors, in its discretion, or the officer of the Corporation presiding at a meeting of stockholders, in his discretion, may require that any votes cast at such meeting shall be cast by written ballot.

        2.7    Action of Shareholders Without Meeting.     Any action required or permitted to be taken by the stockholders of the Corporation must be effected by a duly called annual or special meeting of such holders and may not be effected by written consent of the stockholders.

        2.8    Voting List.     The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the election, either at a place within the city, town or village where the election is to be held, which place shall be specified in the notice of the meeting, or, if not specified, at the place where said meeting is to be held. The list shall be produced and kept at the time and place of election during the whole time thereof, and may be inspected by any stockholder of the Corporation who is present. In the event that the Corporation determines to make the list available on an electronic network, the Corporation will take reasonable steps to ensure that such information is available only to stockholders of the Corporation.

        2.9    Stock Ledger.     The stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by Section 8 of this Article II or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

        2.10    Adjournment.     Any meeting of the stockholders, including one at which directors are to be elected, may be adjourned for such periods as the presiding officer of the meeting or the stockholders present in person or by proxy and entitled to vote shall direct.

        2.11    Ratification.     Any transaction questioned in any stockholders' derivative suit, or any other suit to enforce alleged rights of the Corporation or any of its stockholders, on the ground of lack of authority, defective or irregular execution, adverse interest of any director, officer or stockholder, nondisclosure, miscomputation or the application of improper principles or practices of accounting may be approved, ratified and confirmed before or after judgment by the Board of Directors or by the holders of Common Stock and, if so approved, ratified or confirmed, shall have the same force and effect as if the questioned transaction had been originally duly authorized, and said approval, ratification or confirmation shall be binding upon the Corporation and all of its stockholders and shall constitute a bar to any claim or execution of any judgment in respect of such questioned transaction.

        2.12    Inspectors.     The election of directors and any other vote by ballot at any meeting of the stockholders shall be supervised by at least one inspector. Such inspectors shall be appointed by the Board of Directors in advance of the meeting. If the inspector so appointed shall refuse to serve or shall not be present, such appointment shall be made by the officer presiding at the meeting.

        2.13    Meetings by Means of Conference Telephone.     Stockholders may participate in a meeting of the stockholders by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this subsection shall constitute presence in person at such meeting.

ARTICLE III
DIRECTORS

        3.1    Powers; Number; Qualifications.     The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, except as may be otherwise provided by law or in the Certificate of Incorporation. Subject to the terms and conditions in the Nomination Agreements, the number of directors which shall constitute the Board of Directors shall be not less than one (1) nor more than eight (8). Subject to the terms and conditions in the Nomination Agreements, the exact number of directors shall be fixed from time to time, within the limits specified in this Article III Section 1 or in the Certificate of Incorporation, by the Board of Directors. Directors need not be stockholders of the Corporation. The Board may be divided into Classes as more fully described in the Certificate of Incorporation.

        3.2    Election; Term of Office; Resignation; Removal; Vacancies.     Subject to the terms and conditions in the Nomination Agreements, each director shall hold office until the next annual meeting of stockholders at which his Class stands for election or until such director's earlier resignation, removal from office, death or incapacity. Unless otherwise provided in the Certificate of Incorporation and the Nomination Agreements, vacancies and newly created directorships resulting from any increase in the authorized number of directors or from any other cause may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director and each director so chosen shall hold office until the next election of the class for which such director shall have been chosen, and until his successor shall be elected and qualified, or until such director's earlier resignation, removal from office, death or incapacity.

        3.3    Nominations.     Nominations of persons for election to the Board of Directors of the Corporation at a meeting of stockholders of the Corporation may be made at such meeting by or at the direction of the Board of Directors, by any committee or persons appointed by the Board of Directors or by any stockholder of the Corporation entitled to vote for the election of directors at the meeting who is a stockholder of record on the date of the giving of the notice and on the record date for the determination of stockholders entitled to vote at such annual meeting and who complies with the notice procedures set forth in this Article III, Section 3. Such nominations by any stockholder shall be made pursuant to timely notice in writing to the Secretary of the Corporation. To be timely, a stockholder's notice shall be delivered to or mailed and received at the principal executive offices of the Corporation not less than sixty (60) days nor more than ninety (90) days prior to the meeting; provided however, that in the event that less than seventy (70) days notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder, to be timely, must be received no later than the close of business on the tenth (10th) day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever first occurs. Such stockholder's notice to the Secretary shall set forth (i) as to each person whom the stockholder proposes to nominate for election or reelection as a director, (a) the name, age, business address and residence address of the person, (b) the principal occupation or employment of the person, (c) the class and number of shares of capital stock of the Corporation which are beneficially owned by the person, and (d) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to the Rules and Regulations of the Securities and Exchange Commission under Section 14 of the Securities Exchange Act of 1934, as amended, and (ii) as to the stockholder giving the notice (a) the name and record address of the stockholder and (b) the class and number of shares of capital stock of the Corporation which are beneficially owned by the stockholder. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as a director of the Corporation. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth herein. The officer of the Corporation presiding at an annual meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedure, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

        3.4    Meetings.     The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware. The first meeting of each newly elected Board of Directors shall be held immediately after and at the same place as the meeting of the stockholders at which it is elected and no notice of such meeting shall be necessary to the newly elected directors in order to legally constitute the meeting, provided a quorum shall be present. Regular meetings of the Board of Directors may be held without notice at such time and place as shall from time to time be determined by the Board of Directors. Special meetings of the Board of Directors may be called by the President (including upon the written request of at least two directors then in office) or a majority of the entire Board of Directors. Notice thereof stating the place, date and hour of the meeting shall be given to each director either by mail not less than seventy-two (72) hours before the date of the meeting, by telephone, facsimile, telegram or e-mail on forty-eight (48) hours notice.

        3.5    Quorum.     Except as may be otherwise specifically provided by law, the Certificate of Incorporation or these Bylaws, at all meetings of the Board of Directors or any committee thereof, a majority of the entire Board of Directors or such committee, as the case may be, and at least one director nominated by each of the HGM Group (or its affiliate or assignee) (so long as it has the right to nominate a director in accordance with the applicable Nomination Agreement) and Apollo (so long as it has the right to nominate a director in accordance with the applicable Nomination Agreement) shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. Notwithstanding the foregoing, if either a director nominated by Apollo (or its affiliate or assignee) or a director nominated by the HGM Group (or its affiliate or assignee) has informed the Corporation in writing that it will not attend a specific meeting and that it consents to a quorum without its presence, the presence of such person shall not be required to constitute a quorum at such meeting; provided, however, if a quorum shall not be present at the adjourned meeting because either no director nominated by Apollo (or its affiliate or assignee) or a member of the HGM Group (or its affiliate or assignee) is present, in person or by proxy and the directors nominated by Apollo (or its affiliate or assignee) and the HGM Group (or its affiliate or assignee) have received written notice of the time and place of the adjourned meeting in accordance with Section 3.4, such person's presence shall not be required at the adjourned meeting to constitute a quorum at such adjourned meeting. If a quorum shall not be present at any meeting of the Board of Directors or of any committee thereof, a majority of the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

        3.6    Organization of Meetings.     The Board of Directors shall elect one of its members to be Chairman of the Board of Directors. The Chairman of the Board of Directors shall lead the Board of

Directors in fulfilling its responsibilities as set forth in these By-Laws, including its responsibility to oversee the performance of the Corporation, and shall determine the agenda and perform all other duties and exercise all other powers which are or from time to time may be delegated to him or her by the Board of Directors.

        Meetings of the Board of Directors shall be presided over by the Chairman of the Board of Directors, or in his or her absence, by the President, or in the absence of the Chairman of the Board of Directors and the President by such other person as the Board of Directors may designate or the members present may select.

        3.7    Actions of Board of Directors Without Meeting.     Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or of such committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filled with the minutes of proceedings of the Board of Directors or committee.

        3.8    Removal of Directors by Stockholders.     The entire Board of Directors or any individual Director may be removed from office with or without cause by a majority vote of the holders of the outstanding shares then entitled to vote at an election of directors. Notwithstanding the foregoing, if the Corporation's board is classified stockholders may effect such removal only for cause. Subject to the terms and conditions of the Nomination Agreements, in case the Board of Directors or any one or more Directors be so removed, new Directors may be elected at the same time for the unexpired portion of the full term of the Director or Directors so removed.

        3.9    Resignations.     Any Director may resign at any time by submitting his written resignation to the Board of Directors or Secretary of the Corporation. Such resignation shall take effect at the time of its receipt by the Corporation unless another time be fixed in the resignation, in which case it shall become effective at the time so fixed. The acceptance of a resignation shall not be required to make it effective.

        3.10    Committees.     Subject to the terms and conditions of the Nomination Agreements, the Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. Subject to the terms and conditions of the Nomination Agreements, in the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided by law and in the resolution of the Board of Directors establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution or amending the Bylaws of the Corporation; and, unless the resolution expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock or to adopt a certificate of ownership and merger. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

        3.11    Compensation.    The directors may be paid their reasonable, documented out-of-pocket expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed amount (in cash or other form of consideration) for attendance at each meeting of the Board of Directors or a stated salary as director and any other meetings or events attended on behalf of the Corporation at the Corporation's request. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

        3.12    Interested Directors.    No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if (i) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

        3.13    Meetings by Means of Conference Telephone.    Members of the Board of Directors or any committee designed by the Board of Directors may participate in a meeting of the Board of Directors or of a committee of the Board of Directors by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this subsection shall constitute presence in person at such meeting.

ARTICLE IV
OFFICERS

        4.1    General.    The officers of the Corporation shall be elected by the Board of Directors and may consist of: a Chairman of the Board, Vice Chairman of the Board, Chief Executive Officer, President, Chief Financial Officer, Secretary and Treasurer. The Board of Directors, in its discretion, may also elect one or more Vice Presidents (including Executive Vice Presidents and Senior Vice Presidents), Assistant Secretaries, Assistant Treasurers, a Controller and such other officers as in the judgment of the Board of Directors may be necessary or desirable. Any number of offices may be held by the same person and more than one person may hold the same office, unless otherwise prohibited by law, the Certificate of Incorporation or these Bylaws. The officers of the Corporation need not be stockholders of the Corporation, nor need such officers be directors of the Corporation.

        4.2    Election.    The Board of Directors at its first meeting held after each annual meeting of stockholders shall elect the officers of the Corporation who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors; and all officers of the Corporation shall hold office until their successors are chosen and qualified, or until their earlier resignation or removal. Except as otherwise provided in this Article IV, any officer elected by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors. The salaries of all officers who are directors of the Corporation shall be fixed by the Board of Directors.

        4.3    Voting Securities Owned by the Corporation.    Powers of attorney, proxies, waivers of notice of meeting, consents and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the President or any Vice President, and any such officer may, in the name and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities and at any such meeting shall possess and may exercise any and all rights and powers incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed if present. The Board of Directors may, by resolution, from time to time confer like powers upon any other person or persons.

        4.4    Chief Executive Officer.    Subject to the provisions of these Bylaws and to the direction of the Board of Directors, the Chief Executive Officer shall have ultimate authority for decisions relating to the general management and control of the affairs and business of the Corporation and shall perform such other duties and exercise such other powers which are or from time to time may be delegated to him or her by the Board of Directors or these Bylaws, all in accordance with basic policies as established by and subject to the oversight of the Board of Directors.

        4.5    President.    At the request of the Chief Executive Officer, or in the absence of the Chief Executive Officer, or in the event of his or her inability or refusal to act, the President shall perform the duties of the Chief Executive Officer, and when so acting, shall have all the powers of and be subject to all the restrictions upon such office. The President shall perform such other duties and have such other powers as the Board of Directors from time to time may prescribe.

        4.6    Chief Financial Officer.    The Chief Financial Officer shall have general supervision, direction and control of the financial affairs of the Corporation and shall perform such other duties and exercise such other powers which are or from time to time may be delegated to him or her by the Board of Directors or these Bylaws, all in accordance with basic policies as established by and subject to the oversight of the Board of Directors. In the absence of a named Treasurer, the Chief Financial Officer shall also have the powers and duties of the Treasurer as hereinafter set forth and shall be authorized and empowered to sign as Treasurer in any case where such officer's signature is required.

        4.7    Vice Presidents.    At the request of the President or in the absence of the President, or in the event of his or her inability or refusal to act, the Vice President or the Vice Presidents if there is more than one (in the order designated by the Board of Directors) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon such office. Each Vice President shall perform such other duties and have such other powers as the Board of Directors from time to time may prescribe. If there be no Vice President, the Board of Directors shall designate the officer of the Corporation who, in the absence of the President or in the event of the inability or refusal of such officer to act, shall perform the duties of such office, and when so acting, shall have all the powers of and be subject to all the restrictions upon such office.

        4.8    Secretary.    The Secretary shall attend all meetings of the Board of Directors and all meetings of stockholders and record all the proceedings thereat in a book or books to be kept for that purpose; the Secretary shall also perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or the President, under whose supervision the Secretary shall be. If the Secretary shall be unable or shall refuse to cause to be given notice of all meetings of the stockholders and special meetings of the Board of Directors, then any Assistant Secretary shall perform such actions. If there be no Assistant Secretary, then the Board of Directors or the President may choose another officer to cause such notice to be given. The Secretary shall have custody of the seal of the Corporation and the Secretary or any Assistant Secretary, if there be one, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the signature of the Secretary or by the signature of any such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature. The Secretary shall see that all books, reports, statements, certificates and other documents and records required by law to be kept or filed are properly kept or filed, as the case may be.

        4.9    Treasurer.    The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the Corporation. If required by the Board of Directors, the Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

        4.10    Assistant Secretaries.    Except as may be otherwise provided in these Bylaws, Assistant Secretaries, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the President, any Vice President, if there be one, or the Secretary, and in the absence of the Secretary or in the event of his disability or refusal to act, shall perform the duties of the Secretary, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Secretary.

        4.11    Assistant Treasurers.    Assistant Treasurers, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the President, any Vice President, if there be one, or the Treasurer, and in the absence of the Treasurer or in the event of his disability or refusal to act, shall perform the duties of the Treasurer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Treasurer. If required by the Board of Directors, an Assistant Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

        4.12    Controller.    The Controller shall establish and maintain the accounting records of the Corporation in accordance with generally accepted accounting principles applied on a consistent basis, maintain proper internal control of the assets of the Corporation and shall perform such other duties as the Board of Directors, the President or any Vice President of the Corporation may prescribe.

        4.13    Other Officers.    Such other officers as the Board of Directors may choose shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors. The Board of Directors may delegate to any other officer of the Corporation the power to choose such other officers and to prescribe their respective duties and powers.

        4.14    Vacancies.    The Board of Directors shall have the power to fill any vacancies in any office occurring from whatever reason.

        4.15    Resignations.    Any officer may resign at any time by submitting his written resignation to the Corporation. Such resignation shall take effect at the time of its receipt by the Corporation, unless another time be fixed in the resignation, in which case it shall become effective at the time so fixed. The acceptance of a resignation shall not be required to make it effective.

        4.16    Removal.    Subject to the provisions of any employment agreement approved by the Board of Directors, any officer of the Corporation may be removed at any time, with or without cause, by the Board of Directors.

 ARTICLE V
CAPITAL STOCK

        5.1    Form of Certificates.    The shares of stock in the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of the Corporation's stock shall be in uncertificated form. Stock certificates shall be in such forms as the Board of Directors may prescribe and signed by the Chairman of the Board, President or a Vice President and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation.

        5.2    Signatures.    Any or all of the signatures on a stock certificate may be a facsimile, including, but not limited to, signatures of officers of the Corporation and countersignatures of a transfer agent or registrar. In case an officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

        5.3    Lost Certificates.    The Board of Directors may direct a new stock certificate or certificates to be issued in place of any stock certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new stock certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or his legal representative, to advertise the same in such manner as the Board of Directors shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

        5.4    Transfers.    Stock of the Corporation shall be transferable in the manner prescribed by law and in these Bylaws. Transfers of certificated stock shall be made on the books of the Corporation only by the person named in the certificate or by such person's attorney lawfully constituted in writing and upon the surrender of the certificate therefor, which shall be canceled before a new certificate shall be issued. Transfers of uncertificated stock shall be made on the books of the Corporation only by the person then registered on the books of the Corporation as the owner of such shares or by such person's attorney lawfully constituted in writing and written instruction to the Corporation containing such information as the Corporation or its agents may prescribe. No transfer of uncertificated stock shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred. The Corporation shall have no duty to inquire into adverse claims with respect to any stock transfer unless (a) the Corporation has received a written notification of an adverse claim at a time and in a manner which affords the Corporation a reasonable opportunity to act on it prior to the issuance of a new, reissued or re-registered share certificate, in the case of certificated stock, or entry in the stock record books of the Corporation, in the case of uncertificated stock, and the notification identifies the claimant, the registered owner and the issue of which the share or shares is a part and provides an address for communications directed to the claimant; or (b) the Corporation has required and obtained, with respect to a fiduciary, a copy of a will, trust, indenture, articles of co-partnership, Bylaws or other controlling instruments, for a purpose other than to obtain appropriate evidence of the appointment or incumbency of the fiduciary, and such documents indicate, upon reasonable inspection, the existence of an adverse claim. The Corporation may discharge any duty of inquiry by any reasonable means, including notifying an adverse claimant by registered or certified mail at the address furnished by him or, if there be no such address, at his residence or regular place of business that the security has been presented for registration of transfer by a named person, and that the transfer will be registered unless within thirty days from the date of mailing the notification, either (a) an appropriate restraining order, injunction or other process issues from a court of competent jurisdiction; or (b) an indemnity bond, sufficient in the Corporation's judgment to protect the Corporation and any transfer agent, registrar or other agent of the Corporation involved from any loss which it or they may suffer by complying with the adverse claim, is filed with the Corporation.

        5.5    Fixing Record Date.    In order that the Corporation may determine the stockholders entitled to notice or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record is adopted by the Board of Directors, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than ten (10) days after the date upon which the resolution fixing the record date of action with a meeting is adopted by the Board of Directors, nor more than sixty (60) days prior to any other action. If no record date is fixed:

          (a)   The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.

          (b)   The record date for determining stockholders entitled to express consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is necessary, shall be the first date on which a signed written consent is delivered to the Corporation.

          (c)   The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

        A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

        5.6    Registered Stockholders.    Prior to due presentment for transfer of any share or shares, the Corporation shall treat the registered owner thereof as the person exclusively entitled to vote, to receive notifications and to all other benefits of ownership with respect to such share or shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State Delaware.

ARTICLE VI
NOTICES

        6.1    Form of Notice.    Notices to directors and stockholders other than notices to directors of special meetings of the board of Directors which may be given by any means stated in Article III, Section 4, shall be in writing and delivered personally or mailed to the directors or stockholders at their addresses appearing on the books of the corporation. Notice by mail shall be deemed to be given at the time when the same shall be mailed. Subject to the rules of any applicable stock exchange, notice to stockholders and directors may also be given by telegram or email. If delivered by email, such notice shall be deemed to be given when the email is sent by the originator. The time stamp on the sent email shall act as proof of service.

        6.2    Waiver of Notice.    Whenever any notice is required to be given under the provisions of law or the Certificate of Incorporation or by these Bylaws of the Corporation, a written waiver, signed by the person or persons entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular, or special meeting of the stockholders, Directors, or members of a committee of Directors need be specified in any written waiver of notice unless so required by the Certificate of Incorporation.

ARTICLE VII
INDEMNIFICATION OF DIRECTORS AND OFFICERS

        7.1   The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation or any subsidiary thereof, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

        7.2   To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 1 of this Article, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.

        7.3   The Corporation hereby acknowledges that an indemnitee may have certain rights to other indemnification, advancement of expenses and/or insurance (collectively, the "Other Indemnitors"). The Corporation hereby agrees that with respect to any and all losses arising by reason of the fact that such indemnitee is or was a director, officer, employee or agent of the Corporation or any subsidiary thereof, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, (i) that the Corporation is the indemnitor of first resort (i.e., its obligations to an indemnitee are primary and any obligation of the Other Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by such indemnitee are secondary), (ii) that the Corporation shall be required to advance the full amount of expenses incurred by an indemnitee in accordance with this Article VII and shall be liable for the full amount of all losses to the extent legally permitted and as required by the terms of the Certificate of Incorporation and the Bylaws (or any other agreement between the Corporation and an indemnitee), without regard to any rights an indemnitee may have against the Other Indemnitors, and, (iii) that the Corporation irrevocably waives, relinquishes and releases the Other Indemnitors from any and all claims against the Other Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof. The Corporation further agrees that no advancement or payment by the Other Indemnitors on behalf of an indemnitee with respect to any claim for which such indemnitee has sought indemnification from the Corporation shall affect the foregoing and the Other Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of such indemnitee against the Corporation. The Corporation and each indemnitee agree that the Other Indemnitors are express third party beneficiaries of the terms of this Article VII.

        7.4   Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Section. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

        7.5   Any repeal or amendment of this Article VII by the stockholders of the Corporation or by changes in law, or the adoption of any other provision of the Amended and Restated Certificate and the Bylaws inconsistent with this Article VII, shall, unless otherwise required by law, be prospective only (except to the extent such amendment or change in law permits the Corporation to provide broader indemnification rights on a retroactive basis than permitted prior thereto), and shall not in any way diminish or adversely affect any right or protection existing at the time of such repeal or amendment or adoption of such inconsistent provision in respect of any proceeding (regardless of when such proceeding is first threatened, commenced or completed) arising out of or related to any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.

        7.6   The indemnification and advancement of expenses provided by, or granted pursuant to the other sections of this Article shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

        7.7   The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article.

        7.8   For purposes of this Article, references to "the Corporation" shall include, in addition to the resulting Corporation, any constituent Corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer employee or agent of such constituent Corporation, or is or was serving at the request of such constituent Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Article with respect to the resulting or surviving Corporation as he would have with respect to such constituent Corporation of its separate existence had continued.

        7.9   For purposes of this Article, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article.

        7.10 The indemnification and advancement of expenses provided by, or granted pursuant to, this Article shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

        7.11 No director or officer of the Corporation shall be personally liable to the Corporation or to any stockholder of the Corporation for monetary damages for breach of fiduciary duty as a director or officer to the fullest extent permitted by law.

ARTICLE VIII
GENERAL PROVISIONS

        8.1    Reliance on Books and Records.    Each Director, each member of any committee designated by the Board of Directors, and each officer of the Corporation, shall, in the performance of his duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation, including reports made to the Corporation by any of its officers, by an independent certified public accountant, or by an appraiser selected with reasonable care.

        8.2    Maintenance and Inspection of Records.    The Corporation shall, either at its principal executive office or at such place or places as designated by the Board of Directors, keep a record of its stockholders listing their names and addresses and the number and class of shares held by each stockholder, a copy of these by-laws, as may be amended to date, minute books, accounting books and other records.

        Any such records maintained by the Corporation may be kept on, or by means of, or be in the form of, any information storage device or method, provided that the records so kept can be converted into clearly legible paper form within a reasonable time. The Corporation shall so convert any records so kept upon the request of any person entitled to inspect such records pursuant to the provisions of the Delaware General Corporation Law. When records are kept in such manner, a clearly legible paper form produced from or by means of the information storage device or method shall be admissible in evidence, and accepted for all other purposes, to the same extent as an original paper form accurately portrays the record.

        Any stockholder of record, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the Corporation's stock ledger, a list of its stockholders, and its other books and records and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person's interest as a stockholder. In every instance where an attorney or other agent is the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing that authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the Corporation at its registered office in Delaware or at its principal executive office.

        8.3    Inspection by Directors.    Any director shall have the right to examine the Corporation's stock ledger, a list of its stockholders, and its other books and records for a purpose reasonably related to his or her position as a director.

        8.4    Dividends.    Subject to the provisions of the Certificate of Incorporation, if any, dividends upon the capital stock of the Corporation may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Directors shall think conducive to the interest of the

Corporation, and the Directors may modify or abolish any such reserve in the manner in which it was created.

        8.5    Checks.    All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other persons as the Board of Directors may from time to time designate.

        8.6    Fiscal Year.    The fiscal year of the Corporation shall be as determined by the Board of Directors. If the Board of Directors shall fail to do so, the President shall fix the fiscal year.

        8.7    Seal.    The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Delaware". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.

        8.8    Amendments.    Subject to the terms and conditions of the Nomination Agreements, the original or other Bylaws may be adopted, amended or repealed by the stockholders entitled to vote thereon at any regular or special meeting or, if the Certificate of Incorporation so provides, by the Board of Directors. The fact that such power has been so conferred upon the Board of Directors shall not divest the stockholders of the power nor limit their power to adopt, amend or repeal Bylaws.

        8.9    Interpretation of Bylaws.    All words, terms and provisions of these Bylaws shall be interpreted and defined by and in accordance with the General Corporation Law of the State of Delaware, as amended, and as amended from time to time hereafter. In the event that the provisions of these Bylaws and the Nomination Agreements conflict, the provisions of the Nomination Agreements shall take precedence over these Bylaws.

Annex D

Exela Technologies, Inc.

DIRECTOR NOMINATION AGREEMENT

        This Director Nomination Agreement (this "Agreement") is made as of [                          ], 2017 (the "Effective Time"), between Exela Technologies, Inc., a Delaware corporation (the "Company"), and the stockholder[s](1) party hereto (the "Stockholder[s]"). Unless otherwise specified herein, all of the capitalized terms used herein are defined in Section 3 hereof.

        WHEREAS, the Company has agreed to permit the Stockholder[s] who, together with [their] [its] Affiliates, Beneficially Own [            ]% of the issued and outstanding shares of common stock, par value, $0.0001 per share, of the Company (the "Common Stock"), at the Effective Time to designate up to [three (3)] [two (2)] persons for nomination for election to the board of directors of the Company (the "Board") on the terms and conditions set forth herein.

        NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

        Section 1.    Board of Directors.

          (a)   Subject to the terms and conditions of this Agreement, from and after the Effective Time and until a Termination Event (as defined below) shall have occurred, the Stockholder[s] holding a majority of the Stockholder[s] Shares shall have the right to designate up to [three (3)] [two (2)] persons to be appointed or nominated, as the case may be, for election to the Board (including any successor, each, a "Nominee") by giving written notice to the Company not later than ten (10) days after receiving notice of the date of the applicable meeting of stockholders or equityholders provided to the Stockholder[s]; provided, however, the initial Nominees shall be appointed as set forth in Section 1(b).

          (b)   The Company shall take all necessary and desirable actions within its control such that, as of the Effective Time, (i) [three (3)] [two (2)] existing Directors resign or are removed from the Board, (ii) [            ] shall be appointed as a Class [C] Director with a term ending at the 2020 Annual Meeting of Stockholders, [              ] shall be appointed as a Class [B] Director with a term ending at the 2019 Annual Meeting of Stockholders and [[            ] shall be appointed as a Class [A] Director with a term ending at the 2018 Annual Meeting of Stockholders](4) and (iii) the size of the Board is set at eight (8) Directors.

          (c)   Subject to the terms and conditions of this Agreement, from and after the Effective Time and until a Termination Event shall have occurred, the Company will, as promptly as practicable, take all necessary and desirable actions within its control (including, without limitation, calling special meetings of the Board and the stockholders and recommending, supporting and soliciting proxies), so that:

(1)
HGM.

(2)
HGM.

(3)
Apollo

(4)
HGM Only.

              (i)  [for so long as the Stockholders (together with their Affiliates and permitted assignees) Beneficially Own a number of shares of Common Stock equal to or greater than 35% of the total number of shares of Common Stock issued and outstanding (on a non-fully diluted basis), the Stockholders holding a majority of the Stockholder[s] Shares or their permitted assignees, as applicable, shall have the right to nominate, in the aggregate, a number of Nominees equal to three (3) less the number of Stockholder Directors who are not up for election;](5)

             (ii)  for so long as the Stockholder[s] (together with [their] [its] Affiliates and permitted assignees) Beneficially Own a number of shares of Common Stock equal to or greater than 15% of the total number of shares of Common Stock issued and outstanding (on a non-fully diluted basis) [but fewer than 35%](6) of the total number of shares of Common Stock issued and outstanding (on a non-fully diluted basis), the Stockholder[s] holding a majority of the Stockholder[s] Shares or [their] [its] permitted assignees, as applicable, shall have the right to nominate, in the aggregate, a number of Nominees equal to two (2) less the number of Stockholder Directors who are not up for election; and

            (iii)  for so long as the Stockholder[s] (together with [their] [its] Affiliates and permitted assignees) Beneficially Own[s] a number of shares of Common Stock equal to or greater than 5% of the total number of shares of Common Stock issued and outstanding (on a non-fully diluted basis) but fewer than 15% of the total number of shares of Common Stock issued and outstanding (on a non-fully diluted basis), the Stockholder[s] holding a majority of the Stockholder[s] Shares or [their] [its] permitted assignees, as applicable, shall have the right to nominate, in the aggregate, a number of Nominees equal to one (1) less the number of Stockholder Directors who are not up for election.

          (d)   The Company shall take all actions necessary to ensure that: (i) the applicable Nominees are included in the Board's slate of nominees to the stockholders of the Company for each election of Directors; and (ii) each applicable Nominee up for election is included in the proxy statement prepared by management of the Company in connection with soliciting proxies for every meeting of the stockholders of the Company called with respect to the election of members of the Board, and at every adjournment or postponement thereof, and on every action or approval by written consent of the stockholders of the Company or the Board with respect to the election of members of the Board.

          (e)   If a vacancy occurs because of the death, disability, disqualification, resignation, or removal of a Stockholder Director or for any other reason, the Stockholder[s] holding a majority of the Stockholder[s] Shares shall be entitled to designate such person's successor, and the Company will, within ten (10) days of such designation, take all necessary and desirable actions within its control such that such vacancy shall be filled with such successor Nominee. Notwithstanding anything to the contrary, the director position for such Stockholder Director shall not be filled pending such designation and appointment, unless the Stockholder[s] fail[s] to designate such Nominee for more than fifteen (15) days, after which the Company may appoint a successor Director until the Stockholder[s] make[s] such designation.

          (f)    If a Nominee is not elected because of such Nominee's death, disability, disqualification, withdrawal as a nominee or for any other reason, the Stockholder[s] holding a majority of the Stockholder[s] Shares shall be entitled to designate promptly another Nominee and the Company will take all necessary and desirable actions within its control such that the director position for which such Nominee was nominated shall not be filled pending such designation or the size of the

(5)
HGM Only.

(6)
HGM Only.

  Board shall be increased by one and such vacancy shall be filled with such successor Nominee within ten (10) days of such designation. Notwithstanding anything to the contrary, the director position for which such Nominee was nominated shall not be filled pending such designation and appointment, unless the Stockholder[s] fail[s] to designate such Nominee for more than thirty (30) days, after which the Company may appoint a successor nominee who may serve as a director if duly elected until the Stockholder[s] make[s] such designation.

          (g)   The Company shall pay the reasonable, documented out-of-pocket expenses incurred by each Stockholder Director in connection with his or her services provided to or on behalf of the Company, including attending meetings or events attended explicitly on behalf of the Company at the Company's request.

          (h)   In accordance with the Company's Bylaws, the Board may from time to time by resolution establish and maintain one or more committees of the Board, each committee to consist of one or more Directors. To the extent feasible, the Company shall notify the Stockholder[s] in writing of any new committee of the Board to be established at least fifteen (15) days prior to the effective establishment of such committee. If requested by the Stockholder[s] holding a majority of the Stockholder[s] Shares, the Company shall take all necessary steps to cause at least one Stockholder Director as requested by Stockholder[s] to be appointed as a member of each such committee of the Board unless such designation would violate any legal restriction on such committee's composition or the rules and regulations of any applicable exchange on which the Company's securities may be listed.

          (i)    The Company shall (i) purchase directors' and officers' liability insurance in an amount determined by the Board to be reasonable and customary and (ii) for so long as any Director to the Board nominated pursuant to the terms of this Agreement serves as a Director of the Company, maintain such coverage with respect to such Director; provided that upon removal or resignation of such Director for any reason, the Company shall take all actions reasonably necessary to extend such directors' and officers' liability insurance coverage for a period of not less than six (6) years from any such event in respect of any act or omission occurring at or prior to such event.

          (j)    For so long as any Stockholder Director serves as a Director of the Company, the Company shall not amend, alter or repeal any right to indemnification or exculpation covering or benefiting any Director nominated pursuant to this Agreement as and to the extent consistent with applicable law, including but not limited to Article Sixth of the Second Amended and Restated Certificate of Incorporation of the Company and Article VII of the Amended and Restated Bylaws of the Company (whether such right is contained in the Second Amended and Restated Certificate of Incorporation, Amended and Restated Bylaws or another document) (except to the extent such amendment or alteration permits the Company to provide broader indemnification or exculpation rights on a retroactive basis than permitted prior thereto).

          (k)   Notwithstanding anything herein to the contrary, if the Stockholder[s] [has][have] the right to designate one or more Nominees and either has not exercised such right or such Nominee has not been elected as a Stockholder Director, then the Stockholder[s] holding a majority of the Stockholder[s] Shares may elect at such time in [its] [their] sole discretion to designate one Board observer (regardless of how many rights to designate such Stockholder[s] [has] [have]) (each, a "Board Observer") to attend and participate in all meetings of the Board or any committees thereof, in a non-voting capacity by the giving of written notice to the Company of such election ("Observation Election"). In connection therewith, the Company shall simultaneously give such Board Observer copies of all notices, consents, minutes and other materials, financial or otherwise, which the Company provides to the Board, provided, however, that if the Board Observer does not, upon the request of the Company, before attending any meetings of the Board, execute and deliver to the Company an agreement to abide by all Company policies applicable to members of the Board and a confidentiality agreement reasonably acceptable to the Company, the Board Observer may be excluded from access to any material or meeting or portion thereof if the Board determines in good faith that such exclusion is reasonably necessary to protect highly confidential proprietary information of the Company or confidential proprietary information of third parties that the Company is required to hold in confidence, or for other similar reasons. The Stockholder[s] holding a majority of the Stockholder[s] Shares may revoke any such Observation Election at any time upon written notice to the Company after which the Stockholder[s] shall be entitled to designate a replacement Board Observer.

          (l)    The Nominees and any nominees designated by [the HGM Group] [Apollo] (as defined in the Director Nomination Agreement, dated as of the Effective Time, among the members of [the HGM Group] [Apollo] and the Company may, but do not need to qualify as "independent" pursuant to listing standards of the Nasdaq stock market ("NASDAQ"). All other directors of the Board other than the Chief Executive Officer of the Company shall qualify as "independent" pursuant to listing standards of NASDAQ.

        Section 2.    Negative Covenants/Actions Requiring Special Approval.

          (a)    Actions Requiring Special Approval.    Without the prior approval of the Stockholder[s] holding a majority of the Stockholder[s] Shares, from and after the Effective Time until such time as when the Stockholder[s] (together with [their] [its] Affiliates and permitted assignees) cease[s] to Beneficially Own a number of shares of Common Stock equal to or greater than 15% of the total number of shares of Common Stock issued and outstanding (on a non-fully diluted basis), the Company shall not, and shall cause each of its subsidiaries not to, take or omit to take, as applicable, or agree to take or omit to take, as applicable, directly or indirectly, any of the actions enumerated in the following clauses (i) through (x) (the "Consent Actions"):

              (i)  any engagement by the Company or any subsidiary of the Company, directly or indirectly, in one or a series of related transactions with (1) any Affiliate of the Company, (2) any member of [the HGM Group] [Apollo] or any of their respective Affiliates, (3) any Person that Beneficially Owns at least 10% of the issued and outstanding Common Stock or any of such Person's Affiliates, or (4) any parent, child, sibling or spouse who resides with, or is a dependent of, any Person described in the foregoing clauses (1)-(3), in each case other than (i) those transactions set forth on Schedule 2(a) or (ii) transactions entered into on arm's-length terms that are approved in accordance with the Company's "Related Party Policy" or such successor policy; provided, however, that in respect of a transaction pursuant to clause (ii) herein involving aggregate consideration in excess of $10 million, the Company will deliver an opinion to the Board as to the fairness to the Company or such subsidiary issued by an accounting, appraisal or investment banking firm of national standing;

             (ii)  adopting any equity incentive plan other than such plan approved by all parties as of the Effective Time or amending such equity incentive plan to increase the number of securities that may be granted under such plan;

            (iii)  any issuance of equity of the Company or any subsidiary of the Company, including any options, warrants or other securities convertible or exchangeable for any equity securities other than (A) equity securities issued pursuant to an approved equity incentive plan, (B) equity securities with a fair market value of $100 million or less (or rights, options or warrants to purchase such equity securities) issued solely in consideration for the acquisition (by merger or otherwise) of assets of, or equity interests in, another entity or (C) equity securities (or rights, options or warrants to purchase equity securities) issued to lenders, equipment lessors, other financing sources or vendors who have provided the Company with financing or services, as applicable; provided, that such arrangements are approved by the majority vote of the Board;

            (iv)  any amendment to the Certificate of Incorporation, Bylaws or any other organizational documents of the Company or any subsidiary of the Company that either (x) adversely affects Stockholder's rights under this agreement or (y) has a disproportionate impact on the interests of the Stockholder;

             (v)  entrance into any line of business or a change in an existing line of business that is unrelated to any line of business conducted by the Company or any subsidiary of the Company as of the Effective Time; or

            (vi)  an increase or decrease in the size of the Board or a change to the classes on which the Board members serve.

        Notwithstanding the foregoing, in the event that the Company has requested in writing (consistent with Section 6) the prior approval of the Stockholder[s] to take an action set forth in this Section 2(a), and the Stockholder[s] have not responded within ten (10) business days after receiving such request, the Stockholder[s] shall be deemed to have provided their prior approval for purposes of this Section 2(a).

        Section 3.    Definitions.

        "Affiliate" means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person.

        "Agreement" has the meaning set forth in the preamble.

        ["Apollo" means Apollo Novitex Holdings, L.P.]

        "Beneficially Own" has the meaning ascribed to it in Section 13(d) of the Securities Exchange Act of 1934, as amended.

        "Board" has the meaning set forth in recitals.

        "Board Observer" has the meaning set forth in Section 1(k).

        "Business Day" means any day that is not a Saturday, Sunday, legal holiday or other day on which commercial banks in New York, New York are authorized or required by applicable law to close.

        "Bylaws" means the Company's Bylaws, as in effect on the date hereof, as the same may be amended from time to time.

        "Certificate of Incorporation" means the Company's Certificate of Incorporation, as in effect on the date hereof, as the same may be amended from time to time.

        "Common Stock" has the meaning set forth in the recitals.

        "Company" has the meaning set forth in the preamble.

        "Director" means a member of the Board until such individual's death, disability, disqualification, resignation, or removal.

        "Effective Time" has the meaning set forth in the preamble.

        ["HGM Group" means, collectively, HOVS LLC, HOVS Capital III LLC, Stern Capital LLC, Sunraj LLC, Pidgin Associates LLC, HandsOn Fund 4 I, LLC, and Sonino LLC.]

        "NASDAQ" has the meaning set forth in Section 1(l).

        "Nominee" has the meaning set forth in Section 1(a).

        "Observation Election" has the meaning set forth in Section 1(k).

        "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

        "Stockholder[s]" has the meaning set forth in the preamble.

        "Stockholder Director" means an individual elected to the Board that has been nominated by the Stockholder[s] pursuant to this Agreement.

        "Stockholder[s] Shares" means the number of shares of Common Stock held by the Stockholder[s] (as such number of shares may be equitably adjusted or exchanged pursuant to Section 7).

        "Termination Event" has the meaning set forth in Section 17.

        "Transfer" means any sale, transfer, assignment or other disposition of (whether with or without consideration and whether voluntary or involuntary or by operation of law) of Common Stock.

        Section 4.    Assignment; Benefit of Parties; Transfer.     No party may assign this Agreement or any of its rights or obligations hereunder and any assignment hereof will be null and void except that the Stockholder[s] who is entitled to designate any Nominees hereunder may assign, in whole, but not in part, this Agreement as part of a transfer of its Common Stock and provided that the assignee executes a joinder agreement pursuant to which such assignee agrees to be bound by the terms hereof as a Stockholder hereunder. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, legal representatives and assignees for the uses and purposes set forth and referred to herein. Nothing herein contained shall confer or is intended to confer on any third party or entity that is not a party to this Agreement any rights under this Agreement.

        Section 5.    Remedies.     The Company and the Stockholder[s] shall be entitled to enforce their rights under this Agreement specifically, to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor. The parties hereto agree and acknowledge that a breach of this Agreement would cause irreparable harm and money damages would not be an adequate remedy for any such breach and that, in addition to other rights and remedies hereunder, the Company and the Stockholder[s] shall be entitled to specific performance and/or injunctive or other equitable relief (without posting a bond or other security) from any court of law or equity of competent jurisdiction in order to enforce or prevent any violation of the provisions of this Agreement.

        Section 6.    Notices.     Any notice provided for in this Agreement shall be in writing and shall be either personally delivered, or mailed first class mail (postage prepaid, return receipt requested) or sent by reputable overnight courier service (charges prepaid) to the Company at the addresses set forth below and to the Stockholder[s] at the addresses set forth in the Registration Rights Agreement, dated as of the Effective Time, among the Company and the stockholders party thereto. Notices shall be deemed to have been given hereunder when delivered personally, three days after deposit in the U.S. mail and one day after deposit with a reputable overnight courier service.

    Exela Technologies, Inc.

    Telephone:
    Facsimile:

    Email:
    Attention:

        Section 7.    Adjustments.     If, and as often as, there are any changes in the Common Stock by way of stock split, stock dividend, combination or reclassification, or through merger, consolidation, reorganization, recapitalization or sale, or by any other means, appropriate adjustment shall be made in the provisions of this Agreement, as may be required, so that the rights, privileges, duties and obligations hereunder shall continue with respect to the Common Stock as so changed.

        Section 8.    No Strict Construction.     The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party.

        Section 9.    No Third-Party Beneficiaries.     Nothing in this Agreement, express or implied, is intended or shall be construed to confer upon, or give to, any person or entity other than the parties hereto and their respective successors and assigns any remedy or claim under or by reason of this Agreement or any terms, covenants or conditions hereof, and all of the terms, covenants, conditions, promises and agreements contained in this Agreement shall be for the sole and exclusive benefit of the parties hereto and their respective successors and assigns.

        Section 10.    Further Assurances.     Each of the parties hereby agrees that it will hereafter execute and deliver any further document, agreement, instruments of assignment, transfer or conveyance as may be necessary or desirable to effectuate the purposes hereof.

        Section 11.    Counterparts.     This Agreement may be executed in one or more counterparts, and may be delivered by means of facsimile or electronic transmission in portable document format, each of which shall be deemed to be an original and shall be binding upon the party who executed the same, but all of such counterparts shall constitute the same agreement.

        Section 12.    Governing Law.     All issues and questions concerning the construction, validity, interpretation and enforceability of this Agreement and the exhibits and schedules hereto shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

        Section 13.    Mutual Waiver of Jury Trial.     The parties hereto hereby irrevocably waive any and all rights to trial by jury in any legal proceeding arising out of or related to this Agreement. Any action or proceeding whatsoever between the parties hereto relating to this Agreement shall be tried in a court of competent jurisdiction by a judge sitting without a jury.

        Section 14.    Complete Agreement; Inconsistent Agreements.     This Agreement represents the complete agreement between the parties hereto as to all matters covered hereby, and supersedes any prior agreements or understandings between the parties.

        Section 15.    Severability.     In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

        Section 16.    Amendment and Waiver.     Except as otherwise provided herein, no modification, amendment or waiver of any provision of this Agreement shall be effective against the Company or the

Stockholder[s] unless such modification is approved in writing by the Company and the Stockholder[s] holding a majority of the Stockholder[s] Shares. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

        Section 17.    Termination.     Notwithstanding anything to the contrary contained herein, if the Stockholder[s] (together with [their] [its] Affiliates and permitted assignees) cease[s] to Beneficially Own a number of shares of Common Stock equal to or greater than 5% of the total number of shares of Common Stock issued and outstanding (on a non-fully diluted basis) ("Termination Event"), then this Agreement shall expire and terminate automatically; provided, however, that Sections 1(g), (i), (j) and (k) and 3-16 shall survive the termination of this Agreement.

[SIGNATURE PAGES FOLLOW]

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

Company:
Exela Technologies, Inc.
By:
Name:
Title:

Stockholder[s]:
[ ]
By:
Name:
Title:

Annex E

AMENDED & RESTATED REGISTRATION RIGHTS AGREEMENT

by and among

Exela Technologies, Inc.

and

THE HOLDERS

Dated as of [                        ], 2017

AMENDED & RESTATED REGISTRATION RIGHTS AGREEMENT

        THIS AMENDED & RESTATED REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made as of [            ], 2017 (the "Effective Date") by and among Exela Technologies, Inc., a Delaware corporation (the "Company"), and the parties identified as "Holders" set forth on Schedule I hereto and any parties identified on the signature page of any joinder agreements executed and delivered pursuant to Section 14 hereof (each a "Holder" and, collectively, the "Holders"). Capitalized terms used but not otherwise defined herein are defined in Section 1 hereof.

RECITALS:

        WHEREAS, reference is hereby made to that certain Business Combination Agreement, dated as of February 21, 2017, as it may hereafter be amended or supplemented (the "Business Combination Agreement"), among the Company (f/k/a Quinpario Acquisition Corp. 2), a Delaware corporation, Quinpario Merger Sub I, Inc., a Delaware corporation, Quinpario Merger Sub II, Inc., a Delaware corporation, Novitex Holdings, Inc., a Delaware corporation, SourceHOV Holdings, Inc., a Delaware corporation, Novitex Parent, L.P. ("Apollo"), HOVS LLC and HandsOn Fund 4 I, LLC;

        WHEREAS, the Company and the investors party thereto are parties to that certain Registration Rights Agreement, dated as of January 15, 2015 (the "QPAC Registration Rights Agreement");

        WHEREAS, Novitex Holdings, Inc. and the holders party thereto are parties to that certain Registration Rights Agreement, dated as of October 11, 2013 (the "Novitex Registration Rights Agreement"); and

        WHEREAS, the Holders and the Company desire to enter into this Agreement to provide the Holders with certain rights relating to the registration of the Common Stock held by them as of the Effective Date and to amend and restate the Novitex Registration Rights Agreement and to replace the QPAC Registration Rights Agreement.

        NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and each of the Holders hereby agree as follows:

        1.    Definitions.

        "Affiliate" of any particular Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. Notwithstanding the foregoing, with respect to Apollo, the term "Affiliate" shall include any investment fund, the sole owner of which is or, if not the sole owner, the primary investment managers of which are Apollo Management VII, L.P., Apollo Global Management, LLC, or their respective Affiliates (including their respective successors and Subsidiaries, but excluding their respective portfolio companies).

        "Agreement" has the meaning specified in the first paragraph hereof.

        "Apollo" has the meaning set forth in the recitals.

        "Apollo Demand Holders" means, subject to Section 3(g) and Section 14, Apollo.

        "Automatic Shelf Registration Statement" means an "automatic shelf registration statement" as defined in Rule 405 promulgated under the Securities Act.

        "beneficially own", "beneficial ownership" and any similar phrase as such terms are used in Rule 13d-3 and Rule 13d-5 promulgated under the Exchange Act, except that in calculating the beneficial ownership of any Holder, such Holder shall be deemed to have beneficial ownership of all securities that such Holder has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition.

        "Board" means the Board of Directors of the Company.

        "Business Combination Agreement" has the meaning set forth in the recitals.

        "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by applicable law or executive order to close.

        "Commission" means the United States Securities and Exchange Commission or any successor governmental agency.

        "Common Stock" means the shares of common stock, par value $0.0001 per share, of the Company.

        "Company" has the meaning specified in the first paragraph hereof.

        "Company Demand Registration Notice" has the meaning specified in Section 3(b).

        "Company Shelf Takedown Notice" has the meaning specified in Section 2(d).

        "control" (including the terms "controlling," "controlled by" and "under common control with") means, unless otherwise noted, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting shares, by contract, or otherwise.

        "Counsel to the Holders" means, with respect to any offering of Registrable Securities hereunder, one firm of counsel, plus any local or foreign counsel, selected by the Holders of a majority of the Registrable Securities requested to be included in such offering and acceptable to the Apollo Demand Holders and the HGM Demand Holders.

        "Demand Holder" shall mean any of (i) the Apollo Demand Holders and (ii) the HGM Demand Holders.

        "Demand Registration" has the meaning specified in Section 3(a).

        "Demand Registration Notice" has the meaning specified in Section 3(b).

        "Demand Shelf Takedown Notice" has the meaning specified in Section 2(d).

        "Disclosure Package" means, with respect to any offering of securities, (i) the preliminary Prospectus, (ii) the price to the public and the number of securities included in the offering; (iii) each Free Writing Prospectus and (iv) all other information that is deemed, under Rule 159 promulgated under the Securities Act, to have been conveyed to purchasers of securities at the time of sale of such securities (including a contract of sale).

        "Effective Date" has the meaning specified in the first paragraph hereof.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

        "FINRA" means the Financial Industry Regulatory Authority.

        "Forfeiture Agreement" has the meaning ascribed to such term in the Business Combination Agreement.

        "Form S-1 Shelf" has the meaning specified in Section 2(a).

        "Form S-3 Shelf" has the meaning specified in Section 2(a).

        "Founder Shares" has the meaning specified in Section 7(a).

        "Free Writing Prospectus" means any "free writing prospectus" as defined in Rule 405 promulgated under the Securities Act.

        "Game Boy" means Game Boy Partners, LLC and, subject to Section 14, its assignees.

        "HGM" has the meaning set forth in the recitals.

        "HGM Demand Holders" means, subject to Section 3(g) and Section 14, the HGM Group.

        "HGM Group" means, collectively, HOVS LLC, HOVS Capital III LLC, Stern Capital LLC, Sunraj LLC, Pidgin Associates LLC, HandsOn Fund 4 I, LLC, and Sonino LLC.

        "Holder" and "Holders" have the meanings given to those terms in the first paragraph hereof; provided that Third Party Holders shall not be considered Holders for purposes of Sections 2(c), 2(d) or 3.

        "Holder Free Writing Prospectus" means each Free Writing Prospectus prepared by or on behalf of the relevant Holder or used or referred to by such Holder in connection with the offering of Registrable Securities.

        "Lock-Up Period" has the meaning specified in Section 7(b).

        "Long-Form Registration" has the meaning specified in Section 3(a).

        "Losses" has the meaning specified in Section 10(a).

        "NASDAQ" means the NASDAQ Stock Market.

        "Novitex Registration Rights Agreement" has the meaning set forth in the recitals.

        "Person" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, a governmental entity or any department, agency or political subdivision thereof or any other entity.

        "Piggyback Registration" has the meaning specified in Section 4(a).

        "Piggyback Takedown" has the meaning specified in Section 4(a).

        "Prospectus" means the prospectus used in connection with a Registration Statement.

        "QPAC Founders" means Edgar G. Hotard, W. Thomas Jagodinski, Ilan Kaufthal, Roberto Mendoza, Dr. John Rutledge and Shlomo Yanai.

        "QPAC Holders" means Quinpario Partners 2, LLC and, subject to Section 14, its assignees.

        "QPAC Registration Rights Agreement" has the meaning set forth in the recitals.

        "Registrable Securities" means at any time any shares of Common Stock held or beneficially owned by any Holder, including any Common Stock issued or exchanged pursuant to the Business Combination Agreement; provided, however, that as to any Registrable Securities, such securities shall cease to constitute Registrable Securities upon the earliest to occur of: (x) the date on which such securities are disposed of pursuant to an effective registration statement under the Securities Act; (y) the date on which such securities are disposed of pursuant to Rule 144 (or any successor provision) promulgated under the Securities Act; and (z) the date on which such securities cease to be outstanding.

        "Registration Expenses" means all expenses (other than underwriting discounts and commissions) arising from or incident to the registration of Registrable Securities in compliance with this Agreement, including:

            (i)  stock exchange, Commission, FINRA and other registration and filing fees,

           (ii)  all fees and expenses incurred in connection with complying with any securities or blue sky laws (including fees, charges and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities),

          (iii)  all printing, messenger and delivery expenses,

          (iv)  the fees, charges and disbursements of counsel to the Company and of its independent public accountants and any other accounting and legal fees, charges and expenses incurred by the Company (including any expenses arising from any special audits or "comfort letters" required in connection with or incident to any sale of Registrable Securities pursuant to a registration),

           (v)  the fees and expenses incurred in connection with the listing of the Registrable Securities on NASDAQ (or any other national securities exchange),

          (vi)  the fees and expenses incurred in connection with any "road show" for underwritten offerings, including travel expenses, and

         (vii)  reasonable and documented out-of-pocket fees, charges and disbursements of Counsel to the Holders, including, for the avoidance of doubt, any expenses of Counsel to the Holders in connection with the filing or amendment of any Registration Statement, Prospectus or Free Writing Prospectus hereunder;

Provided that, in no instance shall Registration Expenses include Selling Expenses.

        "Registration Statement" means any registration statement filed hereunder or in connection with a Piggyback Takedown.

        "Requesting Holder" has the meaning specified in Section 3(a).

        "Restricted Shares" has the meaning specified in Section 7(a).

        "Securities Act" means the Securities Act of 1933, as amended from time to time.

        "Selling Expenses" means the underwriting fees, discounts, selling commissions and stock transfer taxes applicable to all Registrable Securities registered by the Holders and legal expenses not included within the definition of Registration Expenses.

        "Shelf" has the meaning specified in Section 2(a).

        "Shelf Registration" means a registration of securities pursuant to a registration statement filed with the Commission in accordance with and pursuant to Rule 415 promulgated under the Securities Act (or any successor rule then in effect).

        "Shelf Takedown" means either an Underwritten Shelf Takedown or a Piggyback Takedown.

        "Short-Form Registration" has the meaning specified in Section 3(a).

        "Subsequent Shelf Registration" has the meaning specified in Section 2(b).

        "Suspension Period" has the meaning specified in Section 6(a).

        "Transfer" has the meaning specified in Section 7(a).

        "Third Party Holders" means the Holders (including any Person who receives the SourceHOV Merger Consideration (as defined in the Business Combination Agreement) and who elects to be treated as a Holder and Third Party Holder hereunder pursuant to its Letter of Transmittal) other than Quinpario Partners 2, LLC, members of the HGM Group, Apollo and, subject to Section 14, their respective assignees.

        "Underwritten Shelf Takedown" has the meaning specified in Section 2(c).

        "Well-Known Seasoned Issuer" means a "well-known seasoned issuer" as defined in Rule 405 promulgated under the Securities Act and which (i) is a "well-known seasoned issuer" under paragraph (1)(i)(A) of such definition or (ii) is a "well-known seasoned issuer" under paragraph (1)(i)(B) of such definition and is also eligible to register a primary offering of its securities relying on General Instruction I.B.1 of Form S-3 or Form F-3 under the Securities Act.

        2.    Shelf Registrations.

        (a)    Filing.     The Company shall file as promptly as practicable, and in no event later than 45 days after the Effective Date, a Registration Statement for a Shelf Registration on Form S-3 (the "Form S-3 Shelf") or, if the Company is ineligible to use a Form S-3 Shelf, a Registration Statement for a Shelf Registration on Form S-1 (the "Form S-1 Shelf," and together with the Form S-3 Shelf (and any Subsequent Shelf Registration), the "Shelf") covering the resale of the Registrable Securities on a delayed or continuous basis. The Company shall use reasonable best efforts to cause the Shelf to become effective as soon as practicable after such filing. The Shelf shall provide for the resale of Registrable Securities from time to time, and pursuant to any method or combination of methods legally available to, and requested by, the Holders. The Company shall maintain the Shelf in accordance with the terms hereof, and shall prepare and file with the Commission such amendments, including post-effective amendments, and supplements as may be necessary to keep such Shelf effective and in compliance with the provisions of the Securities Act until such time as there are no longer any Registrable Securities. In the event the Company files a Form S-1 Shelf, the Company shall use its reasonable best efforts to convert the Form S-1 Shelf (and any Subsequent Shelf Registration) to a Form S-3 Shelf as soon as practicable after the Company is eligible to use Form S-3.

        (b)    Subsequent Shelf Registration.     If any Shelf ceases to be effective under the Securities Act for any reason at any time while Registrable Securities are still outstanding, the Company shall use its commercially reasonable efforts to as promptly as is reasonably practicable cause such Shelf to again become effective under the Securities Act (including obtaining the prompt withdrawal of any order suspending the effectiveness of such Shelf), and shall use its commercially reasonable efforts to as promptly as is reasonably practicable amend such Shelf in a manner reasonably expected to result in the withdrawal of any order suspending the effectiveness of such Shelf or file an additional registration statement as a Shelf Registration (a "Subsequent Shelf Registration") registering the resale from time to time by the Holders thereof of all securities that are Registrable Securities as of the time of such filing. If a Subsequent Shelf Registration is filed, the Company shall use its commercially reasonable efforts to (i) cause such Subsequent Shelf Registration to become effective under the Securities Act as promptly as is reasonably practicable after the filing thereof (it being agreed that the Subsequent Shelf Registration shall be an Automatic Shelf Registration Statement if the Company is a Well-Known Seasoned Issuer) and (ii) keep such Subsequent Shelf Registration continuously effective and usable until there are no longer any Registrable Securities. Any such Subsequent Shelf Registration shall be on Form S-3 to the extent that the Company is eligible to use such form. Otherwise, such Subsequent Shelf Registration shall be on another appropriate form and shall provide for the registration of such Registrable Securities for resale by the Holders in accordance with any reasonable method of distribution elected by the Demand Holders and the QPAC Holders. Notwithstanding the foregoing, the Company shall not be required to file a Subsequent Shelf Registration if (i) the aggregate amount of Registrable Securities represents less than 5% of the then outstanding Common Stock and (ii) the Company is ineligible to use a Form S-3 Shelf; provided that the Company shall be required to file a Subsequent Shelf Registration if it thereafter becomes eligible to use a Form S-3 Shelf.

        (c)    Requests for Underwritten Shelf Takedowns.     At any time and from time to time after the Shelf has been declared effective by the Commission, any Apollo Demand Holder or HGM Demand Holder may request to sell all or any portion of their Registrable Securities in an underwritten offering that is registered pursuant to the Shelf (each, an "Underwritten Shelf Takedown").

        (d)    Demand Notices.     All requests for Underwritten Shelf Takedowns shall be made by giving written notice to the Company (the "Demand Shelf Takedown Notice"). Each Demand Shelf Takedown Notice shall specify the approximate number of Registrable Securities proposed to be sold in the

Underwritten Shelf Takedown and the expected price range (net of underwriting discounts and commissions) of such Underwritten Shelf Takedown. Within three days after receipt of any Demand Shelf Takedown Notice, the Company shall give written notice of such requested Underwritten Shelf Takedown to all other Holders of Registrable Securities (the "Company Shelf Takedown Notice") and, subject to the provisions of Section 5 below, shall include in such Underwritten Shelf Takedown all Registrable Securities with respect to which the Company has received written requests for inclusion therein within ten days after sending the Company Shelf Takedown Notice.

        (e)    Selection of Underwriters.     Apollo and the HGM Group, acting together, shall have the right to select the investment banker(s) and manager(s) to administer the offering (which shall consist of one or more reputable nationally recognized investment banks), subject to the Company's prior approval which shall not be unreasonably withheld, conditioned or delayed.

        (f)    Other Registration Rights.     The Company represents and warrants that it is not a party to, or otherwise subject to, any other agreement granting registration rights to any other Person with respect to any securities of the Company, including securities convertible, exercisable or exchangeable into or for shares of any equity securities of the Company, except for (i) the provisions of Section 7.16(h) of the Business Combination Agreement, (ii) that certain Warrant Agreement, dated January 15, 2015, between the Company and Continental Stock Transfer & Trust Company, providing for the registration of the resale of an aggregate of 17,500,000 shares of Common Stock issuable upon the exercise of an aggregate of 35,000,000 warrants to purchase Common Stock, each warrant entitling the holder thereof to purchase one-half of one share of Common Stock and (iii) that certain Registration Rights Agreement, dated [            ], 2017, by and between the Company and [        ]. Without the prior written consent of Apollo and the HGM Group, the Company will not grant to any holder or prospective holder of any securities of the Company registration rights with respect to such securities which are senior to or otherwise conflict in any material respect with the rights granted pursuant to this Agreement.

        3.    Demand Registrations.

        (a)    Requests for Registration.     At any time after the Effective Date, any Demand Holder (in such capacity, the "Requesting Holder") may request (i) registration under the Securities Act of all or any portion of the Registrable Securities held by such Requesting Holder on Form S-3 or any similar short-form registration (a "Short-Form Registration"), if available, and (ii) registration under the Securities Act of all or any portion of the Registrable Securities held by such Requesting Holder on Form S-1 or similar long-form registration (a "Long-Form Registration") if Short-Form Registration is not available (any registration under this Section 3(a), a "Demand Registration"); provided that, in the case of a Demand Registration, such Demand Holder will be entitled to make such demand only if the total offering price of the Registrable Securities to be sold in such offering (including piggyback shares and before deduction of underwriting discounts) is reasonably expected to exceed, in the aggregate, $25,000,000. Any Requesting Holder may request that any offering conducted under a Long-Form Registration or a Short-Form Registration be underwritten.

        (b)    Demand Registration Notices.     All requests for Demand Registrations shall be made by giving written notice to the Company (the "Demand Registration Notice"). Each Demand Registration Notice shall specify (i) whether such Demand Registration shall be an underwritten offering, (ii) the approximate number of Registrable Securities proposed to be sold in the Demand Registration and (iii) the expected price range (net of underwriting discounts and commissions) of such Demand Registration. Within five days after receipt of any Demand Registration Notice, the Company shall give written notice of such requested Demand Registration to all other Holders of Registrable Securities (the "Company Demand Registration Notice") and, subject to the provisions of Section 5 below, shall include in such Demand Registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 10 days after sending the Company Demand Registration Notice.

        (c)    Demand Registration Effectiveness.     A registration shall not count as one of the permitted Demand Registrations until both (i) it has become effective (unless such Demand Registration has not become effective due solely to the fault of the Demand Holder requesting such registration) and (ii) the Demand Holder initially requesting such registration is able to register and sell pursuant to such registration at least 80% of the Registrable Securities requested to be included in such registration either at the time of the registration or within 90 days thereafter; provided that a Demand Registration which is withdrawn at the sole request of the Demand Holder who demanded such Demand Registration will count as a Demand Registration unless the Company is reimbursed by such Demand Holder for all reasonable out-of-pocket expenses incurred by the Company in connection with such registration, including reasonable attorney and accounting fees.

        (d)    Short-Form Registrations.     Demand Registrations shall be Short-Form Registrations whenever the Company is permitted to use an applicable short form. The Company shall use its reasonable best efforts to make Short-Form Registrations on Form S-3 (or any successor form) available for the sale of Registrable Securities.

        (e)    Restrictions on Demand Registrations.

            (i)  The Company shall not be obligated to effect (a) any Long-Form Registration within 90 days or (b) any Short-Form Registration within 45 days, in each case, after the effective date of a previous Demand Registration or a previous registration in which the Holders of Registrable Securities were given piggyback rights pursuant to Section 4 of this Agreement and in which such Holders were able to register and sell at least 80% of the number of Registrable Securities requested to be included therein. In addition, the Company shall not be obligated to effect any Demand Registration during the period starting with the date that is 60 days prior to the Board's good faith estimate of the date of filing of, and ending on the date that is 120 days (unless the underwriting agreement requires a longer period of time) after the effective date of, a Company initiated registration statement, provided that the Company is actively employing in good faith all commercially reasonable efforts to cause such registration to become effective, and provided further that the aggregate number of days that any one or more Demand Registrations are suspended or delayed by operation of this Section 3(e)(i) shall not exceed 120 days in any 12-month period. In the event of any such suspension or delay, the Holder of Registrable Securities initially requesting a Demand Registration that is suspended by operation of this Section 3(e)(i) shall be entitled to withdraw such request and, if such request is withdrawn, such Demand Registration shall not count as one of the permitted Demand Registrations hereunder, and, notwithstanding the proviso in Section 3(c), the Company shall pay all Registration Expenses in connection with such registration.

           (ii)  The Apollo Demand Holders and the HGM Demand Holders shall each be entitled to request up to five Demand Registrations.

        (f)    Selection of Underwriters.     The Holders of a majority of the Registrable Securities requested to be included in a Demand Registration which is an underwritten offering shall have the right to select the investment banker(s) and manager(s) to administer the offering (which shall consist of one or more reputable nationally recognized investment banks), subject to the approval of the Company, the Apollo Demand Holders and the HGM Demand Holders, which shall not be unreasonably withheld, conditioned or delayed.

        (g)    Transfer of Demand Rights.     The rights of a Holder under this Section 3 may be transferred, assigned or otherwise conveyed in whole or in part, to any transferee or assignee (other than a transfer pursuant to a registration statement or under Rule 144 promulgated under the Securities Act) who, following such transfer, assignment or conveyance, holds at least 20% of the outstanding Common

Stock held by such Holder as of the Effective Date, provided that the requirements of Section 14 are satisfied. For the avoidance of doubt, any transferee of an Apollo Demand Holder or HGM Demand Holder shall be deemed to be an Apollo Demand Holder or HGM Demand Holder, as applicable, for all purposes of this Agreement. In the case of any such assignment, the applicable Demand Holder shall inform the Company how many remaining Demand Registrations the transferee shall have, which shall not exceed the maximum number set forth in Section 3(e)(ii).

        4.    Piggyback Takedowns.

        (a)    Right to Piggyback.     Whenever the Company proposes to register any of its securities (whether or not following a request by a Demand Holder), including a registration pursuant to any registration rights agreement not prohibited by this agreement (a "Piggyback Registration"), or proposes to offer any Common Stock pursuant to a registration statement in an underwritten offering of Common Stock under the Securities Act (whether or not following a request by a Demand Holder) (together with a Piggyback Registration, a "Piggyback Takedown"), the Company shall give prompt written notice to all Holders of Registrable Securities of its intention to effect such Piggyback Takedown. In the case of a Piggyback Takedown that is an underwritten offering under a shelf registration statement, such notice shall be given not less than ten Business Days prior to the expected date of commencement of marketing efforts for such Piggyback Takedown. In the case of a Piggyback Takedown that is an underwritten offering under a registration statement that is not a shelf registration statement, such notice shall be given not less than ten Business Days prior to the expected date of filing of such registration statement. The Company shall, subject to the provisions of Section 5 below, include in such Piggyback Takedown, as applicable, all Registrable Securities with respect to which the Company has received written requests for inclusion therein within five Business Days after sending the Company's notice. Notwithstanding anything to the contrary contained herein, (i) the Company may determine not to proceed with any Piggyback Takedown upon written notice to the Holders of Registrable Securities requesting to include their Registrable Securities in such Piggyback Takedown; provided, however, that nothing in this clause (i) shall impair the right of any Demand Holder to request that such registration be effected pursuant to Section 2 or Section 3; and (ii) any Holder of Registrable Securities may withdraw its request for inclusion by giving written notice to the Company of its intention to withdraw that registration; provided, however, that the withdrawal shall be irrevocable and after making the withdrawal, a Holder shall no longer have any right to include its Registrable Securities in that Piggyback Takedown.

        (b)    Selection of Underwriters.     If any Piggyback Takedown is an underwritten offering, the Company will have the sole right to select the investment banker(s) and manager(s), acceptable to the Apollo Demand Holder and the HGM Demand Holders, for the offering.

        5.    Priority.

        (a)    Priority on Primary Offerings and Offerings Initiated by Holders of Other Registration Rights.     If the Company determines, after consultation with the Apollo Demand Holders, the HGM Demand Holders and the managing underwriter in any underwritten Piggyback Takedown that was not initiated by a Demand Holder pursuant to this Agreement, that less than all of the Registrable Securities requested to be included in such underwritten offering can be sold in an orderly manner within a price range acceptable to the Company or the holders of the Company's securities demanding such Piggyback Takedown pursuant to a registration rights agreement not prohibited by this agreement, as applicable, after consultation with the Apollo Demand Holders and the HGM Demand Holders, then the Company shall include in such underwritten Piggyback Registration the number which can be so sold in the following order of priority:

            (i)  first, the securities the Company proposes to sell;

           (ii)  second, the Registrable Securities requested to be included in such Piggyback Registration by the Apollo Demand Holders, the HGM Demand Holders, the QPAC Holders, the Third Party Holders and the holders entitled to participate in such Piggyback Takedown pursuant to a registration rights agreement not prohibited by this agreement, pro rata on the basis of the number of shares of Common Stock owned by such Holders; and

          (iii)  third, other securities requested to be included in such underwritten Piggyback Takedown.

        (b)    Priority on Offerings Initiated by Demand Holders.     If the Holders of a majority of the Registrable Securities requested to be included in any underwritten offering initiated by a Demand Holder pursuant to this Agreement determine, after consultation with the Company and the managing underwriter in such offering, that less than all of the Registrable Securities requested to be included in such underwritten offering can be sold in an orderly manner within a price range acceptable to such Holders, then the Company shall include in such underwritten offering the number which can be so sold in the following order of priority:

            (i)  first, the Registrable Securities requested to be included in accordance with this Agreement by the Apollo Demand Holders, the HGM Demand Holders, the QPAC Holders, the Third Party Holders and the holders entitled to participate in such Piggyback Takedown pursuant to a registration rights agreement not prohibited by this agreement, pro rata on the basis of the number of shares of Common Stock owned by such Holders;

           (ii)  second, the securities the Company proposes to sell; and

          (iii)  third, other securities requested to be included in such underwritten offering.

        6.    Suspension Period.

        (a)    Suspension Period.     Notwithstanding any provision of this Agreement to the contrary, if the Board determines in good faith that the registration and distribution of Registrable Securities (i) would reasonably be expected to materially impede, delay or interfere with, or require premature disclosure of, any material financing, offering, acquisition, merger, corporate reorganization, segment reclassification or discontinuance of operations that is required to be reflected in pro forma or restated financial statements that amends historical financial statement of the Company, or other significant transaction or any negotiations, discussions or pending proposals with respect thereto, involving the Company or any of its subsidiaries, or (ii) would require disclosure of non-public material information, the disclosure of which would reasonably be expected to materially and adversely affect the Company, the Company shall be entitled to suspend, for not more than 60 days (a "Suspension Period"), the use of any Registration Statement or Prospectus and shall not be required to amend or supplement the Registration Statement, any related Prospectus or any document incorporated therein by reference. The Company promptly will give written notice of any such Suspension Period to each Person that has securities registered on a Registration Statement filed hereunder.

        (b)    Limitations on Suspension Periods.     Notwithstanding anything contained in this Section 6 to the contrary, the Company shall not be entitled to more than two Suspension Periods in any 12-month period.

        7.    Holdback Agreements.

        (a)   During the period commencing on the Effective Date and continuing until the calendar date that is six months following the Effective Date (or until the calendar date that is twelve months following the Effective Date, in the case of any shares of Common Stock held by the QPAC Holders, the QPAC Founders and Game Boy, other than those shares subject to the last sentence of this Section 7(a), except in the event that the underwriters that managed the Company's initial public offering agree to a shorter period by written consent; provided that no such shorter period shall expire before the period that applies to other Holders pursuant to this sentence), no Holder shall offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of or distribute ("Transfer") any shares of Common Stock or any securities convertible into, exercisable for, exchangeable for Common Stock, whether now owned or hereinafter acquired, owned directly by the Holder (including securities held as a custodian) or with respect to which the Holder has beneficial ownership within the rules and regulations of the Commission (collectively, the "Restricted Shares"), except in the event the underwriters managing any Shelf Takedown or other underwritten public equity offering by the Company otherwise agree by written consent or pursuant to a Transfer permitted by Section 7(c). The foregoing restriction is expressly agreed to preclude each Holder from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Restricted Shares even if such Restricted Shares would be disposed of by someone other than such Holder. Such prohibited hedging or other transactions include any short sale or any purchase, sale or grant of any right (including any put or call option) with respect to any of the Restricted Shares of the applicable Holder or with respect to any security that includes, relates to, or derives any significant part of its value from such Restricted Shares. Notwithstanding any other provision to the contrary, the restrictions set forth in this Section 7(a) shall not apply to (i) an aggregate of 20% of the number of Retained Shares, as defined in the Forfeiture Agreement, held by the QPAC Holders, the QPAC Founders and Game Boy, as designated by the QPAC Holders pursuant to the Forfeiture Agreement, which may be offered, sold, pledged or otherwise disposed of as of the Effective Date (the "Founder Shares") or (ii) any person who ceases to be employed by Novitex after the date of the Business Combination Agreement.

        (b)    Holders of Registrable Securities.     In connection with any Shelf Takedown or other underwritten public offering of equity securities by the Company, subject to Section 7(c), no Holder of more than 5% of the equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such securities, shall Transfer any Registrable Securities (other than those Registrable Securities included in such registration pursuant to this Agreement), without the prior written consent of the Company, during the seven days prior to and the 90-day period beginning on the date of pricing of such Shelf Takedown or other underwritten public offering (the "Lock-Up Period"), except in the event the underwriters managing the Shelf Takedown or other underwritten public equity offering by the Company otherwise agree by written consent or pursuant to a Transfer permitted by Section 7(c). Each such Holder agrees to execute a lock-up agreement in favor of the Company's underwriters to such effect (in each case on substantially the same terms and conditions as all such Holders) and, in any event, that the Company's underwriters in any relevant Shelf Takedown or other underwritten public offering shall be third party beneficiaries of this Section 7(b); provided that each such Holder shall only be required to execute such lock-up if the directors and executive officers of the Company have executed a lock-up on terms at least as restrictive with respect to the relevant Shelf Takedown or other underwritten public offering. The provisions of this Section 7(b) will no longer apply to a Holder once such Holder ceases to hold Registrable Securities or 5% or less of the equity securities of the Company.

        (c)    Permitted Transfers.     Notwithstanding anything to the contrary set forth in this Section 7, a Holder may Transfer Restricted Shares (i) as a bona fide gift; (ii) to any trust or entity wholly owned by one or more trusts for the direct or indirect benefit of (A) the Holder or its stockholders, partners, members or beneficiaries or (B) of any individual related to such Holder or to the stockholders, partners, members or beneficiaries of such Holder, by blood, marriage or adoption and not more remote than first cousin; (iii) if a Holder is a corporation, limited liability company, partnership or trust, such Holder may Transfer Restricted Shares to any wholly-owned subsidiary thereof, or to the Affiliates, stockholders, partners, members or beneficiaries of such Holder; (iv) pursuant to any take-over bid, acquisition, sale or merger involving the Company; or (v) with the prior written consent of the Company and each other Holder; provided that in each case such distributees or transferees agree to be bound by the restrictions set forth in this Section 7.

        (d)    The Company.     In connection with any Shelf Takedown, the Company shall not effect any public sale or distribution of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities (except pursuant to registrations on Form S-8 or Form S-4 under the Securities Act), during the seven days prior to and the 90-day period beginning on the date of pricing of such Shelf Takedown or such other period provided in the underwriting, placement or similar agreement executed in connection with such Shelf Takedown.

        8.    Company Undertakings.

        Whenever Registrable Securities are registered pursuant to this Agreement, the Company shall use its commercially reasonable efforts to effect the registration and the sale of such Registrable Securities as soon as reasonably practicable in accordance with the intended method of disposition thereof and pursuant thereto the Company shall as expeditiously as possible:

          (a)   before filing a Registration Statement or Prospectus or any amendments or supplements thereto, at the Company's expense, furnish to the Holders whose securities are covered by the Registration Statement copies of all such documents, other than documents that are incorporated by reference, proposed to be filed and such other documents reasonably requested by such Holders, which documents shall be subject to the review and comment of the counsel to such Holders;

          (b)   notify each Holder of Registrable Securities of the effectiveness of each Registration Statement and prepare and file with the Commission such amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for a period ending on the date on which all Registrable Securities have been sold under such Registration Statement or have otherwise ceased to be Registrable Securities, and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement;

          (c)   furnish to each seller of Registrable Securities, and the managing underwriters, without charge, such number of copies of the applicable Registration Statement, each amendment and supplement thereto, the Prospectus included in such Registration Statement (including each preliminary Prospectus, final Prospectus, and any other Prospectus (including any Prospectus filed under Rule 424, Rule 430A or Rule 430B promulgated under the Securities Act and any "issuer free writing prospectus" as such term is defined under Rule 433 promulgated under the Securities Act)), all exhibits and other documents filed therewith and such other documents as such seller or such managing underwriters may reasonably request including in order to facilitate the disposition of the Registrable Securities owned by such seller, and upon request, a copy of any and all transmittal letters or other correspondence to or received from, the Commission or any other governmental authority relating to such offer;

          (d)   use its commercially reasonable efforts (i) to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any seller reasonably requests, (ii) to keep such registration or qualification in effect for so long as such Registration Statement remains in effect, and (iii) to do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller (provided that the Company shall not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subsection, (B) subject itself to taxation in any such jurisdiction or (C) consent to general service of process in any such jurisdiction);

          (e)   notify each seller of such Registrable Securities, Counsel to the Holders and the managing underwriters: (i) at any time when a Prospectus relating to the applicable Registration Statement is required to be delivered under the Securities Act, (A) upon discovery that, or upon the happening of any event as a result of which, such Registration Statement, or the Prospectus or Free Writing Prospectus relating to such Registration Statement, or any document incorporated or deemed to be incorporated therein by reference contains an untrue statement of a material fact or omits any fact necessary to make the statements in the Registration Statement or the Prospectus or Free Writing Prospectus relating thereto not misleading or otherwise requires the making of any changes in such Registration Statement, Prospectus, Free Writing Prospectus or document, and, at the request of any such seller and subject to Section 6(a) hereof, the Company shall promptly prepare a supplement or amendment to such Prospectus or Free Writing Prospectus, furnish a reasonable number of copies of such supplement or amendment to each seller of such Registrable Securities, Counsel to the Holders and the managing underwriters and file such supplement or amendment with the Commission so that, as thereafter delivered to the purchasers of such Registrable Securities, such Prospectus or Free Writing Prospectus as so amended or supplemented shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading, (B) as soon as the Company becomes aware of any comments or inquiries by the Commission or any requests by the Commission or any Federal or state governmental authority for amendments or supplements to a Registration Statement or related Prospectus or Free Writing Prospectus covering Registrable Securities or for additional information relating thereto, (C) as soon as the Company becomes aware of the issuance or threatened issuance by the Commission of any stop order suspending or threatening to suspend the effectiveness of a Registration Statement covering the Registrable Securities or (D) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any Registrable Security for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose; (ii) when each Registration Statement or any amendment thereto has been filed with the Commission and when each Registration Statement or the related Prospectus or Free Writing Prospectus or any Prospectus supplement or any post-effective amendment thereto has become effective; and (iii) if at any time the Company has reason to believe that the representations and warranties of the Company contained in any agreement contemplated by Section 8(h) below relating to any applicable offering cease to be true and correct.

          (f)    use its best efforts to cause all such Registrable Securities (i) to be listed on the NASDAQ Global Select Market (or such other NASDAQ market on which shares of then Common Stock are then listed), (ii) if the Common Stock is not then listed on NASDAQ, to, as promptly as practicable, and in no event later than the six month anniversary of the Closing (as defined in the Business Combination Agreement), be listed on NASDAQ, the New York Stock Exchange or another national securities exchange, and (iii) to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the sellers thereof to consummate the disposition of the Registrable Securities;

          (g)   provide and cause to be maintained a transfer agent and registrar for all such Registrable Securities from and after the effective date of the applicable Registration Statement;

          (h)   enter into and perform under such customary agreements (including underwriting agreements in customary form, including customary representations and warranties and provisions with respect to indemnification and contribution) and take all such other actions as the Holders of a majority of the Registrable Securities included in such Shelf Takedown or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including effecting a stock split, a combination of shares, or other recapitalization) and provide reasonable cooperation, including causing appropriate officers to attend and participate in

  "road shows" and analyst or investor presentations and such other selling or other informational meetings organized by the underwriters, if any, to the extent reasonably requested by the lead or managing underwriters, with all out of pocket costs and expenses incurred by the Company or such officers in connection with such attendance and participation to be paid by the Company;

          (i)    for a reasonable period prior to the filing of any Registration Statement or the commencement of marketing efforts for a Shelf Takedown, as applicable, pursuant to this Agreement, make available for inspection and copying by any Holder of Registrable Securities, Counsel to the Holders, any underwriter participating in any disposition pursuant to such Registration Statement or Shelf Takedown, as applicable, and any other attorney, accountant or other agent retained by any such Holder or underwriter, all financial and other records and pertinent corporate documents of the Company, and cause the Company's officers, directors, employees and independent accountants to supply all information and participate in any due diligence sessions reasonably requested by any such Holder, underwriter, attorney, accountant or agent in connection with such Registration Statement or Shelf Takedown, as applicable, provided that recipients of such financial and other records and pertinent corporate documents agree in writing to keep the confidentiality thereof pursuant to a written agreement reasonably acceptable to the Company and the applicable underwriter (which shall contain customary exceptions thereto);

          (j)    permit any Holder of Registrable Securities, Counsel to the Holders, any underwriter participating in any disposition pursuant to a Registration Statement, and any other attorney, accountant or other agent retained by such Holder of Registrable Securities or underwriter, to participate (including, but not limited to, reviewing, commenting on and attending all meetings) in the preparation of such Registration Statement and any Prospectus supplements relating to a Shelf Takedown, if applicable;

          (k)   in the event of the issuance or threatened issuance of any stop order suspending the effectiveness of a Registration Statement, or of any order suspending or preventing the use of any related Prospectus or suspending the qualification of any Common Stock included in such Registration Statement for sale in any jurisdiction, the Company shall use its commercially reasonable efforts promptly to (i) prevent the issuance of any such stop order, and in the event of such issuance, to obtain the withdrawal of such order and (ii) obtain the withdrawal of any order suspending or preventing the use of any related Prospectus or Free Writing Prospectus or suspending qualification of any Registrable Securities included in such Registration Statement for sale in any jurisdiction at the earliest practicable date;

          (l)    obtain and furnish to each such Holder of Registrable Securities, including Registrable Securities in a Shelf Takedown or underwritten offering, a signed counterpart of (i) a customary cold comfort and bring down letter from the Company's independent public accountants, (ii) a customary legal opinion of counsel to the Company addressed to the relevant underwriters and/or such Holders of Registrable Securities, in each case in customary form and covering such matters of the type customarily covered by such letters as the managing underwriters and/or Holders of a majority of the Registrable Securities included in such Shelf Takedown reasonably request, (iii) a negative assurances letter of counsel to the Company in customary form and covering such matters of the type customarily covered by such letters as the managing underwriters and/or Holders of a majority of the Registrable Securities included in such Shelf Takedown reasonably request, and (iv) customary certificates executed by authorized officers of the Company as may be requested by any Holder or any underwriter of such Registrable Securities included in such Shelf Takedown;

          (m)  with respect to each Free Writing Prospectus or other materials to be included in the Disclosure Package, ensure that no Registrable Securities be sold "by means of" (as defined in Rule 159A(b) promulgated under the Securities Act) such Free Writing Prospectus or other materials without the prior written consent of a majority of the Holders of the Registrable

  Securities that are being sold pursuant to such Free Writing Prospectus, which Free Writing Prospectuses or other materials shall be subject to the review of Counsel to the Holders; provided, however, the Company shall not be responsible or liable for any breach by a Holder that has not obtained the prior written consent of the Company pursuant to Section 16(l);

          (n)   provide or maintain a CUSIP number for the Registrable Securities prior to the effective date of the first Registration Statement including Registrable Securities;

          (o)   promptly notify in writing the Holders, the sales or placement agent, if any, therefor and the managing underwriters of the securities being sold, (i) when such Registration Statement or related Prospectus or Free Writing Prospectus or any Prospectus amendment or supplement or post-effective amendment has been filed, and, with respect to any such Registration Statement or any post-effective amendment, when the same has become effective and (ii) of any written comments by the Commission and by the blue sky or securities commissioner or regulator of any state with respect thereto;

          (p)   (i) prepare and file with the Commission such amendments and supplements to each Registration Statement as (A) reasonably requested by any Holder (to the extent such request related to information relating to such Holder) or (B) may be necessary to comply with the provisions of the Securities Act, including post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement continuously effective for the applicable time period required hereunder, and if applicable, file any Registration Statements pursuant to Rule 462(b) promulgated under the Securities Act; (ii) cause the related Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) promulgated under the Securities Act; (iii) comply with the provisions of the Securities Act and the Exchange Act and any applicable securities exchange or other recognized trading market with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement as so amended or in such Prospectus as so supplemented; (iv) provide additional information related to each Registration Statement as requested by, and obtain any required approval necessary from, the Commission or any Federal or state governmental authority; and (v) respond promptly to any comments received from the Commission and request acceleration of effectiveness promptly after it learns that the Commission will not review the Registration Statement or after it has satisfied comments received from the Commission;

          (q)   cooperate with each Holder of Registrable Securities and each underwriter participating in the disposition of such Registrable Securities and underwriters' counsel in connection with any filings required to be made with FINRA, including using commercially reasonable efforts to obtain FINRA's pre-clearance and pre-approval of the Registration Statement and applicable Prospectus upon filing with the Commission;

          (r)   within the deadlines specified by the Securities Act, make all required filing fee payments in respect of any Registration Statement or Prospectus used under this Agreement (and any offering covered thereby);

          (s)   if requested by any participating Holder of Registrable Securities or the managing underwriters, promptly include in a Prospectus supplement or amendment such information as the Holder or managing underwriters may reasonably request, including in order to permit the intended method of distribution of such securities, and make all required filings of such Prospectus supplement or such amendment as soon as reasonably practicable after the Company has received such request;

          (t)    in the case of certificated Registrable Securities, cooperate with the participating Holders of Registrable Securities and the managing underwriters to facilitate the timely preparation and delivery of certificates (not bearing any legends) representing Registrable Securities to be sold after receiving written representations from each participating Holder that the Registrable Securities represented by the certificates so delivered by such Holder will be transferred in accordance with the Registration Statement, and enable such Registrable Securities to be in such denominations and registered in such names as the Holders or managing underwriters may reasonably request at least two Business Days prior to any sale of Registrable Securities;

          (u)   pay the fees of the Company's transfer agent and any reasonable, documented legal fees of outside counsel to the Company to provide an opinion to the effect that such transfer is permitted under the Securities Act and applicable state laws (or if outside counsel to the Company is unwilling or unavailable to provide such opinion, the reasonable, documented legal fees of one outside counsel to the Holders to provide such opinion) to effectuate the transfer of Registrable Securities from Holders to other Persons, as permitted by Section 7(c); provided, in each case, that such Holders shall provide such certificates and other documentation as the Company shall reasonably request in connection with such opinions and transfers;

          (v)   if the registration statement referred to in Section 7.16(h) of the Business Combination Agreement has not been declared effective as of the Effective Date, use reasonable best efforts to cause such registration statement to become effective as soon as practicable after the Effective Date, and to use reasonable best efforts to cause such registration statement to remain effective; provided, however, that the obligations contained in this Section 8(v) shall terminate upon the earliest to occur of: (x) the date on which the securities included on such registration statement are disposed of pursuant to an effective registration statement under the Securities Act; (y) the date on which such securities are disposed of pursuant to Rule 144 (or any successor provision) promulgated under the Securities Act; and (z) the date on which such securities cease to be outstanding; and

          (w)  use its commercially reasonable efforts to take all other actions necessary to effect the registration and sale of the Registrable Securities contemplated hereby.

        9.    Registration Expenses.

        All Registration Expenses shall be borne by the Company. For the avoidance of doubt, subject to the proviso in Section 3(c) of this Agreement, all Registration Expenses in connection with any registration initiated as a Demand Registration shall be borne by the Company regardless of whether or not such registration has become effective and whether or not such registration has counted as one of the permitted Long-Form Registrations pursuant to Section 3(c) of this Agreement. All Selling Expenses relating to Registrable Securities registered shall be borne by the selling Holders of such Registrable Securities pro rata on the basis of the number of Registrable Securities sold.

        10.    Indemnification; Contribution.

        (a)    Indemnification by the Company.     The Company agrees to indemnify and hold harmless each Holder of Registrable Securities, the Affiliates, directors, officers, employees, members, managers and agents of each such Holder and each Person who controls any such Holder within the meaning of either the Securities Act or the Exchange Act, to the fullest extent permitted by applicable law, from and against any losses, claims, expenses, damages and liabilities or whatever kind (including legal or other expenses reasonably incurred in connection with investigating, preparing or defending same and the cost of enforcing any right to indemnification hereunder) (collectively, "Losses") to which they or any of them may become subject insofar as such Losses (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement as originally filed or in any amendment thereof, or the Disclosure Package, or any preliminary, final or summary Prospectus or Free Writing Prospectus included in any such Registration Statement, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any other federal law, any state or foreign securities law, or any rule or regulation promulgated under of the foregoing laws, relating to the offer or sale of the Registrable Securities, and in any such case, the Company agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating, preparing or defending any such Loss, claim, damage, liability, action or investigation (whether or not the indemnified party is a party to any proceeding); provided, however, that the Company will not be liable in any case to the extent that any such Loss arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information relating to such Holder furnished to the Company by or on behalf of any such Holder specifically for inclusion therein, including any notice and questionnaire. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

        (b)    Indemnification by the Holders.     Each Holder severally (and not jointly) agrees to indemnify and hold harmless the Company and each of its Affiliates, directors, employees, members, managers and agents and each Person who controls the Company within the meaning of either the Securities Act or the Exchange Act, to the fullest extent permitted by applicable law, from and against any and all Losses to which they or any of them may become subject insofar as such Losses arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement as originally filed or in any amendment thereof, or in the Disclosure Package or any Holder Free Writing Prospectus, preliminary, final or summary Prospectus included in any such Registration Statement, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, to the extent, but only to the extent, that any such untrue statement or alleged untrue statement or omission or alleged omission is contained in any written information relating to such Holder furnished to the Company by or on behalf of such Holder specifically for inclusion therein; provided, however, that the total amount to be indemnified by such Holder pursuant to this Section 10(b) shall be limited to the net proceeds (after deducting underwriters' discounts and commissions) received by such Holder in the offering to which such Registration Statement or Prospectus relates; provided, further, that a Holder shall not be liable in any case to the extent that prior to the filing of any such Registration Statement or Disclosure Package, or any amendment thereof or supplement thereto, such Holder has furnished in writing to the Company, information expressly for use in, and within a reasonable period of time prior to the effectiveness of such Registration Statement or Disclosure Package, or any amendment thereof or supplement thereto which corrected or made not misleading information previously provided to the Company. This indemnity agreement will be in addition to any liability which any such Holder may otherwise have.

        (c)    Conduct of Indemnification Proceedings.     Promptly after receipt by an indemnified party under this Section 10 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 10, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve the indemnifying party from liability under Section 10(a) or Section 10(b) above unless and to the extent such action and such failure results in material prejudice to the indemnifying party and forfeiture by the indemnifying party of substantial rights and defenses; and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in Section 10(a) or Section 10(b) above. The indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, except as provided in the next sentence, after notice from the indemnifying party to such indemnified party of its election to so assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal expenses of other counsel or any other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. Notwithstanding the indemnifying party's rights in the prior sentence, the indemnified party shall have the right to employ one firm of separate counsel (and one local counsel), and the indemnifying party shall bear the reasonable, documented fees, costs and expenses of such separate counsel if:

            (i)  the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with an actual or potential conflict of interest;

           (ii)  the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party;

          (iii)  the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within 10 days after notice of the institution of such action or such earlier time as may be necessary to pursue appropriate defenses, rights, and remedies; or

          (iv)  the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party.

No indemnifying party shall, in connection with any one action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general circumstances or allegations, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all indemnified parties. An indemnifying party shall not be liable under this Section 10 to any indemnified party regarding any settlement or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent is consented to by such indemnifying party, which consent shall not be unreasonably withheld. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement or compromise that (x) does not include as an unconditional term thereof the giving by the claimant or plaintiff therein, to such indemnified party, of a full and final release from all liability in respect to such claim or litigation or (y) includes a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of such indemnified party.

        (d)    Contribution.

            (i)  In the event that the indemnity provided in Section 10(a) or Section 10(b) above is unavailable to or insufficient to hold harmless an indemnified party for any reason, then each applicable indemnifying party agrees to contribute to the aggregate Losses to which such indemnifying party may be subject in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party on the one hand and by the indemnified party on the other from the offering of the Common Stock. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the indemnifying party on the one hand and the indemnified party on the other in connection with the statements or omissions which resulted in such Losses (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party on the one hand or the indemnified party on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

           (ii)  The parties agree that it would not be just and equitable if contribution pursuant to this Section 10(d) were determined by pro rata allocation (even if the Holders of Registrable Securities or any agents or underwriters or all of them were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 10(d). The amount paid or payable by an indemnified party as a result of the Losses (or actions in respect thereof) referred to above in this Section 10(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating, preparing or defending any such action or claim.

          (iii)  For purposes of this Section 10, each Person who controls any Holder of Registrable Securities, agent or underwriter within the meaning of either the Securities Act or the Exchange Act and each director, officer, employee and agent of any such Holder, agent or underwriter shall have the same rights to contribution as such Holder, agent or underwriter, and each Person who controls the Company within the meaning of either the Securities Act or the Exchange Act and each officer and director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this Section 10(d).

        (e)   The provisions of this Section 10 will remain in full force and effect, regardless of any investigation made by or on behalf of any Holder of Registrable Securities or the Company or any of the officers, directors or controlling Persons referred to in this Section 10 hereof, and will survive the transfer of Registrable Securities.

        (f)    To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 10 to the fullest extent permitted by law; provided, however, that: (i) no Person involved in the sale of Registrable Securities which Person is guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) in connection with such sale shall be entitled to contribution from any Person involved in such sale of Registrable Securities who was not guilty of fraudulent misrepresentation; and (ii) contribution by any seller of Registrable Securities shall be limited in amount to the net amount of proceeds received by such seller from the sale of such Registrable Securities pursuant to such Shelf Registration.

        11.    Participation in Underwritten Offering/Sale of Registrable Securities.

        (a)   No Person may participate in any underwritten offering hereunder unless such Person (i) agrees to enter into an underwriting agreement in customary form and provide the representations and warranties, and indemnities to the underwriters and the Company and to sell such Person's securities on the basis provided in any such underwriting agreement and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements; provided that no Holder of Registrable Securities included in any underwritten offering shall be required to make any representations or warranties to the Company or the underwriters (other than representations and warranties regarding (A) such Holder's ownership of its Registrable Securities to be sold or transferred free and clear of liens, (B) such Holder's power and authority to effect, and lack of conflicts in effecting, such transfer and (C) such matters pertaining to compliance with securities laws as may be reasonably requested) or to undertake any indemnification obligations to the Company, except as otherwise provided in Section 10(b) hereof, or to the underwriters, except to the extent of the indemnification being given to the Company and its controlling persons in Section 10(b) hereof.

        (b)   Each Holder agrees that, upon receipt of any notice contemplated in Section 6(a), such Holder will promptly discontinue the disposition of its Registrable Securities pursuant to the applicable Registration Statement.

        12.    Rule 144.

        With a view to making available to the Holders of Registrable Securities the benefits of Rule 144 promulgated under the Securities Act, the Company covenants that it will (a) make available information necessary to comply with Rule 144, if available with respect to resales of the Registrable Securities under the Securities Act, at all times, and (b) take such further action as such Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act (if available with respect to resales of the Registrable Securities), as such rule may be amended from time to time. Upon the reasonable request of any Holder of Registrable Securities, the Company will deliver to such Holder a written statement as to whether it has complied with such information requirements, and, if not, the specific reasons for non-compliance.

        13.    Private Placement

        Except for Section 7(a) and Section 7(b), the Company agrees that nothing in this Agreement shall prohibit the Holders, at any time and from time to time, from selling or otherwise transferring Registrable Securities pursuant to a private placement or other transaction which is not registered pursuant to the Securities Act. To the extent requested by a Holder, the Company shall take all reasonable steps to assist and cooperate with such Holder to facilitate such sale or transfer, including providing reasonable due diligence access to potential purchasers.

        14.    Transfer of Registration Rights.

        The rights of a Holder hereunder may be transferred, assigned, or otherwise conveyed on a pro rata basis in connection with any transfer, assignment, or other conveyance of Registrable Securities to any transferee or assignee (other than a transfer pursuant to a registration statement or under Rule 144 promulgated under the Securities Act, and except with respect to transfers of Demand Registration rights which may be transferred in whole and not in part as provided in Section 3(g)); provided that all of the following additional conditions are satisfied with respect to any transfer, assignment or conveyance of rights hereunder: (a) such transfer or assignment is effected in accordance with applicable securities laws; (b) such transferee or assignee agrees in writing to become subject to the terms of this Agreement by executing a joinder or similar document; and (c) the Company is given written notice by such Holder of such transfer or assignment, stating the name and address of the transferee or assignee, identifying the Registrable Securities with respect to which such rights are being transferred or assigned and specifying whether or not the Demand Registration rights pursuant to Section 3 have been assigned. Any transfer, assignment or other conveyance of the rights of a Holder in breach of this Agreement shall be void and of no effect.

        15.    Amendment, Modification and Waivers; Further Assurances.

        (a)    Amendment.     This Agreement may be amended with the consent of the Company and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company shall have obtained the written consent of each of the Apollo Demand Holders, the HGM Demand Holders and the QPAC Holders to such amendment, action or omission to act; provided that no such amendment, action or omission that adversely affects, alters or changes the rights of any Holder in a manner disproportionate to other similarly situated Holders shall be effective against such Holder without the prior written consent of such Holder.

        (b)    Consents and Actions of Demand Holders.     Subject to Section 3(g) , if any action or consent is requested of the Apollo Demand Holders or the HGM Demand Holders, such action may be taken and any such consent shall be deemed granted if and only if holders of a majority of the Registrable Securities held by the Apollo Demand Holders and holders of a majority of the Registrable Securities held by the HGM Demand Holders s take such action or grant such consent. Notwithstanding the foregoing, any Apollo Demand Holder or HGM Demand Holder may request a Demand Registration, in accordance with the terms of Section 3(a).

        (c)    Effect of Waiver.     No waiver of any terms or conditions of this Agreement shall operate as a waiver of any other breach of such terms and conditions or any other term or condition, nor shall any failure to enforce any provision hereof operate as a waiver of such provision or of any other provision hereof. No written waiver hereunder, unless it by its own terms explicitly provides to the contrary, shall be construed to effect a continuing waiver of the provisions being waived and no such waiver in any instance shall constitute a waiver in any other instance or for any other purpose or impair the right of the party against whom such waiver is claimed in all other instances or for all other purposes to require full compliance with such provision. The failure of any party to enforce any provision of this Agreement shall not be construed as a waiver of such provision and shall not affect the right of such party thereafter to enforce each provision of this Agreement in accordance with its terms.

        (d)    Further Assurances.     Each of the parties hereto shall execute all such further instruments and documents and take all such further action as any other party hereto may reasonably require in order to effectuate the terms and purposes of this Agreement.

        16.    Miscellaneous.

        (a)    Adjustments.     If, and as often as, there are any changes in the Common Stock by way of stock split, stock dividend, combination or reclassification, or through merger, consolidation, reorganization, recapitalization or sale, or by any other means, appropriate adjustment shall be made in the provisions of this Agreement, as may be required, so that the rights, privileges, duties and obligations hereunder shall continue with respect to the Common Stock as so changed.

        (b)    Successors and Assigns.     All covenants and agreements in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto (including any trustee in bankruptcy) whether so expressed or not. In addition, whether or not any express assignment has been made, the provisions of this Agreement which are for the benefit of purchasers or Holders of Registrable Securities are also for the benefit of, and enforceable by, any subsequent Holder of Registrable Securities. No assignment or delegation of this Agreement by the Company, or any of the Company's rights, interests or obligations hereunder, shall be effective against any Holder without the prior written consent of such Holder.

        (c)    Remedies; Specific Performance.     Any Person having rights under any provision of this Agreement shall be entitled to enforce such rights specifically, to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor. The parties hereto agree and acknowledge that money damages would not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief (without posting any bond or other security) in order to enforce or prevent violation of the provisions of this Agreement and shall not be required to prove irreparable injury to such party or that such party does not have an adequate remedy at law with respect to any breach of this Agreement (each of which elements the parties admit). The parties hereto further agree and acknowledge that each and every obligation applicable to it contained in this Agreement shall be specifically enforceable against it and hereby waives and agrees not to assert any defenses against an action for specific performance of their respective obligations hereunder. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies available under this Agreement or otherwise.

        (d)    Notices.     All notices or other communications required or permitted to be given hereunder shall be in writing and shall be delivered by hand, facsimile, electronic mail or postage prepaid mail (registered or certified) or nationally recognized overnight courier service and shall be deemed given when so delivered by hand, facsimile or electronic mail, or if mailed, three days after mailing (one Business Day in the case of overnight courier service), and shall be given to such party at the address or facsimile number specified for such party on Schedule I hereto. If any time period for giving notice or taking action hereunder expires on a day which is a Saturday, Sunday or legal holiday in the State of New York or the jurisdiction in which the Company's principal office is located, the time period shall automatically be extended to the Business Day immediately following such Saturday, Sunday or legal holiday.

        (e)    No Inconsistent Agreements.     The Company shall not hereafter enter into any agreement with respect to its securities which is inconsistent with or violates the rights granted to the Holders of Registrable Securities in this Agreement.

        (f)    Counterparts.     This Agreement may be executed in one or more counterparts, and may be delivered by means of facsimile or electronic transmission in portable document format, each of which shall be deemed to be an original and shall be binding upon the party who executed the same, but all of such counterparts shall constitute the same agreement.

        (g)    Descriptive Headings; Interpretation; No Strict Construction.     The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. Whenever required by the context, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular forms of nouns, pronouns, and verbs shall include the plural and vice versa. Reference to any agreement, document, or instrument means such agreement, document, or instrument as amended or otherwise modified from time to time in accordance with the terms thereof, and, if applicable, hereof. The words "include," "includes" or "including" in this Agreement shall be deemed to be followed by "without limitation." The use of the words "or," "either" or "any" shall not be exclusive. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. All references to laws, rules, regulations and forms in this Agreement shall be deemed to be references to such laws, rules, regulations and forms, as amended from time to time or, to the extent replaced, the comparable successor thereto in effect at the time. All references to agencies, self-regulatory organizations or governmental entities in this Agreement shall be deemed to be references to the comparable successors thereto from time to time.

        (h)    Delivery by Facsimile and Electronic Means.     This Agreement, the agreements referred to herein, and each other agreement or instrument entered into in connection herewith or therewith or contemplated hereby or thereby, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine or other electronic means, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine or other electronic means to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or other electronic means as a defense to the formation or enforceability of a contract and each such party forever waives any such defense.

        (i)    Arm's Length Agreement.     Each of the parties to this Agreement agrees and acknowledges that this Agreement has been negotiated in good faith, at arm's length, and not by any means prohibited by law.

        (j)    Sophisticated Parties; Advice of Counsel.     Each of the parties to this Agreement specifically acknowledges that (i) it is a knowledgeable, informed, sophisticated Person capable of understanding and evaluating the provisions set forth in this Agreement and (ii) it has been fully advised and represented by legal counsel of its own independent selection and has relied wholly upon its independent judgment and the advice of such counsel in negotiating and entering into this Agreement.

        (k)    Attorneys' Fees.     In the event of litigation or other proceedings in connection with or related to this Agreement, the prevailing party in such litigation or proceeding shall be entitled to reimbursement from the opposing party of all reasonable expenses, including reasonable attorneys' fees and expenses of investigation in connection with such litigation or proceeding.

        (l)    FWP Consent.     No Holder shall use a Holder Free Writing Prospectus without the prior written consent of the Company, which consent shall not be unreasonably withheld.

        (m)    Notification of Status.     Each Holder shall provide written notice to the Company within ten Business Days from the first day on which the Holder no longer holds Registrable Securities.

        (n)    Governing Law.     This Agreement and the exhibits and schedules hereto shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of New York or any other jurisdiction) to the extent such rules or provisions would cause the application of the laws of any jurisdiction other than the State of New York.

        (o)    Submission to Jurisdiction.     Any action, suit or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby must be brought and determined in the Supreme Court of the State of New York (or, solely if such courts decline jurisdiction, in United States District Court for the Southern District of New York), and each party hereby irrevocably submits to the exclusive jurisdiction of the aforesaid courts for itself and with respect to its property, generally and unconditionally, in any such action, suit or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such, action, suit or proceeding in any such court or that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

        (p)    Waiver of Jury Trial.     EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (C) IT MAKES SUCH WAIVER VOLUNTARILY AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 16(p).

        (q)    Complete Agreement.     This Agreement and any certificates, documents, instruments and writings that are delivered pursuant hereto, represent the complete agreement between the parties hereto as to all matters covered hereby, and supersedes any prior agreements or understandings among the parties.

        (r)    Severability.     In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

        (s)    Termination.     The obligations of any Holder and of the Company with respect to such Holder, other than those obligations contained in Section 10, shall terminate as soon as both (i) such Holder no longer holds any Registrable Securities and (ii) such Holder is no longer an Affiliate of the Company or otherwise subject to the volume limitations set forth in Rule 144(e) promulgated under the Securities Act or any successor provision.

        (t)    Amendment and Restatement.     The QPAC Registration Rights Agreement is hereby terminated and shall be of no further force and effect and this Agreement shall amend and restate in full the Novitex Registration Rights Agreement.

*    *    *    *    *

        IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Registration Rights Agreement as of the date first written above.

Exela Technologies, Inc.
By:
Name:
Title:

Signature Page for Amended and Restated Registration Rights Agreement

HOLDERS
[Name]
By:
Name:
Title:
Address:
Facsimile:

Signature Page for Amended and Restated Registration Rights Agreement

Quinpario Acquisition Corp. 2 12935 N. Forty Drive, Suite 201 St. Louis, MO 63141 ANNUAL MEETING OF STOCKHOLDERS [•], 2017 YOUR VOTE IS IMPORTANT QUINPARIO ACQUISITION CORP. 2 THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON [•], 2017 The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice and Proxy Statement, dated [•], 2017, in connection with the Annual Meeting to be held at [•] Eastern Time on [•], 2017 at the offices of Kirkland & Ellis LLP, located at 601 Lexington Avenue, New York, New York 10022, and hereby appoints Paul J. Berra III and D. John Srivisal, and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all shares of the common stock of Quinpario Acquisition Corp. 2 (the “Company”) registered in the name provided, which the undersigned is entitled to vote at the Annual Meeting of Stockholders, and at any adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in this Proxy Statement. THIS PROXY, WHEN EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1, 2, 3, 4, 5, 6, 7, 8, 9 AND 10. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on [•], 2017: This notice of meeting and the accompany proxy statement are available at [http://www.cstproxy.com/quinparioacquisitioncorpII/2017] P R O X Y C A R D (Continued and to be marked, dated and signed on reverse side)

Please mark vote as indicated in this example THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2, 3, 4, 5, 6, 7, 8, 9 AND 10. (1) The Business Combination Proposal — Subject to approval of Proposal No. 2, Proposal No. 3 and Proposal No. 6, to consider and vote upon a proposal to approve and adopt the Business Combination Agreement, dated as of February 21, 2017, as it may be amended (the “Business Combination Agreement”), by and among the Company, Quinpario Merger Sub I, Inc., Quinpario Merger Sub II, Inc., Novitex Holdings, Inc., SourceHOV Holdings, Inc. Novitex Parent, L.P, and HOVS LLC and HandsOn Fund 4 I, LLC and certain of their respective affiliates, and the transactions contemplated thereby (the “Business Combination”). • Intention to Exercise Redemption Rights If you intend to exercise your redemption rights please check this box. Checking this box, however, is not sufficient to exercise your redemption rights. You must comply with the procedures set forth in the definitive proxy statement under the heading “2017 Annual Meeting of Quinpario Stockholders—Redemption Rights.” • Shareholder Certification I hereby certify that I am not acting in concert, or as a “group” (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended), with any other stockholder with respect to the shares of common stock of the Company owned by me in connection with the proposed Business Combination. (2) The Nasdaq Proposal — Subject to approval of Proposal No. 1, to consider and act upon a proposal to approve, for purposes of complying with applicable Nasdaq listing rules, the issuance of more than 20% of the issued and outstanding shares of Quinpario Common Stock pursuant to the Business Combination and the PIPE Investment. The Certificate Proposals (Proposals 3, 4, 5, 6 and 7) (3) Proposal 3 — Subject to approval of Proposal No. 1, to consider and act upon a proposed amendment to the Company’s amended and restated certificate of incorporation to authorize an additional 205,000,000 shares of Quinpario Common Stock and an additional 9,000,000 shares of preferred stock. (4) Proposal 4 — To consider and act upon a proposed amendment to the Company’s amended and restated certificate of incorporation to provide that certain provisions of the certificate of incorporation are subject to the Director Nomination Agreements. (5) Proposal 5 — To consider and act upon a proposed amendment to the Company’s amended and restated certificate of incorporation to change the name of the Company from “Quinpario Acquisition Corp. 2” to “Exela Technologies, Inc.” (6) Proposal 6 — Subject to approval of Proposal No. 1, to consider and act upon a proposed amendment to the Company’s amended and restated certificate of incorporation to provide that certain transactions are not “corporate opportunities.” (7) Proposal 7 — To consider and vote upon proposed amendments to the Company’s amended and restated certificate of incorporation, including the deletion of provisions pertaining to the Company prior to its initial business combination, which are, in the judgment of our board of directors, necessary to adequately address the needs of the combined company. FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN REDEMPTION RIGHTS (8) The Director Election Proposal — To consider and vote FOR ALL WITHHOLD FOR ALL ALL EXCEPT upon a proposal to elect: Shlomo Yanai and Dr. John Rutlege to serve as Class A Directors, each with a term that expires at the 2018 annual meeting of stockholders of the combined company; W. Thomas Jagodinski and Ilan Kaufthal to serve as Class B Directors, each with a term that expires at the 2019 annual meeting of stockholders of the combined company and Paul J. Berra III, Eric G. Hotard and Roberto Mendoza to serve as Class C Directors, each with a term that expires at the 2020 annual meeting of stockholders of the combined company. SHAREHOLDER CERTIFICATION 01 - Shlomo Yanai 02 - Dr. John Rutlege 03 - W. Thomas Jagodinski 04 - Ilan Kaufthal 05 - Paul J. Berra III 06 - Eric G. Hotard 07 - Roberto Mendoza To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominees on the line below. FOR AGAINST ABSTAIN (9) The Incentive Plan Proposal — To consider and vote upon a proposal to adopt the 2017 Stock Incentive Plan. FOR AGAINST ABSTAIN (10) The Adjournment Proposal — To consider and vote FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN upon a proposal to adjourn the Annual Meeting of Stockholders to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Annual Meeting, there are not sufficient votes to approve one or more proposals at the Annual Meeting. FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN Dated: , 2017 (Signature) (Signature if held Jointly) Signature should agree with name printed hereon. If stock is held in the name of more than one person, EACH joint owner should sign. Executors, administrators, trustees, guardians, and attorneys should indicate the capacity in which they sign. Attorneys should submit powers of attorney. PLEASE SIGN, DATE AND RETURN THE PROXY IN THE ENVELOPE ENCLOSED TO CONTINENTAL STOCK TRANSFER & TRUST COMPANY. THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE PROPOSAL SET FORTH IN PROPOSALS 1 THROUGH 10 AND WILL GRANT DISCRETIONARY AUTHORITY TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF. THIS PROXY WILL REVOKE ALL PRIOR PROXIES SIGNED BY YOU. X